Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE EASTERN DISTRICT OF VIRGINIA

RICHMOND DIVISION

In re:	)	Chapter 11
)
MOVIE GALLERY, INC., et al.,[1]	)	Case No. 07–33849 (DOT)
)
Debtors.	)	Jointly Administered
)

DISCLOSURE STATEMENT FOR THE FIRST AMENDED JOINT PLAN OF REORGANIZATION OF

MOVIE GALLERY, INC. AND ITS DEBTOR SUBSIDIARIES UNDER CHAPTER 11 OF THE

BANKRUPTCY CODE

THIS IS NOT A SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THE PLAN. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL THE DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL TO THE BANKRUPTCY COURT BUT HAS NOT YET BEEN APPROVED BY THE BANKRUPTCY COURT AT THIS TIME.

Richard M. Cieri (NY 4207122)	Michael A. Condyles (VA 27807)
KIRKLAND & ELLIS LLP	Peter J. Barrett (VA 46179)
Citigroup Center	KUTAK ROCK LLP
153 East 53rd Street	Bank of America Center
New York, New York 10022–4611	1111 East Main Street, Suite 800
Telephone: (212) 446–4800	Richmond, Virginia 23219–3500
Telephone: (804) 644–1700
And

Anup Sathy, P.C. (IL 6230191)
Marc J. Carmel (IL 6272032)
Ross M. Kwasteniet (IL 6276604)
KIRKLAND & ELLIS LLP
200 East Randolph Drive
Chicago, Illinois 60601–6636
Telephone: (312) 861–2000

Co–Counsel to the Debtors

Dated: February 4, 2008

[1]	The Debtors in these proceedings are: Movie Gallery, Inc.; Hollywood Entertainment Corporation; M.G. Digital, LLC; M.G.A. Realty I, LLC; MG Automation LLC; and Movie Gallery US, LLC.

THE VOTING DEADLINE TO ACCEPT OR REJECT THE PLAN IS 4:00 PM [XX], 2008 PREVAILING PACIFIC TIME, UNLESS THE DEBTORS EXTEND THE VOTING DEADLINE PRIOR TO [XX]. TO BE COUNTED, THE VOTING AND CLAIMS AGENT OR SECURITIES VOTING AGENT, AS APPROPRIATE, MUST ACTUALLY RECEIVE YOUR BALLOT ON OR BEFORE THE VOTING DEADLINE.

THE DEBTORS PROVIDE NO ASSURANCE THAT THIS DISCLOSURE STATEMENT (AND THE EXHIBITS HERETO) THAT IS ULTIMATELY APPROVED IN THE CHAPTER 11 CASES (A) WILL CONTAIN ANY OF THE TERMS IN THIS CURRENT DOCUMENT OR (B) WILL NOT CONTAIN DIFFERENT, ADDITIONAL, MATERIAL TERMS THAT DO NOT APPEAR IN THIS DOCUMENT.

THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT, THE PLAN AND ANY EXHIBITS ATTACHED HERETO IS HIGHLY SPECULATIVE, AND SUCH DOCUMENTS SHOULD NOT BE RELIED UPON IN MAKING INVESTMENT DECISIONS WITH RESPECT TO (A) THE DEBTORS OR (B) ANY OTHER ENTITIES THAT MAY BE AFFECTED BY THE CHAPTER 11 CASES.

THE DEBTORS ARE PROVIDING THE INFORMATION IN THIS DISCLOSURE STATEMENT FOR THE JOINT PLAN OF REORGANIZATION OF MOVIE GALLERY, INC. AND ITS DEBTOR SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE TO HOLDERS OF CLAIMS FOR PURPOSES OF SOLICITING VOTES TO ACCEPT OR REJECT THE PLAN AND FOR PURPOSES OF EXERCISING SUBSCRIPTION RIGHTS. NOTHING IN THIS DISCLOSURE STATEMENT MAY BE RELIED UPON OR USED BY ANY ENTITY FOR ANY OTHER PURPOSE.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016(B) OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND IS NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER SIMILAR LAWS. THE SECURITIES DESCRIBED HEREIN (INCLUDING THOSE TO BE ISSUED TO HOLDERS OF 11% SENIOR NOTE CLAIMS WHO PARTICIPATE IN THE RIGHTS OFFERING) WILL BE ISSUED TO CREDITORS WITHOUT REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY SIMILAR FEDERAL, STATE OR LOCAL LAW, AND WILL INSTEAD RELY UPON (A) THE EXEMPTIONS SET FORTH IN SECTION 1145 OF THE BANKRUPTCY CODE TO THE MAXIMUM EXTENT PERMITTED AND APPLICABLE AND (B) TO THE EXTENT THAT 1145 IS EITHER NOT PERMITTED OR NOT APPLICABLE, THE EXEMPTION SET FORTH IN SECTION 4(2) OF THE SECURITIES ACT OR REGULATION D PROMULGATED THEREUNDER. THE DEBTORS RECOMMEND THAT POTENTIAL RECIPIENTS OF ANY SECURITIES PURSUANT TO THE PLAN CONSULT THEIR OWN LEGAL COUNSEL CONCERNING THE SECURITIES LAWS GOVERNING THE TRANSFERABILITY OF ANY SUCH SECURITIES.

THIS DISCLOSURE STATEMENT WAS NOT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE AUTHORITY AND NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE AUTHORITY HAVE PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DISCLOSURE STATEMENT OR UPON THE MERITS OF THE PLAN.

THIS DISCLOSURE STATEMENT MAY CONTAIN “FORWARD LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS CONSIST OF ANY STATEMENT OTHER THAN A RECITATION OF HISTORICAL FACT AND CAN BE IDENTIFIED BY THE USE OF FORWARD LOOKING TERMINOLOGY SUCH AS “MAY,” “EXPECT,” “ANTICIPATE,” “ESTIMATE” OR “CONTINUE” OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY. THE READER IS CAUTIONED THAT ALL FORWARD LOOKING STATEMENTS ARE NECESSARILY SPECULATIVE AND THERE ARE CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THOSE REFERRED TO IN SUCH FORWARD LOOKING STATEMENTS. THE LIQUIDATION ANALYSIS, DISTRIBUTION PROJECTIONS AND OTHER INFORMATION CONTAINED HEREIN AND ATTACHED HERETO ARE ESTIMATES ONLY, AND THE TIMING AND AMOUNT OF ACTUAL DISTRIBUTIONS TO HOLDERS OF ALLOWED CLAIMS MAY BE AFFECTED BY MANY FACTORS THAT CANNOT BE PREDICTED. THEREFORE, ANY ANALYSES, ESTIMATES OR RECOVERY PROJECTIONS MAY OR MAY NOT TURN OUT TO BE ACCURATE.

NO LEGAL OR TAX ADVICE IS PROVIDED TO YOU BY THIS DISCLOSURE STATEMENT. THE DEBTORS URGE EACH HOLDER OF A CLAIM OR AN EQUITY INTEREST TO CONSULT WITH ITS OWN ADVISORS WITH RESPECT TO ANY LEGAL, FINANCIAL, SECURITIES, TAX OR BUSINESS ADVICE IN REVIEWING THIS DISCLOSURE STATEMENT, THE PLAN AND EACH OF THE PROPOSED TRANSACTIONS CONTEMPLATED THEREBY. FURTHERMORE, THE BANKRUPTCY COURT’S APPROVAL OF THE ADEQUACY OF DISCLOSURE CONTAINED IN THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL OF THE MERITS OF THE PLAN.

IT IS THE DEBTORS’ POSITION THAT THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE, AND MAY NOT BE CONSTRUED AS, AN ADMISSION OF FACT, LIABILITY, STIPULATION OR WAIVER. RATHER, HOLDERS OF CLAIMS AND EQUITY INTERESTS AND OTHER ENTITIES SHOULD CONSTRUE THIS DISCLOSURE STATEMENT AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS RELATED TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER PENDING OR THREATENED LITIGATION OR ACTIONS.

NO RELIANCE SHOULD BE PLACED ON THE FACT THAT A PARTICULAR LITIGATION CLAIM OR PROJECTED OBJECTION TO A PARTICULAR CLAIM IS, OR IS NOT, IDENTIFIED IN THE DISCLOSURE STATEMENT. THE DEBTORS OR THE REORGANIZED DEBTORS MAY SEEK TO INVESTIGATE, FILE AND PROSECUTE CLAIMS AND MAY OBJECT TO CLAIMS AFTER THE CONFIRMATION OR EFFECTIVE DATE OF THE PLAN IRRESPECTIVE OF WHETHER THE DISCLOSURE STATEMENT IDENTIFIES ANY SUCH CLAIMS OR OBJECTIONS TO CLAIMS.

THIS DISCLOSURE STATEMENT CONTAINS, AMONG OTHER THINGS, SUMMARIES OF THE PLAN, CERTAIN STATUTORY PROVISIONS, CERTAIN EVENTS IN THE DEBTORS’ CHAPTER 11 CASES AND CERTAIN DOCUMENTS RELATED TO THE PLAN THAT ARE ATTACHED HERETO AND INCORPORATED HEREIN BY REFERENCE. ALTHOUGH THE DEBTORS BELIEVE THAT THESE SUMMARIES ARE FAIR AND ACCURATE, THESE SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY TO THE EXTENT THAT THE SUMMARIES DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS OR EVERY DETAIL OF SUCH EVENTS. IN THE EVENT OF ANY INCONSISTENCY OR DISCREPANCY BETWEEN A DESCRIPTION IN THIS DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS OF THE PLAN OR ANY OTHER DOCUMENTS INCORPORATED HEREIN BY REFERENCE, THE PLAN OR SUCH OTHER DOCUMENTS WILL GOVERN FOR ALL PURPOSES. FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY THE DEBTORS’ MANAGEMENT EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED. THE DEBTORS DO NOT REPRESENT OR WARRANT THAT THE INFORMATION CONTAINED HEREIN OR ATTACHED HERETO IS WITHOUT ANY MATERIAL INACCURACY OR OMISSION.

THE DEBTORS’ MANAGEMENT HAS REVIEWED THE FINANCIAL INFORMATION PROVIDED IN THIS DISCLOSURE STATEMENT. ALTHOUGH THE DEBTORS HAVE USED THEIR REASONABLE BUSINESS JUDGMENT TO ENSURE THE ACCURACY OF THIS FINANCIAL INFORMATION, THE FINANCIAL INFORMATION CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS DISCLOSURE STATEMENT, OTHER THAN THE FINANCIAL STATEMENTS INCLUDED IN THE DEBTORS’ ANNUAL REPORT, HAS NOT BEEN AUDITED.

THE DEBTORS ARE MAKING THE STATEMENTS AND PROVIDING THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT AS OF THE DATE HEREOF, UNLESS OTHERWISE SPECIFICALLY NOTED. ALTHOUGH THE DEBTORS MAY SUBSEQUENTLY UPDATE THE INFORMATION IN THIS DISCLOSURE STATEMENT, THE DEBTORS HAVE NO AFFIRMATIVE DUTY TO DO SO. HOLDERS OF CLAIMS AND EQUITY INTERESTS REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER THAT, AT THE TIME OF THEIR REVIEW, THE FACTS SET FORTH HEREIN HAVE NOT CHANGED SINCE THE DISCLOSURE STATEMENT WAS FILED. HOLDERS OF CLAIMS ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN MUST RELY ON THEIR OWN EVALUATION OF THE DEBTORS AND THEIR OWN ANALYSIS OF THE TERMS OF THE PLAN, INCLUDING, WITHOUT LIMITATION, ANY RISK FACTORS CITED HEREIN, IN DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN.

THE DEBTORS HAVE NOT AUTHORIZED ANY ENTITY TO GIVE ANY INFORMATION ABOUT OR CONCERNING THE PLAN OTHER THAN THAT WHICH IS CONTAINED IN THIS

DISCLOSURE STATEMENT. THE DEBTORS HAVE NOT AUTHORIZED ANY REPRESENTATIONS CONCERNING THE DEBTORS OR THE VALUE OF THEIR PROPERTY OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT.

PRIOR TO DECIDING WHETHER AND HOW TO VOTE ON THE PLAN, EACH HOLDER OF A CLAIM IN A VOTING CLASS SHOULD CONSIDER CAREFULLY ALL OF THE INFORMATION IN THIS DISCLOSURE STATEMENT, INCLUDING THE RISK FACTORS DESCRIBED IN GREATER DETAIL IN SECTION IX HEREIN, “PLAN–RELATED RISK FACTORS AND ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN.”

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	K.	Retention of Jurisdiction	79
	L.	Miscellaneous Provisions	80

VII.	SOLICITATION AND VOTING PROCEDURES		83
	A.	Record Date	83
	B.	Voting Deadline	84
	C.	Solicitation Procedures	84
	D.	Voting and General Tabulation Procedures	86

VIII.	CONFIRMATION PROCEDURES		93
	A.	Confirmation Hearing	93
	B.	Statutory Requirements for Confirmation of the Plan	94
	C.	Contact for More Information	98

IX.	PLAN–RELATED RISK FACTORS AND ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN		98
	A.	Certain Bankruptcy Law Considerations	98
	B.	Risk Factors That May Affect the Value of the Securities to be Issued Under the Plan	100
	C.	Risk Factors That Could Negatively Impact the Debtors’ Business	103
	D.	Risks Associated With Forward Looking Statements	108
	E.	Disclosure Statement Disclaimer	108
	F.	Liquidation Under Chapter 7	110

X.	CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES		110
	A.	Certain United States Federal Income Tax Consequences to Holders of Allowed Claims	111
	B.	Certain United States Federal Income Tax Consequences to the Reorganized Debtors	115

XI.	GLOSSARY OF DEFINED TERMS		117

XII.	CONCLUSION AND RECOMMENDATION		138

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EXHIBITS

Exhibit A	The First Amended Joint Plan of Movie Gallery, Inc. and Its Debtor Subsidiaries Under Chapter 11 of the Bankruptcy Code

Exhibit B	Signed Disclosure Statement Order (with the Solicitation Procedures attached thereto as Exhibit 1)

Exhibit C	Execution Version of Plan Support Agreement

Exhibit D	Liquidation Analysis

Exhibit E	Form of Letter from the Debtors to Holders of Claims

Exhibit F	Financial Projections

Exhibit G	Corporate Structure Chart as of the Commencement Date

Exhibit H	Form of Backstop Rights Purchase Agreement

Exhibit I	Backstop Escrow Agreement

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I. SUMMARY

Movie Gallery, Inc., a debtor and debtor in possession (“Movie Gallery”2 and with its affiliates organized in the United States, all of which are debtors and debtors in possession, the “Debtors”), on behalf of itself and the other Debtors, submits this Disclosure Statement pursuant to section 1125 of the Bankruptcy Code, to Holders of Claims in connection with: (a) the solicitation of votes to accept or reject the First Amended Joint Plan of Reorganization of Movie Gallery, Inc. and Its Debtor Subsidiaries Under Chapter 11 of the Bankruptcy Code, dated February 4, 2008, as the same may be amended from time to time (the “Plan”), which was Filed by the Debtors with the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division (the “Bankruptcy Court”) and (b) the Confirmation Hearing (the “Confirmation Hearing”), which is scheduled for [xx], 2008 at [xx] prevailing Eastern Time (the “Confirmation Hearing Date”). A copy of the Plan is attached hereto as Exhibit A and incorporated herein by reference.

On October 16, 2007 (the “Commencement Date”), each of the Debtors Filed a voluntary petition with the Bankruptcy Court under chapter 11 of the Bankruptcy Code (collectively, the “Chapter 11 Cases”). The Debtors are operating their business and managing their property as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No request for the appointment of a trustee or examiner has been made in these Chapter 11 Cases. On October 18, 2007, the Bankruptcy Court entered an order jointly administering the Debtors’ Chapter 11 Cases pursuant to Bankruptcy Rule 1015(b). On October 18, 2007, the United States Trustee for the Eastern District of Virginia appointed an official committee of unsecured creditors pursuant to section 1102 of the Bankruptcy Code (as the same may be amended from time to time, the “Committee”).

A.	THE PLAN IS SUPPORTED BY ALL KEY CREDITOR CONSTITUENCIES

The Debtors are very pleased that after extensive good faith negotiations, the Plan is supported by all key creditor constituencies in these Chapter 11 Cases. On January 22, 2008, the Debtors announced that key creditor constituencies had entered into an agreement to support the Debtors’ Plan (as defined in Section XI hereof, the “Plan Support Agreement”). The Plan Support Agreement has been signed by: (1) more than 40 different lenders collectively holding more than two-thirds of the debt under the Debtors’ First Lien Credit Facilities; (2) approximately five lenders collectively holding more that half of the debt under the Second Lien Credit Agreement; and (3) Sopris, in its capacity as a Second Lien Lender, as holder of a majority of the debt under the Debtors’ 11% Senior Notes and as the Backstop Party. The Plan Support Agreement augments the consensus the Debtors had built prior to the Commencement Date, when holders of a majority of the debt under Second Lien Credit Agreement and holders of a majority of the debt under the 11% Senior Notes had entered into an agreement to vote in favor of a plan of reorganization (as defined in Section XI hereof, the “Lock Up Agreement”). The Plan Support Agreement and the Lock Up Agreement are discussed in greater detail at Sections V.A and V.B below. Additionally, the Plan is supported by the Official Committee of Unsecured Creditors (the “Committee”). The Debtors, Sopris and the Committee engaged in extensive, arm’s-length negotiations regarding, among other things, the allocation of recoveries under the Plan and reached consensus, that led to the Committee’s agreement to support the Plan. A detailed discussion of those negotiations and the allocation methodology is set forth at Section I.D below.

In addition to securing the support of the Debtors’ key creditor constituents for the Plan, the Debtors and their advisors have also worked very hard during the course of these Chapter 11 Cases to build consensus amongst all the various parties in interest, including, without limitation, the Debtors’ movie studio and video game suppliers, the Debtors thousands of utility providers and the Debtors’ many landlords. The Debtors’ objective throughout these Chapter 11 Cases has been to emerge from bankruptcy as soon as possible and to do everything possible to maintain good relations with their customers, suppliers, landlords, employees and other parties in interest. The Debtors believe that these key objectives have been met thus far in these Chapter 11 Cases and note that these

[2]	All capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section XI herein entitled, “Glossary of Key Terms.” To the extent that a definition of a term in the text of this Disclosure Statement and the definition of such term in the “Glossary of Key Terms” is inconsistent, the definition included in the Glossary of Key Terms shall control.

Chapter 11 Cases have been marked by an almost complete absence of acrimony, litigation and contested hearings. The Debtors and their advisors have spent a tremendous amount of time working behind the scenes to build consensus, to solicit input from the various parties in interest and to manage these Chapter 11 Cases smoothly and efficiently. Now, barely three months after the Commencement Date, the Debtors have garnered the support for the Plan from their key creditor constituencies, have worked cooperatively with their movie studio and video game suppliers to stabilize those key supply relationships, have initiated and will soon complete a comprehensive review of their store lease portfolio and, following Confirmation, will be poised to emerge from bankruptcy as a financially and operationally stronger and more competitive company.

B.	PURPOSE AND EFFECT OF THE PLAN

1.	Restructuring Transactions

The Plan contemplates the following restructuring transactions (described in greater detail in Section V herein, “Summary of the Joint Plan”):

•	the Debtors will enter into the Amended and Restated First Lien Credit Agreement;

•	the Debtors will enter into the Amended and Restated Second Lien Credit Agreement;

•	Sopris will convert approximately $72 million (plus accrued interest thereon) in Second Lien Claims into equity in the Reorganized Debtors;

•	the Debtors’ outstanding $325 million 11% Senior Notes (plus accrued interest thereon), including approximately $174 million held by Sopris, will be converted into equity in the Reorganized Debtors;

•	the $50 million Rights Offering of additional New Common Stock is to be made available to Holders of the 11% Senior Notes, which Rights Offering is to be fully backstopped by Sopris;

•

the Debtors’ General Unsecured Claims and remaining 9.625% Senior Subordinated Notes will be converted into equity in the Reorganized Debtors subject to the Holder’s right to elect, as an alternative, a limited cash-out option as set forth in the Plan; and

•	the Reorganized Debtors will enter into the Exit Facility.[3]

The Debtors must significantly de–leverage their balance sheet and obtain new capital to compete effectively in the challenging Movie and Video Game retail industry. The Debtors believe that the Restructuring Agreements, together with the Plan, accomplish the requisite de–leveraging by, among other things: (a) reducing the Debtors’ total Prepetition Indebtedness by converting more than $400 million in Prepetition Indebtedness into new equity in the Reorganized Debtors; (b) improving cash flows by significantly reducing ongoing interest expense; and (c) providing for the investment of $50 million in new capital through the Rights Offering to (i) fund the Debtors’ emergence from chapter 11 on the terms outlined above, (ii) appropriately capitalize the Reorganized Debtors and (iii) facilitate the implementation of the Debtors’ business plan.

The Debtors believe that any alternative to Confirmation of the Plan, such as conversion of these Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code or any attempt by another party in interest to File a plan, would result in significant delays, litigation and additional costs and, ultimately, would lower the recoveries for Holders of Allowed Claims.

[3]	The Debtors have not yet secured the Exit Facility. The Debtors are currently soliciting prospective lenders regarding their interest in conducting due diligence with respect to providing the Exit Facility. The Debtors are also currently in discussions with Sopris regarding additional support in the amount of approximately $25 million to be provided by Sopris that could be utilized by the Debtors to realize additional liquidity during periods of peak product purchasing. No terms have been agreed to and there are no assurances about the final terms or conditions of such support.

2.	Rights Offering

The Plan contemplates that the Debtors will raise the Rights Offering Amount ($50 million) through the Rights Offering. On the Effective Date, the Debtors will consummate the Rights Offering by offering Holders of 11% Senior Notes the right to purchase shares of New Common Stock under the Rights Offering, as calculated by the Rights Offering Equity Allocation equal to their Pro Rata share of the 11% Senior Notes. Sopris has committed to participate in the Rights Offering by purchasing that number of Rights Offering Shares equal to its Pro Rata share of the 11% Senior Notes (currently estimated to be $175.3 million in principal amount). In addition, Sopris has agreed to act as the Backstop Party for the Rights Offering. In return for its Backstop Commitment, Sopris will receive the Rights Offering Commitment Fee Equity Allocation. The Backstop Commitment provides the necessary assurance that the Rights Offering will generate sufficient proceeds to effectuate the Debtors’ Plan. Accordingly, the Debtors have determined that it is in their best interests to pursue the restructuring contemplated by the Plan Support Agreement and incorporated in the Plan, including the Rights Offering.

3.	Exit Facility

On the Effective Date, the Reorganized Debtors will enter into the Exit Facility to obtain the funds necessary to satisfy the DIP Credit Agreement Claims, make other payments under the Plan and conduct their post–reorganization operations.

4.	New Common Stock

On the Effective Date, or as soon as reasonably practicable thereafter, Reorganized Movie Gallery will issue or reserve for issuance up to 25,000,000 shares of New Common Stock to certain Holders of Allowed Claims in full satisfaction of the Claims pursuant to the terms set forth in the Plan, including, without limitation, pursuant to the Rights Offering and the Backstop Rights Purchase Agreement, subject to dilution as set forth in the Plan.

C.	OVERVIEW OF CHAPTER 11

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. In addition to permitting debtor rehabilitation, chapter 11 promotes equality of treatment for similarly situated holders of claims and equity interests, subject to the priority of distributions prescribed by the Bankruptcy Code.

The commencement of a chapter 11 case creates an estate that comprises all of the legal and equitable interests of the debtor as of the commencement of the chapter 11 case. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a “debtor in possession.”

Consummating a plan is the principal objective of a chapter 11 case. A bankruptcy court’s confirmation of a plan binds the debtor, any entity acquiring property under the plan, any holder of a claim or equity interest in a debtor and all other entities as may be ordered by the bankruptcy court in accordance with the applicable provisions of the Bankruptcy Code, to the terms and conditions of the confirmed plan. Subject to certain limited exceptions, the order issued by the bankruptcy court confirming a plan provides for the treatment of claims and equity interests in accordance with the terms of the confirmed plan.

Prior to soliciting acceptances of a proposed chapter 11 plan, section 1125 of the Bankruptcy Code requires a debtor to prepare a disclosure statement containing information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment regarding acceptance of the chapter 11 plan. This Disclosure Statement is being submitted in accordance with the requirements of section 1125 of the Bankruptcy Code.

D.	SUMMARY TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN

THE FOLLOWING CHART IS A SUMMARY OF THE CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS AND THE POTENTIAL DISTRIBUTIONS UNDER THE PLAN. THE AMOUNTS SET FORTH BELOW ARE ESTIMATES ONLY. REFERENCE SHOULD BE MADE TO THE ENTIRE DISCLOSURE STATEMENT AND THE PLAN FOR A COMPLETE DESCRIPTION OF THE CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS. THE RECOVERIES SET FORTH BELOW ARE PROJECTED RECOVERIES AND ARE THEREFORE SUBJECT TO CHANGE. WHILE THE UNSECURED CLAIM EQUITY ALLOCATION ALLOCATED TO CLASSES 6, 7A, 7B AND 7E HAS AN IMPLIED VALUE OF $100 MILLION, THE ACTUAL MARKET VALUE OF SUCH STOCK MAY BE MATERIALLY LESS OR MATERIALLY MORE THAN $100 MILLION. MOREOVER, WHILE THE HOLDERS OF ALLOWED CLAIMS IN CLASSES 6, 7A, 7B AND 7E ARE ENTITLED TO RECEIVE WARRANTS AND LITIGATION TRUST DISTRIBUTIONS, BECAUSE THOSE ITEMS ARE INHERENTLY DIFFICULT TO VALUE, THE DEBTORS HAVE ASCRIBED NO VALUE TO THOSE ITEMS FOR PURPOSES OF PROJECTING RECOVERIES UNDER THE PLAN. THE ALLOWANCE OF CLAIMS MAY BE SUBJECT TO LITIGATION OR OTHER ADJUSTMENTS, AND ACTUAL ALLOWED CLAIM AMOUNTS MAY DIFFER MATERIALLY FROM THESE ESTIMATED AMOUNTS. FOR A MORE DETAILED DISCUSSION OF THE PROCESS BY WHICH THE PLAN RECOVERIES WERE DETERMINED, INCLUDING THE VARIOUS COMPROMISES AND SETTLEMENTS EMBODIED IN THE PLAN, PLEASE SEE SECTION I.E BELOW, ENTITLED “RECOVERY ANALYSIS.”

SUMMARY OF EXPECTED RECOVERIES

Class	Type of Claim or Equity Interest	Treatment of Claim/Equity Interest	Projected Recovery Under the Plan
1	Other Priority Claims	Paid in full in Cash.	100%

2	Other Secured Claims	Holders of Allowed Other Secured Claims will receive one of the following treatments:	100%

		(1) delivery of the collateral securing the Claim;

		(2) payment of the Cash equivalent of the collateral; or

		(3) other treatment that leaves the Claim reinstated or Unimpaired.

SUMMARY OF EXPECTED RECOVERIES

Class	Type of Claim or Equity Interest	Treatment of Claim/Equity Interest	Projected Recovery Under the Plan
3	First Lien Claims	Holders of Allowed Class 3 Claims will receive their Pro Rata share of the Reorganized Debtors’ obligations under the Amended and Restated First Lien Credit Agreement. The key economic terms of the Amended and Restated First Lien Credit Agreement will include:	100%

•     Term loan interest at the Adjusted Eurodollar Rate plus 1000 basis points, payable (a) in cash at the Adjusted Eurodollar Rate plus 725 basis points beginning on the Effective Date, increasing by 25 basis points on the first anniversary of the Effective Date with additional 25 basis point increases at the end of each six-month period thereafter; and (b) PIK interest of 275 basis points beginning on the Effective Date, decreasing (corresponding with the increases in cash interest) on the first anniversary of the Effective Date with additional 25 basis point decreases at the end of each six-month period thereafter.

		• Letter of credit fees calculated at the Adjusted Eurodollar Rate plus 575 basis points.

		• A cash fee payable on the Effective Date equal to 1.75% of the existing first lien term loan obligations and a PIK fee equal to 0.75% of the then-existing first lien term loan obligations.

•     Additional cash fees equal to 0.5% of the principal amount of the then-existing first lien term loan obligations payable on the 18 month anniversary of the Effective Date and on the 24 month anniversary of the Effective Date.

		• All unpaid interest and fees owed to the First Lien Lenders through the Effective Date will be paid on the Effective Date.

SUMMARY OF EXPECTED RECOVERIES

Class	Type of Claim or Equity Interest	Treatment of Claim/Equity Interest	Projected Recovery Under the Plan
4	Second Lien Claims	Holders of Allowed Reinstated Second Lien Claims will receive their Pro Rata share of the Reorganized Debtors’ obligations under the Amended and Restated Second Lien Credit Agreement (taking into account the Second Lien Conversion). The key economic terms of the treatment of the Second Lien Lenders include:	100%

		• PIK interest on the Effective Date in respect of the Default occurring as a result of the Debtors’ failure to pay the cash interest payment due on September 10, 2007.

•     For all periods after September 10, 2007 through the Effective Date, PIK interest accruing as “Base Rate Loans” (as defined in the Second Lien Credit Agreement) plus the existing PIK margin increase of 75 basis points and the 200 basis point default margin increase.

•     Under the Amended and Restated Second Lien Credit Agreement, PIK interest at a rate equal to the Adjusted Eurodollar Rate plus 1275 basis points beginning on the Effective Date, increasing by 25 basis points on the first anniversary of the Effective Date with additional 25 basis point increases at the end of each six-month period thereafter.

		• Potential for cash interest payments in the event that all then-existing debt under the Amended and Restated First Lien Credit Agreement is refinanced.

•     Additional deferred fees equal to 0.5% of the principal amount of the then-existing obligations under the Amended and Restated Second Lien Credit Agreement due and paid in kind on the 18 month anniversary of the Effective Date and the 24 month anniversary of the Effective Date.

		• Prohibition on the Reorganized Debtors paying any cash dividends until all obligations under the Amended and Restated Second Lien Credit Agreement have been satisfied in full in cash.

		Holders of Allowed Sopris Second Lien Claims will receive the Second Lien Conversion Equity Allocation.

5	Studio Claims	Holders of Allowed Studio Claims will receive the consideration contained in each Holder’s respective Accommodation Agreement.	100%

SUMMARY OF EXPECTED RECOVERIES

Class	Type of Claim or Equity Interest	Treatment of Claim/Equity Interest	Projected Recovery Under the Plan
6	11% Senior Note Claims	Holders of Allowed Class 6 Claims will receive their Pro Rata share of:	22.1%[4]

(1) 75.445% (plus its Reallocated Class 7A Share, if any) of the Unsecured Claim Equity Allocation,

(2) 75.9% (plus its Reallocated Class 7A Share, if any) of the Warrants,

(3) 75.9% (plus its Reallocated Class 7A Share, if any) of the Litigation Trust Distributions, and

(4) the right to participate in the Rights Offering, in an amount as calculated by the Rights Offering Equity Allocation.

7A	General Unsecured Claims against Movie Gallery, Inc.	Each Holder of an Allowed General Unsecured Claim against Movie Gallery, Inc. will receive, in full and final satisfaction of such Allowed Class 7A Claim, at its option, either:	5.964%[5]

(i)     if the Holder’s Equity Allocation Percentage multiplied by the Pre-Money Equity Value does not result in an amount exceeding 9% of its Allowed Claim, at its option, either (1) its Pro Rata share of 0.596% of the Unsecured Claim Equity Allocation, its Pro Rata share of 0.6% of the Warrants and its Pro Rata share of 0.6% of the Litigation Trust Distributions or (2) in exchange for assigning to Sopris such Holder’s Allowed Class 7A Claim and making the Cash-Out Election, an amount in Cash equal to the Cash-Out Value; or

(ii)    if the Holder’s Equity Allocation Percentage multiplied by the Pre-Money Equity Value results in an amount exceeding 9% of its Allowed Claim, at its option, either (1) the portion of the Unsecured Claim Equity Allocation equal to 9% of its Allowed Claim divided by the Pre-Money Equity Value or (2) in exchange for assigning to Sopris such Holder’s Allowed Class 7A Claim and making the Cash-Out Election, an amount in Cash to be paid by Sopris equal to the Cash-Out Value of the portion of Unsecured Claim Equity Allocation described in subpart (1) of this paragraph (not to exceed 4.5% of the amount of its Allowed Claim).

7B	General Unsecured Claims against Movie Gallery US, LLC	Each Holder of an Allowed General Unsecured Claim against Movie Gallery US, LLC will receive, in full and final satisfaction of such Allowed Class 7B Claim, at its option, either:	13.613%[6]

(i)     its Pro Rata share of 6.262% (plus its Reallocated Class 7A Share, if any) of the Unsecured Claim Equity Allocation, its Pro Rata share of 6.3% (plus its Reallocated Class 7A Share, if any) of the Warrants and its Pro Rata share of 6.3% (plus its Reallocated Class 7A Share, if any) of the Litigation Trust Distributions; or

(ii) in exchange for assigning to Sopris such Holder’s Allowed Class 7B Claim and making the Cash-Out Election, an amount in Cash to be paid by Sopris equal to the Cash-Out Value.

[4]	Recovery projection based on an Allowed Class 6 Claim of approximately $341,385,000, estimated as of August 31, 2007.
[5]	The projected recovery under the Plan is based on an estimate of $10 million in Allowed Class 7A Claims. The actual amount of Allowed Class 7A Claims may differ materially from $10 million, and this estimate is not and shall not be deemed an admission by the Debtors that the amount of Allowed Class 7A Claims are $10 million. Because the value allocated to this Class is fixed, the recovery to each Holder of an Allowed Claim in this Class may be materially less if the amount of actual Allowed Claims in this Class is materially higher than the estimated amount.
[6]	The projected recovery under the Plan is based on an estimate of $46 million in Allowed Class 7B Claims. The actual amount of Allowed Class 7B Claims may differ materially from $46 million, and this estimate is not and shall not be deemed an admission by the Debtors that

(Continued...)

SUMMARY OF EXPECTED RECOVERIES

Class	Type of Claim or Equity Interest	Treatment of Claim/Equity Interest	Projected Recovery Under the Plan
7C	General Unsecured Claims against M.G.A. Realty I, LLC	Each Holder of an Allowed General Unsecured Claim against M.G.A. Realty I, LLC will receive, in full and final satisfaction of such Allowed Class 7C Claim, its Pro Rata share of $5,000.	3.333%[7]

7D	General Unsecured Claims against M.G. Digital, LLC	Each Holder of an Allowed General Unsecured Claim against M.G. Digital, LLC will receive, in full and final satisfaction of such Allowed Class 7D Claim, its Pro Rata share of $20,000.	0.702%[8]

7E	General Unsecured Claims and 9.625% Senior Subordinated Note Claims against Hollywood Entertainment Corporation	Each Holder of an Allowed General Unsecured Claim or Allowed 9.625% Senior Subordinated Note Claim against Hollywood Entertainment Corporation will receive, in full and final satisfaction of such Allowed Class 7E Claim, at its option, either :	12.527%[9]

(1)    its Pro Rata share of 17.097% (plus its Reallocated Class 7A Share, if any) of the Unsecured Claim Equity Allocation, its Pro Rata share of 17.2% (plus its Reallocated Class 7A Share, if any) of the Warrants and its Pro Rata share of 17.2% (plus its Reallocated Class 7A Share, if any) of the Litigation Trust Distributions; or

(2) in exchange for assigning to Sopris such Holder’s Allowed Class 7E Claim and making the Cash-Out Election, an amount in Cash to be paid by Sopris equal to the Cash-Out Value.

7F	General Unsecured Claims against MG Automation LLC	Each Holders of an Allowed General Unsecured Claim against MG Automation LLC will receive, in full and final satisfaction of such Allowed Class 7F Claim, its Pro Rata share of $5,000.	3.333%[10]

8	Equity Interests	There will be no distribution to the Holders of Class 8 Equity Interests. Class 8 Equity Interests will be deemed canceled and will be of no further force and effect, whether surrendered for cancellation or otherwise.	0%

9	Intercompany Interests	There will be no distribution to the Holders of Class 9 Intercompany Interests.	0%

the amount of Allowed Class 7B Claims are $46 million. Because the value allocated to this Class is fixed, the recovery to each Holder of an Allowed Claim in this Class may be materially less if the amount of actual Allowed Claims in this Class is materially higher than the estimated amount.

[7]	The projected recovery under the Plan is based on an estimate of $150,000 in Allowed Class 7C Claims. The actual amount of Allowed Class 7C Claims may differ materially from $150,000, and this estimate is not and shall not be deemed an admission by the Debtors that the amount of Allowed Class 7C Claims are $150,000. Because the value allocated to this Class is fixed, the recovery to each Holder of an Allowed Claim in this Class may be materially less if the amount of actual Allowed Claims in this Class is materially higher than the estimated amount.
[8]	The projected recovery under the Plan is based on an estimate of $2.85 million in Allowed Class 7D Claims. The actual amount of Allowed Class 7D Claims may differ materially from $2.85 million, and this estimate is not and shall not be deemed an admission by the Debtors that the amount of Allowed Class 7D Claims are $2.85 million. Because the value allocated to this Class is fixed, the recovery to each Holder of an Allowed Claim in this Class may be materially less if the amount of actual Allowed Claims in this Class is materially higher than the estimated amount.
[9]	The projected recovery under the Plan is based on an estimate of $136,475,145 in Allowed Class 7E Claims. The actual amount of Allowed Class 7E Claims may differ materially from $136,475,145, and this estimate is not and shall not be deemed an admission by the Debtors that the amount of Allowed Class 7E Claims are $136,475,145. Because the value allocated to this Class is fixed, the recovery to each Holder of an Allowed Claim in this Class may be materially less if the amount of actual Allowed Claims in this Class is materially higher than the estimated amount.
[10]	The projected recovery under the Plan is based on an estimate of $150,000 in Allowed Class 7F Claims. The actual amount of Allowed Class 7F Claims may differ materially from $150,000, and this estimate is not and shall not be deemed an admission by the Debtors that the amount of Allowed Class 7F Claims are $150,000. Because the value allocated to this Class is fixed, the recovery to each Holder of an Allowed Claim in this Class may be materially less if the amount of actual Allowed Claims in this Class is materially higher than the estimated amount.

Summary of Claims Held by Sopris: As of the date of this Disclosure Statement, Sopris Holds:

•	approximately $174 in principal amount of 11% Senior Notes (approximately 54% of the aggregate amount outstanding under the 11% Senior Notes);

•	approximately $72 million in Second Lien Claims and (approximately 41% of the aggregate amount outstanding under the Second Lien Credit Agreement); and

•	a small percentage of the First Lien Claims.

Summary of New Common Stock to be Received by Sopris: Under the Plan Sopris will receive approximately 41% of the Unsecured Claim Equity Allocation on account of its 11% Senior Note Claims (54% of the 75.445% of the Unsecured Claim Equity Allocation allocated to Class 6 under the Plan), the Sopris Second Lien Equity Allocation, at least 50% and as much as 100% of the Rights Offering Equity Allocation (depending on how many Holders of Allowed 11% Senior Note Claims elect to participate in the Rights Offering), the Rights Offering Commitment Fee (payable in New Common Stock) and up to an additional approximately 25% of the Unsecured Claim Equity Allocation (depending on how many Holders of Allowed 11% Senior Note Claims exercise the Cash-Out Election. Assuming that current debt holdings do not materially change, the Debtors estimate that as of the Effective Date Sopris will hold between 64% and 85% of the New Common Stock, subject to dilution by future stock issuances, including the issuance of equity, restricted stock or options under the Management and Director Equity Incentive Program, and by the possible exercise of the Warrants.

E.	RECOVERY ANALYSIS

The Debtors, Sopris and the Committee and their respective advisors worked together to develop a framework to determine the appropriate recoveries for the Allowed Claims of the Debtors’ various non-priority unsecured creditor constituencies. After considering the factual and legal foundation for the parties’ respective positions and after reaching a series of settlements and compromises, the parties are in agreement regarding the general methodology by which the Debtors allocated value between the various unsecured creditor constituents. The methodology described herein was used to calculate hypothetical recoveries to the various unsecured creditor constituencies. These calculations were then used as the framework upon which the Debtors, Sopris and the Committee negotiated a settlement regarding, among other things, the allocation of value to certain creditors. The actual recoveries set forth in the Plan are, therefore, the result of a negotiated compromise and settlement, not the result of a strict application of a recovery model or formula. The settlement negotiations, however, were based on an underlying recovery methodology, which was predicated on certain factors and assumptions, discussed in greater detail below.

The substantive assumptions that underlie the recovery analysis include (i) the determination that the Debtors should be treated on a deconsolidated basis, (ii) the attribution of value to each of the Debtors and (iii) the allocation of claims by legal entity. The Debtors’ advisors, in consultation with Sopris and the Committee’s advisors, applied this methodology to determine prospective recoveries for the various unsecured creditor constituents in Classes 6, 7A, 7B, 7C, 7D, 7E and 7F. This discussion describes the critical assumptions and mechanics underlying the recovery analysis methodology and the general conclusions.

Entities. The Debtors are (i) Movie Gallery, Inc., the Debtors’ top-tier holding company and ultimate parent company, (ii) Hollywood Entertainment Corporation, which includes the Hollywood Video and Game Crazy assets and operations, (iii) M.G. Digital, LLC, which includes the online video retail assets and the now shuttered MovieBeam assets, (iv) M.G.A. Realty I, LLC, which holds certain real estate interests, (v) MG Automation LLC, which includes the kiosk assets and operations, and (vi) Movie Gallery US, LLC, which includes the Movie Gallery assets and operations. A chart detailing the Debtors’ corporate organization as of the Commencement Date is attached hereto as Exhibit G. The decision to calculate creditor recoveries on a Debtor-by-Debtor basis and not on a consolidated basis is based on the historical separation of the Movie Gallery and Hollywood Video brands and the relatively independent manner in which the businesses were operated in the periods prior to and following Movie Gallery’s acquisition of Hollywood Entertainment Corporation.

Source of Creditor Distributions. The Plan provides that the existing common stock of Movie Gallery, Inc. will be cancelled and that upon emerging from bankruptcy Movie Gallery, Inc. will issue new common stock (referred to in the Plan as the “New Common Stock”). The Plan provides that Holders of Allowed Claims in Classes 6, 7A, 7B and 7E, collectively, will receive an allocated portion of the New Common Stock on account of their Allowed Claims, as well as the Warrants to be issued under the Plan and any net proceeds realized by the Litigation Trust to be established by the Plan, except to the extent such Holders make the Cash-Out Election, described in greater detail below.11 In addition to the Holders of Allowed Claims in Classes 6, 7A, 7B and 7E, certain other creditors and investors will receive a portion of the New Common Stock. First, Sopris has agreed to convert its Second Lien Claims into New Common Stock. Second, the Debtors will conduct a rights offering (referred to in the Plan as the “Rights Offering”), pursuant to which the Debtors will offer holders of 11% Senior Note Claims the right to purchase up to $50 million worth of New Common Stock. Sopris has committed to purchase any unsold shares offered through the Rights Offering, thereby ensuring that the Debtors will raise the full $50 million sought through the Rights Offering. Third, Imperial Capital LLC will receive 0.6% of the Unsecured Claim Equity Allocation.

For purposes of the Plan, the value of the portion of the New Common Stock allocated to Holders of Allowed Claims in Classes 6, 7A, 7B and 7E is assumed to be $100 million. The Plan refers to this $100 million of implied unsecured creditor value as the “Pre-Money Equity Value” and refers to the New Common Stock issued on account of the Pre-Money Equity Value as the “Unsecured Claim Equity Allocation.” The words “Pre-Money” in the defined term were used just as a short-hand to connote that this value is before taking account of the new money from the Rights Offering and before taking account of the conversion of the Sopris Second Lien Claims into New Common Stock through the Plan. This $100 million implied valuation is the result of an arm’s-length negotiation and compromise between the Debtors, Sopris and the Committee, and is not the result of the application of a traditional valuation methodology, such as a “discounted cash flow,” “comparable company” or “EBITDA multiple” analysis. The Debtors believe that this $100 million implied valuation is fair and reasonable under the circumstances, and despite the fact that the basic terms of the Plan have been well publicized and publicly available since the time of the Commencement Date, the Debtors have not received and are not aware of any other restructuring proposals that would provide more value to unsecured creditors than the value offered through the Plan. Moreover, as described in greater detail below, the $100 million value ascribed by the Plan to the Unsecured Claim Equity Allocation is further supported by the fact that Sopris is converting its Second Lien Claims into New Common Stock and is committing to backstop the $50 million Rights Offering on the assumption that the Unsecured Claim Equity Allocation is actually worth $100 million. This means that when the New Common Stock is allocated between the Rights Offering, the Sopris Second Lien Claims and the Unsecured Claim Equity Allocation, the Unsecured Claim Equity Allocation receives a pro rata share of the New Common Stock, sharing on a dollar-for-dollar basis based upon (i) the actual $50 million of new value being invested through the Rights Offering, (ii) the actual amount of the Sopris Second Lien Claims (which are being converted into New Common Stock under the Plan) and (iii) the implied $100 million value of the Unsecured Claim Equity Allocation allocated to Holders of Allowed Claims in Classes 6, 7A, 7B and 7E.

When determining how the New Common Stock would be allocated, the Debtors ascribed $100 million in value to the Unsecured Claim Equity Allocation, ascribed full value to the Sopris Second Lien Claims being converted into New Common Stock and ascribed full value to the $50 million investment to be made through the Rights Offering. Additionally, the Debtors ascribed full value to a $1.15 million fee (the “Rights Offering Commitment Fee”) payable to Sopris in New Common Stock, in connection with the Rights Offering. The Debtors then aggregated these different amounts together to derive the assumed total value of the New Common Stock. This amount is referred to in the Plan as the “Adjusted Equity Value.”

[11]	For purposes of this analysis and for purposes of projecting hypothetical creditor recoveries, the Debtors have not attempted to ascribe value to the Warrants or to proceeds from the Litigation Trust.

For illustration purposes only, and without accounting for anticipated future dilution of the New Common Stock (including as a result of the Management and Director Equity Incentive Program), assuming that the value of the Sopris Second Lien Claims is approximately $81.7 million (approximately $72.2 million as of the Commencement Date plus approximately $9.5 million of accrued and PIK interest through April 30, 2008), the Adjusted Equity Value would be approximately $233.0 million ($100 million Pre-Money Equity Value plus $81.7 million Sopris Second Lien Claims plus $50 million Rights Offering plus $1.15 million rights offering fees). Therefore, for illustration purposes only, allocation of New Common Stock on the Effective Date in this hypothetical situation would be as follows:

•	Unsecured Claim Equity Allocation: 42.9% of the New Common Stock ($100 million divided by $233 million);

•	Sopris Second Lien Claims: 35.1% of the New Common Stock ($81.7 million divided by $233 million);

•	Rights Offering Participants: 21.5% of the New Common Stock ($50 million divided by $233 million);

•	Sopris Rights Offering Commitment Fee: 0.5% of the New Common Stock ($1.15 million divided by $233 million).

The New Common Stock issued under the Plan will be subject to dilution by future stock issuances and by the possible exercise of the Warrants. Notably, 10% of the New Common Stock will be set aside under the Plan for the issuance of equity, restricted stock or options under the Management and Director Equity Incentive Program to the directors and officers of Movie Gallery after Movie Gallery emerges from bankruptcy, which grants or awards will be subject to approval by the New Board of Reorganized Movie Gallery.

Allocation of $100 Million Pre-Money Equity Value Based on EBITDA Contributions. Having determined what portion of the New Common Stock to allocate to the Unsecured Claim Equity Allocation, the Debtors next needed to determine the appropriate allocation of the Unsecured Claim Equity Allocation as between the various Holders of Allowed Claims in Classes 6, 7A, 7B, 7C, 7D, 7E and 7F. The recovery analysis begins by allocating the Unsecured Claim Equity Allocation to the various Debtor-entities based on the relative EBITDA contributions of the various Debtor-entities. Without any EBITDA-generating assets at Movie Gallery, Inc., no distributable value is ascribed to that entity on an EBITDA basis. Similarly, because M.G. Digital, LLC MG Automation LLC and M.G.A. Realty I do not generate EBITDA, no distributable value is ascribed to these entities based on EBITDA. The only EBITDA-generating entities are Movie Gallery US and Hollywood and, thus, the recovery analysis begins by splitting distributable value between these entities using a weighting system premised on projected 2007 and 2008 EBITDA contributions, with a heavier weighting ascribed to projected 2008 EBITDA. As a result, approximately 66% of the total distributable value (or approximately $66 million of the $100 million of implied Plan value allocated to prepetition, non-priority unsecured creditors) was initially estimated to reside at Movie Gallery US, and the remaining 34% (or approximately $34 million of the $100 million of implied Plan value allocated to prepetition, non-priority unsecured creditors) was initially estimated to reside at Hollywood.

Adjustments to EBITDA-Based Allocation. Even though M.G. Digital, LLC, MG Automation LLC, M.G.A. Realty I, LLC and Movie Gallery, Inc. do not generate EBITDA, as part of the settlement between the Debtors, Sopris and the Committee and as part of the compromise and settlement embodied in the Plan, the Plan nonetheless accords some recovery to Holders of Allowed Claims against each of those entities. M.G. Digital, LLC, MG Automation LLC and M.G.A. Realty I, LLC are each allocated a nominal amount of cash for distribution to Holders of Allowed Claims against each of those entities. The allocation of New Common Stock to Movie Gallery, Inc. was considered in light of the Intercompany Claims, which have been factored into the analysis as discussed below.

Claims Allocation. The Debtors next estimated the amount of Allowed unsecured Claims at each Debtor-entity. General Unsecured Claims are ascribed to the Debtor-entities based upon the entity that incurred such Claims. Claims that could not be directly attributed to a specific Debtor or which could be asserted against the Debtors jointly and severally were allocated using the same weightings that were initially used to initially distribute value on an EBITDA basis (i.e., 66% to Movie Gallery US and 34% to Hollywood Entertainment Corporation). Based on information available at the time of the analysis, the aggregate amount of prepetition, non-priority unsecured claims is estimated to be approximately $46 million at Movie Gallery US, LLC and $137 million at Hollywood Entertainment Corporation, reflecting the Debtors’ best estimates for rejection damage claims on account of the expected rejections of unexpired leases and executory contracts, litigation and employee claims, non-studio accounts payable and other accrued prepetition liabilities subject to compromise. This analysis also ascribes approximately $10 million of estimated Allowed General Unsecured Claims against Movie Gallery, Inc. Although there is no distributable value ascribed to Movie Gallery, Inc. based on EBITDA contribution, the estimated Allowed Claims against Movie Gallery, Inc. are not disregarded because Movie Gallery, Inc. has an Intercompany Claim (discussed below) against Hollywood Entertainment Corporation that is assumed to generate some value for Movie Gallery, Inc. creditors.

The Intercompany Claims that are factored into the recovery analysis include: (i) a $307 million Hollywood Entertainment Corporation claim against Movie Gallery US, LLC resulting from Hollywood’s purchase of goods and services on behalf of Movie Gallery US, LLC; (ii) a $155 million Movie Gallery US, LLC claim against Movie Gallery Inc., resulting from Movie Gallery US, LLC’s purchases of goods and services on behalf of Movie Gallery, Inc.; and (iii) a $522 million Movie Gallery, Inc. claim against Hollywood Entertainment Corporation, resulting from Movie Gallery, Inc.’s repayment of Hollywood Entertainment Corporation bank debt and unsecured notes at the time of Movie Gallery, Inc.’s acquisition of Hollywood Entertainment Corporation. These claim balances are estimates as of August 31, 2007. These claims are employed in the recovery analysis to gain a general understanding of the impact that Intercompany Claims could have on allocating value between the various Debtor-entities, and this understanding factored into the negotiations and eventual settlement between the Debtors, Sopris and the Committee, including the allocation of distributable value to the Holders of Claims against Movie Gallery, Inc., including Class 6 and Class 7A Claims. For purposes of the actual distributions under the Plan, however, the Debtors will not receive recoveries on account of Intercompany Claims, other than as part of the settlement and compromise used to determine allocable value under the recovery analysis.

Breakdown of Unsecured Claims Equity Allocation. Based on the foregoing methodology and the settlements and compromises embodied in the Plan: Holders of Allowed 11% Senior Note Claims in Class 6 will receive their Pro Rata share of 75.445% of the Unsecured Claim Equity Allocation; Holders of Allowed General Unsecured Claims against Movie Gallery, Inc. in Class 7A will receive their Pro Rata share of 0.596% of the Unsecured Claim Equity Allocation; Holders of Allowed General Unsecured Claims against Movie Gallery US, LLC in Class 7B will receive their Pro Rata share of 6.262% of the Unsecured Claim Equity Allocation and Holders of Allowed General Unsecured Claims against Hollywood Entertainment Corporation in Class 7E will receive their Pro Rata share of 17.097% of the Unsecured Claims Equity Allocation (except to the extent such Holders make the Cash-Out Election). Holders of Allowed Claims in Classes 6, 7A, 7B and 7E are also entitled to receive similar percentages of the Warrants and proceeds from the Litigation Trust, but due to the speculative nature of the value of the Warrants and proceeds from the Litigation Trust, the Debtors have not ascribed any value to those items for purposes of calculating projected recoveries. Additionally, by agreement with the Committee, Imperial Capital LLC, the Committee’s financial advisors, are to receive 0.6% of the Unsecured Claim Equity Allocation, reducing by that percentage the New Common Stock otherwise allocable to Classes 6, 7A, 7B and 7E.

Estimated Recoveries. Based on the methodology described above and the subsequent negotiations undertaken to reach a settlement, Holders of Allowed 11% Senior Note Claims in Class 6 are estimated to recover approximately 22.1% of the amount of their Allowed Claims. This recovery is less than the recovery that Class 6 would have received if the 11% Note Claims were asserted in their full amount against each Debtor-entity based on the Claim estimates set forth herein, but represents a settlement of any challenge to the ability of the Holders of Allowed Class 6 Claims to assert the full amount of their Allowed Claims at each Debtor and facilitates a consensual Plan. Based on the Debtors’ estimates of Allowed Claim amounts at each of the various Debtor-entities, if the Holders of the 11% Senior Note Claims successfully asserted the full face amount of their Allowed Claims against each Debtor-entity, the Debtors estimate that the Holders of the 11% Senior Note Claims would have been entitled to approximately 85% of the Unsecured Claim Equity Allocation, which would have resulted in a projected recovery for Class 6 of approximately 24.9% on account of their Allowed Claims and which would have enhanced the aggregate value of their recovery under the Plan by approximately $10 million compared with their estimated recovery under the Plan as proposed. Through the series of compromises and settlements embodied in the Plan, the Holders of the 11% Senior Note Claims are limited in their recovery to 75.445% of the Unsecured Claim Equity Allocation. Holders of Allowed Claims in Class 7A are expected to realize an approximate 6.0% recovery, which is higher than the recovery that would be provided on an EBITDA contribution basis. Holders of Allowed Claims in Class 7B will realize an estimated recovery of 13.6%, which is higher than the recovery calculated using the methodology described above, but was negotiated as part of the settlements and compromises agreed to in the Plan. Although no distributable value is ascribed to M.G.A. Realty I, M.G. Digital, LLC or MG Automation LLC (resulting in no calculated recovery to creditors at these entities), Class 7C, 7D and 7F creditors will receive, in aggregate, $5,000, $20,000 and $5,000, respectively, in order to facilitate a consensual Plan. While it is possible that M.G.A. Realty I, M.G. Digital, LLC and MG Automation LLC may have assets of value notwithstanding that they do not generate EBITDA, Holders of Allowed First Lien Claims and Allowed Second Lien Claims could have recovered from such value, and therefore the cash amounts allocated to Classes 7C, 7D and 7F represent a compromise and settlement. Holders of Allowed Claims in Class 7E are estimated to recover 12.5% under the Plan, which is higher than the recovery calculated using the methodology described above, but was negotiated as part of the settlements and compromises agreed to in the Plan.

Because recovery projections are based on assumptions with respect to both (a) the value of the New Common Stock available for distribution and (b) the amount of Allowed Claims that will be entitled to share in such New Common Stock, actual individual creditor recoveries may differ materially from the projections contained in this Disclosure Statement. The portion of the Unsecured Claim Equity Allocation allocated to Classes 6, 7A, 7B and 7E under the Plan is fixed and will not change, regardless of the actual amount of Allowed Claims in those Classes (except for a reallocation to Classes 6, 7B and 7E if a Holder of a Class 7A Claim would otherwise receive more than a 9% recovery based on the implied values set forth herein). If, for example, the actual amount of Allowed General Unsecured Claims in Class 7A, 7B or 7E materially exceeds the Debtors’ estimates of the Allowed Claims at those entities, individual Holders of Allowed Claims against those entities will receive a smaller recovery on account of their Allowed Claims. Conversely, if the actual amount of Allowed General Unsecured Claims in Classes 7A, 7B or 7E is materially less than the Debtors’ estimates of the Allowed Claims at those entities, Holders of Allowed Claims against those entities will receive a larger recovery on account of their Allowed Claims (subject to a cap of 9% of their Allowed Claims for Class 7A based on the implied values set forth herein). The cap for Class 7 A Claims recovery is provided in light of the high uncertainty as to the amount of Allowed Claims in such Class and the settlement of the allocation of value to Class 7A based primarily upon an Intercompany Claim consisting of the parent company’s payment of debt of its acquired subsidiary.

Sopris Cash-Out Election.

Recognizing that Holders of Allowed General Unsecured Claims in Classes 7A, 7B and 7E may prefer to receive cash instead of New Common Stock, Sopris has agreed to provide up to $10 million to fund an alternate recovery that may be elected by such creditors. This option is referred to in the Plan as the “Cash-Out Election.” The amount of cash that will be made available to any individual creditor who elects this cash option will be capped at no more than 50% of the value ascribed by the Plan to the New Common Stock that such creditor would be entitled to receive on account of its Allowed Claim. Depending on how many Holders of Allowed Claims elect this cash option in lieu of receiving their allocation of New Common Stock, the amount of cash that will be made available may be less than 50% of the value ascribed by the Plan to the New Common Stock that such creditor would be entitled to receive on account of its Allowed Claim. The Debtors estimate that the likely range of the cash election will be between 42% and 50% of the value ascribed by the Plan to the New Common Stock that such creditor would be entitled to receive on account of its Allowed Claim. This election is to be made in connection with voting on the Plan before the number of electing creditors can be known. Nonetheless, this election is irrevocable. In exchange for electing this cash-out option, each electing creditor must agree to assign its Allowed Claim to Sopris, after which Sopris will be entitled to receive the distribution of New Common Stock and other consideration allocated to such Allowed Claim under the Plan.

Warrants.

In addition to the allocation of the Unsecured Claim Equity Allocation, Holders of Allowed Claims in Classes 6, 7A, 7B and 7E will also receive a distribution of Warrants to be issued under the Plan (the “Warrants”). The Warrants will give holders the right to purchase, in the aggregate, 5% of the fully-diluted New Common Stock at an exercise price equal to 200% of the Rights Offering Exercise Price, with a term of 7 years. The terms and conditions of the Warrants will be described more fully in the Warrant Agreement, which will be filed as part of the Plan Supplement and will include provisions permitting the cashless exercise of the warrants and customary anti-dilution provisions other than as to dilution by the issuance of options, equity or equity-based grants in connection with the Reorganized Debtors’ Management and Director Equity Incentive Program. The allocation of the Warrants as between Classes 6, 7A, 7B and 7E followed the same methodology as the allocation of the Unsecured Claim Equity Allocation described above, provided that no reduction was required for any allocation to Imperial Capital LLC. In sum, Holders of Allowed Claims in Class 6 will receive 75.9% of the Warrants, Holders of Allowed Claims in Class 7A will receive 0.6% of the Warrants, Holders of Allowed Claims in Class 7B will receive 6.3% of the Warrants and Holders of Allowed Claims in Class 7E will receive 17.2% of the Warrants.

F.	ENTITIES ENTITLED TO VOTE ON THE PLAN

Under the provisions of the Bankruptcy Code, not all holders of claims against and equity interests in a debtor are entitled to vote on a chapter 11 plan. Holders of Claims that are not Impaired by the Plan are deemed to accept the Plan under section 1126(f) of the Bankruptcy Code and, therefore, are not entitled to vote on the Plan.

The Classes of Claims and Equity Interests classify Claims and Equity Interests for all purposes, including voting, Confirmation and distribution pursuant to the Plan and sections 1122 and 1123(a)(1) of the Bankruptcy Code. The Plan deems a Claim or an Equity Interest to be classified in a particular Class only to the extent that the Claim or the Equity Interest qualifies within the description of that Class and will be deemed classified in a different Class to the extent that any remainder of the Claim or Equity Interest qualifies within the description of a different Class.

SUMMARY OF STATUS AND VOTING RIGHTS

Class	Claim	Status	Voting Rights
1	Other Priority Claims	Unimpaired	Deemed to Accept
2	Other Secured Claims	Unimpaired	Deemed to Accept
3	First Lien Claims	Impaired	Entitled to Vote
4	Second Lien Claims	Impaired	Entitled to Vote
5	Studio Claims	Impaired	Entitled to Vote
6	11% Senior Note Claims	Impaired	Entitled to Vote
7A	General Unsecured Claims against Movie Gallery, Inc.	Impaired	Entitled to Vote
7B	General Unsecured Claims against Movie Gallery US, LLC	Impaired	Entitled to Vote
7C	General Unsecured Claims against M.G.A. Realty I, LLC	Impaired	Entitled to Vote
7D	General Unsecured Claims against M.G. Digital, LLC	Impaired	Entitled to Vote
7E	General Unsecured Claims and 9.625% Senior Subordinated Note Claims against Hollywood Entertainment Corporation	Impaired	Entitled to Vote
7F	General Unsecured Claims against MG Automation LLC	Impaired	Entitled to Vote
8	Equity Interests in Movie Gallery, Inc.	Impaired	Deemed to Reject
9	Intercompany Interests	Impaired	Deemed to Reject

The following sets forth the Classes that are entitled to vote on the Plan and the Classes that are not entitled to vote on the Plan:

•

The Debtors are NOT seeking votes from the Holders of Claims in Classes 1 or 2 because those Classes, and the Claims of any Holders in those Classes, are Unimpaired under the Plan. Pursuant to section 1126(f) of the Bankruptcy Code, those Classes are conclusively presumed to have accepted the Plan.

•

The Debtors are NOT seeking votes from the Holders of Equity Interests in Movie Gallery, Inc. in Class 8 or from the Holders of Intercompany Interests in Class 9. Instead, the Debtors request Confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to Classes 8 and 9. Classes 8 and 9 are Impaired and will receive no distribution under the Plan. Pursuant to section 1126(g) of the Bankruptcy Code, Classes 8 and 9 are presumed to have rejected the Plan.

•

The Debtors ARE soliciting votes to accept or reject the Plan from Holders of Claims in Classes 3, 4, 5, 6, 7A, 7B, 7C, 7D, 7E and 7F (“the Voting Classes”), because Allowed Claims in the Voting Classes are Impaired under the Plan and will receive distributions under the Plan. Accordingly, Holders of Allowed Claims in the Voting Classes have the right to vote to accept or reject the Plan.

For a detailed description of the Classes of Claims and the Classes of Equity Interests, as well as their respective treatment under the Plan, see Article III of the Plan.

G.	SOLICITATION PROCESS

1.	Voting and Claims Agent and Securities Voting Agent

The Debtors retained Kurtzman Carson Consultants LLC to, among other things, act as solicitation agent in connection with the solicitation of votes to accept or reject the Plan (the “Voting and Claims Agent”). In addition to the solicitation efforts conducted by the Voting and Claims Agent, solicitation efforts will be conducted by Financial Balloting Group, LLC (the “Securities Voting Agent”) with respect to the solicitation of votes of Holders of Claims based on publicly–traded Securities. The Securities Voting Agent will also serve as the Rights Offering subscription agent.

The Voting and Claims Agent, with the assistance of the Securities Voting Agent, is authorized to assist the Debtors in the following: (a) distributing the Solicitation Packages; (b) receiving, tabulating and reporting on Ballots and Master Ballots cast to accept or reject the Plan; (c) responding to inquiries from Holders of Claims and other Entities relating to the Disclosure Statement, the Plan, the Ballots and the Master Ballots, the Solicitation Procedures and all other matters related thereto, including, without limitation, the procedures and requirements for voting to accept or reject the Plan and for objecting to the Plan; (d) soliciting votes on the Plan; (e) if necessary, contacting creditors and Holders of Claims regarding the Plan; and (f) Filing a Voting Report prior to the Confirmation Hearing.

2.	Solicitation Package

The following documents and materials will constitute the solicitation package (the “Solicitation Package”):

•

a cover letter: (a) describing the contents of the Solicitation Package and instructions on how paper copies of any materials that may be provided in CD–ROM format can be obtained at no charge; (b) explaining that the Plan Supplement will be filed on or before 5 Business Days before the Confirmation Hearing; and (c) urging the Holders in each of the Voting Classes to vote to accept the Plan;

•	if applicable, a letter from the Debtors’ significant constituents urging the Holders in each of the Voting Classes to vote to accept the Plan;

•	the Disclosure Statement Order (with the Solicitation Procedures attached as Exhibit 1 thereto);

•	an appropriate form of Ballot and/or Master Ballot and Ballot Instructions and/or Master Ballot Instructions, as appropriate (with a pre–addressed, postage prepaid return envelope);

•	the Confirmation Hearing Notice;

•	the approved form of the Disclosure Statement (with the Plan attached as Exhibit A thereto) in either paper or CD–ROM copy; and

•	such other materials as the Bankruptcy Court may direct.

3.	Distribution of the Solicitation Package

Through the Voting and Claims Agent, the Debtors intend to distribute the Solicitation Packages no less than 28 calendar days before the Voting Deadline (the “Solicitation Date”). The Debtors submit that distribution of the Solicitation Packages at least 28 calendar days prior the Voting Date will provide the requisite materials to Holders of Claims entitled to vote on the Plan in compliance with Bankruptcy Rules 3017(d) and 2002(b). The Debtors will make every reasonable effort to ensure that Holders who have more than one Allowed Claim in a single voting Class receive no more than one Solicitation Package.

The Solicitation Package will be being distributed to Holders of Claims in Voting Classes as of the Record Date. Holders of Class 6 Claims as of the Record Date will also receive a Subscription Form in addition to the Solicitation Package. The Solicitation Package will be distributed in accordance with the Solicitation Procedures. The Solicitation Procedures are annexed as Exhibit 1 to the Disclosure Statement Order. The Solicitation Package (except the Ballots and Master Ballots) may also be obtained: (a) from the Debtors’ Voting and Claims Agent (i) at its website at www.kccllc.net/moviegallery, (ii) by writing to Movie Gallery Balloting Center, c/o Kurtzman Carson Consultants LLC, 2335 Alaska Avenue, El Segundo, California 90245, (iii) by calling (888) 647–1730 or (iv) by emailing moviegalleryinfo@kccllc.com; or (b) for a fee via PACER at http://www.vaeb.uscourts.gov/.

4.	Distribution of Materials to the Core Group, the 2002 List and Government Agencies

The Core Group, the 2002 List as of the Record Date, the Internal Revenue Service and the Securities and Exchange Commission will be served either paper copies of or a CD–ROM containing the Disclosure Statement Order, the Disclosure Statement and all exhibits to the Disclosure Statement, including the Plan. Any Entity that is served a CD–ROM but desires a paper copy of these documents may obtain a copy (a) from the Debtors’ Voting and Claims Agent (i) at its website at www.kccllc.net/moviegallery, (ii) by writing to Movie Gallery Balloting Center, c/o Kurtzman Carson Consultants LLC, 2335 Alaska Avenue, El Segundo, California 90245, (iii) by calling (888) 647–1730, or (iv) by emailing moviegalleryinfo@kccllc.com or (b) for a fee via PACER at http://www.vaeb.uscourts.gov/.

5.	Publication of the Solicitation Notice

Following the Disclosure Statement Hearing, the Debtors will publish the Solicitation Notice, which will contain, among other things, the Plan Objection Deadline, the Voting Deadline and the date that the Confirmation Hearing is first scheduled, in the following publications: USA Today, the National Edition of The Wall Street Journal and The Washington Post on a date no fewer than 15 days prior to the Voting Deadline.

6.	Distribution of the Plan Supplement

The Plan Supplement will be Filed by the Debtors no later than 5 Business Days before the Confirmation Hearing (the “Plan Supplement Filing Date”). When Filed, the Plan Supplement will be made available on the Case Website. The Debtors will not serve paper or CD–ROM copies of the Plan Supplement. However, parties may obtain a copy of the Plan Supplement (a) from the Debtors’ Voting and Claims Agent (i) at its website at www.kccllc.net/moviegallery, (ii) by writing to Movie Gallery Balloting Center, c/o Kurtzman Carson Consultants LLC, 2335 Alaska Avenue, El Segundo, California 90245, (iii) by calling (888) 647–1730, or (iv) by emailing moviegalleryinfo@kccllc.com or (b) for a fee via PACER at http://www.vaeb.uscourts.gov/.

H.	VOTING PROCEDURES

1.	Record Date

The Record Date is the close of business on February 5, 2008. The Record Date is the date on which the following will be determined: (a) the Holders of Claims (including holders of bonds, debentures, notes and other securities) that are entitled to receive the Solicitation Package in accordance with the Solicitation Procedures; (b) the Holders of Claims and certain other creditors with interests in the Debtors’ leases of nonresidential real property as set forth in the Solicitation Procedures, that are entitled to vote to accept or reject the Plan; (c) whether Claims have been properly assigned or transferred to an assignee pursuant to Bankruptcy Rule 3001(e) such that the assignee can vote as the Holder of a Claim; and (d) the Holders of 11% Senior Notes allowed to participate in the Rights Offering.

2.	Voting Deadline

The Voting Deadline is 4:00 p.m. prevailing Pacific Time on [xx], 2008. To be counted as votes to accept or reject the Plan, all Ballots and Master Ballots, as applicable, must be properly executed, completed and delivered by using the return envelope provided or by delivery by: (a) first class mail; (b) overnight courier; or (c) personal delivery, so that they are actually received no later than the Voting Deadline by the Voting and Claims Agent, Kurtzman Carson Consultants LLC (“KCC”), or, with respect to Claims based on publicly-traded Securities, by the Securities Voting Agent, Financial Balloting Group, LLC (“FBG”). The Ballots and Master Ballots will clearly indicate the appropriate return address (or, in the case of Securities, instructions for the proper return of Master Ballots). Ballots and Master Ballots returnable to KCC should be sent to: Movie Gallery Balloting Center, c/o Kurtzman Carson Consultants LLC, 2335 Alaska Avenue, El Segundo, California 90245. Ballots and Master Ballots returnable to FBG should be sent to: Movie Gallery, Inc., c/o Financial Balloting Group LLC, 757 Third Avenue—Third Floor, New York, New York 10017, Attention: Ballot Processing Center.

Except as expressly provided in the Solicitation Procedures, the following Ballots and Master Ballots will not be counted in determining the acceptance or rejection of the Plan: (a) any Ballot or Master Ballot that is illegible or contains insufficient information to permit the identification of the Holder of the Claim or the Equity Interest; (b) any Ballot or Master Ballot cast by an Entity that does not hold a Claim or an Equity Interest in a Class, which is a Class entitled to vote on the Plan; (c) any Ballot or Master Ballot cast for a Claim listed in the Schedules as contingent, unliquidated or disputed, or any combination thereof, for which the applicable Claims Bar Date has passed and no Proof of Claim was timely–Filed; (d) any unsigned Ballot or Master Ballot; (e) any Ballot or Master Ballot not marked to accept or reject the Plan or any Ballot marked both to accept and reject the Plan; and (f) any Ballot or Master Ballot submitted by any Entity not entitled to vote pursuant to the Solicitation Procedures.

3.	Notice to Counterparties to Executory Contracts and Unexpired Leases

As indicated in the Solicitation Procedures, all of the Debtors’ lessors under Unexpired Leases of nonresidential real property will receive Solicitation Packages and be entitled to vote unless their lease has been assumed prior to the mailing thereof (or their Claim has been disallowed). As indicated above, all of the Debtors’ lessors under Unexpired Leases of nonresidential real property shall receive Solicitation Packages and be entitled to vote unless their lease has been assumed prior to the mailing thereof (or their claim has been disallowed). The Debtors’ right to elect to reject any Unexpired Lease of nonresidential real property after the Initial Lease Rejection Deadline terminates May 13, 2008, subject to the provisions of any order entered by the Bankruptcy Court confirming a plan in the Debtors’ Chapter 11 Cases modifying such deadline. However, the Debtors will use good faith efforts to determine by no later than 14 days prior to the Voting Deadline (the “Initial Lease Rejection Deadline”) those leases that the Debtors intend to assume or reject pursuant to section 365 of the Bankruptcy Code, and by such date will endeavor in good faith to identify and notify of such determination all non-Debtor parties to those Unexpired leases of nonresidential real property which they intend to reject (which notice may be accomplished through service of the Real Property Lease Rejection Notice.

Additionally, no later than 10 Business Days prior to the Confirmation Hearing (plus 3 days if served by mail), the Debtors will file and serve upon the known non-Debtor parties to the Debtors’ Executory Contracts and Unexpired Leases will receive either the Notice to Counterparties to Potentially Assumed Executory Contracts and Unexpired Leases or the Notice to Counterparties to Potentially Rejected Executory Contracts and Unexpired Leases.

In accordance with the Solicitation Procedures, the Debtors will provide a lessor of nonresidential real property whose Unexpired Lease is rejected after the Initial Lease Rejection Deadline but prior to the Confirmation Hearing with an opportunity to amend its Ballot; provided that such Ballot must be amended no later than 7 days prior to the first scheduled Confirmation Hearing; provided, further, however, that if the Confirmation Hearing is adjourned or otherwise rescheduled (the “New Confirmation Hearing Date”), any lessor who is notified that its Unexpired Lease is being rejected less than 14 days prior to the first scheduled Confirmation Hearing or thereafter may amend its Ballot no later than 7 days prior to the next New Confirmation Hearing Date.

4.	Fixing of Rejection Claims for Voting

Each lessor with a lease not assumed as of the Debtors’ tally of votes will receive, solely for purposes of voting, a General Unsecured Claim for rejection of such lease equal to 6 months’ rent plus any prepetition arrearage unless such lease rejection Claim has been or is liquidated and allowed for, inter alia, voting purposes prior thereto by stipulation or court order (and without prejudice to any party’s right to seek such liquidation or allowance by the Bankruptcy Court).

5.	Voting Instructions for Holders of Claims

Under the Plan, Holders of Claims in Voting Classes 3, 4, 5, 6, 7A, 7B, 7C, 7D, 7E and 7F are entitled to vote to accept or reject the Plan, and may do so by completing a Ballot so that it is actually received on or before the Voting Deadline by the Voting and Claims Agent at: Movie Gallery, Inc., c/o Kurtzman Carson Consultants LLC, 2335 Alaska Avenue, El Segundo, California 90245.

6.	Specific Voting Instructions for Holders of Claims Based on Securities

The Securities Voting Agent is Financial Balloting Group, LLC 757 Third Avenue, 3rd Floor, New York, New York 10017. The following procedures, in addition to the procedures set forth the Solicitation Procedures, will apply to Holders of Claims that are based on Securities.

Beneficial Holders Holding Claims through Nominees. Any Beneficial Holder holding Securities in “street name” through a Nominee must vote on the Plan through such Nominee by completing and signing the Ballot and returning such Ballot to the appropriate Nominee as promptly as possible and in sufficient time to allow such Nominee to process the Ballot and return the Master Ballot to the Securities Voting Agent prior to the Voting Deadline. Any Nominee that is a Holder of record with respect to Securities will vote on behalf of Beneficial Holders of such Securities by: (a) immediately distributing the Solicitation Package, including Ballots, it receives from the Securities Voting Agent to all such Beneficial Holders; (b) promptly collecting Ballots from such Beneficial Holders that cast votes on the Plan; (c) compiling and validating the votes and other relevant information of all such Beneficial Holders on the Master Ballot; and (d) transmitting the Master Ballot to the Securities Voting Agent so that it is actually received by the Securities Voting Agent on or before the Voting Deadline.

Beneficial Owners Directly Holding Claims in Classes 6 and 7E. Any Beneficial Holder holding Securities as a record Holder in its own name may vote by completing a Ballot so that it is actually received by the Securities Voting Agent on or before the Voting Deadline.

7.	Subscribing to the Rights Offering

In addition to being entitled to vote to accept or reject the Plan, each Holder of an Allowed 11% Senior Note Claim in Class 6 is also eligible to participate in the Rights Offering (each, a “Rights Offering Participant”). Through the Plan, each Rights Offering Participant is being offered the opportunity to purchase that number of Rights Offering Shares equal to its Pro Rata share of the 11% Senior Notes (each, a “Subscription Right”). The Subscription Rights will be determined for all Rights Offering Participants as of the Record Date through The Depository Trust Company (“DTC”). Each Rights Offering Participant may participate in the Rights Offering only to the extent of their Allowed Class 6 Claims.

To exercise the Subscription Right, each Rights Offering Participant must: (a) return a duly completed Subscription Form to the Securities Voting Agent so that such form is actually received by the Securities Voting Agent on or before the Rights Offering Expiration Date or, in the case of Securities held through a bank or brokerage firm, arrange for such firm to effect their subscription through DTC so that such form or DTC instruction is actually received by the Securities Voting Agent on or before the Rights Offering Expiration Date; and (b) pay such Holder’s Subscription Purchase Price or arrange for payment thereof to the Securities Voting Agent, or such payment must be made by DTC to the Securities Voting Agent, on or before the Rights Offering Expiration Date.

If, for any reason, the Securities Voting Agent does not receive from a Rights Offering Participant (or DTC, in the case of Securities not held through a bank or brokerage firm) both (a) a duly completed Subscription Form or equivalent instructions from DTC on or prior to the Rights Offering Expiration Date and (b) payment in immediately available funds in an amount equal to such Rights Offering Participant’s Subscription Purchase Price on or prior to the Rights Offering Expiration Date, or payment by DTC, such Rights Offering Participant will be deemed to have relinquished and waived its right to participate in the Rights Offering. Each Rights Offering Participant intending to participate in the Rights Offering must affirmatively elect to exercise its Subscription Rights on or prior to the Rights Offering Expiration Date.

The Debtors may use commercially reasonable efforts to give notice to any Rights Offering Participant regarding any defect or irregularity in connection with any purported exercise of Subscription Rights by such Rights Offering Participant and may permit such defect or irregularity to be cured within such time as they may determine in good faith to be appropriate; provided, however, that the Debtors, the Securities Voting Agent or DTC will neither have any obligation to provide such notice nor incur any liability for failure to give such notification.

8.	Sopris Cash-Out Election

Holders of Allowed Claims in Classes 7A, 7B and 7E are entitled to (a) vote on the Plan and (b) assign their Allowed Claims to Sopris in exchange for an amount in cash to be paid by Sopris that is equal to such Holder’s Equity Allocation Percentage multiplied by the Cash-Out Value.

To allow the Holders of Allowed Claims in Classes 7A, 7B and 7E to make the Cash–Out Election, the Debtors will mail an election form (the “Election Form”) to the Holders of such Claims (or, for the 9.625% Senior Note Claims in Class 7E, to the Nominees holding 9.625% Senior Subordinated Notes). With respect to the 9.625% Senior Subordinated Note Claims, the Nominee will follow the procedures established by the Securities Voting Agent with respect to the electronic delivery of the Beneficial Holder’s underlying position. The electronic deliveries will remain in effect until final distributions are made under the Plan. The Debtors will deliver Election Forms to Nominees holding 9.625% Senior Subordinated Notes as of the Record Date; provided, however, any Holder of 9.625% Senior Subordinated Notes may make the Cash–Out Election prior to the expiration of the Voting Deadline even if such Holder was not a Record Date Holder.

IF A BALLOT OR MASTER BALLOT IS RECEIVED AFTER THE VOTING DEADLINE, IT WILL NOT BE COUNTED UNLESS THE DEBTORS DETERMINE OTHERWISE.

ANY BALLOT OR MASTER BALLOT THAT IS PROPERLY EXECUTED BY THE HOLDER OF A CLAIM BUT THAT DOES NOT CLEARLY INDICATE AN ACCEPTANCE OR REJECTION OF THE PLAN OR ANY BALLOT THAT INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN WILL NOT BE COUNTED.

EACH HOLDER OF A CLAIM MUST VOTE ALL OF ITS CLAIMS WITHIN A PARTICULAR CLASS EITHER TO ACCEPT OR REJECT THE PLAN AND MAY NOT SPLIT SUCH VOTES. BY SIGNING AND RETURNING A BALLOT, EACH HOLDER OF A CLAIM WILL CERTIFY TO THE BANKRUPTCY COURT AND THE DEBTORS THAT NO OTHER BALLOTS WITH RESPECT TO SUCH CLAIM HAVE BEEN CAST OR, IF ANY OTHER BALLOTS HAVE BEEN CAST WITH RESPECT TO SUCH CLASS OF CLAIMS, SUCH OTHER BALLOTS INDICATED THE SAME VOTE TO ACCEPT OR REJECT THE PLAN.

NON-SECURITIES BALLOTS (CLASSES 3, 4, 5, 6, 7A, 7B, 7C, 7D AND 7F)	SECURITIES MASTER BALLOTS (CLASSES 6 AND 7E ONLY)
Ballots must be actually received by the Voting and Claims Agent by the Voting Deadline, by using the envelope provided by First Class Mail, or otherwise by First Class Mail, Overnight Courier or Personal Delivery to:	Master Ballots must be actually received by the Securities Voting Agent by the Voting Deadline, by First Class Mail, Overnight Courier or Personal Delivery to:

Movie Gallery Balloting Center c/o Kurtzman Carson Consultants 2335 Alaska Avenue El Segundo, California 90245	Movie Gallery, Inc. c/o Financial Balloting Group, LLC 757 Third Avenue–3rd Floor New York, New York 10017

If you have any questions on the procedures for voting on the Plan, please call the Voting and Claims Agent at the following telephone number:	If you have any questions on the procedures for voting on the Plan, please call the Securities Voting Agent at the following telephone number:

(888) 647–1730	(646) 282–1800

IT IS IMPORTANT TO FOLLOW THE SPECIFIC INSTRUCTIONS PROVIDED ON EACH BALLOT OR MASTER BALLOT, AS APPROPRIATE, WHEN SUBMITTING A VOTE.

I.	CONFIRMATION HEARING

Section 1128(a) of the Bankruptcy Code requires the bankruptcy court, after notice, to hold a hearing on confirmation of a plan filed under chapter 11 of the Bankruptcy Code. Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of the plan.

1.	Confirmation Hearing Date

The Confirmation Hearing will commence on [xx], 2008 at [xx] prevailing Eastern Time, before the Honorable Chief Justice Douglas O. Tice, Jr., United States Bankruptcy Judge, in the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division, Courtroom 335, United States Bankruptcy Court, 1100 East Main Street, Richmond, Virginia 23219. The Confirmation Hearing may be continued from time to time without further notice other than an adjournment announced in open court or a notice of adjournment filed with the Bankruptcy Court and served on the Core Group, the 2002 List and the Entities who have filed Plan Objections, without further notice to parties in interest. The Bankruptcy Court, in its discretion and prior to the Confirmation Hearing, may put in place additional procedures governing the Confirmation Hearing. The Plan may be modified, if necessary, prior to, during, or as a result of the Confirmation Hearing, without further notice to parties in interest.

2.	Plan Objection Deadline

The Plan Objection Deadline is 4:00 p.m. prevailing Eastern Time on [xx], 2008. All Plan Objections must be Filed with the Bankruptcy Court and served on the Debtors and certain other parties in accordance with the Disclosure Statement Order on or before the Plan Objection Deadline. In accordance with the Confirmation Hearing Notice Filed with the Bankruptcy Court, Plan Objections or requests for modifications to the Plan, if any, must:

•	be in writing;

•	conform to the Bankruptcy Rules and the Local Bankruptcy Rules;

•	state the name and address of the objecting Entity and the amount and nature of the Claim or Equity Interest of such Entity;

•	state with particularity the basis and nature of the Plan Objection and, if practicable, a proposed modification to the Plan that would resolve such Plan Objection; and

•

be Filed, contemporaneously with a proof of service, with the Bankruptcy Court and served so that it is actually received by the notice parties identified in the Confirmation Hearing Notice on or prior to the Voting Deadline.

The Debtors believe that the Plan Objection Deadline will afford the Bankruptcy Court, the Debtors and other parties in interest reasonable time to consider the Plan Objections prior to the Confirmation Hearing.

THE BANKRUPTCY COURT WILL NOT CONSIDER PLAN OBJECTIONS UNLESS THEY ARE TIMELY AND PROPERLY SERVED AND FILED IN COMPLIANCE WITH THE DISCLOSURE STATEMENT ORDER.

J.	CONFIRMATION AND CONSUMMATION OF THE PLAN

It will be a condition to Confirmation of the Plan that all provisions, terms and conditions of the Plan are approved in the Confirmation Order unless otherwise satisfied or waived pursuant to the provisions of Article IX.C of the Plan. Following Confirmation, the Plan will be consummated on the Effective Date.

K.	RISK FACTORS

PRIOR TO DECIDING WHETHER AND HOW TO VOTE ON THE PLAN, EACH HOLDER OF A CLAIM IN A VOTING CLASS SHOULD CONSIDER CAREFULLY ALL OF THE INFORMATION IN THIS DISCLOSURE STATEMENT, INCLUDING THE RISK FACTORS DESCRIBED IN SECTION IX HEREIN ENTITLED, “PLAN –RELATED RISK FACTORS AND ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN.”

II. BACKGROUND TO THESE CHAPTER 11 CASES

A.	DEBTORS’ BUSINESS

1.	Summary of the Debtors’ Business

The Debtors are the second largest North American home entertainment specialty retailer. The Debtors currently operate approximately 3,640 retail stores located throughout all 50 states that rent and sell new and used movie titles (collectively, the “Movies”) and new and used video game hardware, software and accessories (collectively, the “Video Games”). Almost all of the Debtors’ retail stores are leased, not owned. The Debtors operate three distinct brands — Movie Gallery, Hollywood Video and Game Crazy.

Since Movie Gallery’s initial public offering in August 1994, the Debtors have grown from 97 stores to their present size through a combination of acquisitions and new store openings. In April 2005, the Debtors acquired Hollywood Entertainment Corporation (“Hollywood”), which includes the Hollywood Video and Game Crazy branded stores. Movie Gallery’s Eastern–focused, rural and secondary market presence and Hollywood’s Western–focused, prime urban and suburban superstore locations combine to form a strong nationwide geographical store footprint.

The Movie Gallery branded stores are primarily located in small towns and suburban areas of cities with populations between 3,000 and 20,000, where the primary competitors are independently owned stores and small regional chains. The typical size of a Movie Gallery store is approximately 4,100 square feet and carries a broad selection of between 2,700 and 16,000 Movies and Video Games for rental, as well as new and used Movies and Video Games for sale at competitive prices.

Hollywood Video branded stores are typically located in high–traffic, high–visibility, urban and suburban locations with convenient access and parking. Hollywood focuses on providing a superior selection of Movies and Video Games for rent, as well as new and used Movies and Video Games for sale. The typical Hollywood Video store is approximately 6,500 square feet and carries over 25,000 Movies and Video Games.

The Game Crazy branded locations are dedicated game retail stores where game enthusiasts can buy, sell and trade new and used Video Games. The Game Crazy locations are located primarily within Hollywood Video stores. As of December 2, 2007, 569 Hollywood Video stores included an in–store Game Crazy department. A typical Game Crazy department carries approximately 9,000 new and used Video Games, and occupies an area of approximately 700 to 900 square feet within the store. As of December 2, 2007, the Debtors operated 13 free–standing Game Crazy stores.

In addition to the Debtors’ retail stores, the Debtors also currently operate approximately 65 kiosks located mainly in grocery stores. A kiosk is essentially a Movie vending machine that allows consumers to rent a Movie within minutes by touching the screen of the kiosk to select the Movie and then swiping either a credit card or debit card to consummate the selection. The Debtors are currently in the process of completing a research and development program to develop their “next generation” of kiosks.

2.	Overall Revenue

In 2006, the aggregate annual revenues of the Debtors, including rental revenue and product sales, exceeded $2.5 billion. Of this amount, approximately 56% was attributed to DVD Movie rentals, 15% to the sale of previously–rented DVD Movies, VHS cassettes and Video Games, 13% to the sale of new and used Video Games, 7% to Video Game rentals, 4% to the sale of concessions and other miscellaneous products, 3% to the sale of Movie–related products and merchandise and 2% to VHS cassette rentals.

3.	Debtors’ Employees

As of December 2, 2007, the Debtors employed approximately 38,416 employees, including approximately 6,855 full–time employees and 31,561 part–time employees. None of the Debtors’ employees are represented by a labor union.

4.	Store Operations

The Movie Gallery and Hollywood Video brands are managed by separate store operations management teams. Within each brand, store managers report to district managers who in turn report to regional managers who in turn report to Vice Presidents of Operations. Within the Game Crazy brand, store managers report to district managers. In fiscal 2005, the Game Crazy regional managers and Vice President of Operations were consolidated into the Hollywood Video store operations management organization, resulting in a reduction of management headcount and cost savings.

5.	Marketing and Advertising

The Debtors use market development funds, cooperative allowances from various movie studio suppliers and internal funds to purchase direct mail, newspaper advertising, free–standing newspaper inserts, in–store visual merchandising and in–store media. Along with these traditional forms of advertising, the Debtors also engage in certain customer programs and practices to develop and sustain positive reputations in the marketplace for their products and services, including, without limitation, offering gift certificates, membership programs, in–store promotions, charitable programs, coupons, service contracts, damage waivers and a return policy for certain goods. The Debtors believe that these customer programs assist them in retaining current customers, attracting new ones and, ultimately, increasing revenue.

B.	HOME VIDEO RETAIL INDUSTRY

1.	Movie Distribution

The home video retail industry includes the rental and sale of Movies by traditional video store retailers, online retailers, subscription rental retailers, mass merchants and other retailers. The Debtors’ Movie rental business relies on supply relationships with the various movie studio suppliers (collectively, the “Studios”) and Video Game vendors (collectively, the “Video Game Vendors”) for the delivery of new Movies and Video Games. Generally, new Movies and Video Games are shipped in bulk from the Studios and Video Game Vendors to the Debtors’ distribution centers, where the Movies and Video Games are allocated and distributed to the Debtors’ retail store locations.

Although the Debtors acquire a majority of the Movies and Video Games sold in their stores from major Studios and Video Game Vendors, the Debtors also purchase Movies and Video Games from certain other smaller Studios and Video Game Vendors. Just as the Studios are indispensable to the success of the Debtors’ reorganization, the Debtors submit that their relationships with these smaller Studios and Video Game Vendors are also a critical component of their overall restructuring.

The Debtors’ pricing policies, marketing strategies and fundamental business operations rely on their ability to receive and rent or sell the Movies and Video Games in a timely fashion. Indeed, in many instances, particularly in the case of “new release” titles, the timing of deliveries is essential. In the Debtors’ industry, the date that Movies and Video Games will become available to the public for rent or purchase is known as the “street date.” For any given new release, the Debtors typically announce, sometimes with great fanfare, the street date in their stores. A substantial majority of the Debtors’ rental revenues are derived from the rental of new release Movies and Video Games.

2.	Exclusive Window for Home Video Distribution of Movies

Studios distribute Movies to distribution channels in a specific sequence to maximize Studio revenues on each title they release. The order of distribution of Movies is typically as follows: (a) movie theaters; (b) home video retailers; (c) video–on–demand, “VOD” and pay–per–view; and (d) all other sources, including cable and syndicated television. Home video rental serves an important role for the Studios as a key risk mitigation tool. On average, box office receipts do not cover a Movie’s production and marketing costs. As a result, the Studios provide the home video industry with an exclusive window during which the home video industry can rent and sell the Movies before the Movies are made available to other downstream distribution channels.

This period of exclusivity has generally been in place since the mid–1980s. The exclusive rental period typically begins after a Movie finishes its domestic theatrical run (usually three to five months after its debut), or upon its release to video in the case of direct–to–video releases, and lasts for approximately 45 to 60 days thereafter. This period of exclusivity is intended to maximize revenue to the Studios prior to a Movie being released to other less profitable distribution channels, VOD and pay–per–view, premium or pay cable and other television distribution. These exclusive windows are generally used to protect each upstream distribution channel from downstream channels, principally protecting theaters from home video retailers, home video retailers from VOD and pay–per–view and VOD and pay–per–view from premium cable and other television channels.

Beginning in November 2006, certain Studios and cable providers decided to conduct a controlled test in two test markets, whereby the traditional Movie distribution scheme was altered such that new release Movie titles were released on–demand via cable for the same price charged for other VOD and pay–per–view Movies the same day that such Movies were released in home video retail locations (referred to in the Debtors’ industry as “day–and–date” Movies). Cable operators have previously sought to sell VOD and pay–per–view Movies during the same window that home video retailers rent and sell new Movie DVD releases. As set forth above, for years the Studios had resisted giving cable operators access to day–and–date Movies out of concern that such access would reduce Movie DVD sales and rentals. Results of the test indicated that in those two test markets, VOD buy rates were 50% higher than in the control markets, DVD Movie sales were up 10% and DVD Movie rentals dropped only 2%. As discussed in greater detail in Section IX herein, “Plan–Related Risk Factors and Alternatives to Confirmation and Consummation of the Plan,” the elimination of the exclusive Movie window could negatively affect the overall home video retail industry.

3.	New Release Movie Pricing

Generally, the Debtors can acquire Movies in one of three ways. First, the Debtors can acquire Movies for a single up–front lump sum payment (“Fixed Buy”). Second, the Debtors can acquire Movies for a lower up–front payment coupled with certain other obligations (a “Copy Depth Program”). Third, the Debtors can acquire Movies for a significantly lower up–front payment coupled with an agreement by the Debtors to share with the Studios an agreed upon percentage of the proceeds of future rentals and sales of previously viewed Movies (each, a “Revenue Sharing Agreement”).

While Fixed Buy transactions and Copy Depth Programs are relatively straightforward, Revenue Sharing Agreements are somewhat more complicated. Generally, a Revenue Sharing Agreement requires the Debtors to pay an up–front amount (the “Up–Front Charge”) upon delivery of or within a certain time period following delivery of new Movies. Additionally, for a specific period of time, often approximately six months, the Debtors are obligated to pay the Studio a fixed percentage of the proceeds of any rentals or sales of the Movie (the “Revenue Share Percentage”). The Debtors’ obligation to make payments to the Studio is not triggered until the Debtors’ Revenue Share Percentage amount owing for a particular Movie exceeds the Up–Front Charge previously paid for that particular Movie. These payment obligations, once triggered, are referred to as “overage obligations.”

In 1998, the major Studios and the larger home video retailers, including Movie Gallery and Hollywood, began entering into Revenue Sharing Agreements. The Debtors prefer acquiring new Movies through Revenue Sharing Agreements as opposed to Fixed Buy transactions because under the former arrangement, the Debtors’ per–copy cost is much lower than under Fixed Buy. Under a Revenue Sharing Agreement, because the amount the

Debtors pay is tied to the revenue generated by the Movie, the Debtors can typically afford to order significantly more copies of any given Movie than they can under a Fixed Buy transaction, thereby reducing the risk that the Debtors will “sell out” of a popular Movie title. In contrast, under a Fixed Buy arrangement, the per–copy cost is higher than under a Revenue Share Agreement and provides no downside protection in the event that the Movie is not as popular as expected. As a result, the Debtors must purchase more conservatively and order fewer copies under Fixed Buy than they would under a Revenue Sharing Agreement. Consequently, fewer copies of Fixed Buy Movies are available for rental in the Debtors’ stores, thereby increasing the risk that a Movie will “sell out” and be unavailable to the Debtors’ customers. Under this Fixed Buy scenario, the Debtors are more likely to miss out on potential rental revenue for desirable Movies due to the lower number of copies available, and the Debtors’ customers are more likely to be disappointed and, consequently, may seek the Movie for rental or purchase elsewhere.

In 2006, more than two–thirds of the Debtors’ new release Movie rental revenue was generated under Revenue Sharing Agreements. Maintaining good relations with the Studios and continuing the current pricing arrangement under the Revenue Sharing Agreements for new Movie releases, therefore, is critical to the Debtors’ business operations and ability to reorganize successfully.

In addition to the Revenue Sharing Agreements, the Debtors also purchase Movies and Video Games from certain smaller Studios and Video Games Vendors pursuant to Fixed Buy purchase arrangements. These relationships have traditionally been profitable for the Debtors. Unlike many of the major Studios, the smaller Studios and Video Games Vendors generally did not eliminate the Debtors’ trade credit prior to the Commencement Date, and the Debtors believe it is important for their reorganization that they be able to continue receiving Movies and Video Games from the smaller Studios and Video Games Vendors on favorable terms on a going forward basis.

4.	Video Game Industry

The Debtors estimate that the sale of new and used Video Games accounted for approximately 13% of the Debtors’ total revenue in 2006. Further, recent advances in gaming hardware and software, coupled with the rapid growth of the used Video Game market over the last few years, has led to an overall expansion of the Video Game industry and corresponding increases in revenue for Video Game retailers. Accordingly, the Debtors believe the Video Game market will continue to be an important component of the Debtors’ business strategy.

C.	DEBTORS’ CORPORATE AND CAPITAL STRUCTURE

1.	General Corporate Structure

Movie Gallery is a publicly held Delaware Corporation that functions as the parent holding company for: (a) the Debtor–affiliates: Hollywood Entertainment Corporation; MG Automation LLC; Movie Gallery US, LLC; M.G.A. Realty I, LLC; and M.G. Digital, LLC; and (b) the non–Debtor affiliates: Movie Gallery Canada, Inc.; and Movie Gallery Mexico, Inc.

Prior to the Commencement Date, Movie Gallery’s common stock was listed on the Nasdaq Global Market, under the symbol “MOVI.” On August 17, 2007, the Debtors received a Nasdaq Global Market staff determination indicating that Movie Gallery was not in compliance with Marketplace Rule 4450(a)(5), which requires a minimum bid price of $1.00 per share for the Debtors’ common stock, and was not in compliance with Nasdaq Global Market Marketplace Rule 4450(b)(3), which requires Movie Gallery to maintain a minimum market value of publicly held shares of $15 million.

On October 16, 2007, Movie Gallery received notification from Nasdaq Global Market that its common stock was being delisted due to the filing of the Chapter 11 Cases and concerns about the Debtors’ ability to comply with Nasdaq Global Market’s listing requirements. Trading in Movie Gallery’s common stock was suspended at the opening of business on October 25, 2007. The Debtors did not appeal Nasdaq Global Market delisting decision. The Debtors do believe, however, that Movie Gallery common stock will continue to trade on the “OTC Bulletin Board” or in the “Pink Sheets.”

2.	Acquisition of Hollywood

On April 27, 2005, Movie Gallery completed a Cash acquisition of Hollywood. At the time of the acquisition, the Debtors’ combined pro–forma annual revenue was in excess of $2.6 billion and the combined enterprise included approximately 4,800 stores located in all 50 states, Canada and Mexico. The acquisition substantially increased the Debtors’ presence on the West Coast and in urban areas. Hollywood’s predominantly West Coast urban superstore locations did not overlap significantly with Movie Gallery’s rural and suburban store locations concentrated in the Eastern half of the United States. In the fourth quarter of 2005, the Debtors closed 64 stores in overlapping market areas. An additional 46 overlapping stores were closed in 2006. As described in greater detail herein, the Debtors closed a number of stores shortly before the filing of the Chapter 11 Cases and will continue to evaluate and make decisions regarding store closures during the Chapter 11 Cases.

Integration efforts initially focused on consolidating the leadership functions in the brands. To that end, the Debtors integrated Movie Gallery and Hollywood’s human resources and benefits, legal, real estate, construction and lease administration, accounting and finance, payroll, loss prevention and collections, distribution and product purchasing functions. However, the Debtors have maintained the Hollywood Video and Game Crazy store formats and brands separately from the Movie Gallery business due to the highly competitive nature of the Hollywood markets and to ensure customer continuity. Additionally, the Debtors have maintained separate field management organizations at Movie Gallery and Hollywood to ensure each business remains focused on supporting their respective markets and customer bases.

3.	MovieBeam, Inc.

During the first quarter of 2007, the Debtors acquired substantially all of the assets, technology, network operations and customers of MovieBeam, Inc. Until recently, MovieBeam, Inc. served as a virtual movie rental store, providing a high definition Movie download service by way of a “set–top box” that receives Movies by an antenna connected to the “set–top box.” Effective as of December 2007, the Debtors discontinued MovieBeam, Inc. service nationwide. As a result, the Debtors terminated all MovieBeam customer accounts and credited customers for certain outstanding Movie–rental fees.

D.	DEBTORS’ PRINCIPAL ASSETS

1.	Inventory, Fixtures and Equipment

The Debtors principal assets primarily consist of rental inventory, merchandise inventory and property, furnishings and equipment in the retail store locations. On a consolidated basis as of year–end 2006, the Debtors owned approximately $140 million and $340 million of merchandise and rental inventory respectively. Property, furnishings and equipment is primarily comprised of equipment and leasehold improvements. As of year–end 2006, the Debtors owned approximately $243 million in net property, furnishings and equipment.

2.	Debtors’ Retail Stores

The Debtors currently operate approximately 3,640 retail stores located throughout all 50 states. Generally, the Debtors do not own the property on which these stores are or were operated. Instead, the Debtors lease or sublease these nonresidential real properties from numerous lessors and other counterparties pursuant to various Unexpired Leases, the terms of which generally range from approximately one month to nine years and generally cost between $14,400 to $235,000 per year. Prior to the Commencement Date, the Debtors conducted an extensive review of their entire store portfolio to identify those stores that were operating at a net loss. On September 25, 2007, the Debtors announced that approximately 520 stores would be closed (the “Phase I Locations”). Each of the Phase I Locations was subject to a lease agreement with varying terms and varying durations (each, a “Phase I Lease”).

Immediately following the September announcement, the Debtors began conducting store closing sales (each, a “Store Closing Sale”) at various Phase I Locations to liquidate the inventory, fixtures and equipment located therein. To facilitate the Store Closing Sales at the Phase I Locations, the Debtors retained Great American Group, LLC as their agent to help conduct the Store Closing Sales.

3.	Support Centers and Distribution Facilities

The Debtors own a 116,000 square foot support center and supplies distribution facility in Dothan, Alabama. The Debtors also lease approximately 16,500 square feet of off–site warehouse space in Dothan for supplemental record storage purposes, which lease expires on April 30, 2008. Additionally, the Debtors lease 5 distribution and support centers ranging from 7,500 to 175,000 square feet throughout the United States, primarily in the Western half.

E.	SUMMARY OF PREPETITION INDEBTEDNESS AND PREPETITION FINANCING

1.	2005 Credit Facility

As part of the Hollywood acquisition in April 2005, the Debtors refinanced substantially all of the existing indebtedness of Hollywood and replaced the Debtors’ then–existing revolving credit facility. The Debtors paid $862.1 million to purchase all of Hollywood’s outstanding common stock and refinanced approximately $384.7 million of Hollywood’s debt.

The Hollywood acquisition was financed using Hollywood’s Cash on–hand of approximately $180 million, the issuance of new senior secured credit facilities guaranteed by all of the Debtors’ domestic subsidiaries in an aggregate principal amount of $870 million (the “2005 Credit Facility”) and the issuance of the 11% Senior Notes in the principal amount of $325 million. The 11% Senior Notes are governed by the 11% Senior Notes Indenture. The maturity date of the 11% Senior Notes is May 1, 2012.

As part of the refinancing of Hollywood’s debt, Hollywood executed a tender offer for Hollywood’s $225 million principal amount 9.625% Senior Subordinated Notes, pursuant to which $224.6 million of such notes were tendered. Approximately $450,000 of the 9.625% Senior Subordinated Notes were not tendered at the time and remain outstanding. The 9.625% Senior Notes are governed by the 9.625% Senior Subordinated Note Indenture. The maturity date of the 9.625% Senior Notes is March 15, 2011.

2.	March 2007 First Lien Credit Facilities

On March 8, 2007, the Debtors entered into an agreement for approximately $725 million in loans, advances and other credit accommodations pursuant to the terms and conditions set forth in the First Lien Credit Agreement by and among Movie Gallery, the First Lien Lenders and the First Lien Agents (the “First Lien Credit Agreement” and with the other credit, guarantee and security agreements at any time executed and/or delivered in connection with or related to the First Lien Credit Agreement (as all of the same have been amended, modified, restated, renewed, replaced and/or supplemented from time to time prior to the Commencement Date), the “First Lien Loan Documents”). In addition, on March 8, 2007, the Debtors obtained an additional $175 million in term loans pursuant to the terms and conditions set forth in the Second Lien Credit Agreement by and among Movie Gallery, the Second Lien Lenders and the Second Lien Agents (the “Second Lien Credit Agreement” and with the other credit, guarantee and security agreements at any time executed and/or delivered in connection with or related to the Second Lien Credit Agreement (as all of the same have been amended, modified, restated, renewed, replaced and/or supplemented from time to time prior to the Commencement Date), the “Second Lien Loan Documents” and with the First Lien Loan Documents, the “Prepetition Loan Documents”). Pursuant to and in accordance with the terms of that certain Intercreditor Agreement dated as of March 8, 2007, by and among Movie Gallery, the First Lien Collateral Agent and the Second Lien Collateral Agent (the “Intercreditor Agreement”), the rights of the Second Lien Lenders with respect to Movie Gallery’s collateral are junior and subordinate to the rights of the First Lien Lenders.

Upon entry of the Prepetition Loan Documents, the Debtors fully drew $600 million under the term loan component under the First Lien Loan Documents and $175 million under the Second Lien Loan Documents, and with approximately $18.7 million of Cash–on–hand, the Debtors: (a) repaid approximately $754.9 million, which was the indebtedness outstanding under the 2005 Credit Facility; (b) paid approximately $23.2 million in fees and expenses; and (c) paid approximately $15.6 million in accrued interest and fees.

As of September 30, 2007, the Debtors were indebted under the First Lien Loan Documents in the aggregate principal amount of not less than $720.6 million, consisting of, among other things: (a) revolving exposure in the form of (i) revolving loans, (ii) swing line loans and (iii) reimbursement obligations in respect of letters of credit in an aggregate outstanding principal amount of not less than $100 million; (b) term loans of approximately $597 million; (c) reimbursement obligations in respect of synthetic letters of credit of approximately $23.6 million; and (d) all interest, fees and charges accrued and accruing thereon and chargeable with respect thereto (items (a), (b), (c) and (d) collectively, the “First Lien Indebtedness”). As of the Commencement Date, the First Lien Indebtedness was bearing interest at a daily rate, payable monthly, equal to the “Base Rate” plus 3.75% per annum for the revolving exposure, the “Base Rate” plus 4.75%, for term loans and the “Adjusted Eurodollar Rate” plus 5.75% per annum, for synthetic letters of credit (each as defined in the First Lien Loan Documents).

As of September 30, 2007, the Debtors were indebted under the Second Lien Loan Documents in the aggregate principal amount of not less than $175 million, consisting of, among other things: (a) term loans of approximately $175 million; and (b) all interest, fees and charges accrued and accruing thereon and chargeable with respect thereto (items (a) and (b) together, the “Second Lien Indebtedness” and with the First Lien Indebtedness, the “Prepetition Indebtedness”). As of the Commencement Date, the Second Lien Indebtedness was in default and bearing interest at the “Base Rate” plus the “Applicable Margin” plus the applicable “PIK Margin Increase” plus the applicable default margin (each as defined and calculated in accordance with the terms of the Second Lien Loan Documents). It should be noted that on August 20, 2007, in accordance with the terms and conditions of the Second Lien Loan Documents, Movie Gallery elected to pay–in–kind 100% of the interest on the entire principal amount of the Second Lien Indebtedness for the interest periods commencing on September 10, 2007. On September 10, 2007, the Debtors failed to make the regularly scheduled Cash interest payment on the Second Lien Indebtedness. That payment, and all amounts related thereto, remain outstanding.

III. EVENTS LEADING TO THESE CHAPTER 11 CASES

A.	CHALLENGING INDUSTRY CONDITIONS

Several factors led to the filing of these Chapter 11 Cases. First, the video rental industry is highly competitive. The Debtors face direct competition from competitors such as Blockbuster Inc. and Netflix, Inc., as well as indirect competition from VOD, pay–per–view, cable television and big–box retailers who sell DVD Movies at increasingly cheaper prices. Recently, the Debtors experienced significantly greater than expected declines in revenue, primarily resulting from, among other things: (1) competitive pricing and increased marketing activities by the “brick and mortar” operations of Blockbuster Inc. and a disparate group of smaller local and regional operations; (2) competitive pricing and increased marketing activities by mail–delivery video rental subscription services, such as Netflix, Inc. and Blockbuster Online; and (3) continued competition from mass merchants, downloading services, supermarkets, pharmacies, convenience stores, bookstores and other retailers selling both new and previously viewed Movies. Substantially all of the Hollywood brand stores compete with stores operated by Blockbuster Inc., most in close proximity. The Movie Gallery brand stores generally operate in smaller, less competitive markets competing against regional and local competitors.

The Debtors also compete with cable, satellite and pay–per–view television systems. Digital cable and digital satellite services have continued to increase household penetration. The Debtors estimate that cable or satellite television is available in over 90 million households in the United States. These systems offer multiple channels dedicated to pay–per–view and, in some cases, video–on–demand, and allow some of the Debtors’ competitors to transmit a significant number of Movies to consumers’ homes at frequent intervals.

A number of industry–wide factors have combined to impact negatively the store–based rental market in recent years, including, without limitation: (1) weak title lineup; (2) weak box office revenues and declining attendance at movie theaters in 2006; (3) cannibalization of rentals by low–priced Movies available for sale; (4) growth of the online rental segment; (5) the standard DVD Movie format nearing the end of its life cycle; (6) competing high definition DVD formats delaying content release and consumer acceptance; and (7) the proliferation of alternative consumer entertainment options including Movies available through VOD, TIVO/DVR, digital cable, satellite TV, broadband, internet and broadcast television. While these negative industry trends have been apparent for some time, they became more pronounced during the first half of 2007.

Finally, as the Debtors’ financial performance deteriorated, the Debtors experienced contracting trade terms, which had a negative impact on the Debtors’ liquidity, and, in turn, contributed to the Debtors’ inability to comply with certain financial covenants under the Prepetition Loan Documents. Specifically, during the second quarter of 2007, the Debtors incurred significant losses from operations as a result of the current industry conditions and increased competition described above. The Debtors’ operating resulted in the breach of certain of the financial covenants contained in the First Lien Loan Documents as of the end of the second quarter, the consequences of which are described more fully herein. Subsequent to the end of the second quarter, the Debtors experienced a severe contraction in trade terms, including decisions by many of the Debtors’ significant vendors, including many of the Studios, to cease extending the Debtors trade credit and, instead, require Cash–in–advance for new deliveries. Consequently, the Debtors’ liquidity was adversely affected.

B.	FORBEARANCE AGREEMENTS AND DEFAULTS

1.	Forbearance Agreement Related to First Lien Facilities

The First Lien Loan Documents required the Debtors to meet certain financial covenants, including a secured leverage test, a total leverage test and an interest coverage test. Each covenant was calculated based on trailing four quarter results based on specific formulas that are contained in the First Lien Credit Agreement. In general terms, the secured leverage test is measured as a ratio of secured debt (which includes the Debtors’ Prepetition Indebtedness) relative to operating cash flow. Generally, the total leverage test is measured as a ratio of all debt (including the Debtors’ Prepetition Indebtedness and the 11% Senior Notes) relative to operating cash flow. The interest coverage test is a measurement of operating cash flow relative to interest expense. Unlike the First Lien Credit Agreement, the Second Lien Credit Agreement contains no financial covenants, but contains cross–defaults to the First Lien Credit Agreement.

On July 2, 2007, the Debtors notified the First Lien Administrative Agent that certain events of default had occurred and were continuing under the First Lien Credit Agreement, including certain events of default arising out of (a) the failure of the Debtors to satisfy the applicable secured leverage, total leverage and interest coverage ratio tests and (b) the failure to provide certain required notices to the administrative agent.

On July 20, 2007, the Debtors entered into a forbearance agreement (the “First Lien Forbearance Agreement”) with the First Lien Lenders and First Lien Agents. A copy of the First Lien Forbearance Agreement was filed with the Securities and Exchange Commission on a Form 8–K dated July 20, 2007.

As part of the First Lien Forbearance Agreement, the First Lien Agents and the First Lien Lenders agreed to, among other things, forbear from exercising their default–related rights and remedies as a result of the existing defaults under the First Lien Credit Agreement and as identified in the First Lien Forbearance Agreement (as subsequently amended, the “Existing Defaults”) until the earlier to occur of (a) the occurrence of any default or event of default under the First Lien Credit Agreement or the First Lien Forbearance Agreement other than the Existing Defaults and (b) August 14, 2007. In exchange, the Debtors agreed to, among other things: (a) increase the interest rate margin applicable to borrowings under the revolving loan component of the First Lien Loan Documents by 1.0% per year and the interest rate margin applicable to borrowings under the term loan and letter of credit facility components of the First Lien Loan Documents by 2.0% per year; (b) provide certain additional information to Goldman Sachs Capital Partners, L.P.; (c) modify the “Applicable Loan to Value” financial covenant in the First Lien Credit Agreement; and (d) further restrict the Debtors’ use and application of proceeds from certain asset sales, all as more fully described in the First Lien Forbearance Agreement.

Effective as of July 27, 2007, the parties agreed to amend the First Lien Forbearance Agreement to make certain technical modifications, including, without limitation, an amendment to the definition of Existing Defaults. A copy of this amendment was filed with the Securities and Exchange Commission on a Form 8–K dated July 31, 2007.

Effective as of August 14, 2007, the parties entered into a second amendment to the First Lien Forbearance Agreement, pursuant to which the First Lien Agents and the First Lien Lenders agreed to, among other things, extend the forbearance period to the earlier to occur of (a) the occurrence of any default or event of default under the First Lien Credit Agreement or the First Lien Forbearance Agreement other than the Existing Defaults and (b) August 27, 2007. A copy of the second amendment to the First Lien Forbearance Agreement was filed with the Securities and Exchange Commission on a Form 8–K dated August 16, 2007.

On August 27, 2007, the parties entered into a third amendment to the First Lien Forbearance Agreement, pursuant to which the First Lien Agents and the First Lien Lenders agreed to, among other things, further extend the forbearance period to the earlier to occur of (a) the occurrence of any default or event of default under the Existing First Lien Credit Agreement or the First Lien Forbearance Agreement other than the Existing Defaults and (b) September 30, 2007. This amendment also further increased the interest rate margin applicable to borrowings under the revolving loan component of the First Lien Loan Documents and the interest rate margin applicable to borrowings under the term loan and letter of credit facility components of the First Lien Loan Documents. The parties also added an additional covenant to the First Lien Forbearance Agreement requiring the Debtors to obtain an amendment, forbearance or waiver from certain other holders of the Debtors’ indebtedness. A copy of the third amendment to the First Lien Forbearance Agreement was filed with the Securities and Exchange Commission on a Form 8–K dated August 28, 2007.

2.	Forbearance Agreement Related to 11% Senior Notes

On August 31, 2007, the Debtors entered into a forbearance agreement with Sopris, the holder of the majority of the indebtedness under the 11% Senior Notes (the “11% Senior Notes Forbearance Agreement”). The 11% Senior Notes Forbearance Agreement provided that, among other things, Sopris would forbear, and direct the trustee under the 11% Senior Notes Indenture to forbear, from exercising default–related rights and remedies as a result of any existing and future defaults and events of default under the 11% Senior Notes Indenture until the earliest to occur of: (a) the occurrence of any default under the 11% Senior Notes Forbearance Agreement; (b) a “Bankruptcy Law Event of Default” (as defined in the 11% Senior Notes Indenture); (c) 2 Business Days after the date on which the First Lien Forbearance Agreement (as amended) had been terminated in accordance with its terms; and (d) September 30, 2007. A copy of the 11% Senior Notes Forbearance Amendment was filed with the Securities and Exchange Commission on a Form 8–K dated September 4, 2007.

The 11% Senior Notes Forbearance Agreement further provided that if the trustee under the 11% Senior Notes Indenture or the holders of at least 25% in principal amount of outstanding 11% Senior Notes declared the unpaid principal of (and premium, if any) and accrued and unpaid interest on all of the 11% Senior Notes to be due and payable pursuant to section 6.2(a) of the 11% Senior Notes Indenture, Sopris: (a) in satisfaction of the condition set forth in section 6.2(b)(2) of the 11% Senior Notes Indenture, would waive any default or event of default that at any time during such period may occur and be existing in accordance with section 6.4 of the 11% Senior Notes Indenture; and (b) would rescind and cancel any declaration and its consequences as contemplated by section 6.2(b) of the 11% Senior Notes Indenture.

3.	Announcement of Event of Default under Second Lien Credit Agreement

On September 4, 2007, the Debtors delivered a notice to: (a) Goldman Sachs Capital Partners, L.P. as required by section 5.1(e) of the First Lien Credit Agreement; and (b) the Second Lien Agents as required by section 5.1(e) of the Second Lien Credit Agreement, to notify such parties that an event of default under the Second Lien Credit Agreement occurred on the sixtieth day following the previously reported defaults and events of default under the First Lien Credit Agreement. As a result of the “cross default” under the Second Lien Credit Agreement, a further event of default under section 8.1(b)(ii) of the First Lien Credit Agreement occurred.

IV. ADMINISTRATION OF THE CHAPTER 11 CASES

A.	FIRST DAY MOTIONS AND CERTAIN RELATED RELIEF

Immediately following the Commencement Date, the Debtors devoted substantial efforts to stabilizing their operations and preserving and restoring their relationships with vendors, customers, employees, landlords and utility providers that had been impacted by the commencement of these Chapter 11 Cases. As a result of these initial efforts, the Debtors minimized the negative impacts resulting from the commencement of these Chapter 11 Cases.

On the Commencement Date, in addition to the voluntary petitions for relief Filed by the Debtors under chapter 11 of the Bankruptcy Code, the Debtors also Filed a number of first day motions and applications (collectively, the “First Day Motions”) with the Bankruptcy Court. Within a few days, the Bankruptcy Court entered several orders to, among other things: (1) prevent interruptions to the Debtors’ businesses; (2) ease the strain on the Debtors’ relationships with certain essential constituents; (3) provide access to much needed working capital; and (4) allow the Debtors to retain certain advisors necessary to assist the Debtors with the administration of the Chapter 11 Cases (each, a “First Day Order”).

1.	Procedural Motions

To facilitate a smooth and efficient administration of these Chapter 11 Cases and to reduce the administrative burden associated therewith, the Bankruptcy Court entered the following procedural First Day Orders: (a) approving the notice, case management and administrative procedures to govern these Chapter 11 Cases [Docket No. 88]; (b) authorizing the joint administration of the Debtors’ Chapter 11 Cases [Docket No. 109]; (c) allowing the Debtors to prepare a list of creditors and File a consolidated list of the Debtors’ 30 largest unsecured creditors [Docket No. 110]; (d) approving January 25, 2008 as the general Claims Bar Date and certain other bar dates with respect to specific categories of Claims and approving the form and manner of both the notice of commencement of the Chapter 11 Cases and the Claims Bar Date (discussed in greater detail below) [Docket No. 111]; and (e) granting the Debtors an extension to File their Schedules [Docket No. 113]. On November 30, 2007, the Debtors filed their Schedules with the Bankruptcy Court.

2.	Employment and Compensation of Advisors

To assist the Debtors in carrying out their duties as debtors in possession and to otherwise represent the Debtors’ interests in the Chapter 11 Cases, the Bankruptcy Court entered First Day Orders on October 18 and 19, 2007, authorizing the Debtors to retain and employ the following advisors: (a) Kurtzman Carson Consultants LLC, as Voting and Claims Agent to the Debtors [Docket No. 112]; (b) Lazard Frères & Co. LLC, as investment bankers and financial advisors to the Debtors [Docket No. 114]; (c) Alvarez & Marsal Business Consulting, LLC, as restructuring advisors to the Debtors [Docket No. 115]; (d) Great American Group LLC, as Store Closing Sales consultant to the Debtors [Docket No. 116]; (e) Keen Consultants, the real estate division of KPMG Finance LLC, as real estate consultant to the Debtors [Docket No. 118]; (f) Kirkland & Ellis LLP, as counsel to the Debtors [Docket No. 129]; and (g) Kutak Rock LLP, as conflicts and co–counsel to the Debtors [Docket No. 139]. In addition, the Bankruptcy Court approved the Debtors’ motion to retain and compensate certain professionals utilized in the ordinary course of the Debtors’ business [Docket No. 128]. On November 9, 2007, the Bankruptcy Court entered an Order approving certain procedures for the interim compensation and reimbursement of Retained Professionals in the Chapter 11 Cases [Docket No. 718].

3.	Stabilizing Operations

Recognizing that any interruption of the Debtors’ business, even for a brief period, would negatively impact store operations, customer relationships, revenue and profits, the Debtors Filed a number of First Day Motions to ensure a stabilization of operations. Thereafter, the Bankruptcy Court entered a number of First Day Orders granting the Debtors the authority to, among other things, pay certain prepetition claims and obligations and continue certain existing programs. Indeed, the relief granted by the First Day Orders helped facilitate the Debtors’ smooth transition into the Chapter 11 Cases, allowed the Debtors to continue their operations without interruption and prevented a decrease in confidence among suppliers, customers and shareholders as to the likelihood of the Debtors’ successful emergence from the Chapter 11 Cases.

a.	Shippers, Warehousemen and Other Lien Claimants

In the period immediately prior to the Commencement Date, certain of the Debtors’ products were in transit. The Debtors believed that, unless they were authorized to pay certain shippers and warehousemen, it would have been highly unlikely the Debtors would have received possession of these goods. The Debtors were concerned that the warehousemen and the other lien claimants possessed lien rights or the ability to exercise “self–help” remedies to secure payment of their claims, and, as such, any failure by the Debtors to satisfy outstanding shipping charges and the miscellaneous lien claims could have had a material adverse impact on the Debtors’ business. The Bankruptcy Court entered a First Day Order authorizing, among other things, the Debtors to pay certain prepetition claims of shippers, warehousemen and other lien claimants [Docket No. 93].

b.	Employee Compensation

The Debtors rely on their employees for their day–to–day business operation. The Debtors believed that absent the ability to honor prepetition wages, salaries, benefits, commission and the like, their employees might have sought alternative employment opportunities, perhaps with the Debtors’ competitors, thereby depleting the Debtors’ workforce, hindering the Debtors’ ability to meet their customer obligations, and likely diminishing stakeholder confidence in the Debtors’ ability to successfully reorganize. The loss of valuable employees would have been distracting at a critical time when the Debtors were focused on stabilizing their operations. Accordingly, the Bankruptcy Court entered a First Day Order authorizing the Debtors to pay, among other things, prepetition claims and obligations for (1) wages, salaries, bonuses, commissions and other compensation, (2) deductions and payroll taxes, (3) reimbursable employee expenses and (4) employee medical and similar benefits. [Docket No. 100].

c.	Fees and Taxes

The Debtors believed that, in some cases, certain authorities had the ability to exercise rights that would be detrimental to the Debtors’ restructuring if the Debtors failed to meet the obligations imposed upon them to remit certain taxes and fees. Therefore, the Debtors felt that it was in their best interests to eliminate the possibility of any unnecessary distractions. Accordingly, the Debtors sought, and the Bankruptcy Court entered, a First Day Order authorizing the Debtors to pay fees and taxes, including sales and use, franchise, real and property and annual report taxes as necessary or appropriate to avoid harm to the Debtors’ business operations. [Docket No. 119].

d.	Insurance Coverage

The Debtors felt that the maintenance of and entry into future insurance policies and premium financing arrangements was critical to the preservation of the value of the Debtors’ estates, and that payment of any unpaid prepetition amounts was necessary to keep their insurance policies in current effect and ensure that there were no inadvertent lapses in coverage. Accordingly, the Bankruptcy Court entered a First Day Order authorizing the Debtors to (1) continue insurance and pay prepetition premiums necessary to maintain insurance coverage, (2) enter into new insurance policies, (3) maintain premium financing agreements and (4) enter into new premium financing agreements [Docket No. 121].

e.	Cash Management Systems

As part of a smooth transition into these Chapter 11 Cases, and in an effort to avoid administrative inefficiencies maintaining the Debtors’ cash management system with a multitude of banks and various depository functions, was of critical importance. Thus, the Debtors sought and the Bankruptcy Court entered a First Day Order authorizing the Debtors to continue using the existing cash management system, bank accounts and business forms. Further, the Court deemed the Debtors’ bank accounts debtors in possession accounts and authorized the Debtors to maintain and continue using these accounts in the same manner and with the same account numbers, styles and document forms as those employed before the Petition Date [Docket No. 87].

f.	Preservation of Net Operating Losses (“NOL”) and Other Tax Attributes

As of the Commencement Date, the Debtors had NOLs of approximately $450 million and total tax attributes of approximately $485 million. These tax attributes could translate into potential future tax savings for the Debtors of approximately $195 million, based on a combined federal and state income tax rate of approximately 40%. Equity holders transfer their equity interests prior to the effective date of a chapter 11 plan may trigger an ownership change that could impair the value of these assets. The Debtors felt that they needed the ability to monitor, and possibly object to, certain changes in ownership of common stock to preserve flexibility in operating their business during the pendency of the Chapter 11 Cases, in crafting a chapter 11 plan and, finally, in maximizing their ability to reduce future federal income taxes by offsetting their post–reorganization income with the NOLs. Accordingly, the Bankruptcy Court entered a First Day Order approving and establishing notification and hearing procedures that must be satisfied before certain transfers of common stock of Movie Gallery, Inc. or of any beneficial interest therein are deemed effective, so as to preserve the NOLs and other tax attributes of the Debtors and otherwise utilize the tax attributes [Docket No. 97].

g.	Utilities

Section 366 of the Bankruptcy Code protects debtors from utility service cutoffs upon a bankruptcy filing while providing utility companies with adequate assurance that the debtors will pay for postpetition services. The Debtors felt that the financing provided by the DIP Credit Agreement, along with the Debtors’ clear incentive to maintain their utility services, provided the adequate assurance required by the Bankruptcy Code. Consequently, the Bankruptcy Court entered an interim order and a Final Order approving procedures for, among other things, determining adequate assurance for utility providers and prohibiting utility providers from altering, refusing or discontinuing services without further Bankruptcy Court order [Docket Nos. 96 and 720, respectively]. Additionally, to resolve certain objections Filed by certain utility providers, the Bankruptcy Court entered a stipulation and consent order resolving such objections and determining adequate assurance of payment for future utility services. Accordingly, the Bankruptcy Court entered orders approving procedures for, among other things, determining adequate assurance for utility providers, prohibiting utility providers from altering, refusing or discontinuing services and determining that the Company is not required to provide any additional adequate assurance pending entry of a final order. [Docket No. 903].

h.	Customer Programs

Prior to the Commencement Date, the Debtors engaged in certain customer programs to develop customer loyalty, encourage repeat business and ensure customer satisfaction. The Debtors believed that these customer programs assisted, and continue to assist, them in retaining current customers, attracting new ones and, ultimately, increasing revenue. The continuation of these customer programs and retention of core customers is a critical element of the Debtors’ successful reorganization. Accordingly, the Bankruptcy Court entered a Final Order authorizing the Debtors to continue their customer programs and honor the prepetition commitments owed with respect thereto [Docket No. 120].

4.	Disposition of Certain Unexpired Leases and Inventory, Fixtures and Equipment

On September 25, 2007, the Debtors announced their decision to close the Phase I Locations. To reduce postpetition administrative costs as part of their First Day Motions, the Debtors sought authority to reject certain Phase I Leases and certain other Executory Contracts. Moreover, recognizing that collectively the Phase I Leases were a potentially valuable asset of the Estates, the Debtors sought approval of certain procedures to govern the sale of these Phase I Leases or designation rights with respect thereto. To conduct the Phase I Leases auction process and facilitate other aspects of the restructuring of the Debtors’ Unexpired Lease portfolio, the Debtors retained Keen Consultants to oversee negotiations concerning the modification and termination of the Debtors’ unexpired Phase I Leases.

The Bankruptcy Court entered certain First Day Orders on a conditional basis with regard to the disposition of certain Phase I Leases and the inventory, fixtures and equipment located therein, including, without limitation, authorizing the Debtors to reject certain Phase I Leases and Executory Contracts, approving the procedures that would govern the Store Closing Sales and approving the Phase I Lease auction procedures. The Debtors received numerous objections to the procedures for the Store Closing Sales and the Phase I Lease auction procedures and worked diligently to resolve consensually each of those objections. Ultimately, the Debtors Filed modified procedures governing the Store Closing Sales and the Amended Phase I Lease Auction Procedures, which were approved on a consensual basis.

A hearing was held on November 6, 2007, after which the Bankruptcy Court entered Final Orders: (a) approving the Amended Phase I Lease Auction Procedures [Docket No. 717]; (b) approving expedited procedures for the sale or abandonment of de minimis assets [Docket No. 802]; (c) authorizing the Debtors to reject certain Phase I Leases and Executory Contracts [Docket No. 803]; (d) approving expedited procedures for future rejections of certain Executory Contracts and Unexpired Leases [Docket No. 842]; and (e) approving amended procedures for the Store Closing Sales [Docket No. 872].

Immediately following the Commencement Date, Keen Consultants conducted an extensive marketing campaign of the Phase I Leases, including, without limitation, with: direct advertising to potential bidders; mailings; fliers; and emails and multiple discussions with potential bidders on a local, regional and national level. Keen Consultants and the Debtors received and accepted bids for approximately thirty–two Phase I Leases. Of these thirty–two Phase I Leases, two received multiple bids. On November 15, 2007, Keen Consultants held an auction to dispose of these two Phase I Leases. The Debtors subsequently requested Bankruptcy Court approval for authority to dispose of the Phase I Leases subject to bids. On November 30, 2007, the Bankruptcy Court entered an order granting the Debtors the authority to dispose of those Phase I Leases [Docket No. 1080]. The Debtors also rejected the remaining Phase I Leases to eliminate the ongoing expenses associated with those unproductive assets.

5.	Incentive and Retention Programs

Due to the high number of Phase I Locations that were winding–down as part of the Debtors’ restructuring process, it was necessary to maintain certain key employees to ensure that there would be adequate staffing to oversee and assist with the Store Closing Sales. Accordingly, the Debtors sought permission from the Bankruptcy Court for the payment of certain liquidation and closure performance bonuses to certain district and store–level employees as incentive for employment during the Store Closing Sales. Without these key employees, the Store Closing Sales would not have been possible.

In addition, although the Debtors do not have a formal severance plan, the Debtors offered certain severance benefits to approximately eleven district managers whose positions were eliminated as a result of the Debtors’ closure of the Phase I Locations. No “insiders” of the Debtors, as defined in section 101 and as used in section 503(c) of the Bankruptcy Code, were eligible for either liquidation and closure performance bonuses or the severance payments. The Bankruptcy Court entered a Final Order approving these payments on November 9, 2007, in conjunction with the approval of the amended Store Closing procedures [Docket No. 872].

6.	Movie Studio Agreements

The Debtors’ Movie rental business relies on their supply relationships with the Studios for the delivery of new Movies. Thus, preserving relationships with the Studios at the outset of these Chapter 11 Cases was essential to a successful reorganization. To obtain commitments from the Studios to continue to supply Movies on favorable trade terms, the Debtors requested Bankruptcy Court authority to enter into accommodation agreements with the Studios setting forth the parameters of the Studios’ commitment to continue to supply Movies, the payment terms for future product deliveries and the terms by which the Debtors would repay their prepetition obligations owed to such Studios (the “Accommodation Agreements”). The Debtors began negotiating term sheets for Accommodation Agreements with the Studios prior to the Commencement Date and continue to negotiate to finalize the Accommodation Agreements with each of the major Studios.

On October 19, 2007, the Bankruptcy Court entered an interim order authorizing the Debtors to continue to honor prepetition revenue sharing obligations related to Movies delivered prior to the Commencement Date, in their discretion, to those Studios who have either executed an Accommodation Agreement or who, in the Debtors’ business judgment, were negotiating in good faith towards and had agreed to the principal terms of an Accommodation Agreement [Docket No. 127].

On November 9, 2007, the Bankruptcy Court entered the Final Order: authorizing the Debtors to: (a) enter into Accommodation Agreements with the Studios; (b) enter into other agreements that may be contemplated by the Accommodation Agreements, including, but not limited to, new Revenue Sharing Agreements or other supply agreements (and granting afford the Debtors’ obligations arising therefrom administrative expense priority); (c) pay certain prepetition amounts owed to the Studios; (d) comply with certain contractual obligations to destroy or return copies of Movies; (e) provide a waiver of all avoidance actions, including causes of action under chapter 5 of the Bankruptcy Code and any state preferential transfer or fraudulent transfer laws, to Studios who enter into and comply with an Accommodation Agreement; and (f) deem a Studio’s acceptance of a payment on account of a prepetition obligation consent by such Studio to the terms of such Final Order [Docket No. 805].

Additionally, the Debtors sought, and the Bankruptcy Court approved, authority to pay certain prepetition obligations owed to smaller Studios and Video Games Vendors. A Final Order was entered on December 4, 2007, which authorized the Debtors to pay the prepetition obligations to those smaller Studios and Video Games Vendors that provide the Debtors with a commitment to continue to supply Movies or Video Games on favorable trade terms [Docket No. 1098].

7.	Debtor in Possession Financing and Use of Cash Collateral

As of the Commencement Date, the Debtors were faced with an inability to access financing to fund operations and thereby generate revenue to support their business. Due to various prepetition obligations, defaults and excessive financial pressures, the Debtors had little choice but to File these Chapter 11 Cases during the fourth quarter, which includes the holiday season and is often the most important time of the year in terms of the Debtors’ profitability. Access to financing during that time, especially in light of the Debtors’ precarious financial position, was the key to the long–term success of the Debtors’ business and their overall ability to maximize value for all parties in interest. Indeed, because of the Debtors’ financial distress, which included most of their key vendors demanding Cash–in–advance or Cash–on–delivery payment terms, the Debtors required immediate access to funding to satisfy product delivery requirements and maintain adequate inventory during the holiday season.

Beginning in July 2007, with the assistance of Lazard Frères & Co. LLC, the Debtors commenced a dialogue with the DIP Lenders regarding a potential debtor in possession financing agreement. In addition to the proposal from the DIP Lenders, the Debtors received a financing proposal from Sopris. After carefully considering both proposals and comparing both proposals to other similar facilities provided to debtors in the retail industry, the Debtors decided to pursue the financing proposal proposed by the DIP Lenders based on the sound belief that the Debtors could not have located a different postpetition lender offering more advantageous and flexible terms than the DIP Lenders.

In August 2007, the Debtors and the DIP Lenders engaged in extensive, arm’s–length negotiations over the terms of the DIP Credit Agreement. These negotiations resulted in a secured postpetition financing facility in an aggregate amount not to exceed $150 million, consisting of $100 million aggregate principal amount of term loans and $50 million aggregate principal amount of revolving commitments (the “DIP Credit Agreement”).

On October 16, 2007, the Bankruptcy Court entered an interim order (the “Interim DIP Order”) authorizing the Debtors to borrow up to $140 million under the DIP Credit Agreement on an interim basis to: (a) refinance the revolving component of the First Lien Indebtedness; (b) pay certain other fees and expenses relating to the DIP Credit Agreement; (c) support the working capital and general corporate purposes of the Debtors; and (d) make any other payments permitted by the Bankruptcy Code, the Interim DIP Order or any other order of the Bankruptcy Court to the extent not prohibited by the DIP Credit Agreement or otherwise consented to by the DIP Lenders [Docket No. 79].

In addition to approving the interim financing, the Bankruptcy Court authorized the Debtors to use Cash collateral pursuant to the terms and conditions set forth in the Interim DIP Order and the granting of adequate protection to the First Lien Lenders and Second Lien Lenders for such use of Cash collateral, including, without limitation, Cash interest payments for the First Lien Lenders and paid–in–kind interest for the Second Lien Lenders, payments of postpetition fees, costs and charges incurred by the Prepetition Lenders and certain other additional rights provided in the Interim DIP Order (including a waiver of the Debtors’ right to surcharge the collateral securing the First Lien Indebtedness and the Second Lien Indebtedness pursuant to section 506(c) of the Bankruptcy Code).

Following the entry of the Interim DIP Order, the Committee and various of the Debtors’ landlords Filed objections to the final approval of the DIP Credit Agreement. After extensive, arm’s–length negotiations among the Debtors, the DIP Lenders, the certain objecting landlords and the Committee, all of the objecting landlords’ concerns were resolved and the vast majority of the Committee’s objections were resolved prior to the final hearing for approval of the DIP Credit Agreement on November 14, 2007. On November 16, 2007, the Bankruptcy Court entered the Final DIP Order approving on a final basis, among other things, (i) the DIP Credit Agreement and the Debtors to access the full $150 million thereunder, and (ii) the cash collateral provisions and related adequate protection package for the First Lien Lenders and Second Lien Lenders [Docket No. 937].

On November 26, 2007, the Debtors and the DIP Lenders entered into an amendment to the DIP Credit Agreement, in accordance with the Final DIP Order. The Debtors and the DIP Lenders have negotiated a second amendment to the DIP Credit Agreement to relax certain covenants and modify the interest rate for obligations under the agreement, which amendment is subject to Bankruptcy Court approval.

B.	UNSECURED CREDITORS

1.	Appointment of the Committee

On October 18, 2007, the United States Trustee appointed the Committee pursuant to section 1102 of the Bankruptcy Code. The original members of the Committee included the following: (a) Paramount Home Entertainment; (b) The Inland Real Estate Group of Companies, Inc.; (c) Southern Development of Mississippi; (d) The Bank of New York Trust Company, N.A.; (e) U.S. Bank N.A., as Indenture Trustee for the 11% Senior Notes; (f) Coca–Cola Enterprises Bottling Companies; and (g) Twentieth Century Fox Home Entertainment. The Bank of New York Trust Company, N.A. has since been replaced by Universal Studios Home Entertainment.

The Committee retained Miles & Stockbridge, P.C., as local and conflicts counsel to the Committee and Pachulski Stang Ziehl & Jones, LLP, as counsel to the Committee. On November 13, 2007, the Bankruptcy Court entered Final Orders approving the retention of Miles & Stockbridge, P.C. and Pachulski Stang Ziehl & Jones, LLP [Docket Nos. 833 and 835, respectively]. The Committee also has retained (a) Imperial Capital LLC, as its financial advisors, engaged primarily to advise and consult with respect to the Plan and any proposed alternative plan or the prospects therefore and (b) CRG Partners Group LLC, as its restructuring advisors, to advise and consult with respect to operational issues, proposals and performance with respect to the Debtors.

2.	Meeting of Creditors

The meeting of creditors pursuant to section 341 of the Bankruptcy Code was held on December 13, 2007 at 2:00 p.m. prevailing Eastern Time at 600 East Main Street, Suite 120, Richmond, Virginia 23219. In accordance with Bankruptcy Rule 9001(5) (which requires, at a minimum, that one representative of the Debtors appear at such meeting of creditors for the purpose of being examined under oath by a representative of the United States Trustee and by any attending parties in interest), three representatives of the Debtors as well as counsel to the Debtors attended the meeting and answered questions posed by the United States Trustee and other parties in interest present at the meeting.

C.	CLAIMS BAR DATE

On October 18, 2007, the Bankruptcy Court entered the Claims Bar Date Order [Docket No. 118] pursuant to Bankruptcy Rule 3003(c)(3): (1) setting January 25, 2008, as the Claims Bar Date (except for governmental units and certain Claims arising from the rejection of Unexpired Leases and Executory Contracts); and (2) setting April 14, 2008, as the Government Bar Date. On December 5, 2007, the Bankruptcy Court entered an order supplementing the Claims Bar Date Order solely with respect to the form of the proof of claim form to comply with the revised Official Bankruptcy Form No. 10 [Docket No. 1103].

In accordance with the Claims Bar Date Order, written notice of the applicable Claims Bar Date was mailed to, among others, all Holders of Claims listed on the Schedules. In addition, the Debtors published notice of the Claims Bar Date in USA Today, the National Edition of The Wall Street Journal and The Washington Post. A deadline by which Proofs of Claim for Administrative Claims (except to the extent such Claims are asserted pursuant to section 503(b)(9) of the Bankruptcy Code, which are subject to the Claims Bar Date) are required to be Filed with the Bankruptcy Court has not been established as of the date of this Disclosure Statement, and the Debtors are requesting that the Bankruptcy Court set such date as part of the Confirmation of the Plan.

The Maricopa County Treasurer has filed four Proofs of Claim in the Chapter 11 Cases asserting secured Claims in the amounts of $193,469.80 (assigned Claim No. 316), $36,266.69 (assigned Claim No. 317), $1,925.59 (assigned Claim No. 335) and $2,227.28 (assigned Claim No. 226). The Debtors or Reorganized Debtors, as appropriate, may object to the Claims asserted by the Maricopa County Treasurer through one or more Claims objections or adversary proceedings, as appropriate. To the extent the Claims of the Maricopa County Treasurer are deemed Allowed secured Claims by the Court, such Claims will be treated as secured Claims under the Plan and paid interest, if any, in accordance with the Plan and applicable law. Notwithstanding any other provision of the Plan, to the extent the Maricopa County Treasurer receives any distribution on account of its Claims pursuant to the Plan and applicable law and to the extent such Claims are Allowed as secured Claims under section 506 of the Bankruptcy Code or priority Claims under section 507 of the Bankruptcy Code, the Maricopa County Treasurer shall be paid only in United States legal tender. The Maricopa County Treasurer alleges that each of these Claims are Secured Claims entitled to interest at the state law rate of 16% per annum in accordance with section 511 of the Bankruptcy Code.

D.	PENDING LEGAL PROCEEDINGS

Boards, Inc. owns and operates approximately 20 Hollywood stores. Upon Movie Gallery’s acquisition of Hollywood, Boards, Inc. sought to exercise a “put option” included in a license agreement between Boards, Inc. and Hollywood and thereby compel Hollywood to purchase the 20 stores. On March 7, 2007, Boards, Inc. sent a letter to the Debtors demanding arbitration to determine the purchase price of those stores. As part of these Chapter 11 Cases, the Debtors have sought Bankruptcy Court approval to reject the license agreement, which would, among other things, extinguish Boards, Inc.’s ability to use certain licensed marks (e.g., the Hollywood trade name, service marks, trade dress, symbols, designs and likenesses), as well as Hollywood’s proprietary point–of–sale system, and a related products support agreement [Docket No. 1043]. Boards, Inc. Filed a response to the Debtors’ motion on December 11, 2007 [Docket No. 1126]. This matter is currently scheduled to be adjudicated in early 2008.

E.	EXCLUSIVITY

Under the Bankruptcy Code, a debtor has the exclusive right to file and solicit acceptance of a plan or plans of reorganization for an initial period of 120 days from the date on which the debtor filed for voluntary relief. If a debtor files a plan within this exclusive period, then the debtor has the exclusive right for 180 days from the commencement date to solicit acceptances to the plan. During these exclusive periods, no other party in interest may file a competing plan of reorganization, however, a court may extend these periods upon request of a party in interest and “for cause.” The Debtors’ initial exclusive periods to file and solicit acceptances of a plan or plans of reorganization are set to expire on February 13, 2008 and April 13, 2008, respectively. On January 24, 2008, the Court entered an order extending the Debtors’ exclusive periods to file and solicit acceptances of a plan or plans of reorganization through and including June 12, 2008 and August 13, 2008, respectively [Docket No. 1335].

F.	EXTENSION OF THE TIME TO ASSUME OR REJECT LEASES OF NONRESIDENTIAL REAL PROPERTY

As of the date hereof, the Debtors were parties to approximately 3,640 unexpired leases of nonresidential real property. Pursuant to section 365(d)(4) of the Bankruptcy Code, the time within which the Debtors have to assume or reject unexpired leases of nonresidential real property expires on February 13, 2008, unless extended by order of the Bankruptcy Court. On January 29, 2008, the Bankruptcy Court extended the time within which the Debtors have to assume or reject unexpired leases of nonresidential real property pursuant to section 365(d)(4) of the Bankruptcy Code through and including May 13, 2008, subject to the provisions of any order entered by the Bankruptcy Court confirming a plan in the Chapter 11 Cases modifying such deadline. Certain counterparties to the Debtors’ unexpired leases of nonresidential real property allege that the time period within which the Debtors have to assume or reject unexpired leases of nonresidential real property should expire upon the earlier of 90 days after the Commencement Date or the date of the entry of an order confirming a plan of reorganization.

V. RESTRUCTURING NEGOTIATIONS AND AGREEMENTS

A.	LOCK UP AGREEMENT

Beginning before the Commencement Date, for the last several months, the Debtors have been in discussions with the Backstop Party, the First Lien Lenders, the Second Lien Lenders and the Holders of 11% Senior Notes to secure support for a consensual restructuring, including the Rights Offering. Indeed, to memorialize those discussions, on October 14, 2007, prior to the Commencement Date, the Debtors, certain Second Lien Lenders, certain Holders of 11% Senior Notes and Sopris (collectively, the “Lock Up Parties”) entered into the Lock Up Agreement. The Lock Up Parties have committed to support the Debtors’ restructuring plans, including an agreement to vote to accept a plan of reorganization consistent with the Plan Term Sheet. The Debtors Filed the Lock Up Agreement, including the Lock Up Rights Offering Term Sheet, with the Bankruptcy Court as an attachment to one of the documents filed with the First Day Motions [Docket No 34].

The Plan Term Sheet provided, among other things, that: (1) the Debtors would enter into the amended and restated first lien credit agreement on terms to be consensually negotiated between the Debtors, Sopris and the First Lien Lenders; (2) the Debtors would enter into an amended and restated second lien credit agreement, with reset interest rates and modified PIK interest options and conditions, consistent with the Lock Up Second Lien Term Sheet; (3) Sopris would convert approximately $72 million (plus accrued interest) in Second Lien Claims into new equity in the reorganized Entity; (4) the Senior Note Claims would be converted into new equity in the reorganized Entity; and (5) Sopris would backstop a rights offering to be made available Pro Rata to Holders of 11% Senior Notes pursuant to the terms of the Lock Up Rights Offering Term Sheet (the Lock Up Rights Offering Term Sheet, the Plan Term Sheet and the Lock Up Second Lien Term Sheet, collectively, the “Lock Up Restructuring Agreements”).

On October 25, 2007, the Debtors Filed a motion in the Bankruptcy Court seeking: (1) authorization to perform under the Restructuring Agreements; (2) pay the Restructuring Fees and the Expense Reimbursement; and (c) honor their obligations under the Jefferies Engagement Letter [Docket No. 241]. On November 16, 2007 and December 4, 2007, the Debtors received Bankruptcy Court approval to perform under the Lock Up Restructuring Agreements and to pay certain fees to Sopris and its advisors as set forth in the Lock Up Restructuring Agreements [Docket Nos. 935 and 1097, respectively].

As part of the Lock Up Agreement, components of which will remain in force as part of the Plan Support Agreement, the Debtors and Sopris each made significant concessions, including, without limitation, (1) certain transfer restrictions and minority protections; (2) the provision for demand and piggy–back registration rights with respect to the Rights Offering Shares; and (3) the payment of certain fees.

With respect to the payment of certain fees, in exchange for Sopris agreeing to underwrite the Rights Offering and convert more than $70 million in Second Lien Indebtedness into new equity in the Reorganized Debtors, the Debtors have agreed to pay certain fees to Sopris, including the Commitment Fee and the Termination Fee, as well as the Expense Reimbursements. In negotiating the Lock Up Agreement, Sopris negotiated on its own behalf and not as a representative of Holders of similarly-situated claims.

1.	Commitment Fee

On the Effective Date, the Debtors will pay Sopris the Commitment Fee, which is equal to 2.3% of the $50 million Rights Offering amount. The Commitment Fee will be paid in the form of New Common Stock, and the number of shares issued in connection therewith will be calculated according to the Plan Term Sheet. The Debtors have determined that the Commitment Fee is an effective means to secure Sopris’s commitment to fully backstop the Rights Offering, at a fraction of the total value the Debtors expect the Rights Offering Amount to provide to the Debtors’ Estates.

2.	Termination Fee

So long as Sopris has not terminated the Lock Up Agreement, the Debtors will pay Sopris the $2 million Termination Fee plus any unpaid Expense Reimbursements in Cash if the Debtors close a Business Combination (as such transaction is described in the Rights Offering Term Sheet); provided, however, that the Termination Fee will not be due or paid if the Plan is consummated.

3.	Expense Reimbursements

The Debtors will pay, on a current basis, all ongoing reasonable and documented expenses of Sopris associated with the Restructuring and the transactions contemplated by the Plan Term Sheet, including, without limitation, the Expense Reimbursement; provided, however, that the Expense Reimbursement will not include any amounts incurred after termination of the Lock Up Agreement or the Backstop Rights Purchase Agreement.

4.	Fees Pursuant to the Jefferies Engagement Letter

In connection with the Chapter 11 Cases, the Debtors also have entered into that certain engagement letter with Jefferies & Co., the financial advisor to Sopris, dated as of October 25, 2007 (the “Jefferies Engagement Letter”). Under the terms of the Jefferies & Co., Inc. Engagement Letter, the Debtors have agreed to, among other things: (a) pay Jefferies & Co., Inc. a monthly fee of $125,000; (b) reimburse Jefferies & Co., Inc. for its reasonable and documented out–of–pocket expenses; (c) pay Jefferies & Co., Inc., under certain circumstances set forth in the Jefferies Engagement Letter, a transaction fee in the amount of $2,913,854 (subject to crediting of certain monthly fees); and (d) provide Jefferies & Co., Inc. with certain indemnification rights, all subject to the terms and conditions of the Jefferies Engagement Letter.

The Commitment Fee, the Termination Fee, the Expense Reimbursement and the Debtors’ obligations under the Jefferies Engagement Letter were negotiated at arm’s–length and in good faith, are fair and reasonable given the integral role Sopris is assuming in the Debtors’ reorganization and emergence from chapter 11 and were necessary inducements for Sopris to enter into the Restructuring Agreements.

B.	PLAN SUPPORT AGREEMENT

To reach a consensual resolution of Plan issues with the Debtors’ major constituents, the Debtors have been in discussions with the Consenting First Lien Holders, the Consenting Second Lien Holders and the Consenting 11% Senior Notes Holders (the “Consenting Holders,” each of the Consenting Holders, together with the Debtors and Sopris, collectively, the “Plan Support Agreement Parties”) to build consensus around the Plan. As a result of these discussions, on January 22, 2008, the Debtors announced all of its key creditor groups have entered into the Plan Support Agreement, which is an agreement for such creditors to support the Plan. The Consenting Holders include Sopris, holders of over two-thirds of the debt under the Debtors’ First Lien Credit Facilities, holders of a majority of the debt under Movie Gallery’s Second Lien Credit Agreement and holders of a majority of the debt under Movie Gallery’s 11% Senior Notes. Pursuant to the agreement, Sopris has placed $50 million into escrow in support of its commitment to backstop the Rights Offering, pursuant to the escrow agreement attached hereto as Exhibit I. The form of the Plan Support Agreement is attached hereto as Exhibit C and incorporated herein by reference.

Specifically, pursuant to the terms and conditions of the Plan Support Agreement, each of the Consenting Holders has agreed, in sum and substance, that, as a party to the Plan Support Agreement, it will: (1) not support or vote in favor of any Alternative Transaction; (2) engage in, continue or otherwise participate in any negotiations regarding any Alternative Transaction, or withhold, withdraw, qualify or modify its approval or recommendation of the Plan Support Agreement, the Plan or the Restructuring; either directly or indirectly; (3) support entry of the Disclosure Statement Order; (4) agree to permit disclosure in any disclosure statement and any filings by the Debtors with the Securities and Exchange Commission of the contents of the Plan Support Agreement; and (5) support Confirmation of the Plan and entry by the Bankruptcy Court of Confirmation Order.

Further, pursuant to the terms and conditions of the Plan Support Agreement, each of the Plan Support Agreement Parties has further agreed that they will not: (1) object to or otherwise commence any proceeding opposing any of the Restructuring Agreements; (2) commence any proceeding or prosecute, join in or otherwise support any action to oppose or object to entry of the Disclosure Statement Order; (3) encourage any other Entity to interfere with entry of the Disclosure Statement Order; (4) commence any proceeding or prosecute, join in or otherwise support any action to oppose or object to approval of the Plan; and (5) take any action that is inconsistent with, or that would delay approval of, Confirmation of the Plan.

In consideration for the Consenting Holders’ support of the Debtors’ Plan, the Debtors have agreed, subject to approval by the Bankruptcy Court, to use commercially reasonable efforts to: (1) effectuate and consummate the Restructuring on the terms contemplated by the Restructuring Agreements; (2) File the Disclosure Statement and corresponding motion for its approval with the Bankruptcy Court within the time frame set forth in the Plan Support Agreement; (3) implement all steps necessary and desirable to obtain the Confirmation Order within the time frame set in the Plan Support Agreement, which Confirmation Order will be consistent with the Restructuring Agreements; and (4) take no actions inconsistent with the Restructuring Agreements or the expeditious Confirmation and Consummation of the Plan. In negotiating the Plan Support Agreement, Sopris negotiated on its own behalf and not as a representative of Holders of similarly-situated claims.

C.	RIGHTS OFFERING

The Rights Offering (together with the Exit Facility) is intended to provide the Debtors with sufficient capital to fund their emergence from chapter 11 and appropriately capitalize the reorganized Debtors. The Debtors must significantly de–leverage their balance sheet and obtain new capital to compete effectively in the challenging Movie rental industry. The Restructuring Agreements will meet the Debtors’ objectives by providing for the conversion of more than $400 million in Prepetition Indebtedness into new equity in the Reorganized Debtors and the investment of $50 million in new capital through the Rights Offering. The Subscription Rights are being offered as part of the treatment of Allowed 11% Senior Note Claims under the Plan.

1.	Subscriptions Rights

On the Effective Date, the Debtors will consummate the Rights Offering by offering Holders of 11% Senior Notes (each, a “Rights Offering Participant”) the right to purchase shares of New Common Stock under the Rights Offering (the “Rights Offering Shares”), as calculated by the Rights Offering Equity Allocation equal to their Pro Rata share of the 11% Senior Notes (each, a “Subscription Right”). Subscription Rights are non–detachable from the 11% Senior Notes and may not be separately transferred.

The number of Rights Offering Shares will be determined according to the Rights Offering Equity Allocation. The purchase price per share of the Rights Offering Shares (the “Rights Offering Exercise Price”) will be determined by dividing the Rights Offering Amount by the number of Rights Offering Shares. Each Rights Offering Participant will have a Subscription Right to purchase Rights Offering Shares equal to their Pro Rata share of the 11% Senior Notes.

2.	Backstop Rights Purchase Agreement

As contemplated, the Rights Offering will be fully backstopped by Sopris, which has agreed to purchase any Rights Offering Shares, in excess of the Sopris Senior Notes Commitment, that remain unsubscribed, pursuant to the Backstop Rights Purchase Agreement. A fully backstopped Rights Offering will generate significant liquidity for the Reorganized Debtors and will, therefore, reduce the transaction costs and other risks associated with Confirmation of the Plan. The stabilizing impact of a fully backstopped Rights Offering will also make it easier for the Debtors to enter in the Exit Facility and secure the support of their Studios and Video Game Vendors during the pendency of the Chapter 11 Cases.

3.	Subscription Procedures

To facilitate the exercise of the Subscription Rights, the Debtors propose to combine the Rights Offering solicitation with the solicitation of votes to accept or reject the Plan. The Debtors propose to distribute to each Rights Offering Participant, instructions and a form on which to exercise their Subscription Rights (each, a “Subscription Form”) contemporaneously with such Rights Offering Participant’s Ballot to vote on the Plan. Brokerage firms or banks holding 11% Senior Notes on behalf of Beneficial Holders will be required to forward information with respect to the Rights Offering to Beneficial Holders of such Securities and to effect any exercise of Subscription Rights on their behalf through DTC’s Automated Subscription Offering Program system. Such firms may use the Subscription Forms (as applicable) provided, or such other forms as they may customarily use for the purpose of obtaining instructions with respect to a subscription on account of the Beneficial Holder’s claim.

4.	Subscription Period

The Subscription Commencement Date is [xx], 2008 prevailing Eastern Time. The Rights Offering will end on the Rights Offering Expiration Date, which has been set for [xx], 2008 prevailing Pacific Time, which will be [xx] days after the Subscription Commencement Date.

5.	Exercise of Subscription Rights

To exercise the Subscription Rights, each Rights Offering Participant must: (a) return a duly completed Subscription Form to the Securities Voting Agent so that such form is actually received by the Securities Voting Agent on or before the Rights Offering Expiration Date or, in the case of Securities held through a bank or brokerage firm, arrange for such firm to effect their subscription through DTC so that such form or DTC instruction is actually received by the Securities Voting Agent on or before the Rights Offering Expiration Date; and (b) pay or arrange for payment to the Securities Voting Agent on or before the Rights Offering Expiration Date, or by DTC to the Securities Voting Agent, of such Holder’s Subscription Purchase Price.

If, for any reason, the Securities Voting Agent does not receive from a Rights Offering Participant (or DTC, in the case of Securities not held through a bank or brokerage firm) both (a) a duly completed Subscription Form or equivalent instructions from DTC on or prior to the Rights Offering Expiration Date and (b) payment in immediately available funds in an amount equal to such Rights Offering Participant’s Subscription Purchase Price on or prior to the Rights Offering Expiration Date, or payment by DTC, such Rights Offering Participant will be deemed to have relinquished and waived its right to participate in the Rights Offering. Each Rights Offering Participant intending to participate in the Rights Offering must affirmatively elect to exercise its Subscription Rights on or prior to the Rights Offering Expiration Date.

The Debtors may use commercially reasonable efforts to give notice to any Rights Offering Participant regarding any defect or irregularity in connection with any purported exercise of Subscription Rights by such Rights Offering Participant and may permit such defect or irregularity to be cured within such time as they may determine in good faith to be appropriate; provided, however, that neither the Debtors nor the Securities Voting Agent nor DTC will have any obligation to provide such notice, nor will they incur any liability for failure to give such notification.

D.	NEGOTIATIONS WITH THE COMMITTEE CONCERNING THE PLAN

The Debtors have been involved in discussions and negotiations with the Committee to address their concerns in the Plan and procure their support for the Plan. Further, since the formation of the Committee, the Debtors have kept the Committee informed about their business operations and have sought the concurrence of the Committee in connection with certain actions and transactions taken by the Debtors outside of the ordinary course of business.

VI. SUMMARY OF THE JOINT PLAN

A.	ADMINISTRATIVE CLAIMS AND PRIORITY CLAIMS

1.	Administrative Claims

Each Holder of an Allowed Administrative Claim will be paid the full unpaid amount of such Claim in Cash (a) on or as soon as reasonably practicable after the Effective Date, (b) if such Claim is Allowed after the Effective Date, on or as soon as reasonably practicable after the date such Claim is Allowed or (c) upon such other terms as may be agreed upon by the Debtors or the Reorganized Debtors, as applicable, and such Holder or otherwise upon an order of the Bankruptcy Court.

a.	Bar Date for Administrative Claims

Except as otherwise provided in Article II of the Plan, unless previously Filed, requests for payment of Administrative Claims must be Filed and served on the Reorganized Debtors pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than 60 days after the Effective Date. Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims that do not File and serve such a request by the applicable Claims Bar Date will be forever barred, estopped and enjoined from asserting such Administrative Claims against the Debtors or their property and such Administrative Claims will be deemed discharged as of the Effective Date. Objections to such requests must be Filed and served on the Reorganized Debtors and the requesting party by the later of (1) 180 days after the Effective Date and (2) 90 days after the Filing of the applicable request for payment of Administrative Claims, if applicable.

b.	Professional Compensation

Retained Professionals or other Entities asserting a Fee Claim for services rendered before the Confirmation Date must File and serve on the Reorganized Debtors and such other Entities who are designated by the Bankruptcy Rules, the Confirmation Order or other order of the Bankruptcy Court an application for final allowance of such Fee Claim no later than 45 days after the Effective Date; provided that the Reorganized Debtors may pay Retained Professionals or other Entities in the ordinary course of business for any work performed after the Confirmation Date; provided, further, that any professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date, without further Bankruptcy Court order, pursuant to the Ordinary Course Professionals Order. Objections to any Fee Claim must be Filed and served on the Reorganized Debtors and the requesting party by the later of (1) 75 days after the Effective Date and (2) 30 days after the Filing of the applicable request for payment of the Fee Claim. To the extent necessary, the Confirmation Order will amend and supersede any previously entered order of the Bankruptcy Court regarding the payment of Fee Claims. Each Holder of an Allowed Fee Claim will be paid by the Reorganized Debtors in cash from the Retained Professional Escrow Account or from the Reorganized Debtors if such account is insufficiently funded.

c.	Ordinary Course Liabilities

Holders of Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business, including Claims based on liabilities under Accommodation Agreements, are not required to File or serve any request for payment of such Administrative Claims and such Administrative Claims will be paid for in such Debtor’s ordinary course of business.

d.	Payment to Financial and Restructuring Advisors to the Committee

On or as soon as reasonably practicable after the Effective Date and in consideration for its services, Imperial Capital LLC will receive (1) an amount in Cash equal to $1.0 million, subject to a credit of $125,000 per month for such amount paid or payable by the Debtors to either Imperial Capital LLC or CRG Partners Group LLC for any month of services occurring on or after February 1, 2008, and (2) an amount of shares of New Common Stock calculated by dividing $600,000 by the Rights Offering Exercise Price.

Additionally, the Debtors or the Reorganized Debtors, as applicable, will pay CRG Partners Group LLC their reasonable and documented fees and expenses, subject to additional limitations beginning on January 1, 2008 as have been agreed upon by the Debtors, CRG Partners Group LLC, Sopris and the Committee, provided that such amount paid to CRG Partners Group LLC for services or expenses incurred after February 1, 2008 will be deducted from the amount of monthly advisory fees to be paid to Imperial Capital LLC.

2.	DIP Credit Agreement Claims

As required by section 1129 of the Bankruptcy Code and the terms of the Final DIP Order, the DIP Credit Agreement Claims will be paid in full in Cash on the Effective Date.

3.	Bar Date for Cure Claims

Requests for payment of Cure Claims must be Filed and served in accordance with the provisions of Article VI.C. of the Plan.

4.	Priority Tax Claims

Each Holder of an Allowed Priority Tax Claim due and payable on or prior to the Effective Date will receive, as soon as reasonably practicable after the Effective Date, on account of such Claim: (a) Cash in an amount equal to the amount of such Allowed Priority Tax Claim; (b) Cash in an amount agreed to by the Debtors or the Reorganized Debtors, as applicable, and such Holder; provided, however, that such parties may further agree for the payment of such Allowed Priority Tax Claim at a later date; or (c) at the option of the Debtors, Cash in an aggregate amount of such Allowed Priority Claim payable in installment payments over a period not more than five years after the Commencement Date, pursuant to section 129(a)(9)(C) of the Bankruptcy Code.

B.	CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

1.	Summary

The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes, including, without limitation, voting, Confirmation and distribution pursuant to the Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. The Plan deems a Claim or Equity Interest to be classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and will be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or an Equity Interest is in a particular Class only to the extent that any such Claim or Equity Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.

2.	Summary of Classification and Treatment of Classified Claims and Equity Interests

SUMMARY OF STATUS AND VOTING RIGHTS

Class	Claim	Status	Voting Rights
1	Other Priority Claims	Unimpaired	Deemed to Accept
2	Other Secured Claims	Unimpaired	Deemed to Accept
3	First Lien Claims	Impaired	Entitled to Vote
4	Second Lien Claims	Impaired	Entitled to Vote
5	Studio Claims	Impaired	Entitled to Vote
6	11% Senior Note Claims	Impaired	Entitled to Vote
7A	General Unsecured Claims against Movie Gallery, Inc.	Impaired	Entitled to Vote
7B	General Unsecured Claims against Movie Gallery US, LLC	Impaired	Entitled to Vote
7C	General Unsecured Claims against M.G.A. Realty I, LLC	Impaired	Entitled to Vote
7D	General Unsecured Claims against M.G. Digital, LLC	Impaired	Entitled to Vote
7E	General Unsecured Claims and 9.625% Senior Subordinated Note Claims against Hollywood Entertainment Corporation	Impaired	Entitled to Vote
7F	General Unsecured Claims against MG Automation LLC	Impaired	Entitled to Vote
8	Equity Interests in Movie Gallery, Inc.	Impaired	Deemed to Reject
9	Intercompany Interests	Impaired	Deemed to Reject

3.	Classification and Treatment of Claims and Equity Interests

a.	Class 1—Other Priority Claims

Classification: Class 1 consists of the Other Priority Claims against the Debtors.

Treatment: The legal, equitable and contractual rights of the Holders of Allowed Class 1 Claims are unaltered. Unless otherwise agreed to by the Holders of the Allowed Class 1 Claims and the Debtors, each Holder of an Allowed Class 1 Claim will receive, in full and final satisfaction of such Allowed Class 1 Claim, payment of the Allowed Class 1 Claim in full in Cash on or as soon as reasonably practicable after the Effective Date.

Voting: Class 1 is an Unimpaired Class, and the Holders of Class 1 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class 1 Claims are not entitled to vote to accept or reject the Plan.

b.	Class 2—Other Secured Claims

Classification: Class 2 consists of the Other Secured Claims against the Debtors.

Treatment: On or as soon as reasonably practicable after the Effective Date, Holders of Allowed Class 2 Claims will receive one of the following treatments, in the sole discretion of the Debtors, in consultation with Sopris, in full and final satisfaction of such Allowed Other Secured Claims: (1) the Debtors or the Reorganized Debtors will pay such Allowed Other Secured Claims in full in Cash; (2) the Debtors or the Reorganized Debtors will deliver the collateral securing any such Allowed Other Secured Claim and pay any interest required to be paid under section 506(b) of the Bankruptcy Code; or (c) the Debtors or the Reorganized Debtors will otherwise treat any Allowed Other Secured Claim in any other manner such that the Claim will be rendered Unimpaired.

Voting: Class 2 is an Unimpaired Class, and the Holders of Class 2 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class 2 Claims are not entitled to vote to accept or reject the Plan.

c.	Class 3—First Lien Claims

Classification: Class 3 consists of First Lien Claims against the Debtors.

Allowance: The First Lien Claims will be Allowed and deemed to be Allowed Claims in the amount of $598,501,500 as of February 1, 2008, plus (i) reimbursement obligations of up to $23,500,000 with respect to synthetic letters of credit, (ii) interest and fees payable from February 1, 2008 through and including the Effective Date, (iii) fees and expenses payable to the First Lien Agents through and including the Effective Date and (iv) contingent and unliquidated Claims arising under the First Lien Credit Facility, including for indemnification; which Allowed Claims will not be subject to any avoidance, reductions, setoff, offset, characterization, subordination, counterclaims, cross–claims, defenses, disallowance, impairment or any other challenges under applicable law or regulation by any Entity.

Treatment: Holders of Allowed Class 3 Claims will receive, in full and final satisfaction of such Allowed Class 3 Claims, their Pro Rata share of the Reorganized Debtors’ obligations under the Amended and Restated First Lien Credit Agreement.

Voting: Class 3 is Impaired, and Holders of Class 3 Claims are entitled to vote to accept or reject the Plan.

d.	Class 4—Second Lien Claims

Classification: Class 4 consists of Second Lien Claims against the Debtors, which are comprised of the Reinstated Second Lien Claims and the Sopris Second Lien Claims.

Allowance: The Second Lien Claims will be Allowed and deemed to be Allowed Claims in the amount of $191,486,419.32 as of February 1, 2008, plus interest payable from February 1, 2008 through and including the Effective Date, plus fees and expenses payable to the Second Lien Administrative Agent and Second Lien Collateral Agent through and including the Effective Date, which Allowed Claims will not be subject to any avoidance, reductions, setoff, offset, characterization, subordination, counterclaims, cross–claims, defenses, disallowance, impairment or any other challenges under any applicable law or regulation by any Entity. The Sopris Second Lien Claims will be deemed Allowed in the amount of $72,235,000 as of the Commencement Date plus accrued and PIK Interest thereon from the Commencement Date through the Effective Date.

Treatment of the Reinstated Second Lien Claims: Holders of Allowed Reinstated Second Lien Claims will receive, in full and final satisfaction of such Allowed Class 4 Claims, their Pro Rata share of the Reorganized Debtors’ obligations under the Amended and Restated Second Lien Credit Agreement (taking into account the Second Lien Conversion).

Treatment of the Sopris Second Lien Claims: The Allowed Sopris Second Lien Claims will receive the Second Lien Conversion Equity Allocation, in full and final satisfaction of such Allowed Sopris Second Lien Claims.

Voting: Class 4 is Impaired, and Holders of Class 4 Claims are entitled to vote to accept or reject the Plan.

e.	Class 5—Studio Claims

Classification: Class 5 consists of Claims of Studios who have entered into Accommodation Agreements with the Debtors.

Treatment: On or as soon as reasonably practicable after the Effective Date, each Holder of an Allowed Class 5 Claim will receive, in full and final satisfaction of its Allowed Class 5 Claim, the consideration contained in each Holder’s respective Accommodation Agreement.

Voting: Class 5 is Impaired, and Holders of Class 5 Claims are entitled to vote to accept or reject the Plan.

f.	Class 6—11% Senior Note Claims

Classification: Class 6 consists of 11% Senior Note Claims against the Debtors.

Treatment: On or as soon as reasonably practicable after the Effective Date, each Holder of an Allowed Class 6 Claim will receive, in full and final satisfaction of such Allowed Class 6 Claim, its Pro Rata share of (1) 75.445% (plus its Reallocated Class 7A share, if any) of the Unsecured Claim Equity Allocation, (2) 75.9% (plus its Reallocated Class 7A share, if any) of the Warrants, (3) 75.9% (plus its Reallocated Class 7A share, if any) of the Litigation Trust Distributions and (4) Subscription Rights, in an amount as calculated by the Rights Offering Equity Allocation.

Voting: Class 6 is Impaired, and Holders of Class 6 Claims are entitled to vote to accept or reject the Plan.

g.	Class 7A—General Unsecured Claims against Movie Gallery, Inc.

Classification: Class 7A consists of General Unsecured Claims against Movie Gallery, Inc.

Treatment: On or as soon as reasonably practicable after the Effective Date, each Holder of an Allowed Class 7A Claim will receive, in full and final satisfaction of such Allowed Class 7A Claim:

(a) if the Holder’s Equity Allocation Percentage multiplied by the Pre-Money Equity Value does not result in an amount exceeding 9% of its Allowed Claim, at its option, either (1) its Pro Rata share of 0.596% of the Unsecured Claim Equity Allocation, its Pro Rata share of 0.6% of the Warrants and its Pro Rata share of 0.6% of the Litigation Trust Distributions or (2) in exchange for assigning to Sopris such Holder’s Allowed Class 7A Claim and making the Cash-Out Election, an amount in Cash to be paid by Sopris equal to the Cash-Out Value; or

(b) if the Holder’s Equity Allocation Percentage multiplied by the Pre-Money Equity Value results in an amount exceeding 9% of its Allowed Claim, at its option, either (1) the portion of the Unsecured Claim Equity Allocation equal to 9% of its Allowed Claim divided by the Pre-Money Equity Value or (2) in exchange for assigning to Sopris such Holder’s Allowed Class 7A Claim and making the Cash-Out Election, an amount in Cash to be paid by Sopris equal to the Cash-Out Value of the portion of Unsecured Claim Equity Allocation described in subpart (1) of this paragraph (not to exceed 4.5% of the amount of its Allowed Claim).

Voting: Class 7A is Impaired, and Holders of Class 7A Claims are entitled to vote to accept or reject the Plan.

h.	Class 7B—General Unsecured Claims against Movie Gallery US, LLC

Classification: Class 7B consists of General Unsecured Claims against Movie Gallery US, LLC.

Treatment: On or as soon as reasonably practicable after the Effective Date, each Holder of an Allowed Class 7B Claim will receive, in full and final satisfaction of such Allowed Class 7B Claim, at its option, either (1) its Pro Rata share of 6.262% (plus its Reallocated Class 7A share, if any) of the Unsecured Claim Equity Allocation, its Pro Rata share of 6.3% (plus its Reallocated Class 7A share, if any) of the Warrants and its Pro Rata share of 6.3% (plus its Reallocated Class 7A share, if any) of the Litigation Trust Distributions or (2) in exchange for assigning to Sopris such Holder’s Allowed Class 7B Claim, an amount in Cash to be paid by Sopris equal to the Cash-Out Value.

Voting: Class 7B is Impaired, and Holders of Class 7B Claims are entitled to vote to accept or reject the Plan.

i.	Class 7C—General Unsecured Claims against M.G.A. Realty I, LLC

Classification: Class 7C consists of General Unsecured Claims against M.G.A. Realty I, LLC.

Treatment: On or as soon as reasonably practicable after the Effective Date, each Holder of an Allowed Class 7C Claim will receive, in full and final satisfaction of such Allowed Class 7C Claim, its Pro Rata share of $5,000 in Cash.

Voting: Class 7C is Impaired, and Holders of Class 7C Claims are entitled to vote to accept or reject the Plan.

j.	Class 7D—General Unsecured Claims against M.G. Digital, LLC

Classification: Class 7D consists of General Unsecured Claims against M.G. Digital, LLC.

Treatment: On or as soon as reasonably practicable after the Effective Date, each Holder of an Allowed Class 7D Claim will receive, in full and final satisfaction of such Allowed Class 7D Claim, its Pro Rata share of $20,000 in Cash.

Voting: Class 7D is Impaired, and Holders of Class 7D Claims are entitled to vote to accept or reject the Plan.

k.	Class 7E—General Unsecured Claims and 9.625% Senior Subordinated Note Claims against Hollywood Entertainment Corporation

Classification: Class 7E consists of the General Unsecured Claims against Hollywood Entertainment Corporation and the 9.625% Senior Subordinated Note Claims.

Treatment: On or as soon as reasonably practicable after the Effective Date, each Holder of an Allowed Class 7E General Unsecured Claim or Allowed 9.625% Senior Subordinated Note Claim against Hollywood Entertainment Corporation will receive, in full and final satisfaction of such Allowed Class 7E Claim, at its option, either (a) its Pro Rata share of 17.097% (plus its Reallocated Class 7A share, if any) of the Unsecured Claim Equity Allocation, its Pro Rata share of 17.2% (plus its Reallocated Class 7A share, if any) of the Warrants and its Pro Rata share of 17.2% (plus its Reallocated Class 7A share, if any) of the Litigation Trust Distributions or (b) in exchange for assigning to Sopris such Holder’s Allowed Class 7E Claim and making the Cash-Out Election, an amount in Cash to be paid by Sopris equal to the Cash-Out Value.

Voting: Class 7E is Impaired, and Holders of Class 7E Claims are entitled to vote to accept or reject the Plan.

l.	Class 7F—General Unsecured Claims against MG Automation LLC

Classification: Class 7F consists of the General Unsecured Claims against MG Automation LLC.

Treatment: On or as soon as reasonably practicable after the Effective Date, each Holder of an Allowed Class 7F Claim will receive, in full and final satisfaction of such Allowed Class 7F Claim, its Pro Rata share of $5,000 in Cash.

Voting: Class 7F is Impaired, and Holders of Class 7F Claims are entitled to vote to accept or reject the Plan.

m.	Class 8—Equity Interests in Movie Gallery, Inc.

Classification: Class 8 consists of all Equity Interests in Movie Gallery, Inc.

Treatment: On the Effective Date, all Class 8 Equity Interests will be deemed canceled and will be of no further force and effect, whether surrendered for cancellation or otherwise, and there will be no distribution to the Holders of Class 8 Equity Interests.

Voting: Class 8 is Impaired, and Holders of Class 8 Equity Interests are conclusively deemed to reject the Plan. Therefore, Holders of Class 8 Equity Interests are not entitled to vote to accept or reject the Plan.

n.	Class 9—Intercompany Interests

Classification: Class 9 consists of all Intercompany Interests in the Debtors.

Treatment: Class 9 Intercompany Interests will not receive any distribution on account of such interests. Nonetheless, Intercompany Interests will not be canceled and, to implement the Plan, will be addressed as set forth in Article V.D. of the Plan.

Voting: Class 9 is Impaired, and Holders of Class 9 Intercompany Interests are conclusively deemed to reject the Plan. Therefore, the Holders of Class 9 Intercompany Interests are not entitled to vote to accept or reject the Plan.

4.	Intercompany Claims

Notwithstanding anything in the Plan to the contrary, Holders of Intercompany Claims will not be eligible to receive any distribution on account of such Claim; the treatment of the Class 7 Claims accounts for such Intercompany Claims and includes compromises and settlements on account thereof.

5.	Special Provision Governing Unimpaired Claims

Except as otherwise provided in the Plan, nothing under the Plan will affect the Debtors’ rights in respect of any Unimpaired Claims, including, without limitation, all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claims.

6.	Special Provisions Regarding the Treatment of Allowed Secondary Liability Claims

The classification and treatment of Allowed Claims under the Plan take into consideration all Allowed Secondary Liability Claims. On the Effective Date, the Allowed Secondary Liability Claims arising from or related to any Debtor’s joint or several liability for the obligations under any (a) Allowed Claim that is being reinstated under the Plan or (b) Executory Contract or Unexpired Lease that is being assumed or deemed assumed by another Debtor or under any Executory Contract or Unexpired Lease that is being assumed by a Debtor (whether or not and assigned to another Debtor or any other Entity) will be reinstated.

7.	Discharge of Claims

Pursuant to section 1141(c) of the Bankruptcy Code, all claims and interests that are not expressly provided for and preserved in the Plan will be extinguished upon Confirmation. Upon Confirmation, the Debtors and all property dealt with in the Plan will be free and clear of all such claims and interests, including, without limitation, liens, security interests and any and all other encumbrances.

C.	ACCEPTANCE OR REJECTION OF THE PLAN

1.	Presumed Acceptance of Plan

Classes 1 and 2 are Unimpaired under the Plan, and are, therefore, presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

2.	Voting Classes

Each Holder of an Allowed Claim as of the Record Date in each of the Voting Classes will be entitled to vote to accept or reject the Plan.

3.	Acceptance by Impaired Classes of Claims

Pursuant to section 1126(c) of the Bankruptcy Code and except as otherwise provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims has accepted the Plan if the Holders of at least two–thirds in dollar amount and more than one–half in number of the Allowed Claims in such Class actually voting have voted to accept the Plan.

Holders of Allowed 11% Senior Note Claims should be aware that while Sopris holds more than 50% of the dollar amount of the total Allowed Class 6 Claims, Sopris represents only one of what the Debtors believe to be numerous Holders of Allowed Class 6 Claims. Therefore, Class 6 will not accept the Plan unless a sufficient number of additional holders of Allowed Class 6 Claims vote to accept the Plan, such that the Plan is supported by Holders of at least two-thirds in dollar amount and more than one–half in number of the Allowed Class 6 Claims actually voting on the Plan.

4.	Presumed Rejection of Plan

Classes 8 and 9 are Impaired and will receive no distribution under the Plan on account of their Claims or Interests, and are, therefore, presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

5.	Cramdown

The Debtors request Confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Impaired Class that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. The Debtors reserve the right to modify the Plan in accordance with Article XIII of the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

D.	MEANS FOR IMPLEMENTATION OF THE PLAN

1.	Corporate Existence

Except to the extent that a Debtor ceases to exist pursuant to the Plan, each Debtor will continue to exist after the Effective Date as a separate corporate entity or limited liability company, with all the powers of a corporation or limited liability company pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents in the case of a limited liability company) in effect prior to the Effective Date, except to the extent such certificate of incorporation or bylaws (or other formation documents in the case of a limited liability company) are amended by the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be authorized pursuant to the Plan and without the need for any other approvals, authorizations, actions or consents.

2.	Creation of MG Real Estate

As necessary or appropriate to facilitate the collateralization requirements under the Exit Facility and the Amended and Restated First Lien Credit Agreement, the Debtors or the Reorganized Debtors are authorized to take all actions necessary to create MG Real Estate, either by changing the name of an existing entity or by forming a new entity, and to transfer into such entity all real property interests owned or leased by the Debtors. In furtherance of and without limiting the foregoing, the Debtors or the Reorganized Debtors are authorized, without limitation, to assign their assumed real property leases to MG Real Estate as provided for in Article VI of the Plan. The Confirmation Order will approve the transfers provided for in the Plan.

3.	Vesting of Assets in the Reorganized Debtors

Except as otherwise provided in the Plan or in any agreement, instrument or other document relating thereto, on or after the Effective Date, all property of each Estate and any property acquired by any of the Debtors pursuant to the Plan will vest in each respective Reorganized Debtor, free and clear of all liens, Claims, charges or other encumbrances. Except as may be provided in the Plan, on and after the Effective Date, each Reorganized Debtor may operate its business and may use, acquire or dispose of property and compromise or settle any Claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order.

4.	Intercompany Interests

Intercompany Interests will be retained, and the legal, equitable and contractual rights to which the Holders of such Intercompany Interests are entitled will remain unaltered in order to implement the Plan.

5.	Exit Facility

On the Effective Date, the Reorganized Debtors will enter into the Exit Facility to obtain the funds necessary to satisfy the DIP Credit Agreement Claims, make other payments under the Plan and conduct their post–reorganization operations.

6.	Rights Offering

The Plan contemplates that the Debtors will raise the Rights Offering Amount through the Rights Offering. On the Effective Date, the Debtors will consummate the Rights Offering, through which each Rights Offering Participant will have the opportunity to purchase that number of Rights Offering Shares equal to its Pro Rata ownership of the 11% Senior Notes. The Rights Offering will dilute the New Common Stock issued on account of Allowed Class 6, 7A, 7B and 7E Claims under the Plan. The Rights Offering will be fully backstopped by Sopris in accordance with the terms and conditions of the Backstop Rights Purchase Agreement. In return for its Backstop Commitment, Sopris will receive the Rights Offering Commitment Fee Equity Allocation.

7.	New Common Stock

On the Effective Date or as soon as reasonably practicable thereafter, Reorganized Movie Gallery will issue or reserve for issuance up to 25,000,000 shares of New Common Stock to certain Holders of Allowed Claims pursuant to the terms set forth in the Plan and including, without limitation, pursuant to the Rights Offering and Backstop Rights Purchase Agreement, subject to dilution as set forth in the Plan.

8.	Warrants

On the Effective Date or as soon as reasonably practicable thereafter, Reorganized Movie Gallery will issue the Warrants to certain Holders of Allowed Class 6 and Class 7 Claims pursuant to the terms set forth in the Plan and the Warrant Agreement.

9.	Amended and Restated First Lien Credit Agreement

The Confirmation Order will constitute an order of the Bankruptcy Court approving the Amended and Restated First Lien Credit Agreement.

10.	Amended and Restated Second Lien Credit Agreement

The Confirmation Order will constitute an order of the Bankruptcy Court approving the Amended and Restated Second Lien Credit Agreement.

11.	Second Lien Conversion Equity Allocation

On the Effective Date, the Allowed Sopris Second Lien Claims will receive the Second Lien Conversion Equity Allocation as set forth in Article III of the Plan.

12.	Cash-Out Election

On or as soon as reasonably practicable after the Effective Date, each Holder of an Allowed Claim in Class 7A, 7B or 7E that makes the Cash-Out Election will receive, in exchange for assigning to Sopris such Holder’s Allowed Claim and making the Cash-Out Election, an amount in Cash to be paid by Sopris equal to the Cash-Out Value as provided in Article III of the Plan.

13.	D&O Tail Coverage Policies

On or before the Effective Date, Reorganized Movie Gallery will obtain reasonably sufficient tail coverage under a directors and officers’ liability insurance policy for the current and former directors and officers for a term of six years. As of the Effective Date, the Debtors will assume all of the D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Debtors’ foregoing assumption of each of the D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan will not discharge, impair or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Debtors under the Plan as to which no Proof of Claim need be Filed.

14.	Management and Director Equity Incentive Programs

On the Effective Date, 10% of the New Common Stock, on a fully–diluted basis, will be reserved for issuance as grants of equity, restricted stock or options in connection with the Reorganized Debtors’ Management and Director Equity Incentive Program. At a minimum, 50% of such awards will be granted not later than 60 days after the Effective Date. It is contemplated that the Reorganized Debtors’ Management and Director Equity Incentive Program will dilute the New Common Stock issued through the Rights Offering and on account of Claims under the Plan.

15.	Sources of Cash for Plan Distributions

All consideration necessary for the Reorganized Debtors to make payments or distributions pursuant to the Plan will be obtained from the Exit Facility, the Rights Offering, the issuance of New Common Stock, the Litigation Trust Recovery Proceeds or other Cash from the Debtors, including Cash from operations.

16.	Securities Registration Exemption

Except as set forth below, the New Common Stock and Warrants to be issued to Holders of Allowed Claims in Classes 6, 7A, 7B and 7E, the Subscription Rights to be issued to Holders of 11% Senior Note Claims and the New Common Stock to be issued pursuant to the Warrants and the Subscription Rights will be issued without registration under the Securities Act or any similar federal, state or local law in reliance upon the exemptions set forth in section 1145 of the Bankruptcy Code.

The New Common Stock to be issued to Sopris in connection with its Backstop Commitment will be issued without registration under the Securities Act or any similar federal, state or local law and in reliance upon the exemptions set forth in section 4(2) of the Securities Act or Regulation D promulgated thereunder. In that regard, Sopris has made customary representations to the Debtors including that it is an “accredited investor” as defined under Rule 501 of Regulation D.

To the extent the Reorganized Debtors remain subject to reporting requirements of the Exchange Act following the Effective Date, the Reorganized Debtors intend to file a Form S-8 registration statement with the Commission to register the shares of the New Common Stock issued under the Management and Director Equity Incentive Program under the Securities Act. To the extent that the Reorganized Debtors are no longer subject to the reporting requirements of the Exchange Act, the Reorganized Debtors intend to make awards under the Management and Director Equity Incentive Plan without registration under the Securities Act or any similar federal, state or local law in reliance upon the exemption set forth in section 701 of the Securities Act or as a result of the issuance or grant of such equity award not constituting a “sale” under Section 2(3) of the Securities Act.

a.	Section 1145 of the Bankruptcy Code

Section 1145(c) of the Bankruptcy Code provides that securities issued pursuant to a registration exemption under section 1145(a)(1) of the Bankruptcy Code are deemed to have been issued pursuant to a public offering. Therefore, the securities issued pursuant to a section 1145 exemption may generally be resold by any holder thereof without registration under the Securities Act pursuant to the exemption provided by section 4(1) thereof, unless the holder is an “underwriter” with respect to such securities, as such term is defined in section 1145(b)(1) of the Bankruptcy Code. In addition, such securities generally may be resold by the recipients thereof without registration under state securities or “blue sky” laws pursuant to various exemptions provided by the respective laws of the individual states. However, recipients of securities issued under the Plan are advised to consult with their own counsel as to the availability of any such exemption from registration under federal securities laws and any relevant state securities laws in any given instance and as to any applicable requirements or conditions to the availability thereof.

Section 1145(b)(1) of the Bankruptcy Code defines an “underwriter” for purposes of the Securities Act as one who, subject to certain exceptions, (a) purchases a claim with a view to distribution of any security to be received in exchange for such claim, or (b) offers to sell securities offered or sold under the plan for the holders of such securities, or (c) offers to buy securities issued under the plan from the holders of such securities, if the offer to buy is made with a view to distribution of such securities, and if such offer is under an agreement made in connection with the plan, with the consummation of the plan or with the offer or sale of securities under the plan, or (d) is an issuer, as used in section 2(11) of the Securities Act, with respect to such securities.

The term “issuer,” as used in section 2(11) of the Securities Act, includes any person directly or indirectly controlling or controlled by, an issuer of securities, or any person under direct or indirect common control with such issuer. “Control” (as defined in Rule 405 under the Securities Act) means the possession, direct or indirect, of the power to direct or cause the direction of the policies of a person, whether through the ownership of voting securities, by contract, or otherwise. Accordingly, an officer or director of a reorganized debtor or its successor under a plan of reorganization may be deemed to be “in control” of such debtor or successor, particularly if the management position or directorship is coupled with ownership of a significant percentage of the reorganized debtor’s or its successor’s voting securities. Moreover, the legislative history of section 1145 of the Bankruptcy Code suggests that a creditor who owns at least ten percent (10%) of the voting securities of a reorganized debtor may be presumed to be a “control person.”

The Debtors believe that the Subscription Rights and the shares of New Common Stock issuable upon the exercise of the Subscription Rights qualify for the exemption from registration under the Securities Act provided by Section 1145 of the Bankruptcy Code. The Commission has taken the position that in order for a rights offering to fall within the Section 1145 exemption, the value of the interests tendered must be greater than the amount required to be contributed by interestholders receiving post-reorganization common stock under the plans. In this regard, the Debtors note that Holders of 11% Senior Notes in Class 6 will receive their Pro Rata portion of shares of New Common Stock having an implied value in excess of $75 million whereas in the Rights Offerings, Holders of Allowed 11% Senior Note Claims in Class 6 will be entitled to purchase their Pro Rata portion of shares of New Common Stock having a value of $50.0 million.

To the extent that persons deemed “underwriters” receive securities under the Plan, resales of such securities would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Holders of such restricted securities may, however, be able, at a future time and under certain conditions described below, to sell securities without registration pursuant to the resale provisions of Rule 144 and Rule 144A under the Securities Act.

b.	Section 4(2) of the Securities Act/Regulation D

Section 4(2) of the Securities Act provides that the issuance of securities by an issuer in transactions not involving any public offering are exempt from registration under the Securities Act. Regulation D is a non-exclusive safe harbor promulgated by the Commission under the Securities Act related to, among others, Section 4(2) of the Securities Act.

The term “issuer,” as used in Section 4(2) of the Securities Act, means, among other things, a person who issues or proposes to issue any security.

Securities issued pursuant to the exemption provided by Section 4(2) of the Securities Act or Regulation D promulgated thereunder are considered “restricted securities.” As a result, resales of such securities may not be exempt from the registration requirements of the Securities Act or other applicable law. Holders of such restricted securities may, however, be able, at a future time and under certain conditions described below, to sell securities without registration pursuant to the resale provisions of Rule 144 and Rule 144A under the Securities Act.

c.	Rule 701 of the Securities Act

Rule 701 of the Securities Act provides that securities issued to, among others, employees, directors, general partners, and officers of an issuer pursuant to written compensatory benefit plan may, under certain circumstances, be exempt from registration under the Securities Act. Rule 701 is available to any issuer that is not subject to the reporting requirements of the Exchange Act and is not an investment company registered or required to be registered under the Investment Company Act of 1940.

The term “compensatory benefit plan,” as used in Rule 701 of the Securities Act means any purchase, savings, option, bonus, stock appreciation, profit sharing, thrift, incentive, deferred compensation, pension or similar plan, The term “issuer,” as used in Rule 701 of the Securities Act, means, among other things, a person who issues or proposes to issue any security.

To the extent that securities are issued pursuant to the exemption provided by Rule 701 of the Securities Act, resales of such securities may not be exempted from registration under the Securities Act or other applicable law. Holders of such restricted securities may, however, be able, at a future time and under certain conditions described below, to sell securities without registration pursuant to the resale provisions of Rule 144 and Rule 144A under the Securities Act.

d.	“No Sale” Under Section 2(3) of the Securities Act

To the extent that securities issued pursuant to the Manager and Director Equity Incentive Program do not involve cash payments or other consideration from the recipients of those securities, the grants of those securities will not involve a “sale” of securities for purposes of Section 2(3) of the Securities Act and, consequently, would not require registration under the Securities Act. Any such securities may not be resold unless registered under the Securities Act or on reliance on an exemption under the Securities Act or other applicable law. Holders of such securities may, however, be able, at a future time and under certain conditions described below, to sell securities without registration pursuant to the resale provisions of Rule 144 and Rule 144A under the Securities Act.

e.	Rule 144 and Rule 144A

Under certain circumstances, affiliated and holders of restricted securities may be entitled to resell their securities pursuant to the limited safe harbor resale provisions of Rule 144. Generally, Rule 144 provides that if certain conditions are met (e.g., that the availability of current public information with respect to the issuer, volume limitations and notice and manner of sale requirements), specified persons who resell restricted securities or who resell securities which are not restricted but who are “affiliates” of the issuer of the securities sought to be resold, will not be deemed to be “underwriters” as defined in section 2(11) of the Securities Act. Under paragraph (k) of Rule 144, the aforementioned conditions will not limit the resale of restricted securities that are sold for the account of a holder who is not an affiliate of the company at the time of such resale and was not an affiliate of the company during the three month period preceding such sale, so long as a period of at least two years has elapsed since the later of (a) the effective date of a plan and (b) the date on which such holder acquired its securities from the reorganized debtors or an affiliate of the reorganized debtors. The Commission recently adopted certain amendments to Rule 144 that will become effective on February 15, 2008. Once these amendments become effective, Rule 144 will provide that: (i) a non-affiliate who has not been an affiliate during the preceding three months may resell restricted securities after a six-month holding period if at the time of the sale there is current public information regarding the issuer and after a one year holding period if there is not current public information regarding the issuer at the time of the sale and (ii) an affiliate may sell restricted securities after a six month holding period if at the time of the sale there is current public information regarding the issuer and after a year holding period if there is not current public information regarding the issuer at the time of the sale, provided that in each case the affiliate otherwise complies with the volume, manner of sale and notice requirements of Rule 144.

Rule 144A provides a non-exclusive safe harbor exemption from the registration requirements of the Securities Act for resales to certain “qualified institutional buyers” of securities that are “restricted securities” within the meaning of the Securities Act, irrespective of whether the seller of such securities purchased its securities with a view towards reselling such securities, if certain other conditions are met (e.g., the availability of information required by paragraph 4(d) of Rule 144A and certain notice provisions). Under Rule 144A, a “qualified institutional buyer” is defined to include, among other persons, “dealers” registered as such pursuant to section 15 of the Securities Exchange Act of 1934 (the “Exchange Act”), and entities that purchase securities for their own account or for the account of another qualified institutional buyer and that, in the aggregate, own and invest on a discretionary basis at least $100 million in the securities of unaffiliated issuers. Subject to certain qualifications, Rule 144A does not exempt the offer or sale of securities that, at the time of their issuance, were securities of the same class of securities then listed on a national securities exchange (registered as such pursuant to section 6 of the Exchange Act) or quoted in a United States automated inter-dealer quotation system.

Pursuant to the Plan, certificates evidencing shares of New Common Stock received by restricted holders or holders of five percent or more of the outstanding New Common Stock or by holders that request legended certificates and who certify that they may be deemed to be underwriters within the meaning of section 1145 of the Bankruptcy Code, will bear a legend substantially in the form below:

THE SHARES OF COMMON STOCK EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

Any person, other than Sopris or recipients of awards under the Management and Directors Equity Incentive Program, that would receive legended securities as provided above may instead receive certificates evidencing New Common Stock without such legend if, prior to the Effective Date, such person or entity delivers to the Debtors (a) an opinion of counsel reasonably satisfactory to the Debtors to the effect that the shares of New Common Stock to be received by such person or entity are not subject to the restrictions applicable to “underwriters” under section 1145 of the Bankruptcy Code and may be sold without registration under the Securities Act and (b) a certification that such person or entity is not an “underwriter” within the meaning of section 1145 of the Bankruptcy Code.

The Debtors believe that the shares of New Common Stock to be issued under the Plan to Holders of Allowed Claims in Classes 6, 7A, 7B and 7E qualify for a section 1145(a)(1)(A) exemption, as such stock will issued in exchange for Claims against the Debtors’ Estates, with the exception of Sopris and any other Holder who may be entitled to receive more than 10% of the New Common Stock. The shares of New Common Stock to be issued to Sopris and any other Holder who may be entitled to receive more than 10% of the New Common Stock will be issued pursuant to the exemption set forth in section 4(2) of the Securities Act or Regulation D promulgated thereunder. The Debtors believe that the shares of New Common Stock to be sold through the Rights Offering, other than any shares that may be sold to Sopris or any other Rights Offering Participant who may receive more than 10% of the New Common Stock, qualify for a section 1145(a)(1)(B) exemption, as being issued principally in exchange for Claims and partly in exchange for cash. The only Entities eligible to participate in the Rights Offering are the Holders of the 11% Senior Notes. Under the Plan, Holders of the 11% Senior Notes are entitled to receive approximately 75.445% of the Unsecured Claim Equity Allocation, having an implied value under the Plan of $75.445 million. The Rights Offering Amount is only $50 million, and Rights Offering Participants are only eligible to participate in the Rights Offering up to their pro rata share of the Rights Offering. This means that any given Rights Offering Participant will necessarily receive more New Common Stock on account of their Claim than they will be able to purchase through the Rights Offering. This same analysis may not apply to Sopris, which has committed to fully backstop the Rights Offering. Because Sopris holds approximately $174 million out of the $325 million face amount of 11% Senior Note Claims, the implied value of the New Common Stock that Sopris will receive on account of its Claims is approximately $38 million. Sopris may, however, be required to purchase as much as the full $50 million in New Common Stock through the Rights Offering. If Sopris acquires more New Common Stock for cash than it acquires on account of its Allowed Claims, Sopris may not qualify for the 1145(a)(1)(B) “principally and partly” test. Regardless, because Sopris will receive more than 10% of the New Common Stock issued on the Effective Date, Sopris will be a “control person” and hence “issuer” and hence “underwriter” for purposes of section 1145, and all shares of New Common Stock issued to Sopris will be issued pursuant to the exemption set forth in section 4(2) of the Securities Act or Regulation D promulgated thereunder.

Any holder of a certificate evidencing shares of New Common Stock bearing such legend may present such certificate to the transfer agent for the share of New Common Stock for exchange for one or more new certificates not bearing such legend or for transfer to a new holder without such legend at such times as (a) such shares are sold pursuant to an effective registration statement under the Securities Act or (b) such holder delivers to the Reorganized Debtors an opinion of counsel reasonably satisfactory to the Reorganized Debtors to the effect that such shares are no longer subject to the restrictions applicable to “underwriters” under section 1145 of the Bankruptcy Code or (c) such holder delivers to the Reorganized Debtors an opinion of counsel reasonably satisfactory to the Reorganized Debtors to the effect that such shares are no longer subject to the restrictions pursuant to an exemption under the Securities Act and such shares may be sold without registration under the Securities Act, in which event the certificate issued to the transferee will not bear such legend.

IN VIEW OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A RECIPIENT OF NEW COMMON STOCK MAY BE AN UNDERWRITER OR AN AFFILIATE OF THE REORGANIZED DEBTORS, THE REORGANIZED DEBTORS MAKE NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE THE NEW COMMON STOCK OR WARRANTS TO BE DISTRIBUTED PURSUANT TO THE PLAN. ACCORDINGLY, THE DEBTORS RECOMMEND THAT POTENTIAL RECIPIENTS OF SECURITIES UNDER THE PLAN CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.

17.	Issuance and Distribution of the New Common Stock and Warrants

On or immediately after the Effective Date, the Reorganized Debtors will issue or reserve for issuance all securities required to be issued pursuant to the Plan, including, without limitation, pursuant to the Rights Offering, the Backstop Rights Purchase Agreement and the Warrant Agreement. The shares of New Common Stock issued under the Plan and any shares issued in connection with the exercise of Warrants that, in each case, are issued under Section 1145 of the Bankruptcy Code, will be freely tradable, subject to any applicable restrictions of the federal and state securities laws. All other shares of New Common Stock will be tradable only to the extent described under Article V.O. of the Plan. All of the shares of New Common Stock issued pursuant to the Plan will be duly authorized, validly issued and, if applicable, fully paid and non–assessable. Each distribution and issuance referred to in Article VII of the Plan will be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions will bind each Entity receiving such distribution or issuance.

In connection with the distribution of New Common Stock to current or former employees of the Debtors, the Reorganized Debtors may take whatever actions are necessary to comply with applicable federal, state, local and international tax withholding obligations, including withholding from distributions a portion of the New Common Stock and selling such securities to satisfy tax withholding obligations including, without limitation, income, social security and Medicare taxes.

18.	Registration of Certain New Common Stock

On or after the Effective Date, the Reorganized Debtors will execute and deliver the Registration Rights Agreement.

19.	Listing of New Common Stock

The Reorganized Debtors will not be obligated to list the New Common Stock on a national securities exchange.

20.	Release of Liens, Claims and Equity Interests

Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article VII of the Plan, all Claims, Equity Interests, mortgages, deeds of trust, liens or other security interests against the property of any Estate will be fully released and discharged.

21.	Certificate of Incorporation and Bylaws

The certificates of incorporation and bylaws (or other formation documents relating to limited liability companies) of the Debtors will be amended as may be required to be consistent with the provisions of the Plan and the Bankruptcy Code. On or as soon as reasonably practicable after the Effective Date, each of the Reorganized Debtors will file new certificates of incorporation with the secretary of state (or equivalent state officer or entity) of the state under which each such Reorganized Debtor is or is to be incorporated, which, as required by section 1123(a)(6) of the Bankruptcy Code, will prohibit the issuance of non-voting securities. After the Effective Date, each Reorganized Debtor may file a new, or amend and restate its existing, certificate of incorporation, charter and other constituent documents as permitted by the relevant state corporate law.

22.	Directors and Officers of Reorganized Movie Gallery

The New Board will consist of 7 directors, consisting of: (a) Joe T. Malugen; (b) 4 directors designated by Sopris in its sole discretion; (c) 1 director designated by Sopris, subject to the reasonable approval of: (i) the First Lien Lenders and (ii) the Second Lien Lenders, provided that in each case, the Holders of Class 3 Claims or the Holders of Class 4 Claims, as applicable, vote to accept the Plan; and (d) 1 director designated by the Committee, subject to the reasonable approval of Sopris, provided that Classes 7B and 7E vote to accept the Plan and otherwise, as designated in the Plan Supplement. Any directors designated pursuant to this section will be subject to approval of the Bankruptcy Court pursuant to section 1129(a)(5) of the Bankruptcy Code.

23.	Litigation Trust

a.	Generally

The powers, authority, responsibilities and duties of the Litigation Trust, the Litigation Trustee and the Litigation Trust Committee are set forth in and will be governed by the Litigation Trust Agreement. The Committee will designate the initial Litigation Trustee. The Litigation Trust Agreement will contain provisions customary to trust agreements utilized in comparable circumstances, including, without limitation, any and all provisions necessary to ensure the continued treatment of the Litigation Trust as a grantor trust and the Litigation Trust Beneficiaries as the grantors and owners thereof for federal income tax purposes. The Litigation Trust and the Litigation Trustee will be bound by the Plan and will not challenge any provision of the Plan.

Holders of Claims in Classes 6, 7A, 7B and 7E who are entitled to receive, collectively, any Litigation Trust Proceeds should be aware that under the Litigation Trust Agreement such Holders will be treated as beneficiaries of the Litigation Trust and that the Litigation Trust will not issue certificated securities to such Holders and that such beneficial interests will be non-transferable.

b.	Purpose and Establishment of the Litigation Trust

On the Effective Date, the Litigation Trust will be established for the primary purpose of liquidating its assets with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the purpose of the Litigation Trust. Upon the transfer by the Debtors of the Litigation Trust Assets to the Litigation Trust, the Debtors or the Reorganized Debtors, as applicable, will have no reversionary or further interest in or with respect to the Litigation Trust Assets or the Litigation Trust. For all federal income tax purposes, the Litigation Trust Beneficiaries will be treated as grantors and owners thereof and it is intended that the Litigation Trust be classified as a liquidating trust under Section 301.7701–4 of the Treasury Regulations and that such trust is owned by the Litigation Trust Beneficiaries. Accordingly, for federal income tax purposes, it is intended that the Litigation Trust Beneficiaries be treated as if they had received a distribution of an undivided interest in the Litigation Trust Assets and then contributed such interests to the Litigation Trust. Accordingly, the Litigation Trust will, in an expeditious but orderly manner, liquidate and convert to Cash the Litigation Trust Assets, make timely distributions to Litigation Trust Beneficiaries pursuant to the Plan and the Litigation Trust Agreement and not unduly prolong its duration. The Litigation Trust will not be deemed a successor in interest of the Debtors for any purpose other than as specifically set forth in the Plan or in the Litigation Trust Agreement. The Litigation Trust is intended to qualify as a “grantor trust” for federal income tax purposes with the Litigation Trust Beneficiaries treated as grantors and owners of the trust.

On the Effective Date, the Reorganized Debtors, on behalf of the Litigation Trust Beneficiaries will execute the Litigation Trust Agreement and will take all other steps necessary to establish the Litigation Trust pursuant to the Litigation Trust Agreement and consistent with the Plan. On the Effective Date, and in accordance with and pursuant to the terms of the Plan, the Reorganized Debtors will transfer, assign and deliver to the Litigation Trust all of their rights, title and interests in all of the Litigation Trust Assets, notwithstanding any prohibition of assignability under non–bankruptcy law. In connection with the transfer of such assets, any attorney client privilege, work product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) transferred to the Litigation Trust will vest in the Litigation Trust and its representatives, and the Debtors and the Litigation Trust are authorized to take all necessary actions to effectuate the transfer of such privileges. The Litigation Trust will agree to accept and hold the Litigation Trust Assets in the Litigation Trust for the benefit of the Litigation Trust Beneficiaries, subject to the terms of the Plan and the Litigation Trust Agreement. All parties (including the Debtors, the Litigation Trustee and the Litigation Trust Beneficiaries) will execute any documents or other instruments as necessary to cause title to the Litigation Trust Assets to be transferred to the Litigation Trust.

c.	Prosecution of Litigation Trust Assets

Litigation Trust Assets may only be prosecuted or settled by the Litigation Trust. The Reorganized Debtors may not prosecute or settle any Litigation Trust Assets.

d.	Distributions

The Litigation Trust will make distributions to the Litigation Trust Beneficiaries in accordance with the terms of the Litigation Trust Agreement. The Litigation Trust Committee may authorize the Litigation Trust to retain Litigation Trust Recovery Proceeds to fund additional litigation with respect to Litigation Trust Assets.

e.	Appointment of the Litigation Trustee

On the Effective Date and in compliance with the provisions of the Plan and the Litigation Trust Agreement, William Kaye, the chairman of the Committee, will be appointed Litigation Trustee in accordance with the Litigation Trust Agreement and, thereafter, any successor Litigation Trustee shall be appointed and serve in accordance with the Litigation Trust Agreement. The Litigation Trustee or any successor thereto will administer the Litigation Trust in accordance with the Litigation Trust Agreement.

f.	Funding Expenses of the Litigation Trust

On the Effective Date, the Reorganized Debtors will deposit with the Litigation Trust an amount in Cash equal to $300,000 to fund the expenses of the Litigation Trust, provided that the Litigation Trust Committee may request from the Reorganized Debtors up to an additional $300,000 to fund such expenses to be paid in Sopris’ sole discretion, which additional amount, if paid, will be repaid to the Reorganized Debtors from Litigation Trust Recovery Proceeds.

g.	Distributions; Withholding

The Litigation Trust will make distributions to the Litigation Trust Beneficiaries when and as authorized by the Litigation Trust Committee pursuant to the Litigation Trust Agreement. The Litigation Trust may withhold from amounts otherwise distributable to any Entity any and all amounts required by the Litigation Trust Agreement, any law, regulation, rule, ruling, directive, treaty or other governmental requirement.

h.	Termination of the Litigation Trust

The Litigation Trust will terminate as soon as practicable, but in no event later than the fifth anniversary of the Effective Date; provided that, on or later than the date six months prior to the Initial Trust Termination Date, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Litigation Trust for a finite period (any such extension representing an “Extended Trust Termination Date”) if such an extension is necessary to complete any pending litigation or any distribution required under the Litigation Trust Agreement. Notwithstanding the foregoing, multiple extensions may be obtained so long as Bankruptcy Court approval is obtained no more than six months prior to the expiration of each Extended Trust Termination Date.

i.	Litigation Trust Committee

Membership, duties, responsibilities and powers of the Litigation Trust Committee will be as set forth in the Litigation Trust Agreement.

24.	Creation of Retained Professional Escrow Account

On the Effective Date, the Reorganized Debtors will establish the Retained Professional Escrow Account and reserve the amounts necessary to ensure the payment of all Accrued Professional Compensation.

25.	Effectuating Documents; Further Transactions; Exemption from Certain Transfer Taxes

The Debtors or the Reorganized Debtors, as applicable, may take all actions to execute, deliver, File or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan, including, without limitation, the distribution of the securities to be issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, actions or consents except for those expressly required pursuant to the Plan. The secretary and any assistant secretary of each Debtor will be authorized to certify or attest to any of the foregoing actions.

Prior to, on or after the Effective Date (as appropriate), all matters provided for pursuant to the Plan that would otherwise require approval of the shareholders, directors or members of the Debtors will be deemed to have been so approved and will be in effect prior to, on or after the Effective Date (as appropriate) pursuant to applicable law and without any requirement of further action by the shareholders, directors, managers or partners of the Debtors, or the need for any approvals, authorizations, actions or consents.

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Plan will not be subject to any stamp tax or other similar tax or governmental assessment in the United States, and the Confirmation Order will direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such tax or governmental assessment. Such exemption specifically applies, without limitation, to all documents necessary to evidence and implement the provisions of and the distributions to be made under the Plan, including the Exit Facility, the Amended and Restated First Lien Credit Agreement (and the providing of security therefor), the Amended and Restated Second Lien Credit

Agreement (and the providing of security therefor), the Backstop Rights Purchase Agreement, the issuance of New Common Stock and Warrants, the Warrant Agreement, the transfer of the Litigation Trust Assets to the Litigation Trust, the transfer of owned and leased real property interests to MG Real Estate as provided for in Article VI of the Plan and the maintenance or creation of security therein as contemplated by the Exit Facility, the Amended and Restated First Lien Credit Agreement and the Amended and Restated Second Lien Credit Agreement.

26.	Cancellation of Notes and Equity Interests

On the Effective Date, except as otherwise provided in the Plan, all notes, stock, instruments, certificates and other documents evidencing the 9.625% Senior Subordinated Notes, the 11% Senior Notes and the Equity Interests will be canceled, and the obligations of the Debtors thereunder or in any way related thereto will be fully released and discharged. On the Effective Date, except to the extent otherwise provided in the Plan, any indenture relating to any of the foregoing, including, without limitation, the 9.625% Senior Subordinated Notes Indenture and the 11% Senior Notes Indenture will be deemed to be canceled, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code, and the obligations of the Debtors thereunder will be fully released and discharged. The 9.625% Senior Subordinated Notes Indenture and the 11% Senior Notes Indenture will continue in effect solely for the purposes of: (1) allowing Holders of the 9.625% Senior Subordinated Notes Claims and the 11% Senior Notes Claims to receive distributions under the Plan; and (2) allowing and preserving the rights of the Indenture Trustees to (a) make distributions in satisfaction of Allowed 9.625% Senior Subordinated Notes Claims and Allowed 11% Senior Notes Claims, (b) exercise their respective charging liens against any such distributions, (c) effectuate the Rights Offering on behalf of the Holders of the 11% Senior Notes Claims and (d) seek compensation and reimbursement for any fees and expenses incurred in making such distributions.

27.	Discharge of Obligations Under the First Lien Credit Facilities and Second Lien Credit Agreement

On the Effective Date, except as otherwise provided in the Plan, the Debtors’ obligations under the First Lien Credit Facilities and the Second Lien Credit Agreement will be fully released, discharged and superseded in full by the Debtors’ obligations under the Amended and Restated First Lien Credit Agreement and Amended and Restated Second Lien Credit Agreement.

E.	TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

1.	Assumption and Rejection of Executory Contracts and Unexpired Leases

a.	Rejection of Executory Contracts and Unexpired Leases

Each Executory Contract or Unexpired Lease will be deemed automatically rejected in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless any such Executory Contract or Unexpired Lease:

(1)	has been previously assumed by the Debtors by Final Order of the Bankruptcy Court;

(2)	has been assumed by the Debtors by order of the Bankruptcy Court as of the Effective Date, which order becomes a Final Order after the Effective Date;

(3)	is the subject of a motion to assume or reject pending as of the Effective Date;

(4)	is listed on the schedule of “Assumed Executory Contracts and Unexpired Leases” in the Plan Supplement;

(5)	is an Employee–Related Agreement; provided, however, that such Executory Contracts and Unexpired Leases will be treated as set forth in Article VI.A.2 of the Plan;

(6)	is a D&O Liability Insurance Policy; provided, however, that such Executory Contracts and Unexpired Leases will be treated as set forth in Article VI.A.4 of the Plan;

(7)	is an Indemnification Provision; provided, however, that such Executory Contracts and Unexpired Leases will be treated as set forth in Article VI.A.5 of the Plan;

(8)	is otherwise assumed pursuant to the terms in the Plan.

The Confirmation Order will constitute an order of the Bankruptcy Court approving such rejections pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. Non-Debtor parties to Executory Contracts or Unexpired Leases that are deemed rejected as of the Effective Date will have the right to assert any Claim on account of the rejection of such Executory Contracts or Unexpired Leases, including under section 503 of the Bankruptcy Code; provided that such Claims must be Filed by the applicable Claims Bar Date and otherwise in accordance herewith.

The Debtors are deemed to have abandoned any furniture, fixtures, equipment, inventory and other personal property located at the premises of Unexpired Leases of nonresidential real property (as such term is used in section 365 of the Bankruptcy Code) for which the rejection is first effective on or after the Effective Date, as of the later of (i) the Effective Date, (ii) the effective date of rejection and (iii) the date the Debtors have turned over possession of such premises to the respective landlord. The Debtors shall have no administrative expense liability to any of their landlords for rental charges or occupancy of the leased premises after such abandonment by virtue of the continued presence at such premises of such abandoned property. Landlords at premises with such abandoned property may, in their sole discretion and without further notice, dispose of such abandoned property without liability to the Debtors or any non-Debtor third party claiming any interest in such property (including any DIP Credit Agreement Claim, First Lien Claim, Second Lien Claim or Other Secured Claim) and, to the extent applicable, the automatic stay shall be modified to allow such disposition. The Debtors shall endeavor to provide such third parties prior, specific, reasonable notice that they must retrieve the property in which they claim an interest prior to or upon such abandonment or such property shall be deemed so abandoned without further notice to or action, order or approval of the Bankruptcy Court and such landlords or their designee shall be free to dispose of same without liability or recourse to such landlords. Notwithstanding the Debtors’ required efforts to provide prior, specific, reasonable notice to such third parties, the Plan and any notices of the Effective Date shall be deemed sufficient notice to such third parties to effectuate such abandonment and enable landlords to dispose of such abandoned property without liability or recourse.

Notwithstanding the foregoing paragraph, (a) if any abandonment pursuant hereto constitutes a breach of the Amended and Restated First Lien Credit Agreement, the terms of the Amended and Restated First Lien Credit Agreement shall be controlling as between the Debtors, the First Lien Agents and the First Lien Lenders, and the First Lien Agents and/or First Lien Lenders shall be permitted to exercise rights under the Amended and Restated First Lien Credit Agreement as a result of such breach and (b) if any abandonment pursuant hereto constitutes a breach of the Amended and Restated Second Lien Credit Agreement, the terms of the Amended and Restated Second Lien Credit Agreement shall be controlling as between the Debtors, the Second Lien Agents and the Second Lien Lenders, and the Second Lien Agents and/or Second Lien Lenders shall be permitted to exercise rights under the Amended and Restated Second Lien Credit Agreement (subject to the intercreditor agreement between the First Lien Collateral Agent and the Second Lien Collateral Agent) as a result of such breach.

The right of any party in interest to assert a Claim against the Debtors’ estate for costs associated with the removal or disposition of such abandoned property is fully preserved; provided that any such Claim must be Filed by the applicable Claims Bar Date and otherwise in accordance herewith; provided, further, that the rights of all parties, including the Debtors, to contest any such Claim shall be fully preserved.

b.	Assumption of Executory Contracts and Leases

On the Effective Date, the Debtors will assume all of the Executory Contracts and Unexpired Leases listed on the schedule of “Assumed Executory Contracts and Unexpired Leases” in the Plan Supplement.

c.	Assumption of Employee–Related Agreements

On the Effective Date, the Debtors will assume all of the Employee–Related Agreements. The designation of a contract as an Employee–Related Agreement will not be deemed an admission that such contract constitutes an Executory Contract.

d.	Assumption of Director and Officer Insurance Policies

As of the Effective Date, the Debtors will assume all of the D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code. Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan will not discharge, impair or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Debtors under the Plan as to which no Proof of Claim need be Filed.

e.	Assumption of Indemnification Provisions

On the Effective Date, the Debtors will assume all of the Indemnification Provisions. All Indemnification Provisions in place on and prior to the Effective Date for current and former directors, officers and members (including ex officio members) of the Debtors and their subsidiaries and such current and former directors and officers or members’ respective Affiliates will survive the Effective Date for Claims related to or in connection with any actions, omissions or transactions occurring prior to the Effective Date; provided, however, that, notwithstanding the foregoing and notwithstanding anything in the Plan to the contrary, neither the Debtors nor the Reorganized Debtors will indemnify, or assume any Indemnification Provision as to, any of the Non–Released Parties for any matter.

f.	Approval of Assumptions

The Confirmation Order will constitute an order of the Bankruptcy Court approving the assumptions described in Article VI of the Plan pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption of such Executory Contract or Unexpired Lease will be deemed to have consented to such assumption.

g.	Assignment of Assumed Lease of Real Property

On the Effective Date, except to the extent otherwise determined by the Debtors with the consent of the First Lien Agents, all Unexpired Leases of real property as to which the assumption by the Debtors under section 365(a) of the Bankruptcy Code has been approved by order of the Bankruptcy Court, including the Confirmation Order, will be assigned to MG Real Estate pursuant to section 365(f) of the Bankruptcy Code, and the Confirmation Order will specifically provide for the approval of such assignments. Any evidentiary showings required for such assignment of leases for which the hearing on assumption occurs on or prior to the Confirmation Hearing will be made in connection with the Confirmation Hearing and objections to such assignment on any ground, including lack of “adequate assurance of future performance,” if applicable, will be made by the applicable lessor by the deadline for objecting to the Plan; provided that as to any assignment issue not set forth in the Plan, if any, in connection with such requested assignment of which the non-Debtor party to such Unexpired Lease first receives notice later than 10 days prior to such deadline, such party will be entitled to object only as to such issue until the earlier of 10 days after such notice and the hearing at which such assignment is considered. For such Unexpired Leases for which the hearing on assumption occurs after the Confirmation Hearing, if any, such evidentiary showing and objections to such assignment will be made at the hearing with respect to assumption of such Unexpired Lease. On or as soon as reasonably practicable after the Effective Date, the Debtors will provide documentary evidence of each such assignment to the applicable lessor and, if necessary, will record such documents in the real property records of the applicable jurisdiction. Notwithstanding such assignments, the original Debtor lessee under any such Unexpired Lease of real property, and any Debtor guarantor thereof, will continue to be obligated on the lease to the full extent of their respective obligations as such obligations existed prior to the assignment to MG Real Estate, and the Confirmation Order will so provide.

2.	Claims on Account of the Rejection of Executory Contracts or Unexpired Leases

All Proofs of Claim arising from the rejection of Executory Contracts or Unexpired Leases must be Filed with the Voting and Claims Agent before the latest of:

a.	the applicable Claims Bar Date

b.	the earlier of 60 days after notice of entry of an order of the Bankruptcy Court, including the Confirmation Order, authorizing the rejection of such Executory Contract or Unexpired Lease and 120 days after entry of such order; and

c.	60 days after the effective date of the rejection of such Executory Contract or Unexpired Lease.

Any Entity that is required to file a Proof of Claim arising from the rejection of an Executory Contract or an Unexpired Lease that fails to timely do so will be forever barred, estopped and enjoined from asserting such Claim, and such Claim will not be enforceable, against any Debtor or any Reorganized Debtor or their Estates and property, and the Debtors or the Reorganized Debtors and their Estates and property will be forever discharged from any and all indebtedness and liability with respect to such Claim unless otherwise ordered by the Bankruptcy Court or as otherwise provided in the Plan. All such Claims will, as of the Effective Date, be subject to the permanent injunction set forth in Article X of the Plan.

YOUR EXECUTORY CONTRACT OR UNEXPIRED LEASE IS AUTOMATICALLY REJECTED AS OF THE EFFECTIVE DATE, UNLESS YOUR EXECUTORY CONTRACT OR UNEXPIRED LEASE (A) WAS PREVIOUSLY ASSUMED BY THE DEBTORS BY FINAL ORDER OF THE BANKRUPTCY COURT; (B) WAS ASSUMED BY THE DEBTORS BY ORDER OF THE BANKRUPTCY COURT AS OF THE EFFECTIVE DATE, WHICH ORDER BECOMES A FINAL ORDER AFTER THE EFFECTIVE DATE; (C) IS THE SUBJECT OF A MOTION TO ASSUME OR REJECT PENDING ON OR BEFORE THE EFFECTIVE DATE; (D) IS LISTED ON THE SCHEDULE OF “ASSUMED CONTRACTS AND UNEXPIRED LEASES” IN THE PLAN SUPPLEMENT; (E) IS AN EMPLOYEE–RELATED AGREEMENT; (F) IS A D&O LIABILITY INSURANCE POLICY; (G) IS AN INDEMNIFICATION PROVISION AS PROVIDED IN THE PLAN; OR (H) IS OTHERWISE ASSUMED PURSUANT TO THE TERMS IN THE PLAN.

THE BAR DATE FOR FILING CLAIMS BASED ON REJECTION OF EXECUTORY CONTRACTS OR UNEXPIRED LEASES IS THE LATEST OF: (A) THE APPLICABLE CLAIMS BAR DATE; (B) THE EARLIER OF 60 DAYS AFTER NOTICE OF ENTRY OF THE ORDER AUTHORIZING REJECTION, INCLUDING THE CONFIRMATION ORDER, AND 120 DAYS AFTER ENTRY OF SUCH ORDER; AND (3) 60 DAYS AFTER THE EFFECTIVE DATE OF THE REJECTION OF SUCH EXECUTORY CONTRACT OR UNEXPIRED LEASE. A NOTICE OF THE EFFECTIVE DATE OF THE PLAN, INCLUDING NOTICE REGARDING THE REJECTION OF EXECUTORY CONTRACTS OR UNEXPIRED LEASES, WILL BE SENT TO ALL KNOWN CREDITORS.

3.	Procedures for Counterparties to Executory Contracts and Unexpired Leases Assumed Pursuant to the Plan

A NOTICE OF THE EFFECTIVE DATE OF THE PLAN, INCLUDING NOTICE REGARDING THE ASSUMPTION OR ASSUMPTION AND ASSIGNMENT OF EXECUTORY CONTRACTS OR UNEXPIRED LEASES, WILL BE SENT TO ALL KNOWN CREDITORS. For known non Debtor parties to Executory Contracts and Unexpired Leases assumed or assumed and assigned pursuant to the Plan, such notice or separate notices will be sent on or as soon as practicable after the Effective Date notifying such Entities regarding the Executory Contracts and Unexpired Leases to which it is a counterparty that have been assumed or assumed and assigned pursuant to the Plan.

Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including hereunder, except Proofs of Claim asserting Cure Claims pursuant to the order approving such assumption, including the Confirmation Order, will be deemed disallowed and expunged from the Claims Register as of the Effective Date without any further notice to or action, order or approval of the Bankruptcy Court.

a.	Unexpired Leases of Nonresidential Real Property Assumed Pursuant to the Plan

With respect to any Unexpired Lease of nonresidential real property (as such term is used in section 365 of the Bankruptcy Code) to be assumed pursuant hereto (including pursuant to Article VI.A of the Plan), any objections to: (a) the ability of the Reorganized Debtors to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code), if applicable, under the Executory Contract or the Unexpired Lease to be assumed; (b) the assumption of such Unexpired Lease pursuant to the Plan; (c) the procedures for the payment of Cure Claims for such Unexpired Leases; or (d) any other matter pertaining to such assumption, must have been filed by the deadline to object to Confirmation; provided that as to any assumption issue not set forth in the Plan, if any, of which the non-Debtor party to such Unexpired Lease first receives notice later than 10 days prior to such deadline, such party will be entitled to object only as to such issue until the earlier of 10 days after such notice and the hearing at which such assumption is considered.

With respect to any Unexpired Lease of nonresidential real property (as such term is used in section 365 of the Bankruptcy Code) to be assumed pursuant to the Plan (including pursuant to Article VI.A of the Plan), all Cure Claims will be satisfied as follows:

(1)

with respect to amounts that are the subject of (i) an order that becomes a Final Order or (ii) an agreement between the Debtors and the non Debtor counterparty to such Unexpired Lease, in each case in accordance with the procedures approved by the Bankruptcy Court pursuant to the Order Authorizing and Approving Procedures for Determining Prepetition Cure Amounts for Unexpired Leases of Nonresidential Real Property that May Be Assumed by the Debtors entered on January 8, 2008 [Docket No. 1248], the Reorganized Debtors that are counterparties to such Unexpired Lease shall pay the amounts that are the subject of such agreement or order no later than 5 Business Days after the latest of (x) the date the aforementioned order becomes a Final Order or the aforementioned agreement is reached, (y) the Effective Date and (z) if such Unexpired Lease is assumed pursuant to an order that becomes a Final Order (other than the Confirmation Order), the date such order becomes a Final Order; provided that the parties to such Unexpired Lease may agree to other terms without any further notice to or action, order or approval of the Bankruptcy Court; provided, however, that such amounts must be returned by any non Debtor counterparty to an Unexpired Lease of nonresidential real property (as such term is used in section 365 of the Bankruptcy Code) as soon as practicable if such Unexpired Lease is not assumed pursuant to the terms hereof or an order of the Bankruptcy Court that becomes a Final Order and the obligation to return such amounts shall thereupon automatically accrue without the need for any further notice to or action, order or approval of the Bankruptcy Court;

(2)	with respect to all other amounts that constitute the Cure Claim for such Unexpired Lease, the Reorganized Debtors that are counterparties to such Unexpired Lease and MG Real Estate, to the extent such Unexpired Lease has been assigned to MG Real Estate, will remain liable for such amounts in accordance with the terms of the Unexpired Lease notwithstanding any other provision of the Plan or the Confirmation Order, including under Article X of the Plan, and the Confirmation Order will so provide; provided that the parties to such Unexpired Lease may agree to other terms without any further notice to or action, order or approval of the Bankruptcy Court; and

(3)	if a non Debtor party to such Unexpired Lease seeks to request payment of Cure Claims other than as set forth in the Plan, such request must be Filed and served on the Reorganized Debtors no later than 60 days after the later of (i) notice of the entry of the order approving assumption of such Executory Contract or Unexpired Lease and (ii) the Effective Date. Holders of Cure Claims with respect to such Unexpired Lease that do not File and serve such a request by such date will be forever barred, estopped and enjoined from asserting such Cure Claims against the Debtors, the Reorganized Debtors or their respective property except as set forth in Article VI.C.1(a) and Article VI.C.1(b) of the Plan, and such Cure Claims will be deemed discharged as of the Effective Date except as set forth in Article VI.C.1(a) and Article VI.C.1(b) of the Plan. Objections to such requests must be Filed and served on the Reorganized Debtors and the requesting party by the later of (a) 180 days after the Effective Date and (b) 90 days after the Filing of the applicable request for payment of Cure Claims.

b.	Executory Contracts and Unexpired Leases, Other than Unexpired Leases of Nonresidential Real Property Assumed Pursuant to the Plan

With respect to any Executory Contract or Unexpired Lease, other than Unexpired Leases of nonresidential real property (as such term is used in section 365 of the Bankruptcy Code), to be assumed pursuant to the Plan (including pursuant to Article VI.A of the Plan), all Cure Claims will be satisfied by payment of the Cure Claims in Cash on the Effective Date or as soon as reasonably practicable thereafter as set forth in the Plan or on such other terms as the parties to each such Executory Contract or Unexpired Lease may otherwise agree without any further notice to or action, order or approval of the Bankruptcy Court. With respect to each such Executory Contract and Unexpired Lease listed on the schedule of “Assumed Executory Contracts and Unexpired Leases” in the Plan Supplement, the Debtors will have designated a proposed amount of the Cure Claim, and the assumption of such Executory Contract and Unexpired Lease may be conditioned upon the disposition of all issues with respect to such Cure Claim.

Requests for payment of Cure Claims with respect to any Executory Contract or Unexpired Lease, other than Unexpired Leases of nonresidential real property (as such term is used in section 365 of the Bankruptcy Code), to be assumed pursuant to the Plan must be Filed and served on the Reorganized Debtors no later than 60 days after the later of (a) notice of the entry of the order approving assumption of such Executory Contract or Unexpired Lease and (b) the Effective Date. Holders of Cure Claims with respect to any Executory Contract or Unexpired Lease, other than Unexpired Leases of nonresidential real property (as such term is used in section 365 of the Bankruptcy Code), that do not File and serve such a request by such date will be forever barred, estopped and enjoined from asserting such Cure Claims against the Debtors, the Reorganized Debtors or their respective property, and such Cure

Claims will be deemed discharged as of the Effective Date. Objections to such requests must be Filed and served on the Reorganized Debtors and the requesting party by the later of (a) 180 days after the Effective Date and (b) 90 days after the Filing of the applicable request for payment of Cure Claims.

With respect to any Executory Contract or Unexpired Lease, other than Unexpired Leases of nonresidential real property (as such term is used in section 365 of the Bankruptcy Code), in the event of a dispute regarding: (a) the amount of any Cure Claim; (b) the ability of the Reorganized Debtors to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code), if applicable, under such Executory Contract or the Unexpired Lease to be assumed; or (c) any other matter pertaining to assumption, the Cure Claims will be paid as soon as reasonably practicable following the entry of a Final Order resolving the dispute and approving the assumption of such Executory Contracts or Unexpired Leases; provided, however, that the Debtors or the Reorganized Debtors may settle any dispute regarding the amount of any Cure Claim without any further notice to or action, order or approval of the Bankruptcy Court.

F.	PROVISIONS GOVERNING DISTRIBUTIONS

1.	Distributions for Claims Allowed as of the Effective Date

Except as otherwise provided in the Plan, a Final Order or as agreed to by the relevant parties and subject to the establishment of the Stock and Warrant Reserve, the Reorganized Debtors will make initial distributions under the Plan on account of Claims Allowed before the Effective Date on or as soon as practicable after the Distribution Date.

2.	Distributions on Account of Claims Allowed After the Effective Date

a.	Payments and Distributions on Disputed Claims

Except as otherwise provided in the Plan, a Final Order or as agreed to by the relevant parties and subject to the establishment of the Stock and Warrant Reserve, distributions under the Plan on account of a Disputed Claim that becomes an Allowed Claim after the Effective Date will be made on the Periodic Distribution Date that is at least 30 days after the Disputed Claim becomes an Allowed Claim.

b.	Special Rules for Distributions to Holders of Disputed Claims

Notwithstanding any provision otherwise in the Plan and except as otherwise agreed to by the relevant parties no partial payments and no partial distributions will be made with respect to a Disputed Claim until all such disputes in connection with such Disputed Claim have been resolved by settlement or Final Order. In the event that there are Disputed Claims requiring adjudication and resolution, the Reorganized Debtors will establish appropriate reserves for potential payment of such Claims pursuant to Article VII of the Plan.

c.	Reserve of New Common Stock and Warrants

On the Effective Date, the Reorganized Debtors will maintain in reserve shares of New Common Stock and Warrants as the Stock and Warrant Reserve to pay Holders of Allowed Claims pursuant to the terms of the Plan. The amount of New Common Stock and Warrants withheld as a part of the Stock and Warrant Reserve for the benefit of a Holder of a Disputed Claim will be equal to the lesser of the amount set forth in the following clause (a) and the amount set forth in the following clause (b): (a) (i) if no estimation is made by the Bankruptcy Court pursuant to Article VIII.A.3 of the Plan, the number of shares and Warrants necessary to satisfy the distributions required to be made pursuant to the Plan based on the asserted amount of the Disputed Claim or, if the Claim is denominated as contingent or unliquidated as of the Distribution Record Date, the amount that the Debtors elect to withhold on account of such Claim in the Stock and Warrant Reserve; or (ii) the number of shares and Warrants necessary to satisfy the distributions required to be made pursuant to the Plan for such Disputed Claim based on an amount as estimated by and set forth in an order of the Bankruptcy Court for purposes of allowance and distributions; and (b) the number of shares and Warrants necessary to satisfy the distributions required to be made pursuant to the Plan based on an amount as may be agreed upon by the Holder of such Disputed Claim and the Reorganized Debtors. As Disputed Claims are Allowed, the Distribution Agent will distribute, in accordance with the terms of the Plan, New Common Stock and Warrants to Holders of Allowed Claims, and the Stock and Warrant Reserve will be adjusted.

d.	Tax Reporting Matters

Subject to definitive guidance from the Internal Revenue Service or an applicable court of competent jurisdiction to the contrary, including the receipt by the Reorganized Debtors of a private letter ruling or the receipt of an adverse determination by the Internal Revenue Service upon audit, if not contested by the Reorganized Debtors, the Reorganized Debtors will treat the Stock and Warrant Reserve as a single trust, consisting of separate and independent shares to be established with respect to each Disputed Claim, in accordance with the trust provisions of the Internal Revenue Code, and, to the extent permitted by law, will report consistently with the foregoing for federal, state and local tax purposes. To the extent necessary, all Holders of Claims will report, for federal, state and local tax purposes, consistently with the foregoing.

3.	Delivery and Distributions and Undeliverable or Unclaimed Distributions

a.	Record Date for Distributions

On the Distribution Record Date, the Claims Register will be closed and any party responsible for making distributions will instead be authorized and entitled to recognize only those Holders of Claims listed on the Claims Register as of the close of business on the Distribution Record Date. If a Claim, other than one based on a publicly–traded security is transferred 20 or fewer days before the Distribution Record Date, the Distribution Agent will make distributions to the transferee only to the extent practical and, in any event, only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor.

b.	Delivery of Distributions in General

Except as otherwise provided in the Plan, the Debtors or the Reorganized Debtors, as applicable, will make distributions to Holders of Allowed Claims, including funds provided to the Debtors by the Litigation Trustee for distributions in accordance with the Litigation Trust, at the address for each such Holder as indicated on the Debtors’ records as of the date of any such distribution; provided, however, that the manner of such distributions will be determined at the discretion of the Debtors or the Reorganized Debtors, as applicable; and, provided, further, that the address for each Holder of an Allowed Claim will be deemed to be the address set forth in any Proof of Claim Filed by that Holder.

All distributions to Holders of 9.625% Senior Subordinated Note Claims and 11% Senior Note Claims will be governed by the 9.625% Senior Subordinated Notes Indenture or the 11% Senior Notes Indenture, respectively, and will be deemed completed when made to the Indenture Trustees. Notwithstanding any provisions in the Plan to the contrary, the 9.625% Senior Subordinated Notes Indenture and the 11% Senior Notes Indenture will continue in effect to the extent necessary to (1) allow the Indenture Trustees to receive and make distributions pursuant to the Plan on account of the 9.625% Senior Subordinated Note Claims and the 11% Senior Note Claims, (2) exercise their respective charging liens against any such distributions, (3) effectuate the Rights Offering on behalf of Holders of 11% Senior Note Claims and (4) seek compensation and reimbursement for any fees and expenses incurred in making such distributions.

c.	Distributions by Distribution Agents

The Debtors and the Reorganized Debtors, as applicable, will have the authority, in their sole discretion, to enter into agreements with one or more Distribution Agents to facilitate the distributions required under the Plan. As a condition to serving as a Distribution Agent, a Distribution Agent must (1) affirm its obligation to facilitate the prompt distribution of any documents, (2) affirm its obligation to facilitate the prompt distribution of any recoveries or distributions required under the Plan and (3) waive any right or ability to setoff, deduct from or assert any lien or encumbrance against the distributions required under that are to be distributed by such Distribution Agent; provided, however, that the Indenture Trustees will retain the right to setoff against the distributions required under the Plan. The Debtors or the Reorganized Debtors, as applicable, will pay to the Distribution Agents all reasonable and documented fees and expenses of the Distribution Agents without the need for any approvals, authorizations, actions or consents. The Distribution Agents will submit detailed invoices to the Debtors or the Reorganized Debtors, as applicable, for all fees and expenses for which the Distribution Agent seeks reimbursement and the Debtors or the Reorganized Debtors, as applicable, will pay those amounts that they, in their sole discretion, deem reasonable, and will object in writing to those fees and expenses, if any, that the Debtors or the Reorganized Debtors, as applicable, deem to be unreasonable. In the event that the Debtors or the Reorganized Debtors, as applicable, object to all or any portion of the amounts requested to be reimbursed in a Distribution Agent’s invoice, the Debtors or the Reorganized Debtors, as applicable, and such Distribution Agent will endeavor, in good faith, to reach mutual agreement on the amount of the appropriate payment of such disputed fees and/or expenses. In the event that the Debtors or the Reorganized Debtors, as applicable, and a Distribution Agent are unable to resolve any differences regarding disputed fees or expenses, either party will be authorized to move to have such dispute heard by the Bankruptcy Court.

d.	Minimum Distributions

Notwithstanding anything in the Plan to the contrary, the Reorganized Debtors will not be required to make distributions or payments of less than $50 (whether Cash or otherwise) and will not be required to make partial distributions or payments of fractions of dollars. Whenever any payment or distribution of a fraction of a dollar, share of New Common Stock or Warrant under the Plan would otherwise be called for, the actual payment or distribution will reflect a rounding of such fraction to the nearest whole dollar, share of New Common Stock or Warrant (up or down), with half dollars, half shares of New Common Stock and half Warrants or less being rounded down.

No Distribution Agent will have any obligation to make a distribution on account of an Allowed Claim from the Stock and Warrant Reserve or otherwise if: (a) the aggregate amount of all distributions authorized to be made from such Stock and Warrant Reserve or otherwise on the Periodic Distribution Date in question is or has an economic value less than $500,000, unless such distribution is a final distribution; or (b) the amount to be distributed to the specific Holder of an Allowed Claim on such Periodic Distribution Date does not constitute a final distribution to such Holder and is or has an economic value less than $50, which will be treated as an undeliverable distribution under Article VII.C.5 of the Plan.

e.	Undeliverable Distributions

(1)	Holding of Certain Undeliverable Distributions

If any distribution to a Holder of an Allowed Claim made in accordance with the Plan is returned to the Reorganized Debtors (or their Distribution Agent) as undeliverable, no further distributions will be made to such Holder unless and until the Reorganized Debtors (or their Distribution Agent) are notified in writing of such Holder’s then current address, at which time all currently due missed distributions will be made to such Holder on the next Periodic Distribution Date. Undeliverable distributions will remain in the possession of the Reorganized Debtors, subject to Article VII of the Plan, until such time as any such distributions become deliverable. Undeliverable distributions will not be entitled to any interest, dividends or other accruals of any kind.

(2)	Failure to Claim Undeliverable Distributions

No later than 90 days after the Effective Date, the Reorganized Debtors will File with the Bankruptcy Court a list of the Holders of undeliverable distributions. This list will be maintained and updated periodically in the sole discretion of the Reorganized Debtors for as long as the Chapter 11 Cases stay open. Any Holder of an Allowed Claim, irrespective of when a Claim becomes an Allowed Claim, that does not notify the Reorganized Debtors of such Holder’s then current address in accordance with the Plan within the latest of (a) one year after the Effective Date, (b) 60 days after the attempted delivery of the undeliverable distribution and (c) 180 days after the date such

Claim becomes an Allowed Claim will have its Claim for such undeliverable distribution discharged and will be forever barred, estopped and enjoined from asserting any such Claim against the Reorganized Debtors or their property. In such cases, (a) any Cash, New Common Stock or Warrants held for distribution on account of Claims in Classes 6, 7A, 7B or 7E will be redistributed to Holders of Allowed Claims in the applicable Class on the next Periodic Distribution Date and (b) any Cash held for distribution to other creditors will be deemed unclaimed property under section 347(b) of the Bankruptcy Code and become property of the Reorganized Debtors, free of any Claims of such Holder with respect thereto. Nothing contained in the Plan will require the Reorganized Debtors to attempt to locate any Holder of an Allowed Claim.

(3)	Failure to Present Checks

Checks issued by the Distribution Agent on account of Allowed Claims will be null and void if not negotiated within 120 days after the issuance of such check. In an effort to ensure that all Holders of Allowed Claims receive their allocated distributions, no later than 120 days after the issuance of such checks, the Reorganized Debtors will File with the Bankruptcy Court a list of the Holders of any un–negotiated checks. This list will be maintained and updated periodically in the sole discretion of the Reorganized Debtors for as long as the Chapter 11 Cases stay open. Requests for reissuance of any check will be made directly to the Distribution Agent by the Holder of the relevant Allowed Claim with respect to which such check originally was issued. Any Holder of an Allowed Claim holding an un–negotiated check that does not request reissuance of such un–negotiated check within 180 days after the date of mailing or other delivery of such check, will have its Claim for such un–negotiated check discharged and be discharged and forever barred, estopped and enjoined from asserting any such Claim against the Reorganized Debtors or their property. In such cases, any Cash held for payment on account of such Claims will be property of the Reorganized Debtors, free of any Claims of such Holder with respect thereto. Nothing contained in the Plan will require the Reorganized Debtors to attempt to locate any Holder of an Allowed Claim.

4.	Compliance with Tax Requirements/Allocations

In connection with the Plan, to the extent applicable, the Reorganized Debtors will comply with all tax withholding and reporting requirements imposed on them by any governmental unit, and all distributions pursuant to the Plan will be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Distribution Agent will be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions or establishing any other mechanisms they believe are reasonable and appropriate. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, liens and encumbrances.

For tax purposes, distributions in full or partial satisfaction of Allowed Claims will be allocated first to the principal amount of Allowed Claims, with any excess allocated to unpaid interest that accrued on such Claims.

5.	Timing and Calculation of Amounts to Be Distributed

On the Effective Date or as soon as reasonably practicable thereafter (or if a Claim is not an Allowed Claim on the Effective Date, on the date that such a Claim becomes an Allowed Claim, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim against the Debtors will receive the full amount of the distributions that the Plan provides for Allowed Claims in the applicable Class. If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims will be made pursuant to the provisions set forth in Article VIII of the Plan. Except as otherwise provided in the Plan, Holders of Claims will not be entitled to interest, dividends or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

6.	Setoffs

The Debtors and the Reorganized Debtors may withhold (but not setoff except as set forth below) from the distributions called for under the Plan on account of any Allowed Claim an amount equal to any claims, equity interests, rights and Causes of Action of any nature that the Debtors or the Reorganized Debtors may hold against the Holder of any such Allowed Claim. In the event that any such claims, equity interests, rights and Causes of Action of any nature that the Debtors or the Reorganized Debtors may hold against the Holder of any such Allowed Claim or are adjudicated by Final Order or otherwise resolved, the Debtors may, pursuant to section 553 of the Bankruptcy Code or applicable non–bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), the amount of any adjudicated or resolved claims, equity interests, rights and Causes of Action of any nature that the Debtors or the Reorganized Debtors may hold against the Holder of any such Allowed Claim, but only to the extent of such adjudicated or resolved amount. Neither the failure to effect such a setoff nor the allowance of any Claim under the Plan will constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claims, equity interests, rights and Causes of Action that the Debtors or the Reorganized Debtors may possess against any such Holder, except as specifically provided in the Plan. Additionally, the Litigation Trust may withhold from or, after Final Order or other resolution, setoff against (or may cause the withholding from or setoff against) a distribution from the Litigation Trust, which is otherwise due to a beneficiary of the Litigation Trust in respect of an Allowed Claim, amounts due to the Litigation Trust with respect to any claims the Litigation Trust may hold against such beneficiary or its predecessor or successor in interest.

7.	Surrender of Canceled Instruments or Securities

As a condition precedent to receiving any distribution on account of its Allowed Claim, each record Holder of a 9.625% Senior Subordinated Note Claim or a 11% Senior Note Claim will be deemed to have surrendered the certificates or other documentation underlying each such Claim, and all such surrendered certificates and other documentations will be deemed to be canceled pursuant to Article Y of the Plan, except to the extent otherwise provided in the Plan. The Indenture Trustees may (but will not be required to) request that registered Holders of the 9.625% Senior Subordinated Notes or the 11% Senior Notes surrender their notes for cancellation.

G.	PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED AND DISPUTED CLAIMS

1.	Resolution of Disputed Claims

a.	Allowance of Claims

After the Effective Date, the Reorganized Debtors will have and will retain any and all rights and defenses that the Debtors had with respect to any Claim, except with respect to any Claim deemed Allowed under the Plan. Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases prior to the Effective Date (including, without limitation, the Confirmation Order), no Claim will become an Allowed Claim unless and until such Claim is deemed Allowed under the Plan or the Bankruptcy Code or the Bankruptcy Court has entered a Final Order, including, without limitation, the Confirmation Order, in the Chapter 11 Cases allowing such Claim.

b.	Prosecution of Objections to Claims

After the Confirmation Date but before the Effective Date, the Debtors (in consultation with Sopris and, with respect to General Unsecured Claims, with the consent of the Committee), and after the Effective Date, the Reorganized Debtors (under the supervision of the Plan Administrator as to General Unsecured Claims), will have the exclusive authority to File objections to Claims, settle, compromise, withdraw or litigate to judgment objections to any and all Claims, regardless of whether such Claims are in a Class or otherwise. From and after the Effective Date, the Reorganized Debtors (under the supervision of the Plan Administrator as to General Unsecured Claims) may settle or compromise any Disputed Claim without any further notice to or action, order or approval of the Bankruptcy Court. The Reorganized Debtors (under the supervision of the Plan Administrator as to General Unsecured Claims) will have the sole authority to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order or approval of the Bankruptcy Court. With respect to all Tort Claims, an objection is deemed to have been timely–Filed, thus making each such Claim a Disputed Claim as of the Claims Objection Bar Date. Each such Tort Claim will remain a Disputed Claim unless and until it becomes an Allowed Claim. The relationship between the Reorganized Debtors and the Plan Administrator will be set forth in a document to be Filed with the Plan Supplement.

c.	Claims Estimation

After the Confirmation Date but before the Effective Date, the Debtors (in consultation with Sopris and, with respect to General Unsecured Claims, the Committee), and after the Effective Date, the Reorganized Debtors, (under the supervision of the Plan Administrator as to General Unsecured Claims), may, at any time, request that the Bankruptcy Court estimate (i) any Disputed Claim pursuant to applicable law and (ii) any contingent or unliquidated Claim pursuant to applicable law, including, without limitation, section 502(c) of the Bankruptcy Code, regardless of whether the Debtors or the Reorganized Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction under 28 U.S.C. §§ 157 and 1334 to estimate any Disputed Claim, contingent Claim or unliquidated Claim, including during the litigation concerning any objection to any Claim or during the pendency of any appeal relating to any such objection. Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims Register but that is subject to appeal or has not been the subject of a Final Order, will be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any Disputed Claim, contingent Claim or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim for all purposes under the Plan, including for purposes of distributions, and the Reorganized Debtors may elect to pursue additional objections to the ultimate distribution on such Claim. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or the Reorganized Debtors may elect to pursue any supplemental proceedings to object to any ultimate distribution on account of such Claim. Notwithstanding section 502(j) of the Bankruptcy Code, in no event will any Holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before 20 days after the date on which such Claim is estimated. All of the aforementioned Claims and objection, estimation and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

d.	Expungement or Adjustment to Claims Without Objection

Any Claim that has been paid, satisfied or superseded may be expunged on the Claims Register by the Reorganized Debtors, and any Claim that has been amended may be adjusted thereon by the Reorganized Debtors, in both cases without a claims objection having to be Filed and without any further notice to or action, order or approval of the Bankruptcy Court. Beginning on the end of the first full calendar quarter that is at least 90 days after the Effective Date, the Reorganized Debtors will File every calendar quarter a list of all Claims or Interests that have been paid, satisfied, superseded or amended during such prior calendar quarter.

e.	Deadline to File Objections to Claims

Any objections to Claims will be Filed no later than the Claims Objection Bar Date.

2.	Disallowance of Claims

All Claims of any Entity from which property is sought by the Debtors, the Reorganized Debtors or the Litigation Trust under section 542, 543, 550 or 553 of the Bankruptcy Code or that the Debtors, the Reorganized Debtors or the Litigation Trust allege is a transferee of a transfer that is avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549 or 724(a) of the Bankruptcy Code will be disallowed if (a) the Entity, on the one hand, and the Debtors, the Reorganized Debtors or the Litigation Trust, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turnover any property or monies under any of the aforementioned sections of the Bankruptcy Code and (b) such Entity or transferee has failed to turnover such property by the date set forth in such agreement or Final Order.

EXCEPT AS OTHERWISE AGREED, ANY AND ALL PROOFS OF CLAIM FILED AFTER THE APPLICABLE BAR DATE WILL BE DEEMED DISALLOWED AND EXPUNGED AS OF THE EFFECTIVE DATE WITHOUT ANY FURTHER NOTICE TO OR ACTION, ORDER OR APPROVAL OF THE BANKRUPTCY COURT, AND HOLDERS OF SUCH CLAIMS MAY NOT RECEIVE ANY DISTRIBUTIONS ON ACCOUNT OF SUCH CLAIMS, UNLESS SUCH LATE PROOF OF CLAIM IS DEEMED TIMELY FILED BY A BANKRUPTCY COURT ORDER ON OR BEFORE THE LATER OF (A) THE CONFIRMATION HEARING AND (B) 45 DAYS AFTER THE APPLICABLE BAR DATE.

3.	Amendments to Claim

On or after the Effective Date, except as provided in Article VI of the Plan, a Claim may not be Filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized Debtors, and any such new or amended Claim Filed will be deemed disallowed and expunged without any further notice to or action, order or approval of the Bankruptcy Court.

H.	CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN

1.	Conditions Precedent to Confirmation

It will be a condition to Confirmation that all provisions, terms and conditions of the Plan are approved in the Confirmation Order. In addition, no Termination Event (as defined in the Plan Support Agreement) under the Plan Support Agreement will have occurred, unless waived in accordance with the terms of the Plan Support Agreement, and the Plan Support Agreement (once executed) will not otherwise have terminated.

2.	Conditions Precedent to Consummation

It will be a condition to Consummation of the Plan that the following conditions will have been satisfied or waived pursuant to the provisions of Article IX of the Plan:

•

the Plan and all Plan Supplement documents, including any amendments, modifications or supplements thereto, will be reasonably acceptable to the Debtors, Sopris, and as provided for in the Plan Support Agreement;

•

the Confirmation Order will have been entered and become a Final Order in a form and in substance reasonably satisfactory to the Debtors, Sopris, and as provided in the Plan Support Agreement. The Confirmation Order will provide that, among other things, the Debtors or the Reorganized Debtors, as appropriate, are authorized and directed to take all actions necessary or appropriate to consummate the Plan, including, without limitation, entering into, implementing and consummating the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with or described in the Plan;

•

all documents and agreements necessary to implement the Plan, including, without limitation, the Amended and Restated First Lien Credit Agreement, the Amended and Restated Second Lien Credit Agreement, the Exit Facility and the Backstop Rights Purchase Agreement, will have (a) all conditions precedent to such documents and agreements satisfied or waived pursuant to the terms of such documents or agreements, (b) been tendered for delivery and (c) been effected or executed;

•	the Debtors will have received the Rights Offering Amount, in Cash, net of any fees or expenses authorized by order of the Bankruptcy Court to be paid from the Rights Offering Amount; and

•

all actions, documents, certificates and agreements necessary to implement the Plan will have been effected or executed and delivered to the required parties and, to the extent required, Filed with the applicable governmental units in accordance with applicable laws.

3.	Waiver of Conditions

The conditions to Confirmation of the Plan and to Consummation of the Plan set forth in Article IX of the Plan may be waived without notice, leave or order of the Bankruptcy Court or any formal action other than proceeding to confirm or consummate the Plan, provided that any such waiver will be in accordance with the terms and conditions of the Plan Support Agreement.

4.	Effect of Non Occurrence of Conditions to Consummation

If the Consummation of the Plan does not occur, the Plan will be null and void in all respects and nothing contained in the Plan or the Disclosure Statement will: (a) constitute a waiver or release of any Claims by or Claims against or Equity Interests in the Debtors; (b) prejudice in any manner the rights of the Debtors, any Holders or any other Entity; or (c) constitute an admission, acknowledgment, offer or undertaking by the Debtors, any Holders or any other Entity in any respect.

I.	SETTLEMENT, RELEASE, INJUNCTION AND RELATED PROVISIONS

1.	Compromise and Settlement

Notwithstanding anything contained in the Plan to the contrary, the allowance, classification and treatment of all Allowed Claims and their respective distributions and treatments under the Plan takes into account and conforms to the relative priority and rights of the Claims and the Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510(b) and (c) of the Bankruptcy Code or otherwise. As of the Effective Date, any and all such rights described in the preceding sentence are settled, compromised and released pursuant to the Plan. The Confirmation Order will constitute the Bankruptcy Court’s finding and determination that the settlements reflected in the Plan are (a) in the best interests of the Debtors, their estates and all Holders of Claims, (b) fair, equitable and reasonable, (c) made in good faith and (d) approved by the Bankruptcy Court pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019. In addition, the allowance, classification and treatment of Allowed Claims take into account any Causes of Action, whether under the Bankruptcy Code or otherwise under applicable non–bankruptcy law, that may exist: (a) between the Debtors, on the one hand, and the Debtor Releasees, on the other; and (b) as between the Releasing Parties and the Third Party Releasees (to the extent set forth in the Third Party Release); and, as of the Effective Date, any and all such Causes of Action are settled, compromised and released pursuant to the Plan. The Confirmation Order will approve the releases by all Entities of all such contractual, legal and equitable subordination rights or Causes of Action that are satisfied, compromised and settled pursuant to the Plan. Nothing in Article X of the Plan will compromise or settle in any way whatsoever, any Causes of Action that the Debtors, the Reorganized Debtors or the Litigation Trust may have against the Non–Released Parties or provide for the indemnity of the Non-Released Parties.

In accordance with the provisions of the Plan, including Article VIII of the Plan, and pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, without any further notice to or action, order or approval of the Bankruptcy Court, after the Effective Date (a) the Reorganized Debtors may, in their sole and absolute discretion, compromise and settle Claims against them and (b) the Reorganized Debtors or the Litigation Trust, as applicable, may, in their respective sole and absolute discretion, compromise and settle Causes of Action against other Entities.

2.	Debtor Releases

NOTWITHSTANDING ANYTHING CONTAINED IN THE PLAN TO THE CONTRARY, ON THE EFFECTIVE DATE AND EFFECTIVE AS OF THE EFFECTIVE DATE, FOR THE GOOD AND

VALUABLE CONSIDERATION PROVIDED BY EACH OF THE DEBTOR RELEASEES AND THE THIRD PARTY RELEASEES, INCLUDING, WITHOUT LIMITATION: (A) THE DISCHARGE OF DEBT AND ALL OTHER GOOD AND VALUABLE CONSIDERATION PAID PURSUANT TO THE PLAN; (B) THE OBLIGATIONS OF THE CONSENTING FIRST LIEN HOLDERS, THE CONSENTING SECOND LIEN HOLDERS AND CONSENTING 11% SENIOR NOTE HOLDERS TO PROVIDE THE SUPPORT NECESSARY FOR CONSUMMATION OF THE PLAN; AND (C) THE SERVICES OF THE DEBTORS’ PRESENT AND FORMER OFFICERS, DIRECTORS, MEMBERS (INCLUDING EX OFFICIO MEMBERS) AND ADVISORS IN FACILITATING THE EXPEDITIOUS IMPLEMENTATION OF THE RESTRUCTURING CONTEMPLATED IN THE PLAN, EACH OF THE DEBTORS WILL PROVIDE A FULL DISCHARGE AND RELEASE TO EACH DEBTOR RELEASEE AND TO EACH THIRD PARTY RELEASEE (AND EACH SUCH DEBTOR RELEASEE AND THIRD PARTY RELEASEE SO RELEASED WILL BE DEEMED FULLY RELEASED AND DISCHARGED BY THE DEBTORS) AND THEIR RESPECTIVE PROPERTIES FROM ANY AND ALL CAUSES OF ACTION, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, LIQUIDATED OR UNLIQUIDATED, CONTINGENT OR NON–CONTINGENT, EXISTING AS OF THE EFFECTIVE DATE IN LAW, AT EQUITY, WHETHER FOR TORT, FRAUD, CONTRACT, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS OR OTHERWISE, ARISING FROM OR RELATED IN ANY WAY TO THE DEBTORS, INCLUDING, WITHOUT LIMITATION, THOSE THAT ANY OF THE DEBTORS OR THE REORGANIZED DEBTORS WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR THAT ANY HOLDER OF A CLAIM OR AN EQUITY INTEREST OR OTHER ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT ON BEHALF OF ANY OF THE DEBTORS OR ANY OF THEIR ESTATES, AND FURTHER INCLUDING THOSE IN ANY WAY RELATED TO THE CHAPTER 11 CASES, THE PLAN OR THE ACQUISITION OF HOLLYWOOD ENTERTAINMENT CORPORATION; PROVIDED, HOWEVER, THAT THE FOREGOING “DEBTOR RELEASE” WILL NOT OPERATE TO WAIVE OR RELEASE ANY CAUSES OF ACTION OF ANY DEBTOR: (A) AGAINST A THIRD PARTY RELEASEE (OTHER THAN ALL CURRENT AND FORMER FIRST LIEN AGENTS, ALL CURRENT AND FORMER SECOND LIEN AGENTS, THE DIP AGENT, THE DIP ARRANGER, THE DIP LENDERS, THE FIRST LIEN LENDERS AND THE SECOND LIEN LENDERS, EACH IN THEIR CAPACITIES AS SUCH) ARISING FROM ANY CONTRACTUAL OBLIGATIONS OWED TO THE DEBTORS; (B) EXPRESSLY SET FORTH IN AND PRESERVED BY THE PLAN, THE PLAN SUPPLEMENT OR RELATED DOCUMENTS; (C) ARISING FROM ANY OBLIGATIONS UNDER THE LOCK UP AGREEMENT OR THE PLAN SUPPORT AGREEMENT; OR (D) ARISING UNDER THE AMENDED AND RESTATED FIRST LIEN CREDIT AGREEMENT OR THE AMENDED AND RESTATED SECOND LIEN CREDIT AGREEMENT. NOTWITHSTANDING ANYTHING CONTAINED IN THE PLAN TO THE CONTRARY, THE PLAN DOES NOT RELEASE ANY CAUSES OF ACTION THAT THE DEBTORS OR THE REORGANIZED DEBTORS HAVE OR MAY HAVE NOW OR IN THE FUTURE AGAINST THE NON–RELEASED PARTIES.

ENTRY OF THE CONFIRMATION ORDER WILL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE DEBTOR RELEASE, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED IN THE PLAN, AND FURTHER, WILL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE DEBTOR RELEASE IS: (A) IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE DEBTOR RELEASEES, A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE DEBTOR RELEASE; (B) IN THE BEST INTERESTS OF THE DEBTORS AND ALL HOLDERS OF CLAIMS; (C) FAIR, EQUITABLE AND REASONABLE; (D) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (E) A BAR TO ANY OF THE DEBTORS OR THE REORGANIZED DEBTORS ASSERTING ANY CLAIM RELEASED BY THE DEBTOR RELEASE AGAINST ANY OF THE DEBTOR RELEASEES.

ONE OR MORE PARTIES MAY OBJECT TO THE DEBTOR RELEASE PROVISION AND THERE CAN BE NO ASSURANCES THAT THE DEBTOR RELEASE WILL BE APPROVED OR WILL NOT BE MODIFIED IN CONNECTION WITH CONFIRMATION OF THE PLAN.

3.	Third Party Release

NOTWITHSTANDING ANYTHING CONTAINED IN THE PLAN TO THE CONTRARY, ON THE EFFECTIVE DATE AND EFFECTIVE AS OF THE EFFECTIVE DATE, THE RELEASING PARTIES (REGARDLESS OF WHETHER A RELEASING PARTY IS A THIRD PARTY RELEASEE) WILL PROVIDE A FULL DISCHARGE AND RELEASE (AND EACH ENTITY SO RELEASED WILL BE DEEMED RELEASED BY THE RELEASING PARTIES) TO THE THIRD PARTY RELEASEES AND THE DEBTOR RELEASEES AND THEIR RESPECTIVE PROPERTY FROM ANY AND ALL CAUSES OF ACTION, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, LIQUIDATED OR UNLIQUIDATED, CONTINGENT OR NON–CONTINGENT, EXISTING AS OF THE EFFECTIVE DATE IN LAW, AT EQUITY, WHETHER FOR TORT, FRAUD, CONTRACT, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS OR OTHERWISE, ARISING FROM OR RELATED IN ANY WAY TO THE DEBTORS, INCLUDING, WITHOUT LIMITATION, THOSE IN ANY WAY RELATED TO THE CHAPTER 11 CASES, THE PLAN OR THE ACQUISITION OF HOLLYWOOD ENTERTAINMENT CORPORATION; PROVIDED, HOWEVER, THAT THE FOREGOING “THIRD PARTY RELEASE” WILL NOT OPERATE TO WAIVE OR RELEASE ANY CAUSES OF ACTION OF ANY RELEASING PARTY: (A) AGAINST A THIRD PARTY RELEASEE (OTHER THAN ALL CURRENT AND FORMER FIRST LIEN AGENTS, ALL CURRENT AND FORMER SECOND LIEN AGENTS, THE DIP AGENT, THE DIP ARRANGER, THE DIP LENDERS, THE FIRST LIEN LENDERS AND THE SECOND LIEN LENDERS, EACH IN THEIR CAPACITIES AS SUCH) ARISING FROM ANY CONTRACTUAL OBLIGATIONS OWED TO THE RELEASING PARTY; (B) EXPRESSLY SET FORTH IN AND PRESERVED BY THE PLAN, THE PLAN SUPPLEMENT OR RELATED DOCUMENTS; (C) ARISING FROM ANY OBLIGATIONS UNDER THE LOCK UP AGREEMENT OR PLAN SUPPORT AGREEMENT; OR (D) ARISING UNDER THE AMENDED AND RESTATED FIRST LIEN CREDIT AGREEMENT OR THE AMENDED AND RESTATED SECOND LIEN CREDIT AGREEMENT. NOTWITHSTANDING ANYTHING IN THE PLAN TO THE CONTRARY, THE PLAN DOES NOT RELEASE ANY CLAIMS OR CAUSES OF ACTION THAT THE RELEASING PARTIES, THE DEBTORS OR THE REORGANIZED DEBTORS MAY HAVE NOW OR IN THE FUTURE AGAINST THE NON-RELEASED PARTIES.

ENTRY OF THE CONFIRMATION ORDER WILL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE THIRD PARTY RELEASE, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED IN THE PLAN, AND FURTHER, WILL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE THIRD PARTY RELEASE IS: (A) IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE THIRD PARTY RELEASEES, A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE THIRD PARTY RELEASE; (B) IN THE BEST INTERESTS OF THE DEBTORS AND ALL HOLDERS OF CLAIMS; (C) FAIR, EQUITABLE AND REASONABLE; (D) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (E) A BAR TO ANY OF THE RELEASING PARTIES ASSERTING ANY CLAIM RELEASED BY THE THIRD PARTY RELEASE AGAINST ANY OF THE THIRD PARTY RELEASEES.

ONE OR MORE PARTIES MAY OBJECT TO THE THIRD PARTY RELEASE PROVISION AND THERE CAN BE NO ASSURANCES THAT THE THIRD PARTY RELEASE WILL BE APPROVED OR WILL NOT BE MODIFIED IN CONNECTION WITH CONFIRMATION OF THE PLAN.

4.	Exculpation

The Exculpated Parties will neither have, nor incur any liability to any Entity for any prepetition or postpetition act taken or omitted to be taken in connection with, or related to formulating, negotiating, preparing, disseminating, implementing, administering, confirming or effecting the Consummation of the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other prepetition or postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors; provided, however, that the foregoing “Exculpation” will have no effect on the liability of any Entity that results from any such act or omission that is determined in a Final Order to have constituted gross negligence or willful misconduct; provided, further, that each Exculpated Party will be entitled to rely upon the advice of counsel concerning his, her or its duties pursuant to, or in connection with, the Plan; provided, still further, that the foregoing Exculpation will not apply to any acts or omissions: (a) expressly set forth in and preserved by the Plan, the Plan Supplement or related documents; or (b) arising from any obligations under the Lock Up Agreement.

5.	Indemnification

On and from the Effective Date and effective as of the Effective Date, the Reorganized Debtors will assume all indemnification obligations currently in place, whether in the bylaws, certificates of incorporation or other formation documents in the case of a limited liability company, board resolutions or employment contracts for the current and former directors, officers, members (including ex officio members), employees, attorneys, other professionals and agents of the Debtors and such current and former directors, officers and members’ respective Affiliates. Without limiting the foregoing, the Reorganized Debtors will jointly and severally indemnify and hold harmless, except as provided in the Plan Supplement, each of the Indemnified Parties for all costs, expenses, loss, damage or liability incurred by any such Indemnified Party arising from or related in any way to any and all Causes of Action whether known or unknown, whether for tort, fraud, contract, violations of federal or state securities laws or otherwise, based in whole or in part upon any act or omission, transaction or other occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way to the Debtors, including, without limitation, those arising from or related in any way to: (a) any action or omission of any such Indemnified Party with respect to any indebtedness of or any Equity Interest in the Debtors (including, without limitation, any action or omission of any such Indemnified Party with respect to the acquisition, holding, voting or disposition of any such investment); (b) any action or omission of any such Indemnified Party in such Indemnified Party’s capacity as an officer, director, member, employee, partner or agent of, or advisor to any Debtor; (c) any disclosure made or not made by any Indemnified Party to any current or former Holder of any such indebtedness of or any such Equity Interest in the Debtors; (d) any consideration paid to any such Indemnified Party by any of the Debtors in respect of any services provided by any such Indemnified Party to any Debtor; and (e) any action taken or not taken in connection with the Chapter 11 Cases or the Plan. In the event that any such Indemnified Party becomes involved in any action, proceeding or investigation brought by or against any Indemnified Party, as a result of matters to which the foregoing “Indemnification” may relate, the Reorganized Debtors will promptly reimburse any such Indemnified Party for its reasonable and documented legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith as such expenses are incurred and after a request for indemnification is made in writing, with reasonable documentation in support thereof; provided, however, that, notwithstanding anything in the Plan to the contrary, the Plan will not indemnify nor be deemed to have indemnified any of the Non–Released Parties, whether for any matter to which Article X of the Plan pertains or otherwise.

One or more parties may object to the Indemnification provision and there can be no assurances that the Indemnification provision will be approved or will not be modified in connection with confirmation of the Plan.

6.	Preservation of Rights of Action

a.	Maintenance of Causes of Action

Except as otherwise provided in the Plan or Confirmation Order and except as provided in the Litigation Trust Agreement, after the Effective Date, the Reorganized Debtors will retain all rights to commence, pursue, litigate or settle, as appropriate, any and all Causes of Actions, whether existing as of the Commencement Date or thereafter arising, in any court or other tribunal including, without limitation, in an adversary proceeding Filed in one or more of the Chapter 11 Cases.

b.	Preservation of All Causes of Action Not Expressly Settled or Released

Unless a claim or Cause of Action against a Holder of a Claim or an Equity Interests or other Entity is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order (including, without limitation, the Confirmation Order), the Debtors expressly reserve such Claim or Cause of Action for later adjudication by the Debtors, the Reorganized Debtors or the Litigation Trust (including, without limitation, Claims and Causes of Action not specifically identified or of which the Debtors may presently be unaware or which may arise or exist by reason of additional facts or circumstances unknown to the Debtors at this time or facts or circumstances that may change or be different from those the Debtors now believe to exist) and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches will apply to such Claims or Causes of Action upon or after the Confirmation or Consummation of the Plan based on the Disclosure Statement, the Plan or the Confirmation Order, except where such Claims or Causes of Action have been expressly released in the Plan (including, without limitation, and for the avoidance of doubt, the Debtor Release contained in Article X of the Plan) or any other Final Order (including, without limitation, the Confirmation Order). In addition, the Debtors, the Reorganized Debtors and the Litigation Trust expressly reserve the right to pursue or adopt any claims or Claims alleged in any lawsuit in which the Debtors are a plaintiff, defendant or an interested party, against any Entity, including, without limitation, the plaintiffs or co–defendants in such lawsuits.

7.	Injunction

FROM AND AFTER THE EFFECTIVE DATE, ALL ENTITIES ARE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING IN ANY MANNER, ANY CAUSE OF ACTION RELEASED PURSUANT TO THE PLAN OR THE CONFIRMATION ORDER.

FROM AND AFTER THE EFFECTIVE DATE, TO THE EXTENT OF THE RELEASES AND EXCULPATIONS GRANTED IN ARTICLE X OF THE PLAN, THE RELEASING PARTIES WILL BE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING IN ANY MANNER AGAINST THE THIRD PARTY RELEASEES, THE EXCULPATED PARTIES, THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, AND EACH OF THEIR RESPECTIVE CURRENT AND FORMER MEMBERS (INCLUDING EX OFFICIO MEMBERS), OFFICERS, DIRECTORS, EMPLOYEES, PARTNERS, ATTORNEYS, FINANCIAL ADVISORS, ACCOUNTANTS, MANAGED FUNDS, INVESTMENT BANKERS, INVESTMENT ADVISORS, ACTUARIES, PROFESSIONALS, AGENTS, AFFILIATES AND REPRESENTATIVES (EACH OF THE FOREGOING IN ITS INDIVIDUAL CAPACITY AS SUCH), AND THEIR ASSETS AND PROPERTIES, AS THE CASE MAY BE, ANY SUIT, ACTION OR OTHER PROCEEDING, ON ACCOUNT OF OR RESPECTING ANY CLAIM, DEMAND, LIABILITY, OBLIGATION, DEBT, RIGHT, CAUSE OF ACTION, INTEREST OR REMEDY RELEASED OR TO BE RELEASED PURSUANT TO ARTICLE X OF THE PLAN.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR IN THE PLAN OR IN OBLIGATIONS ISSUED PURSUANT TO THE PLAN, FROM AND AFTER THE EFFECTIVE DATE, ALL ENTITIES WILL BE PRECLUDED FROM ASSERTING AGAINST THE DEBTORS, THE DEBTORS IN POSSESSION, THE DEBTORS’ ESTATES, ANY OF THEIR SUCCESSORS AND ASSIGNS, AND EACH OF THEIR RESPECTIVE CURRENT AND FORMER MEMBERS (INCLUDING EX OFFICIO MEMBERS), OFFICERS, DIRECTORS, EMPLOYEES, PARTNERS, ATTORNEYS, FINANCIAL ADVISORS, ACCOUNTANTS, MANAGED FUNDS, INVESTMENT BANKERS, INVESTMENT ADVISORS, ACTUARIES, PROFESSIONALS, AGENTS, AFFILIATES AND REPRESENTATIVES (EACH OF THE FOREGOING IN ITS INDIVIDUAL CAPACITY AS SUCH), AND THEIR ASSETS AND PROPERTIES, ANY OTHER CLAIMS OR EQUITY INTERESTS BASED UPON ANY DOCUMENTS, INSTRUMENTS, OR ANY ACT OR OMISSION, TRANSACTION OR OTHER ACTIVITY OF ANY KIND OR NATURE THAT OCCURRED PRIOR TO THE EFFECTIVE DATE.

THE RIGHTS AFFORDED IN THE PLAN AND THE TREATMENT OF ALL CLAIMS AND EQUITY INTERESTS IN THE PLAN WILL BE IN EXCHANGE FOR AND IN COMPLETE SATISFACTION OF CLAIMS AND EQUITY INTERESTS OF ANY NATURE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ANY INTEREST ACCRUED ON CLAIMS FROM AND AFTER THE COMMENCEMENT DATE, AGAINST THE DEBTORS OR ANY OF THEIR ASSETS, PROPERTY OR ESTATES. ON THE EFFECTIVE DATE, ALL SUCH CLAIMS AGAINST, AND EQUITY INTERESTS IN THE DEBTORS WILL BE FULLY RELEASED AND DISCHARGED.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR IN THE PLAN OR IN OBLIGATIONS ISSUED PURSUANT TO THE PLAN, FROM AND AFTER THE EFFECTIVE DATE, ALL CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS WILL BE FULLY RELEASED AND DISCHARGED, AND THE DEBTORS’ LIABILITY WITH RESPECT THERETO WILL BE EXTINGUISHED COMPLETELY, INCLUDING, WITHOUT LIMITATION, ANY LIABILITY OF THE KIND SPECIFIED UNDER SECTION 502(G) OF THE BANKRUPTCY CODE.

ALL ENTITIES WILL BE PRECLUDED FROM ASSERTING AGAINST THE DEBTORS, THE DEBTORS’ ESTATES, THE REORGANIZED DEBTORS, EACH OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, AND EACH OF THEIR ASSETS AND PROPERTIES, ANY OTHER CLAIMS OR EQUITY INTERESTS BASED UPON ANY DOCUMENTS, INSTRUMENTS OR ANY ACT OR OMISSION, TRANSACTION OR OTHER ACTIVITY OF ANY KIND OR NATURE THAT OCCURRED PRIOR TO THE EFFECTIVE DATE.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR IN THE PLAN OR IN OBLIGATIONS ISSUED PURSUANT TO THE PLAN, FROM AND AFTER THE EFFECTIVE DATE, ALL ENTITIES WILL BE PERMANENTLY ENJOINED, ON ACCOUNT OF ANY CLAIM OR EQUITY INTEREST SATISFIED AND RELEASED BY THE PLAN, FROM:

•

COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND AGAINST ANY DEBTOR AND EACH OF ITS RESPECTIVE CURRENT AND FORMER MEMBERS (INCLUDING EX OFFICIO MEMBERS), OFFICERS, DIRECTORS, EMPLOYEES, PARTNERS, ATTORNEYS, FINANCIAL ADVISORS, ACCOUNTANTS, MANAGED FUNDS, INVESTMENT BANKERS, INVESTMENT ADVISORS, ACTUARIES, PROFESSIONALS, AGENTS, AFFILIATES AND REPRESENTATIVES (EACH OF THE FOREGOING IN ITS INDIVIDUAL CAPACITY AS SUCH), OR ANY OF THEIR SUCCESSORS AND ASSIGNS, OR ANY OF THEIR ASSETS AND PROPERTIES;

•

ENFORCING, ATTACHING, COLLECTING OR RECOVERING BY ANY MANNER OR MEANS ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST ANY DEBTOR AND EACH OF ITS RESPECTIVE SUCCESSORS AND ASSIGNS, AND EACH OF THEIR RESPECTIVE CURRENT AND FORMER MEMBERS (INCLUDING EX OFFICIO MEMBERS), OFFICERS, DIRECTORS, EMPLOYEES, PARTNERS, ATTORNEYS, FINANCIAL ADVISORS, ACCOUNTANTS, MANAGED FUNDS, INVESTMENT BANKERS, INVESTMENT ADVISORS, ACTUARIES, PROFESSIONALS, AGENTS, AFFILIATES AND REPRESENTATIVES (EACH OF THE FOREGOING IN ITS INDIVIDUAL CAPACITY AS SUCH), AND THEIR RESPECTIVE ASSETS AND PROPERTIES;

•	CREATING, PERFECTING OR ENFORCING ANY LIEN, CLAIM OR ENCUMBRANCE OF ANY KIND AGAINST ANY DEBTOR AND EACH OF ITS

RESPECTIVE CURRENT AND FORMER MEMBERS (INCLUDING EX OFFICIO MEMBERS), OFFICERS, DIRECTORS, EMPLOYEES, PARTNERS, ATTORNEYS, FINANCIAL ADVISORS, ACCOUNTANTS, MANAGED FUNDS, INVESTMENT BANKERS, INVESTMENT ADVISORS, ACTUARIES, PROFESSIONALS, AGENTS, AFFILIATES AND REPRESENTATIVES (EACH OF THE FOREGOING IN ITS INDIVIDUAL CAPACITY AS SUCH), OR THE PROPERTY OR ESTATE OF ANY OF THE FOREGOING; OR

•

ASSERTING ANY RIGHT OF SETOFF, SUBROGATION OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM ANY DEBTOR OR AGAINST THE PROPERTY OR ESTATE OF ANY DEBTOR AND EACH OF ITS RESPECTIVE CURRENT AND FORMER MEMBERS (INCLUDING EX OFFICIO MEMBERS), OFFICERS, DIRECTORS, EMPLOYEES, PARTNERS, ATTORNEYS, FINANCIAL ADVISORS, ACCOUNTANTS, MANAGED FUNDS, INVESTMENT BANKERS, INVESTMENT ADVISORS, ACTUARIES, PROFESSIONALS, AGENTS, AFFILIATES AND REPRESENTATIVES (EACH OF THE FOREGOING IN ITS INDIVIDUAL CAPACITY AS SUCH), EXCEPT TO THE EXTENT SUCH RIGHT TO SETOFF, RECOUPMENT OR SUBROGATION IS ASSERTED WITH RESPECT TO A TIMELY–FILED PROOF OF CLAIM.

J.	BINDING NATURE OF THE PLAN

THE PLAN WILL BIND ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS, NOTWITHSTANDING WHETHER ANY SUCH HOLDERS FAILED TO VOTE TO ACCEPT OR REJECT THE PLAN OR VOTED TO REJECT THE PLAN.

K.	RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will, after the Effective Date, retain jurisdiction over the Chapter 11 Cases and all Entities with respect to all matters related to the Chapter 11 Cases, the Debtors and the Plan as is legally permissible, including, without limitation, jurisdiction to:

•

allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim, including, without limitation, the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of any Claim;

•	grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Confirmation Date;

•

resolve any matters related to the assumption, assignment or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to adjudicate and, if necessary, liquidate, any Claims arising therefrom, including, without limitation, those matters related to any amendment to the Plan after the Effective Date to add Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed;

•	ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

•

decide or resolve any motions, adversary proceedings, contested or litigated matters and any other Causes of Action that are pending as of the Effective Date or that may be commenced in the future, and grant or deny any applications involving a Debtor that may be pending on the Effective Date or instituted by the Reorganized Debtors after the Effective Date, provided that the Reorganized Debtors will reserve the right to commence actions in all appropriate forums and jurisdictions;

•

enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all other contracts, instruments, releases, indentures and other agreements or documents adopted in connection with the Plan, the Plan Supplement or the Disclosure Statement;

•

resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan or the Plan Support Agreement; provided, however, that any dispute arising under or in connection with the Exit Facility, the Amended and Restated First Lien Credit Agreement or the Amended and Restated Second Lien Credit Agreement will be dealt with in accordance with the provisions of the applicable document;

•	hear and determine all Causes of Action that are pending as of the Effective Date or that may be commenced in the future;

•

issue injunctions and enforce them, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan, except as otherwise provided in the Plan;

•	enforce Article X of the Plan;

•	enforce the injunction set forth in Article X of the Plan;

•

resolve any cases, controversies, suits or disputes with respect to the Debtor Release, the Third Party Release, the Exculpation, the Indemnification and other provisions contained in Article X of the Plan and enter such orders or take such others actions as may be necessary or appropriate to implement or enforce all such releases, injunctions and other provisions;

•	enter and implement such orders or take such others actions as may be necessary or appropriate if the Confirmation Order is modified, stayed, reversed, revoked or vacated;

•

resolve any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document adopted in connection with the Plan or the Disclosure Statement or the Plan Support Agreement; provided, however, that any dispute arising under or in connection with the Exit Facility, the Amended and Restated First Lien Credit Agreement or the Amended and Restated Second Lien Credit Agreement will be dealt with in accordance with the provisions of the applicable document; and

•	enter an order concluding the Chapter 11 Cases.

L.	MISCELLANEOUS PROVISIONS

1.	Dissolution of Committee

After the Effective Date, the Committee will dissolve with respect to the Debtors and its respective members will be released and discharged from all further authority, duties, responsibilities and obligations relating to the Chapter 11 Cases; provided, however, that the Committee and their respective Retained Professionals will be retained with respect to (a) applications Filed pursuant to sections 330 and 331 of the Bankruptcy Code, (b) motions seeking the enforcement of the provisions of the Plan and the transactions contemplated under the Plan or the Confirmation Order and (c) pending appeals and related proceedings. Such Committee dissolution, release and discharge will take place after the Effective Date upon the filing by the Committee of a notice of such dissolution, release and discharge, which notice will be Filed no later than the later of: (a) 30 days after the Effective Date, (b) 30 days after any appeal of the Confirmation Order pending after the Effective Date terminates or is denied and (c) such other date as may be set by the Bankruptcy Court for cause.

2.	Payment of Statutory Fees

All fees payable pursuant to section 1930 of title 28 of the United States Code after the Effective Date will be paid prior to the closing of the Chapter 11 Cases when due or as soon thereafter as practicable.

3.	Payment of Fees and Expenses of Sopris

All fees and expenses payable to Sopris associated with the restructuring described in the Plan (including the Rights Offering), including, without limitation, the fees and expenses of Sonnenschein Nath & Rosenthal LLP, Tavenner & Beran, PC and Jefferies & Co., Inc. will be paid in full in Cash when due.

4.	Payment of Fees and Expenses of First Lien Agents

On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtors will pay in full in Cash all outstanding reasonable and documented fees and expenses of the First Lien Agents and their advisors (including, without limitation, the fees and expenses of Skadden, Arps, Slate, Meagher & Flom, LLP, McGuire Woods LLP and Houlihan Lokey Howard & Zukin).

5.	Payment of Fees and Expenses of Second Lien Administrative Agent, Second Lien Collateral Agent and Indenture Trustees

On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtors will pay in full in Cash all outstanding reasonable and documented fees and expenses (provided that reasonably detailed invoices and not full fee applications will be required) of (a) the Second Lien Administrative Agent and the Second Lien Collateral Agent and their advisors (including, without limitation, the fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, Venable LLP and Blackstone Advisory Services LP) and (b) the Indenture Trustees and their advisors.

6.	Modification of Plan

Effective as of the Effective Date and subject to the limitations and rights contained in the Plan, the Lock Up Agreement and the Plan Support Agreement, respectively: (a) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order; and (b) after the entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as applicable, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan. Any such modification will be subject to the approval rights set forth in the Plan Support Agreement.

7.	Revocation of Plan

The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to File subsequent chapter 11 plans. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then: (a) the Plan will be null and void in all respects; (b) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan and any document or agreement executed pursuant to the Plan will be deemed null and void; and (c) nothing contained in the Plan will: (i) constitute a waiver or release of any Claims by or against, or any Equity Interests in, such Debtor or any other Entity; (ii) prejudice in any manner the rights of the Debtors or any other Entity; or (iii) constitute an admission, acknowledgement, offer or undertaking of any sort by the Debtors or any other Entity.

8.	Successors and Assigns

The rights, benefits and obligations of any Entity named or referred to in the Plan will be binding on, and will inure to the benefit of, any heir, executor, administrator, successor or assign of such Entity.

9.	Reservation of Rights

Except as expressly set forth in the Plan, the Plan will have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order. Neither the filing of the Plan, any statement or provision contained in the Plan, nor the taking of any action by a Debtor or any other Entity with respect to the Plan will be or will be deemed to be an admission or waiver of any rights of: (a) any Debtor with respect to the Holders of Claims or Equity Interests or other Entity; or (b) any Holder of a Claim or an Equity Interest or other Entity prior to the Effective Date.

10.	Section 1146 Exemption

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Plan will not be subject to any stamp tax or other similar tax or governmental assessment in the United States, and the Confirmation Order will direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such tax or governmental assessment. Such exemption specifically applies, without limitation, to all documents necessary to evidence and implement the provisions of and the distributions to be made under the Plan, including the Exit Facility, the Amended and Restated First Lien Credit Agreement (and the providing of security therefor), the Amended and Restated Second Lien Credit Agreement (and the providing of security therefor), the Backstop Rights Purchase Agreement, the issuance of New Common Stock and Warrants, the Warrant Agreement, the transfer of the Litigation Trust Assets to the Litigation Trust, the transfer of owned and leased real property interests to MG Real Estate as provided for in Article VI of the Plan and the maintenance or creation of security therein as contemplated by the Exit Facility, the Amended and Restated First Lien Credit Agreement and the Amended and Restated Second Lien Credit Agreement.

11.	Financial Reporting

The Reorganized Debtors will make periodic filings with the Commission to the extent required by applicable law, and will otherwise prepare reports to be available to shareholders, including an annual audit of financials, which reports also will be the same or substantially similar in content to the reports required of a company that must make public reports under sections 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended. Such reports further will be made available to shareholders through the maintenance of a readily accessible website. If the Reorganized Debtors have more than 500 Holders of New Common Stock, absent an applicable exemption, the Reorganized Debtors may have public reporting obligations under applicable law. Given the uncertainty regarding how many eligible creditors will make the Cash-Out Election in lieu of receiving the New Common Stock and other consideration offered under the Plan, the Debtors are not able to estimate the number of holders of New Common Stock on or after the Effective Date, and consequently, are not able to predict whether they will have reporting obligations as a result of the number of holders of New Common Stock.

12.	Further Assurances

The Debtors or the Reorganized Debtors, as applicable, all Holders of Claims receiving distributions under the Plan and all other Entities will, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan or the Confirmation Order.

13.	Severability

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision then will be applicable as altered or interpreted; provided, however, that any such alteration or interpretation must be in form and substance reasonably acceptable to the Debtors and Sopris and as provided for in the Plan Support Agreement; provided, further, that the Debtors or Sopris may seek an expedited hearing before the Bankruptcy Court to address any objection to any such alteration or interpretation of the foregoing. Notwithstanding any such order by the Bankruptcy Court, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

14.	Service of Documents

Any pleading, notice or other document required by the Plan to be served on or delivered to the Debtors will be sent by overnight mail to:

Movie Gallery, Inc.

Attn: Legal Department

900 West Main Street

Dothan, Alabama 36301

with copies to:

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, Illinois 60601

Attn: Anup Sathy P.C., Marc J. Carmel and Ross M. Kwasteniet

15.	Filing of Additional Documents

On or before the Effective Date, the Debtors may File with the Bankruptcy Court all agreements and other documents that may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

VII. SOLICITATION AND VOTING PROCEDURES

A.	RECORD DATE

The Record Date is February 5, 2008. The Record Date is the date on which the following will be determined: (a) the Holders of Claims (including holders of bonds, debentures, notes and other securities) that are entitled to receive the Solicitation Package in accordance with the Solicitation Procedures; (b) the Holders of Claims and certain other creditors with interests in the Debtors’ leases of nonresidential real property as set forth in the Solicitation Procedures, that are entitled to vote to accept or reject the Plan; (c) whether Claims have been properly assigned or transferred to an assignee pursuant to Bankruptcy Rule 3001(e) such that the assignee can vote as the Holder of a Claim; and (d) the Holders of 11% Senior Notes allowed to participate in the Rights Offering.

B.	VOTING DEADLINE

The Voting Deadline is 4:00 p.m. prevailing Pacific Time on [xx], 2008. To be counted as votes to accept or reject the Plan, all Ballots and Master Ballots, as applicable, must be properly executed, completed and delivered by using the return envelope provided or by delivery by: (a) first class mail; (b) overnight courier; or (c) personal delivery, so that they are actually received no later than the Voting Deadline by the Voting and Claims Agent, Kurtzman Carson Consultants LLC (“KCC”), or, with respect to Claims based on publicly-traded Securities, by the Securities Voting Agent, Financial Balloting Group, LLC (“FBG”). The Ballots and Master Ballots will clearly indicate the appropriate return address (or, in the case of Securities, instructions for the proper return of Master Ballots). Ballots and Master Ballots returnable to KCC should be sent to: Movie Gallery Balloting Center, c/o Kurtzman Carson Consultants LLC, 2335 Alaska Avenue, El Segundo, California 90245. Ballots and Master Ballots returnable to FBG should be sent to: Movie Gallery, Inc., c/o Financial Balloting Group LLC, 757 Third Avenue—Third Floor, New York, New York 10017, Attention: Ballot Processing Center.

Except as expressly provided in the Solicitation Procedures, the following Ballots and Master Ballots will not be counted in determining the acceptance or rejection of the Plan: (a) any Ballot or Master Ballot that is illegible or contains insufficient information to permit the identification of the Holder of the Claim or the Equity Interest; (b) any Ballot or Master Ballot cast by an Entity that does not hold a Claim or an Equity Interest in a Class, which is a Class entitled to vote on the Plan; (c) any Ballot or Master Ballot cast for a Claim listed in the Schedules as contingent, unliquidated or disputed, or any combination thereof, for which the applicable Claims Bar Date has passed and no Proof of Claim was timely–Filed; (d) any unsigned Ballot or Master Ballot; (e) any Ballot or Master Ballot not marked to accept or reject the Plan or any Ballot marked both to accept and reject the Plan; and (f) any Ballot or Master Ballot submitted by any Entity not entitled to vote pursuant to the Solicitation Procedures.

1.	Notice to Counterparties to Executory Contracts and Unexpired Leases

The Debtors’ right to elect to reject any Unexpired Lease of nonresidential real property after the Initial Lease Rejection Deadline will be May 13, 2008, subject to the provisions of any order entered by the Bankruptcy Court confirming a plan in the Debtors’ Chapter 11 Cases modifying such deadline. However, the Debtors will use good faith efforts to identify and notify all non-Debtor parties to Unexpired Leases of nonresidential real property no later than 14 days prior to the Voting Deadline of those leases that the Debtors have determined, at that point in time, to reject pursuant to section 365 of the Bankruptcy Code. In addition to the Real Property Lease Rejection Notice, the Debtors will send such lessor a Solicitation Package.

The known non-Debtor parties to the Debtors’ Executory Contracts and Unexpired Leases will receive either the Notice to Counterparties to Potentially Assumed Executory Contracts and Unexpired Leases or the Notice to Counterparties to Potentially Rejected Executory Contracts and Unexpired Leases, to be served upon such counterparties no later than 10 Business Days prior to the Confirmation Hearing (plus 3 days if served by mail).

2.	Opportunity to Amend Ballot Due to Rejection of Unexpired Lease

In accordance with the Solicitation Procedures, the Debtors will provide a lessor of nonresidential real property whose Unexpired Lease is rejected after the Initial Lease Rejection Deadline but prior to the Confirmation Hearing with an opportunity to amend its Ballot; provided that such Ballot must be amended no later than 7 days prior to the first scheduled Confirmation Hearing; provided, further, however, that if the Confirmation Hearing is adjourned or otherwise rescheduled (the “New Confirmation Hearing Date”), any lessor whose Unexpired Lease is rejected less than 7 days prior to the first scheduled Confirmation Hearing or thereafter may amend its Ballot no later than 7 days prior to the next New Confirmation Hearing Date.

C.	SOLICITATION PROCEDURES

1.	Solicitation Package

The Solicitation Package will consist of the following:

•

a cover letter: (a) describing the contents of the Solicitation Package and instructions on how paper copies of any materials that may be provided in CD–ROM format can be obtained at no charge; (b) explaining that the Plan Supplement will be filed on or before 5 Business Days before the Confirmation Hearing; and (c) urging the Holders in each of the Voting Classes to vote to accept the Plan;

•	if applicable, a letter from the Debtors’ significant constituents urging the Holders in each of the Voting Classes to vote to accept the Plan;

•	the Disclosure Statement Order (with the Solicitation Procedures attached as Exhibit 1 thereto);

•	an appropriate form of Ballot and/or Master Ballot and Ballot Instructions and/or Master Ballot Instructions, as appropriate (with a pre–addressed, postage prepaid return envelope);

•	the Confirmation Hearing Notice;

•	the approved form of the Disclosure Statement (with the Plan attached as Exhibit A thereto) in either paper or CD–ROM format; and

•	such other materials as the Bankruptcy Court may direct.

2.	Distribution of Solicitation Package

The Solicitation Packages will be served on the following entities:

•

Holders of Claims for which Proofs of Claim have been timely–Filed, as reflected on the Claims Register as of the Record Date; provided, however, that, subject to the Solicitation Procedures, Holders of Claims to which an objection is pending at least 15 days prior to the Confirmation Hearing will not be entitled to vote unless such Holders become eligible to vote through a Resolution Event in accordance with the Solicitation Procedures;

•

All Entities listed in the Debtors’ Schedules will receive Solicitation Packages with the exception of those Claims that are scheduled as contingent, unliquidated or disputed, or any combination thereof (excluding such scheduled Claims that have been superseded by a timely–Filed Proof of Claim); provided however, that Holders of Claims that are scheduled as contingent, unliquidated or disputed, or any combination thereof, for which the applicable Claims Bar Date has not passed will receive Solicitation Packages;[12]

•

Holders whose Claims arise pursuant to an agreement or settlement with the Debtors, as reflected in a document Filed with the Bankruptcy Court, in an order of the Bankruptcy Court or in a document executed by the Debtors pursuant to authority granted by the Bankruptcy Court, in each case regardless of whether a Proof of Claim has been Filed;

•	with respect to any Beneficial Holder, to the applicable Nominee, as reflected in the relevant records as of the Record Date;

[12]	Pursuant to Bankruptcy Rule 3003(c)(2), with respect to all Entities that are listed in the Schedules as having a Claim or a portion of a Claim that is contingent, unliquidated or disputed, or any combination thereof, where such Entity did not timely File a Proof of Claim, the Debtors will not distribute any documents or notices on account of such Claim if the applicable Claims Bar Date to File such Proofs of Claim has passed.

•	the Debtors’ lessors under Unexpired Leases of nonresidential real property whose leases have not been assumed as of the mailing of the Solicitation Packages;

•

Holders as of the Record Date of First Lien Claims in Class 3, based upon the records of Goldman Sachs Credit Partners L.P., the administrative agent for such Holders (within three Business Days after receiving written notice from the Debtors of entry of the Disclosure Statement Order, Goldman Sachs Credit Partners L.P. will provide to KCC a list of such Holders by name, address and First Lien Claim amount, provided that KCC will maintain the confidentiality of such list and will not disclose the identity of the Holders unless ordered by the Bankruptcy Court on notice to Goldman Sachs Credit Partners L.P.); and

•

Holders as of the Record Date of Second Lien Claims in Class 4, based upon the records of Wells Fargo Bank, N.A., the administrative agent for such Holders (within three Business Days after receiving written notice from the Debtors of entry of the Disclosure Statement Order, Wells Fargo Bank, N.A. will provide to KCC a list of such Holders by name, address and Second Lien Claim amount, provided that KCC will maintain the confidentiality of such list and will not disclose the identity of the Holders unless ordered by the Bankruptcy Court on notice to Wells Fargo Bank, N.A.

The Debtors will make every reasonable effort to ensure that Holders of more than one Claim in a single Voting Class receive no more than one Solicitation Package on account of such Claims.

The Core Group, the 2002 List as of the Record Date, the Internal Revenue Service and the Securities and Exchange Commission will be served either paper copies of, or a CD–ROM containing, the Disclosure Statement Order, the Disclosure Statement and all exhibits to the Disclosure Statement, including the Plan. Any Entity that receives a CD–ROM but that desires a paper copy of these documents and any other Entity that desires a CD–ROM or a paper copy of the Solicitation Package (except the Ballots and the Master Ballots) may request the paper copies from the Voting and Claims Agent as set forth in the Solicitation Procedures.

Following the Disclosure Statement Hearing, the Debtors will publish the Solicitation Notice, which will contain, among other things, the Plan Objection Deadline, the Voting Deadline and the date that the Confirmation Hearing is first scheduled, in the following publications: USA Today, the National Edition of The Wall Street Journal and The Washington Post on a date no less than 15 days prior to the Voting Deadline.

D.	VOTING AND GENERAL TABULATION PROCEDURES

1.	Who May Vote

Only the following Holders of Claims in Voting Classes are entitled to vote:

•

Holders of Claims for which Proofs of Claim have been timely–Filed, as reflected on the Claims Register as of the Record Date; provided, however, that, subject to the Solicitation Procedures, Holders of Claims to which an objection is pending at least 15 days prior to the Confirmation Hearing will not be entitled to vote unless such Holders become eligible to vote through a Resolution Event, as set forth in more detail in the Solicitation Procedures;

•

Holders of Claims that are listed in the Debtors’ Schedules, with the exception of those Claims that are listed in the Schedules as contingent, unliquidated or disputed, or any combination thereof (excluding such Claims listed in the Schedules that have been superseded by a timely–Filed Proof of Claim); provided, however, that Holders of Claims that are listed in the Schedules as contingent, unliquidated or disputed, or any combination thereof, for which the applicable Claims Bar Date for the Claim of such Holder has not passed may vote;

•

Holders whose Claims arise pursuant to an agreement or settlement with the Debtors, as reflected in a document Filed with the Bankruptcy Court, in an order of the Bankruptcy Court or in a document executed by the Debtors pursuant to authority granted by the Bankruptcy Court, in each case regardless of whether a Proof of Claim has been Filed;

•	the Debtos’ lessors under Unexpired Leases of nonresidential real property whose leases have not been assumed as of the mailing of the Solicitation Packages;

•	the applicable Nominee, as reflected in the relevant records as of the Record Date or any Beneficial Holder, provided that its Ballot has been prevalidated by a Nominee, if applicable;

•

the assignee of any transferred or assigned Claim with respect to such Claim only if the transfer or assignment has been fully effectuated pursuant to the procedures dictated by Bankruptcy Rule 3001(e) if such transfer is reflected on the Claims Register on or before the Record Date;

•

Holders as of the Record Date of First Lien Claims in Class 3, based upon the records of Goldman Sachs Credit Partners L.P., the administrative agent for such Holders, as provided to KCC pursuant to the Solicitation Procedures; and

•

Holders as of the Record Date of Second Lien Claims in Class 4, based upon the records of Wells Fargo Bank, N.A., the administrative agent for such Holders, as provided to KCC pursuant to the Solicitation Procedures.

The assignee of any transferred or assigned Claim will be permitted to vote such Claim only if the transfer or assignment has been fully effectuated pursuant to the procedures dictated by Bankruptcy Rule 3001(e) and such transfer is reflected on the Claims Register on or before the Record Date.

2.	Temporary Allowance of Claims for Voting Purposes

Subject to the Solicitation Procedures, the Holder of a Claim to which an objection is pending at least 15 days prior to the Confirmation Hearing cannot vote unless one or more of the following events have taken place at least five Business Days before the Voting Deadline: (a) an order of the Bankruptcy Court is entered allowing such Claim pursuant to section 502(b) of the Bankruptcy Code, after notice and a hearing; (b) an order of the Bankruptcy Court is entered temporarily allowing such Claim for voting purposes only pursuant to Bankruptcy Rule 3018(a), after notice and a hearing; (c) a stipulation or other agreement is executed between the Holder of such Claim and the Debtors resolving the objection and allowing such Claim in an agreed upon amount; (d) a stipulation or other agreement is executed between the Holder of such Claim and the Debtors temporarily allowing the Holder of such Claim to vote its Claim in an agreed upon amount; or (e) the pending objection to such Claim is voluntarily withdrawn by the Debtors (each, a “Resolution Event”). No later than two Business Days after a Resolution Event, the Voting and Claims Agent or Securities Voting Agent, as appropriate, will distribute a Solicitation Package and a pre–addressed, postage pre–paid envelope to the relevant Holder of such temporarily allowed Claim that has been allowed for voting purposes only (or for other purposes as set forth in an applicable order of the Bankruptcy Court) by such Resolution Event, which must be returned according to the instructions on the Ballot by no later than the Voting Deadline.

If the Holder of a Claim receives a Solicitation Package and the Debtors object to such Claim after the Record Date but at least 15 days prior to the Confirmation Hearing, the Debtors’ notice of objection will inform such Holder of the rules applicable to Claims subject to a pending objection and the procedures for temporary allowance for voting purposes. Furthermore, if the Holder of a Claim receives a Solicitation Package and the Debtors object to such Claim less than 15 days prior to the Confirmation Hearing, the Holder’s Claim will be deemed temporarily allowed for voting purposes only without further action by the Holder of such Claim and without further order of the Bankruptcy Court.

3.	Establishing Claim Amounts

In tabulating votes, the following hierarchy will be used to determine the amount of the Claim associated with each vote:

•

the amount of the Claim settled and/or agreed upon by the Debtors, as reflected in a court pleading, stipulation, agreement or other document Filed with the Bankruptcy Court, in an order of the Bankruptcy Court or in a document executed by the Debtors pursuant to authority granted by the Bankruptcy Court;

•	the amount of the Claim Allowed (temporarily or otherwise) pursuant to a Resolution Event in accordance with the Solicitation Procedures;

•

in the case of a lessor of nonresidential real property whose lease has not been assumed as of the mailing of the Solicitation Packages, if no Proof of Claim has been filed and the applicable Claims Bar Date has not passed or an unresolved objection is pending as to such Proof of Claim, a General Unsecured Claim equal to 6 months’ rent plus any prepetition arrearage known by the Debtors to be due and owing to such lessor, subject to (i) the ability of such lessor and the Debtors to reach agreement on an appropriate Claim amount for voting purposes or (ii) the lessor or Debtors obtaining Court approval of a Claim amount for voting purposes upon appropriate notice if no such agreement is reached; provided that such Court approval must be received and the Debtors notified thereof at least 5 days prior to the last day for submitting the Voting Report, with such amount and the fact that the amount was determined pursuant to this procedure to be disclosed in the Voting Report; provided, further that such vote may be disregarded by the Debtors if prior to the vote tally the subject lease actually is assumed;

•

the amount of the Claim contained in a Proof of Claim that has been timely–Filed by the applicable Claims Bar Date (or deemed timely–Filed by the Bankruptcy Court under applicable law) except for any amounts in such Proofs of Claim asserted on account of any interest accrued after the Commencement Date; provided that Ballots cast by Holders whose Claims are not listed in the Schedules, but that timely–File a Proof of Claim in an unliquidated or unknown amount that are not the subject of an objection, will count for satisfying the numerosity requirement of section 1126(c) of the Bankruptcy Code and will count as Ballots for Claims in the amount of $1.00 solely for the purposes of satisfying the dollar amount provisions of section 1126(c) of the Bankruptcy Code; provided, further, that to the extent the amount of the Claim contained in the Proof of Claim is different from the amount of the Claim set forth in a document Filed with the Bankruptcy Court as referenced in the Solicitation Procedures, the amount of the Claim in the document Filed with the Bankruptcy Court will supersede the amount of the Claim set forth on the respective Proof of Claim;

•

the amount of the Claim listed in the Schedules, provided, that such Claim is not listed in the Schedules as contingent, unliquidated or disputed, or any combination thereof, and has not been paid; provided, further, that if the Holder of a contingent, unliquidated or disputed, or any combination thereof, Claim is allowed to vote its Claim because the applicable Claims Bar Date has not passed, then the amount of the Claim listed in the Schedules;

•

for each Holder of First Lien Claims in Class 3, the amount held by such Holder as shown on the records of Goldman Sachs Credit Partners L.P. as of the Record Date, as provided to KCC pursuant to section C.2.e above (which amount, together with the amounts held by other Holders of First Lien Claims, shall not exceed the amount of the Proof of Claim filed by Goldman Sachs Credit Partners L.P. on behalf of Holders of First Lien Claims);

•

for each Holder of Secured Lien Claims in Class 4, the amount held by such Holder as shown on the records of Wells Fargo Bank, N.A. as of the Record Date, as provided to KCC pursuant to section C.2.f above (which amount, together with the amounts held by other Holders of Second Lien Claims, shall not exceed the amount of the Proof of Claim filed by Wells Fargo Bank, N.A. on behalf of Holders of Second Lien Claims); and

•	in the absence of any of the foregoing, zero.

4.	General Ballot Tabulation

The following voting procedures and standard assumptions will be used in tabulating Ballots and Master Ballots:

•

except as otherwise provided in the Solicitation Procedures, unless the Ballot or the Master Ballot being furnished is timely–submitted on or prior to the Voting Deadline, the Debtors will reject such Ballot or Master Ballot as invalid and, therefore, decline to count it in connection with Confirmation;

•

the Voting and Claims Agent or the Securities Voting Agent, as applicable, will date and time–stamp all Ballots and Master Ballots when received. The Voting and Claims Agent or the Securities Voting Agent, as applicable, will retain the original Ballots and Master Ballots and an electronic copy of the same for a period of one year after the Effective Date of the Plan, unless otherwise ordered by the Bankruptcy Court;

•

an original executed Ballot or Master Ballot is required to be submitted by the Entity submitting such Ballot or Master Ballot. Delivery of a Ballot or Master Ballot to the Voting and Claims Agent or the Securities Voting Agent, as applicable, by facsimile, email or any other electronic means will not be valid;

•

the Debtors will File the Voting Report with the Bankruptcy Court no later than five calendar days prior to the Confirmation Hearing. The Voting Report will, among other things, delineate every irregular Ballot and Master Ballot including, without limitation, those Ballots and Master Ballots that are late or (in whole or in material part) illegible, unidentifiable, lacking original signatures or lacking necessary information, received via facsimile, email or any other electronic means or are damaged. The Voting Report will indicate the Debtors’ intentions with regard to such irregular Ballots and Master Ballots;

•

the method of delivery of Ballots or Master Ballots to the Voting and Claims Agent or the Securities Voting Agent, as appropriate, is at the election and risk of each Holder of a Claim. Except as otherwise provided in the Solicitation Procedures, such delivery will be deemed made only when the Voting and Claims Agent or the Securities Voting Agent, as appropriate, actually receives the originally executed Ballot or Master Ballot;

•

no Ballot or Master Ballot should be sent to any of the Debtors, the Debtors’ agents (other than the Voting and Claims Agent or the Securities Voting Agent, as applicable), any indenture trustee (unless specifically instructed to do so by the Ballot Instructions) or the Debtors’ financial or legal advisors and, if so sent, will not be counted;

•

if multiple Ballots or Master Ballots are received from the same Holder of a Claim with respect to the same Claim prior to the Voting Deadline, the last Ballot or Master Ballot timely–received will supersede and revoke any earlier received Ballot or Master Ballot;

•

Beneficial Holders of Public Securities and other Holders must vote all of their Claims within a particular Class either to accept or reject the Plan and may not split any such votes. Accordingly, a Ballot that partially rejects and partially accepts the Plan will not be counted;

•

a person signing a Ballot or a Master Ballot in its capacity as a trustee, executor, administrator, guardian, attorney in fact, officer of a corporation or otherwise acting in a fiduciary or representative capacity must indicate such capacity when signing and, if required or requested by the applicable Nominee or its agent, the Voting and Claims Agent, the Securities Voting Agent, the Debtors or the Bankruptcy Court, must submit proper evidence to the requesting party to so act on behalf of such Holder or Beneficial Holder;

•

the Debtors, subject to contrary order of the Bankruptcy Court, may waive any defects or irregularities as to any particular Ballot or Master Ballot at any time, either before or after the close of voting, and any such waivers will be documented in the Voting Report;

•

neither the Debtors, nor any other Entity, will be under any duty to provide notification of defects or irregularities with respect to delivered Ballots and Master Ballots other than as provided in the Voting Report, nor will any of them incur any liability for failure to provide such notification;

•

unless waived by the Debtors, subject to contrary order of the Bankruptcy Court, any defects or irregularities in connection with deliveries of Ballots and Master Ballots must be cured prior to the Voting Deadline or such Ballots and Master Ballots will not be counted;

•

in the event a designation for lack of good faith is requested by a party in interest under section 1126(e) of the Bankruptcy Code, the Bankruptcy Court will determine whether any vote to accept and/or reject the Plan cast with respect to that Claim will be counted for purposes of determining whether the Plan has been accepted and/or rejected by such Claim;

•

subject to any contrary order of the Bankruptcy Court, the Debtors reserve the right to reject any and all Ballots and Master Ballots not in proper form, the acceptance of which, in the opinion of the Debtors, would not be in accordance with the provisions of the Bankruptcy Code or the Bankruptcy Rules; provided that any such rejections will be documented in the Voting Report;

•

if a Claim has been estimated or otherwise Allowed for voting purposes by an order of the Bankruptcy Court pursuant to Bankruptcy Rule 3018(a), such Claim will be temporarily Allowed in the amount so estimated or Allowed by the Bankruptcy Court for voting purposes only and not for purposes of allowance or distribution;

•	if an objection to a Claim is Filed, such Claim will be treated in accordance with the procedures set forth in the Solicitation Procedures; and

•

subject to the Solicitation Procedures, the following Ballots and Master Ballots will not be counted in determining the acceptance or rejection of the Plan: (a) any Ballot or Master Ballot that is illegible or contains insufficient information to permit the identification of the Holder of the Claim or Claims; (b) any Ballot or Master Ballot cast by an Entity that does not hold a Claim in a Class which is a Class entitled to vote on the Plan; (c) any Ballot or Master Ballot cast for a Claim listed in the Schedules as contingent, unliquidated or disputed, or any combination thereof, for which the applicable Claims Bar Date has passed and no Proof of Claim was timely–Filed; (d) any unsigned Ballot or Master Ballot; (e) any Ballot or Master Ballot not marked to accept or reject the Plan or any Ballot marked both to accept and reject the Plan; and (vi) any Ballot or Master Ballot submitted by any Entity not entitled to vote pursuant to the Solicitation Procedures.

5.	Classes in Which Class 7 Votes Are Tabulated

In preparing Ballots for and tabulating votes of Holders of General Unsecured Claims, regardless of which Debtor or Debtors any given Claim(s) was (were) filed against, the Debtors may re-assign Claims, for voting purposes only, to a different Class or different Classes if the Debtors believe, in good faith, that such Claim(s) was (were) either filed against the wrong Debtor(s) or was (were) filed against multiple Debtors but should have been filed against different or fewer Debtors (any such re assignment being a “Ballot Change”). A Ballot Change will be only for voting purposes and will not constitute an objection to a Claim and will not have any impact on allowance or distributions under the Plan. If the Debtors perform Ballot Changes, the Debtors shall include, in a conspicuous manner, the following language in each affected Ballot:

Pursuant to the Solicitation Procedures and based upon the Debtors’ reasonable, good faith belief that you filed a Claim against one or more wrong Debtor entities, for purposes of voting on the Plan your Claim(s) has (have) been assigned to the Class for which this Ballot has been issued (a “Ballot Change”). If you do not dispute the Ballot Change, please submit this Ballot in accordance with the procedures set forth herein. To dispute the Ballot Change and vote your Claim in a different Class other than set forth in this Ballot, you must follow the Ballot Change dispute procedures set forth in the Solicitation Procedures.

To dispute a Ballot Change, at least five Business Days before the Voting Deadline, the Holder of a Claim or Claims subject to a Ballot Change must: (a) reach agreement with the Debtors on an appropriate Class or Classes in which such Ballot is to be counted (and the Claim amount for each such Ballot or Ballots if the Ballot Change affects more than one Claim); or (ii) seek Court approval of the Class or Classes in which such Ballot is sought to be counted (and the Claim amount for each such Ballot or Ballots if the Ballot Change affects more than one Claim) upon appropriate notice if the Debtors and such Holder do not reach an agreement; provided that such Court approval must be received by the Voting Deadline. The Debtors may, in their sole discretion without further order of the Bankruptcy Court, resolve objections to Ballot Changes by agreeing to the amount in which Claims may be voted and the Classes that Claims may be voted in, provided that any such resolutions shall be disclosed in the Voting Report.

6.	Master Ballot Voting Procedures

The following additional procedures, as well as the aforementioned procedures, will apply to Claims of Beneficial Holders:

•	the Record Date is the date for determining the identity of Beneficial Holders eligible to vote on the Plan;

•

the Securities Voting Agent will distribute or cause to be distributed the appropriate number of copies of Ballots to each Beneficial Holder holding a Claim as of the Record Date, including Nominees identified by the Securities Voting Agent as Entities through which Beneficial Holders hold their Claims relating to Securities;

•

any Nominee that is a Holder of record with respect to Securities will vote on behalf of Beneficial Holders of such Securities by: (a) immediately distributing the Solicitation Package, including Ballots, it receives from the Securities Voting Agent to all such Beneficial Holders; (b) promptly collecting Ballots from such Beneficial Holders that cast votes on the Plan; (c) compiling and validating the votes and other relevant information of all such Beneficial Holders on the applicable Master Ballot; and (d) transmitting the Master Ballot to the Securities Voting Agent by the Voting Deadline;

•

any indenture trustee (unless otherwise empowered to do so) will not be entitled to vote on behalf of Beneficial Holders; rather, each such Beneficial Holder must submit his or her own Ballot in accordance with the Beneficial Holder voting procedures;

•

any Beneficial Holder holding Securities in “street name” through a Nominee must vote on the Plan through such Nominee by completing and signing the Ballot and returning such Ballot to the appropriate Nominee as promptly as possible and in sufficient time to allow such Nominee to process the Ballot and return the Master Ballot to the Securities Voting Agent prior to the Voting Deadline. Any Beneficial Holder holding Securities in “street name” that submits a Ballot to the Debtors, the Debtors’ agents or the Debtors’ financial or legal advisors will not have such Ballot counted for purposes of accepting or rejecting the Plan;

•

any Ballot returned to a Nominee by a Beneficial Holder will not be counted for purposes of accepting or rejecting the Plan until such Nominee properly completes and delivers to the Securities Voting Agent a Master Ballot that reflects the vote of such Beneficial Holders by the Voting Deadline or otherwise validates the Ballot in a manner acceptable to the Securities Voting Agent (a “Prevalidated Ballot”). Nominees will retain all Ballots returned by Beneficial Holders for a period of one year after the Effective Date of the Plan;

•

if a Beneficial Holder holds Securities through more than one Nominee or through multiple accounts, such Beneficial Holder may receive more than one Ballot and each such Beneficial Holder should execute a separate Ballot for each block of Securities that it holds through any Nominee and must return each such Ballot to the appropriate Nominee; and

•

if a Beneficial Holder holds a portion of its Securities through a Nominee or Nominees and another portion in its own name as the record Holder, such Beneficial Holder should follow the procedures described in the Solicitation Procedures to vote the portion held in its own name and to vote the portion held by the Nominee(s); and

•

any Beneficial Holder holding Securities as a record Holder in its own name will vote on the Plan by completing and signing a Ballot and returning it directly to the Securities Voting Agent on or before the Voting Deadline;

•

notwithstanding the foregoing, each Nominee may prevalidate a Beneficial Holder Ballot for delivery to its Beneficial Holders, together with instructions for mailing such prevalidated Beneficial Holder Ballots directly to the Debtors’ Securities Voting Agent by the Voting Deadline.

7.	Master Ballot Tabulation

These rules will apply with respect to the tabulation of Master Ballots and Ballots cast by Nominees and Beneficial Holders:

•

votes cast by Beneficial Holders through Nominees will be applied to the applicable positions held by such Nominees in Classes 6 and 7E, as of the Record Date, as evidenced by the record and depository listings. Votes submitted by a Nominee, whether pursuant to a Master Ballot or Prevalidated Ballot, will not be counted in excess of the amount of such Securities held by such Nominee as of the Record Date;

•

if conflicting votes or “over–votes” are submitted by a Nominee, whether pursuant to a Master Ballot or Prevalidated Ballot, the Securities Voting Agent will use reasonable efforts to reconcile discrepancies with the Nominees;

•

if over–votes on a Master Ballot or Prevalidated Ballot are not reconciled prior to the preparation of the vote certification, the Securities Voting Agent will apply the votes to accept and to reject the Plan in the same proportion as the votes to accept and to reject the Plan submitted on the Master Ballot or Prevalidated Ballot that contained the overvote, but only to the extent of the Nominee’s position in Classes 6 and 7E;

•

for purposes of tabulating votes, each Nominee or Beneficial Holder will be deemed to have voted the principal amount of its Claims in Classes 6 and 7E, although any principal amounts may be adjusted by the Securities Voting Agent to reflect the amount of the Claim actually voted, including prepetition interest;

•	Ballots from Beneficial Holders not containing any vote to accept or reject the Plan or marked both to accept and reject the Plan will not be counted in a Master Ballot; and

•

a single Nominee may complete and deliver to the Securities Voting Agent multiple Master Ballots. Votes reflected on multiple Master Ballots will be counted, except to the extent that they are duplicative of other Master Ballots. If two or more Master Ballots are inconsistent, the latest dated Master Ballot received prior to the Voting Deadline will, to the extent of such inconsistency, supercede and revoke any prior Master Ballot.

VIII. CONFIRMATION PROCEDURES

A.	CONFIRMATION HEARING

The Confirmation Hearing will commence on [xx], 2008 at [xx] prevailing Eastern Time.

The Plan Objection Deadline is 4:00 p.m. prevailing Eastern Time on [xx], 2008.

All Plan Objections must be Filed with the Bankruptcy Court and served on the Debtors and certain other parties in accordance with the Disclosure Statement Order on or before the Plan Objection Deadline.

The Debtors’ proposed schedule will provide Entities sufficient notice of the Plan Objection Deadline, which will be more than the 25 days required by Bankruptcy Rule 2002(b). The Debtors believe that the Plan Objection Deadline will afford the Bankruptcy Court, the Debtors and other parties in interest reasonable time to consider the Plan Objections prior to the Confirmation Hearing.

THE BANKRUPTCY COURT WILL NOT CONSIDER PLAN OBJECTIONS UNLESS THEY ARE TIMELY–SERVED AND FILED IN COMPLIANCE WITH THE DISCLOSURE STATEMENT ORDER.

Following the Disclosure Statement Hearing, the Debtors will publish the Solicitation Notice, which will contain, among other things, the Plan Objection Deadline, the Voting Deadline and the date that the Confirmation Hearing is first scheduled, in the following publications on a date no later than 15 days prior to the Voting Deadline to provide notification to those Entities that may not receive notice by mail: USA Today, the National Edition of The Wall Street Journal and The Washington Post on a date no less than 15 days prior to the Voting Deadline.

Plan Objections must be served on all of the following parties:

KIRKLAND & ELLIS LLP	KIRKLAND & ELLIS LLP	KUTAK ROCK LLP
Richard M. Cieri	Anup Sathy P.C.	Michael A. Condyles
Citigroup Center	Marc J. Carmel	Peter J. Barrett
153 East 53rd Street	Ross M. Kwasteniet	Bank of America Center
New York, New York 10022–4611	200 East Randolph Drive	1111 East Main Street, Suite 800
	Chicago, Illinois 60601–6636	Richmond, Virginia 23219–3500

Co–Counsel to the Debtors

PACHULSKI STANG ZIEHL & JONES	PACHULSKI STANG ZIEHL & JONES	MILES & STOCKBRIDGE PC
Robert J. Feinstein	James I. Stang	Brian F. Kenney
780 Third Avenue, 36th Floor	Brad Godshall	1751 Pinnacle Drive
New York, New York 10017	Robert G. Orgel	Suite 500
	10100 Santa Monica Blvd.	McLean, Virginia 22102–3833
11th Floor
Los Angeles, California 90067

Co–Counsel to the Committee

SKADDEN ARPS SLATE MEAGHER & FLOM LLP	MILBANK, TWEED, HADLEY & MCCLOY LLP
Jay Goffman	Matthew Barr
Mark McDermott	Brian Kinney
Four Times Square	1 Chase Manhattan Plaza
New York, New York 10036	New York, New York 10005

and	Counsel to the Second Lien Agent

MCGUIRE WOODS LLP
Douglas M. Foley
Sarah B. Boehm
One James Center
901 East Cary Street
Richmond, Virginia 23219–4030

Counsel to the DIP Arranger and First Lien Administrative Agent

SONNENSCHEIN NATH & ROSENTHAL LLP	TAVENNER & BERAN, PC
Peter D. Wolfson	Lynn L. Tavenner
John A. Bicks	Paula S. Beran
1221 Avenue of the Americas	20 North Eighth Street
New York, New York 10022	Richmond, Virginia 23219

Counsel to Sopris

CLERK OF THE BANKRUPTCY COURT	OFFICE OF THE UNITED STATES TRUSTEE FOR THE EASTERN DISTRICT OF VIRGINIA
United States Bankruptcy Court for the Eastern District of Virginia,	Robert Van Arsdale
Richmond Division	600 East Main Street
1100 East Main Street	Suite 301
Richmond, Virginia 23219	Richmond, Virginia 23219

B.	STATUTORY REQUIREMENTS FOR CONFIRMATION OF THE PLAN

At the Confirmation Hearing, the Bankruptcy Court will determine whether the Plan satisfies the requirements of section 1129 of the Bankruptcy Code. The Debtors believe that: (1) the Plan satisfies or will satisfy all of the statutory requirements of chapter 11 of the Bankruptcy Code; (2) they have complied or will have complied with all of the requirements of chapter 11 of the Bankruptcy Code; and (3) the Plan has been proposed in good faith. Specifically, the Debtors believe that the Plan satisfies or will satisfy the applicable Confirmation requirements of section 1129 of the Bankruptcy Code set forth below.

•	The Plan complies with the applicable provisions of the Bankruptcy Code.

•	The Debtors, as the Plan proponents, will have complied with the applicable provisions of the Bankruptcy Code.

•	The Plan has been proposed in good faith and not by any means forbidden by law.

•

Any payment made or promised under the Plan for services or for costs and expenses in, or in connection with, the Chapter 11 Cases, or in connection with the Plan and incident to the case, has been disclosed to the Bankruptcy Court, and any such payment: (1) made before the Confirmation of the Plan is reasonable; or (2) subject to the approval of the Bankruptcy Court as reasonable, if it is to be fixed after Confirmation of the Plan.

•

Either each Holder of an Impaired Claim has accepted the Plan, or will receive or retain under the Plan on account of such Claim, property of a value, as of the Effective Date of the Plan, that is not less than the amount that such Holder would receive or retain if the Debtors were liquidated on that date under chapter 7 of the Bankruptcy Code, including pursuant to section 1129(b) of the Bankruptcy Code for Equity Interests deemed to reject the Plan.

•

Each Class of Claims that is entitled to vote on the Plan has either accepted the Plan or is not Impaired under the Plan, or the Plan can be confirmed without the approval of such voting Class pursuant to section 1129(b) of the Bankruptcy Code.

•

Except to the extent that the Holder of a particular Claim will agree to a different treatment of its Claim, the Plan provides that Administrative Claims and Other Priority Claims will be paid in full on the Effective Date, or as soon thereafter as is reasonably practicable.

•	At least one Class of Impaired Claims has accepted the Plan, determined without including any acceptance of the Plan by any insider holding a Claim in that Class.

•	Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors or any successors thereto under the Plan.

•	The Debtors have paid the required filing fees pursuant to 28 U.S.C. § 1930 to the clerk of the Bankruptcy Court.

•

In addition to the filing fees paid to the clerk of the Bankruptcy Court, the Debtors will pay quarterly fees on the last day of the calendar month, following the calendar quarter for which the fee is owed in each of the Debtors’ Chapter 11 Cases for each quarter (including any fraction thereof), to the Office of the United States Trustee, until the case is converted or dismissed, whichever occurs first.

1.	Best Interests of Creditors Test/Liquidation Analysis

Often called the “best interests” test, section 1129(a)(7) of the Bankruptcy Code requires that a bankruptcy court find, as a condition to confirmation, that a chapter 11 plan provides, with respect to each class, that each holder of a claim or an equity interest in such class either (a) has accepted the plan or (b) will receive or retain under the plan property of a value, as of the effective date of the plan, that is not less than the amount that such holder would receive or retain if the debtors liquidated under chapter 7 of the Bankruptcy Code. To make these findings, the bankruptcy court must: (a) estimate the Cash liquidation proceeds that a chapter 7 trustee would generate if each of the debtor’s chapter 11 cases were converted to a chapter 7 case and the assets of such debtor’s estate were liquidated; (b) determine the liquidation distribution that each non–accepting holder of a claim or an equity interest would receive from such liquidation proceeds under the priority scheme dictated in chapter 7; and (c) compare such holder’s liquidation distribution to the distribution under the plan that such holder would receive if the plan were confirmed.

In chapter 7 cases, unsecured creditors and interest holders of a debtor are paid from available assets generally in the following order, with no junior class receiving any payments until all amounts due to senior classes have been paid fully or any such payment is provided for: (a) holders of secured claims (to the extent of the value of their collateral); (b) holders of priority claims; (c) holders of unsecured claims; (d) holders of debt expressly subordinated by its terms or by order of the bankruptcy court; and (e) holders of equity interests.

As described in more detail in the Liquidation Analysis, the Debtors believe that the value of any distributions if the Chapter 11 Cases were converted to cases under chapter 7 of the Bankruptcy Code would be less than the value of distributions under the Plan because, among other reasons, distributions in chapter 7 cases may not occur for a longer period of time than distributions under the Plan, thereby reducing the present value of such distributions. In this regard, it is possible that distribution of the proceeds of a liquidation could be delayed for a significant period while the chapter 7 trustee and its advisors to become knowledgeable about, among other things, the Chapter 11 Cases and the Claims against the Debtors. In addition, proceeds received in a chapter 7 liquidation are likely to be significantly discounted due to the distressed nature of the sale of the Debtors’ assets and the fees and expenses of a chapter 7 trustee would likely further reduce Cash available for distribution.

2.	Feasibility

Section 1129(a)(11) of the Bankruptcy Code requires that the Bankruptcy Court find that Confirmation is not likely to be followed by the liquidation of the Reorganized Debtors or the need for further financial reorganization, unless the Plan contemplates such liquidation. For purposes of demonstrating that the Plan meets this “feasibility” standard, the Debtors have analyzed the ability of the Reorganized Debtors to meet their obligations under the Plan and to retain sufficient liquidity and capital resources to conduct their businesses.

The Debtors believe that the Plan meets the feasibility requirement set forth in section 1129(a)(11) of the Bankruptcy Code, as confirmation is not likely to be followed by liquidation or the need for further financial reorganization of the Debtors or any successor under the Plan. In connection with the development of the Plan and for the purposes of determining whether the Plan satisfies this feasibility standard, the Debtors analyzed their ability to satisfy their financial obligations while maintaining sufficient liquidity and capital resources. Management developed a business plan and prepared financial projections (the “Projections”) for the retail calendar years 2007 through 2010 (the “Projection Period”). The Projections are attached hereto as Exhibit F.

In general, as illustrated by the Projections, the Debtors believe that with a significantly deleveraged capital structure, the Debtors’ business will return to viability. The Debtors project that the Reorganized Debtors should have sufficient cash flow and availability to pay and service their debt obligations and to fund operations. The Debtors believe that Confirmation and Consummation is not likely to be followed by the liquidation or further reorganization of the Reorganized Debtors. Accordingly, the Debtors believe that the Plan satisfies the feasibility requirement of section 1129(a)(11) of the Bankruptcy Code.

3.	Acceptance by Impaired Classes

The Bankruptcy Code requires, as a condition to confirmation, that, except as described in the following section, each class of claims or equity interests that is impaired under a plan, accept the plan. A class that is not “impaired” under a plan is deemed to have accepted the plan and, therefore, solicitation of acceptances with respect to such class is not required. A class is “impaired” unless the plan: (a) leaves unaltered the legal, equitable and contractual rights to which the claim or the equity interest entitles the holder of such claim or equity interest; (b) cures any default and reinstates the original terms of such obligation; or (c) provides that, on the consummation date, the holder of such claim or equity interest receives cash equal to the allowed amount of that claim or, with respect to any equity interest, any fixed liquidation preference to which the holder of such equity interest is entitled or any fixed price at which the debtor may redeem the security.

Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of impaired claims as acceptance by holders of at least two–thirds in dollar amount and more than one–half in number of claims in that class, but for that purpose counts only those who actually vote to accept or to reject the plan. Thus, a class of claims will have voted to accept the plan only if two–thirds in amount and a majority in number actually voting cast their ballots in favor of acceptance.

The Claims in Classes 1 and 2 are not Impaired under the Plan, and, as a result, the Holders of such Claims are deemed to have accepted the Plan.

The Voting Classes are Impaired under the Plan, and as a result, the Holders of Claims in such Classes are entitled to vote on the Plan. Pursuant to section 1129 of the Bankruptcy Code, the Holders of Claims in the Voting Classes must accept the Plan for the Plan to be confirmed without application of the “fair and equitable test” to such Classes, and without considering whether the Plan “discriminates unfairly” with respect to such Classes, as both standards are described herein. As stated above, Classes of Claims will have accepted the Plan if the Plan is accepted by at least two–thirds in amount and a majority in number of the Claims of each such Class (other than any Claims of creditors designated under section 1126(e) of the Bankruptcy Code) that have voted to accept or reject the Plan.

4.	Confirmation Without Acceptance by All Impaired Classes

Section 1129(b) of the Bankruptcy Code allows a bankruptcy court to confirm a plan even if all impaired classes entitled to vote on the plan have not accepted it, provided that the plan has been accepted by at least one impaired class. Pursuant to section 1129(b) of the Bankruptcy Code, notwithstanding an impaired class’s rejection or deemed rejection of the plan, such plan will be confirmed, at the plan proponent’s request, in a procedure commonly known as “cram down,” so long as the plan does not “discriminate unfairly” and is “fair and equitable” with respect to each class of claims or equity interests that is impaired under, and has not accepted, the plan.

a.	No Unfair Discrimination

This test applies to classes of claims or equity interests that are of equal priority and are receiving different treatment under the Plan. The test does not require that the treatment be the same or equivalent, but that such treatment be “fair.” In general, bankruptcy courts consider whether a plan discriminates unfairly in it treatment of classes of claims of equal rank (e.g., classes of the same legal character). Bankruptcy courts will take into account a number of factors in determining whether a plan discriminates unfairly, and, accordingly, a plan could treat two classes of unsecured creditors differently without unfairly discriminating against either class.

b.	Fair and Equitable Test

This test applies to classes of different priority and status (e.g., secured versus unsecured) and includes the general requirement that no class of claims receive more than 100% of the amount of the allowed claims in such class. As to the dissenting class, the test sets different standards depending on the type of claims or equity interests in such class.

Secured Claims: The condition that a plan be “fair and equitable” to a non–accepting class of secured claims includes the requirements that: (1) the holders of such secured claims retain the liens securing such claims to the extent of the allowed amount of the claims, whether the property subject to the liens is retained by the debtor or transferred to another entity under the plan; and (2) each holder of a secured claim in the class receives deferred cash payments totaling at least the allowed amount of such claim with a present value, as of the effective date of the plan, at least equivalent to the value of the secured claimant’s interest in the debtor’s property subject to the liens.

Unsecured Claims: The condition that a plan be “fair and equitable” to a non–accepting class of unsecured claims includes the following requirement that either: (1) the plan provides that each holder of a claim of such class receive or retain on account of such claim property of a value, as of the effective date of the plan, equal to the allowed amount of such claim; or (2) the holder of any claim or any equity interest that is junior to the claims of such class will not receive or retain under the plan on account of such junior claim or junior equity interest any property.

Equity Interests: The condition that a plan be “fair and equitable” to a non–accepting class of equity interests includes the requirements that either: (1) the plan provides that each holder of an equity interest in that class receives or retains under the plan on account of that equity interest property of a value, as of the effective date of the plan, equal to the greater of: (a) the allowed amount of any fixed liquidation preference to which such holder is entitled; (b) any fixed redemption price to which such holder is entitled; or (c) the value of such interest; or (2) if the class does not receive the amount as required under (1) hereof, no class of equity interests junior to the non–accepting class may receive a distribution under the plan.

The Debtors will seek Confirmation of the Plan under section 1129(b) of the Bankruptcy Code, to the extent applicable, in view of the deemed rejection by Class 8. To the extent that any of the Voting Classes vote to reject the Plan, the Debtors further reserve the right to seek (1) Confirmation of the Plan under section 1129(b) of the Bankruptcy Code and/or (2) modify the Plan in accordance with Article XIII of the Plan.

The votes of Holders of Class 8 Equity Interests are not being solicited because, under Article III of the Plan, there will be no distribution to the Holders of Class 8 Equity Interests Claims. All Class 8 Equity Interests will be deemed canceled and will be of no further force and effect, whether surrendered for cancellation or otherwise. Class 8 is, therefore, conclusively deemed to have rejected the Plan pursuant to section 1129(b) of the Bankruptcy Code.

Notwithstanding the deemed rejection by Class 8 or any Class that votes to reject the Plan, the Debtors do not believe that the Plan discriminates unfairly against any Impaired Class of Claims or Equity Interests. The Debtors believe that the Plan and the treatment of all Classes of Claims and Equity Interests under the Plan satisfy the foregoing requirements for nonconsensual confirmation of the Plan.

C.	CONTACT FOR MORE INFORMATION

Any interested party desiring further information about the Plan could contact legal counsel to the Debtors, by: (a) writing to Kirkland & Ellis LLP, 200 East Randolph Street, Chicago, Illinois 60601–6636, Attention: Movie Gallery; or (b) calling (312) 861–8705.

IX. PLAN–RELATED RISK FACTORS AND ALTERNATIVES

TO CONFIRMATION AND CONSUMMATION OF THE PLAN

PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN, ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS THAT ARE IMPAIRED SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH HEREIN, AS WELL AS ALL OTHER INFORMATION SET FORTH OR OTHERWISE REFERENCED IN THIS DISCLOSURE STATEMENT.

A.	CERTAIN BANKRUPTCY LAW CONSIDERATIONS

1.	Parties in Interest May Object to the Debtors’ Classification of Claims and Equity Interests

Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an equity interest in a particular class only if such claim or equity interest is substantially similar to the other claims or equity interests in such class. The Debtors believe that the classification of Claims and Equity Interests under the Plan complies with the requirements set forth in the Bankruptcy Code because the Debtors created nine Classes of Claims and Equity Interests, each encompassing Claims or Equity Interests, as applicable, that are substantially similar to the other Claims and Equity Interests in each such Class. Nevertheless, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

2.	Failure to Satisfy Vote Requirement

If votes are received in number and amount sufficient to enable the Bankruptcy Court to confirm the Plan, the Debtors intend to seek, as promptly as practicable thereafter, Confirmation of the Plan. In the event that sufficient votes are not received, the Debtors may seek to accomplish an alternative chapter 11 plan. There can be no assurance that the terms of any such alternative chapter 11 plan would be similar or as favorable to the Holders of Allowed Claims as those proposed in the Plan.

3.	Debtors May Not Be Able to Secure Confirmation of the Plan

Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation of a chapter 11 plan, and requires, among other things, a finding by the bankruptcy court that: (a) such plan “does not unfairly discriminate” and is “fair and equitable” with respect to any non–accepting classes; (b) confirmation of such plan is not likely to be followed by a liquidation or a need for further financial reorganization unless such liquidation or reorganization is contemplated by the plan; and (c) the value of distributions to non–accepting holders of claims and equity interests within a particular class under such plan will not be less than the value of distributions such holders would receive if the debtors were liquidated under chapter 7 of the Bankruptcy Code.

There can be no assurance that the requisite acceptances to confirm the Plan will be received. Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court will confirm the Plan. A non–accepting Holder of an Allowed Claim might challenge either the adequacy of this Disclosure Statement or whether the balloting procedures and voting results satisfy the requirements of the Bankruptcy Code or Bankruptcy Rules. Even if the Bankruptcy Court determined that the Disclosure Statement, the balloting procedures and voting results were appropriate, the Bankruptcy Court could still decline to confirm the Plan if it found that any of the statutory requirements for Confirmation had not been met, including the requirement that the terms of the Plan do not “unfairly discriminate” and are “fair and equitable” to non–accepting Classes.

Confirmation of the Plan is also subject to certain conditions as described in Article IX of the Plan. If the Plan is not confirmed, it is unclear what distributions, if any, Holders of Allowed Claims would receive with respect to their Allowed Claims.

The Debtors, subject to the terms and conditions of the Plan, reserve the right to modify the terms and conditions of the Plan as necessary for Confirmation. Any such modifications could result in a less favorable treatment of any non–accepting Class, as well as of any Classes junior to such non–accepting Class, than the treatment currently provided in the Plan. Such a less favorable treatment could include a distribution of property to the Class affected by the modification of a lesser value than currently provided in the Plan or no distribution of property whatsoever under the Plan.

4.	Nonconsensual Confirmation

In the event that any impaired class of claims or equity interests does not accept a chapter 11 plan, a bankruptcy court may nevertheless confirm such a plan at the proponents’ request if at least one impaired class has accepted the plan (with such acceptance being determined without including the vote of any “insider” in such class), and, as to each impaired class that has not accepted the plan, the bankruptcy court determines that the plan “does not discriminate unfairly” and is “fair and equitable” with respect to the dissenting impaired classes. The Debtors believe that the Plan satisfies these requirements and the Debtors may request such nonconsensual Confirmation in accordance with subsection 1129(b) of the Bankruptcy Code. Nevertheless, there can be no assurance that the Bankruptcy Court will reach this conclusion.

5.	Debtors May Object to the Amount or Classification of a Claim

Except as otherwise provided in the Plan, the Debtors reserve the right to object to the amount or classification of any Claim under the Plan. The estimates set forth in this Disclosure Statement cannot be relied on by any Holder of a Claim where such Claim is subject to an objection. Any Holder of a Claim that is subject to an objection thus may not receive its expected share of the estimated distributions described in this Disclosure Statement.

6.	Risk of Not Obtaining Exit Financing

The Plan is predicated, among other things, on obtaining the Exit Facility. The Debtors have not yet received a commitment with respect to the Exit Facility and there can be no assurance that the Debtors will be able to obtain the Exit Facility.

7.	Risk of Non–Occurrence of the Effective Date

Although the Debtors believe that the Effective Date may occur quickly after the Confirmation Date, there can be no assurance as to such timing, or as to whether the Effective Date will, in fact, occur.

8.	Contingencies Not to Affect Votes of Impaired Classes to Accept or Reject the Plan

The distributions available to Holders of Allowed Claims under the Plan can be affected by a variety of contingencies, including, without limitation, whether or not the Debtors are consolidated and whether the Bankruptcy Court orders certain Allowed Claims to be subordinated to other Allowed Claims. The occurrence of any and all such contingencies, which could affect distributions available to Holders of Allowed Claims under the Plan, will not affect the validity of the vote taken by the Impaired Classes to accept or reject the Plan or require any sort of revote by the Impaired Classes.

B.	RISK FACTORS THAT MAY AFFECT THE VALUE OF THE SECURITIES TO BE ISSUED UNDER THE PLAN

1.	Debtors Cannot State with any Degree of Certainty What Recovery Will Be Available to Holders of Allowed Claims in Voting Classes

No less than three unknown factors make certainty in creditor recoveries impossible. First, the Debtors cannot know with any certainty, at this time, (a) how much money will remain after paying all Allowed Claims that are senior to the Allowed Claims in Voting Classes because the majority of distributions will be made in stock or reinvestment or (b) the value of the Reorganized Debtors. Second, the Debtors cannot know with any certainty, at this time, the number or amount of Claims in Voting Classes that will ultimately be Allowed. Third, the Debtors cannot know with any certainty, at this time, the number or size of Claims senior to the Voting Classes or unclassified Claims that will ultimately be Allowed.

2.	Actual Amounts of Allowed Claims May Differ from the Estimated Claims and Adversely Affect the Percentage Recovery on Unsecured Claims

The Claims estimates set forth in Section VI herein, “Summary of the Joint Plan” are based on various assumptions. The actual amounts of Allowed Claims may differ significantly from those estimates should one or more underlying assumption prove to be incorrect. Such differences may adversely affect the percentage recovery to Holders of such Allowed Claims under the Plan. Additionally, the Debtors have made certain assumptions, as described in the Liquidation Analysis, which should be read carefully.

3.	Lock Up Agreement May Terminate

Pursuant to the Lock Up Agreement, the Lock Up Parties have agreed to vote in favor of the Plan. This agreement to vote in favor of the Plan is predicated on certain conditions, including, without limitation, that the Debtors effectuate the restructuring on the terms contemplated by the Plan (the form and substance of which is satisfactory to the Lock Up Parties), File this Disclosure Statement and obtain a confirmation order from the Bankruptcy Court within an agreed upon time frame. To the extent that the terms or conditions of the Lock Up Agreement are not satisfied, the Lock Up Agreement may terminate before the Plan is confirmed or consummated, which could result in the loss of support for the Plan by important creditor constituents. Any such loss of support could adversely affect the Debtors’ ability to confirm and consummate the Plan.

4.	Plan Support Agreement May Terminate

Upon execution of the Plan Support Agreement, the Plan Support Agreement Parties will agree to support the Plan; provided however, that certain conditions must be met, including, without limitation, that: (a) the Debtors use commercially reasonable efforts to: (i) effectuate and consummate the Restructuring on the terms contemplated by the Plan, the First Lien Term Sheet, the Second Lien Term Sheet and the Rights Offering Term Sheet; (ii) File

this Disclosure Statement relating to the Plan in form and substance reasonably acceptable to the Debtors, Sopris, the First Lien Administrative Agent and the Second Lien Administrative Agent along with a motion seeking its approval by the Bankruptcy Court within the agreed upon time frame, which Confirmation Order will be materially consistent with the Plan, the First Lien Term Sheet, the Second Lien Term Sheet and the Rights Offering Term Sheet; (iii) implement all steps necessary and desirable to obtain the Confirmation Order from the Bankruptcy Court within the agreed upon time frame; and (iv) take no actions inconsistent with the Plan Support Agreement, the Plan, the First Lien Term Sheet, the Second Lien Term Sheet or the Rights Offering Term Sheet or the expeditious Confirmation and Consummation of the Plan; and (b) a Termination Event has not occurred (which Termination Events are set forth in the Plan Support Agreement). To the extent that the terms or conditions of the Plan Support Agreement are not satisfied, or to the extent events of termination arise under the Plan Support Agreement, the Plan Support Agreement may terminate prior to the Confirmation or Consummation of the Plan, which could result in the loss of support for the Plan by important creditor constituents. Any such loss of support could adversely affect the Debtors’ ability to confirm and consummate the Plan.

5.	Accommodation Agreements May Not Be Executed

The Debtors are in the process of negotiating Accommodation Agreements with the Studios pursuant to which the Debtors are attempting to obtain trade credit. While the Debtors have signed term sheets with most of the Studios, most of the Studios have not yet signed Accommodation Agreements. If the Debtors fail to reach Accommodation Agreements with a material number of Studios and fail to obtain sufficient trade credit from the Studios, this could have a material and negative impact on the Reorganized Debtors’ liquidity.

6.	Registration Issues

The Debtors did not timely file with the SEC their quarterly report on form 10-Q for the third quarter of 2007. To the extent that the Debtors are delinquent with respect to any SEC reporting requirements, the Debtors may be unable to register the securities to be issued under the Plan. Moreover, there is a risk that the SEC may take or may seek to take enforcement actions against the Debtors.

7.	A Liquid Trading Market for the New Common Stock and Warrants May Not Develop.

There can be no assurances that liquid trading markets for the New Common Stock or Warrants will develop. The liquidity of any market for the New Common Stock and Warrants will depend, among other things, upon the number of holders of New Common Stock and Warrants, the Reorganized Debtors’ financial performance and the market for similar securities, none of which can be determined or predicted. Therefore, the Debtors cannot provide assurances that an active trading market will develop, or if a market develops, what the liquidity or pricing characteristics of that market will be. Moreover, if the Debtors or Reorganized Debtors either do not cure their current reporting delinquency or if they have a future reporting delinquency, trading of the New Common Stock and Warrants may be restricted to the Pink Sheets OTC electronic trading market.

8.	Debtors May Be Unable to Close the Rights Offering

The Plan contemplates that the Debtors will raise $50 million through the Rights Offering, which will be fully backstopped by Sopris in accordance with the terms and conditions of the Backstop Rights Purchase Agreement. The Debtors will offer Holders of the 11% Senior Notes the opportunity to purchase New Common Stock equal to their proportionate ownership of the 11% Senior Notes. It is a material condition precedent to Consummation of the Plan that the Debtors have received the Rights Offering Amount, in Cash, net of any fees or expenses authorized by order of the Bankruptcy Court to be paid from the Rights Offering Amount. Indeed, all consideration necessary for the Reorganized Debtors to make payments or distributions pursuant to the Plan will be obtained from the Exit Facility, the Rights Offering and the issuance of New Common Stock. Although the Debtors believe that they will be able to satisfy this condition precedent to Consummation of the Plan and effectuate the Rights Offering on reasonably acceptable terms, there can be no guarantee that this will in fact occur.

9.	Reorganized Debtors May Not Be Able to Achieve Projected Financial Results or Meet Post–Reorganization Debt Obligations and Finance All Operating Expenses, Working Capital Needs and Capital Expenditures

The Reorganized Debtors may not be able to meet their projected financial results or achieve projected revenues and cash flows that they have assumed in projecting future business prospects. To the extent the Reorganized Debtors do not meet their projected financial results or achieve projected revenues and cash flows, the Reorganized Debtors may lack sufficient liquidity to continue operating as planned after the Effective Date, may be unable to service their debt obligations as they come due or may not be able to meet their operational needs. Anyone of these failures may preclude the Reorganized Debtors from, among other things: (a) enhancing their current customer offerings; (b) taking advantage of future opportunities; (c) growing their business; or (d) responding to competitive pressures. Further, a failure of the Reorganized Debtors to meet their projected financial results or achieve projected revenues and cash flows could lead to cash flow and working capital constraints, which constraints may require the Reorganized Debtors to seek additional working capital. The Reorganized Debtors may not be able to obtain such working capital when it is required. Further, even if the Debtors were able to obtain additional working capital, it may only be available on unreasonable terms. For example, the Reorganized Debtors may be required to take on additional debt, the interest costs of which could adversely affect the results of the operations and financial condition of the Reorganized Debtors. If any such required capital is obtained in the form of equity, the equity interests of the holders of the then–existing New Common Stock could be diluted. While the Debtors’ Projections represent management’s view based on current known facts and assumptions about the future operations of the Reorganized Debtors, there is no guarantee that the Projections will be realized.

10.	Estimated Valuation of the Reorganized Debtors and the New Common Stock and the Estimated Recoveries to Holders of Allowed Claims Are Not Intended to Represent the Private Sale Values of the New Common Stock

The Debtors’ estimated recoveries to Holders of Allowed Claims are not intended to represent the private sale values of the Reorganized Debtors’ securities. The estimated recoveries are based on numerous assumptions (the realization of many of which is beyond the control of the Reorganized Debtors), including, without limitation: (a) the successful reorganization of the Debtors; (b) an assumed Effective Date of [xx]; (c) the Debtors’ ability to achieve the operating and financial results included in the Projections; (d) the Debtors’ ability to maintain adequate liquidity to fund operations; and (e) the assumption that capital and equity markets remain consistent with current conditions.

11.	Small Number of Holders or Voting Blocks May Control the Reorganized Debtors

Consummation of the Plan is likely to result in a small number of holders owning a significant percentage of the shares of outstanding New Common Stock. These holders may, among other things, exercise a controlling influence over the business and affairs of the Reorganized Debtors and have the power to elect directors and approve significant mergers, other material corporate transactions or the sale of all or substantially all of the assets of the Reorganized Debtors.

12.	Issuance of Equity Interests to Debtors’ Management Will Dilute the New Common Stock

On the Effective Date, 10% of the New Common Stock, on a fully–diluted basis, will be reserved for issuance as grants of equity or restricted stock or upon the exercise of options in connection with the Reorganized Debtors’ Management and Director Equity Incentive Program. At a minimum, 50% of such awards will be granted not later than 60 days after the Effective Date. If the New Board distributes such equity interests, or options to acquire such equity interests, to management or employees pursuant to the Reorganized Debtors’ Management and Director Equity Incentive Program, it is contemplated that such distributions will dilute the New Common Stock issued through the Rights Offering and on account of Claims under the Plan and the ownership percentage represented by the New Common Stock distributed under the Plan.

13.	Certain Tax Implications of the Debtors’ Bankruptcy and Reorganization May Increase the Tax Liability of the Reorganized Debtors

Holders of Allowed Claims should carefully review Section X herein, “Certain United States Federal Tax income Consequences,” to determine how the tax implications of the Plan and these Chapter 11 Cases may adversely affect the Reorganized Debtors.

14.	Impact of Interest Rates

Changes in interest rates and foreign exchange rates may affect the fair market value of the Debtors’ assets. Specifically, decreases in interest rates will positively impact the value of the Debtors’ assets and the strengthening of the dollar will negatively impact the value of their net foreign assets, although the value of such foreign assets is very small in relation to the value of the Debtors’ operations as a whole.

C.	RISK FACTORS THAT COULD NEGATIVELY IMPACT THE DEBTORS’ BUSINESS

1.	Increased Competition

The Debtors compete with: (a) local, regional and national video retail stores, including stores operated by Blockbuster Inc., the largest video retailer in the United States; (b) internet–based, mail–delivery home video rental subscription services, such as Netflix, Inc. and Blockbuster Online; (c) mass merchants; (d) specialty retailers, such as Best Buy Co., Inc., GameStop, Inc. and Suncoast; (e) supermarkets, pharmacies, convenience stores, bookstores and other retailers that rent or sell similar products as a component, rather than the focus of their overall business; (f) mail order operations and online stores, such as Amazon.com; and (g) noncommercial sources, such as libraries.

Pricing strategies, including Blockbuster Inc.’s “No Late Fees” program for Movies and Video Games are a major competitive factor in the retail industry, and the Debtors have fewer financial and marketing resources, lower market share and less name recognition than Blockbuster Inc. Other types of entertainment, such as theaters, television, personal video recorders, internet–related activities, sporting events and family entertainment centers, also compete with the Debtors’ Movie and Video Game business.

Some of the Debtors’ competitors, such as online stores, mass merchants and warehouse clubs, may operate at margins lower than the Debtors and may be able to distribute and sell Movies and Video Games at lower price points than the Debtors can. These competitors may even be willing and able to sell Movies and Video Games below cost due to their broad inventory mix. If the Debtors’ competitors were to increase their presence in the markets that the Debtors serve, the Debtors’ profitability could decline, which could have an adverse effect on the Debtors’ business, financial condition, liquidity and results of operations.

2.	Changes to the Traditional Exclusive Movie Windows

As discussed in greater detail in Section II.B herein, “The Home Video Retail Industry,” following a Movie’s theatrical release, the Debtors have traditionally enjoyed an exclusive movie rental window within which time home video retailers have exclusive rights to market Movies. However, the Studios are not contractually obligated to continue to observe these window periods. As a result, the Debtors cannot be certain that the Studios will maintain this exclusive window in the future. Indeed, certain Studios have experimented with modification of elimination of the exclusive window provided to the home video industry in which to rent and sell new release Movies titles before such Movies are made available to other downstream distribution channels.

The Debtors could be adversely affected if the Studios decided to shorten or eliminate the exclusive window period. Changes to the distribution scheme could cause the Debtors’ profitability to decline, which in turn, could have an adverse effect on the Debtors’ business, financial condition, liquidity and results of operations.

3.	Negative Impacts of New and Existing Technologies

Advances in technologies that benefit the Debtors’ competitors may adversely affect the Debtors’ business. For example, advances in cable and direct broadcast satellite technologies, including high definition digital television transmissions offered through those systems and the increasing ease of downloading video content on the internet, may adversely affect public demand for video store rentals. Expanded content available through these media, including Movies and Video Games, specialty programming and sporting events, could result in fewer Movies and Video Games being rented and sold at video stores. In addition, higher quality resolution and sound offered through these services and technologies could require the Debtors to increase capital expenditures, for example, to upgrade their DVD inventories to provide Movies in high definition.

Cable and direct broadcast satellite technologies offer Movie channels, for which subscribers pay a subscription fee to access Movies selected by the provider at times selected by the provider, as well as pay–per–view services, for which subscribers pay a discrete fee to view a particular Movie selected by the subscriber. Historically, pay–per–view services have offered a limited number of channels and Movies and have offered Movies only at scheduled intervals. Over the past five years, however, advances in digital compression and other developing technologies have enabled cable and satellite companies, and may enable internet service providers and others, to transmit a significantly greater number of Movies to homes at more frequently scheduled intervals. Certain cable companies, internet service providers and others are also testing or offering VOD services. VOD provides a subscriber with the ability to view any Movie included in a catalog of titles maintained by the provider at any time.

If pay–per–view, VOD or any other alternative Movie delivery systems enable consumers to conveniently view and control the Movies they want to see and when they want to see them, such alternative Movie delivery systems could achieve a competitive advantage over the traditional home video rental industry. This risk would be exacerbated if these competitors receive the Movies from the Studios at the same time as video stores. It could be further exacerbated by the increasing popularity and availability of personal digital recording systems (such as TiVo), which allow viewers to record, pause, rewind and fast forward live broadcasts and create their own personal library of Movies.

In addition, the Debtors may compete in the future with other distribution or entertainment technologies that are either in their developmental or testing phases now or that may be developed in the future. Additionally, the technology exists to offer disposable DVDs, which would allow a consumer to view a DVD an unlimited number of times during a specified period of time, at the end of which the DVD becomes unplayable. The Debtors cannot predict the impact that future technologies will have on their business. If any one of the technologies described above creates a competitive advantage for the Debtors’ competitors, the Debtors’ business, financial condition, liquidity and results of operations could be adversely affected.

4.	Trend of Consumers Purchasing Movies Rather than Renting Movies Continues

Historically, Studios offered for sale the Movies they distribute at prices too high to generate significant consumer demand to purchase these Movies. A limited number of titles were released at a lower price point when consumers were believed more likely to have a desire to purchase a certain title. The penetration of DVDs into the market at a significantly lower price point has resulted in a significant increase in the quantity of newly released Movies available for purchase by consumers. These Movies are purchased to rent by home video specialty retailers and are purchased to sell by both home video specialty retailers and mass merchants, among others. The Debtors believe that these changes in pricing have led to an increasing number of consumers who decide to purchase, rather than rent, Movies. Further changes in Studio pricing or sustained or further depressed pricing by competitors could further accelerate this trend and could result in increased competition. If the Debtors are not able to derive most of their revenues from their higher–margin rental business, their profit levels would be adversely impacted and the Debtors may not be able to compete with their competitors for the consumer’s sell–through dollar, which in turn could have an adverse effect on the Debtors’ business, financial condition, liquidity and results of operations.

5.	Negative Alterations to Revenue Sharing Agreements

The Debtors currently utilize Revenue Sharing Agreements for a significant number of Movie releases. These Revenue Sharing Agreements have enabled the Debtors to increase significantly the number of copies carried for each title to better meet consumer demand. The Debtors could be adversely affected if these Revenue Sharing Agreements are changed to give the Studios a greater Revenue Share Percentage or if such Revenue Sharing Agreements are discontinued. Additionally, Revenue Sharing Agreements permit the Studios, in the ordinary course of business, to audit their records to determine whether the Debtors have complied with the terms of a Revenue Sharing Agreement. The Debtors may be required to pay additional amounts as a result of these audits. Further, some of the Revenue Sharing Agreements may be terminated on short notice. If the Debtors are unable to purchase Movies through Revenue Sharing Agreements, the Debtors’ business, financial condition, liquidity and results of operations could be adversely affected.

6.	Conditions Negatively Impacting the Motion Picture Industry

The availability of new Movies produced by the Studios is vital to the Debtors. The quality and quantity of new Movies available in their stores could be adversely affected by factors that negatively impact the motion picture industry, such as financial difficulties, regulatory requirements and work disruptions involving key personnel, such as writers or actors. For example, on November 5, 2007, two labor unions that represent film, television and radio writers working in the United States decided to go on strike. Over 12,000 writers are affected by the strike. As of December 2007, negotiations were still in ongoing. Labor strikes, such as this, cost the entertainment industry millions of dollars (for example, the last such strike in 1988, which lasted 22 weeks, cost the American entertainment industry an estimated $500 million). These costs to the entertainment industry, in turn, negatively affect the home video retail industry and could have unintended consequences to the Debtors’ business.

Additionally, the Debtors depend on the Studios to produce new Movies that appeal to consumer tastes. A decrease in the quality and quantity of new Movies available in their stores could result in reduced consumer demand, and the Debtors cannot assure you that future releases of Movies and Video Games will appeal to consumers and, as a result of these uncertainties, the Debtors’ business, financial condition, liquidity and results of operations could be harmed.

7.	Reliance on Video Game Software and Hardware Manufacturers Who Might Not Introduce New Products in a Timely Manner

The Video Game industry is characterized by the significant impact on consumer spending that accompanies the introduction of new gaming software and hardware platforms. Retail spending in the Video Game industry typically grows rapidly with the introduction of new platforms and then declines considerably prior to the release of new platforms. Consumer demand for Video Games available in the Debtors’ stores could be adversely affected if manufacturers fail to introduce new Video Games for these new gaming platforms in a timely manner or are unable to make new Video Games and gaming systems available in sufficient quantities. A decline in consumer demand for Video Games available in the Debtors’ stores could negatively affect the Debtors’ revenues and, as a result, the Debtors’ business, financial condition, liquidity and results of operations could be adversely affected.

8.	Increased Piracy of the Products

The development of the internet and related technologies increases the threat of piracy by making it easier to duplicate and widely distribute pirated content. The Debtors cannot assure you that Studios and others with rights in the product will take steps to enforce their rights against internet piracy or that they will be successful in preventing the distribution of pirated content. Technological developments and advances of products (such as at–home DVD burners) also may increase piracy of Movies and Video Games, and, as a result, the Debtors’ business, financial condition, liquidity and results of operations could be harmed.

9.	Potential for the Loss of Key Members of the Executive Management Team

The Debtors are highly dependent on the efforts and performance of their executive management team. If the Debtors were to lose key members of this team, their business could be adversely affected.

10.	Failure of Management Information Systems to Perform as Expected

The Debtors depend on their management information systems for the efficient operation of their business. The Debtors’ merchandise operations use an inventory utilization system to track rental activity by format for each individual Movie and Video Game title so that the Debtors may determine appropriate buying, distribution and disposition of inventory. The Debtors also rely on a scalable client–server system to maintain and update information relating to revenue, rental and sales activity, Movie and Video Game rental patterns, store membership demographics and individual customer history. These systems, together with their point of sale and in–store systems, allow the Debtors to control their cash flow, keep their in–store inventories at optimum levels, move their inventory more efficiently and track and record their performance. If the Debtors’ management information systems failed to perform as expected, the Debtors’ ability to manage inventory and monitor their performance could be adversely affected, which, in turn, could have an adverse effect on the Debtors’ business, financial condition, liquidity and results of operations.

11.	Inability to Effectively Manage Merchandise Inventory

The Debtors’ merchandise carries risks associated with inventory management, obsolescence and theft. While most of the Debtors’ Movies are returnable to the Studios, the Debtors’ investment in inventory increases their exposure to excess inventories in the event anticipated sales fail to materialize. In addition, customer returns of Video Games, which Video Games are prone to obsolescence because of the nature of the Video Game industry, are subject to negotiation with Video Game Vendors. The prevalence of multiple gaming platforms may make it more difficult to predict accurately consumer demand with respect to Video Games.

The nature of and market for Movies and Video Games makes the Debtors particularly prone to risk of theft and loss. The Debtors’ operating results could suffer if the Debtors are unable to: (a) maintain the appropriate levels of inventory to support customer demand without building excess inventories; (b) obtain or maintain favorable terms from the Studios and Video Game Vendors with respect to payment and product returns; (c) control shrinkage resulting from theft, loss or obsolescence; and (d) avoid significant inventory excesses that could force the Debtors to sell products at a discount or loss. If the Debtors are unable to manage effectively their merchandise inventory such that the Debtors increase their exposure to excess inventories in the event anticipated sales fail to materialize, the Debtors’ profitability could decline, which could have an adverse effect on the Debtors’ business, financial condition, liquidity and results of operations.

12.	Failure to Meet or Exceed Expected Average Price for Previously–Viewed Movie Titles or Video Games

The Debtors earn revenues from the sale of previously viewed Movies and Video Games. The Debtors need to sell previously viewed Movies and Video Games at an expected price to achieve certain gross margin targets. The Debtors’ gross margins may be adversely affected if the average sales price for previously viewed Movies and Video Games is not at or above their target price. A consumer’s desire to own a particular Movie or Video Game and the number of previously viewed Movies or Video Games available for sale to the public by the Debtors’ competitors are both factors that affect the Debtors’ ability to sell previously viewed Movies and Video Games at their target price. Additionally, sales of previously viewed Movies and Video Games also compete with newly released Movies and Video Games priced for sell–through. As a result, there are no assurances that the Debtors will be able to sell previously viewed Movies and Video Games at or above the expected price. If selling prices for previously viewed Movies and Video Games decline, the Debtors may be required to write down the carrying value of their rental inventory and, as a result, the Debtors’ business, financial condition, liquidity and results of operations could be adversely affected.

13.	Fluctuations in the Quarterly Operating Results That are Unrelated to the Debtors’ Long–Term Performance

Historically, the Debtors’ quarterly operating results have varied, and the Debtors anticipate that they will continue to vary in the future. Factors that may cause quarterly operating results to vary, many of which the Debtors cannot control, include, without limitation: (a) decreased consumer demand for the Debtors’ products; (b) decreased prices at which the Debtors can rent or sell their products; (c) the timing, cost and availability of newly–released Movies and Video Games; (d) increased competition from providers of similar products, other forms of entertainment, and special events, such as the Olympics or ongoing major news events of significant public interest; and (e) acts of God or public authorities, war, civil unrest, hurricanes, fire, floods, earthquakes, acts of terrorism and other matters beyond the Debtors’ control.

Further, the Debtors’ revenues and operating results fluctuate on a seasonal basis, because seasonality and weather patterns can either significantly increase business (inclement conditions that prohibit outdoor activities) or significantly decrease business (mild temperatures and dry conditions that reduce the consumer’s desire to relax indoors). The home video retail industry generally experiences relative revenue declines in April and May, due in part to the change in Daylight Savings Time and improved weather, and in September and October, due in part to the start of the traditional school year and the introduction of new television programs. The industry typically experiences peak revenues during the months of November, December and January due to the holidays in these months, inclement weather conditions and, frequently, the home video release of the preceding summer’s hit titles. The Video Game sales business is traditionally strongest in November and December, as title releases are often clustered around the holiday shopping season.

In light of these seasonal variations in the Debtors’ revenues and operating results and the impact on the Debtors’ revenues and operating results of the strength of the home video title slate, comparisons of the Debtors’ revenues and operating results for any period with those of the immediately preceding period or the same period of the preceding fiscal year may be of limited relevance in evaluating historical financial performance and predicting future financial performance. The Debtors’ working capital, Cash and short–term borrowings also fluctuate during the year as a result of numerous factors. Although the Debtors have used their reasonable business judgment to predict future earning potential and revenue, there can be no assurance that these predictions will be realized.

The Debtors’ operating results may suffer if revenues during peak seasons do not meet expectations. If revenues during these periods do not meet expectations, the Debtors may not generate sufficient revenue to offset increased costs incurred in preparation for peak seasons and their operating results may suffer. Finally, the operational risks described elsewhere in these risk factors may be exacerbated if the events described therein were to occur during a peak season.

14.	Threat of Litigation

From time–to–time, the Debtors are subject to claims or litigation incidental to their business. As of the date of the Disclosure Statement, the Debtors are not currently involved in any legal proceedings that, individually or in the aggregate, are expected to harm the Debtors’ business, financial condition, liquidity and results of operations.

15.	Exposure to Laws in a Number of Jurisdictions to Various Contractual Obligations and Restrictions

In operating approximately 3,640 stores located throughout all 50 states, the Debtors are exposed to federal, state and local legal issues in a significant number of jurisdictions. Additionally, the Debtors are party to various contracts and business relationships that require the Debtors to adhere to certain contractual obligations. Any changes or modifications to the Debtors’ obligations under their contracts and business relationships, as well as any changes in local, state and/or federal laws, could adversely affect the Debtors’ business, financial condition, liquidity and operations.

D.	RISKS ASSOCIATED WITH FORWARD LOOKING STATEMENTS

1.	Financial Information Is Based on the Debtors’ Books and Records and, Unless Otherwise Stated, No Audit Was Performed

The financial information contained in this Disclosure Statement has not been audited. In preparing this Disclosure Statement, the Debtors relied on financial data derived from their books and records that was available at the time of such preparation. Although the Debtors have used their reasonable business judgment to ensure the accuracy of the financial information provided in this Disclosure Statement, and while the Debtors believe that such financial information fairly reflects the financial condition of the Debtors, the Debtors are unable to warrant or represent that the financial information contained herein and attached hereto is without inaccuracies.

2.	Financial Projections and Other Forward Looking Statements Are Not Assured, Are Subject to Inherent Uncertainty Due to the Numerous Assumptions Upon Which They Are Based and, as a Result, Actual Results May Vary

This Disclosure Statement contains various projections concerning the financial results of the Reorganized Debtors’ operations, including the Projections, that are, by their nature, forward looking, and which projections are necessarily based on certain assumptions and estimates. Should any or all of these assumptions or estimates ultimately prove to be incorrect, the actual future experiences of the Reorganized Debtors may turn out to be different from the financial projections.

Specifically, the projected financial results contained in this Disclosure Statement reflect numerous assumptions concerning the anticipated future performance of the Reorganized Debtors, some of which may not materialize, including, without limitation, assumptions concerning: (a) the timing of Confirmation and Consummation of the Plan in accordance with its terms; (b) the anticipated future performance of the Reorganized Debtors, including, without limitation, the Debtors’ ability to maintain or increase revenue and gross margins, control future operating expenses or make necessary capital expenditures; (c) general business and economic conditions; (d) overall industry performance and trends; (e) the Debtors’ ability to maintain market strength and receive vendor support by way of favorable purchasing terms; and (f) consumer preferences continuing to support the Debtors’ business plan.

Due to the inherent uncertainties associated with projecting financial results generally, the projections contained in this Disclosure Statement will not be considered assurances or guarantees of the amount of funds or the amount of Claims that may be Allowed in the various Classes. While the Debtors believe that the financial projections contained in this Disclosure Statement are reasonable, there can be no assurance that they will be realized.

E.	DISCLOSURE STATEMENT DISCLAIMER

1.	Information Contained Herein is for Soliciting Votes and Exercising Subscription Rights

The information contained in this Disclosure Statement is for purposes of soliciting acceptances of the Plan and for purposes of exercising Subscription Rights and may not be relied upon for any other purposes.

2.	This Disclosure Statement Was Not Approved by the Securities and Exchange Commission

This Disclosure Statement was not filed with the Securities and Exchange Commission under the Securities Act or applicable state securities laws. Neither the Securities and Exchange Commission nor any state regulatory authority has passed upon the accuracy or adequacy of this Disclosure Statement, or the exhibits or the statements contained herein, and any representation to the contrary is unlawful.

3.	Reliance on Exemptions from Registration Under the Securities Act

This Disclosure Statement has been prepared pursuant to section 1125 of the Bankruptcy Code and Rule 3016(b) of the Federal Rules of Bankruptcy Procedure and is not necessarily in accordance with federal or state securities laws or other similar laws. Neither the offer of New Common Stock nor the Rights Offering to Holders of certain Classes of Claims has been registered under the Securities Act or similar state securities or “blue sky” laws. To the maximum extent permitted by section 1145 of the Bankruptcy Code, the Securities Act and other applicable nonbankruptcy law, the issuance of the New Common Stock, including the shares reserved for issuance in connection with the exercise of Warrants or the shares reserved for issuance under the Management and Director Equity Incentive Program, will be exempt from registration under the Securities Act by virtue of Section 1145 of the Bankruptcy Code, section 4(2) of the Securities Act or Regulation D promulgated thereunder, Rule 701 of the Securities Act or a “no sale” under the Securities Act as described herein.

4.	This Disclosure Statement May Contain Forward Looking Statements

This Disclosure Statement may contain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward looking terminology such as “may,” “expect,” “anticipate,” “estimate” or “continue” or the negative thereof or other variations thereon or comparable terminology. The reader is cautioned that all forward looking statements are necessarily speculative and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward looking statements. The liquidation analysis, distribution projections and other information contained herein and attached hereto are estimates only, and the timing and amount of actual distributions to Holders of Allowed Claims may be affected by many factors that cannot be predicted. Therefore, any analyses, estimates or recovery projections may or may not turn out to be accurate.

5.	No Legal or Tax Advice Is Provided to You by this Disclosure Statement

This Disclosure Statement is not legal advice to you. The contents of this Disclosure Statement should not be construed as legal, business or tax advice. Each Holder of a Claim or an Equity Interest should consult his or her own legal counsel and accountant with regard to any legal, tax and other matters concerning his or her Claim or Equity Interest. This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote on the Plan or object to Confirmation of the Plan.

6.	No Admissions Made

The information and statements contained in this Disclosure Statement will neither (a) constitute an admission of any fact or liability by any Entity (including, without limitation, the Debtors) nor (b) be deemed evidence of the tax or other legal effects of the Plan on the Debtors, the Reorganized Debtors, Holders of Allowed Claims or Equity Interest or any other parties in interest.

7.	Failure to Identify Litigation Claims or Projected Objections

No reliance should be placed on the fact hat a particular litigation claim or projected objection to a particular Claim or Equity Interest is, or is not, identified in this Disclosure Statement. The Debtors or the Reorganized Debtors may seek to investigate, File and prosecute Claims and Equity Interest and may object to Claims after the Confirmation or Effective Date of the Plan irrespective of whether the Disclosure Statement identifies such Claims or Objections to Claims.

8.	No Waiver of Right to Object or Right to Recover Transfers and Assets

The vote by a Holder of an Allowed Claim for or against the Plan does not constitute a waiver or release of any Claims or rights of the Debtors (or any party in interest, as the case may be) to object to that Holder’s Allowed Claim, or recover any preferential, fraudulent or other voidable transfer or assets, regardless of whether any Claims or Causes of Action of the Debtors or their respective Estates are specifically or generally identified herein.

9.	Information Was Provided by the Debtors and Was Relied Upon by the Debtors’ Advisors

Counsel to and other advisors retained by the Debtors have relied upon information provided by the Debtors in connection with the preparation of this Disclosure Statement. Although counsel to and other advisors retained by the Debtors have performed certain limited due diligence in connection with the preparation of this Disclosure Statement, they have not verified independently the information contained herein.

10.	Potential Exists for Inaccuracies, and the Debtors Have No Duty to Update

The statements contained in this Disclosure Statement are made by the Debtors as of the date hereof, unless otherwise specified herein, and the delivery of this Disclosure Statement after that date does not imply that there has not been a change in the information set forth herein since that date. While the Debtors have used their reasonable business judgment to ensure the accuracy of all of the information provided in this Disclosure Statement and in the Plan, the Debtors nonetheless cannot, and do not, confirm the current accuracy of all statements appearing in this Disclosure Statement. Further, although the Debtors may subsequently update the information in this Disclosure Statement, the Debtors have no affirmative duty to do so unless ordered to do so by the Bankruptcy Court.

11.	No Representations Outside the Disclosure Statement Are Authorized

No representations concerning or relating to the Debtors, the Chapter 11 Cases or the Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement. Any representations or inducements made to secure your acceptance or rejection of the Plan that are other than as contained in, or included with, this Disclosure Statement, should not be relied upon by you in arriving at your decision. You should promptly report unauthorized representations or inducements to the counsel to the Debtors, the counsel to the Committee and the United States Trustee.

F.	LIQUIDATION UNDER CHAPTER 7

If no plan can be Confirmed, the Debtors’ Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be elected or appointed to liquidate the assets of the Debtors for distribution in accordance with the priorities established by the Bankruptcy Code. A discussion of the effects that a chapter 7 liquidation would have on the recoveries of Holders of Claims and the Debtors’ liquidation analysis is set forth in Section VIII herein, “Confirmation Procedures” and the Liquidation Analysis attached hereto as Exhibit D.

X. CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain United States federal income tax consequences of the Plan to the Debtors and certain Holders of Claims. This summary is based on the Internal Revenue Code, Treasury Regulations thereunder and administrative and judicial interpretations and practice, all as in effect on the date of the Disclosure Statement and all of which are subject to change, with possible retroactive effect. Due to the lack of definitive judicial and administrative authority in a number of areas, substantial uncertainty may exist with respect to some of the tax consequences described below. No opinion of counsel has been obtained and the Debtors do not intend to seek a ruling from the Internal Revenue Service as to any of the tax consequences of the Plan discussed below. There can be no assurance that the Internal Revenue Service will not challenge one or more of the tax consequences of the Plan described below.

This summary does not apply to Holders of Claims that are not United States Persons (as such term is defined in the Internal Revenue Code) or that are otherwise subject to special treatment under United States federal income tax law (including, without limitation, banks, governmental authorities or agencies, financial institutions, insurance companies, pass–through Entities, tax–exempt organizations, brokers and dealers in securities, mutual funds, small business investment companies and regulated investment companies). The following discussion assumes that Holders of Allowed Claims hold such Claims as “capital assets” within the meaning of section 1221 of the Internal Revenue Code. Moreover, this summary does not purport to cover all aspects of United States federal income taxation that may apply to the Debtors and Holders of Allowed Claims based upon their particular circumstances. Additionally, this summary does not discuss any tax consequences that may arise under any laws other than United States federal income tax law, including under state, local or foreign tax law.

ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM. ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

INTERNAL REVENUE SERVICE CIRCULAR 230 DISCLOSURE: TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, ANY TAX ADVICE CONTAINED IN THIS DISCLOSURE STATEMENT (INCLUDING ANY ATTACHMENTS) IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING TAX–RELATED PENALTIES UNDER THE TAX CODE. TAX ADVICE CONTAINED IN THIS DISCLOSURE STATEMENT (INCLUDING ANY ATTACHMENTS) IS NOT WRITTEN TO SUPPORT THE PROMOTION, MARKETING OR PROMOTION OF THE TRANSACTIONS OR MATTERS ADDRESSED BY THE DISCLOSURE STATEMENT. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

A.	CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF ALLOWED CLAIMS

1.	Consequences to Holders of Allowed 11% Senior Note Claims and Allowed General Unsecured Claims

a.	Exchange of Allowed 11% Senior Note Claims and Allowed General Unsecured Claims for New Common Stock, Cash, Warrants and Litigation Trust Distributions

Pursuant to the Plan, Allowed 11% Senior Note Claims will be exchanged for New Common Stock, Warrants and Litigation Trust Distributions, and Allowed General Unsecured Claims will be exchanged for (a) New Common Stock, Warrants and Litigation Trust Distributions or (b) Cash. The amount received, if any, with respect to the Litigation Trust Distributions is contingent on the outcome of the Claims placed into the Litigation Trust. The United States federal income tax consequences to Holders of such Allowed Claims depend on whether: (1) the Allowed Claims are treated as “securities” of Movie Gallery (as opposed to not being treated as “securities” or being treated as “securities” of Movie Gallery’s subsidiaries) for purposes of the reorganization provisions of the Internal Revenue Code; and (2) the Debtors’ restructuring qualifies as a tax–free reorganization.

Whether an instrument constitutes a “security” is determined based on all the facts and circumstances, but most authorities have held that term–length of a debt instrument at issuance is an important factor in determining whether such an instrument is a security for United States federal income tax purposes. These authorities have indicated that a term of less than five years is evidence that the instrument is not a security, whereas a term of ten years or more is evidence that such debt instrument is a security. There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including, without limitation: (1) the security for payment; (2) the creditworthiness of the obligor; (3) the subordination or lack thereof to other creditors; (4) the right to vote or otherwise participate in the management of the obligor; (5) convertibility of the instrument into an equity interest of the obligor; (6) whether payments of interest are fixed, variable or contingent; and (7) whether such payments are made on a current basis or accrued.

To the extent that all or some of the Allowed 11% Senior Note Claims and Allowed General Unsecured Claims are treated as Securities of Movie Gallery, then the exchange of such Allowed Claims so treated for New Common Stock, Warrants and Litigation Trust Distributions pursuant to the Plan should be treated as a recapitalization and, therefore, a tax–free reorganization. In such case, each Holder of such Allowed Claims that are treated as securities of Movie Gallery should not recognize any gain or loss on the exchange, except that a Holder should recognize any gain (but not loss) on the exchange to the extent of the fair market value (as of the date the they are distributed to the Holder) of the Litigation Trust Distributions received. Such gain should be capital in nature so long as the Allowed Claims are held as capital assets (subject to the “market discount” rules described below) and should be long–term capital gain if the Holder has a holding period for Allowed Claims of more than one year. To the extent that a portion of the consideration received in exchange for the Allowed Claims is allocable to Accrued but Untaxed Interest, the Holder may recognize ordinary income (as discussed in greater detail in Section X.A.2 herein, “Accrued but Untaxed Interest”).

Such Holder should obtain a tax basis in the New Common Stock and Warrants equal to the tax basis of the Allowed Claims surrendered therefor and should have a holding period for the New Common Stock and Warrants that includes the holding period for the Allowed Claims exchanged therefor; provided, however, that the tax basis of the Litigation Trust Distributions received should equal their fair market value (as of the date the they are distributed to the Holder) and their holding period should not include the holding period of the Allowed Claims exchanged therefor, and the tax basis of any New Common Stock, Warrants and Litigation Trust Distributions (or portion thereof) treated as received in satisfaction of accrued interest should equal the amount of such accrued interest, and the holding period for such New Common Stock and Warrants (or portion thereof) should not include the holding period of the Allowed Claims exchanged therefor.

To the extent that Allowed 11% Senior Note Claims or Allowed General Unsecured Claims are not treated as Securities of Movie Gallery, a Holder of such Allowed Claims will be treated as exchanging its Allowed Claims for New Common Stock, Warrants and Litigation Trust Distributions in a taxable exchange under section 1001 of the Internal Revenue Code. Accordingly, each Holder of such Allowed Claims should recognize gain or loss equal to the difference between: (1) the fair market value of New Common Stock, Warrants and Litigation Trust Distributions (as of the date the they are distributed to the Holder) received in exchange for the Allowed Claims; and (2) the Holder’s adjusted basis, if any, in the Allowed Claims. Such gain or loss should be capital in nature so long as the Allowed Claims are held as capital assets (subject to the “market discount” rules described below) and should be long–term capital gain or loss if the Holder has a holding period for Allowed Claims of more than one year. To the extent that a portion of the consideration received in exchange for the Allowed Claims is allocable to Accrued but Untaxed Interest, the Holder may recognize ordinary income (as discussed in greater detail in Section X.A.2 herein, “Accrued but Untaxed Interest”). A Holder’s tax basis in New Common Stock, Warrants and/or Litigation Trust Distributions received should equal their fair market value as of the date they are distributed to the Holder. A Holder’s holding period for New Common Stock and Warrants should begin on the day following the Effective Date.

Regardless of whether a Holder’s Allowed Claims are treated as “securities” of Movie Gallery for United States federal income tax purposes, a Holder who receives Cash should recognize gain or loss equal to the difference between (1) the amount of Cash received that is not allocable to accrued interest and (2) the Holder’s tax basis in the Allowed Claims surrendered therefor by the Holder. Such gain or loss should be capital in nature so long as the Allowed Claims are held as capital assets (subject to the “market discount” rules described below) and should be long–term capital gain or loss if the Holder has a holding period for Allowed Claims of more than one year. To the extent that a portion of the Cash received in exchange for the Allowed Claims is allocable to Accrued but Untaxed Interest, the Holder may recognize ordinary income (as discussed in greater detail in Section X.A.2 herein, “Accrued but Untaxed Interest”).

It is plausible that a Holder of such Allowed Claims could treat the transaction as an “open” transaction for United States federal tax purposes, in which case the recognition of any gain or loss on the transaction might be deferred pending the determination of the amount of the Litigation Trust Distributions received. The United States federal income tax consequences of an open transaction are uncertain and highly complex, and a Holder should consult with its own tax advisor if it believes open transaction treatment might be appropriate.

b.	Exchange of Allowed 11% Senior Note Claims and Allowed General Unsecured Claims Against Movie Gallery’s Subsidiaries

Certain Movie Gallery subsidiaries (i.e., Movie Gallery US, LLC, M.G.A. Realty I, LLC, M.G. Digital, LLC, and MG Automation LLC) should be treated as “disregarded entities” solely for United States federal tax purposes, and, therefore, Holders of Allowed Claims against such subsidiaries may be treated for United States federal tax purposes as though they actually held Claims against Movie Gallery. In that event, the exchange of such Claims (assuming such Claims qualify as a “security” for tax purposes) for New Common Stock and Warrants should qualify for tax–free treatment, except that a Holder of such Claims should recognize gain (but not loss) to the extent that Litigation Trust Distributions are received, and may recognize ordinary income to the extent any consideration is treated as received in satisfaction of Accrued but Untaxed Interest on such Claims (as discussed in greater detail in Section X.A.2 herein, “Accrued but Untaxed Interest”).

However, Holders of Allowed Claims against Movie Gallery’s subsidiaries that are not treated as “disregarded entities” solely for United States federal tax purposes (including Hollywood) (the “Subsidiary Claims”) may recognize gain or loss on the exchange of such Claims for New Common Stock, Warrants and Litigation Trust Distributions. Although certain Subsidiary Claims may constitute securities, the exchange of Subsidiary Claims for New Common Stock, Warrants and Litigation Trust Distributions likely may not qualify as a tax–free reorganization because the Subsidiary Claims were issued by a subsidiary of Movie Gallery that is not treated as a “disregarded entity” for United States federal income tax purposes and will be exchanged for equity in Movie Gallery. Accordingly, Holders of Subsidiary Claims may recognize gain or loss equal to the difference between: (1) the fair market value of New Common Stock, Warrants and Litigation Trust Distributions (as of the date they are distributed to the Holder) received in exchange for the Subsidiary Claims; and (2) the Holder’s adjusted basis in the Subsidiary Claims. Such gain or loss should be capital in nature so long as the Subsidiary Claims are held as capital assets (subject to the “market discount” rules described below) and should be long–term capital gain or loss if the Subsidiary Claims were held for more than one year. To the extent that a portion of the consideration received in exchange for the Subsidiary Claims is allocable to Accrued but Untaxed Interest, the Holder may recognize ordinary income (as discussed in greater detail in Section X.A.2 herein, “Accrued but Untaxed Interest”). If gains or losses are recognized, a Holder’s tax basis in New Common Stock, Warrants and Litigation Trust Distributions received should equal their fair market value as of the date they are distributed to the Holder, and a Holder’s holding period for New Common Stock and Warrants should begin on the day following the Effective Date.

Regardless of whether a Holder’s Allowed Claims are treated as “Securities” of Movie Gallery for United States federal income tax purposes, a Holder who receives Cash should recognize gain or loss equal to the difference between (1) the amount of Cash received that is not allocable to accrued interest and (2) the Holder’s tax basis in the Allowed Claims surrendered therefor by the Holder. Such gain or loss should be capital in nature so long as the Allowed Claims are held as capital assets (subject to the “market discount” rules described below) and should be long–term capital gain or loss if the Subsidiary Claims were held for more than one year. To the extent that a portion of the Cash received in exchange for the Subsidiary Claims is allocable to Accrued but Untaxed Interest, the Holder may recognize ordinary income (as discussed in greater detail in Section X.A.2 herein, “Accrued but Untaxed Interest”).

It is plausible that a Holder of such Allowed Claims could treat the transaction as an “open”‘ transaction for United States federal income tax purposes, in which case, the recognition of any gain or loss on the transaction might be deferred pending the determination of the amount of the Litigation Trust Distributions received. The United States federal income tax consequences of an open transaction are uncertain and highly complex, and a Holder should consult with its own tax advisor if it believes open transaction treatment might be appropriate.

2.	Accrued but Untaxed Interest

A portion of the consideration received by Holders of Claims may be attributable to Accrued but Untaxed Interest on such Claims. Such amount should be taxable to that Holder as interest income if such accrued interest has not been previously included in the Holder’s gross income for United States federal income tax purposes.

If the fair value of the consideration is not sufficient to fully satisfy all principal and interest on Allowed Claims, the extent to which such consideration will be attributable to Accrued but Untaxed Interest is unclear. Under the Plan, the aggregate consideration to be distributed to Holders of Allowed Claims in each Class will be allocated first to the principal amount of Allowed Claims, with any excess allocated unpaid interest that accrued on such Claims, if any. Certain legislative history indicates that an allocation of consideration as between principal and interest provided in a chapter 11 plan of reorganization is binding for United States federal income tax purposes. The Internal Revenue Service could take the position, however, that the consideration received by the Holder should be allocated in some way other than as provided in the Plan. Holders of Claims should consult their own tax advisors regarding the proper allocation of the consideration received by them under the Plan.

3.	Market Discount

Holders who exchange Allowed Claims (including Subsidiary Claims) for New Common Stock, Cash, Warrants and/or Litigation Trust Distributions may be affected by the “market discount” provisions of sections 1276 through 1278 of the Internal Revenue Code. Under these provisions, some or all of the gain realized by a Holder may be treated as ordinary income (instead of capital gain), to the extent of the amount of accrued “market discount” on such Allowed Claims.

In general, a debt obligation with a fixed maturity of more than one year that is acquired by a holder on the secondary market (or, in certain circumstances, upon original issuance) is considered to be acquired with “market discount” as to that holder if the debt obligation’s stated redemption price at maturity (or revised issue price as defined in section 1278 of the Internal Revenue Code, in the case of a debt obligation issued with original issue discount) exceeds the tax basis of the debt obligation in the holder’s hands immediately after its acquisition. However, a debt obligation is not a “market discount bond” if the excess is less than a statutory de minimis amount (equal to 0.25% of the debt obligation’s stated redemption price at maturity or revised issue price, in the case of a debt obligation issued with original issue discount, multiplied by the number of complete years remaining until maturity at the time of the acquisition).

Any gain recognized by a Holder on the taxable disposition of Allowed Claims (determined as described above) that were acquired with market discount should be treated as ordinary income to the extent of the market discount that accrued thereon while the Allowed Claims were considered to be held by the Holder (unless the Holder elected to include market discount in income as it accrued). To the extent that the Allowed Claims that were acquired with market discount are exchanged in a tax–free transaction for other property (as may occur here), any market discount that accrued on the Allowed Claims (i.e., up to the time of the exchange) but was not recognized by the Holder is carried over to the property received therefor and any gain recognized on the subsequent sale, exchange, redemption or other disposition of such property is treated as ordinary income to the extent of such accrued market discount.

4.	Receipt of Beneficial Interests in the Litigation Trust

Subject to definitive guidance from the Internal Revenue Service or a court of competent jurisdiction to the contrary, pursuant to Treasury Regulation Section 301.7701–4(d) and related regulations, the Litigation Trustee intends to take a position on the Litigation Trust’s tax return that the Litigation Trust should be treated as a grantor trust set up for the benefit of the Litigation Trust Beneficiaries. Holders of Allowed Claims that receive a beneficial interest in the Litigation Trust will be treated for United States federal income tax purposes as receiving their pro rata shares of the Litigation Trust Assets from the Debtors in a taxable exchange and then depositing them in the Litigation Trust in exchange for beneficial interests in the Litigation Trust. Holders of Allowed Claims that receive a beneficial interest in the Litigation Trust will be required to report on their United States federal income tax returns their share of the Litigation Trust’s items of income, gain, loss, deduction and credit in the year recognized by the Litigation Trust. This requirement may result in such Holders being subject to tax on their allocable share of the Litigation Trust’s taxable income prior to receiving any cash distributions from the Litigation Trust. Holders of Allowed Claims that receive a beneficial interest in the Litigation Trust are urged to consult their tax advisors regarding the tax consequences of the right to receive and of the receipt (if any) of property from the Litigation Trust.

5.	Rights Offering

The Plan contemplates that the Debtors will raise $50 million through the Rights Offering. A recipient of Subscription Rights generally should not recognize taxable gain or loss upon the exercise of such Subscription Rights. The tax basis in the New Common Stock received upon exercise of the Subscription Rights should equal the sum of the holder’s tax basis in the Subscription Rights and the amount paid for such New Common Stock. The holding period in such New Common Stock received should commence the day following its acquisition.

6.	Information Reporting and Backup Withholding

In general, information reporting requirements may apply to distributions or payments under the Plan. Additionally, under the backup withholding rules, a Holder of a Claim may be subject to backup withholding (currently at a rate of 28%) with respect to distributions or payments made pursuant to the Plan unless that Holder: (a) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates that fact; or (b) provides a correct taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the Holder is not subject to backup withholding because of a failure to report all dividend and interest income. Backup withholding is not an additional tax but is, instead, an advance payment that may be refunded to the extent it results in an overpayment of tax; provided, however, that the required information is provided to the Internal Revenue Service.

The Debtors will withhold all amounts required by law to be withheld from payments of interest. The Debtors will comply with all applicable reporting requirements of the Internal Revenue Service.

THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF UNITED STATES FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF A CLAIM IN LIGHT OF SUCH HOLDER’S CIRCUMSTANCES AND INCOME TAX SITUATION. ALL HOLDERS OF CLAIMS AGAINST THE DEBTORS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTION CONTEMPLATED BY THE RESTRUCTURING, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

B.	CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO THE REORGANIZED DEBTORS

1.	Cancellation of Debt and Reduction of Tax Attributes

In general, absent an exception, a debtor will realize and recognize cancellation of debt income (“COD Income”) upon satisfaction of its outstanding indebtedness for total consideration less than the amount of such indebtedness. The amount of COD Income, in general, is the excess of (a) the adjusted issue price of the indebtedness satisfied, over (b) the sum of (x) the amount of Cash paid, and (y) the fair market value of any new consideration (including stock of the debtor) given in satisfaction of such indebtedness at the time of the exchange.

A debtor will not, however, be required to include any amount of COD Income in gross income if the debtor is under the jurisdiction of a court in a case under chapter 11 of the Bankruptcy Code and the discharge of debt occurs pursuant to that proceeding. Instead, as a consequence of such exclusion, a debtor must reduce its tax attributes by the amount of COD Income that it excluded from gross income pursuant to section 108 of the Internal Revenue Code. In general, tax attributes will be reduced in the following order: (a) NOLs; (b) most tax credits and capital loss carryovers; (c) tax basis in assets; and (d) foreign tax credits. A debtor with COD Income may elect first to reduce the basis of its depreciable assets pursuant to section 108(b)(5) of the Internal Revenue Code.

Because the Plan provides that Holders of certain Allowed Claims will receive New Common Stock, Warrants and Litigation Trust Distributions, the amount of COD Income, and accordingly the amount of tax attributes required to be reduced, will depend on the fair market value of the New Common Stock, Warrants and Litigation Trust Distributions exchanged therefor. This value cannot be known with certainty until after the Effective Date. Despite this reduction, the Debtors expect that they will have NOL carryovers remaining after emergence from chapter 11, subject to the limitations discussed herein.

2.	Limitation of NOL Carry Forwards and Other Tax Attributes

The Reorganized Debtors may have NOL carryovers and other tax attributes at emergence. The amount of such NOL carryovers that will be available to the Reorganized Debtors at emergence is based on a number of factors and is impossible to calculate at this time. Some of the factors that will impact the amount of available NOLs include: (a) the amount of tax losses incurred by the Debtors in 2007; (b) the value of the New Common Stock, Warrants and Litigation Trust Distributions; and (c) the amount of COD Income incurred by the Debtors in connection with Consummation. The Debtors anticipate that subsequent utilization of any losses and NOL carryovers remaining and possibly certain other tax attributes may be restricted as a result of and upon Consummation.

Following Consummation, the Debtors anticipate that any remaining NOL and tax credit carryovers and, possibly, certain other tax attributes of the Reorganized Debtors allocable to periods prior to the Effective Date (collectively, the “Pre–Change Losses”) may be subject to limitation under section 382 of the Internal Revenue Code as a result of an “ownership change” of the Reorganized Debtors by reason of the transactions pursuant to the Plan.

Under section 382 of the Internal Revenue Code, if a corporation undergoes an “ownership change,” the amount of its Pre–Change Losses that may be utilized to offset future taxable income generally is subject to an annual limitation. As discussed in greater detail herein, the Debtors anticipate that the issuance of the New Common Stock pursuant to the Plan will result in an “ownership change” of the Reorganized Debtors for these purposes, and that the Debtors’ use of their NOL carryovers will be subject to limitation unless an exception to the general rules of section 382 of the Internal Revenue Code applies.

a.	General Section 382 Annual Limitation

In general, the amount of the annual limitation to which a corporation that undergoes an “ownership change” would be subject is equal to the product of (1) the fair market value of the stock of the corporation immediately before the “ownership change” (with certain adjustments) multiplied by (2) the “long–term tax–exempt rate” in effect for the month in which the “ownership change” occurs (currently approximately 4.5%). Any unused limitation may be carried forward, thereby increasing the annual limitation in the subsequent taxable year.

b.	Special Bankruptcy Exceptions

An exception to the foregoing annual limitation rules generally applies when so–called “qualified creditors” of a debtor company in chapter 11 receive, in respect of their claims, at least 50% of the vote and value of the stock of the reorganized debtor (or a controlling corporation if also in chapter 11) pursuant to a confirmed chapter 11 plan (the “382(l)(5) Exception”). Under the 382(l)(5) Exception, a debtor’s Pre–Change Losses are not limited on an annual basis but, instead, are required to be reduced by the amount of any interest deductions claimed during the three taxable years preceding the effective date of the plan of reorganization, and during the part of the taxable year prior to and including the effective date of the plan of reorganization, in respect of all debt converted into stock in the reorganization. If the 382(l)(5) Exception applies and the Debtors undergo another “ownership change” within two years after Consummation, then the Debtors’ Pre–Change Losses effectively would be eliminated in their entirety.

Where the 382(l)(5) Exception is not applicable (either because the debtor does not qualify for it or the debtor otherwise elects not to utilize the 382(l)(5) Exception), a second special rule will generally apply (the “382(l)(6) Exception”). When the 382(l)(6) Exception applies, a debtor corporation that undergoes an “ownership change” generally is permitted to determine the fair market value of its stock after taking into account the increase in value resulting from any surrender or cancellation of creditors’ claims in the bankruptcy. This differs from the ordinary rule that requires the fair market value of a debtor corporation that undergoes an “ownership change” to be determined before the events giving rise to the change. The 382(l)(6) Exception also differs from the 382(l)(5) Exception in that under it the debtor corporation is not required to reduce their NOLs by the amount of interest deductions claimed within the prior three–year period, and the debtor may undergo a change of ownership within two years without triggering the elimination of its NOLs.

While it is not certain, it is doubtful at this point that the Debtors will elect to utilize the 382(l)(5) Exception. In the event that the Debtors do not use the 382(l)(5) Exception, the Debtors expect that their use of their NOLs after the Effective Date will be subject to limitation based on the rules discussed above, but taking into account the 382(l)(6) Exception. Regardless of whether the Reorganized Debtors take advantage of the 382(l)(6) Exception or the 382(l)(5) Exception, the Reorganized Debtors’ use of their Pre–Change Losses after the Effective Date may be adversely affected if an “ownership change” within the meaning of section 382 of the Internal Revenue Code were to occur after the Effective Date.

3.	Alternative Minimum Tax

In general, an alternative minimum tax (“AMT”) is imposed on a corporation’s alternative minimum taxable income (“AMTI”) at a 20% rate to the extent such tax exceeds the corporation’s regular federal income tax for the year. AMTI is generally equal to regular taxable income with certain adjustments. For purposes of computing AMTI, certain tax deductions and other beneficial allowances are modified or eliminated. For example, except for alternative tax NOLs generated in or deducted as carryforwards in taxable years ending in 2001 and 2002, which can offset 100% of a corporation’s AMTI, only 90% of a corporation’s AMTI may be offset by available alternative tax NOL carryforwards. The effect of this rule could cause Reorganized Movie Gallery to owe a modest amount of federal and state income tax on taxable income in future years even though NOL carryforwards are available to offset that taxable income. Additionally, under section 56(g)(4)(G) of the Internal Revenue Code, an ownership change (as discussed above) that occurs with respect to a corporation having a net unrealized built–in loss in its assets will cause, for AMT purposes, the adjusted basis of each asset of the corporation immediately after the ownership change to be equal to its proportionate share (determined on the basis of respective fair market values) of the fair market value of the assets of the corporation, as determined under section 382(h) of the Internal Revenue Code, immediately before the ownership change. The Debtors do not believe they will have a net unrealized built–in loss in their assets immediately after the ownership change.

XI. GLOSSARY OF DEFINED TERMS

For purposes herein: (a) in the appropriate context, each term, whether stated in the singular or the plural, will include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender will include the masculine, feminine and the neuter gender; (b) any reference herein to a contract, lease, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document will be substantially in that form or substantially on those terms and conditions; (c) any reference herein to an existing document or exhibit having been Filed or to be Filed will mean that document or exhibit, as it may thereafter be amended, modified or supplemented; (d) unless otherwise specified, all references herein to “Sections” are references to Sections hereof or hereto; (e) unless otherwise stated, the words “herein,” “hereof” and “hereto” refer to the Disclosure Statement in its entirety rather than to a particular portion of the Disclosure Statement; (f) captions and headings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (g) the rules of construction set forth in section 102 of the Bankruptcy Code will apply; and (h) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules will have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

Unless the context otherwise requires, the following terms will have the following meanings when used in capitalized form herein:

1. “9.625% Senior Subordinated Note Claim” means any Claim derived from or based upon the 9.625% Senior Subordinated Notes Indenture.

2. “9.625% Senior Subordinated Notes” means the 9.625% Senior Subordinated Notes due March 15, 2011, issued by Hollywood Entertainment Corporation and guaranteed by Hollywood Management Company pursuant to the 9.625% Senior Subordinated Notes Indenture.

3. “9.625% Senior Subordinated Notes Indenture” means that certain Indenture, dated as of January 25, 2002, among Hollywood Entertainment Corporation, as issuer, Hollywood Management Company, as guarantor, and BNY Western Trust Company, as trustee, as amended by the supplemental indenture dated as of December 18, 2002.

4. “9.625% Senior Subordinated Notes Trustee” means BNY Western Trust Company.

5. “11% Senior Note Claim” means any Claim derived from or based upon the 11% Senior Notes and 11% Senior Notes Indenture.

6. “11% Senior Notes” means the 11% Senior Unsecured Notes due May 1, 2012, issued by Movie Gallery, Inc. pursuant to the 11% Senior Notes Indenture and guaranteed by each of the domestic subsidiaries of Movie Gallery, Inc.

7. “11% Senior Notes Forbearance Agreement” means that certain forbearance agreement by and among the Debtors and Sopris, dated as of August 31, 2007.

8. “11% Senior Notes Indenture” means that certain Indenture, dated as April 27, 2005, among Movie Gallery, Inc., as issuer, Movie Gallery US, Inc., Movie Gallery Services, Inc., Movie Gallery Licenses, Inc., Movie Gallery Finance Inc., Movie Gallery Asset Management, Inc., M.G.A. Realty I, LLC, M.G. Digital, LLC, Hollywood Entertainment Corporation and Hollywood Management Company, as guarantors, and SunTrust Bank, as trustee.

9. “11% Senior Notes Trustee” means U.S. Bank National Association, as successor to Sun Trust Bank, as trustee.

10. “2002 List” means, collectively, all Entities that have Filed a request for service of documents pursuant to Bankruptcy Rule 2002 pursuant to the Case Management Order.

11. “2005 Credit Facility” means that certain issuance of certain new senior secured credit facilities guaranteed by all of the Debtors’ domestic subsidiaries in an aggregate principal amount of $870 million that was used, among other things, to finance Movie Gallery’s acquisition of Hollywood.

12. “382(l)(5) Exception” means 26 I.R.C. § 382(l)(5).

13. “382(l)(6) Exception” means 26 I.R.C. § 382(l)(6).

14. “Accommodation Agreement” means an agreement between the Debtors and a major Studio, as authorized by the Studio Order.

15. “Accrued but Untaxed Interest” means interest that has accumulated since principal investment or since the previous interest payment if there has been one already, that has not been paid or taxed.

16. “Accrued Professional Compensation” means, at any given moment, all accrued, contingent and/or unpaid fees and expenses (including, without limitation, success fees and Allowed Professional Compensation) for legal, financial advisory, accounting and other services and reimbursement of expenses that are awardable and allowable under sections 328, 330(a) or 331 of the Bankruptcy Code or otherwise rendered prior to the Confirmation Date by all Retained Professionals in the Chapter 11 Cases, or that are awardable and allowable under section 503 of the Bankruptcy Code for the Committee, that the Bankruptcy Court has not denied by a Final Order, to the extent that any such fees and expenses have not been previously paid regardless of whether a fee application has been Filed for any such amount. To the extent that the Bankruptcy Court or any higher court denies or reduces by a Final Order any amount of a Retained Professional’s fees or expenses or Committee Member’s expenses, then those reduced or denied amounts shall no longer constitute Accrued Professional Compensation.

17. “Adjusted Equity Value” means an amount equal to the Pre–Money Equity Value plus the Allowed Sopris Second Lien Claims plus the Rights Offering Amount plus the Rights Offering Commitment Fee.

18. “Administrative Claim” means any Claim for costs and expenses of administration of the Estates under sections 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, without limitation: (a) the actual and necessary costs and expenses incurred after the Commencement Date of preserving the respective Estates and operating the businesses of the Debtors; (b) Allowed Professional Compensation; (c) all fees and charges assessed against the Estates under chapter 123 of title 28 of the United States Code, 28 U.S.C. §§ 1911–1930; (d) Allowed reimbursable expenses of Committee Members; (e) obligations under Accommodation Agreements; and (f) claims under section 503(b)(9) of the Bankruptcy Code. Administrative Claims do not include DIP Credit Agreement Claims, which are separately treated under the Plan.

19. “Affiliate” has the meaning set forth at section 101(2) of the Bankruptcy Code.

20. “Allowed” means, with respect to Claims: (a) any Claim, proof of which is timely–Filed by the applicable bar date (or that by the Bankruptcy Code or Final Order is not or shall not be required to be Filed); (b) any Claim that is listed in the Schedules as of the Effective Date as not contingent, not unliquidated and not disputed, and for which no Proof of Claim has been timely–Filed; or (c) any Claim Allowed pursuant to the Plan; provided, however, that with respect to any Claim described in clauses (a) or (b) above, such Claim shall be considered Allowed only if and to the extent that with respect to any Claim no objection to the allowance thereof has been interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court or (z) such an objection is so interposed and the Claim shall have been Allowed for distribution purposes only by a Final Order. Any Claim that has been or is hereafter listed in the Schedules as contingent, unliquidated or disputed, and for which no Proof of Claim has been timely–Filed, is not considered Allowed and shall be expunged without further action by the Debtors or the Reorganized Debtors and without any further notice to or action, order or approval of the Bankruptcy Court.

21. “Allowed Professional Compensation” means all Accrued Professional Compensation allowed or awarded by a Final Order of the Bankruptcy Court or any other court of competent jurisdiction.

22. “Alternative Transaction” has the meaning set forth in the Plan Support Agreement.

23. “Amended and Restated First Lien Credit Agreement” means an Amended and Restated First Lien Credit Agreement in accordance with the Amended and Restated First Lien Credit Agreement Term Sheet and in substantially the form attached to the Notice of Amended and Restated Credit Agreements in form and substance acceptable to the First Lien Agents.

24. “Amended and Restated First Lien Credit Agreement Term Sheet” means the term sheet attached as Exhibit A to the Plan.

25. “Amended and Restated Second Lien Credit Agreement” means an Amended and Restated Second Lien Credit Agreement in accordance with the Amended and Restated Second Lien Term Sheet and in substantially the form attached to the Notice of Amended and Restated Credit Agreements.

26. “Amended and Restated Second Lien Credit Agreement Term Sheet” means the term sheet attached as Exhibit B to the Plan.

27. “Amended Phase I Lease Auction Procedures” means those certain auction procedures approved by the Bankruptcy Court pursuant to that certain Third Amended Order Authorizing an Auction Process and Approving Bid Procedures for the Disposition of the Debtors’ Interest in Certain Nonresidential Real Property Leases and Granted Relief, entered by the Bankruptcy Court on November 9, 2007 [Docket No. 717].

28. “AMT” means alternative minimum tax.

29. “AMTI” means alternative minimum taxable income.

30. “Backstop Commitment” means the agreement by the Backstop Party pursuant to the Backstop Rights Purchase Agreement to purchase all of the Rights Offering Shares in excess of the Sopris Senior Notes Commitment that are not purchased by the Rights Offering Participants as part of the Rights Offering.

31. “Backstop Party” means investment Entities affiliated with Sopris.

32. “Backstop Rights Purchase Agreement” means that certain agreement in accordance with the Rights Offering Term Sheet setting forth the terms and conditions of the Rights Offering and the Backstop Commitment.

33. “Ballots” means the ballots accompanying the Disclosure Statement upon which Holders of Impaired Claims entitled to vote shall, among other things, indicate their acceptance or rejection of the Plan in accordance with the Plan and the procedures governing the solicitation process, and which must be actually received on or before the Voting Deadline.

34. “Ballot Instructions” means those instructions attached to the Ballots.

35. “Bankruptcy Code” means Chapter 11 of the Bankruptcy Code, 11 U.S.C. §§ 101–1532, as applicable to the Chapter 11 Cases.

36. “Bankruptcy Court” means the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division, having jurisdiction over the Chapter 11 Cases and, to the extent of the withdrawal of any reference under section 157 of title 28 of the United States Code and/or the Order of the United States District Court for the Eastern District of Virginia pursuant to section 157(a) of title 28 of the United States Code, the United States District Court for the Eastern District of Virginia.

37. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as applicable to the Chapter 11 Cases, promulgated under 28 U.S.C. § 2075 and the general, local and chambers rules of the Bankruptcy Court.

38. “Beneficial Holder” means a beneficial owner of publicly–traded Securities whose Claims have not been satisfied prior to the Record Date pursuant to Bankruptcy Court order or otherwise, as reflected in the records maintained by the Nominees holding through the DTC or other relevant security depository and/or the applicable indenture trustee, as of the Record Date.

39. “Business Day” means any day, other than a Saturday, Sunday or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

40. “Business Combination” has the meaning set forth in the Plan Support Agreement.

41. “Case Management Order” means that certain Order Establishing Certain Notice, Case Management and Administrative Procedures, entered by this Bankruptcy Court on October 17, 2007 [Docket No. 88].

42. “Case Website” means that certain website maintained by the Debtors’ Voting and Claims Agent, available at: http://www.kccllc.net/moviegallery.

43. “Cash” means the legal tender of the United States of America or the equivalent thereof, including, without limitation, bank deposits, checks and Cash Equivalents.

44. “Cash Equivalents” means equivalents of Cash in the form of readily marketable securities or instruments issued by an Entity, including, without limitation, readily marketable direct obligations of, or obligations guaranteed by, the United States of America, commercial paper of domestic corporations carrying a Moody’s rating of “A2” or better, or equivalent rating of any other nationally recognized rating service, or interest bearing certificates of deposit or other similar obligations of domestic banks or other financial institutions having a shareholders’ equity or capital of not less than one hundred million dollars ($100,000,000) having maturities of not more than one year, at the then best generally available rates of interest for like amounts and like periods.

45. “Cash-Out Election” means the election made available under the Plan to each Holder of an Allowed Claim in Classes 7A, 7B and 7E to receive in lieu of the New Common Stock, Warrants and other consideration provided by the Plan, a portion of $10 million in Cash being made available by Sopris. In no event will the total Cash payable to Holders of Claims pursuant to the Cash-Out Election exceed $10 million.

46. “Cash-Out Electors’ Aggregate Equity Allocation” means the aggregate amount of the Unsecured Claim Equity Allocation to which all Holders of all Claims making the Cash-Out Election as to such Claims would have been entitled had they instead chosen not to make the Cash-Out Election.

47. “Cash-Out Value” means (a) so long as the Cash-Out Electors’ Aggregate Equity Allocation does not exceed 20% of the Unsecured Claims Equity Allocation, then one-half the Pre-Money Equity Value assigned to such Holder’s Claims participating in the Cash-Out Election and (b) if the Cash-Out Electors’ Aggregate Equity Allocation exceeds 20%, then one-half the Pre-Money Equity Value assigned to such Claims multiplied by a fraction in which the numerator is 20 and the denominator is the Cash-Out Electors’ Aggregate Equity Allocation.

48. “Causes of Action” means all actions, causes of action, Claims, liabilities, obligations, rights, suits, debts, damages, judgments, remedies, demands, setoffs, defenses, recoupments, crossclaims, counterclaims, third–party claims, indemnity claims, contribution claims or any other claims disputed or undisputed, suspected or unsuspected, foreseen or unforeseen, direct or indirect, choate or inchoate, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Commencement Date or during the course of the Chapter 11 Cases, including through the Effective Date.

49. “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the chapter 11 case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (b) when used with reference to all Debtors, the procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court.

50. “Claim” means any claim against a Debtor as defined in section 101(5) of the Bankruptcy Code.

51. “Claims Bar Date” means, as applicable, (a) January 25, 2008, (b) the Government Bar Date or (c) such other period of limitation as may be specifically fixed by an order of the Bankruptcy Court for objecting to such Claims.

52. “Claims Bar Date Order” means, that certain Order (A) Establishing Bar Dates and (B) Approving the Form and Manner of Notice of Commencement of Cases and Notice of Bar Dates for Creditors to File Proofs of Claims, entered by this Bankruptcy Court on October 18, 2007 [Docket No. 111] together with that certain Order Supplementing The Order (A) Establishing Bar Dates and (B) Approving The Form and Manner of Notice of Commencement of Cases and Notice of Bar Dates for Creditors To File Proofs of Claim, entered by this Bankruptcy Court on December 5, 2007 [Docket No. 1103].

53. “Claims Objection Bar Date” means, for each Claim, the later of (a) 365 days after the Effective Date and (b) such other period of limitation as may be specifically fixed by an order of the Bankruptcy Court for objecting to such Claims.

54. “Claims Register” means the official register of Claims maintained by the Voting and Claims Agent.

55. “Class” means a category of Holders of Claims or Equity Interests as set forth in Article III of the Plan pursuant to section 1122(a) of the Bankruptcy Code.

56. “COD Income” means cancellation of debt income.

57. “Commencement Date” means October 16, 2007, the date on which the Debtors commenced the Chapter 11 Cases.

58. “Commission” means the U.S. Securities and Exchange Commission.

59. “Commitment Fee” means that certain fee that the Debtors will pay the Backstop Party in an amount equal to 2.3% of the Rights Offering Amount on the Effective Date.

60. “Committee” means the official committee of unsecured creditors of the Debtors appointed by the United States Trustee in the Chapter 11 Cases on October 18, 2007, pursuant to section 1102 of the Bankruptcy Code, comprising the Committee Members and as reconstituted from time to time.

61. “Committee Members” means the members of the Committee, as may be reconstituted from time to time: (a) Paramount Home Entertainment; (b) The Inland Real Estate Group of Companies, Inc.; (c) Southern Development of Mississippi; (d) Universal Studios Home Entertainment; (e) U.S. Bank National Association, as Indentured Trustee; (f) Coca–Cola Enterprises Bottling Companies; and (g) Twentieth Century Fox Home Entertainment.

62. “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases, subject to all conditions specified in Article IX of the Plan having been: (a) satisfied; or (b) waived pursuant to Article IX.C of the Plan.

63. “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.

64. “Confirmation Hearing” means the hearing held by the Bankruptcy Court on Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be continued from time to time.

65. “Confirmation Hearing Date” means [xx] at [xx] prevailing Eastern Time.

66. “Confirmation Hearing Notice” means that certain notice of the Confirmation Hearing approved by the Disclosure Statement Order.

67. “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

68. “Consenting 11% Senior Note Holders” means those Holders of 11% Senior Note Claims that are parties to the Plan Support Agreement.

69. “Consenting First Lien Holders” means those Holders of First Lien Claims that are parties to the Plan Support Agreement.

70. “Consenting Holders” means, collectively, the Consenting 11% Senior Note Holders, the Consenting First Lien Holders and the Consenting Second Lien Holders.

71. “Consenting Second Lien Holders” means those Holders of Second Lien Claims that are parties to the Plan Support Agreement.

72. “Consummation” means the occurrence of the Effective Date.

73. “Copy Depth Program” means a movie purchasing arrangement whereby the Debtors acquire Movies for a lower up–front payment coupled with an obligation to return or destroy some percentage of the Movies at the end of a specified term.

74. “Core Group” means as defined in the Case Management Order: (a) the United States Trustee; (b) counsel to the Debtors, Kirkland & Ellis LLP; (c) counsel to the Committee, Pachulski and Miles; (d) counsel to the DIP Arranger and First Lien Administrative Agent; and (e) counsel to the agent for the Second Lien Lenders.

75. “Cure Claim” means a Claim based upon the Debtors’ defaults on an Executory Contract or Unexpired Lease at the time such contract or lease is assumed by the Debtors under section 365 of the Bankruptcy Code.

76. “D&O Liability Insurance Policies” means all insurance policies for directors and officers’ liability maintained by the Debtors as of the Commencement Date, including, without limitation, the Directors and Officers’ Liability (Traditional) policy issued by XL Specialty Insurance and expiring on September 9, 2008 and the Directors and Officers’ Liability (Side A Excess) issued by XL Specialty Insurance and expiring on September 9, 2008 with an automatic six year run off.

77. “Debtor” means one of the Debtors, in its individual capacity as a debtor in these Chapter 11 Cases.

78. “Debtor Release” means the release given by the Debtors to the Debtor Releasees as set forth in Article X.B of the Plan.

79. “Debtor Releasees” means, collectively, (a) all current and former members (including ex officio members), officers, directors and employees of the Debtors, their subsidiaries and the Committee, and (b) all attorneys, financial advisors, accountants, investment bankers, investment advisors, actuaries, professionals, agents, affiliates and representatives of the Debtors, their subsidiaries and the Committee, and each of their respective predecessors and successors in interest, and all of their respective current and former members (including ex officio members), officers, directors, employees, partners, attorneys, financial advisors, accountants, managed funds, investment bankers, investment advisors, actuaries, professionals, agents, affiliates and representatives, each in their respective capacities as such; provided, however, that no Non–Released Party will be a Debtor Releasee.

80. “Debtors” means, collectively: Movie Gallery, Inc.; Hollywood Entertainment Corporation; M.G. Digital, LLC; M.G.A. Realty I, LLC; MG Automation LLC; and Movie Gallery US, LLC.

81. “Debtors in Possession” means, collectively, the Debtors, as debtors in possession in these Chapter 11 Cases.

82. “DIP Agent” means The Bank of New York in its capacity as administrative agent and collateral agent.

83. “DIP Arranger” means Goldman Sachs Credit Partners L.P. in its capacity as lead arranger, documentation agent and syndication agent.

84. “DIP Credit Agreement” means that certain $150 million Secured Super–Priority Debtor in Possession Credit and Guaranty Agreement among Movie Gallery, Inc., as borrower, and the other Debtors as guarantors, Goldman Sachs Credit Partners L.P., as lead arranger and syndication agent, The Bank of New York, as administrative agent and collateral agent, Goldman Sachs Credit Partners L.P., as documentation agent and the banks, financial institutions and other lenders parties thereto, as may be amended, modified, ratified, extended, renewed, restated or replaced.

85. “DIP Credit Agreement Claim” means any Claim arising under or related to the DIP Credit Agreement and the other “Credit Documents,” as defined therein.

86. “DIP Lenders” means the DIP Agent, the DIP Arranger and the banks, financial institutions and other lender parties to the DIP Credit Agreement from time to time.

87. “Disclosure Statement” means the Disclosure Statement for the Joint Plan of Reorganization of Movie Gallery, Inc. and Its Debtor Subsidiaries Under Chapter 11 of the Bankruptcy Code dated December 22, 2007, as amended, supplemented or modified from time to time, including all exhibits and schedules thereto and references therein that relate to the Plan, that is prepared and distributed in accordance with the Bankruptcy Code, Bankruptcy Rules and any other applicable law.

88. “Disclosure Statement Hearing” means that certain hearing at which the Bankruptcy Court will determine, among other things, whether the Disclosure Statement provides Holders of Impaired Claims entitled to vote to accept or reject the Plan with adequate information within the meaning of section 1125 of the Bankruptcy Code.

89. “Disclosure Statement Order” means that certain order approving the Disclosure Statement.

90. “Disputed Claim” means, with respect to any Claim, or any Claim that is not yet Allowed.

91. “Distribution Agent” means any Entity or Entities chosen by the Debtors, which Entities may include, without limitation, the Voting and Claims Agent, the Securities Voting Agent and the Indenture Trustees, to make or to facilitate distributions required by the Plan.

92. “Distribution Date” means the date occurring as soon as reasonably practicable after the Effective Date when distributions under the Plan shall commence, but not later than 30 days after the Effective Date, without further Bankruptcy Court order.

93. “Distribution Record Date” means the date for determining which Holders of Claims are eligible to receive distributions under the Plan and shall be the Voting Deadline or such other date as designated in an order of the Bankruptcy Court.

94. “DTC” means The Depository Trust Company.

95. “Effective Date” means the day that is the first Business Day after the Confirmation Date on which: (a) no stay of the Confirmation Order is in effect; and (b) all conditions specified in Article IX.B of the Plan have been satisfied or waived pursuant to Article IX.C of the Plan.

96. “Election Form” means that certain election form mailed to the Nominees holding 9.625% Senior Subordinated Notes to allow such Holders of 9.625% Senior Subordinated Notes to make the Cash–Out Election.

97. “Employee–Related Agreement” means each of those certain employee–related agreements that were made available to Sopris and/or its advisors prior to the Commencement Date including, without limitation: (a) senior management employee agreements; (b) employee–related change of control agreements; (c) indemnification agreements; (d) D&O Liability Insurance Policies (and any tail policy with respect thereto) in effect as of the Commencement Date; and (e) any other employee–related agreements that the Debtors may assume, in consultation with Sopris.

98. “Entity” means an entity as defined in section 101(15) of the Bankruptcy Code.

99. “Equity Interest” means any share of common stock, preferred stock or other instrument evidencing an ownership interest in any of the Debtors, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest in a Debtor that existed immediately prior to the Effective Date; provided, however, that Equity Interest does not include any Intercompany Interest.

100. “Estate” means, as to each Debtor, the estate created for the Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

101. “Exculpated Parties” means collectively: (a) the Debtors; (b) the Reorganized Debtors; (c) the Debtor Releasees; (d) Sopris; (e) the Committee; and (f) all of the current and former members (including ex officio members), officers, directors, employees, partners, attorneys, financial advisors, accountants, managed funds, investment bankers, investment advisors, actuaries, professionals, agents, affiliates and representatives of each of the foregoing Entities (whether current or former, in each case in his, her or its capacity as such); provided, however, that no Non–Released Party will be an Exculpated Party.

102. “Exculpation” means the exculpation provision set forth in Article X.D of the Plan.

103. “Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

104. “Existing Defaults” has the meaning set forth in the First Lien Forbearance Agreement, as modified pursuant to the first amendment to the First Lien Forbearance Agreement, dated July 27, 2007.

105. “Exit Facility” means the credit facility to be entered into by the Reorganized Debtors on the Effective Date, which provides for a $100 million revolving credit facility and may include a $25 million letter of credit supplement, on commercially reasonable terms for similar transactions reasonably acceptable to: (a) the Debtors; (b) Sopris and (c) the First Lien Lenders (as determined by the Class 3 vote on the Plan).

106. “Expense Reimbursement” has the meaning set forth in the Plan Support Agreement.

107. “Fee Claim” means a Claim under sections 328, 330(a), 331, 363, 503 or 1103 of the Bankruptcy Code for Accrued Professional Compensation.

108. “File” or “Filed” means file, filed or filing with the Bankruptcy Court or its authorized designee in these Chapter 11 Cases.

109. “Final DIP Order” means that certain Final Order Pursuant to 11 U.S.C. §§ 105, 361, 362, 363, 364(c), 364(d) and 364(e) and Fed. R. Bankr. P. 4001 and 9014 (I) Authorizing Debtors to Obtain Secured Post–Petition Financing on Super–Priority Priming Lien Basis, Granting Adequate Protection For Priming and Modifying Automatic Stay, (II) Authorizing Debtors to Use Cash Collateral of Existing Secured Lenders and Granting Adequate Protection For Use, And (III) Confirming Authorization for Debtors to Repay Existing Revolver Indebtedness Upon Interim Approval, entered by the Bankruptcy Court on November 16, 2007 [Docket No. 937], as the order may be amended from time to time.

110. “Final Order” means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the subject matter, as entered on the docket in any Chapter 11 Case or the docket of any court of competent jurisdiction, that has not been reversed, stayed, modified or amended, and as to which the time to appeal, or seek certiorari or move for a new trial, reargument or rehearing has expired and no appeal or petition for certiorari or other proceedings for a new trial, reargument or rehearing been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been timely–Filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument or rehearing shall have been denied, resulted in no modification of such order or has otherwise been dismissed with prejudice.

111. “First Day Motions” means those certain motions and applications Filed by the Debtors on the Commencement Date.

112. “First Day Orders” means those orders entered by the Bankruptcy Court approving the Debtors’ First Day Motions.

113. “First Lien Administrative Agent” means Goldman Sachs Credit Partners, L.P., in its capacity as administrative agent, lead arranger and syndication agent.

114. “First Lien Agents” means, collectively, the First Lien Administrative Agent, the First Lien Collateral Agent and the First Lien Documentation Agent, in their capacities as such.

115. “First Lien Claim” means any Claim derived from or based upon the First Lien Credit Facilities, including fees and expenses of the First Lien Agents and their advisors (including, without limitation, the reasonable and documented fees and expenses of Skadden, Arps, Slate, Meagher & Flom, LLP, McGuire Woods LLP and Houlihan Lokey Howard & Zukin) up to the Effective Date, not previously paid by the Debtors.

116. “First Lien Collateral Agent” means Wachovia, National Association, in its capacity as such.

117. “First Lien Credit Agreement” means that certain First Lien Credit and Guaranty Agreement dated March 8, 2007, among Movie Gallery, Inc. as borrower and certain Movie Gallery, Inc. subsidiaries as guarantors, Goldman Sachs Credit Partners L.P., as lead arranger, syndication agent and administrative agent, and Wachovia Bank, National Association, as collateral agent and documentation agent, and the banks, financial institutions and other lenders parties thereto.

118. “First Lien Credit Facilities” means the $725,000,000 Senior Secured First Priority Credit Facilities provided under (a) the First Lien Credit and Guaranty Agreement dated March 8, 2007, as amended, between Movie Gallery, Inc. as borrower and certain Movie Gallery, Inc. subsidiaries as guarantors, Goldman Sachs Credit Partners L.P., as lead arranger, syndication agent and administrative agent, and Wachovia Bank, National Association, as collateral agent and documentation agent, and the banks, financial institutions and other lenders parties thereto and (b) the other “Credit Documents” as defined therein.

119. “First Lien Documentation Agent” means Wachovia Bank, National Association.

120. “First Lien Forbearance Agreement” means that certain forbearance agreement, together with all amendments, modifications, renewals thereof and all documents, ancillary or otherwise, entered into in connection therewith, by and among the Debtors, GSCP, Wachovia and certain lenders party thereto, relating to the Existing First Lien Credit Agreement, dated as of July 20, 2007.

121. “First Lien Indebtedness” means the Debtors’ indebtedness under the First Lien Loan Documents.

122. “First Lien Lenders” means those lenders party to the First Lien Credit Facilities from time to time.

123. “First Lien Loan Documents” means the First Lien Credit Agreement together with the other credit, guarantee and security agreements at any time executed and/or delivered in connection with or related to the First Lien Credit Agreement (as all of the same have been amended, modified, restated, renewed, replaced and/or supplemented from time to time prior to the Commencement Date).

124. “First Lien Term Sheet” means that certain the Restated First Lien Credit Agreement Term Sheet attached as an exhibit to the Plan Support Agreement.

125. “Fixed Buy” means a movie purchasing arrangement whereby the Debtors acquire Movies for a single up–front lump sum payment.

126. “General Unsecured Claim” means any unsecured Claim against any Debtor that is not a Priority Tax Claim, Administrative Claim, Fee Claim, Other Priority Claim, 11% Senior Note Claim, 9.625% Senior Subordinated Note Claim or Intercompany Claim.

127. “Government Bar Date” means April 14, 2008.

128. “Holder” means an Entity holding a Claim or an Equity Interest.

129. “Holder’s Equity Allocation Percentage” means the percentage of the Unsecured Claim Equity Allocation to which the Holder of a Claim making the Cash-Out Election as to such Claim would have been entitled had the Holder instead chosen not to make the Cash-Out Election.

130. “Hollywood” means Hollywood Entertainment Corporation.

131. “Impaired” means any Claims in an Impaired Class.

132. “Impaired Class” means an impaired Class within the meaning of section 1124 of the Bankruptcy Code.

133. “Indemnification” means the Indemnification provision set forth in Article X of the Plan.

134. “Indemnification Provision” means each of the indemnification provisions currently in place whether in the bylaws, certificates of incorporation or other formation documents in the case of a limited liability company, board resolutions or employment contracts for the current and former directors, officers, members (including ex officio members), employees, attorneys, other professionals and agents of the Debtors and such current and former directors, officers and members’ respective Affiliates.

135. “Indemnified Parties” means, collectively, the Debtors and each of their respective current and former members (including ex officio members), officers, directors, employees and partners, each in their respective capacities as such.

136. “Indenture Trustees” mean, collectively, the 9.625% Senior Subordinated Notes Trustee and the 11% Senior Notes Trustee.

137. “Initial Lease Rejection Deadline” means the date by which the Debtors will use reasonable efforts to identify and notify all counterparties to Unexpired Leases of non–residential real property, which date shall be no later than 14 days before the Voting Deadline of those leases that the Debtors have definitively determined, at that point in time, to reject.

138. “Initial Trust Termination Date” means a date that is the fifth anniversary of the Effective Date.

139. “Intercompany Claim” means any Claim of a Debtor against another Debtor.

140. “Intercompany Interest” means an Equity Interest in a Debtor held by another Debtor or an Equity Interest in a Debtor held by an Affiliate of a Debtor.

141. “Intercreditor Agreement” means that certain intercreditor agreement, dated as of March 8, 2007, by and among Movie Gallery, the First Lien Collateral Agent and the Second Lien Collateral Agent.

142. “Interim DIP Order” means that certain Interim Order Pursuant to 11 U.S.C. §§ 105, 361, 362, 363, 364(c), 364(d) and 364(e) and Fed. R. Bankr. P. 4001 and 9014 (i) authorizing Debtors to obtain secured post–petition financing on super–priority priming lien basis, granting adequate protection for priming and modifying automatic stay, (ii) authorizing Debtors to use cash collateral of existing secured lenders and granting adequate protection for use, (iii) authorizing Debtors to repay existing revolver indebtedness upon interim approval and (iv) prescribing form and manner of notice and setting time for final hearing, entered by this Bankruptcy Court on October 16, 2007 [Docket No. 79].

143. “Jefferies Engagement Letter” means that certain engagement letter by and among Jefferies & Co., Inc., the financial advisor to the Backstop Party, Sopris and Movie Gallery, dated as of October 25, 2007.

144. “Litigation Trust” means that certain trust to be created on the Effective Date for the benefit of the Litigation Trust Beneficiaries in accordance with the provisions of the Litigation Trust Agreement.

145. “Litigation Trust Agreement” means that certain trust agreement, in form and substance satisfactory to the Debtors, Sopris and the Committee and to be Filed as part of the Plan Supplement, that, among other things: (a) establishes and governs the Litigation Trust; (b) sets forth the respective powers, duties and responsibilities of the Litigation Trustee and the Litigation Trust Committee; and (c) provides for distribution of Litigation Trust Recovery Proceeds, if any, to the Litigation Trust Beneficiaries.

146. “Litigation Trust Assets” shall consist of: (a) any and all Causes of Action of the Debtors, including Causes of Action arising under Chapter 5 of the Bankruptcy Code, against Entities with whom the

Reorganized Debtors are no longer doing business (as determined by the Litigation Trust subject to the good faith consent of Sopris), unless otherwise agreed by Sopris; and (b) all of the Debtors’ claims against the Non–Released Parties; provided, however, that the Litigation Trust shall not pursue any claims that have been released pursuant hereto, including pursuant to Article X of the Plan or in accordance with an Accommodation Agreement.

147. “Litigation Trust Beneficiaries” means the Holders of Allowed Class 6 Claims and Allowed Class 7 Claims.

148. “Litigation Trust Committee” means the committee to be appointed in accordance with, and to exercise the duties set forth in, the Litigation Trust Agreement as of the Effective Date, which duties shall be in the nature of and/or include advising with respect to the actions of the Litigation Trustee and administration of the Litigation Trust, removing the Litigation Trustee, determining whether an Entity is a permissible defendant and recommending whether Sopris should consent to additional funding for the Litigation Trust. The Litigation Trust Committee shall consist of three (3) members, with one (1) member appointed by the Committee and two (2) members appointed by Sopris.

149. “Litigation Trust Distributions” means distributions of Litigation Trust Recovery Proceeds pursuant to the Litigation Trust Agreement as may be authorized from time to time by the Litigation Trust Committee.

150. “Litigation Trustee” means the Person to be designated by the Committee, identified at or prior to the Confirmation Hearing, and retained as of the Effective Date, as the employee or fiduciary responsible for implementing the applicable provisions of the Plan, with respect to, and administering the Litigation Trust in accordance with the Plan and the Litigation Trust Agreement, whose powers and responsibilities will include selection of professionals for the Litigation Trust, and any successor Litigation Trustee appointed in accordance with the Litigation Trust Agreement.

151. “Litigation Trust Recovery Proceeds” means the proceeds of the Litigation Trust Assets recovered by the Litigation Trust, net of direct expenses of the recovery thereof (e.g., the fees, expenses and costs of the subject litigation and collection).

152. “Local Bankruptcy Rules” means the Local Rules of the United States Bankruptcy Court for the Eastern District of Virginia.

153. “Lock Up Agreement” means that certain Lock Up, Voting and Consent Agreement dated October 14, 2007, between the Consenting Second Lien Holders, the Consenting 11% Senior Note Holders, Sopris and the Debtors, as amended from time to time in accordance with the terms thereof.

154. “Lock Up Parties” means, collectively, the Debtors, certain Second Lien Holders and Sopris, each in their capacity as a party to the Lock Up Agreement, as amended from time to time in accordance with the terms thereof.

155. “Lock Up Restructuring Agreements” means, collectively, the Lock Up Rights Offering Term Sheet, the Plan Term Sheet and the Lock Up Second Lien Term Sheet, as amended from time to time in accordance with the terms thereof.

156. “Lock Up Rights Offering Term Sheet” means that certain rights offering term sheet attached to the Plan Term Sheet, as amended from time to time in accordance with the terms thereof.

157. “Lock Up Second Lien Term Sheet” means that certain Restated Second Lien Credit Agreement Term Sheet attached to the Lock Up Agreement, as amended from time to time in accordance with the terms thereof.

158. “Management and Director Equity Incentive Program” means a post–Effective Date director and officer compensation incentive program, approved by the New Board, providing for 10% of the New Common Stock, on a fully–diluted basis, to be reserved for issuance as grants of equity, restricted stock or options.

159. “Master Ballots” means the master ballots included in certain Solicitation Procedures upon which certain Holders of Impaired Claims entitled to vote shall, among other things, indicate their acceptance or rejection of the Plan in accordance with the Plan and the Voting Instructions.

160. “Master Ballot Instructions” means those instructions attached to the Master Ballots.

161. “MG Real Estate” means one or more special purpose real estate entities to be formed by the Debtors or the Reorganized Debtors, either as corporations, limited liability corporations, partnerships, limited liability partnerships, trusts or other type of entities, to hold the Debtors’ owned and leased real property interests.

162. “Movie Gallery” means Movie Gallery, Inc.

163. “Movies” means new and used movie titles.

164. “New Board” means the initial board of directors of Reorganized Movie Gallery.

165. “New Common Stock” means 60,000,000 shares of common stock in Reorganized Movie Gallery, par value [$.01] per share, to be authorized pursuant to Reorganized Movie Gallery’s charter, of which no more than 25,000,000 shares shall be initially issued on the Effective Date pursuant to the Plan.

166. “NOL” means net operating loss.

167. “Nominee” means a bank, broker or other nominee in whose name Securities are transferred by agreement between such nominee and the Beneficial Holder.

168. “Non–Released Parties” means those Entities identified in the Plan Supplement as Non–Released Parties.

169. “Notice of Amended and Restated Credit Agreements” means one or more notices to be Filed no later than five (5) Business Days prior to the Voting Deadline attaching the proposed forms of the Amended and Restated First Lien Credit Agreement and the Amended and Restated Second Lien Credit Agreement.

170. “Ordinary Course Professionals Order” means that certain Order Authorizing the Debtors’ Retention and Compensation of Certain Professionals Utilized in the Ordinary Course of Business, entered by the Bankruptcy Court on October 18, 2007 [Docket No. 128], as the order may be amended from time to time.

171. “Other Priority Claim” means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim.

172. “Other Secured Claim” means any secured Claim, other than a: (a) DIP Credit Agreement Claim; (b) First Lien Claim; or (c) Second Lien Claim.

173. “Periodic Distribution Date” means the first Business Day that is as soon as reasonably practicable occurring approximately 60 days after the Distribution Date, and, for the first year thereafter, the first Business Day that is as soon as reasonably practicable occurring approximately 60 days after the immediately preceding Periodic Distribution Date. After one year thereafter, the Periodic Distribution Date will occur on the first Business Day that is as soon as reasonably practicable occurring approximately 90 days after the immediately preceding Periodic Distribution Date.

174. “Person” means a person as defined in section 101(41) of the Bankruptcy Code.

175. “Phase I Lease” means those certain Unexpired Leases with varying terms and durations to which each of the Phase I Locations was subject.

176. “Phase I Locations” means, collectively, those approximately 520 stores that, prior to the Commencement Date, the Debtors had decided to wind–down.

177. “Plan” means the First Amended Joint Plan of Reorganization of Movie Gallery, Inc. and Its Debtor Subsidiaries Under Chapter 11 of the Bankruptcy Code dated February 4, 2008, as amended, supplemented or modified from time to time, including, without limitation, the Plan Supplement, which is incorporated therein by reference.

178. “Plan Administrator” means William Kaye, the Chairman of the Committee, to be retained as of the Effective Date, as an independent fiduciary responsible under a document to be included in the Plan Supplement for the matters set forth therein, which matters are to be in the nature of and/or include supervising the Reorganized Debtors in their selection of counsel for and with respect to their review of, objections to, other litigation with respect to, and the settlement or compromise of Disputed General Unsecured Claims subject to a reasonable budget and other limitations, and any successor Plan Administrator nominated by the member of the Litigation Trust Committee appointed by the Committee or his or her successor or, if none, appointed by the Bankruptcy Court. It is intended that the same person shall serve in the capacities of Litigation Trustee and Plan Administrator. The Bankruptcy Court may remove the Plan Administrator.

179. “Plan Objection” means those certain objections to the Confirmation of the Plan Filed with the Bankruptcy Court and served on the Debtors, and certain other parties, on or before Plan Objection Deadline, in accordance with the Disclosure Statement Order.

180. “Plan Objection Deadline” means [xx], 2008 at [xx] prevailing Eastern Time.

181. “Plan Supplement” means the compilation of documents and forms of documents, schedules and exhibits to be Filed no later than five (5) Business Days prior to the hearing at which the Bankruptcy Court considers whether to confirm the Plan, as amended, supplemented or modified from time to time in accordance with the terms hereof and the Bankruptcy Code and the Bankruptcy Rules, comprising, without limitation, the following documents: (a) new organizational documents; (b) to the extent known, the identity of the members of the New Board and the nature of any compensation for any member of the New Board who is an “insider” under the Bankruptcy Code; (c) the list of Non–Released Parties; (d) the list of Executory Contracts and Unexpired Leases to be assumed; (e) the Registration Rights Agreement; (f) a list of Executory Contracts and Unexpired Leases that the Debtors may have determined, at that time, to reject; (g) the document governing the role and relationship between the Reorganized Debtors and the Plan Administrator; and (h) the Litigation Trust Agreement.

182. “Plan Supplement Date” means [xx], 2008 at [xx] prevailing Eastern Time.

183. “Plan Support Agreement” means that certain Plan Support Agreement dated December [xx], 2007, between the Consenting First Lien Holders, Consenting Second Lien Holders, the Consenting 11% Senior Note Holders, Sopris and the Debtors, as amended from time to time in accordance with the terms thereof.

184. “Plan Term Sheet” means that certain Proposed Restructuring Term Sheet attached as Exhibit A to the Lock Up Agreement.

185. “Pre–Charge Losses” means any remaining NOL and tax credit carryovers and, possibly, certain other tax attributes of the Reorganized Debtors allocable to periods prior to the Effective Date.

186. “Pre–Money Equity Value” means $100 million.

187. “Prepetition Indebtedness” means the First Lien Indebtedness together with the Second Lien Indebtedness.

188. “Prepetition Loan Documents” means the First Lien Loan Documents together with the Second Lien Loan Documents.

189. “Priority Tax Claim” means any Claim of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

190. “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

191. “Proof of Equity Interest” means a proof of Equity Interest Filed against any of the Debtors in the Chapter 11 Cases.

192. “Pro Rata” means the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in that Class, or the proportion that Allowed Claims or in a particular Class bears to the aggregate amount of Allowed Claims in a particular Class and other Classes entitled to share in the same recovery as such Allowed Claim under the Plan.

193. “Reallocated Class 7A Share” means a portion, divided among Class 6, Class 7B and Class 7E Pro Rata based on their otherwise applicable relative allocations of the Unsecured Claim Equity Allocation, Warrants and Litigation Trust Distributions, of the Unsecured Claim Equity Allocation, Warrants and/or Litigation Trust Distributions that are not paid or distributed to Holders of Class 7A Claims, but would have been distributed to such Holders if no such Holder’s Equity Allocation Percentage when multiplied by the Pre-Money Equity Value exceeded 9% of the Holder’s Allowed Claim.

194. “Record Date” means February 5, 2008 prevailing Eastern Time.

195. “Registration Rights Agreement” means a registration rights agreement substantially in the form set forth in the Plan Supplement obligating the Reorganized Debtors to register for resale certain shares of New Common Stock under the Securities Act in accordance with the terms set forth in such registration rights agreement.

196. “Reinstated Second Lien Claim” means any Second Lien Claim other than a Sopris Second Lien Claim.

197. “Releasing Parties” means all current and former First Lien Agents, all current and former Second Lien Agents, the DIP Agent, the DIP Arranger, the DIP Lenders, the First Lien Lenders, the Second Lien Lenders, the Committee, the Committee Members, Sopris, Holders of 11% Senior Note Claims, Holders of 9.625% Senior Subordinated Note Claims and all Holders of Claims, except those Holders of Claims who vote to reject the Plan.

198. “Reorganized Debtors” means the Debtors, in each case, or any successor thereto, by merger, consolidation or otherwise, on or after the Effective Date.

199. “Reorganized Movie Gallery” means Movie Gallery, Inc. or any successor thereto, by merger, consolidation or otherwise, on or after the Effective Date.

200. “Resolution Event” has the meaning set forth in section VII.D.6. hereof.

201. “Restructuring” has the meaning set forth in the Plan Support Agreement.

202. “Restructuring Agreements” means, collectively, the Plan, the First Lien Term Sheet, the Second Lien Term Sheet, the Rights Offering Term Sheet and the Plan Support Agreement.

203. “Retained Professional” means any Entity: (a) employed in these Chapter 11 Cases pursuant to a Final Order in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to sections 327, 328, 329, 330 or 331 of the Bankruptcy Code; or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code, but not including those Entities whose compensation or reimbursement is allowed pursuant to Article III.E of the Plan.

204. “Retained Professionals Escrow Account” means a segregated account funded and maintained by the Reorganized Debtors in the amount of the Accrued Professional Compensation, commencing on the Effective Date, solely for the purpose of paying the Allowed Professional Compensation.

205. “Revenue Share Percentage” means the agreed upon percentage of the proceeds of future rentals and sales of previously viewed videos paid by the Debtors to the Studios pursuant to the terms of a Revenue Share Agreement.

206. “Revenue Sharing Agreement” means a movie purchasing arrangement whereby the Debtors acquire Movies for a significantly lower up–front payment coupled with an agreement by the Debtors to share a certain Revenue Share Percentage with the Studios.

207. “Rights Offering” means that certain $50 million New Common Stock rights offering backstopped by the Backstop Party, the terms of which are set forth in the Backstop Rights Purchase Agreement.

208. “Rights Offering Amount” means $50 million.

209. “Rights Offering Commitment Fee” means 2.3% of the Rights Offering Amount.

210. “Rights Offering Commitment Fee Equity Allocation” means a percentage of New Common Stock to be issued to Sopris on the Effective Date equal to the Rights Offering Commitment Fee divided by the Adjusted Equity Value, subject to dilution by the issuance of options, equity or equity–based grants in connection with the Reorganized Debtors’ Management and Director Equity Incentive Program.

211. “Rights Offering Equity Allocation” means a percentage of New Common Stock to be issued to [xx] on the Effective Date equal to the Rights Offering Amount divided by the Adjusted Equity Value, subject to dilution by the issuance of options, equity or equity–based grants in connection with the Reorganized Debtors’ Management and Director Equity Incentive Program.

212. “Rights Offering Exercise Price” means the Rights Offering Amount divided by the number of Rights Offering Shares.

213. “Rights Offering Expiration Date” means [xx] prevailing Pacific Time.

214. “Rights Offering Participant” means each Holder of the 11% Senior Notes.

215. “Rights Offering Shares” means the shares of New Common Stock to be sold through the Rights Offering, as calculated by the Rights Offering Equity Allocation.

216. “Rights Offering Term Sheet” means that certain rights offering term sheet attached as Exhibit C to the Plan.

217. “Rights Participation Procedures” means those certain procedures Filed with the Bankruptcy Court establishing the procedures by which the Debtors identify the Rights Offering Participants.

218. “Schedules” means, collectively, the schedules of assets and liabilities, schedules of Executory Contracts and Unexpired Leases and statements of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code and in substantial accordance with the Official Bankruptcy Forms, as the same may have been amended, modified or supplemented from time to time.

219. “Secondary Liability Claim” means any Claim that arises from a Debtor being liable as a guarantor of, or otherwise being jointly, severally or secondarily liable for, any contractual, tort or other obligation of another Debtor, including, without limitation, any Claim based on: (a) guaranties of collection, payment or performance; (b) indemnity bonds, obligations to indemnify or obligations to hold harmless; (c) performance bonds; (d) contingent liabilities arising out of contractual obligations or out of undertakings (including any assignment or other transfer) with respect to leases, operating agreements or other similar obligations made or given by a Debtor relating to the obligations or performance of another Debtor; (e) vicarious liability; (f) liabilities arising out of piercing the corporate veil, alter ego liability or similar legal theories; or (g) any other joint or several liability that any Debtor may have in respect of any obligation of another Debtor that is the basis of a Claim.

220. “Second Lien Administrative Agent” means Wells Fargo Bank, N.A., as successor to CapitalSource Finance LLC, in its capacity as such.

221. “Second Lien Agents” means the Second Lien Administrative Agent, the Second Lien Collateral Agent and the Second Lien Syndication Agent, in their capacities as such.

222. “Second Lien Claim” means any Claim derived from or based upon the Second Lien Credit Agreement, including principal amount plus all accrued cash and PIK interest (as defined in the Second Lien Credit Agreement), and reasonable and documented fees and expenses of the Second Lien Administrative Agent and the Second Lien Collateral Agent and their advisors (including, without limitation, the fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, Venable LLP and Blackstone Advisory Services LP) up to the Effective Date, to the extent not previously paid by the Debtors.

223. “Second Lien Collateral Agent” means Wells Fargo Bank, N.A., as agent, as successor to CapitalSource Finance LLC, in its capacity as such.

224. “Second Lien Conversion” means the conversion of the Allowed Sopris Second Lien Claims into the Second Lien Conversion Equity Allocation.

225. “Second Lien Conversion Equity Allocation” means a percentage of New Common Stock to be issued on the Effective Date equal to the Allowed Sopris Second Lien Claims divided by the Adjusted Equity Value, subject to dilution by the issuance of options, equity or equity based grants in connection with the Reorganized Debtors’ Management and Director Equity Incentive Program.

226. “Second Lien Credit Agreement” means that certain Second Lien Credit and Guaranty Agreement dated March 8, 2007, between Movie Gallery, Inc., as borrower, the Second Lien Administrative Agent, Goldman Sachs Credit Partners, L.P., as Lender, Syndication Agent and Lead Arranger, those lenders party thereto, the Second Lien Collateral Agent and Hollywood Entertainment Corporation, M.G. Digital, LLC, M.G.A. Realty I, LLC, MG Automation LLC and Movie Gallery US, LLC, as guarantors.

227. “Second Lien Indebtedness” means the Debtors’ indebtedness under the Second Lien Loan Documents.

228. “Second Lien Lenders” means the lenders party to the Second Lien Credit Agreement from time to time.

229. “Second Lien Loan Documents” means the Second Lien Credit Agreement together with the other credit, guarantee and security agreements at any time executed and/or delivered in connection with or related to the Second Lien Credit Agreement (as all of the same have been amended, modified, restated, renewed, replaced and/or supplemented from time to time prior to the Commencement Date).

230. “Second Lien Syndication Agent” means Goldman Sachs Credit Partners L.P., in its capacity as lead arranger and syndication agent.

231. “Second Lien Term Sheet” means that certain revised Restated Second Lien Credit Agreement Term Sheet attached as an exhibit to the Plan Support Agreement, as amended from time to time in accordance with the terms thereof.

232. “Securities” means, collectively, the Debtors’ publicly–traded securities.

233. “Securities Voting Agent” means the securities voting agent for the Debtors with respect to those Claims based on publicly–traded securities.

234. “Solicitation Date” means the date on which the Debtors intend to distribute the Solicitation Packages, which date is no less than 25 calendar days before the Voting Deadline

235. “Solicitation Notice” means that certain notice that will contain, among other things, the Plan Objection Deadline, the Voting Deadline and the date of the Confirmation Hearing.

236. “Solicitation Package” has the meaning set forth in section I.E.2. hereof.

237. “Solicitation Procedures” means those certain procedures by which Holders of Claims may vote to accept or reject the Plan, which procedures are annexed as Exhibit 1 to Exhibit B attached hereto and incorporated herein by reference.

238. “Sopris” means Sopris Capital Advisors LLC.

239. “Sopris Second Lien Claims” means any Second Lien Claim held by Sopris, the aggregate principal amount of which is estimated to be $72,235,000 as of the Commencement Date, plus accrued and PIK Interest (as defined in the Second Lien Credit Agreement) thereon.

240. “Sopris Senior Notes Commitment” means the commitment by Sopris, set forth in the Backstop Rights Purchase Agreement, to purchase shares in the Rights Offering in an amount equal to its current proportionate ownership of the 11% Senior Notes.

241. “Store Closing Sales” means those certain liquidation sales conducted at certain of the Phase I Locations.

242. “Stock and Warrant Reserve” means the New Common Stock and Warrants held in reserve pursuant to Article VII.B.3 of the Plan.

243. “Studio” means one of the Debtors’ movie studio suppliers.

244. “Studio Motion” means that certain Motion of the Debtors for Interim and Final Orders Authorizing, but Not Directing, the Debtors, in their Discretion, to Enter into Accommodation Agreements with Major Movie Studio Suppliers and to Pay Prepetition Obligations in Connection Therewith, Filed on October 16, 2007 [Docket No. 31].

245. “Studio Order” means that certain Final Order Authorizing, but Not Directing, the Debtors, in their Discretion, to Enter into Accommodation Agreements with Major Movie Studio Suppliers and to Pay Prepetition Obligations in Connection Therewith, entered by this Bankruptcy Court on November 9, 2007 [Docket No. 805].

246. “Subscription Commencement Date” means [xx], 2008.

247. “Subscription Form” means that certain form distributed to each Rights Offering Participant on which such Rights Offering Participant may exercise its Subscription Rights.

248. “Subscription Right” means a right to participate in the Rights Offering.

249. “Subsidiary Claims” means those Allowed Claims against Movie Gallery, Inc.’s subsidiaries that are not treated as “disregarded entities” for United States federal tax purposes (including Hollywood).

250. “Termination Fee” has the meaning set forth in the Lock Up Agreement.

251. “Third Party Releasees” means, collectively, all current and former First Lien Agents, all current and former Second Lien Agents, the DIP Agent, the DIP Arranger, the DIP Lenders, the First Lien Lenders, the Second Lien Lenders, Sopris, Holders of 11% Senior Note Claims and Holders of 9.625% Senior Subordinated Note Claims, the Committee and the Indenture Trustees, each in their capacities as such.

252. “Topping Proposal” has the meaning set forth in the Plan Support Agreement.

253. “Tort Claim” means any Claim that has not been settled, compromised or otherwise resolved that: (a) arises out of allegations of personal injury, wrongful death, property damage, products liability or similar legal theories of recovery; or (b) arises under any federal, state or local statute, rule, regulation or ordinance governing, regulating or relating to protection of human health, safety or the environment.

254. “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

255. “Unimpaired” means, with respect to a Class of Claims or Equity Interests, a Claim or an Equity Interest that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

256. “Unimpaired Class” means an unimpaired Class within the meaning of section 1124 of the Bankruptcy Code.

257. “United States Trustee” means United States Trustee W. Clarkson McDow, Jr., Office of the United States Trustee for the Eastern District of Virginia, 600 East Main Street, Suite 301, Richmond, Virginia 23219.

258. “Unsecured Claim Equity Allocation” means a percentage of New Common Stock to be issued on the Effective Date equal to the Pre–Money Equity Value divided by the Adjusted Equity Value, subject to dilution by the issuance of options, equity or equity–based grants in connection with the Reorganized Debtors’ Management and Director Equity Incentive Program.

259. “Up–Front Charge” means the up–front amount paid by the Debtors to the Studios upon delivery of or within a certain time period following delivery of new Movies.

260. “Video Games” means the new and used video game titles, hardware, software and accessories associated therewith.

261. “VOD” means video–on–demand.

262. “Voting and Claims Agent” means Kurtzman Carson Consultants LLC, in its capacity as notice, claims and balloting agent for the Debtors, pursuant to that certain Order Authorizing the Employment and Retention of Kurtzman Carson Consultants LLC as Notice, Claims and Balloting Agent for the Debtors and Debtors in Possession, entered by the Bankruptcy Court on October 18, 2007 [Docket No. 112].

263. “Voting Classes” means, collectively, Classes 3, 4, 5, 6, 7A, 7B, 7C, 7D, 7E and 7F.

264. “Voting Deadline” means 4:00 p.m. prevailing Pacific Time on [xx], 2008, which is the date by which all Ballots and Master Ballots must be received by the Voting and Claims Agent or Securities Voting Agent, as appropriate, in accordance with the Disclosure Statement Order.

265. “Voting Instructions” means those certain detailed voting instructions, which are attached to the Ballots or Master Ballots and distributed as part of the Solicitation Package.

266. “Voting Report” means that certain voting report to be Filed by the Voting and Claims Agent before the Confirmation Hearing.

267. “Warrants” mean warrants to purchase 5% of the fully–diluted New Common Stock at an exercise price of 200% of the Rights Offering Exercise Price per share with a term of 7 years, as more fully set forth in the Warrant Agreement.

268. “Warrant Agreement” means that certain agreement setting forth the terms and conditions of the Warrants, including provisions permitting the cashless exercise of the Warrants and customary anti-dilution provisions other than as to dilution by the issuance of options, equity or equity-based grants in connection with the Reorganized Debtors’ Management and Director Equity Incentive Program, to be Filed as part of the Plan Supplement.

XII. CONCLUSION AND RECOMMENDATION

The Debtors believe the Plan is in the best interests of all Holders of Claims and Equity Interests and urge all Holders of Claims entitled to vote to accept the Plan and to evidence such acceptance by returning their Ballots so they will be received by the Debtors’ Voting and Claims Agent no later than                     .

Dated

Respectfully submitted,

MOVIE GALLERY, INC.

By:
Its:

HOLLYWOOD ENTERTAINMENT CORPORATION

By:
Its:

M.G. DIGITAL, LLC

By:
Its:

M.G.A. REALTY I, LLC

By:
Its:

MG AUTOMATION LLC

By:
Its:

MOVIE GALLERY US, LLC

By:
Its:

Prepared by:

Richard M. Cieri (NY 4207122)	Michael A. Condyles (VA 27807)
KIRKLAND & ELLIS LLP	Peter J. Barrett (VA 46179)
Citigroup Center	KUTAK ROCK LLP
153 East 53rd Street	Bank of America Center
New York, New York 10022–4611	1111 East Main Street, Suite 800
Telephone: (212) 446–4800	Richmond, Virginia 23219–3500
Telephone: (804) 644–1700

and

Anup Sathy, P.C. (IL 6230191)
Marc J. Carmel (IL 6272032)
Ross M. Kwasteniet (IL 6276604)
KIRKLAND & ELLIS LLP
200 East Randolph Drive
Chicago, Illinois 60601–6636
Telephone: (312) 861–2000

Co–Counsel to the Debtors

EXHIBIT A

FIRST AMENDED JOINT PLAN OF REORGANIZATION OF MOVIE GALLERY, INC. AND ITS

DEBTOR SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE EASTERN DISTRICT OF VIRGINIA

RICHMOND DIVISION

In re:	)	Case No. 07-33849
	)	Jointly Administered
MOVIE GALLERY, INC., et al.,[1]	)	Chapter 11
	)	Hon. Douglas O. Tice, Jr.
Debtors.	)
)

FIRST AMENDED JOINT PLAN OF REORGANIZATION OF MOVIE GALLERY, INC. AND ITS

DEBTOR SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Richard M. Cieri (NY 4207122)	Michael A. Condyles (VA 27807)
KIRKLAND & ELLIS LLP	Peter J. Barrett (VA 46179)
Citigroup Center	KUTAK ROCK LLP
153 East 53rd Street	Bank of America Center
New York, New York 10022-4611	1111 East Main Street, Suite 800
Telephone: (212) 446-4800	Richmond, Virginia 23219-3500
Telephone: (804) 644-1700
And

Anup Sathy, P.C. (IL 6230191)
Marc J. Carmel (IL 6272032)
Ross M. Kwasteniet (IL 6276604)
KIRKLAND & ELLIS LLP
200 East Randolph Drive
Chicago, Illinois 60601-6636
Telephone: (312) 861-2000

Co-Counsel to the Debtors

Dated: February 4, 2008

[1]	The Debtors in these proceedings are: Movie Gallery, Inc.; Hollywood Entertainment Corporation; M.G. Digital, LLC; M.G.A. Realty I, LLC; MG Automation LLC; and Movie Gallery US, LLC.

TABLE OF CONTENTS

ARTICLE I. RULES OF INTERPRETATION, COMPUTATION OF TIME, GOVERNING LAW AND DEFINED TERMS		1
A.	Rules of Interpretation, Computation of Time and Governing Law	1
B.	Defined Terms	1

ARTICLE II. ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS		15
A.	Administrative Claims	15
B.	DIP Credit Agreement Claims	16
C.	Bar Date for Cure Claims	16
D.	Priority Tax Claims	16

ARTICLE III. CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS		16
A.	Summary	16
B.	Classification and Treatment of Claims and Equity Interests	17
C.	Intercompany Claims	22
D.	Special Provision Governing Unimpaired Claims	22
E.	Special Provisions Regarding the Treatment of Allowed Secondary Liability Claims	22
F.	Discharge of Claims	22

ARTICLE IV. ACCEPTANCE OR REJECTION OF THE PLAN		22
A.	Presumed Acceptance of Plan	22
B.	Voting Classes	23
C.	Acceptance by Impaired Classes of Claims	23
D.	Presumed Rejection of Plan	23
E.	Cramdown	23

ARTICLE V. MEANS FOR IMPLEMENTATION OF THE PLAN		23
A.	Corporate Existence	23
B.	Creation of MG Real Estate	23
C.	Vesting of Assets in the Reorganized Debtors	23
D.	Intercompany Interests	24
E.	Exit Facility	24
F.	Rights Offering	24
G.	New Common Stock	24
H.	Warrants	24
I.	Amended and Restated First Lien Credit Agreement	24
J.	Amended and Restated Second Lien Credit Agreement	24
K.	Second Lien Conversion Equity Allocation	24
L.	D&O Tail Coverage Policies	25
M.	Management and Director Equity Incentive Programs	25
N.	Sources of Cash for Plan Distributions	25
O.	Securities Registration Exemption	25
P.	Issuance and Distribution of the New Common Stock and Warrants	26
Q.	Registration of Certain New Common Stock	26
R.	Listing of New Common Stock	26
S.	Release of Liens, Claims and Equity Interests	26
T.	Certificate of Incorporation and Bylaws	26
U.	Directors and Officers of Reorganized Movie Gallery	26
V.	The Litigation Trust	27
W.	Creation of Retained Professional Escrow Account	28
X.	Effectuating Documents; Further Transactions; Exemption from Certain Transfer Taxes	28
Y.	Cancellation of Notes and Equity Interests	29

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Z.	Discharge of Obligations Under the First Lien Credit Facilities and Second Lien Credit Agreement	29

ARTICLE VI. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		30
A.	Assumption and Rejection of Executory Contracts and Unexpired Leases	30
B.	Claims on Account of the Rejection of Executory Contracts or Unexpired Leases	32
C.	Procedures for Counterparties to Executory Contracts and Unexpired Leases Assumed Pursuant to the Plan	33

ARTICLE VII. PROVISIONS GOVERNING DISTRIBUTIONS		35
A.	Distributions for Claims Allowed as of the Effective Date	35
B.	Distributions on Account of Claims Allowed After the Effective Date	35
C.	Delivery and Distributions and Undeliverable or Unclaimed Distributions	36
D.	Compliance with Tax Requirements/Allocations	38
E.	Timing and Calculation of Amounts to Be Distributed	38
F.	Setoffs	38
G.	Surrender of Canceled Instruments or Securities	39

ARTICLE VIII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED AND DISPUTED CLAIMS		39
A.	Resolution of Disputed Claims	39
B.	Disallowance of Claims	40
C.	Amendments to Claim	41

ARTICLE IX. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN		41
A.	Conditions Precedent to Confirmation	41
B.	Conditions Precedent to Consummation	41
C.	Waiver of Conditions	41
D.	Effect of Non Occurrence of Conditions to Consummation	42

ARTICLE X. SETTLEMENT, RELEASE, INJUNCTION AND RELATED PROVISIONS		42
A.	Compromise and Settlement	42
B.	Debtor Releases	42
C.	Third Party Release	43
D.	Exculpation	44
E.	Indemnification	44
F.	Preservation of Rights of Action	45
G.	Injunction	45

ARTICLE XI. BINDING NATURE OF PLAN		47

ARTICLE XII. RETENTION OF JURISDICTION		47

ARTICLE XIII. MISCELLANEOUS PROVISIONS		49
A.	Dissolution of Committee	49
B.	Payment of Statutory Fees	49
C.	Payment of Fees and Expenses of Sopris	49
D.	Payment of Fees and Expenses of First Lien Agents	49
E.	Payment of Fees and Expenses of Second Lien Administrative Agent, Second Lien Collateral Agent and Indenture Trustees	49
F.	Modification of Plan	49
G.	Revocation of Plan	50
H.	Successors and Assigns	50
I.	Reservation of Rights	50
J.	Section 1146 Exemption	50

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K.	Financial Reporting	50
L.	Further Assurances	50
M.	Severability	51
N.	Service of Documents	52
O.	Filing of Additional Documents	52

iii

JOINT PLAN OF REORGANIZATION OF MOVIE GALLERY, INC. AND ITS

DEBTOR SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Movie Gallery, Inc. and its Debtor-subsidiaries in the above-captioned chapter 11 cases hereby respectfully propose the following joint plan of reorganization under chapter 11 of the Bankruptcy Code:

ARTICLE I.

RULES OF INTERPRETATION, COMPUTATION OF TIME,

GOVERNING LAW AND DEFINED TERMS

A.	Rules of Interpretation, Computation of Time and Governing Law

1. For purposes herein: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference herein to a contract, lease, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (c) any reference herein to an existing document or exhibit having been Filed or to be Filed shall mean that document or exhibit, as it may thereafter be amended, modified or supplemented; (d) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (e) unless otherwise stated, the words “herein,” “hereof” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (h) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

2. The provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein.

3. Except to the extent that the Bankruptcy Code or Bankruptcy Rules apply, and subject to the provisions of any contract, lease, instrument, release, indenture or other agreement or document entered into in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the state of New York, without giving effect to the principles of conflict of laws thereof.

B.	Defined Terms

Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form herein:

1. “9.625% Senior Subordinated Note Claim” means any Claim derived from or based upon the 9.625% Senior Subordinated Notes Indenture.

2. “9.625% Senior Subordinated Notes” means the 9.625% Senior Subordinated Notes due March 15, 2011, issued by Hollywood Entertainment Corporation and guaranteed by Hollywood Management Company pursuant to the 9.625% Senior Subordinated Notes Indenture.

3. “9.625% Senior Subordinated Notes Indenture” means that certain Indenture, dated as of January 25, 2002, among Hollywood Entertainment Corporation, as issuer, Hollywood Management Company, as guarantor, and BNY Western Trust Company, as trustee, as amended by the supplemental indenture dated as of December 18, 2002.

4. “9.625% Senior Subordinated Notes Trustee” means BNY Western Trust Company.

5. “11% Senior Note Claim” means any Claim derived from or based upon the 11% Senior Notes and 11% Senior Notes Indenture.

6. “11% Senior Notes” means the 11% Senior Unsecured Notes due May 1, 2012, issued by Movie Gallery, Inc. pursuant to the 11% Senior Notes Indenture and guaranteed by each of the domestic subsidiaries of Movie Gallery, Inc.

7. “11% Senior Notes Indenture” means that certain Indenture, dated as April 27, 2005, among Movie Gallery, Inc., as issuer, Movie Gallery US, Inc., Movie Gallery Services, Inc., Movie Gallery Licenses, Inc., Movie Gallery Finance Inc., Movie Gallery Asset Management, Inc., M.G.A. Realty I, LLC, M.G. Digital, LLC, Hollywood Entertainment Corporation and Hollywood Management Company, as guarantors, and SunTrust Bank, as trustee.

8. “11% Senior Notes Trustee” means U.S. Bank National Association, as successor to Sun Trust Bank, as trustee.

9. “Accommodation Agreement” means an agreement between the Debtors and a major Studio, as authorized by the Studio Order.

10. “Accrued Professional Compensation” means, at any given moment, all accrued, contingent and/or unpaid fees and expenses (including, without limitation, success fees and Allowed Professional Compensation) for legal, financial advisory, accounting and other services and reimbursement of expenses that are awardable and allowable under sections 328, 330(a) or 331 of the Bankruptcy Code or otherwise rendered prior to the Confirmation Date by any Retained Professionals in the Chapter 11 Cases, or that are awardable and allowable under section 503 of the Bankruptcy Code for the Committee, that the Bankruptcy Court has not denied by a Final Order, to the extent that any such fees and expenses have not been previously paid regardless of whether a fee application has been Filed for any such amount. To the extent that the Bankruptcy Court or any higher court denies or reduces by a Final Order any amount of a Retained Professional’s fees or expenses or Committee Member’s expenses, then those reduced or denied amounts shall no longer constitute Accrued Professional Compensation.

11. “Adjusted Equity Value” means an amount equal to the Pre-Money Equity Value plus the Allowed Sopris Second Lien Claims plus the Rights Offering Amount plus the Rights Offering Commitment Fee.

12. “Administrative Claim” means any Claim for costs and expenses of administration of the Estates under sections 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, without limitation: (a) the actual and necessary costs and expenses incurred after the Commencement Date of preserving the respective Estates and operating the businesses of the Debtors; (b) Allowed Professional Compensation; (c) all fees and charges assessed against the Estates under chapter 123 of title 28 of the United States Code, 28 U.S.C. §§ 1911-1930; (d) Allowed reimbursable expenses of Committee Members; (e) obligations under Accommodation Agreements; and (f) claims under section 503(b)(9) of the Bankruptcy Code. Administrative Claims do not include DIP Credit Agreement Claims, which are separately treated under the Plan.

13. “Affiliate” has the meaning set forth at section 101(2) of the Bankruptcy Code.

14. “Allowed” means, with respect to Claims: (a) any Claim, proof of which is timely Filed by the applicable bar date (or that by the Bankruptcy Code or Final Order is not or shall not be required to be Filed); (b) any Claim that is listed in the Schedules as of the Effective Date as not contingent, not unliquidated and not disputed, and for which no Proof of Claim has been timely Filed; or (c) any Claim Allowed pursuant to the Plan; provided, however, that with respect to any Claim described in clauses (a) or (b) above, such Claim shall be considered Allowed only if and to the extent that with respect to any Claim no objection to the allowance thereof has

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been interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court or (z) such an objection is so interposed and the Claim shall have been Allowed for distribution purposes only by a Final Order. Any Claim that has been or is hereafter listed in the Schedules as contingent, unliquidated or disputed, and for which no Proof of Claim has been timely Filed, is not considered Allowed and shall be expunged without further action by the Debtors or the Reorganized Debtors and without any further notice to or action, order or approval of the Bankruptcy Court.

15. “Allowed Professional Compensation” means all Accrued Professional Compensation allowed or awarded by a Final Order of the Bankruptcy Court or any other court of competent jurisdiction.

16. “Amended and Restated First Lien Credit Agreement” means an Amended and Restated First Lien Credit Agreement in accordance with the Amended and Restated First Lien Credit Agreement Term Sheet and in substantially the form attached to the Notice of Amended and Restated Credit Agreements in form and substance acceptable to the First Lien Agents.

17. “Amended and Restated First Lien Credit Agreement Term Sheet” means the term sheet attached hereto as Exhibit A.

18. “Amended and Restated Second Lien Credit Agreement” means an Amended and Restated Second Lien Credit Agreement in accordance with the Amended and Restated Second Lien Term Sheet and in substantially the form attached to the Notice of Amended and Restated Credit Agreements.

19. “Amended and Restated Second Lien Credit Agreement Term Sheet” means the term sheet attached hereto as Exhibit B.

20. “Backstop Commitment” means the agreement by the Backstop Party pursuant to the Backstop Rights Purchase Agreement to purchase all of the Rights Offering Shares in excess of the Sopris Senior Notes Commitment that are not purchased by the Rights Offering Participants as part of the Rights Offering.

21. “Backstop Party” means investment Entities affiliated with Sopris.

22. “Backstop Rights Purchase Agreement” means that certain agreement in accordance with the Rights Offering Term Sheet setting forth the terms and conditions of the Rights Offering and the Backstop Commitment.

23. “Ballots” means the ballots accompanying the Disclosure Statement upon which Holders of Impaired Claims entitled to vote shall, among other things, indicate their acceptance or rejection of the Plan in accordance with the Plan and the procedures governing the solicitation process, and which must be actually received on or before the Voting Deadline.

24. “Bankruptcy Code” means Chapter 11 of the Bankruptcy Code, 11 U.S.C. §§ 101-1532, as applicable to the Chapter 11 Cases.

25. “Bankruptcy Court” means the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division, having jurisdiction over the Chapter 11 Cases and, to the extent of the withdrawal of any reference under section 157 of title 28 of the United States Code and/or the Order of the United States District Court for the Eastern District of Virginia pursuant to section 157(a) of title 28 of the United States Code, the United States District Court for the Eastern District of Virginia.

26. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as applicable to the Chapter 11 Cases, promulgated under 28 U.S.C. § 2075 and the general, local and chambers rules of the Bankruptcy Court.

27. “Business Day” means any day, other than a Saturday, Sunday or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

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28. “Cash” means the legal tender of the United States of America or the equivalent thereof, including, without limitation, bank deposits, checks and Cash Equivalents.

29. “Cash Equivalents” means equivalents of Cash in the form of readily marketable securities or instruments issued by an Entity, including, without limitation, readily marketable direct obligations of, or obligations guaranteed by, the United States of America, commercial paper of domestic corporations carrying a Moody’s rating of “A2” or better, or equivalent rating of any other nationally recognized rating service, or interest bearing certificates of deposit or other similar obligations of domestic banks or other financial institutions having a shareholders’ equity or capital of not less than one hundred million dollars ($100,000,000) having maturities of not more than one year, at the then best generally available rates of interest for like amounts and like periods.

30. “Cash-Out Election” means the election made available under the Plan to each Holder of an Allowed Claim in Classes 7A, 7B and 7E to receive in lieu of the New Common Stock, Warrants and other consideration provided by the Plan, a portion of up to $10 million in Cash being made available by Sopris. In no event will the total Cash payable to Holders of Claims pursuant to the Cash-Out Election exceed $10 million.

31. “Cash-Out Electors’ Aggregate Equity Allocation” means the aggregate amount of the Unsecured Claim Equity Allocation to which all Holders of all Claims making the Cash-Out Election as to such Claims would have been entitled had they instead chosen not to make the Cash-Out Election.

32. “Cash-Out Value” means, with respect to each Holder who makes a Cash-Out Election, (a) so long as the Cash-Out Electors’ Aggregate Equity Allocation does not exceed 20% of the Unsecured Claims Equity Allocation, then one-half the Pre-Money Equity Value assigned to such Holder’s Claims participating in the Cash-Out Election and (b) if the Cash-Out Electors’ Aggregate Equity Allocation exceeds 20%, then one-half the Pre-Money Equity Value assigned to such Claims multiplied by a fraction in which the numerator is 20 and the denominator is the Cash-Out Electors’ Aggregate Equity Allocation.

33. “Causes of Action” means all actions, causes of action, Claims, liabilities, obligations, rights, suits, debts, damages, judgments, remedies, demands, setoffs, defenses, recoupments, crossclaims, counterclaims, third-party claims, indemnity claims, contribution claims or any other claims disputed or undisputed, suspected or unsuspected, foreseen or unforeseen, direct or indirect, choate or inchoate, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Commencement Date or during the course of the Chapter 11 Cases, including through the Effective Date.

34. “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the chapter 11 case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (b) when used with reference to all Debtors, the procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court.

35. “Claim” means any claim against a Debtor as defined in section 101(5) of the Bankruptcy Code.

36. “Claims Bar Date” means, as applicable, (a) January 25, 2008, (b) the Government Bar Date or (c) such other period of limitation as may be specifically fixed by an order of the Bankruptcy Court for Filing such Claims.

37. “Claims Objection Bar Date” means, for each Claim, the later of (a) 270 days after the Effective Date and (b) such other period of limitation as may be specifically fixed by an order of the Bankruptcy Court for objecting to such Claims.

38. “Claims Register” means the official register of Claims maintained by the Voting and Claims Agent.

39. “Class” means a category of Holders of Claims or Equity Interests as set forth in Article III hereof pursuant to section 1122(a) of the Bankruptcy Code.

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40. “Commencement Date” means October 16, 2007, the date on which the Debtors commenced the Chapter 11 Cases.

41. “Commission” means the U.S. Securities and Exchange Commission.

42. “Committee” means the official committee of unsecured creditors of the Debtors appointed by the United States Trustee in the Chapter 11 Cases on October 18, 2007, pursuant to section 1102 of the Bankruptcy Code, comprising the Committee Members and as reconstituted from time to time.

43. “Committee Members” means the members of the Committee, namely: (a) Paramount Home Entertainment; (b) The Inland Real Estate Group of Companies, Inc.; (c) Southern Development of Mississippi; (d) Universal Studios Home Entertainment; (e) U.S. Bank National Association, as Indenture Trustee; (f) Coca-Cola Enterprises Bottling Companies; and (g) Twentieth Century Fox Home Entertainment.

44. “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases, subject to all conditions specified in Article IX hereof having been: (a) satisfied; or (b) waived pursuant to Article IX.C hereof.

45. “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.

46. “Confirmation Hearing” means the hearing held by the Bankruptcy Court on Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be continued from time to time.

47. “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

48. “Consenting 11% Senior Note Holders” means those Holders of 11% Senior Note Claims that are parties to the Plan Support Agreement.

49. “Consenting First Lien Holders” means those Holders of First Lien Claims that are parties to the Plan Support Agreement.

50. “Consenting Second Lien Holders” means those Holders of Second Lien Claims that are parties to the Plan Support Agreement.

51. “Consummation” means the occurrence of the Effective Date.

52. “Cure Claim” means a Claim based upon the Debtors’ defaults on an Executory Contract or Unexpired Lease at the time such contract or lease is assumed by the Debtors under section 365 of the Bankruptcy Code.

53. “D&O Liability Insurance Policies” means all insurance policies for directors and officers’ liability maintained by the Debtors as of the Commencement Date, including, without limitation, the Directors and Officers’ Liability (Traditional) policy issued by XL Specialty Insurance and expiring on September 9, 2008 and the Directors and Officers’ Liability (Side A Excess) issued by XL Specialty Insurance and expiring on September 9, 2008 with an automatic six year run off.

54. “Debtor” means one of the Debtors, in its individual capacity as a debtor in these Chapter 11 Cases.

55. “Debtor Release” means the release given by the Debtors to the Debtor Releasees as set forth in Article X.B hereof.

5

56. “Debtor Releasees” means, collectively, (a) all current and former members (including ex officio members), officers, directors and employees of the Debtors, their subsidiaries and the Committee and (b) all attorneys, financial advisors, accountants, investment bankers, investment advisors, actuaries, professionals, agents, affiliates and representatives of the Debtors, their subsidiaries and the Committee, and each of their respective predecessors and successors in interest, and all of their respective current and former members (including ex officio members), officers, directors, employees, partners, attorneys, financial advisors, accountants, managed funds, investment bankers, investment advisors, actuaries, professionals, agents, affiliates and representatives, each in their respective capacities as such; provided, however, that no Non-Released Party will be a Debtor Releasee.

57. “Debtors” means, collectively: Movie Gallery, Inc.; Hollywood Entertainment Corporation; M.G. Digital, LLC; M.G.A. Realty I, LLC; MG Automation LLC; and Movie Gallery US, LLC.

58. “Debtors in Possession” means, collectively, the Debtors, as debtors in possession in these Chapter 11 Cases.

59. “DIP Agent” means The Bank of New York in its capacity as administrative agent and collateral agent.

60. “DIP Arranger” means Goldman Sachs Credit Partners L.P. in its capacity as lead arranger, documentation agent and syndication agent.

61. “DIP Credit Agreement” means that certain $150 million Secured Super-Priority Debtor in Possession Credit and Guaranty Agreement among Movie Gallery, Inc., as borrower, and the other Debtors as guarantors, Goldman Sachs Credit Partners L.P., as lead arranger and syndication agent, The Bank of New York, as administrative agent and collateral agent, Goldman Sachs Credit Partners L.P., as documentation agent and the banks, financial institutions and other lenders parties thereto, as may be amended, modified, ratified, extended, renewed, restated or replaced.

62. “DIP Credit Agreement Claim” means any Claim arising under or related to the DIP Credit Agreement and the other “Credit Documents,” as defined therein.

63. “DIP Lenders” means the DIP Agent, the DIP Arranger and the banks, financial institutions and other lender parties to the DIP Credit Agreement from time to time.

64. “Disclosure Statement” means the Disclosure Statement for the Joint Plan of Reorganization of Movie Gallery, Inc. and Its Debtor Subsidiaries Under Chapter 11 of the Bankruptcy Code dated December 22, 2007, as amended, supplemented or modified from time to time, including all exhibits and schedules thereto and references therein that relate to the Plan, that is prepared and distributed in accordance with the Bankruptcy Code, Bankruptcy Rules and any other applicable law.

65. “Disclosure Statement Order” means that certain order approving the Disclosure Statement.

66. “Disputed Claim” means, with respect to any Claim, any Claim that is not yet Allowed.

67. “Distribution Agent” means any Entity or Entities chosen by the Debtors, which Entities may include, without limitation, the Voting and Claims Agent, the Securities Voting Agent and the Indenture Trustees, to make or to facilitate distributions required by the Plan.

68. “Distribution Date” means the date occurring as soon as reasonably practicable after the Effective Date when distributions under the Plan shall commence, but not later than 30 days after the Effective Date, without further Bankruptcy Court order.

69. “Distribution Record Date” means the date for determining which Holders of Claims are eligible to receive distributions hereunder and shall be the Voting Deadline or such other date as designated in an order of the Bankruptcy Court.

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70. “Effective Date” means the day that is the first Business Day after the Confirmation Date on which: (a) no stay of the Confirmation Order is in effect; and (b) all conditions specified in Article IX.B hereof have been: (i) satisfied; or (ii) waived pursuant to Article IX.C hereof.

71. “Employee-Related Agreement” means each of those certain employee-related agreements that were made available to Sopris and/or its advisors prior to the Commencement Date including, without limitation: (a) senior management employee agreements; (b) employee-related change of control agreements; (c) indemnification agreements; (d) D&O Liability Insurance Policies (and any tail policy with respect thereto) in effect as of the Commencement Date; and (e) any other employee-related agreements that the Debtors may assume, in consultation with Sopris.

72. “Entity” means an entity as defined in section 101(15) of the Bankruptcy Code.

73. “Equity Interest” means any share of common stock, preferred stock or other instrument evidencing an ownership interest in any of the Debtors, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest in a Debtor that existed immediately prior to the Effective Date; provided, however, that Equity Interest does not include any Intercompany Interest.

74. “Estate” means, as to each Debtor, the estate created for the Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

75. “Exculpated Parties” means, collectively: (a) the Debtors; (b) the Reorganized Debtors; (c) the Debtor Releasees; (d) Sopris; (e) the Committee; and (f) all of the current and former members (including ex officio members), officers, directors, employees, partners, attorneys, financial advisors, accountants, managed funds, investment bankers, investment advisors, actuaries, professionals, agents, affiliates and representatives of each of the foregoing Entities (whether current or former, in each case in his, her or its capacity as such); provided, however, that no Non-Released Party will be an Exculpated Party.

76. “Exculpation” means the exculpation provision set forth in Article X.D hereof.

77. “Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

78. “Exit Facility” means the credit facility to be entered into by the Reorganized Debtors on the Effective Date, which provides for a $100 million revolving credit facility and may include a $25 million letter of credit supplement, on commercially reasonable terms for similar transactions reasonably acceptable to: (a) the Debtors; (b) Sopris and (c) the First Lien Lenders (as determined by the Class 3 vote on the Plan).

79. “Fee Claim” means a Claim under sections 328, 330(a), 331, 363, 503 or 1103 of the Bankruptcy Code for Accrued Professional Compensation.

80. “File” or “Filed” means file, filed or filing with the Bankruptcy Court or its authorized designee in these Chapter 11 Cases.

81. “Final DIP Order” means that certain Final Order Pursuant to 11 U.S.C. §§ 105, 361, 362, 363, 364(c), 364(d) and 364(e) and Fed. R. Bankr. P. 4001 and 9014 (I) Authorizing Debtors to Obtain Secured Post-Petition Financing on Super-Priority Priming Lien Basis, Granting Adequate Protection For Priming and Modifying Automatic Stay, (II) Authorizing Debtors to Use Cash Collateral of Existing Secured Lenders and Granting Adequate Protection For Use, And (III) Confirming Authorization for Debtors to Repay Existing Revolver Indebtedness Upon Interim Approval, entered by the Bankruptcy Court on November 16, 2007 [Docket No. 937], as the order may be amended from time to time.

82. “Final Order” means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the subject matter, as entered on the docket in any Chapter 11 Case or the docket of any court of competent jurisdiction, that has not been reversed, stayed, modified or amended, and as to which the time to

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appeal, or seek certiorari or move for a new trial, reargument or rehearing has expired and no appeal or petition for certiorari or other proceedings for a new trial, reargument or rehearing been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been timely Filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument or rehearing shall have been denied, resulted in no modification of such order or has otherwise been dismissed with prejudice.

83. “First Lien Administrative Agent” means Goldman Sachs Credit Partners, L.P., in its capacity as administrative agent, lead arranger and syndication agent.

84. “First Lien Agents” means, collectively, the First Lien Administrative Agent, the First Lien Collateral Agent and the First Lien Documentation Agent, in their capacities as such.

85. “First Lien Claim” means any Claim derived from or based upon the First Lien Credit Facilities, including fees and expenses of the First Lien Agents and their advisors (including, without limitation, the reasonable and documented fees and expenses of Skadden, Arps, Slate, Meagher & Flom, LLP, McGuire Woods LLP and Houlihan Lokey Howard & Zukin) up to the Effective Date, not previously paid by the Debtors.

86. “First Lien Collateral Agent” means Wachovia, in its capacity as such.

87. “First Lien Credit Facilities” means the $725,000,000 Senior Secured First Priority Credit Facilities provided under (a) the First Lien Credit and Guaranty Agreement dated March 8, 2007, as amended, between Movie Gallery, Inc. as borrower and certain Movie Gallery, Inc. subsidiaries as guarantors, Goldman Sachs Credit Partners L.P., as lead arranger, syndication agent and administrative agent, and Wachovia Bank, National Association, as collateral agent and documentation agent, and the banks, financial institutions and other lenders parties thereto and (b) the other “Credit Documents” as defined therein.

88. “First Lien Documentation Agent” means Wachovia Bank, National Association.

89. “First Lien Lenders” means those lenders party to the First Lien Credit Facilities from time to time.

90. “General Unsecured Claim” means any unsecured Claim against any Debtor that is not a Priority Tax Claim, Administrative Claim, Fee Claim, Other Priority Claim, 11% Senior Note Claim, 9.625% Senior Subordinated Note Claim or Intercompany Claim.

91. “Government Bar Date” means April 14, 2008.

92. “Holder” means an Entity holding a Claim or an Equity Interest.

93. “Holder’s Equity Allocation Percentage” means the percentage of the Unsecured Claim Equity Allocation to which the Holder of a Claim making the Cash-Out Election as to such Claim would have been entitled had the Holder instead chosen not to make the Cash-Out Election.

94. “Impaired” means any Claims in an Impaired Class.

95. “Impaired Class” means an impaired Class within the meaning of section 1124 of the Bankruptcy Code.

96. “Indemnification” means the indemnification provision set forth in Article X.E hereof.

97. “Indemnification Provision” means each of the indemnification provisions currently in place whether in the bylaws, certificates of incorporation or other formation documents in the case of a limited liability company, board resolutions or employment contracts for the current and former directors, officers, members (including ex officio members), employees, attorneys, other professionals and agents of the Debtors and such current and former directors, officers and members’ respective Affiliates.

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98. “Indemnified Parties” means, collectively, the Debtors and each of their respective current and former members (including ex officio members), officers, directors, employees and partners, each in their respective capacities as such.

99. “Indenture Trustees” mean, collectively, the 9.625% Senior Subordinated Notes Trustee and the 11% Senior Notes Trustee.

100. “Initial Trust Termination Date” means a date that is the fifth anniversary of the Effective Date.

101. “Intercompany Claim” means any Claim of a Debtor against another Debtor.

102. “Intercompany Interest” means an Equity Interest in a Debtor held by another Debtor or an Equity Interest in a Debtor held by an Affiliate of a Debtor.

103. “Litigation Trust” means that certain trust to be created on the Effective Date for the benefit of the Litigation Trust Beneficiaries in accordance with the provisions of the Litigation Trust Agreement.

104. “Litigation Trust Agreement” means that certain trust agreement, in form and substance satisfactory to the Debtors, Sopris and the Committee and to be Filed as part of the Plan Supplement, that, among other things: (a) establishes and governs the Litigation Trust, (b) sets forth the respective powers, duties and responsibilities of the Litigation Trustee and the Litigation Trust Committee and (c) provides for distribution of Litigation Trust Recovery Proceeds, if any, to the Litigation Trust Beneficiaries.

105. “Litigation Trust Assets” shall consist of: (a) any and all Causes of Action of the Debtors, including Causes of Action arising under Chapter 5 of the Bankruptcy Code, against Entities with whom the Reorganized Debtors are no longer doing business (as determined by the Litigation Trust subject to the good faith consent of Sopris), unless otherwise agreed by Sopris; and (b) all of the Debtors’ claims against the Non-Released Parties; provided, however, that the Litigation Trust shall not pursue any claims that have been released pursuant hereto, including pursuant to Article X or in accordance with an Accommodation Agreement.

106. “Litigation Trust Beneficiaries” means the Holders of Allowed Class 6 Claims and Allowed Class 7 Claims.

107. “Litigation Trust Committee” means the committee to be appointed in accordance with, and to exercise the duties set forth in, the Litigation Trust Agreement as of the Effective Date, which duties shall be in the nature of and/or include advising with respect to the actions of the Litigation Trustee and administration of the Litigation Trust, removing the Litigation Trustee, determining whether an Entity is a permissible defendant and recommending whether Sopris should consent to additional funding for the Litigation Trust. The Litigation Trust Committee shall consist of three (3) members, with one (1) member appointed by the Committee and two (2) members appointed by Sopris.

108. “Litigation Trust Distributions” means distributions of Litigation Trust Recovery Proceeds pursuant to the Litigation Trust Agreement as may be authorized from time to time by the Litigation Trust Committee.

109. “Litigation Trustee” means the Person to be designated by the Committee, identified at or prior to the Confirmation Hearing, and retained as of the Effective Date, as the employee or fiduciary responsible for implementing the applicable provisions of the Plan, with respect to, and administering, the Litigation Trust in accordance with the Plan and the Litigation Trust Agreement, whose powers and responsibilities will include selection of professionals for the Litigation Trust, and any successor Litigation Trustee appointed in accordance with the Litigation Trust Agreement.

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110. “Litigation Trust Recovery Proceeds” means the proceeds of the Litigation Trust Assets recovered by the Litigation Trust, net of direct expenses of the recovery thereof (e.g., the fees, expenses and costs of the subject litigation and collection).

111. “Lock Up Agreement” means that certain Lock Up, Voting and Consent Agreement dated as of October 14, 2007, between the Consenting Second Lien Holders, the Consenting 11% Senior Note Holders, Sopris and the Debtors, as amended from time to time in accordance with the terms thereof.

112. “Management and Director Equity Incentive Program” means a post-Effective Date director and officer compensation incentive program, approved by the New Board, providing for 10% of the New Common Stock, on a fully-diluted basis, to be reserved for issuance as grants of equity, restricted stock or options.

113. “MG Real Estate” means one or more special purpose real estate entities to be formed by the Debtors or the Reorganized Debtors, either as corporations, limited liability corporations, partnerships, limited liability partnerships, trusts, or other type of entities, to hold the Debtors’ owned and leased real property interests.

114. “New Board” means the initial board of directors of Reorganized Movie Gallery.

115. “New Common Stock” means 60,000,000 shares of common stock in Reorganized Movie Gallery, par value $.01 per share, to be authorized pursuant to Reorganized Movie Gallery’s charter, of which no more than 25,000,000 shares shall be initially issued on the Effective Date pursuant to the Plan.

116. “Non-Released Parties” means those Entities identified in the Plan Supplement as Non-Released Parties.

117. “Notice of Amended and Restated Credit Agreements” means one or more notices to be Filed no later than five (5) Business Days prior to the Voting Deadline attaching the proposed forms of the Amended and Restated First Lien Credit Agreement and the Amended and Restated Second Lien Credit Agreement.

118. “Ordinary Course Professionals Order” means that certain Order Authorizing the Debtors’ Retention and Compensation of Certain Professionals Utilized in the Ordinary Course of Business, entered by the Bankruptcy Court on October 18, 2007 [Docket No. 128], as the order may be amended from time to time.

119. “Other Priority Claim” means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim.

120. “Other Secured Claim” means any secured Claim, other than a: (a) DIP Credit Agreement Claim; (b) First Lien Claim; or (c) Second Lien Claim.

121. “Periodic Distribution Date” means the first Business Day that is as soon as reasonably practicable occurring approximately 60 days after the Distribution Date, and for the first year thereafter, the first Business Day that is as soon as reasonably practicable occurring approximately 60 days after the immediately preceding Periodic Distribution Date. After one year thereafter, the Periodic Distribution Date will occur on the first Business Day that is as soon as reasonably practicable occurring approximately 90 days after the immediately preceding Periodic Distribution Date.

122. “Person” means a person as defined in section 101(41) of the Bankruptcy Code.

123. “Plan” means this First Amended Joint Plan of Reorganization of Movie Gallery, Inc. and Its Debtor Subsidiaries Under Chapter 11 of the Bankruptcy Code dated February 4, 2008, as amended, supplemented or modified from time to time, including, without limitation, the Plan Supplement, which is incorporated herein by reference.

124. “Plan Administrator” means William Kaye, the Chairman of the Committee, to be retained as of the Effective Date, as an independent fiduciary responsible under a document to be included in the Plan Supplement

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for the matters set forth therein, which matters are to be in the nature of and/or include supervising the Reorganized Debtors in their selection of counsel for and with respect to their review of, objections to, other litigation with respect to, and the settlement or compromise of Disputed General Unsecured Claims subject to a reasonable budget and other limitations, and any successor Plan Administrator nominated by the member of the Litigation Trust Committee appointed by the Committee or his or her successor or, if none, appointed by the Bankruptcy Court. It is intended that the same person shall serve in the capacities of Litigation Trustee and Plan Administrator. The Bankruptcy Court may remove the Plan Administrator.

125. “Plan Supplement” means the compilation of documents and forms of documents, schedules and exhibits to be Filed no later than five (5) Business Days prior to the hearing at which the Bankruptcy Court considers whether to confirm the Plan, as amended, supplemented or modified from time to time in accordance with the terms hereof and the Bankruptcy Code and the Bankruptcy Rules, comprising, without limitation, the following documents: (a) new organizational documents; (b) to the extent known, the identity of the members of the New Board and the nature of any compensation for any member of the New Board who is an “insider” under the Bankruptcy Code; (c) the list of Non-Released Parties; (d) the list of Executory Contracts and Unexpired Leases to be assumed; (e) the Registration Rights Agreement; (f) a list of Executory Contracts and Unexpired Leases that the Debtors may have determined, at that time, to reject; (g) the document governing the role and relationship between the Reorganized Debtors and the Plan Administrator; and (h) the Litigation Trust Agreement.

126. “Plan Support Agreement” means that certain Plan Support Agreement dated January 22, 2007, between Consenting First Lien Holders, Consenting Second Lien Holders, the Consenting 11% Senior Note Holders, Sopris and the Debtors, as amended from time to time in accordance with the terms thereof.

127. “Plan Term Sheet” means that certain Proposed Restructuring Term Sheet attached as Exhibit A to the Lock Up Agreement.

128. “Pre-Money Equity Value” means $100 million.

129. “Priority Tax Claim” means any Claim of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

130. “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

131. “Pro Rata” means the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in that Class, or the proportion that Allowed Claims in a particular Class bear to the aggregate amount of Allowed Claims in a particular Class and other Classes entitled to share in the same recovery as such Allowed Claim under the Plan.

132. “Reallocated Class 7A Share” means a portion, divided among Class 6, Class 7B and Class 7E Pro Rata based on their otherwise applicable relative allocations of the Unsecured Claim Equity Allocation, Warrants and Litigation Trust Distributions, of the Unsecured Claim Equity Allocation, Warrants and/or Litigation Trust Distributions that are not paid or distributed to Holders of Class 7A Claims, but would have been distributed to such Holders if no such Holder’s Equity Allocation Percentage when multiplied by the Pre-Money Equity Value exceeded 9% of the Holder’s Allowed Claim.

133. “Record Date” means February 5, 2008.

134. “Registration Rights Agreement” means a registration rights agreement substantially in the form set forth in the Plan Supplement obligating the Reorganized Debtors to register for resale certain shares of New Common Stock under the Securities Act of 1933 in accordance with the terms set forth in such registration rights agreement.

135. “Reinstated Second Lien Claim” means any Second Lien Claim other than a Sopris Second Lien Claim.

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136. “Releasing Parties” means all current and former First Lien Agents, all current and former Second Lien Agents, the DIP Agent, the DIP Arranger, the DIP Lenders, the First Lien Lenders, the Second Lien Lenders, the Committee, the Committee Members, Sopris, Holders of 11% Senior Note Claims, Holders of 9.625% Senior Subordinated Note Claims and all Holders of Claims, except those Holders of Claims who vote to reject the Plan.

137. “Reorganized Debtors” means the Debtors, in each case, or any successor thereto, by merger, consolidation or otherwise, on or after the Effective Date.

138. “Reorganized Movie Gallery” means Movie Gallery, Inc. or any successor thereto, by merger, consolidation or otherwise, on or after the Effective Date.

139. “Retained Professional” means any Entity: (a) employed in these Chapter 11 Cases pursuant to a Final Order in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to sections 327, 328, 329, 330 or 331 of the Bankruptcy Code; or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code, but not including those Entities whose compensation or reimbursement is allowed pursuant to Article III.E hereof.

140. “Retained Professionals Escrow Account” means a segregated account funded and maintained by the Reorganized Debtors in the amount of the Accrued Professional Compensation, commencing on the Effective Date, solely for the purpose of paying the Allowed Professional Compensation.

141. “Rights Offering” means that certain $50 million New Common Stock rights offering backstopped by the Backstop Party, the terms of which are set forth in the Backstop Rights Purchase Agreement.

142. “Rights Offering Amount” means $50 million.

143. “Rights Offering Commitment Fee” means 2.3% of the Rights Offering Amount.

144. “Rights Offering Commitment Fee Equity Allocation” means a percentage of New Common Stock to be issued to Sopris on the Effective Date equal to the Rights Offering Commitment Fee divided by the Adjusted Equity Value, subject to dilution by the issuance of options, equity or equity-based grants in connection with the Reorganized Debtors’ Management and Director Equity Incentive Program.

145. “Rights Offering Equity Allocation” means a percentage of New Common Stock to be issued on the Effective Date equal to the Rights Offering Amount divided by the Adjusted Equity Value, subject to dilution by the issuance of options, equity or equity-based grants in connection with the Reorganized Debtors’ Management and Director Equity Incentive Program.

146. “Rights Offering Exercise Price” means the Rights Offering Amount divided by the number of Rights Offering Shares.

147. “Rights Offering Participant” means each Holder of the 11% Senior Notes.

148. “Rights Offering Shares” means the shares of New Common Stock to be sold through the Rights Offering, as calculated by the Rights Offering Equity Allocation.

149. “Rights Offering Term Sheet” means the term sheet attached hereto as Exhibit C.

150. “Schedules” mean, collectively, the schedules of assets and liabilities, schedules of Executory Contracts and Unexpired Leases and statements of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code and in substantial accordance with the Official Bankruptcy Forms, as the same may have been amended, modified or supplemented from time to time.

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151. “Secondary Liability Claim” means any Claim that arises from a Debtor being liable as a guarantor of, or otherwise being jointly, severally or secondarily liable for, any contractual, tort or other obligation of another Debtor, including, without limitation, any Claim based on: (a) guaranties of collection, payment or performance; (b) indemnity bonds, obligations to indemnify or obligations to hold harmless; (c) performance bonds; (d) contingent liabilities arising out of contractual obligations or out of undertakings (including any assignment or other transfer) with respect to leases, operating agreements or other similar obligations made or given by a Debtor relating to the obligations or performance of another Debtor; (e) vicarious liability; (f) liabilities arising out of piercing the corporate veil, alter ego liability or similar legal theories; or (g) any other joint or several liability that any Debtor may have in respect of any obligation of another Debtor that is the basis of a Claim.

152. “Second Lien Administrative Agent” means Wells Fargo Bank, N.A., as successor to CapitalSource Finance LLC, in its capacity as such.

153. “Second Lien Agents” means the Second Lien Administrative Agent, the Second Lien Collateral Agent and the Second Lien Syndication Agent, in their capacities as such.

154. “Second Lien Claim” means any Claim derived from or based upon the Second Lien Credit Agreement, including principal amount plus all accrued cash and PIK interest (as defined in the Second Lien Credit Agreement), and reasonable and documented fees and expenses of the Second Lien Administrative Agent and the Second Lien Collateral Agent and their advisors (including, without limitation, the fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, Venable LLP and Blackstone Advisory Services LP) up to the Effective Date, to the extent not previously paid by the Debtors.

155. “Second Lien Collateral Agent” means Wells Fargo Bank, N.A., as agent, as successor to CapitalSource Finance LLC, in its capacity as such.

156. “Second Lien Conversion” means the conversion of the Allowed Sopris Second Lien Claims into the Second Lien Conversion Equity Allocation.

157. “Second Lien Conversion Equity Allocation” means a percentage of New Common Stock to be issued on the Effective Date equal to the Allowed Sopris Second Lien Claims divided by the Adjusted Equity Value, subject to dilution by the issuance of options, equity or equity based grants in connection with the Reorganized Debtors’ Management and Director equity Incentive Program.

158. “Second Lien Credit Agreement” means that certain Second Lien Credit and Guaranty Agreement dated March 8, 2007, between Movie Gallery, Inc., as borrower, the Second Lien Administrative Agent, Goldman Sachs Credit Partners, L.P., as Lender, Syndication Agent and Lead Arranger, those lenders party thereto, the Second Lien Collateral Agent and Hollywood Entertainment Corporation, M.G. Digital, LLC, M.G.A. Realty I, LLC, MG Automation LLC and Movie Gallery US, LLC, as guarantors.

159. “Second Lien Lenders” means the lenders party to the Second Lien Credit Agreement from time to time.

160. “Second Lien Syndication Agent” means Goldman Sachs Credit Partners L.P., in its capacity as lead arranger and syndication agent.

161. “Securities Act” means the United States Securities Act of 1933, as amended.

162. “Securities Voting Agent” means the securities voting agent for the Debtors with respect to those Claims based on publicly-traded securities.

163. “Sopris” means Sopris Capital Advisors LLC.

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164. “Sopris Second Lien Claims” means any Second Lien Claim held by Sopris, the aggregate principal amount of which is estimated to be $72,235,000 as of the Commencement Date, plus accrued and PIK Interest (as defined in the Second Lien Credit Agreement) thereon.

165. “Sopris Senior Notes Commitment” means the commitment by Sopris, set forth in the Backstop Rights Purchase Agreement, to purchase shares in the Rights Offering in an amount equal to its current proportionate ownership of the 11% Senior Notes.

166. “Stock and Warrant Reserve” means the New Common Stock and Warrants held in reserve pursuant to Article VII.B.3 hereof.

167. “Studio” means one of the Debtors’ movie studio suppliers.

168. “Studio Motion” means that certain Motion of the Debtors for Interim and Final Orders Authorizing, but Not Directing, the Debtors, in their Discretion, to Enter into Accommodation Agreements with Major Movie Studio Suppliers and to Pay Prepetition Obligations in Connection Therewith, Filed on October 16, 2007 [Docket No. 31].

169. “Studio Order” means that certain Final Order Authorizing, but Not Directing, the Debtors, in their Discretion, to Enter into Accommodation Agreements with Major Movie Studio Suppliers and to Pay Prepetition Obligations in Connection Therewith, entered on November 9, 2007 [Docket No. 805].

170. “Subscription Right” means a right to participate in the Rights Offering.

171. “Third Party Releasees” means, collectively, all current and former First Lien Agents, all current and former Second Lien Agents, the DIP Agent, the DIP Arranger, the DIP Lenders, the First Lien Lenders, the Second Lien Lenders, Sopris, Holders of 11% Senior Note Claims, Holders of 9.625% Senior Subordinated Note Claims, the Committee and the Indenture Trustees, each in their capacities as such.

172. “Tort Claim” means any Claim that has not been settled, compromised or otherwise resolved that: (a) arises out of allegations of personal injury, wrongful death, property damage, products liability or similar legal theories of recovery; or (b) arises under any federal, state or local statute, rule, regulation or ordinance governing, regulating or relating to protection of human health, safety or the environment.

173. “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

174. “Unimpaired” means, with respect to a Class of Claims or Equity Interests, a Claim or an Equity Interest that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

175. “Unimpaired Class” means an unimpaired Class within the meaning of section 1124 of the Bankruptcy Code.

176. “Unsecured Claim Equity Allocation” means a percentage of New Common Stock to be issued on the Effective Date equal to the Pre-Money Equity Value divided by the Adjusted Equity Value, subject to dilution by the issuance of options, equity or equity-based grants in connection with the Reorganized Debtors’ Management and Director Equity Incentive Program.

177. “Voting and Claims Agent” means Kurtzman Carson Consultants LLC, in its capacity as notice, claims and balloting agent for the Debtors, pursuant to that certain Order Authorizing the Employment and Retention of Kurtzman Carson Consultants LLC as Notice, Claims and Balloting Agent for the Debtors and Debtors in Possession, entered by the Bankruptcy Court on October 18, 2007 [Docket No. 112].

178. “Voting Classes” means, collectively, Classes 3, 4, 5, 6, 7A, 7B, 7C, 7D, 7E and 7F.

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179. “Voting Deadline” means [xx], 2008, which is the date by which all Ballots must be received by the Voting and Claims Agent in accordance with the Disclosure Statement Order.

180. “Warrants” mean warrants to purchase 5% of the fully-diluted New Common Stock at an exercise price of 200% of the Rights Offering Exercise Price per share with a term of 7 years, as more fully set forth in the Warrant Agreement.

181. “Warrant Agreement” means that certain agreement setting forth the terms and conditions of the Warrants, including provisions permitting the cashless exercise of the Warrants and customary anti-dilution provisions other than as to dilution by the issuance of options, equity or equity-based grants in connection with the Reorganized Debtors’ Management and Director Equity Incentive Program, to be Filed as part of the Plan Supplement.

ARTICLE II.

ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS

A.	Administrative Claims

Each Holder of an Allowed Administrative Claim shall be paid the full unpaid amount of such Claim in Cash (a) on or as soon as reasonably practicable after the Effective Date, (b) if such Claim is Allowed after the Effective Date, on or as soon as reasonably practicable after the date such Claim is Allowed or (c) upon such other terms as may be agreed upon by the Debtors or the Reorganized Debtors, as applicable, and such Holder or otherwise upon an order of the Bankruptcy Court.

1.	Bar Date for Administrative Claims

Except as otherwise provided in this Article II.A hereof, unless previously Filed, requests for payment of Administrative Claims must be Filed and served on the Reorganized Debtors pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than 60 days after the Effective Date. Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims that do not File and serve such a request by the applicable Claims Bar Date shall be forever barred, estopped and enjoined from asserting such Administrative Claims against the Debtors or their property and such Administrative Claims shall be deemed discharged as of the Effective Date. Objections to such requests must be Filed and served on the Reorganized Debtors and the requesting party by the later of (a) 180 days after the Effective Date and (b) 90 days after the Filing of the applicable request for payment of Administrative Claims, if applicable.

2.	Professional Compensation

Retained Professionals or other Entities asserting a Fee Claim for services rendered before the Confirmation Date must File and serve on the Reorganized Debtors and such other Entities who are designated by the Bankruptcy Rules, the Confirmation Order or other order of the Bankruptcy Court an application for final allowance of such Fee Claim no later than 45 days after the Effective Date; provided that the Reorganized Debtors may pay Retained Professionals or other Entities in the ordinary course of business for any work performed after the Confirmation Date; provided, further, that any professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date, without further Bankruptcy Court order, pursuant to the Ordinary Course Professionals Order. Objections to any Fee Claim must be Filed and served on the Reorganized Debtors and the requesting party by the later of (a) 75 days after the Effective Date and (b) 30 days after the Filing of the applicable request for payment of the Fee Claim. To the extent necessary, the Confirmation Order shall amend and supersede any previously entered order of the Bankruptcy Court regarding the payment of Fee Claims. Each Holder of an Allowed Fee Claim shall be paid by the Reorganized Debtors in cash from the Retained Professional Escrow Account or from the Reorganized Debtors if such account is insufficiently funded.

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3.	Ordinary Course Liabilities

Holders of Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business, including Claims based on liabilities under Accommodation Agreements, are not required to File or serve any request for payment of such Administrative Claims and such Administrative Claims shall be paid for in such Debtor’s ordinary course of business.

4.	Payment to Financial and Restructuring Advisors to the Committee

On or as soon as reasonably practicable after the Effective Date and in consideration for its services, Imperial Capital LLC shall receive (a) an amount in Cash equal to $1.0 million, subject to a credit of $125,000 per month for such amount paid or payable by the Debtors to either Imperial Capital LLC or CRG Partners Group LLC for any month of services occurring on or after February 1, 2008, and (b) an amount of shares of New Common Stock calculated by dividing $600,000 by the Rights Offering Exercise Price.

Additionally, the Debtors or the Reorganized Debtors, as applicable, will pay CRG Partners Group LLC their reasonable and documented fees and expenses, subject to additional limitations beginning on January 1, 2008 as have been agreed upon by the Debtors, CRG Partners Group LLC, Sopris and the Committee, provided that such amount paid to CRG Partners Group LLC for services or expenses incurred after February 1, 2008 will be deducted from the amount of monthly advisory fees to be paid to Imperial Capital LLC.

B.	DIP Credit Agreement Claims

As required by section 1129 of the Bankruptcy Code and the terms of the Final DIP Order, the DIP Credit Agreement Claims shall be paid in full in Cash on the Effective Date.

C.	Bar Date for Cure Claims

Requests for payment of Cure Claims must be Filed and served in accordance with the provisions of Article VI.C hereof.

D.	Priority Tax Claims

Each Holder of an Allowed Priority Tax Claim due and payable on or prior to the Effective Date shall receive, as soon as reasonably practicable after the Effective Date, on account of such Claim: (1) Cash in an amount equal to the amount of such Allowed Priority Tax Claim; (2) Cash in an amount agreed to by the Debtors or the Reorganized Debtors, as applicable, and such Holder; provided, however, that such parties may further agree for the payment of such Allowed Priority Tax Claim at a later date; or (3) at the option of the Debtors, Cash in an aggregate amount of such Allowed Priority Claim payable in installment payments over a period not more than five years after the Commencement Date, pursuant to section 1129(a)(9)(C) of the Bankruptcy Code.

ARTICLE III.

CLASSIFICATION AND TREATMENT

OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

A.	Summary

1. The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes, including, without limitation, voting, Confirmation and distribution pursuant hereto and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. The Plan deems a Claim or Equity Interest to be classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or an Equity Interest is in a particular Class only to the extent that any such Claim or Equity Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.

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2.	Summary of Classification and Treatment of Classified Claims and Equity Interests

Class	Claim	Status	Voting Rights
1	Other Priority Claims	Unimpaired	Deemed to Accept
2	Other Secured Claims	Unimpaired	Deemed to Accept
3	First Lien Claims	Impaired	Entitled to Vote
4	Second Lien Claims	Impaired	Entitled to Vote
5	Studio Claims	Impaired	Entitled to Vote
6	11% Senior Note Claims	Impaired	Entitled to Vote
7A	General Unsecured Claims against Movie Gallery, Inc.	Impaired	Entitled to Vote
7B	General Unsecured Claims against Movie Gallery US, LLC	Impaired	Entitled to Vote
7C	General Unsecured Claims against M.G.A. Realty I, LLC	Impaired	Entitled to Vote
7D	General Unsecured Claims against M.G. Digital, LLC	Impaired	Entitled to Vote
7E	General Unsecured Claims and 9.625% Senior Subordinated Note Claims against Hollywood Entertainment Corporation	Impaired	Entitled to Vote
7F	General Unsecured Claims against MG Automation LLC	Impaired	Entitled to Vote
8	Equity Interests in Movie Gallery, Inc.	Impaired	Deemed to Reject
9	Intercompany Interests	Impaired	Deemed to Reject

B.	Classification and Treatment of Claims and Equity Interests

1.	Class 1—Other Priority Claims.

(a)	Classification: Class 1 consists of the Other Priority Claims against the Debtors.

(b)	Treatment: The legal, equitable and contractual rights of the Holders of Allowed Class 1 Claims are unaltered. Unless otherwise agreed to by the Holders of the Allowed Class 1 Claims and the Debtors, each Holder of an Allowed Class 1 Claim shall receive, in full and final satisfaction of such Allowed Class 1 Claim, payment of the Allowed Class 1 Claim in full in Cash on or as soon as reasonably practicable after the Effective Date.

(c)	Voting: Class 1 is an Unimpaired Class, and the Holders of Class 1 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class 1 Claims are not entitled to vote to accept or reject the Plan.

2.	Class 2—Other Secured Claims.

(a)	Classification: Class 2 consists of the Other Secured Claims against the Debtors.

(b)

Treatment: On or as soon as reasonably practicable after the Effective Date, Holders of Allowed Class 2 Claims shall receive one of the following treatments, in the sole discretion of the Debtors, in consultation with Sopris, in full and final satisfaction of such Allowed Other Secured Claims: (i) the Debtors or the Reorganized Debtors shall pay such Allowed Other Secured Claims in full in Cash; (ii) the Debtors or the Reorganized Debtors shall deliver the collateral securing any such Allowed Other Secured Claim and

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pay any interest required to be paid under section 506(b) of the Bankruptcy Code; or (iii) the Debtors or the Reorganized Debtors will otherwise treat any Allowed Other Secured Claim in any other manner such that the Claim shall be rendered Unimpaired.

(c)	Voting: Class 2 is an Unimpaired Class, and the Holders of Class 2 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class 2 Claims are not entitled to vote to accept or reject the Plan.

3.	Class 3—First Lien Claims

(a)	Classification: Class 3 consists of First Lien Claims against the Debtors.

(b)	Allowance: The First Lien Claims shall be Allowed and deemed to be Allowed Claims in the amount of $598,501,500 as of February 1, 2008, plus (i) reimbursement obligations of up to $23,500,000 with respect to synthetic letters of credit, (ii) interest and fees payable from February 1, 2008 through and including the Effective Date, (iii) fees and expenses payable to the First Lien Agents through and including the Effective Date and (iv) contingent and unliquidated Claims arising under the First Lien Credit Facility, including for indemnification; which Allowed Claims shall not be subject to any avoidance, reductions, setoff, offset, characterization, subordination, counterclaims, cross-claims, defenses, disallowance, impairment or any other challenges under applicable law or regulation by any Entity.

(c)	Treatment: Holders of Allowed Class 3 Claims shall receive, in full and final satisfaction of such Allowed Class 3 Claims, their Pro Rata share of the Reorganized Debtors’ obligations under the Amended and Restated First Lien Credit Agreement.

(d)	Voting: Class 3 is Impaired, and Holders of Class 3 Claims are entitled to vote to accept or reject the Plan.

4.	Class 4—Second Lien Claims

(a)	Classification: Class 4 consists of Second Lien Claims against the Debtors, which are comprised of the Reinstated Second Lien Claims and the Sopris Second Lien Claims.

(b)	Allowance: The Second Lien Claims shall be Allowed and deemed to be Allowed Claims in the amount of $191,486,419.32 as of February 1, 2008, plus interest payable from February 1, 2008 through and including the Effective Date, plus fees and expenses payable to the Second Lien Administrative Agent and Second Lien Collateral Agent through and including the Effective Date, which Allowed Claims shall not be subject to any avoidance, reductions, setoff, offset, characterization, subordination, counterclaims, cross-claims, defenses, disallowance, impairment or any other challenges under any applicable law or regulation by any Entity. The Sopris Second Lien Claims shall be deemed Allowed in the amount of $72,235,000 as of the Commencement Date plus accrued and PIK Interest thereon from the Commencement Date through the Effective Date.

(c)	Treatment of the Reinstated Second Lien Claims: Holders of Allowed Reinstated Second Lien Claims shall receive, in full and final satisfaction of such Allowed Class 4 Claims, their Pro Rata share of the Reorganized Debtors’ obligations under the Amended and Restated Second Lien Credit Agreement (taking into account the Second Lien Conversion).

Treatment of the Sopris Second Lien Claims: The Allowed Sopris Second Lien Claims shall receive the Second Lien Conversion Equity Allocation, in full and final satisfaction of such Allowed Sopris Second Lien Claims.

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(d)	Voting: Class 4 is Impaired, and Holders of Class 4 Claims are entitled to vote to accept or reject the Plan.

5.	Class 5—Studio Claims

(a)	Classification: Class 5 consists of Claims of Studios who have entered into Accommodation Agreements with the Debtors.

(b)	Treatment: On or as soon as reasonably practicable after the Effective Date, each Holder of an Allowed Class 5 Claim shall receive, in full and final satisfaction of its Allowed Class 5 Claim, the consideration contained in each Holder’s respective Accommodation Agreement.

(c)	Voting: Class 5 is Impaired, and Holders of Class 5 Claims are entitled to vote to accept or reject the Plan.

6.	Class 6—11% Senior Note Claims

(a)	Classification: Class 6 consists of 11% Senior Note Claims against the Debtors.

(b)	Treatment: On or as soon as reasonably practicable after the Effective Date, each Holder of an Allowed Class 6 Claim shall receive, in full and final satisfaction of such Allowed Class 6 Claims, its Pro Rata share of (i) 75.445% (plus its Reallocated Class 7A Share, if any) of the Unsecured Claim Equity Allocation, (ii) 75.9% (plus its Reallocated Class 7A Share, if any) of the Warrants, (iii) 75.9% (plus its Reallocated Class 7A Share, if any) of the Litigation Trust Distributions and (iv) Subscription Rights, in an amount as calculated by the Rights Offering Equity Allocation.

(c)	Voting: Class 6 is Impaired, and Holders of Class 6 Claims are entitled to vote to accept or reject the Plan.

7.	Class 7— General Unsecured Claims

(a)	Class 7A—General Unsecured Claims against Movie Gallery, Inc.

(i)	Classification: Class 7A consists of General Unsecured Claims against Movie Gallery, Inc.

(ii)	Treatment: On or as soon as reasonably practicable after the Effective Date, each Holder of an Allowed Class 7A Claim shall receive, in full and final satisfaction of such Allowed Class 7A Claim:

(a) if the Holder’s Equity Allocation Percentage multiplied by the Pre-Money Equity Value does not result in an amount exceeding 9% of its Allowed Claim, at its option, either (1) its Pro Rata share of 0.596% of the Unsecured Claim Equity Allocation, its Pro Rata share of 0.6% of the Warrants and its Pro Rata share of 0.6% of the Litigation Trust Distributions or (2) in exchange for assigning to Sopris such Holder’s Allowed Class 7A Claim and making the Cash-Out Election, an amount in Cash to be paid by Sopris equal to the Cash-Out Value; or

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(b) if the Holder’s Equity Allocation Percentage multiplied by the Pre-Money Equity Value results in an amount exceeding 9% of its Allowed Claim, at its option, either (1) the portion of the Unsecured Claim Equity Allocation equal to 9% of its Allowed Claim divided by the Pre-Money Equity Value or (2) in exchange for assigning to Sopris such Holder’s Allowed Class 7A Claim and making the Cash-Out Election, an amount in Cash to be paid by Sopris equal to the Cash-Out Value of the portion of Unsecured Claim Equity Allocation described in subpart (1) of this paragraph (not to exceed 4.5% of the amount of its Allowed Claim).

(iii)	Voting: Class 7A is Impaired, and Holders of Class 7A Claims are entitled to vote to accept or reject the Plan.

(b)	Class 7B—General Unsecured Claims against Movie Gallery US, LLC

(i)	Classification: Class 7B consists of General Unsecured Claims against Movie Gallery US, LLC.

(ii)	Treatment: On or as soon as reasonably practicable after the Effective Date, each Holder of an Allowed Class 7B Claim shall receive, in full and final satisfaction of such Allowed Class 7B Claim, at its option, either (a) its Pro Rata share of 6.262% (plus its Reallocated Class 7A Share, if any) of the Unsecured Claim Equity Allocation, its Pro Rata share of 6.3% (plus its Reallocated Class 7A Share, if any) of the Warrants and its Pro Rata share of 6.3% (plus its Reallocated Class 7A Share, if any) of the Litigation Trust Distributions or (b) in exchange for assigning to Sopris such Holder’s Allowed Class 7B Claim and making the Cash-Out Election, an amount in Cash to be paid by Sopris equal to the Cash-Out Value.

(iii)	Voting: Class 7B is Impaired, and Holders of Class 7B Claims are entitled to vote to accept or reject the Plan.

(c)	Class 7C—General Unsecured Claims against M.G.A. Realty I, LLC

(i)	Classification: Class 7C consists of General Unsecured Claims against M.G.A. Realty I, LLC.

(ii)	Treatment: On or as soon as reasonably practicable after the Effective Date, each Holder of an Allowed Class 7C Claim shall receive, in full and final satisfaction of such Allowed Class 7C Claim, its Pro Rata share of $5,000 in Cash.

(iii)	Voting: Class 7C is Impaired, and Holders of Class 7C Claims are entitled to vote to accept or reject the Plan.

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(d)	Class 7D—General Unsecured Claims against M.G. Digital, LLC

(i)	Classification: Class 7D consists of General Unsecured Claims against M.G. Digital, LLC.

(ii)	Treatment: On or as soon as reasonably practicable after the Effective Date, each Holder of an Allowed Class 7D Claim shall receive, in full and final satisfaction of such Allowed Class 7D Claim, its Pro Rata share of $20,000 in Cash.

(iii)	Voting: Class 7D is Impaired, and Holders of Class 7D Claims are entitled to vote to accept or reject the Plan.

(e)	Class 7E—General Unsecured Claims and 9.625% Senior Subordinated Note Claims against Hollywood Entertainment Corporation

(i)	Classification: Class 7E consists of the General Unsecured Claims against Hollywood Entertainment Corporation and the 9.625% Senior Subordinated Note Claims.

(ii)	Treatment: On or as soon as reasonably practicable after the Effective Date, each Holder of an Allowed Class 7E General Unsecured Claim or Allowed 9.625% Senior Subordinated Note Claim against Hollywood Entertainment Corporation shall receive, in full and final satisfaction of such Allowed Class 7E Claim, at its option, either (a) its Pro Rata share of 17.097% (plus its Reallocated Class 7A Share, if any) of the Unsecured Claim Equity Allocation, its Pro Rata share of 17.2% (plus its Reallocated Class 7A Share, if any) of the Warrants and its Pro Rata share of 17.2% (plus its Reallocated Class 7A Share, if any) of the Litigation Trust Distributions or (b) in exchange for assigning to Sopris such Holder’s Allowed Class 7E Claim and making the Cash-Out Election, an amount in Cash to be paid by Sopris equal to the Cash-Out Value.

(iii)	Voting: Class 7E is Impaired, and Holders of Class 7E Claims are entitled to vote to accept or reject the Plan.

(f)	Class 7F—General Unsecured Claims against MG Automation LLC

(i)	Classification: Class 7F consists of the General Unsecured Claims against MG Automation LLC.

(ii)	Treatment: On or as soon as reasonably practicable after the Effective Date, each Holder of an Allowed Class 7F Claim shall receive, in full and final satisfaction of such Allowed Class 7F Claim, its Pro Rata share of $5,000 in Cash.

(iii)	Voting: Class 7F is Impaired, and Holders of Class 7F Claims are entitled to vote to accept or reject the Plan.

8.	Class 8— Equity Interests in Movie Gallery, Inc.

(a)	Classification: Class 8 consists of all Equity Interests in Movie Gallery, Inc.

(b)	Treatment: On the Effective Date, all Class 8 Equity Interests shall be deemed canceled and shall be of no further force and effect, whether surrendered for cancellation or otherwise, and there shall be no distribution to the Holders of Class 8 Equity Interests.

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(c)	Voting: Class 8 is Impaired, and Holders of Class 8 Equity Interests are conclusively deemed to reject the Plan. Therefore, Holders of Class 8 Equity Interests are not entitled to vote to accept or reject the Plan.

9.	Class 9—Intercompany Interests

(a)	Classification: Class 9 consists of all Intercompany Interests in the Debtors.

(b)	Treatment: Class 9 Intercompany Interests will not receive any distribution on account of such interests. Nonetheless, Intercompany Interests will not be canceled and, to implement the Plan, will be addressed as set forth below in Article V.D.

(c)	Voting: Class 9 is Impaired, and Holders of Class 9 Interests are conclusively deemed to reject the Plan. Therefore, the Holders of Class 9 Interests are not entitled to vote to accept or reject the Plan.

C.	Intercompany Claims

Notwithstanding anything herein to the contrary, Holders of Intercompany Claims shall not be eligible to receive any distribution on account of such Claim; the treatment of the Class 7 Claims accounts for such Intercompany Claims and includes compromises and settlements on account thereof.

D.	Special Provision Governing Unimpaired Claims

Except as otherwise provided herein, nothing under the Plan shall affect the Debtors’ rights in respect of any Unimpaired Claims, including, without limitation, all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claims.

E.	Special Provisions Regarding the Treatment of Allowed Secondary Liability Claims

The classification and treatment of Allowed Claims under the Plan take into consideration all Allowed Secondary Liability Claims. On the Effective Date, the Allowed Secondary Liability Claims arising from or related to any Debtor’s joint or several liability for the obligations under any (1) Allowed Claim that is being reinstated under the Plan or (2) Executory Contract or Unexpired Lease that is being assumed or deemed assumed by another Debtor or under any Executory Contract or Unexpired Lease that is being assumed by a Debtor (whether or not assigned to another Debtor or any other Entity) shall be reinstated.

F.	Discharge of Claims

Pursuant to section 1141(c) of the Bankruptcy Code, all Claims and Equity Interests that are not expressly provided for and preserved herein shall be extinguished upon Confirmation. Upon Confirmation, the Debtors and all property dealt with herein shall be free and clear of all such claims and interests, including, without limitation, liens, security interests and any and all other encumbrances.

ARTICLE IV.

ACCEPTANCE OR REJECTION OF THE PLAN

A.	Presumed Acceptance of Plan

Classes 1 and 2 are Unimpaired under the Plan, and are, therefore, presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

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B.	Voting Classes

Each Holder of an Allowed Claim as of the Record Date in each of the Voting Classes shall be entitled to vote to accept or reject the Plan.

C.	Acceptance by Impaired Classes of Claims

Pursuant to section 1126(c) of the Bankruptcy Code and except as otherwise provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims has accepted the Plan if the Holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims in such Class actually voting have voted to accept the Plan.

D.	Presumed Rejection of Plan

Classes 8 and 9 are Impaired and shall receive no distribution under the Plan on account of their Claims or Interests, and are, therefore, presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

E.	Cramdown

The Debtors request Confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Impaired Class that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. The Debtors reserve the right to modify the Plan in accordance with Article XIII.F hereof to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

ARTICLE V.

MEANS FOR IMPLEMENTATION OF THE PLAN

A.	Corporate Existence

Except to the extent that a Debtor ceases to exist pursuant hereto, each Debtor shall continue to exist after the Effective Date as a separate corporate entity or limited liability company, with all the powers of a corporation or limited liability company pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents in the case of a limited liability company) in effect prior to the Effective Date, except to the extent such certificate of incorporation or bylaws (or other formation documents in the case of a limited liability company) are amended by the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be authorized pursuant hereto and without the need for any other approvals, authorizations, actions or consents.

B.	Creation of MG Real Estate

As necessary or appropriate to facilitate the collateralization requirements under the Exit Facility and the Amended and Restated First Lien Credit Agreement, the Debtors or the Reorganized Debtors are authorized to take all actions necessary to create MG Real Estate, either by changing the name of an existing entity or by forming a new entity, and to transfer into such entity all real property interests owned or leased by the Debtors. In furtherance of and without limiting the foregoing, the Debtors or the Reorganized Debtors are authorized, without limitation, to assign their assumed real property leases to MG Real Estate as provided for in Article VI.A.7 hereof. The Confirmation Order shall approve the transfers provided for herein.

C.	Vesting of Assets in the Reorganized Debtors

Except as otherwise provided herein or in any agreement, instrument or other document relating thereto, on or after the Effective Date, all property of each Estate and any property acquired by any of the Debtors pursuant hereto shall vest in each respective Reorganized Debtor, free and clear of all liens, Claims, charges or other encumbrances. Except as may be provided herein, on and after the Effective Date, each Reorganized Debtor may

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operate its business and may use, acquire or dispose of property and compromise or settle any Claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order.

D.	Intercompany Interests

Intercompany Interests shall be retained, and the legal, equitable and contractual rights to which the Holders of such Intercompany Interests are entitled shall remain unaltered in order to implement the Plan.

E.	Exit Facility

On the Effective Date, the Reorganized Debtors shall enter into the Exit Facility to obtain the funds necessary to satisfy the DIP Credit Agreement Claims, make other payments hereunder and conduct their post-reorganization operations.

F.	Rights Offering

The Plan contemplates that the Debtors shall raise the Rights Offering Amount through the Rights Offering. On the Effective Date, the Debtors shall consummate the Rights Offering, through which each Rights Offering Participant shall have the opportunity to purchase that number of Rights Offering Shares equal to its Pro Rata ownership of the 11% Senior Notes. The Rights Offering will dilute the New Common Stock issued on account of Allowed Class 6 and Class 7 Claims hereunder. The Rights Offering will be fully backstopped by Sopris in accordance with the terms and conditions of the Backstop Rights Purchase Agreement. In return for its Backstop Commitment, Sopris shall receive the Rights Offering Commitment Fee Equity Allocation.

G.	New Common Stock

On the Effective Date or as soon as reasonably practicable thereafter, Reorganized Movie Gallery shall issue or reserve for issuance up to 25,000,000 shares of New Common Stock to certain Holders of Allowed Claims pursuant to the terms set forth herein and including, without limitation, pursuant to the Rights Offering and Backstop Rights Purchase Agreement, subject to dilution as set forth herein.

H.	Warrants

On the Effective Date or as soon as reasonably practicable thereafter, Reorganized Movie Gallery shall issue the Warrants to certain Holders of Allowed Class 6 and Class 7 Claims pursuant to the terms set forth herein and the Warrant Agreement.

I.	Amended and Restated First Lien Credit Agreement

The Confirmation Order shall constitute an order of the Bankruptcy Court approving the Amended and Restated First Lien Credit Agreement.

J.	Amended and Restated Second Lien Credit Agreement

The Confirmation Order shall constitute an order of the Bankruptcy Court approving the Amended and Restated Second Lien Credit Agreement.

K.	Second Lien Conversion Equity Allocation

On the Effective Date, the Allowed Sopris Second Lien Claims shall receive the Second Lien Conversion Equity Allocation as set forth in Article III.B.4(c) hereof.

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L.	Cash-Out Election

On or as soon as reasonably practicable after the Effective Date, each Holder of an Allowed Claim in Class 7A, 7B or 7E that makes the Cash-Out Election will receive, in exchange for assigning to Sopris such Holder’s Allowed Claim and making the Cash-Out Election, an amount in Cash to be paid by Sopris equal to the Cash-Out Value as provided in Article III above.

M.	D&O Tail Coverage Policies

On or before the Effective Date, Reorganized Movie Gallery shall obtain reasonably sufficient tail coverage under a directors and officers’ liability insurance policy for the current and former directors and officers for a term of six years. As of the Effective Date, the Debtors shall assume all of the D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Debtors’ foregoing assumption of each of the D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained herein, Confirmation of the Plan shall not discharge, impair or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation shall be deemed and treated as an Executory Contract that has been assumed by the Debtors hereunder as to which no Proof of Claim need be Filed.

N.	Management and Director Equity Incentive Programs

On the Effective Date, 10% of the New Common Stock, on a fully-diluted basis, shall be reserved for issuance as grants of equity, restricted stock or options in connection with the Reorganized Debtors’ Management and Director Equity Incentive Program. At a minimum, 50% of such awards shall be granted not later than 60 days after the Effective Date. It is contemplated that the Reorganized Debtors’ Management and Director Equity Incentive Program will dilute the New Common Stock issued through the Rights Offering and on account of Claims hereunder.

O.	Sources of Cash for Plan Distributions

All consideration necessary for the Reorganized Debtors to make payments or distributions pursuant hereto shall be obtained from the Exit Facility, the Rights Offering, the Litigation Trust Recovery Proceeds or other Cash from the Debtors, including Cash from operations.

P.	Securities Registration Exemption

Except as set forth below, the New Common Stock and Warrants to be issued to Holders of Allowed Claims in Classes 6, 7A, 7B and 7E, the Subscription Rights to be issued to Holders of 11% Senior Note Claims and the New Common Stock to be issued pursuant to the Warrants and the Subscription Rights will be issued without registration under the Securities Act or any similar federal, state or local law in reliance upon the exemptions set forth in section 1145 of the Bankruptcy Code.

The New Common Stock to be issued to Sopris in connection with its Backstop Commitment will be issued without registration under the Securities Act or any similar federal, state or local law and in reliance upon the exemptions set forth in section 4(2) of the Securities Act or Regulation D promulgated thereunder. In that regard, Sopris has made customary representations to the Debtors including that it is an “accredited investor” as defined under Rule 501 of Regulation D.

To the extent the Reorganized Debtors remain subject to reporting requirements of the Exchange Act following the Effective Date, the Reorganized Debtors intend to file a Form S-8 registration statement with the Commission to register the shares of the New Common Stock issued under the Management and Director Equity Incentive Program under the Securities Act. To the extent that the Reorganized Debtors are no longer subject to the reporting requirements of the Exchange Act, the Reorganized Debtors intend to make awards under the Management and Director Equity Incentive Plan without registration under the Securities Act or any similar federal, state or local law in reliance upon the exemption set forth in section 701 of the Securities Act or as a result of the issuance or grant of such equity award not constituting a “sale” under Section 2(3) of the Securities Act.

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Q.	Issuance and Distribution of the New Common Stock and Warrants

On or immediately after the Effective Date, the Reorganized Debtors shall issue or reserve for issuance all securities required to be issued pursuant hereto, including, without limitation, pursuant to the Rights Offering, the Backstop Rights Purchase Agreement and the Warrant Agreement. The shares of New Common Stock issued under the Plan and any shares issued in connection with the exercise of Warrants that, in each case, are issued under Section 1145 of the Bankruptcy Code, will be freely tradable, subject to any applicable restrictions of the federal and state securities laws. All other shares of New Common Stock will be tradable only to the extent described above under Article V.P. All of the shares of New Common Stock issued pursuant to the Plan shall be duly authorized, validly issued and, if applicable, fully paid and non-assessable. Each distribution and issuance referred to in Article VII hereof shall be governed by the terms and conditions set forth herein applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.

In connection with the distribution of New Common Stock to current or former employees of the Debtors, the Reorganized Debtors may take whatever actions are necessary to comply with applicable federal, state, local and international tax withholding obligations, including withholding from distributions a portion of the New Common Stock and selling such securities to satisfy tax withholding obligations including, without limitation, income, social security and Medicare taxes.

R.	Registration of Certain New Common Stock

On or after the Effective Date, the Reorganized Debtors shall execute and deliver the Registration Rights Agreement.

S.	Listing of New Common Stock

The Reorganized Debtors shall not be obligated to list the New Common Stock on a national securities exchange.

T.	Release of Liens, Claims and Equity Interests

Except as otherwise provided herein or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article VII hereof, all Claims, Equity Interests, mortgages, deeds of trust, liens or other security interests against the property of any Estate shall be fully released and discharged.

U.	Certificate of Incorporation and Bylaws

The certificates of incorporation and bylaws (or other formation documents relating to limited liability companies) of the Debtors shall be amended as may be required to be consistent with the provisions of the Plan and the Bankruptcy Code. On or as soon as reasonably practicable after the Effective Date, each of the Reorganized Debtors shall file new certificates of incorporation with the secretary of state (or equivalent state officer or entity) of the state under which each such Reorganized Debtor is or is to be incorporated, which, as required by section 1123(a)(6) of the Bankruptcy Code, shall prohibit the issuance of non-voting securities. After the Effective Date, each Reorganized Debtor may file a new, or amend and restate its existing, certificate of incorporation, charter and other constituent documents as permitted by the relevant state corporate law.

V.	Directors and Officers of Reorganized Movie Gallery

The New Board shall consist of 7 directors, consisting of: (a) Joe T. Malugen; (b) 4 directors designated by Sopris in its sole discretion; (c) 1 director designated by Sopris, subject to the reasonable approval of (i) the First

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Lien Lenders and (ii) the Second Lien Lenders, provided that in each case, the Holders of Class 3 Claims or the Holders of Class 4 Claims, as applicable, vote to accept the Plan; and (d) 1 director designated by the Committee, subject to the reasonable approval of Sopris, provided that Classes 7B and 7E vote to accept the Plan and otherwise, as designated in the Plan Supplement. Any directors designated pursuant to this section shall be subject to approval of the Bankruptcy Court pursuant to section 1129(a)(5) of the Bankruptcy Code.

W.	The Litigation Trust

1.	Generally

The powers, authority, responsibilities and duties of the Litigation Trust, the Litigation Trustee and the Litigation Trust Committee are set forth in and shall be governed by the Litigation Trust Agreement. The Committee shall designate the initial Litigation Trustee. The Litigation Trust Agreement shall contain provisions customary to trust agreements utilized in comparable circumstances, including, without limitation, any and all provisions necessary to ensure the continued treatment of the Litigation Trust as a grantor trust and the Litigation Trust Beneficiaries as the grantors and owners thereof for federal income tax purposes. The Litigation Trust and the Litigation Trustee shall be bound by the Plan and shall not challenge any provision of the Plan.

2.	Purpose and Establishment of the Litigation Trust

On the Effective Date, the Litigation Trust shall be established for the primary purpose of liquidating its assets with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the purpose of the Litigation Trust. Upon the transfer by the Debtors of the Litigation Trust Assets to the Litigation Trust, the Debtors or the Reorganized Debtors, as applicable, will have no reversionary or further interest in or with respect to the Litigation Trust Assets or the Litigation Trust. For all federal income tax purposes, the Litigation Trust Beneficiaries will be treated as grantors and owners thereof and it is intended that the Litigation Trust be classified as a liquidating trust under Section 301.7701-4 of the Treasury Regulations and that such trust is owned by the Litigation Trust Beneficiaries. Accordingly, for federal income tax purposes, it is intended that the Litigation Trust Beneficiaries be treated as if they had received a distribution of an undivided interest in the Litigation Trust Assets and then contributed such interests to the Litigation Trust. Accordingly, the Litigation Trust shall, in an expeditious but orderly manner, liquidate and convert to Cash the Litigation Trust Assets, make timely distributions to Litigation Trust Beneficiaries pursuant to the Plan and the Litigation Trust Agreement and not unduly prolong its duration. The Litigation Trust shall not be deemed a successor in interest of the Debtors for any purpose other than as specifically set forth herein or in the Litigation Trust Agreement. The Litigation Trust is intended to qualify as a “grantor trust” for federal income tax purposes with the Litigation Trust Beneficiaries treated as grantors and owners of the trust.

On the Effective Date, the Reorganized Debtors, on behalf of the Litigation Trust Beneficiaries shall execute the Litigation Trust Agreement and shall take all other steps necessary to establish the Litigation Trust pursuant to the Litigation Trust Agreement and consistent with the Plan. On the Effective Date, and in accordance with and pursuant to the terms of the Plan, the Reorganized Debtors shall transfer, assign and deliver to the Litigation Trust all of their rights, title and interests in all of the Litigation Trust Assets, notwithstanding any prohibition of assignability under non-bankruptcy law. In connection with the transfer of such assets, any attorney client privilege, work product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) transferred to the Litigation Trust shall vest in the Litigation Trust and its representatives, and the Debtors and the Litigation Trust are authorized to take all necessary actions to effectuate the transfer of such privileges. The Litigation Trust shall agree to accept and hold the Litigation Trust Assets in the Litigation Trust for the benefit of the Litigation Trust Beneficiaries, subject to the terms of the Plan and the Litigation Trust Agreement. All parties (including the Debtors, the Litigation Trustee and the Litigation Trust Beneficiaries) shall execute any documents or other instruments as necessary to cause title to the Litigation Trust Assets to be transferred to the Litigation Trust.

3.	Prosecution of Litigation Trust Assets

Litigation Trust Assets may only be prosecuted or settled by the Litigation Trust. The Reorganized Debtors may not prosecute or settle any Litigation Trust Assets.

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4.	Distributions

The Litigation Trust shall make distributions to the Litigation Trust Beneficiaries in accordance with the terms of the Litigation Trust Agreement. The Litigation Trust Committee may authorize the Litigation Trust to retain Litigation Trust Recovery Proceeds to fund additional litigation with respect to Litigation Trust Assets.

5.	Appointment of the Litigation Trustee

On the Effective Date and in compliance with the provisions of the Plan and the Litigation Trust Agreement, William Kaye, the chairman of the Committee, will be appointed Litigation Trustee in accordance with the Litigation Trust Agreement and, thereafter, any successor Litigation Trustee shall be appointed and serve in accordance with the Litigation Trust Agreement. The Litigation Trustee or any successor thereto will administer the Litigation Trust in accordance with the Litigation Trust Agreement.

6.	Funding Expenses of the Litigation Trust

On the Effective Date, the Reorganized Debtors will deposit with the Litigation Trust an amount in Cash equal to $300,000 to fund the expenses of the Litigation Trust, provided that the Litigation Trust Committee may request from the Reorganized Debtors up to an additional $300,000 to fund such expenses to be paid in Sopris’ sole discretion, which additional amount, if paid, shall be repaid to the Reorganized Debtors from Litigation Trust Recovery Proceeds.

7.	Distributions; Withholding

The Litigation Trust shall make distributions to the Litigation Trust Beneficiaries when and as authorized by the Litigation Trust Committee pursuant to the Litigation Trust Agreement. The Litigation Trust may withhold from amounts otherwise distributable to any Entity any and all amounts required by the Litigation Trust Agreement, any law, regulation, rule, ruling, directive, treaty or other governmental requirement.

8.	Termination of the Litigation Trust

The Litigation Trust shall terminate as soon as practicable, but in no event later than the fifth anniversary of the Effective Date; provided that, on or later than the date that is six months prior to the Initial Trust Termination Date, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Litigation Trust for a finite period (any such extension representing an “Extended Trust Termination Date”) if such an extension is necessary to complete any pending litigation or any distribution required under the Litigation Trust Agreement. Notwithstanding the foregoing, multiple extensions may be obtained so long as Bankruptcy Court approval is obtained no more than six months prior to the expiration of each Extended Trust Termination Date.

9.	Litigation Trust Committee

Membership, duties, responsibilities and powers of the Litigation Trust Committee shall be as set forth in the Litigation Trust Agreement.

X.	Creation of Retained Professional Escrow Account

On the Effective Date, the Reorganized Debtors shall establish the Retained Professional Escrow Account and reserve the amounts necessary to ensure the payment of all Accrued Professional Compensation.

Y.	Effectuating Documents; Further Transactions; Exemption from Certain Transfer Taxes

The Debtors or the Reorganized Debtors, as applicable, may take all actions to execute, deliver, File or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan, including, without limitation, the distribution of the securities to be issued pursuant hereto in the name of and on behalf of the Reorganized Debtors,

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without the need for any approvals, authorizations, actions or consents except for those expressly required pursuant hereto. The secretary and any assistant secretary of each Debtor shall be authorized to certify or attest to any of the foregoing actions.

Prior to, on or after the Effective Date (as appropriate), all matters provided for pursuant to the Plan that would otherwise require approval of the shareholders, directors or members of the Debtors shall be deemed to have been so approved and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to applicable law and without any requirement of further action by the shareholders, directors, managers or partners of the Debtors, or the need for any approvals, authorizations, actions or consents.

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant hereto shall not be subject to any stamp tax or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such tax or governmental assessment. Such exemption specifically applies, without limitation, to all documents necessary to evidence and implement the provisions of and the distributions to be made under the Plan, including the Exit Facility, the Amended and Restated First Lien Credit Agreement (and the providing of security therefor), the Amended and Restated Second Lien Credit Agreement (and the providing of security therefor), the Backstop Rights Purchase Agreement, the issuance of New Common Stock and Warrants, the Warrant Agreement, the transfer of the Litigation Trust Assets to the Litigation Trust, any transfer of owned and leased real property interests to MG Real Estate as provided for in Article VI.A.7 hereof and the maintenance or creation of security therein as contemplated by the Exit Facility, the Amended and Restated First Lien Credit Agreement and the Amended and Restated Second Lien Credit Agreement.

Z.	Cancellation of Notes and Equity Interests

On the Effective Date, except to the extent otherwise provided herein, all notes, stock, instruments, certificates and other documents evidencing the 9.625% Senior Subordinated Notes, the 11% Senior Notes and the Equity Interests shall be canceled, and the obligations of the Debtors thereunder or in any way related thereto shall be fully released and discharged. On the Effective Date, except to the extent otherwise provided herein, any indenture relating to any of the foregoing, including, without limitation, the 9.625% Senior Subordinated Notes Indenture and the 11% Senior Notes Indenture shall be deemed to be canceled, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code, and the obligations of the Debtors thereunder shall be fully released and discharged. The 9.625% Senior Subordinated Notes Indenture and the 11% Senior Notes Indenture shall continue in effect solely for the purposes of: (1) allowing Holders of the 9.625% Senior Subordinated Notes Claims and the 11% Senior Notes Claims to receive distributions under the Plan; and (2) allowing and preserving the rights of the Indenture Trustees to (a) make distributions in satisfaction of Allowed 9.625% Senior Subordinated Notes Claims and Allowed 11% Senior Notes Claims, (b) exercise their respective charging liens against any such distributions, (c) effectuate the Rights Offering on behalf of the Holders of the 11% Senior Notes Claims and (d) seek compensation and reimbursement for any fees and expenses incurred in making such distributions.

AA.	Discharge of Obligations Under the First Lien Credit Facilities and Second Lien Credit Agreement

On the Effective Date, except to the extent otherwise provided herein, the Debtors’ obligations under the First Lien Credit Facilities and the Second Lien Credit Agreement shall be fully released, discharged and superseded in full by the Debtors’ obligations under the Amended and Restated First Lien Credit Agreement and Amended and Restated Second Lien Credit Agreement.

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ARTICLE VI.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases

1.	Rejection of Executory Contracts and Unexpired Leases

Each Executory Contract or Unexpired Lease shall be deemed automatically rejected in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless any such Executory Contract or Unexpired Lease:

(a)	has been previously assumed by the Debtors by Final Order of the Bankruptcy Court;

(b)	has been assumed by the Debtors by order of the Bankruptcy Court as of the Effective Date, which order becomes a Final Order after the Effective Date;

(c)	is the subject of a motion to assume or reject pending as of the Effective Date;

(d)	is listed on the schedule of “Assumed Executory Contracts and Unexpired Leases” in the Plan Supplement;

(e)	is an Employee-Related Agreement; provided, however, that such Executory Contracts and Unexpired Leases shall be treated as set forth in Article VI.A.2 hereof;

(f)	is a D&O Liability Insurance Policy; provided, however, that such Executory Contracts and Unexpired Leases shall be treated as set forth in Article VI.A.4 hereof;

(g)	is an Indemnification Provision; provided, however, that such Executory Contracts and Unexpired Leases shall be treated as set forth in Article VI.A.5 hereof;

(h)	is otherwise assumed pursuant to the terms herein.

The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. Non-Debtor parties to Executory Contracts or Unexpired Leases that are deemed rejected as of the Effective Date shall have the right to assert any Claim on account of the rejection of such Executory Contracts or Unexpired Leases, including under section 503 of the Bankruptcy Code; provided that such Claims must be Filed by the applicable Claims Bar Date and otherwise in accordance herewith.

The Debtors are deemed to have abandoned any furniture, fixtures, equipment, inventory and other personal property located at the premises of Unexpired Leases of nonresidential real property (as such term is used in section 365 of the Bankruptcy Code) for which the rejection is first effective on or after the Effective Date, as of the later of (i) the Effective Date, (ii) the effective date of rejection and (iii) the date the Debtors have turned over possession of such premises to the respective landlord. The Debtors shall have no administrative expense liability to any of their landlords for rental charges or occupancy of the leased premises after such abandonment by virtue of the continued presence at such premises of such abandoned property. Landlords at premises with such abandoned property may, in their sole discretion and without further notice, dispose of such abandoned property without liability to the Debtors or any non-Debtor third party claiming any interest in such property (including any DIP Credit Agreement Claim, First Lien Claim, Second Lien Claim or Other Secured Claim) and, to the extent applicable, the automatic stay shall be modified to allow such disposition. The Debtors shall endeavor to provide such third parties prior, specific, reasonable notice that they must retrieve the property in which they claim an interest prior to or upon such abandonment or such property shall be deemed so abandoned without further notice to or action, order or approval of the Bankruptcy Court and such landlords or their designee shall be free to dispose of same without liability or recourse to such landlords. Notwithstanding the Debtors’ required efforts to provide prior,

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specific, reasonable notice to such third parties, the Plan and any notices of the Effective Date shall be deemed sufficient notice to such third parties to effectuate such abandonment and enable landlords to dispose of such abandoned property without liability or recourse.

Notwithstanding the foregoing paragraph, (a) if any abandonment pursuant hereto constitutes a breach of the Amended and Restated First Lien Credit Agreement, the terms of the Amended and Restated First Lien Credit Agreement shall be controlling as between the Debtors, the First Lien Agents and the First Lien Lenders, and the First Lien Agents and/or First Lien Lenders shall be permitted to exercise rights under the Amended and Restated First Lien Credit Agreement as a result of such breach and (b) if any abandonment pursuant hereto constitutes a breach of the Amended and Restated Second Lien Credit Agreement, the terms of the Amended and Restated Second Lien Credit Agreement shall be controlling as between the Debtors, the Second Lien Agents and the Second Lien Lenders, and the Second Lien Agents and/or Second Lien Lenders shall be permitted to exercise rights under the Amended and Restated Second Lien Credit Agreement (subject to the intercreditor agreement between the First Lien Collateral Agent and the Second Lien Collateral Agent) as a result of such breach.

The right of any party in interest to assert a Claim against the Debtors’ estate for costs associated with the removal or disposition of such abandoned property is fully preserved; provided that any such Claim must be Filed by the applicable Claims Bar Date and otherwise in accordance herewith; provided, further, that the rights of all parties, including the Debtors, to contest any such Claim shall be fully preserved.

2.	Assumption of Executory Contracts and Unexpired Leases

On the Effective Date, the Debtors shall assume all of the Executory Contracts and Unexpired Leases listed on the schedule of “Assumed Executory Contracts and Unexpired Leases” in the Plan Supplement.

3.	Assumption of Employee-Related Agreements

On the Effective Date, the Debtors shall assume all of the Employee-Related Agreements. The designation of a contract as an Employee-Related Agreement shall not be deemed an admission that such contract constitutes an Executory Contract.

4.	Assumption of Director and Officer Insurance Policies

As of the Effective Date, the Debtors shall assume all of the D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code. Notwithstanding anything to the contrary contained herein, Confirmation of the Plan shall not discharge, impair or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation shall be deemed and treated as an Executory Contract that has been assumed by the Debtors hereunder as to which no Proof of Claim need be Filed.

5.	Assumption of Indemnification Provisions

On the Effective Date, the Debtors shall assume all of the Indemnification Provisions. All Indemnification Provisions in place on and prior to the Effective Date for current and former directors, officers and members (including ex officio members) of the Debtors and their subsidiaries and such current and former directors and officers or members’ respective Affiliates shall survive the Effective Date for Claims related to or in connection with any actions, omissions or transactions occurring prior to the Effective Date; provided, however, that, notwithstanding the foregoing and notwithstanding anything herein to the contrary, neither the Debtors nor the Reorganized Debtors shall indemnify, or assume any Indemnification Provision as to, any of the Non-Released Parties for any matter.

6.	Approval of Assumptions

The Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions described in this Article VI pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption of such Executory Contract or Unexpired Lease will be deemed to have consented to such assumption.

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7.	Assignment of Assumed Lease of Real Property

On the Effective Date, except to the extent otherwise determined by the Debtors with the consent of the First Lien Agents, all Unexpired Leases of real property as to which the assumption by the Debtors under section 365(a) of the Bankruptcy Code has been approved by order of the Bankruptcy Court, including the Confirmation Order, shall be assigned to MG Real Estate pursuant to section 365(f) of the Bankruptcy Code, and the Confirmation Order shall specifically provide for the approval of such assignments. Any evidentiary showings required for such assignment of leases for which the hearing on assumption occurs on or prior to the Confirmation Hearing shall be made in connection with the Confirmation Hearing and objections to such assignment on any ground, including lack of “adequate assurance of future performance,” if applicable, shall be made by the applicable lessor by the deadline for objecting to the Plan; provided that as to any assignment issue not set forth in the Plan, if any, in connection with such requested assignment of which the non-Debtor party to such Unexpired Lease first receives notice later than 10 days prior to such deadline, such party shall be entitled to object only as to such issue until the earlier of 10 days after such notice and the hearing at which such assignment is considered. For such Unexpired Leases for which the hearing on assumption occurs after the Confirmation Hearing, if any, such evidentiary showing and objections to such assignment shall be made at the hearing with respect to assumption of such Unexpired Lease. On or as soon as reasonably practicable after the Effective Date, the Debtors shall provide documentary evidence of each such assignment to the applicable lessor and, if necessary, shall record such documents in the real property records of the applicable jurisdiction. Notwithstanding such assignments, the original Debtor-lessee under any such Unexpired Lease of real property, and any Debtor-guarantor thereof, shall continue to be obligated on the lease to the full extent of their respective obligations as such obligations existed prior to the assignment to MG Real Estate, and the Confirmation Order shall so provide.

B.	Claims on Account of the Rejection of Executory Contracts or Unexpired Leases

All Proofs of Claim arising from the rejection of Executory Contracts or Unexpired Leases must be Filed with the Voting and Claims Agent before the latest of:

1. the applicable Claims Bar Date;

2. the earlier of 60 days after notice of entry of an order of the Bankruptcy Court, including the Confirmation Order, authorizing the rejection of such Executory Contract or Unexpired Lease and 120 days after entry of such order; and

3. 60 days after the effective date of the rejection of such Executory Contract or Unexpired Lease.

Any Entity that is required to file a Proof of Claim arising from the rejection of an Executory Contract or an Unexpired Lease that fails to timely do so shall be forever barred, estopped and enjoined from asserting such Claim, and such Claim shall not be enforceable, against any Debtor or any Reorganized Debtor or their Estates and property, and the Debtors or the Reorganized Debtors and their Estates and property shall be forever discharged from any and all indebtedness and liability with respect to such Claim unless otherwise ordered by the Bankruptcy Court or as otherwise provided herein. All such Claims shall, as of the Effective Date, be subject to the permanent injunction set forth in Article X.G hereof.

YOUR EXECUTORY CONTRACT OR UNEXPIRED LEASE IS AUTOMATICALLY REJECTED AS OF THE EFFECTIVE DATE, UNLESS YOUR EXECUTORY CONTRACT OR UNEXPIRED LEASE: (A) WAS PREVIOUSLY ASSUMED BY THE DEBTORS BY FINAL ORDER OF THE BANKRUPTCY COURT; (B) WAS ASSUMED BY THE DEBTORS BY ORDER OF THE BANKRUPTCY COURT AS OF THE EFFECTIVE DATE, WHICH ORDER BECOMES A FINAL ORDER AFTER THE EFFECTIVE DATE; (C) IS THE SUBJECT OF A MOTION TO ASSUME OR REJECT PENDING ON OR BEFORE THE EFFECTIVE DATE; (D) IS LISTED ON THE SCHEDULE OF “ASSUMED CONTRACTS AND UNEXPIRED LEASES” IN THE PLAN SUPPLEMENT; (E) IS AN EMPLOYEE-RELATED AGREEMENT; (F) IS A D&O LIABILITY INSURANCE POLICY; (G) IS AN INDEMNIFICATION PROVISION; OR (H) IS OTHERWISE ASSUMED PURSUANT TO THE TERMS HEREIN.

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THE BAR DATE FOR FILING CLAIMS BASED ON REJECTION OF EXECUTORY CONTRACTS OR UNEXPIRED LEASES IS THE LATEST OF: (A) THE APPLICABLE CLAIMS BAR DATE; (B) THE EARLIER OF 60 DAYS AFTER NOTICE OF ENTRY OF THE ORDER AUTHORIZING REJECTION, INCLUDING THE CONFIRMATION ORDER, AND 120 DAYS AFTER ENTRY OF SUCH ORDER; AND (C) 60 DAYS AFTER THE EFFECTIVE DATE OF THE REJECTION OF SUCH EXECUTORY CONTRACT OR UNEXPIRED LEASE. A NOTICE OF THE EFFECTIVE DATE OF THE PLAN, INCLUDING NOTICE REGARDING THE REJECTION OF EXECUTORY CONTRACTS OR UNEXPIRED LEASES, WILL BE SENT TO ALL KNOWN CREDITORS.

C.	Procedures for Counterparties to Executory Contracts and Unexpired Leases Assumed Pursuant to the Plan

A NOTICE OF THE EFFECTIVE DATE OF THE PLAN, INCLUDING NOTICE REGARDING THE ASSUMPTION OR ASSUMPTION AND ASSIGNMENT OF EXECUTORY CONTRACTS OR UNEXPIRED LEASES, WILL BE SENT TO ALL KNOWN CREDITORS. For known non-Debtor parties to Executory Contracts and Unexpired Leases assumed or assumed and assigned pursuant to the Plan, such notice or separate notices will be sent on or as soon as practicable after the Effective Date notifying such Entities regarding the Executory Contracts and Unexpired Leases to which it is a counterparty that have been assumed or assumed and assigned pursuant to the Plan.

Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including hereunder, except Proofs of Claim asserting Cure Claims pursuant to the order approving such assumption, including the Confirmation Order, shall be deemed disallowed and expunged from the Claims Register as of the Effective Date without any further notice to or action, order or approval of the Bankruptcy Court.

1.	Unexpired Leases of Nonresidential Real Property Assumed Pursuant to the Plan

With respect to any Unexpired Lease of nonresidential real property (as such term is used in section 365 of the Bankruptcy Code) to be assumed pursuant hereto (including pursuant to Article VI.A hereof), any objections to: (a) the ability of the Reorganized Debtors to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code), if applicable, under the Executory Contract or the Unexpired Lease to be assumed; (b) the assumption of such Unexpired Lease pursuant to the Plan; (c) the procedures for the payment of Cure Claims for such Unexpired Leases; or (d) any other matter pertaining to such assumption, must have been filed by the deadline to object to Confirmation; provided that as to any assumption issue not set forth in the Plan, if any, of which the non-Debtor party to such Unexpired Lease first receives notice later than 10 days prior to such deadline, such party shall be entitled to object only as to such issue until the earlier of 10 days after such notice and the hearing at which such assumption is considered.

With respect to any Unexpired Lease of nonresidential real property (as such term is used in section 365 of the Bankruptcy Code) to be assumed pursuant hereto (including pursuant to Article VI.A hereof), all Cure Claims shall be satisfied as follows:

(a)

with respect to amounts that are the subject of (i) an order that becomes a Final Order or (ii) an agreement between the Debtors and the non-Debtor counterparty to such Unexpired Lease, in each case in accordance with the procedures approved by the Bankruptcy Court pursuant to the Order Authorizing and Approving Procedures for Determining Prepetition Cure Amounts for Unexpired Leases of Nonresidential Real Property that May Be Assumed by the Debtors entered on January 8, 2008 [Docket No. 1248], the Reorganized Debtors that are counterparties to such Unexpired Lease shall pay the amounts that are the subject of such agreement or order no later than 5 Business Days after the latest of (x) the date the aforementioned order becomes a Final Order or the aforementioned agreement is reached, (y) the Effective Date and (z) if such Unexpired

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Lease is assumed pursuant to an order that becomes a Final Order (other than the Confirmation Order), the date such order becomes a Final Order; provided that the parties to such Unexpired Lease may agree to other terms without any further notice to or action, order or approval of the Bankruptcy Court; provided, however, that such amounts must be returned by any non-Debtor counterparty to an Unexpired Lease of nonresidential real property (as such term is used in section 365 of the Bankruptcy Code) as soon as practicable if such Unexpired Lease is not assumed pursuant to the terms hereof or an order of the Bankruptcy Court that becomes a Final Order and the obligation to return such amounts shall thereupon automatically accrue without the need for any further notice to or action, order or approval of the Bankruptcy Court;

(b)	with respect to all other amounts that constitute the Cure Claim for such Unexpired Lease, the Reorganized Debtors that are counterparties to such Unexpired Lease and MG Real Estate, to the extent such Unexpired Lease has been assigned to MG Real Estate, shall remain liable for such amounts in accordance with the terms of the Unexpired Lease notwithstanding any other provision of the Plan or the Confirmation Order, including under Article X hereof, and the Confirmation Order shall so provide; provided that the parties to such Unexpired Lease may agree to other terms without any further notice to or action, order or approval of the Bankruptcy Court; and

(c)	if a non-Debtor party to such Unexpired Lease seeks to request payment of Cure Claims other than as set forth herein, such request must be Filed and served on the Reorganized Debtors no later than 60 days after the later of (i) notice of the entry of the order approving assumption of such Executory Contract or Unexpired Lease and (ii) the Effective Date. Holders of Cure Claims with respect to such Unexpired Lease that do not File and serve such a request by such date shall be forever barred, estopped and enjoined from asserting such Cure Claims against the Debtors, the Reorganized Debtors or their respective property except as set forth in Article VI.C.1(a) and Article VI.C.1(b) hereof, and such Cure Claims shall be deemed discharged as of the Effective Date except as set forth in Article VI.C.1(a) and Article VI.C.1(b) hereof. Objections to such requests must be Filed and served on the Reorganized Debtors and the requesting party by the later of (a) 180 days after the Effective Date and (b) 90 days after the Filing of the applicable request for payment of Cure Claims.

2.	Executory Contracts and Unexpired Leases, Other than Unexpired Leases of Nonresidential Real Property, Assumed Pursuant to the Plan

With respect to any Executory Contract or Unexpired Lease, other than Unexpired Leases of nonresidential real property (as such term is used in section 365 of the Bankruptcy Code), to be assumed pursuant hereto (including pursuant to Article VI.A hereof), all Cure Claims shall be satisfied by payment of the Cure Claims in Cash on the Effective Date or as soon as reasonably practicable thereafter as set forth herein or on such other terms as the parties to each such Executory Contract or Unexpired Lease may otherwise agree without any further notice to or action, order or approval of the Bankruptcy Court. With respect to each such Executory Contract and Unexpired Lease listed on the schedule of “Assumed Executory Contracts and Unexpired Leases” in the Plan Supplement, the Debtors shall have designated a proposed amount of the Cure Claim, and the assumption of such Executory Contract and Unexpired Lease may be conditioned upon the disposition of all issues with respect to such Cure Claim.

Requests for payment of Cure Claims with respect to any Executory Contract or Unexpired Lease, other than Unexpired Leases of nonresidential real property (as such term is used in section 365 of the Bankruptcy Code), to be assumed pursuant hereto must be Filed and served on the Reorganized Debtors no later than 60 days after the later of (a) notice of the entry of the order approving assumption of such Executory Contract or Unexpired Lease and (b) the Effective Date. Holders of Cure Claims with respect to any Executory Contract or Unexpired Lease, other than Unexpired Leases of nonresidential real property (as such term is used in section 365 of the Bankruptcy Code), that do not File and serve such a request by such date shall be forever barred, estopped and enjoined from asserting such Cure Claims against the Debtors, the Reorganized Debtors or their respective property, and such Cure Claims shall be deemed discharged as of the Effective Date. Objections to such requests must be Filed and served on the Reorganized Debtors and the requesting party by the later of (a) 180 days after the Effective Date and (b) 90 days after the Filing of the applicable request for payment of Cure Claims.

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With respect to any Executory Contract or Unexpired Lease, other than Unexpired Leases of nonresidential real property (as such term is used in section 365 of the Bankruptcy Code), in the event of a dispute regarding: (a) the amount of any Cure Claim; (b) the ability of the Reorganized Debtors to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code), if applicable, under such Executory Contract or the Unexpired Lease to be assumed; or (c) any other matter pertaining to assumption, the Cure Claims shall be paid as soon as reasonably practicable following the entry of a Final Order resolving the dispute and approving the assumption of such Executory Contracts or Unexpired Leases; provided, however, that the Debtors or the Reorganized Debtors may settle any dispute regarding the amount of any Cure Claim without any further notice to or action, order or approval of the Bankruptcy Court.

ARTICLE VII.

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Distributions for Claims Allowed as of the Effective Date

Except as otherwise provided in the Plan, a Final Order or as agreed to by the relevant parties and subject to the establishment of the Stock and Warrant Reserve, the Reorganized Debtors shall make initial distributions under the Plan on account of Claims Allowed before the Effective Date on or as soon as practicable after the Distribution Date.

B.	Distributions on Account of Claims Allowed After the Effective Date

1.	Payments and Distributions on Disputed Claims.

Except as otherwise provided in the Plan, a Final Order or as agreed to by the relevant parties and subject to the establishment of the Stock and Warrant Reserve, distributions under the Plan on account of a Disputed Claim that becomes an Allowed Claim after the Effective Date shall be made on the Periodic Distribution Date that is at least 30 days after the Disputed Claim becomes an Allowed Claim.

2.	Special Rules for Distributions to Holders of Disputed Claims.

Notwithstanding any provision otherwise in the Plan and except as otherwise agreed to by the relevant parties no partial payments and no partial distributions shall be made with respect to a Disputed Claim until all such disputes in connection with such Disputed Claim have been resolved by settlement or Final Order. In the event that there are Disputed Claims requiring adjudication and resolution, the Reorganized Debtors shall establish appropriate reserves for potential payment of such Claims pursuant to Article VII.B.3 hereof.

3.	Reserve of New Common Stock and Warrants.

On the Effective Date, the Reorganized Debtors shall maintain in reserve shares of New Common Stock and Warrants as the Stock and Warrant Reserve to pay Holders of Allowed Claims pursuant to the terms of the Plan. The amount of New Common Stock and Warrants withheld as a part of the Stock and Warrant Reserve for the benefit of a Holder of a Disputed Claim shall be equal to the lesser of the amount set forth in the following clause (a) and the amount set forth in the following clause (b): (a) (i) if no estimation is made by the Bankruptcy Court pursuant to Article VIII.A.3 herein, the number of shares and Warrants necessary to satisfy the distributions required to be made pursuant to the Plan based on the asserted amount of the Disputed Claim or, if the Claim is denominated as contingent or unliquidated as of the Distribution Record Date, the amount that the Debtors elect to withhold on account of such Claim in the Stock and Warrant Reserve; or (ii) the number of shares and Warrants necessary to satisfy the distributions required to be made pursuant to the Plan for such Disputed Claim based on an amount as estimated by and set forth in an order of the Bankruptcy Court for purposes of allowance and distributions; and (b) the number of shares and Warrants necessary to satisfy the distributions required to be made pursuant to the Plan

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based on an amount as may be agreed upon by the Holder of such Disputed Claim and the Reorganized Debtors. As Disputed Claims are Allowed, the Distribution Agent shall distribute, in accordance with the terms of the Plan, New Common Stock and Warrants to Holders of Allowed Claims, and the Stock and Warrant Reserve shall be adjusted.

4.	Tax Reporting Matters

Subject to definitive guidance from the Internal Revenue Service or an applicable court of competent jurisdiction to the contrary, including the receipt by the Reorganized Debtors of a private letter ruling or the receipt of an adverse determination by the Internal Revenue Service upon audit, if not contested by the Reorganized Debtors, the Reorganized Debtors shall treat the Stock and Warrant Reserve as a single trust, consisting of separate and independent shares to be established with respect to each Disputed Claim, in accordance with the trust provisions of the Internal Revenue Code, and, to the extent permitted by law, shall report consistently with the foregoing for federal, state and local tax purposes. To the extent necessary, all Holders of Claims shall report, for federal, state and local tax purposes, consistently with the foregoing.

C.	Delivery and Distributions and Undeliverable or Unclaimed Distributions

1.	Record Date for Distributions

On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making distributions shall instead be authorized and entitled to recognize only those Holders of Claims listed on the Claims Register as of the close of business on the Distribution Record Date. If a Claim, other than one based on a publicly traded security is transferred 20 or fewer days before the Distribution Record Date, the Distribution Agent shall make distributions to the transferee only to the extent practical and, in any event, only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor.

2.	Delivery of Distributions in General

Except as otherwise provided herein, the Debtors or the Reorganized Debtors, as applicable, shall make distributions to Holders of Allowed Claims, including funds provided to the Debtors by the Litigation Trustee for distribution in accordance with the Litigation Trust, at the address for each such Holder as indicated on the Debtors’ records as of the date of any such distribution; provided, however, that the manner of such distributions shall be determined at the discretion of the Debtors or the Reorganized Debtors, as applicable; and provided further, that the address for each Holder of an Allowed Claim shall be deemed to be the address set forth in any Proof of Claim Filed by that Holder.

All distributions to Holders of 9.625% Senior Subordinated Note Claims and 11% Senior Note Claims shall be governed by the 9.625% Senior Subordinated Notes Indenture or the 11% Senior Notes Indenture, respectively, and shall be deemed completed when made to the Indenture Trustees. Notwithstanding any provisions herein to the contrary, the 9.625% Senior Subordinated Notes Indenture and the 11% Senior Notes Indenture shall continue in effect to the extent necessary to (a) allow the Indenture Trustees to receive and make distributions pursuant to this Plan on account of the 9.625% Senior Subordinated Note Claims and the 11% Senior Note Claims, (b) exercise their respective charging liens against any such distributions, (c) effectuate the Rights Offering on behalf of the Holders of 11% Senior Note Claims and (c) seek compensation and reimbursement for any fees and expenses incurred in making such distributions.

3.	Distributions by Distribution Agents

The Debtors and the Reorganized Debtors, as applicable, shall have the authority, in their sole discretion, to enter into agreements with one or more Distribution Agents to facilitate the distributions required hereunder. As a condition to serving as a Distribution Agent, a Distribution Agent must (a) affirm its obligation to facilitate the prompt distribution of any documents, (b) affirm its obligation to facilitate the prompt distribution of any recoveries or distributions required hereunder and (c) waive any right or ability to setoff, deduct from or assert any lien or encumbrance against the distributions required hereunder that are to be distributed by such Distribution Agent; provided, however, that the Indenture Trustees shall retain the right to setoff against the distributions required

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hereunder. The Debtors or the Reorganized Debtors, as applicable, shall pay to the Distribution Agents all reasonable and documented fees and expenses of the Distribution Agents without the need for any approvals, authorizations, actions or consents. The Distribution Agents shall submit detailed invoices to the Debtors or the Reorganized Debtors, as applicable, for all fees and expenses for which the Distribution Agent seeks reimbursement and the Debtors or the Reorganized Debtors, as applicable, shall pay those amounts that they, in their sole discretion, deem reasonable, and shall object in writing to those fees and expenses, if any, that the Debtors or the Reorganized Debtors, as applicable, deem to be unreasonable. In the event that the Debtors or the Reorganized Debtors, as applicable, object to all or any portion of the amounts requested to be reimbursed in a Distribution Agent’s invoice, the Debtors or the Reorganized Debtors, as applicable, and such Distribution Agent shall endeavor, in good faith, to reach mutual agreement on the amount of the appropriate payment of such disputed fees and/or expenses. In the event that the Debtors or the Reorganized Debtors, as applicable, and a Distribution Agent are unable to resolve any differences regarding disputed fees or expenses, either party shall be authorized to move to have such dispute heard by the Bankruptcy Court.

4.	Minimum Distributions

Notwithstanding anything herein to the contrary, the Reorganized Debtors shall not be required to make distributions or payments of less than $50 (whether Cash or otherwise) and shall not be required to make partial distributions or payments of fractions of dollars. Whenever any payment or distribution of a fraction of a dollar, share of New Common Stock or Warrant under the Plan would otherwise be called for, the actual payment or distribution will reflect a rounding of such fraction to the nearest whole dollar, share of New Common Stock or Warrant (up or down), with half dollars, half shares of New Common Stock and half Warrants or less being rounded down.

No Distribution Agent shall have any obligation to make a distribution on account of an Allowed Claim from the Stock and Warrant Reserve or otherwise if: (a) the aggregate amount of all distributions authorized to be made from such Stock and Warrant Reserve or otherwise on the Periodic Distribution Date in question is or has an economic value less than $500,000, unless such distribution is a final distribution; or (b) the amount to be distributed to the specific Holder of an Allowed Claim on such Periodic Distribution Date does not constitute a final distribution to such Holder and is or has an economic value less than $50, which shall be treated as an undeliverable distribution under Article VII.C.5 below.

5.	Undeliverable Distributions

(a)	Holding of Certain Undeliverable Distributions

If any distribution to a Holder of an Allowed Claim made in accordance herewith is returned to the Reorganized Debtors (or their Distribution Agent) as undeliverable, no further distributions shall be made to such Holder unless and until the Reorganized Debtors (or their Distribution Agent) are notified in writing of such Holder’s then current address, at which time all currently due missed distributions shall be made to such Holder on the next Periodic Distribution Date. Undeliverable distributions shall remain in the possession of the Reorganized Debtors, subject to Article VII.C.5(b) hereof, until such time as any such distributions become deliverable. Undeliverable distributions shall not be entitled to any interest, dividends or other accruals of any kind.

(b)	Failure to Claim Undeliverable Distributions

No later than 90 days after the Effective Date, the Reorganized Debtors shall File with the Bankruptcy Court a list of the Holders of undeliverable distributions. This list shall be maintained and updated periodically in the sole discretion of the Reorganized Debtors for as long as the Chapter 11 Cases stay open. Any Holder of an Allowed Claim, irrespective of when a Claim becomes an Allowed Claim, that does not notify the Reorganized Debtors of such Holder’s then current address in accordance herewith within the latest of (i) one year after the Effective Date, (ii) 60 days after the attempted delivery of the undeliverable distribution and (iii) 180 days after the date such Claim becomes an Allowed Claim shall have its Claim for such undeliverable distribution discharged and shall be forever barred, estopped and enjoined from asserting any such Claim against the Reorganized Debtors or their property. In such cases, (i) any Cash, New Common Stock or Warrants held for distribution on account of Allowed Claims in Classes 6, 7A, 7B or 7E shall be redistributed to Holders of Allowed Claims in the applicable

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Class on the next Periodic Distribution Date and (ii) any Cash held for distribution to other creditors shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and become property of the Reorganized Debtors, free of any Claims of such Holder with respect thereto. Nothing contained herein shall require the Reorganized Debtors to attempt to locate any Holder of an Allowed Claim.

(c)	Failure to Present Checks

Checks issued by the Distribution Agent on account of Allowed Claims shall be null and void if not negotiated within 120 days after the issuance of such check. In an effort to ensure that all Holders of Allowed Claims receive their allocated distributions, no later than 120 days after the issuance of such checks, the Reorganized Debtors shall File with the Bankruptcy Court a list of the Holders of any un-negotiated checks. This list shall be maintained and updated periodically in the sole discretion of the Reorganized Debtors for as long as the Chapter 11 Cases stay open. Requests for reissuance of any check shall be made directly to the Distribution Agent by the Holder of the relevant Allowed Claim with respect to which such check originally was issued. Any Holder of an Allowed Claim holding an un-negotiated check that does not request reissuance of such un-negotiated check within 180 days after the date of mailing or other delivery of such check shall have its Claim for such un-negotiated check discharged and be discharged and forever barred, estopped and enjoined from asserting any such Claim against the Reorganized Debtors or their property. In such cases, any Cash held for payment on account of such Claims shall be property of the Reorganized Debtors, free of any Claims of such Holder with respect thereto. Nothing contained herein shall require the Reorganized Debtors to attempt to locate any Holder of an Allowed Claim.

D.	Compliance with Tax Requirements/Allocations

In connection with the Plan, to the extent applicable, the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on them by any governmental unit, and all distributions pursuant hereto shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions or establishing any other mechanisms they believe are reasonable and appropriate. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, liens and encumbrances.

For tax purposes, distributions in full or partial satisfaction of Allowed Claims shall be allocated first to the principal amount of Allowed Claims, with any excess allocated to unpaid interest that accrued on such Claims.

E.	Timing and Calculation of Amounts to Be Distributed

On the Effective Date or as soon as reasonably practicable thereafter (or if a Claim is not an Allowed Claim on the Effective Date, on the date that such a Claim becomes an Allowed Claim, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim against the Debtors shall receive the full amount of the distributions that the Plan provides for Allowed Claims in the applicable Class. If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in Article VIII hereof. Except as otherwise provided herein, Holders of Claims shall not be entitled to interest, dividends or accruals on the distributions provided for herein, regardless of whether such distributions are delivered on or at any time after the Effective Date.

F.	Setoffs

The Debtors and the Reorganized Debtors may withhold (but not setoff except as set forth below) from the distributions called for hereunder on account of any Allowed Claim an amount equal to any claims, equity interests, rights and Causes of Action of any nature that the Debtors or the Reorganized Debtors may hold against the Holder of any such Allowed Claim. In the event that any such claims, equity interests, rights and Causes of Action of any

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nature that the Debtors or the Reorganized Debtors may hold against the Holder of any such Allowed Claim or are adjudicated by Final Order or otherwise resolved, the Debtors may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant hereto on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), the amount of any adjudicated or resolved claims, equity interests, rights and Causes of Action of any nature that the Debtors or the Reorganized Debtors may hold against the Holder of any such Allowed Claim, but only to the extent of such adjudicated or resolved amount. Neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claims, equity interests, rights and Causes of Action that the Debtors or the Reorganized Debtors may possess against any such Holder, except as specifically provided herein. Additionally, the Litigation Trust may withhold from or, after Final Order or other resolution, setoff against (or may cause the withholding from or setoff against) a distribution from the Litigation Trust, which is otherwise due to a beneficiary of the Litigation Trust in respect of an Allowed Claim, amounts due to the Litigation Trust with respect to any claims the Litigation Trust may hold against such beneficiary or its predecessor or successor in interest.

G.	Surrender of Canceled Instruments or Securities

As a condition precedent to receiving any distribution on account of its Allowed Claim, each record Holder of a 9.625% Senior Subordinated Note Claim or a 11% Senior Note Claim shall be deemed to have surrendered the certificates or other documentation underlying each such Claim, and all such surrendered certificates and other documentations shall be deemed to be canceled pursuant to Article V.Z hereto, except to the extent otherwise provided herein. The Indenture Trustees may (but shall not be required to) request that registered Holders of the 9.625% Senior Subordinated Notes or the 11% Senior Notes surrender their notes for cancellation.

ARTICLE VIII.

PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED AND DISPUTED CLAIMS

A.	Resolution of Disputed Claims

1.	Allowance of Claims

After the Effective Date, the Reorganized Debtors shall have and shall retain any and all rights and defenses that the Debtors had with respect to any Claim, except with respect to any Claim deemed Allowed under the Plan. Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases prior to the Effective Date (including, without limitation, the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed under the Plan or the Bankruptcy Code or the Bankruptcy Court has entered a Final Order, including, without limitation, the Confirmation Order, in the Chapter 11 Cases allowing such Claim.

2.	Prosecution of Objections to Claims

After the Confirmation Date but before the Effective Date, the Debtors (in consultation with Sopris and, with respect to General Unsecured Claims, with the consent of the Committee), and after the Effective Date, the Reorganized Debtors (under the supervision of the Plan Administrator as to General Unsecured Claims), shall have the exclusive authority to File objections to Claims, settle, compromise, withdraw or litigate to judgment objections to any and all Claims, regardless of whether such Claims are in a Class or otherwise. From and after the Effective Date, the Reorganized Debtors (under the supervision of the Plan Administrator as to General Unsecured Claims) may settle or compromise any Disputed Claim without any further notice to or action, order or approval of the Bankruptcy Court. The Reorganized Debtors (under the supervision of the Plan Administrator as to General Unsecured Claims) shall have the sole authority to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order or approval of the Bankruptcy Court. With respect to all Tort Claims, an objection is deemed to have been Filed timely, thus making each such Claim a Disputed Claim as of the Claims Objection Bar Date. Each such Tort Claim shall remain a Disputed Claim unless and until it becomes an Allowed Claim. The relationship between the Reorganized Debtors and the Plan Administrator shall be set forth in a document to be Filed with the Plan Supplement.

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3.	Claims Estimation

After the Confirmation Date but before the Effective Date, the Debtors (in consultation with Sopris and, with respect to General Unsecured Claims, the Committee), and after the Effective Date, the Reorganized Debtors (under the supervision of the Plan Administrator as to General Unsecured Claims), may, at any time, request that the Bankruptcy Court estimate (a) any Disputed Claim pursuant to applicable law and (b) any contingent or unliquidated Claim pursuant to applicable law, including, without limitation, section 502(c) of the Bankruptcy Code, regardless of whether the Debtors or the Reorganized Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction under 28 U.S.C. §§ 157 and 1334 to estimate any Disputed Claim, contingent Claim or unliquidated Claim, including during the litigation concerning any objection to any Claim or during the pendency of any appeal relating to any such objection. Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims Register but that is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any Disputed Claim, contingent Claim or unliquidated Claim, that estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim for all purposes under the Plan, including for purposes of distributions, and the Reorganized Debtors may elect to pursue additional objections to the ultimate distribution on such Claim. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or the Reorganized Debtors may elect to pursue any supplemental proceedings to object to any ultimate distribution on account of such Claim. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before 20 days after the date on which such Claim is estimated. All of the aforementioned Claims and objection, estimation and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

4.	Expungement or Adjustment to Claims Without Objection

Any Claim that has been paid, satisfied or superseded may be expunged on the Claims Register by the Reorganized Debtors, and any Claim that has been amended may be adjusted thereon by the Reorganized Debtors, in both cases without a claims objection having to be Filed and without any further notice to or action, order or approval of the Bankruptcy Court. Beginning on the end of the first full calendar quarter that is at least 90 days after the Effective Date, the Reorganized Debtors shall File every calendar quarter a list of all Claims or Interests that have been paid, satisfied, superseded or amended during such prior calendar quarter.

5.	Deadline to File Objections to Claims

Any objections to Claims shall be Filed no later than the Claims Objection Bar Date.

B.	Disallowance of Claims

All Claims of any Entity from which property is sought by the Debtors, the Reorganized Debtors or the Litigation Trust under section 542, 543, 550 or 553 of the Bankruptcy Code or that the Debtors, the Reorganized Debtors or the Litigation Trust allege is a transferee of a transfer that is avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549 or 724(a) of the Bankruptcy Code shall be disallowed if (1) the Entity, on the one hand, and the Debtors, the Reorganized Debtors or the Litigation Trust, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turnover any property or monies under any of the aforementioned sections of the Bankruptcy Code and (2) such Entity or transferee has failed to turnover such property by the date set forth in such agreement or Final Order.

EXCEPT AS OTHERWISE AGREED, ANY AND ALL PROOFS OF CLAIM FILED AFTER THE APPLICABLE BAR DATE SHALL BE DEEMED DISALLOWED AND EXPUNGED AS OF THE EFFECTIVE DATE WITHOUT ANY FURTHER NOTICE TO OR ACTION, ORDER OR APPROVAL OF THE BANKRUPTCY COURT, AND HOLDERS OF SUCH CLAIMS MAY NOT RECEIVE ANY DISTRIBUTIONS ON ACCOUNT OF SUCH CLAIMS, UNLESS SUCH LATE PROOF OF CLAIM IS DEEMED TIMELY FILED BY A BANKRUPTCY COURT ORDER ON OR BEFORE THE LATER OF (1) THE CONFIRMATION HEARING AND (2) 45 DAYS AFTER THE APPLICABLE BAR DATE.

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C.	Amendments to Claim

On or after the Effective Date, except as provided in Article VI.B hereof, a Claim may not be Filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized Debtors, and any such new or amended Claim Filed shall be deemed disallowed and expunged without any further notice to or action, order or approval of the Bankruptcy Court.

ARTICLE IX.

CONDITIONS PRECEDENT TO CONFIRMATION

AND CONSUMMATION OF THE PLAN

A.	Conditions Precedent to Confirmation

It shall be a condition to Confirmation hereof that all provisions, terms and conditions hereof are approved in the Confirmation Order. In addition, no Termination Event (as defined in the Plan Support Agreement) under the Plan Support Agreement shall have occurred, unless waived in accordance with the terms thereof and the Plan Support Agreement has not otherwise terminated.

B.	Conditions Precedent to Consummation

It shall be a condition to Consummation of the Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.C hereof.

1. The Plan and all Plan Supplement documents, including any amendments, modifications or supplements thereto, shall be reasonably acceptable to the Debtors, Sopris, and as provided for in the Plan Support Agreement.

2. The Confirmation Order shall have been entered and become a Final Order in a form and in substance reasonably satisfactory to the Debtors, Sopris, and as provided in the Plan Support Agreement. The Confirmation Order shall provide that, among other things, the Debtors or the Reorganized Debtors, as appropriate, are authorized and directed to take all actions necessary or appropriate to consummate the Plan, including, without limitation, entering into, implementing and consummating the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with or described in the Plan.

3. All documents and agreements necessary to implement the Plan, including, without limitation, the Amended and Restated First Lien Credit Agreement, the Amended and Restated Second Lien Credit Agreement, the Exit Facility and the Backstop Rights Purchase Agreement, shall have (a) all conditions precedent to such documents and agreements satisfied or waived pursuant to the terms of such documents or agreements, (b) been tendered for delivery and (c) been effected or executed.

4. The Debtors shall have received the Rights Offering Amount, in Cash, net of any fees or expenses authorized by order of the Bankruptcy Court to be paid from the Rights Offering Amount.

5. All actions, documents, certificates and agreements necessary to implement this Plan shall have been effected or executed and delivered to the required parties and, to the extent required, Filed with the applicable governmental units in accordance with applicable laws.

C.	Waiver of Conditions

The conditions to Confirmation of the Plan and to Consummation of the Plan set forth in this Article IX may be waived without notice, leave or order of the Bankruptcy Court or any formal action other than proceeding to confirm or consummate the Plan, provided that any such waiver shall be in accordance with the terms and conditions of the Plan Support Agreement.

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D.	Effect of Non Occurrence of Conditions to Consummation

If the Consummation of the Plan does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any claims by or Claims against or Equity Interests in the Debtors; (2) prejudice in any manner the rights of the Debtors, any Holders or any other Entity; or (3) constitute an admission, acknowledgment, offer or undertaking by the Debtors, any Holders or any other Entity in any respect.

ARTICLE X.

SETTLEMENT, RELEASE, INJUNCTION AND RELATED PROVISIONS

A.	Compromise and Settlement

Notwithstanding anything contained herein to the contrary, the allowance, classification and treatment of all Allowed Claims and their respective distributions and treatments hereunder takes into account and conforms to the relative priority and rights of the Claims and the Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510(b) and (c) of the Bankruptcy Code or otherwise. As of the Effective Date, any and all such rights described in the preceding sentence are settled, compromised and released pursuant hereto. The Confirmation Order will constitute the Bankruptcy Court’s finding and determination that the settlements reflected in the Plan are (1) in the best interests of the Debtors, their estates and all Holders of Claims, (2) fair, equitable and reasonable, (3) made in good faith and (4) approved by the Bankruptcy Court pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019. In addition, the allowance, classification and treatment of Allowed Claims take into account any Causes of Action, whether under the Bankruptcy Code or otherwise under applicable non-bankruptcy law, that may exist: (1) between the Debtors, on the one hand, and the Debtor Releasees, on the other; and (2) as between the Releasing Parties and the Third Party Releasees (to the extent set forth in the Third Party Release); and, as of the Effective Date, any and all such Causes of Action are settled, compromised and released pursuant hereto. The Confirmation Order shall approve the releases by all Entities of all such contractual, legal and equitable subordination rights or Causes of Action that are satisfied, compromised and settled pursuant hereto. Nothing in this Article X.A shall compromise or settle in any way whatsoever, any Causes of Action that the Debtors, the Reorganized Debtors or the Litigation Trust may have against the Non-Released Parties or provide for the indemnity of the Non-Released Parties.

In accordance with the provisions of this Plan, including Article VIII hereof, and pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, without any further notice to or action, order or approval of the Bankruptcy Court, after the Effective Date (1) the Reorganized Debtors may, in their sole and absolute discretion, compromise and settle Claims against them and (2) the Reorganized Debtors or the Litigation Trust, as applicable, may, in their respective sole and absolute discretion, compromise and settle Causes of Action against other Entities.

B.	Debtor Releases

NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, ON THE EFFECTIVE DATE AND EFFECTIVE AS OF THE EFFECTIVE DATE, FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY EACH OF THE DEBTOR RELEASEES AND THE THIRD PARTY RELEASEES, INCLUDING, WITHOUT LIMITATION: (1) THE DISCHARGE OF DEBT AND ALL OTHER GOOD AND VALUABLE CONSIDERATION PAID PURSUANT HERETO; (2) THE OBLIGATIONS OF THE CONSENTING FIRST LIEN HOLDERS, THE CONSENTING SECOND LIEN HOLDERS AND CONSENTING 11% SENIOR NOTE HOLDERS TO PROVIDE THE SUPPORT NECESSARY FOR CONSUMMATION OF THE PLAN; AND (3) THE SERVICES OF THE DEBTORS’ PRESENT AND FORMER OFFICERS, DIRECTORS, MEMBERS (INCLUDING EX OFFICIO MEMBERS) AND ADVISORS IN FACILITATING THE EXPEDITIOUS IMPLEMENTATION OF THE RESTRUCTURING CONTEMPLATED HEREBY, EACH OF THE DEBTORS SHALL PROVIDE A FULL DISCHARGE AND RELEASE TO EACH DEBTOR RELEASEE

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AND TO EACH THIRD PARTY RELEASEE (AND EACH SUCH DEBTOR RELEASEE AND THIRD PARTY RELEASEE SO RELEASED SHALL BE DEEMED FULLY RELEASED AND DISCHARGED BY THE DEBTORS) AND THEIR RESPECTIVE PROPERTIES FROM ANY AND ALL CAUSES OF ACTION, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, LIQUIDATED OR UNLIQUIDATED, CONTINGENT OR NON-CONTINGENT, EXISTING AS OF THE EFFECTIVE DATE IN LAW, AT EQUITY, WHETHER FOR TORT, FRAUD, CONTRACT, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS OR OTHERWISE, ARISING FROM OR RELATED IN ANY WAY TO THE DEBTORS, INCLUDING, WITHOUT LIMITATION, THOSE THAT ANY OF THE DEBTORS OR THE REORGANIZED DEBTORS WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR THAT ANY HOLDER OF A CLAIM OR AN EQUITY INTEREST OR OTHER ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT ON BEHALF OF ANY OF THE DEBTORS OR ANY OF THEIR ESTATES, AND FURTHER INCLUDING THOSE IN ANY WAY RELATED TO THE CHAPTER 11 CASES, THE PLAN OR THE ACQUISITION OF HOLLYWOOD ENTERTAINMENT CORPORATION; PROVIDED, HOWEVER, THAT THE FOREGOING “DEBTOR RELEASE” SHALL NOT OPERATE TO WAIVE OR RELEASE ANY CAUSES OF ACTION OF ANY DEBTOR: (1) AGAINST A THIRD PARTY RELEASEE (OTHER THAN ALL CURRENT AND FORMER FIRST LIEN AGENTS, ALL CURRENT AND FORMER SECOND LIEN AGENTS, THE DIP AGENT, THE DIP ARRANGER, THE DIP LENDERS, THE FIRST LIEN LENDERS AND THE SECOND LIEN LENDERS, EACH IN THEIR CAPACITIES AS SUCH) ARISING FROM ANY CONTRACTUAL OBLIGATIONS OWED TO THE DEBTORS; (2) EXPRESSLY SET FORTH IN AND PRESERVED BY THE PLAN, THE PLAN SUPPLEMENT OR RELATED DOCUMENTS; (3) ARISING FROM ANY OBLIGATIONS UNDER THE LOCK UP AGREEMENT OR THE PLAN SUPPORT AGREEMENT; OR (4) ARISING UNDER THE AMENDED AND RESTATED FIRST LIEN CREDIT AGREEMENT OR THE AMENDED AND RESTATED SECOND LIEN CREDIT AGREEMENT. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PLAN DOES NOT RELEASE ANY CAUSES OF ACTION THAT THE DEBTORS OR THE REORGANIZED DEBTORS HAVE OR MAY HAVE NOW OR IN THE FUTURE AGAINST THE NON-RELEASED PARTIES.

ENTRY OF THE CONFIRMATION ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE DEBTOR RELEASE, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED HEREIN, AND FURTHER, SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE DEBTOR RELEASE IS: (1) IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE DEBTOR RELEASEES, A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE DEBTOR RELEASE; (2) IN THE BEST INTERESTS OF THE DEBTORS AND ALL HOLDERS OF CLAIMS; (3) FAIR, EQUITABLE AND REASONABLE; (5) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (5) A BAR TO ANY OF THE DEBTORS OR THE REORGANIZED DEBTORS ASSERTING ANY CLAIM RELEASED BY THE DEBTOR RELEASE AGAINST ANY OF THE DEBTOR RELEASEES.

C.	Third Party Release

NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, ON THE EFFECTIVE DATE AND EFFECTIVE AS OF THE EFFECTIVE DATE, THE RELEASING PARTIES (REGARDLESS OF WHETHER A RELEASING PARTY IS A THIRD PARTY RELEASEE) SHALL PROVIDE A FULL DISCHARGE AND RELEASE (AND EACH ENTITY SO RELEASED SHALL BE DEEMED RELEASED BY THE RELEASING PARTIES) TO THE THIRD PARTY RELEASEES AND THE DEBTOR RELEASEES AND THEIR RESPECTIVE PROPERTY FROM ANY AND ALL CAUSES OF ACTION, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, LIQUIDATED OR UNLIQUIDATED, CONTINGENT OR NON-CONTINGENT, EXISTING AS OF THE EFFECTIVE DATE IN LAW, AT EQUITY, WHETHER FOR TORT, FRAUD, CONTRACT, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS OR OTHERWISE, ARISING FROM OR RELATED IN ANY WAY TO THE DEBTORS, INCLUDING, WITHOUT LIMITATION, THOSE IN ANY WAY RELATED TO THE CHAPTER 11 CASES, THE PLAN OR THE ACQUISITION OF HOLLYWOOD ENTERTAINMENT CORPORATION; PROVIDED, HOWEVER, THAT THE FOREGOING “THIRD PARTY RELEASE” SHALL NOT OPERATE TO WAIVE OR RELEASE ANY CAUSES OF ACTION OF ANY RELEASING PARTY: (1) AGAINST A THIRD PARTY RELEASEE

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(OTHER THAN ALL CURRENT AND FORMER FIRST LIEN AGENTS, ALL CURRENT AND FORMER SECOND LIEN AGENTS, THE DIP AGENT, THE DIP ARRANGER, THE DIP LENDERS, THE FIRST LIEN LENDERS AND THE SECOND LIEN LENDERS, EACH IN THEIR CAPACITIES AS SUCH) ARISING FROM ANY CONTRACTUAL OBLIGATIONS OWED TO THE RELEASING PARTY; (2) EXPRESSLY SET FORTH IN AND PRESERVED BY THE PLAN, THE PLAN SUPPLEMENT OR RELATED DOCUMENTS; (3) ARISING FROM ANY OBLIGATIONS UNDER THE LOCK UP AGREEMENT OR PLAN SUPPORT AGREEMENT; OR (4) ARISING UNDER THE AMENDED AND RESTATED FIRST LIEN CREDIT AGREEMENT OR THE AMENDED AND RESTATED SECOND LIEN CREDIT AGREEMENT. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE PLAN DOES NOT RELEASE ANY CLAIMS OR CAUSES OF ACTION THAT THE RELEASING PARTIES, THE DEBTORS OR THE REORGANIZED DEBTORS MAY HAVE NOW OR IN THE FUTURE AGAINST THE NON-RELEASED PARTIES.

ENTRY OF THE CONFIRMATION ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE THIRD PARTY RELEASE, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED HEREIN, AND FURTHER, SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE THIRD PARTY RELEASE IS: (1) IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE THIRD PARTY RELEASEES, A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE THIRD PARTY RELEASE; (2) IN THE BEST INTERESTS OF THE DEBTORS AND ALL HOLDERS OF CLAIMS; (3) FAIR, EQUITABLE AND REASONABLE; (4) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (5) A BAR TO ANY OF THE RELEASING PARTIES ASSERTING ANY CLAIM RELEASED BY THE THIRD PARTY RELEASE AGAINST ANY OF THE THIRD PARTY RELEASEES.

D.	Exculpation

The Exculpated Parties shall neither have, nor incur any liability to any Entity for any prepetition or postpetition act taken or omitted to be taken in connection with, or related to formulating, negotiating, preparing, disseminating, implementing, administering, confirming or effecting the Consummation of the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other prepetition or postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors; provided, however, that the foregoing “Exculpation” shall have no effect on the liability of any Entity that results from any such act or omission that is determined in a Final Order to have constituted gross negligence or willful misconduct; provided, further, that each Exculpated Party shall be entitled to rely upon the advice of counsel concerning his, her or its duties pursuant to, or in connection with, the Plan; provided, still further, that the foregoing Exculpation shall not apply to any acts or omissions: (1) expressly set forth in and preserved by the Plan, the Plan Supplement or related documents; or (2) arising from any obligations under the Lock Up Agreement.

E.	Indemnification

On and from the Effective Date and effective as of the Effective Date, the Reorganized Debtors shall assume all indemnification obligations currently in place, whether in the bylaws, certificates of incorporation or other formation documents in the case of a limited liability company, board resolutions or employment contracts for the current and former directors, officers, members (including ex officio members), employees, attorneys, other professionals and agents of the Debtors and such current and former directors, officers and members’ respective Affiliates. Without limiting the foregoing, the Reorganized Debtors shall jointly and severally indemnify and hold harmless, except as provided in the Plan Supplement, each of the Indemnified Parties for all costs, expenses, loss, damage or liability incurred by any such Indemnified Party arising from or related in any way to any and all Causes of Action whether known or unknown, whether for tort, fraud, contract, violations of federal or state securities laws or otherwise, based in whole or in part upon any act or omission, transaction or other occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way to the Debtors, including, without limitation, those arising from or related in any way to: (1) any action or omission of any such Indemnified Party with respect to any indebtedness of or any Equity Interest in the Debtors (including, without limitation, any action or omission of any such Indemnified Party with respect to the acquisition, holding, voting or disposition of

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any such investment); (2) any action or omission of any such Indemnified Party in such Indemnified Party’s capacity as an officer, director, member, employee, partner or agent of, or advisor to any Debtor; (3) any disclosure made or not made by any Indemnified Party to any current or former Holder of any such indebtedness of or any such Equity Interest in the Debtors; (4) any consideration paid to any such Indemnified Party by any of the Debtors in respect of any services provided by any such Indemnified Party to any Debtor; and (5) any action taken or not taken in connection with the Chapter 11 Cases or the Plan. In the event that any such Indemnified Party becomes involved in any action, proceeding or investigation brought by or against any Indemnified Party, as a result of matters to which the foregoing “Indemnification” may relate, the Reorganized Debtors shall promptly reimburse any such Indemnified Party for its reasonable and documented legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith as such expenses are incurred and after a request for indemnification is made in writing, with reasonable documentation in support thereof; provided, however, that, notwithstanding anything herein to the contrary, the Plan shall not indemnify nor be deemed to have indemnified any of the Non-Released Parties, whether for any matter to which this Article X.E pertains or otherwise.

F.	Preservation of Rights of Action

1.	Maintenance of Causes of Action

Except as otherwise provided in the Plan or Confirmation Order and except as provided in the Litigation Trust Agreement, after the Effective Date, the Reorganized Debtors shall retain all rights to commence, pursue, litigate or settle, as appropriate, any and all Causes of Actions, whether existing as of the Commencement Date or thereafter arising, in any court or other tribunal including, without limitation, in an adversary proceeding Filed in one or more of the Chapter 11 Cases.

2.	Preservation of All Causes of Action Not Expressly Settled or Released

Unless a claim or Cause of Action against a Holder of a Claim or an Equity Interest or other Entity is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order (including, without limitation, the Confirmation Order), the Debtors expressly reserve such Claim or Cause of Action for later adjudication by the Debtors, the Reorganized Debtors or the Litigation Trust (including, without limitation, Claims and Causes of Action not specifically identified or of which the Debtors may presently be unaware or which may arise or exist by reason of additional facts or circumstances unknown to the Debtors at this time or facts or circumstances that may change or be different from those the Debtors now believe to exist) and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such Claims or Causes of Action upon or after the Confirmation or Consummation of the Plan based on the Disclosure Statement, the Plan or the Confirmation Order, except where such Claims or Causes of Action have been expressly released in the Plan (including, without limitation, and for the avoidance of doubt, the Debtor Release contained in Article X.B hereof) or any other Final Order (including, without limitation, the Confirmation Order). In addition, the Debtors, the Reorganized Debtors and the Litigation Trust expressly reserve the right to pursue or adopt any claims alleged in any lawsuit in which the Debtors are a plaintiff, defendant or an interested party, against any Entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits.

G.	Injunction

FROM AND AFTER THE EFFECTIVE DATE, ALL ENTITIES ARE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING IN ANY MANNER, ANY CAUSE OF ACTION RELEASED PURSUANT TO THE PLAN OR THE CONFIRMATION ORDER.

FROM AND AFTER THE EFFECTIVE DATE, TO THE EXTENT OF THE RELEASES AND EXCULPATIONS GRANTED IN ARTICLE X.C HEREOF, THE RELEASING PARTIES SHALL BE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING IN ANY MANNER AGAINST THE THIRD PARTY RELEASEES, THE EXCULPATED PARTIES, THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, AND EACH OF THEIR RESPECTIVE CURRENT AND FORMER MEMBERS (INCLUDING EX OFFICIO MEMBERS), OFFICERS, DIRECTORS, EMPLOYEES, PARTNERS, ATTORNEYS, FINANCIAL ADVISORS, ACCOUNTANTS, MANAGED FUNDS, INVESTMENT BANKERS, INVESTMENT ADVISORS,

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ACTUARIES, PROFESSIONALS, AGENTS, AFFILIATES AND REPRESENTATIVES (EACH OF THE FOREGOING IN ITS INDIVIDUAL CAPACITY AS SUCH), AND THEIR ASSETS AND PROPERTIES, AS THE CASE MAY BE, ANY SUIT, ACTION OR OTHER PROCEEDING, ON ACCOUNT OF OR RESPECTING ANY CLAIM, DEMAND, LIABILITY, OBLIGATION, DEBT, RIGHT, CAUSE OF ACTION, INTEREST OR REMEDY RELEASED OR TO BE RELEASED PURSUANT TO ARTICLE X.C HEREOF.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR HEREIN OR IN OBLIGATIONS ISSUED PURSUANT HERETO, FROM AND AFTER THE EFFECTIVE DATE, ALL ENTITIES SHALL BE PRECLUDED FROM ASSERTING AGAINST THE DEBTORS, THE DEBTORS IN POSSESSION, THE DEBTORS’ ESTATES, ANY OF THEIR SUCCESSORS AND ASSIGNS, AND EACH OF THEIR RESPECTIVE CURRENT AND FORMER MEMBERS (INCLUDING EX OFFICIO MEMBERS), OFFICERS, DIRECTORS, EMPLOYEES, PARTNERS, ATTORNEYS, FINANCIAL ADVISORS, ACCOUNTANTS, MANAGED FUNDS, INVESTMENT BANKERS, INVESTMENT ADVISORS, ACTUARIES, PROFESSIONALS, AGENTS, AFFILIATES AND REPRESENTATIVES (EACH OF THE FOREGOING IN ITS INDIVIDUAL CAPACITY AS SUCH), AND THEIR ASSETS AND PROPERTIES, ANY OTHER CLAIMS OR EQUITY INTERESTS BASED UPON ANY DOCUMENTS, INSTRUMENTS, OR ANY ACT OR OMISSION, TRANSACTION OR OTHER ACTIVITY OF ANY KIND OR NATURE THAT OCCURRED PRIOR TO THE EFFECTIVE DATE.

THE RIGHTS AFFORDED IN THE PLAN AND THE TREATMENT OF ALL CLAIMS AND EQUITY INTERESTS HEREIN SHALL BE IN EXCHANGE FOR AND IN COMPLETE SATISFACTION OF CLAIMS AND EQUITY INTERESTS OF ANY NATURE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ANY INTEREST ACCRUED ON CLAIMS FROM AND AFTER THE COMMENCEMENT DATE, AGAINST THE DEBTORS OR ANY OF THEIR ASSETS, PROPERTY OR ESTATES. ON THE EFFECTIVE DATE, ALL SUCH CLAIMS AGAINST, AND EQUITY INTERESTS IN THE DEBTORS SHALL BE FULLY RELEASED AND DISCHARGED.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR HEREIN OR IN OBLIGATIONS ISSUED PURSUANT HERETO, FROM AND AFTER THE EFFECTIVE DATE, ALL CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS SHALL BE FULLY RELEASED AND DISCHARGED, AND THE DEBTORS’ LIABILITY WITH RESPECT THERETO SHALL BE EXTINGUISHED COMPLETELY, INCLUDING, WITHOUT LIMITATION, ANY LIABILITY OF THE KIND SPECIFIED UNDER SECTION 502(G) OF THE BANKRUPTCY CODE.

ALL ENTITIES SHALL BE PRECLUDED FROM ASSERTING AGAINST THE DEBTORS, THE DEBTORS’ ESTATES, THE REORGANIZED DEBTORS, EACH OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, AND EACH OF THEIR ASSETS AND PROPERTIES, ANY OTHER CLAIMS OR EQUITY INTERESTS BASED UPON ANY DOCUMENTS, INSTRUMENTS OR ANY ACT OR OMISSION, TRANSACTION OR OTHER ACTIVITY OF ANY KIND OR NATURE THAT OCCURRED PRIOR TO THE EFFECTIVE DATE.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR HEREIN OR IN OBLIGATIONS ISSUED PURSUANT HERETO, FROM AND AFTER THE EFFECTIVE DATE, ALL ENTITIES SHALL BE PERMANENTLY ENJOINED, ON ACCOUNT OF ANY CLAIM OR EQUITY INTEREST SATISFIED AND RELEASED HEREBY, FROM:

1. COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND AGAINST ANY DEBTOR AND EACH OF ITS RESPECTIVE CURRENT AND FORMER MEMBERS (INCLUDING EX OFFICIO MEMBERS), OFFICERS, DIRECTORS, EMPLOYEES, PARTNERS, ATTORNEYS, FINANCIAL ADVISORS, ACCOUNTANTS, MANAGED FUNDS, INVESTMENT BANKERS, INVESTMENT ADVISORS, ACTUARIES, PROFESSIONALS, AGENTS, AFFILIATES AND REPRESENTATIVES (EACH OF THE FOREGOING IN ITS INDIVIDUAL CAPACITY AS SUCH), OR ANY OF THEIR SUCCESSORS AND ASSIGNS, OR ANY OF THEIR ASSETS AND PROPERTIES;

2. ENFORCING, ATTACHING, COLLECTING OR RECOVERING BY ANY MANNER OR MEANS ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST ANY DEBTOR AND

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EACH OF ITS RESPECTIVE SUCCESSORS AND ASSIGNS, AND EACH OF THEIR RESPECTIVE CURRENT AND FORMER MEMBERS (INCLUDING EX OFFICIO MEMBERS), OFFICERS, DIRECTORS, EMPLOYEES, PARTNERS, ATTORNEYS, FINANCIAL ADVISORS, ACCOUNTANTS, MANAGED FUNDS, INVESTMENT BANKERS, INVESTMENT ADVISORS, ACTUARIES, PROFESSIONALS, AGENTS, AFFILIATES AND REPRESENTATIVES (EACH OF THE FOREGOING IN ITS INDIVIDUAL CAPACITY AS SUCH), AND THEIR RESPECTIVE ASSETS AND PROPERTIES;

3. CREATING, PERFECTING OR ENFORCING ANY LIEN, CLAIM OR ENCUMBRANCE OF ANY KIND AGAINST ANY DEBTOR AND EACH OF ITS RESPECTIVE CURRENT AND FORMER MEMBERS (INCLUDING EX OFFICIO MEMBERS), OFFICERS, DIRECTORS, EMPLOYEES, PARTNERS, ATTORNEYS, FINANCIAL ADVISORS, ACCOUNTANTS, MANAGED FUNDS, INVESTMENT BANKERS, INVESTMENT ADVISORS, ACTUARIES, PROFESSIONALS, AGENTS, AFFILIATES AND REPRESENTATIVES (EACH OF THE FOREGOING IN ITS INDIVIDUAL CAPACITY AS SUCH), OR THE PROPERTY OR ESTATE OF ANY OF THE FOREGOING; OR

4. ASSERTING ANY RIGHT OF SETOFF, SUBROGATION OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM ANY DEBTOR OR AGAINST THE PROPERTY OR ESTATE OF ANY DEBTOR AND EACH OF ITS RESPECTIVE CURRENT AND FORMER MEMBERS (INCLUDING EX OFFICIO MEMBERS), OFFICERS, DIRECTORS, EMPLOYEES, PARTNERS, ATTORNEYS, FINANCIAL ADVISORS, ACCOUNTANTS, MANAGED FUNDS, INVESTMENT BANKERS, INVESTMENT ADVISORS, ACTUARIES, PROFESSIONALS, AGENTS, AFFILIATES AND REPRESENTATIVES (EACH OF THE FOREGOING IN ITS INDIVIDUAL CAPACITY AS SUCH), EXCEPT TO THE EXTENT SUCH RIGHT TO SETOFF, RECOUPMENT OR SUBROGATION IS ASSERTED WITH RESPECT TO A TIMELY FILED PROOF OF CLAIM.

ARTICLE XI.

BINDING NATURE OF PLAN

THIS PLAN SHALL BIND ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS, NOTWITHSTANDING WHETHER ANY SUCH HOLDERS FAILED TO VOTE TO ACCEPT OR REJECT THE PLAN OR VOTED TO REJECT THE PLAN.

ARTICLE XII.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall, after the Effective Date, retain such jurisdiction over the Chapter 11 Cases and all Entities with respect to all matters related to the Chapter 11 Cases, the Debtors and the Plan as legally permissible, including, without limitation, jurisdiction to:

1. allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim, including, without limitation, the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of any Claim;

2. grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Confirmation Date;

3. resolve any matters related to the assumption, assignment or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to adjudicate and, if necessary, liquidate, any Claims arising therefrom, including, without limitation, those matters related to any amendment to the Plan after the Effective Date to add Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed;

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4. ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

5. decide or resolve any motions, adversary proceedings, contested or litigated matters and any other Causes of Action that are pending as of the date hereof or that may be commenced in the future, and grant or deny any applications involving a Debtor that may be pending on the Effective Date or instituted by the Reorganized Debtors after the Effective Date, provided that the Reorganized Debtors shall reserve the right to commence actions in all appropriate forums and jurisdictions;

6. enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all other contracts, instruments, releases, indentures and other agreements or documents adopted in connection with the Plan, the Plan Supplement or the Disclosure Statement;

7. resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan or the Plan Support Agreement; provided, however, that any dispute arising under or in connection with the Exit Facility, the Amended and Restated First Lien Credit Agreement or the Amended and Restated Second Lien Credit Agreement shall be dealt with in accordance with the provisions of the applicable document;

8. hear and determine all Causes of Action that are pending as of the date hereof or that may be commenced in the future;

9. issue injunctions and enforce them, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan, except as otherwise provided in the Plan;

10. enforce Article X.A, Article X.B, Article X.C, Article X.D, Article X.E and Article X.F hereof;

11. enforce the injunction set forth in Article X.G hereof;

12. resolve any cases, controversies, suits or disputes with respect to the Debtor Release, the Third Party Release, the Exculpation, the Indemnification and other provisions contained in Article X hereof and enter such orders or take such others actions as may be necessary or appropriate to implement or enforce all such releases, injunctions and other provisions;

13. enter and implement such orders or take such others actions as may be necessary or appropriate if the Confirmation Order is modified, stayed, reversed, revoked or vacated;

14. resolve any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document adopted in connection with the Plan or the Disclosure Statement or the Plan Support Agreement; provided, however, that any dispute arising under or in connection with the Exit Facility, the Amended and Restated First Lien Credit Agreement or the Amended and Restated Second Lien Credit Agreement shall be dealt with in accordance with the provisions of the applicable document; and

15. enter an order concluding the Chapter 11 Cases.

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ARTICLE XIII.

MISCELLANEOUS PROVISIONS

A.	Dissolution of Committee

After the Effective Date, the Committee shall dissolve with respect to the Debtors and its respective members shall be released and discharged from all further authority, duties, responsibilities and obligations relating to the Chapter 11 Cases; provided, however, that the Committee and their respective Retained Professionals shall be retained with respect to (1) applications Filed pursuant to sections 330 and 331 of the Bankruptcy Code, (2) motions seeking the enforcement of the provisions of the Plan and the transactions contemplated hereunder or the Confirmation Order and (3) pending appeals and related proceedings. Such Committee dissolution, release and discharge shall take place after the Effective Date upon the filing by the Committee of a notice of such dissolution, release and discharge, which notice shall be Filed no later than the latest of: (i) 30 days after the Effective Date; (ii) 30 days after any appeal of the Confirmation Order pending after the Effective Date terminates or is denied; and (iii) such other date as may be set by the Bankruptcy Court for cause.

B.	Payment of Statutory Fees

All fees payable pursuant to section 1930 of title 28 of the United States Code after the Effective Date shall be paid prior to the closing of the Chapter 11 Cases when due or as soon thereafter as practicable.

C.	Payment of Fees and Expenses of Sopris

All fees and expenses payable to Sopris associated with the restructuring described herein (including the Rights Offering), including, without limitation, the fees and expenses of Sonnenschein Nath & Rosenthal LLP, Tavenner & Beran, PC and Jefferies & Co., Inc. shall be paid in full in Cash when due.

D.	Payment of Fees and Expenses of First Lien Agents

On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtors shall pay in full in Cash all outstanding reasonable and documented fees and expenses of the First Lien Agents and their advisors (including, without limitation, the fees and expenses of Skadden, Arps, Slate, Meagher & Flom, LLP, McGuire Woods LLP and Houlihan Lokey Howard & Zukin).

E.	Payment of Fees and Expenses of Second Lien Administrative Agent, Second Lien Collateral Agent and Indenture Trustees

On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtors shall pay in full in Cash all outstanding reasonable and documented fees and expenses (provided that reasonably detailed invoices and not full fee applications shall be required) of (1) the Second Lien Administrative Agent and the Second Lien Collateral Agent and their advisors (including, without limitation, the fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, Venable LLP and Blackstone Advisory Services LP) and (2) the Indenture Trustees and their advisors.

F.	Modification of Plan

Effective as of the date hereof and subject to the limitations and rights contained in the Plan, the Lock Up Agreement and the Plan Support Agreement, respectively: (a) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order; and (b) after the entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as applicable, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan. Any such modification shall be subject to the approval rights set forth in the Plan Support Agreement.

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G.	Revocation of Plan

The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to File subsequent chapter 11 plans. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan and any document or agreement executed pursuant hereto shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims by or against, or any Equity Interests in, such Debtor or any other Entity; (b) prejudice in any manner the rights of the Debtors or any other Entity; or (c) constitute an admission, acknowledgement, offer or undertaking of any sort by the Debtors or any other Entity.

H.	Successors and Assigns

The rights, benefits and obligations of any Entity named or referred to herein shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Entity.

I.	Reservation of Rights

Except as expressly set forth herein, the Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order. Neither the filing of the Plan, any statement or provision contained herein, nor the taking of any action by a Debtor or any other Entity with respect to the Plan shall be or shall be deemed to be an admission or waiver of any rights of: (1) any Debtor with respect to the Holders of Claims or Equity Interests or other Entity; or (2) any Holder of a Claim or an Equity Interest or other Entity prior to the Effective Date.

J.	Section 1146 Exemption

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant hereto shall not be subject to any stamp tax or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such tax or governmental assessment. Such exemption specifically applies, without limitation, to all documents necessary to evidence and implement the provisions of and the distributions to be made under the Plan, including the Exit Facility, the Amended and Restated First Lien Credit Agreement (and the providing of security therefor), the Amended and Restated Second Lien Credit Agreement (and the providing of security therefor), the Backstop Rights Purchase Agreement, the issuance of New Common Stock and Warrants, the Warrant Agreement, the transfer of the Litigation Trust Assets to the Litigation Trust, the transfer of owned and leased real property interests to MG Real Estate as provided for in Article VI.A.7 hereof and the maintenance or creation of security therein as contemplated by the Exit Facility, the Amended and Restated First Lien Credit Agreement and the Amended and Restated Second Lien Credit Agreement.

K.	Financial Reporting

The Reorganized Debtors shall make periodic filings with the Commission to the extent required by applicable law, and shall otherwise prepare reports to be available to shareholders, including an annual audit of financials, which reports also shall be the same or substantially similar in content to the reports required of a company that must make public reports under sections 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended. Such reports further shall be made available to shareholders through the maintenance of a readily accessible website.

L.	Further Assurances

The Debtors or the Reorganized Debtors, as applicable, all Holders of Claims receiving distributions hereunder and all other Entities shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan or the Confirmation Order.

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M.	Severability

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision then will be applicable as altered or interpreted, provided that any such alteration or interpretation must be in form and substance reasonably acceptable to the Debtors and Sopris and as provided for in the Plan Support Agreement; provided, further, that the Debtors or Sopris may seek an expedited hearing before the Bankruptcy Court to address any objection to any such alteration or interpretation of the foregoing. Notwithstanding any such order by the Bankruptcy Court, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

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N.	Service of Documents

Any pleading, notice or other document required by the Plan to be served on or delivered to the Debtors shall be sent by overnight mail to:

Movie Gallery, Inc.

Attn: Legal Department

900 West Main Street

Dothan, Alabama 36301

with copies to:

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, Illinois 60601

Attn: Anup Sathy P.C., Marc J. Carmel and Ross M. Kwasteniet

O.	Filing of Additional Documents

On or before the Effective Date, the Debtors may File with the Bankruptcy Court all agreements and other documents that may be necessary or appropriate to effectuate and further evidence the terms and conditions hereof.

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Dated: February 4, 2008

Respectfully submitted,

MOVIE GALLERY, INC.

By:	/s/ S. Page Todd
Its:	Executive Vice President, Secretary and General Counsel

HOLLYWOOD ENTERTAINMENT CORPORATION

By:	/s/ S. Page Todd
Its:	Executive Vice President, Secretary and General Counsel

M.G. DIGITAL, LLC

By:	/s/ S. Page Todd
Its:	Executive Vice President, Secretary and General Counsel

M.G.A. REALTY I, LLC

By:	/s/ S. Page Todd
Its:	Executive Vice President, Secretary and General Counsel

MG AUTOMATION LLC

By:	/s/ S. Page Todd
Its:	Executive Vice President, Secretary and General Counsel

MOVIE GALLERY US, LLC

By:	/s/ S. Page Todd
Its:	Executive Vice President, Secretary and General Counsel

EXHIBIT B

ORDER APPROVING THE DEBTORS’ DISCLOSURE STATEMENT

AND RELIEF RELATED THERETO

Richard M. Cieri (NY 4207122)	Michael A. Condyles (VA 27807)
KIRKLAND & ELLIS LLP	Peter J. Barrett (VA 46179)
Citigroup Center	KUTAK ROCK LLP
153 East 53rd Street	Bank of America Center
New York, New York 10022-4611	1111 East Main Street, Suite 800
Telephone: (212) 446-4800	Richmond, Virginia 23219-3500
Telephone: (804) 644-1700
And

Anup Sathy, P.C. (IL 6230191)
Marc J. Carmel (IL 6272032)
KIRKLAND & ELLIS LLP
200 East Randolph Drive
Chicago, Illinois 60601-6636
Telephone: (312) 861-2000

Co-Counsel to the Debtors

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE EASTERN DISTRICT OF VIRGINIA

RICHMOND DIVISION

In re:	)	Case No. 07-33849
	)	Jointly Administered
MOVIE GALLERY, INC., et al.,[1]	)	Chapter 11
	)	Hon. Douglas O. Tice, Jr.
Debtors.	)
)

ORDER APPROVING THE DEBTORS’ DISCLOSURE STATEMENT

AND RELIEF RELATED THERETO

Upon the motion (the “Motion”)2 of the above-captioned debtors (collectively, the “Debtors”) for the entry of an order (the “Order”) approving the Debtors’ Disclosure Statement and relief related thereto [Docket No. 1198] and the Notice of Amended Exhibits to the Motion [Docket No. 1408] (as the exhibits thereto will be amended to conform to the Disclosure

[1]	The Debtors in these proceedings are: Movie Gallery, Inc.; Hollywood Entertainment Corporation; M.G. Digital, LLC; M.G.A. Realty I, LLC; MG Automation LLC; and Movie Gallery US, LLC.
[2]	Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Motion.

Statement, the Plan and the Solicitation Procedures, each as defined herein, the “Notice of Amended Exhibits”); it appearing that the relief requested in the Motion is in the best interests of the Debtors’ estates, their creditors and other parties in interest; the Bankruptcy Court having jurisdiction to consider the Motion and the relief requested therein pursuant to 28 U.S.C. §§ 157 and 1334; consideration of the Motion and the relief requested therein being a core proceeding pursuant to 28 U.S.C. § 157(b); venue being proper before the Bankruptcy Court pursuant to 28 U.S.C. §§ 1408 and 1409; proper notice of the Motion having been provided to all necessary and appropriate parties, including pursuant to the Order Establishing Certain Notice, Case Management and Administrative Procedures [Docket No. 88] (the “Case Management Order”) entered by the Bankruptcy Court on October 17, 2007, and no further notice being necessary; and after due deliberation and sufficient cause appearing therefor, it is hereby ORDERED, ADJUDGED and DECREED that

1. The Motion is granted in its entirety.

2. The Disclosure Statement to the First Amended Joint Plan of Movie Gallery, Inc. and Its Debtor Subsidiaries Under Chapter 11 of the Bankruptcy Code [Docket No. ] (the “Disclosure Statement”) complies with all aspects of section 1125 of the Bankruptcy Code and is hereby approved as containing adequate information (as defined by section 1125(a) of the Bankruptcy Code).

3. The Debtors have provided adequate notice of the time fixed for filing objections and the hearing to consider approval of the Disclosure Statement in accordance with Bankruptcy Rules 2002 and 3017 and Local Bankruptcy Rules 2002-1 and 3017-1(C).

2

4. The Disclosure Statement, First Amended Joint Plan of Movie Gallery, Inc. and Its Debtor Subsidiaries Under Chapter 11 of the Bankruptcy Code [Docket No. ] (the “Plan”) and the Ballots attached to the Notice of Amended Exhibits (the “Ballots”) and Master Ballots attached to the Notice of Amended Exhibits (the “Master Ballots”) provide Holders of Claims and Equity Interests and other parties in interest with sufficient notice regarding the injunction, exculpation and release provisions contained in the Plan in compliance with Bankruptcy Rule 3016(c).

5. Any objections to approval of the Disclosure Statement that were not withdrawn or resolved at or prior to the hearing to consider approval of the Disclosure Statement are overruled.

6. The close of business on February 5, 2008 shall be the Record Date for determining: (a) the Holders of Claims (including “holders of bonds, debentures, notes and other securities”) that are entitled to receive the Solicitation Package pursuant to the Solicitation Procedures; (b) the Holders of Claims entitled to vote to accept the Plan; and (c) whether Claims have been properly transferred or assigned to an assignee pursuant to Bankruptcy Rule 3001(e) such that the assignee can vote as the Holder of such Claim; provided, however, that this Court may determine a different record date for the Holder of any individual Claim.

7. The Voting Deadline shall be 4:00 p.m. prevailing Pacific Time on March 24, 2008.

8. The Plan Objection Deadline shall be 4:00 p.m. prevailing Eastern Time on March 24, 2008.

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9. Any objections to the Plan must be filed by the Plan Objection Deadline and must: (a) be in writing; (b) conform to the Bankruptcy Rules and the Local Bankruptcy Rules; (c) state the name and address of the objecting party and the amount and nature of the Claim of such Entity; (d) state with particularity the basis and nature of any objection to the Plan and, if practicable, a proposed modification to the Plan that would resolve such objection; and (e) be filed, contemporaneously with a proof of service, with the Bankruptcy Court and served so that it is actually received by the notice parties identified in the Confirmation Hearing Notice (attached to the Notice of Amended Exhibits as Exhibit E) no later than the Plan Objection Deadline.

10. The Confirmation Hearing shall commence on April 9, 2008 at 2:00 p.m. prevailing Eastern Time, which hearing may be continued from time to time without further notice other than such adjournment announced in open court or a notice of adjournment filed with the Bankruptcy Court and served on the Core Group, the 2002 List (each as defined in the Case Management Order) and the Entities who have filed objections to the Plan, without further notice to parties in interest.

11. The form of the Solicitation Procedures attached hereto as Exhibit 1 and incorporated by reference herein, are hereby approved in their entirety; provided that the Debtors reserve the right to amend or supplement the Solicitation Procedures to better facilitate the solicitation process.

12. The procedures for distribution of the Solicitation Packages (with the appropriate exhibits, the forms of which are attached to the Notice of Amended Exhibits) set forth in the Motion and the Solicitation Procedures satisfy the requirements of the Bankruptcy Code, the Bankruptcy Rules and the Local Bankruptcy Rules, and the Debtors shall distribute or cause to be distributed Solicitation Packages to all Entities entitled to vote to accept or reject the Plan.

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13. The Debtors’ letter to the Voting Classes, substantially in the form attached to the Notice of Amended Exhibits as Exhibit B, is hereby approved.

14. The Ballots and Master Ballots, substantially in the forms attached to the Notice of Amended Exhibits as Exhibit C and Exhibit D, respectively, are hereby approved.

15. The form of the ballot instructions (the “Ballot Instructions”), substantially in the form attached to the Ballots and Master Ballots on Exhibits C and Exhibit D to the Notice of Amended Exhibits, respectively, are hereby approved.

16. All votes to accept or reject the Plan must be cast by using the appropriate Ballot or Master Ballot.

17. All Ballots and Master Ballots must be properly executed, completed and delivered according to their applicable Ballot Instructions by: (a) first class mail, in the return envelope provided with each Ballot or Master Ballot; (b) overnight courier; or (c) personal delivery, so that the Ballots and Master Ballots are actually received by the Voting and Claims Agent or the Securities Voting Agent, as applicable, no later than the Voting Deadline at the return address set forth in the applicable Ballot or Master Ballot.

18. The form of the Confirmation Hearing Notice, substantially in the form attached to the Notice of Amended Exhibits as Exhibit E, complies with the requirements of Bankruptcy Rules 2002(b), 2002(d) and 3017(d) and is hereby approved.

19. The forms of the Non-Voting Status Notices, substantially in the forms attached to the Notice of Amended Exhibits as Exhibit F-1 and Exhibit F-2, are hereby approved.

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20. Ballots and/or Master Ballots and copies of the Plan and Disclosure Statement need not be provided to the Holders of Claims who are in Unimpaired Classes or who are unclassified under the Plan and are, therefore, deemed to accept the Plan.

21. Ballots and/or Master Ballots and copies of the Plan and Disclosure Statement need not be provided to the Holders of Equity Interests who will not receive any distribution and are, therefore, conclusively deemed to reject the Plan.

22. The forms of the Contract and Lease Counterparty Notices to be served with respect to Executory Contracts and Unexpired Leases, except Unexpired Leases of nonresidential real property (as such term is used in section 365 of the Bankruptcy Code), substantially in the forms attached to the Notice of Amended Exhibits as Exhibit G-1 and Exhibit G-2, are hereby approved.

23. The form of the Real Property Lease Notice to be served with regard to Unexpired Leases of nonresidential real property (as such term is used in section 365 of the Bankruptcy Code), substantially in the form attached to the Notice of Amended Exhibits as Exhibit H, is hereby approved.

24. The form of the Disputed Claim Notice, substantially in the form attached to the Notice of Amended Exhibits as Exhibit I, is hereby approved.

25. The Debtors shall be excused from mailing Solicitation Packages to those Entities to whom the Debtors mailed a notice regarding the Disclosure Statement Hearing and received a notice from the United States Postal Service or other carrier that such notice was undeliverable unless such Entity provides the Debtors, through the Voting and Claims Agent, an accurate address not less than ten Business Days prior to the Solicitation Date. If an Entity has changed its mailing address after the Commencement Date, the burden is on such Entity, not the Debtors, to advise the Debtors and the Voting and Claims Agent of the new address.

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26. The form of the Disclosure Statement Hearing notice, substantially in the form attached to the Notice of Amended Exhibits as Exhibit J, is hereby approved.

27. The Record Date shall serve as the date for determining the Holders of 11% Senior Notes permitted to participate in the Rights Offering.

28. The Debtors are authorized to combine the Rights Offering solicitation with the solicitation of votes to accept or reject the Plan.

29. The form of the Subscription Form, substantially in the form attached to the Notice of Amended Exhibits as Exhibit K, is hereby approved.

30. To exercise the Subscription Rights, each eligible Holder of 11% Senior Notes must: (a) return a duly completed Subscription Form substantially in the form of Exhibit K attached to the Notice of Amended Exhibits to the Securities Voting Agent so that such form is actually received by the Securities Voting Agent on or before the Rights Offering Expiration Date or, in the case of Securities held through a bank or brokerage firm, arrange for such firm to effect their subscription through DTC so that such form or DTC instruction is actually received by the Securities Voting Agent on or before the Rights Offering Expiration Date; and (b) pay or arrange for payment to the Securities Voting Agent on or before the Rights Offering Expiration Date, or by DTC to the Securities Voting Agent, such Holder’s purchase price.

31. Each eligible Holder of 11% Senior Notes intending to participate in the Rights Offering must affirmatively elect to exercise its Subscription Rights on or prior to the Rights Offering Expiration Date.

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32. The Debtors are authorized, but not directed, to give notice to any eligible Holder of Subscription Rights regarding any defect or irregularity in connection with any purported exercise of Subscription Rights by such Holder and may permit such defect or irregularity to be cured within such time as they may determine in good faith to be appropriate; provided, that neither the Debtors nor the Securities Voting Agent nor DTC shall have any obligation to provide such notice, nor will they incur any liability for failure to give such notification.

33. The Debtors are authorized to adopt any additional detailed procedures consistent with the provisions of the Rights Offering.

34. The Election Form to facilitate the Cash-Out Election substantially in the form attached to the Notice of Amended Exhibits as Exhibit L (the “Election Form”), is hereby approved.

35. The Debtors shall deliver Election Forms to Nominees holding 9.625% Senior Subordinated Notes as of the Record Date; provided, however, any Holder may make the Cash-Out Election prior to the expiration of the Voting Deadline even if such Holder of 9.625% Senior Subordinated Notes was not a Record Date Holder.

36. The Debtors are authorized to include among the Solicitation Documents a letter from the Committee in substantially the form tendered to the Court at the hearing on February 5, 2008.

37. The Debtors are authorized, in their discretion, to amend or supplement the Solicitation Documents to include under certain circumstances an option to opt out of release provisions contained in the Plan.

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38. The terms of this Order shall be binding upon the Debtors, all Holders of Claims and Equity Interests and any trustees appointed under chapter 7 or chapter 11 of the Bankruptcy Code relating to the Debtors and all other parties in interest.

39. All time periods set forth in this Order shall be calculated in accordance with Bankruptcy Rule 9006(a).

40. The Debtors are authorized to take all actions necessary to effectuate the relief granted pursuant to this Order in accordance with the Motion.

41. The terms and conditions of this Order shall be immediately effective and enforceable upon its entry.

42. The Bankruptcy Court shall retain jurisdiction, even after the closing of the Chapter 11 Cases, with respect to all matters arising from or related to the implementation of this Order.

United States Bankruptcy Judge

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We ask for this:

/s/ Anup Sathy
Richard M. Cieri (NY 4207122)
KIRKLAND & ELLIS LLP
Citigroup Center
153 East 53rd Street
New York, New York 10022-4611
Telephone:	(212) 446-4800
Facsimile:	(212) 446-4900

And

Anup Sathy, P.C. (IL 6230191)
Marc J. Carmel (IL 6272032)
KIRKLAND & ELLIS LLP
200 East Randolph Drive
Chicago, Illinois 60601-6636
Telephone:	(312) 861-2000
Facsimile:	(312) 861-2200

And

Michael A. Condyles (VA 27807)
Peter J. Barrett (VA 46179)
KUTAK ROCK LLP
Bank of America Center
1111 East Main Street, Suite 800
Richmond, Virginia 23219-3500
Telephone:	(804) 644-1700
Facsimile:	(804) 783-6192
Co-Counsel to the Debtors

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EXHIBIT 1

(Solicitation Procedures)

Richard M. Cieri (NY 4207122)	Michael A. Condyles (VA 27807)
KIRKLAND & ELLIS LLP	Peter J. Barrett (VA 46179)
Citigroup Center	KUTAK ROCK LLP
153 East 53rd Street	Bank of America Center
New York, New York 10022-4611	1111 East Main Street, Suite 800
Telephone: (212) 446-4800	Richmond, Virginia 23219-3500
Telephone: (804) 644-1700
and

Anup Sathy, P.C. (IL 6230191)
Marc J. Carmel (IL 6272032)
KIRKLAND & ELLIS LLP
200 East Randolph Drive
Chicago, Illinois 60601-6636
Telephone: (312) 861-2000

Co-Counsel to the Debtors

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE EASTERN DISTRICT OF VIRGINIA

RICHMOND DIVISION

In re:	)	Case No. 07-33849
	)	Jointly Administered
MOVIE GALLERY, INC., et al.,[1]	)	Chapter 11
	)	Hon. Douglas O. Tice, Jr.
Debtors.	)
)

SOLICITATION PROCEDURES

On December 22, 2007, the Debtors filed the Motion of the Debtors for an Order Approving the Debtors’ Disclosure Statement and Relief Related Thereto [Docket No. 1198] (the “Motion”). On February 4, 2008, the above-captioned debtors (collectively, the “Debtors”) filed (a) the Disclosure Statement to the First Amended Joint Plan of Movie Gallery, Inc. and Its Debtor Subsidiaries Under Chapter 11 of the Bankruptcy Code [Docket No. ] (the “Disclosure Statement”) and (b) the First Amended Joint Plan of Movie Gallery, Inc. and Its Debtor Subsidiaries Under Chapter 11 of the Bankruptcy Code [Docket No. ] (the “Plan”). On

[1]	The Debtors in these proceedings are: Movie Gallery, Inc.; Hollywood Entertainment Corporation; M.G. Digital, LLC; M.G.A. Realty I, LLC; MG Automation LLC; and Movie Gallery US, LLC.

February 4, 2008, the Debtors filed the Notice of the Amended Exhibits to the Motion of the Debtors for an Order Approving the Debtors’ Disclosure Statement and Relief Related Thereto [Docket No. ] (the “Notice of Amended Exhibits”). On the date of the order to which these Solicitation Procedures are attached (the “Disclosure Statement Order Date”), the Bankruptcy Court entered an order approving the Motion and the Solicitation Procedures set forth herein (the “Disclosure Statement Order”).2

A. The Record Date

The Bankruptcy Court has approved the close of business on February 5, 2008, as the voting record date (the “Record Date”) for purposes of determining, among other things, which Holders of Claims are entitled to vote on the Plan; provided, however, that the Bankruptcy Court may determine a different record date for the Holder of any individual Claim.

B. The Voting Deadline

The Bankruptcy Court has approved March 24, 2008 at 4:00 p.m. prevailing Pacific Time, as the deadline (the “Voting Deadline”) for the delivery of Ballots and Master Ballots voting to accept or reject the Plan. To be counted as votes to accept or reject the Plan, all Ballots and Master Ballots, as applicable, must be properly executed, completed and delivered by using the return envelope provided by: (a) first class mail; (b) overnight courier; or (c) personal delivery, so that they are actually received, no later than the Voting Deadline by either the Voting and Claims Agent, Kurtzman Carson Consultants LLC (“KCC”), or, with respect to Claims based on publicly-traded securities (the “Securities”), by the Securities Voting Agent, Financial Balloting Group, LLC (“FBG”). The Ballots and Master Ballots will clearly indicate the appropriate return address (or, in the case of Securities, instructions for the proper return of Master Ballots). Ballots returnable to KCC should be sent to: Movie Gallery Balloting Center, c/o Kurtzman Carson Consultants LLC, 2335 Alaska Avenue, El Segundo, California 90245. Ballots and Master Ballots returnable to FBG should be sent to: Movie Gallery, Inc., c/o Financial Balloting Group LLC, 757 Third Avenue—Third Floor, New York, New York 10017, Attention: Ballot Processing Center.

C. Solicitation Procedures

1. The Solicitation Package: The following documents and materials constitute the solicitation package (the “Solicitation Package”):

[2]	Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Motion or the Disclosure Statement, as applicable. A copy of the Motion, the Disclosure Statement and the Plan can be obtained (i) from the Voting and Claims Agent (a) at its website at www.kccllc.net/moviegallery, (b) by writing to Movie Gallery Balloting Center, c/o Kurtzman Carson Consultants LLC, 2335 Alaska Avenue, El Segundo, California 90245, Attention: Ballot Processing Center, (c) by calling (888) 647-1730 or (d) by emailing moviegalleryinfo@kccllc.com or (ii) for a fee via PACER at http://www.vaeb.uscourts.gov/.

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a.	a cover letter, substantially in the form attached as Exhibit B to the Notice of Amended Exhibits (i) describing the contents of the Solicitation Package and instructions on how paper copies of any materials that may be provided in CD-ROM format can be obtained at no charge; (ii) explaining that the Plan Supplement will be filed on or before five Business Days before the Confirmation Hearing; and (iii) urging the Holders in each of the Voting Classes to vote to accept the Plan;

b.	if applicable, a letter from the Debtors’ significant constituents urging the Holders in each of the Voting Classes to vote to accept the Plan;

c.	the Disclosure Statement Order (with these Solicitation Procedures, which shall be Exhibit 1 attached thereto);

d.	an appropriate form of Ballot and/or Master Ballot and Ballot Instructions with respect thereto, if applicable (with a pre-addressed, postage prepaid return envelope);

e.	the Confirmation Hearing Notice;

f.	the approved form of the Disclosure Statement (together with the Plan, which is Exhibit A thereto) in either paper or CD-ROM format; and

g.	such other materials as the Bankruptcy Court may direct.

2. Distribution of the Solicitation Packages: The Solicitation Packages shall be served on the following entities:

a.	Holders of Claims for which Proofs of Claim have been timely-Filed, as reflected on the Claims Register as of the Record Date; provided, however, that subject to section D.2.c hereof, Holders of Claims to which an objection is pending at least 15 days prior to the Confirmation Hearing shall not be entitled to vote unless such Holders become eligible to vote through a Resolution Event in accordance with section D.7 below;

b.

all Entities listed in the Debtors’ schedules of assets and liabilities Filed with the Bankruptcy Court (the “Schedules”) with the exception of those Claims that are listed in the Schedules as contingent, unliquidated or disputed, or any combination thereof (excluding such Claims listed in the Schedules that have been superseded by a timely-Filed Proof of Claim); provided however, that Holders of Claims that are listed in the Schedules as contingent, unliquidated or disputed, or any combination thereof, for which the applicable Claims Bar Date has not passed shall receive Solicitation Packages;[3]

[3]	Pursuant to Bankruptcy Rule 3003(c)(2), with respect to all Entities that are listed in the Schedules as having a Claim or a portion of a Claim that is contingent, unliquidated or disputed, or any combination thereof, where such Entity did not timely File a Proof of Claim, the Debtors shall not distribute any documents or notices on account of such Claim if the applicable Claims Bar Date to File such Proof of Claim has passed.

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c.	Holders whose Claims arise pursuant to an agreement or settlement with the Debtors, as reflected in a document Filed with the Bankruptcy Court, in an order of the Bankruptcy Court or in a document executed by the Debtors pursuant to authority granted by the Bankruptcy Court, in each case regardless of whether a Proof of Claim has been Filed;

d.	with respect to any Beneficial Holder, to the applicable Nominee, as reflected in the relevant records as of the Record Date;[4]

e.	the Debtors’ lessors under Unexpired Leases of nonresidential real property whose leases have not been assumed as of the mailing of the Solicitation Packages;

f.	Holders as of the Record Date of First Lien Claims in Class 3, based upon the records of Goldman Sachs Credit Partners L.P., the administrative agent for such Holders (within three Business Days after receiving written notice from the Debtors of entry of the Disclosure Statement Order, Goldman Sachs Credit Partners L.P. shall provide to KCC a list of such Holders by name, address and First Lien Claim amount, provided that KCC shall maintain the confidentiality of such list and shall not disclose the identity of the Holders unless ordered by the Bankruptcy Court on notice to Goldman Sachs Credit Partners L.P.); and

g.	Holders as of the Record Date of Second Lien Claims in Class 4, based upon the records of Wells Fargo Bank, N.A., the administrative agent for such Holders (within three Business Days after receiving written notice from the Debtors of entry of the Disclosure Statement Order, Wells Fargo Bank, N.A. shall provide to KCC a list of such Holders by name, address and Second Lien Claim amount, provided that KCC shall maintain the

[4]	A “Beneficial Holder” is a beneficial owner of Securities in Classes 6 or 7E, whose Claims have not been satisfied prior to the Record Date pursuant to a Bankruptcy Court order or otherwise, as reflected in the records maintained by brokerage firms or banks (collectively, the “Nominees”) holding through The Depository Trust Company (“DTC”) or other relevant security depository and/or the applicable indenture trustee, as of the Record Date.

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confidentiality of such list and shall not disclose the identity of the Holders unless ordered by the Bankruptcy Court on notice to Wells Fargo Bank, N.A.).

The Debtors shall make reasonable efforts to ensure that Holders of more than one Claim in a single Voting Class receive no more than one Solicitation Package on account of such Claims.

3. Distribution of Materials to the Core Group and the 2002 List (as defined in the Case Management Order): The Core Group, the 2002 List as of the Record Date, the Internal Revenue Service and the Securities and Exchange Commission shall be served either paper copies of, or a CD-ROM containing, the Disclosure Statement Order, the Disclosure Statement and all exhibits to the Disclosure Statement, including the Plan. Any Entity that receives a CD-ROM but that desires a paper copy of these documents and any other Entity that desires a CD-ROM or a paper copy of the Solicitation Package (except the Ballots and the Master Ballots) may request the paper copies from the Voting and Claims Agent in accordance with footnote 2 hereof.

4. Publication of Solicitation Notice: The Debtors shall, following the Disclosure Statement Hearing, publish the Solicitation Notice, which shall contain, among other things, the Plan Objection Deadline, the Voting Deadline and the date that the Confirmation Hearing is first scheduled, in the following publications: USA Today, the National Edition of The Wall Street Journal and The Washington Post on a date no less than 15 days prior to the Voting Deadline.

D. Voting and General Tabulation Procedures

1. Who May Vote: Only the following Holders of Claims in Voting Classes are entitled to vote:

a.	Holders of Claims for which Proofs of Claim have been timely-Filed, as reflected on the claims register maintained by the Voting and Claims Agent (the “Claims Register”) as of the Record Date; provided, however, that, subject to section D.2.c hereof, Holders of Claims to which an objection is pending at least 15 days prior to the Confirmation Hearing shall not be entitled to vote unless such Holders become eligible to vote through a Resolution Event in accordance with section D.7 below;

b.	Holders of Claims that are listed in the Debtors’ Schedules, with the exception of those Claims that are listed in the Schedules as contingent, unliquidated or disputed, or any combination thereof (excluding such Claims listed in the Schedules that have been superseded by a timely-Filed Proof of Claim); provided, however, that Holders of Claims that are listed in the Schedules as contingent, unliquidated or disputed, or any combination thereof, for which the applicable Claims Bar Date for the Claim of such Holder has not passed may vote;

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c.	Holders whose Claims arise pursuant to an agreement or settlement with the Debtors, as reflected in a document Filed with the Bankruptcy Court, in an order of the Bankruptcy Court or in a document executed by the Debtors pursuant to authority granted by the Bankruptcy Court, in each case regardless of whether a Proof of Claim has been Filed;

d.	the Debtors’ lessors under Unexpired Leases of nonresidential real property whose leases have not been assumed as of the mailing of the Solicitation Packages;

e.	the applicable Nominee, as reflected in the relevant records as of the Record Date or any Beneficial Holder, provided that its Ballot has been prevalidated by a Nominee, if applicable;

f.	the assignee of any transferred or assigned Claim with respect to such Claim only if the transfer or assignment has been fully effectuated pursuant to the procedures dictated by Bankruptcy Rule 3001(e) if such transfer is reflected on the Claims Register on or before the Record Date;

g.	Holders as of the Record Date of First Lien Claims in Class 3, based upon the records of Goldman Sachs Credit Partners L.P., the administrative agent for such Holders, as provided to KCC pursuant to section C.2.e above; and

h.	Holders as of the Record Date of Second Lien Claims in Class 4, based upon the records of Wells Fargo Bank, N.A., the administrative agent for such Holders, as provided to KCC pursuant to section C.2.f above.

2. Establishing Claim Amounts: In tabulating votes, the following hierarchy will be used to determine the amount of the Claim associated with each vote:

a.	the amount of the Claim settled and/or agreed upon by the Debtors, as reflected in a court pleading, stipulation, agreement or other document Filed with the Bankruptcy Court, in an order of the Bankruptcy Court or in a document executed by the Debtors pursuant to authority granted by the Bankruptcy Court;

b.	the amount of the Claim Allowed (temporarily or otherwise) pursuant to a Resolution Event under the procedures set forth herein;

c.	in the case of a lessor of nonresidential real property whose lease has not been assumed or rejected as of the mailing of the Solicitation Packages, if

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the applicable Claims Bar Date has not passed, the greater of (i) the amount in a filed Proof of Claim on account of such lease or, in the event such Proof of Claim has been the subject of an objection that has been resolved, the amount of such Proof of Claim as resolved, and (ii) a General Unsecured Claim equal to 6 months’ rent plus any prepetition arrearage known by the Debtors to be due and owing to such lessor, subject to (x) the ability of such lessor and the Debtors to reach agreement on an appropriate Claim amount for voting purposes or (y) the lessors or Debtors obtaining Court approval of a Claim amount for voting purposes upon appropriate notice if no such agreement is reached; provided that such Court approval must be received and the Debtors notified thereof at least 5 days prior to the last day for submitting the Voting Report, with such amount and the fact that the amount was determined pursuant to this procedure to be disclosed in the Voting Report; provided, further that such vote may be disregarded by the Debtors if prior to submitting the Voting Report the subject lease actually is assumed;

d.	the amount of the Claim contained in a Proof of Claim that has been timely-Filed by the applicable Claims Bar Date (or deemed timely-Filed by the Bankruptcy Court under applicable law) except for any amounts in such Proofs of Claim asserted on account of any interest accrued after the Commencement Date; provided that Ballots cast by Holders whose Claims are not listed in the Schedules, but that timely File a Proof of Claim in an unliquidated or unknown amount that are not the subject of an objection, will count for satisfying the numerosity requirement of section 1126(c) of the Bankruptcy Code and will count as Ballots for Claims in the amount of $1.00 solely for the purposes of satisfying the dollar amount provisions of section 1126(c) of the Bankruptcy Code; provided further that to the extent the amount of the Claim contained in the Proof of Claim is different from the amount of the Claim set forth in a document Filed with the Bankruptcy Court as referenced in section D.1 herein, the amount of the Claim in the document Filed with the Bankruptcy Court shall supersede the amount of the Claim set forth on the respective Proof of Claim;

e.	the amount of the Claim listed in the Schedules, provided that such Claim is not listed in the Schedules as contingent, unliquidated or disputed, or any combination thereof, and has not been paid; provided further that if the Holder of a contingent, unliquidated or disputed (or any combination thereof) Claim is allowed to vote its Claim because the applicable Claims Bar Date has not passed, then the amount of the Claim listed in the Schedules;

f.	for each Holder of First Lien Claims in Class 3, the amount held by such Holder as shown on the records of Goldman Sachs Credit Partners L.P. as

7

of the Record Date, as provided to KCC pursuant to section C.2.e above (which amount, together with the amounts held by other Holders of First Lien Claims, shall not exceed the amount of the Proof of Claim filed by Goldman Sachs Credit Partners L.P. on behalf of Holders of First Lien Claims);

g.	for each Holder of Secured Lien Claims in Class 4, the amount held by such Holder as shown on the records of Wells Fargo Bank, N.A. as of the Record Date, as provided to KCC pursuant to section C.2.f above (which amount, together with the amounts held by other Holders of Second Lien Claims, shall not exceed the amount of the Proof of Claim filed by Wells Fargo Bank, N.A. on behalf of Holders of Second Lien Claims); and

h.	in the absence of any of the foregoing, zero.

The amount of the Claim established herein shall control for voting purposes only and shall not constitute the Allowed amount of any Claim. Moreover, any amounts filled in on Ballots by the Debtors through the Voting and Claims Agent or the Securities Voting Agent, as applicable, are not binding for any purposes, including for purposes of allowance and distribution.

3. General Ballot Tabulation: The following voting procedures and standard assumptions will be used in tabulating Ballots and Master Ballots:

a.	except as otherwise provided herein, unless the Ballot or the Master Ballot being furnished is timely submitted on or prior to the Voting Deadline, the Debtors shall reject such Ballot or Master Ballot as invalid and, therefore, decline to count it in connection with Confirmation;

b.	the Voting and Claims Agent or the Securities Voting Agent, as applicable, will date and time-stamp all Ballots and Master Ballots when received. The Voting and Claims Agent or the Securities Voting Agent, as applicable, shall retain the original Ballots and Master Ballots and an electronic copy of the same for a period of one year after the Effective Date of the Plan, unless otherwise ordered by the Bankruptcy Court;

c.	an original executed Ballot or Master Ballot is required to be submitted by the Entity submitting such Ballot or Master Ballot. Delivery of a Ballot or Master Ballot to the Voting and Claims Agent or the Securities Voting Agent, as applicable, by facsimile, email or any other electronic means shall not be valid;

d.

the Debtors shall File the Voting Report with the Bankruptcy Court no later than five calendar days prior to the Confirmation Hearing. The Voting Report shall, among other things, delineate every irregular Ballot

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and Master Ballot including, without limitation, those Ballots and Master Ballots that are late or (in whole or in material part) illegible, unidentifiable, lacking original signatures or lacking necessary information, received via facsimile, email or any other electronic means or are damaged. The Voting Report shall indicate the Debtors’ intentions with regard to such irregular Ballots and Master Ballots;

e.	the method of delivery of Ballots or Master Ballots to the Voting and Claims Agent or the Securities Voting Agent, as appropriate, is at the election and risk of each Holder of a Claim. Except as otherwise provided herein, such delivery will be deemed made only when the Voting and Claims Agent or the Securities Voting Agent, as appropriate, actually receives the originally executed Ballot or Master Ballot;

f.	no Ballot or Master Ballot should be sent to any of the Debtors, the Debtors’ agents (other than the Voting and Claims Agent or the Securities Voting Agent, as applicable), any indenture trustee (unless specifically instructed to do so by the Ballot Instructions) or the Debtors’ financial or legal advisors and, if so sent, will not be counted;

g.	if multiple Ballots or Master Ballots are received from the same Holder of a Claim with respect to the same Claim prior to the Voting Deadline, the last Ballot or Master Ballot timely received will supersede and revoke any earlier received Ballot or Master Ballot;

h.	Beneficial Holders of Public Securities and other Holders must vote all of their Claims within a particular Class either to accept or reject the Plan and may not split any such votes. Accordingly, a Ballot that partially rejects and partially accepts the Plan will not be counted;

i.	a person signing a Ballot or a Master Ballot in its capacity as a trustee, executor, administrator, guardian, attorney in fact, officer of a corporation or otherwise acting in a fiduciary or representative capacity must indicate such capacity when signing and, if required or requested by the applicable Nominee or its agent, the Voting and Claims Agent, the Securities Voting Agent, the Debtors or the Bankruptcy Court, must submit proper evidence to the requesting party to so act on behalf of such Holder or Beneficial Holder;

j.	the Debtors, subject to contrary order of the Bankruptcy Court, may waive any defects or irregularities as to any particular Ballot or Master Ballot at any time, either before or after the close of voting, and any such waivers shall be documented in the Voting Report;

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k.	neither the Debtors, nor any other Entity, will be under any duty to provide notification of defects or irregularities with respect to delivered Ballots and Master Ballots other than as provided in the Voting Report, nor will any of them incur any liability for failure to provide such notification;

l.	unless waived by the Debtors, subject to contrary order of the Bankruptcy Court, any defects or irregularities in connection with deliveries of Ballots and Master Ballots must be cured prior to the Voting Deadline or such Ballots and Master Ballots will not be counted;

m.	in the event a designation for lack of good faith is requested by a party in interest under section 1126(e) of the Bankruptcy Code, the Bankruptcy Court shall determine whether any vote to accept and/or reject the Plan cast with respect to that Claim will be counted for purposes of determining whether the Plan has been accepted and/or rejected by such Claim;

n.	subject to any contrary order of the Bankruptcy Court, the Debtors reserve the right to reject any and all Ballots and Master Ballots not in proper form, the acceptance of which, in the opinion of the Debtors, would not be in accordance with the provisions of the Bankruptcy Code or the Bankruptcy Rules; provided that any such rejections shall be documented in the Voting Report;

o.	if a Claim has been estimated or otherwise Allowed for voting purposes by an order of the Bankruptcy Court pursuant to Bankruptcy Rule 3018(a), such Claim shall be temporarily Allowed in the amount so estimated or Allowed by the Bankruptcy Court for voting purposes only and not for purposes of allowance or distribution;

p.	if an objection to a Claim is Filed, such Claim shall be treated in accordance with the procedures set forth herein; and

q.	subject to section D.2.c hereof, the following Ballots and Master Ballots shall not be counted in determining the acceptance or rejection of the Plan: (i) any Ballot or Master Ballot that is illegible or contains insufficient information to permit the identification of the Holder of the Claim or Claims; (ii) any Ballot or Master Ballot cast by an Entity that does not hold a Claim in a Class, which is a Class entitled to vote on the Plan; (iii) any Ballot or Master Ballot cast for a Claim listed in the Schedules as contingent, unliquidated or disputed, or any combination thereof, for which the applicable Claims Bar Date has passed and no Proof of Claim was timely Filed; (iv) any unsigned Ballot or Master Ballot; (v) any Ballot or Master Ballot not marked to accept or reject the Plan or any Ballot marked both to accept and reject the Plan; and (vi) any Ballot or Master Ballot submitted by any Entity not entitled to vote pursuant to the procedures described herein.

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4. Classes in Which Class 7 Votes Are Tabulated: In preparing Ballots for and tabulating votes of Holders of General Unsecured Claims, regardless of which Debtor or Debtors any given Claim(s) was (were) filed against, the Debtors may re-assign Claims, for voting purposes only, to a different Class or different Classes if the Debtors believe, in good faith, that such Claim(s) was (were) either filed against the wrong Debtor(s) or was (were) filed against multiple Debtors but should have been filed against different or fewer Debtors (any such re-assignment being a “Ballot Change”). A Ballot Change will be only for voting purposes and will not constitute an objection to a Claim and will not have any impact on allowance or distributions under the Plan. If the Debtors perform Ballot Changes, the Debtors shall include, in a conspicuous manner, the following language in each affected Ballot:

Pursuant to the Solicitation Procedures and based upon the Debtors’ reasonable, good faith belief that you filed a Claim against one or more wrong Debtor-entities, for purposes of voting on the Plan your Claim(s) has (have) been assigned to the Class for which this Ballot has been issued (a “Ballot Change”). If you do not dispute the Ballot Change, please submit this Ballot in accordance with the procedures set forth herein. To dispute the Ballot Change and vote your Claim in a different Class other than set forth in this Ballot, you must follow the Ballot Change dispute procedures set forth in the Solicitation Procedures.

To dispute a Ballot Change, at least five Business Days before the Voting Deadline, the Holder of a Claim or Claims subject to a Ballot Change must: (a) reach agreement with the Debtors on an appropriate Class or Classes in which such Ballot is to be counted (and the Claim amount for each such Ballot or Ballots if the Ballot Change affects more than one Claim); or (ii) seek Court approval of the Class or Classes in which such Ballot is sought to be counted (and the Claim amount for each such Ballot or Ballots if the Ballot Change affects more than one Claim) upon appropriate notice if the Debtors and such Holder do not reach an agreement; provided that such Court approval must be received by the Voting Deadline. The Debtors may, in their sole discretion without further order of the Bankruptcy Court, resolve objections to Ballot Changes by agreeing to the amount in which Claims may be voted and the Classes that Claims may be voted in, provided that any such resolutions shall be disclosed in the Voting Report.

5. Master Ballot Voting Procedures: The following additional procedures, as well as the aforementioned procedures, shall apply to Claims of Beneficial Holders:

a.	the Record Date is the date for determining the identity of Beneficial Holders eligible to vote on the Plan;

b.	the Securities Voting Agent shall distribute or cause to be distributed the appropriate number of copies of Ballots to each Beneficial Holder holding a Claim as of the Record Date, including Nominees identified by the Securities Voting Agent as Entities through which Beneficial Holders hold their Claims relating to Securities;

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c.	any Nominee that is a Holder of record with respect to Securities shall vote on behalf of Beneficial Holders of such Securities by: (i) immediately distributing the Solicitation Package, including Ballots, it receives from the Securities Voting Agent to all such Beneficial Holders; (ii) promptly collecting Ballots from such Beneficial Holders that cast votes on the Plan; (iii) compiling and validating the votes and other relevant information of all such Beneficial Holders on the applicable Master Ballot; and (iv) transmitting the Master Ballot to the Securities Voting Agent by the Voting Deadline;

d.	any indenture trustee (unless otherwise empowered to do so) will not be entitled to vote on behalf of Beneficial Holders; rather, each such Beneficial Holder must submit his or her own Ballot in accordance with the Beneficial Holder voting procedures;

e.	any Beneficial Holder holding Securities in “street name” through a Nominee must vote on the Plan through such Nominee by completing and signing the Ballot and returning such Ballot to the appropriate Nominee as promptly as possible and in sufficient time to allow such Nominee to process the Ballot and return the Master Ballot to the Securities Voting Agent prior to the Voting Deadline. Any Beneficial Holder holding Securities in “street name” that submits a Ballot to the Debtors, the Debtors’ agents or the Debtors’ financial or legal advisors will not have such Ballot counted for purposes of accepting or rejecting the Plan;

f.	any Ballot returned to a Nominee by a Beneficial Holder shall not be counted for purposes of accepting or rejecting the Plan until such Nominee properly completes and delivers to the Securities Voting Agent a Master Ballot that reflects the vote of such Beneficial Holders by the Voting Deadline or otherwise validates the Ballot in a manner acceptable to the Securities Voting Agent (a “Prevalidated Ballot”). Nominees shall retain all Ballots returned by Beneficial Holders for a period of one year after the Effective Date of the Plan;

g.	if a Beneficial Holder holds Securities through more than one Nominee or through multiple accounts, such Beneficial Holder may receive more than one Ballot and each such Beneficial Holder should execute a separate Ballot for each block of Securities that it holds through any Nominee and must return each such Ballot to the appropriate Nominee;

h.	if a Beneficial Holder holds a portion of its Securities through a Nominee or Nominees and another portion in its own name as the record Holder,

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such Beneficial Holder should follow the procedures described in section D.3 above to vote the portion held in its own name and the procedures described in the rest of this section D.5 hereof to vote the portion held by the Nominee(s);

i.	any Beneficial Holder holding Securities as a record Holder in its own name shall vote on the Plan by completing and signing a Ballot and returning it directly to the Securities Voting Agent on or before the Voting Deadline; and

j.	notwithstanding the foregoing sub-paragraphs c through h of section D.5 hereof, each Nominee may prevalidate a Beneficial Holder Ballot for delivery to its Beneficial Holders, together with instructions for mailing such prevalidated Beneficial Holder Ballots directly to the Debtors’ Securities Voting Agent by the Voting Deadline.

6. Master Ballot Tabulation: These rules will apply with respect to the tabulation of Master Ballots and Ballots cast by Nominees and Beneficial Holders:

a.	votes cast by Beneficial Holders through Nominees will be applied to the applicable positions held by such Nominees in Classes 6 and 7E, as of the Record Date, as evidenced by the record and depository listings. Votes submitted by a Nominee, whether pursuant to a Master Ballot or Prevalidated Ballot, will not be counted in excess of the amount of such Securities held by such Nominee as of the Record Date;

b.	if conflicting votes or “over-votes” are submitted by a Nominee, whether pursuant to a Master Ballot or Prevalidated Ballot, the Securities Voting Agent will use reasonable efforts to reconcile discrepancies with the Nominees;

c.	if over-votes on a Master Ballot or Prevalidated Ballot are not reconciled prior to the preparation of the vote certification, the Securities Voting Agent shall apply the votes to accept and to reject the Plan in the same proportion as the votes to accept and to reject the Plan submitted on the Master Ballot or Prevalidated Ballot that contained the overvote, but only to the extent of the Nominee’s position in Classes 6 and 7E;

d.	for purposes of tabulating votes, each Nominee or Beneficial Holder will be deemed to have voted the principal amount of its Claims in Classes 6 and 7E, although any principal amounts may be adjusted by the Securities Voting Agent to reflect the amount of the Claim actually voted, including prepetition interest; and

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e.	Ballots from Beneficial Holders not containing any vote to accept or reject the Plan or marked both to accept or reject the Plan shall not be counted in a Master Ballot; and

f.	a single Nominee may complete and deliver to the Securities Voting Agent multiple Master Ballots. Votes reflected on multiple Master Ballots will be counted, except to the extent that they are duplicative of other Master Ballots. If two or more Master Ballots are inconsistent, the latest dated Master Ballot received prior to the Voting Deadline will, to the extent of such inconsistency, supercede and revoke any prior Master Ballot.

7. Temporary Allowance of Claims for Voting Purposes: Subject to section D.2.c hereof, the Holder of a Claim to which an objection is pending at least 15 days prior to the Confirmation Hearing cannot vote unless one or more of the following events have taken place at least five Business Days before the Voting Deadline: (a) an order of the Bankruptcy Court is entered allowing such Claim pursuant to section 502(b) of the Bankruptcy Code, after notice and a hearing; (b) an order of the Bankruptcy Court is entered temporarily allowing such Claim for voting purposes only pursuant to Bankruptcy Rule 3018(a), after notice and a hearing; (c) a stipulation or other agreement is executed between the Holder of such Claim and the Debtors resolving the objection and allowing such Claim in an agreed upon amount; (d) a stipulation or other agreement is executed between the Holder of such Claim and the Debtors temporarily allowing the Holder of such Claim to vote its Claim in an agreed upon amount; or (e) the pending objection to such Claim is voluntarily withdrawn by the Debtors (each, a “Resolution Event”). No later than two Business Days after a Resolution Event, the Voting and Claims Agent or Securities Voting Agent, as appropriate, shall distribute a Solicitation Package and a pre-addressed, postage pre-paid envelope to the relevant Holder of such temporarily allowed Claim that has been allowed for voting purposes only (or for other purposes as set forth in an applicable order of the Bankruptcy Court) by such Resolution Event, which must be returned according to the instructions on the Ballot by no later than the Voting Deadline.

If the Holder of a Claim receives a Solicitation Package and the Debtors object to such Claim after the Record Date but at least 15 days prior to the Confirmation Hearing, the Debtors’ notice of objection will inform such Holder of the rules applicable to Claims subject to a pending objection and the procedures for temporary allowance for voting purposes. Furthermore, if the Holder of a Claim receives a Solicitation Package and the Debtors object to such Claim less than 15 days prior to the Confirmation Hearing, the Holder’s Claim shall be deemed temporarily allowed for voting purposes only without further action by the Holder of such Claim and without further order of the Bankruptcy Court.

8. Notice to Holders of Lease Rejection Claims: As indicated above, all of the Debtors’ lessors under Unexpired Leases of nonresidential real property shall receive Solicitation Packages and be entitled to vote unless their lease has been assumed prior to the mailing thereof (or their claim has been disallowed). The Debtors’ right to elect to reject any Unexpired Lease

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of nonresidential real property after the Initial Lease Rejection Deadline terminates May 13, 2008, subject to the provisions of any order entered by the Bankruptcy Court confirming a plan in the Debtors’ Chapter 11 Cases modifying such deadline. However, the Debtors will use good faith efforts to determine by no later than 14 days prior to the Voting Deadline those leases that the Debtors intend to assume or reject pursuant to section 365 of the Bankruptcy Code, and by such date will endeavor in good faith to identify and notify of such determination all non-Debtor parties to those Unexpired Leases of nonresidential real property which they intend to reject (which notice may be accomplished through service of the Real Property Lease Rejection Notice). Additionally, no later than 10 Business Days prior to the Confirmation Hearing (plus 3 days if served by mail) the Debtors will file and serve upon the known non-Debtor parties to the Debtors’ Executory Contracts and Unexpired Leases either the Notice to Counterparties to Potentially Assumed Executory Contracts and Unexpired Leases or the Notice to Counterparties to Potentially Rejected Executory Contracts and Unexpired Leases.

9. Opportunity to Amend Ballot Due to Rejection of Unexpired Lease: The Debtors shall provide a lessor of nonresidential real property whose Unexpired Lease is rejected after the Initial Lease Rejection Deadline but prior to the Confirmation Hearing with an opportunity to amend its Ballot, provided that such Ballot must be amended no later than 7 days prior to the first scheduled Confirmation Hearing; provided, further, however, that if the Confirmation Hearing is adjourned or otherwise rescheduled (the “New Confirmation Hearing Date”), any lessor who is notified that its Unexpired Lease is being rejected less than 14 days prior to the first scheduled Confirmation Hearing or thereafter may amend its Ballot no later than 7 days prior to the next New Confirmation Hearing Date.

10. Forms of Notices to Unclassified Claims, Unimpaired Classes and Equity Interests: Certain Holders of Claims that are not classified in accordance with section 1123(a)(1) of the Bankruptcy Code, that are not entitled to vote because they are Unimpaired or are otherwise deemed to accept the Plan under section 1126(f) of the Bankruptcy Code, will receive only the Solicitation Notice and the Non-Voting Status Notice–Deemed to Accept. Holders of Class 8 Equity Interests are also not entitled to vote on the Plan since they are conclusively deemed to reject the Plan. Holders of Class 8 Equity Interests will receive only the Solicitation Notice and the Non-Voting Status Notice–Deemed to Reject. The Non-Voting Status Notices, substantially in the forms attached to the Notice of Amended Exhibits as Exhibit F-1 and Exhibit F-2, will instruct the Holders how they may obtain copies of the documents contained in the Solicitation Package (excluding Ballots and Master Ballots).

E. Third Party Release, Exculpation and Injunction Language in the Plan

THE THIRD PARTY RELEASE, EXCULPATION AND INJUNCTION LANGUAGE IN ARTICLE X OF THE PLAN WILL BE INCLUDED IN THE DISCLOSURE STATEMENT AND FURTHER NOTICE IS PROVIDED WITH RESPECT TO SUCH PROVISIONS IN THE SOLICITATION NOTICE.

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F. Amendments to the Plan and the Solicitation Procedures

THE DEBTORS EXPRESSLY RESERVE THE RIGHT TO AMEND FROM TIME TO TIME THE TERMS OF THE PLAN IN ACCORDANCE WITH THE TERMS THEREOF (SUBJECT TO COMPLIANCE WITH THE REQUIREMENTS OF SECTION 1127 OF THE BANKRUPTCY CODE AND THE TERMS OF THE PLAN REGARDING MODIFICATION).

THE DEBTORS EXPRESSLY RESERVE THE RIGHT TO AMEND OR SUPPLEMENT THE SOLICITATION PROCEDURES TO BETTER FACILITATE THE SOLICITATION PROCESS.

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EXHIBIT C

PLAN SUPPORT AGREEMENT

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE EASTERN DISTRICT OF VIRGINIA

RICHMOND DIVISION

In re:	)	Case No. 07-33849
	)	Jointly Administered
MOVIE GALLERY, INC., et al.,[1]	)	Chapter 11
	)	Hon. Douglas O. Tice, Jr.
Debtors.	)
)

PLAN SUPPORT AGREEMENT

THIS IS NOT A SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THE PLAN. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL THE DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.

This PLAN SUPPORT AGREEMENT (the “Agreement”) is made and entered into as of January 22, 2008, by and among the following parties:

(a) Movie Gallery, Inc. and its Debtor affiliates, each a debtor and debtor in possession in the Chapter 11 Cases;

(b) Sopris Capital Advisors LLC, in its capacity as the Backstop Party for the Rights Offering in accordance with the revised Rights Offering Term Sheet attached hereto as Exhibit D (the “Rights Offering Term Sheet”) and Consenting Holder (as defined below) (“Sopris,” and, in its capacity as the Backstop Party, Sopris includes investment Entities affiliated with Sopris);

(c) The undersigned Holders (each, a “Consenting First Lien Holder”; collectively the “Consenting First Lien Holders”) of certain Claims under the First Lien Credit Agreement dated as of March 8, 2007 (as amended, waived, supplemented, refinanced and as otherwise modified from time to time, the “First Lien Credit Agreement”), among Movie Gallery, Inc. (“Movie Gallery”), as borrower, certain Movie Gallery subsidiaries as guarantors, the lenders party thereto (the “First Lien Lenders”), Goldman Sachs Credit Partners L.P., as lead arranger, syndication agent and administrative agent (the “First Lien Administrative Agent”), and Wachovia Bank, National Association, as collateral agent and documentation agent (the

[1]	The Debtors in these proceedings are: Movie Gallery, Inc.; Hollywood Entertainment Corporation; M.G. Digital, LLC; M.G.A. Realty I, LLC; MG Automation LLC; and Movie Gallery US, LLC.

“First Lien Collateral Agent”), originally providing for (a) a $600 million first lien term loan (the “First Lien Term Loan”); (b) a $100 million first lien revolving credit facility (the “First Lien Revolving Facility”); and (c) a $25 million first lien synthetic letter of credit facility (the “First Lien LC Facility”);

(d) The undersigned Holders (each, a “Consenting Second Lien Holder”; collectively, the “Consenting Second Lien Holders”) of certain Claims under the Second Lien Credit Agreement dated as of March 8, 2007 (as amended, waived, supplemented, refinanced and as otherwise modified from time to time, the “Second Lien Credit Agreement”), among the Debtors, as borrowers, the lenders party thereto (the “Second Lien Lenders”), Goldman Sachs Credit Partners L.P., as lead arranger and syndication agent (the “Second Lien Syndication Agent”), and Wells Fargo Bank, N.A., as successor to CapitalSource Inc., as collateral agent and administrative agent (the “Second Lien Administrative Agent,” and together with the Second Lien Syndication Agent, the “Second Lien Agents”), originally providing for a $175 million second lien term loan (the “Second Lien Term Loan”); and

(e) The undersigned Holders (each, a “Consenting 11% Senior Note Holder”; collectively, the “Consenting 11% Senior Note Holders” and together with the Consenting First Lien Holders and the Consenting Second Lien Holders, the “Consenting Holders”) of certain Claims under the 11% Senior Unsecured Notes Indenture dated as of April 27, 2005 (as amended, waived, supplemented, refinanced and as otherwise modified from time to time, the “11% Senior Notes Indenture”), between Movie Gallery, Inc. as issuer, certain Movie Gallery, Inc. subsidiaries as guarantors, and U.S. Bank N.A., as trustee. Each of the Consenting Holders, together with the Debtors and Sopris, are defined collectively as the “Parties”.

RECITALS

WHEREAS, on October 16, 2007, each of the Debtors filed a voluntary petition with the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”) under chapter 11 of the Bankruptcy Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”) (collectively, the “Chapter 11 Cases”);

WHEREAS, each Consenting Holder is a Holder of a Claim, as defined in section 101(5) of the Bankruptcy Code, arising out of, or related to, the First Lien Credit Agreement (each, a “First Lien Claim”), the Second Lien Credit Agreement (each, a “Second Lien Claim”) and/or the 11% Senior Notes Indenture (each, a “Senior Note Claim” and together with the First Lien Claims and the Second Lien Claims, the “Movie Gallery Claims”);

WHEREAS, as of July 2, 2007, the Debtors were obligated for (a) an aggregate principal and interest amount of approximately $602,040,000 on account of the First Lien Term Loan, (b) an aggregate principal and interest amount of approximately $100,080,000 on account of the First Lien Revolving Facility, (c) an aggregate principal and interest amount of approximately $25,060,000 in letters of credit under the First Lien LC Facility, (d) an aggregate principal and PIK Interest (as defined in the Second Lien Credit Agreement) amount of approximately $176,380,000 on account of the Second Lien Term Loan and (e) an aggregate amount of principal and interest amount of approximately $331,150,000 on account of the 11% Senior Notes Indenture;

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WHEREAS, on October 14, 2007, the Debtors entered into that certain Lock Up, Voting and Consent Agreement (as amended from time to time, the “Lock Up Agreement”) between certain Consenting Second Lien Holders, Sopris and the Debtors (the “Lock Up Parties”);

WHEREAS, the Lock Up Parties committed to support the Debtors’ restructuring plans, including an agreement to vote to accept a plan of reorganization consistent with the Proposed Restructuring Term Sheet attached as Exhibit A to the Lock Up Agreement (as amended from time to time in accordance with the terms thereof, the “Plan Term Sheet”);

WHEREAS, the Plan Term Sheet provides, among other things, that: (a) the Debtors will enter into an Amended and Restated First Lien Credit Agreement (as defined in the Plan Term Sheet) on terms to be consensually negotiated between the Debtors, Sopris and the First Lien Lenders; (b) the Debtors will enter into an Amended and Restated Second Lien Credit Agreement (as defined in the Plan Term Sheet), with reset interest rates and modified PIK interest options and conditions, consistent with that certain Restated Second Lien Credit Agreement Term Sheet attached as Exhibit A-3 to the Lock Up Agreement (as amended from time to time in accordance with the terms thereof, the “Lock Up Second Lien Term Sheet”); (c) Sopris will convert approximately $72 million (plus accrued interest) in Second Lien Claims into equity in the reorganized Debtors; (d) the Senior Note Claims will be converted into equity in the reorganized Debtors; and (e) Sopris will backstop a $50 million rights offering to be made available pro rata to certain of the Holders of Senior Note Claims, the terms of which backstop commitment are set forth in the Rights Offering Term Sheet attached as Exhibit A-4 to the Plan Term Sheet (as amended from time to time in accordance with the terms thereof, the “Lock Up Rights Offering Term Sheet” and with the Lock Up Agreement, the Plan Term Sheet and the Lock Up Second Lien Term Sheet, the “Lock Up Restructuring Agreements”);

WHEREAS, the Debtors received Bankruptcy Court approval to perform under the Lock Up Restructuring Agreements and to pay certain fees to Sopris and its advisors as set forth in the Lock Up Restructuring Agreements [Docket Nos. 935 and 1097] (collectively, the “Sopris Fee and Expense Orders”);

WHEREAS, the Bankruptcy Court entered interim and final orders (collectively, the “DIP Orders”) authorizing the Debtors to enter into and perform under that certain $150 million Secured Super-Priority Debtor in Possession Credit and Guaranty Agreement among Movie Gallery, Inc., as borrower, and the other Debtors as guarantors, Goldman Sachs Credit Partners L.P., as lead arranger and syndication agent, The Bank of New York, as administrative agent and collateral agent, Goldman Sachs Credit Partners L.P., as documentation agent and the banks, financial institutions and other lenders parties thereto, as may be amended, modified, ratified, extended, renewed, restated or replaced (the “DIP Credit Facility”);

WHEREAS, as authorized by the DIP Orders, the Debtors have utilized approximately $100 million in borrowings under the DIP Credit Facility to repay the prepetition First Lien Revolving Facility; and

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WHEREAS, the Debtors have engaged in good faith negotiations with Sopris and the Consenting Holders regarding the terms of the Debtors’ plan of reorganization (as amended from time to time, the “Plan”);2

WHEREAS, Sopris and each Consenting Holder have reviewed, or have had the opportunity to review, the Plan attached hereto as Exhibit A, the Restated First Lien Credit Agreement Term Sheet attached hereto as Exhibit B (the “First Lien Term Sheet”), the revised Restated Second Lien Credit Agreement Term Sheet attached hereto as Exhibit C (the “Second Lien Term Sheet”), the Rights Offering Term Sheet and this Agreement with the assistance of professional legal advisors of its own choosing (collectively, the “Restructuring Agreements”); and

WHEREAS, the Parties have agreed to work together to attempt to complete the negotiation of the terms of the Plan, the Amended and Restated First Lien Credit Agreement, the Amended and Restated Second Lien Credit Agreement and the Backstop Rights Purchase Agreement, as well as resolve other outstanding issues, and to facilitate Confirmation and Consummation of the Plan and the transactions contemplated hereby (collectively, the “Restructuring”); provided, however, that the Debtors will be the sole proponent of the Plan;

NOW, THEREFORE, in consideration of the foregoing and the premises, mutual covenants and agreements set forth herein and for other good and valuable consideration, the Parties agree as follows:

Section 1. Means for Implementing the Agreement.

To implement the Plan, the Debtors and each of the signatories hereto have agreed, on the terms and conditions set forth herein, that the Debtors shall use their commercially reasonable efforts to:

(a)	obtain entry by the Bankruptcy Court of an order approving a disclosure statement relating to the Plan in form and substance reasonably acceptable to the Debtors, Sopris, the First Lien Administrative Agent and the Second Lien Administrative Agent (the “Disclosure Statement Order”);

(b)	solicit the requisite acceptances of the Plan in accordance with section 1125 of the Bankruptcy Code after the Bankruptcy Court has approved such disclosure statement;

(c)	move the Bankruptcy Court to confirm the Plan as expeditiously as practicable under the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure as applicable to the Chapter 11 Cases, promulgated under 28 U.S.C. § 2075 and the general, local and chambers rules of the Bankruptcy Court (collectively, the “Bankruptcy Rules”); and

[2]	Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

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(d)	Consummate the Plan.

Section 2. Approval of Restructuring Agreements.

2.1 Agreement of the Consenting Holders.

The Plan, the First Lien Term Sheet, the Second Lien Term Sheet and the Rights Offering Term Sheet are incorporated herein by reference and are made part of this Agreement. Each of the Consenting Holders has reviewed, or has had the opportunity to review, the Plan, the First Lien Term Sheet, the Second Lien Term Sheet and the Rights Offering Term Sheet, and by signing below, agrees and acknowledges that those documents, in the forms attached hereto, are acceptable to and are approved by such Consenting Holder.

2.2 Agreement of Sopris.

Sopris agrees, subject to the terms and conditions of this Agreement, to the Plan, the First Lien Term Sheet, the Second Lien Term Sheet and the Backstop Commitment (as defined in the Rights Offering Term Sheet) in accordance with the terms of such documents and, by signing below, agrees and acknowledges that those documents, in the forms attached hereto, are acceptable to and are approved by Sopris and that Sopris will comply with the terms thereof.

Section  3. Commitments of the Consenting Holders Under this Agreement.

3.1 Support of Plan.

(a)	As long as a Termination Event (as defined herein) has not occurred, or has occurred but has been duly waived or cured in accordance with the terms hereof, each of the Consenting Holders, as long as each such Consenting Holder remains the legal owner, beneficial holder and/or the investment advisor or manager for the beneficial holder of such legal or beneficial holder’s Movie Gallery Claims of or with power and/or authority to bind any Movie Gallery Claims, agrees that by having executed and become party to this Agreement, it will:

(i)	from and after the date hereof not directly or indirectly seek, solicit, support or vote in favor of any other plan, sale, proposal or offer of dissolution, winding up, liquidation, reorganization, merger or restructuring of the Debtors that could reasonably be expected to prevent, delay or impede the Restructuring of the Debtors as contemplated by the Plan, the First Lien Term Sheet, the Second Lien Term Sheet, the Rights Offering Term Sheet or any other document filed in connection with confirming the Plan (collectively, an “Alternative Transaction”);

(ii)	neither directly nor indirectly (i) engage in, continue or otherwise participate in any negotiations regarding any Alternative Transaction, (ii) enter into a letter of intent, memorandum of understanding, agreement in principle or other agreement relating to any Alternative Transaction or (iii) withhold, withdraw, qualify or modify its approval or recommendation of this Agreement, the Plan or the Restructuring;

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(iii)	support entry of the Disclosure Statement Order;

(iv)	agree to permit disclosure in any disclosure statement and any filings by the Debtors with the Securities and Exchange Commission of the contents of this Agreement, including the aggregate Movie Gallery Claims held by all Consenting Holders; provided that the amount of the Movie Gallery Claims held by any individual Consenting Holder shall be disclosed only to the Debtors and shall not be disclosed by the Debtors to any other Entity, unless required by applicable law, regulation or legal process; and

(v)	support confirmation of the Plan and entry by the Bankruptcy Court of the order confirming the Plan (the “Confirmation Order”); provided that, for the avoidance of doubt, nothing in this Section 3.1 is an agreement by the Consenting Holders to vote to accept or reject the Plan.

(b)	As long as a Termination Event has not occurred, or has occurred but has been duly waived or cured in accordance with the terms hereof, the Debtors, Sopris and each Consenting Holder, as long as each such Consenting Holder remains the legal owner, beneficial holder and/or the investment advisor or manager of or with power and/or authority to bind any Movie Gallery Claims, further agree that they shall not:

(i)	object to or otherwise commence any proceeding opposing any of the terms of this Agreement, the Plan, the First Lien Term Sheet, the Second Lien Term Sheet or the Rights Offering Term Sheet;

(ii)	commence any proceeding or prosecute, join in or otherwise support any action to oppose or object to entry of the Disclosure Statement Order;

(iii)	encourage any other Entity to object to, delay, impede, appeal or take any other action, directly or indirectly, to interfere with entry of the Disclosure Statement Order;

(iv)	commence any proceeding or prosecute, join in or otherwise support any action to oppose or object to approval of the Plan; and

(v)	take any action that is inconsistent with, or that would delay approval of or confirmation of the Plan.

(c)	Notwithstanding anything contained herein to the contrary, the Parties shall be permitted to consult with the Committee regarding the Chapter 11 Cases.

3.2 Transfer of Claims, Interests and Securities.

Each of the Consenting Holders hereby agrees, for so long as this Agreement shall remain in effect, not to sell, assign, transfer, pledge, hypothecate or otherwise dispose of, directly or indirectly (each such transfer, a “Transfer”), all or any of its Movie Gallery Claims (or any right related thereto and including any voting rights associated with such Movie Gallery Claims),

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unless the transferee thereof (a) agrees in writing at the time of such Transfer to assume and be bound by this Agreement, the Plan, the First Lien Term Sheet, the Second Lien Term Sheet and the Rights Offering Term Sheet and to assume the rights and obligations of a Consenting Holder under this Agreement, the Plan, the First Lien Term Sheet, the Second Lien Term Sheet and the Rights Offering Term Sheet and (b) delivers such writing substantially in conformity with the transfer agreement attached hereto as Exhibit E (each, a “Transfer Agreement”) to the Debtors no later than two (2) Business Days after the relevant Transfer (each such transferee becoming, upon the Transfer, a Consenting Holder hereunder). The Debtors shall promptly acknowledge any such Transfer Agreement in writing and provide a copy of that acknowledgement to the transferor; provided that any failure by the Debtors to acknowledge such Transfer Agreement shall not affect the validity or enforceability thereof. By their acknowledgement of the relevant Transfer Agreement, the Debtors shall be deemed to have acknowledged that their obligations to the Consenting Holders hereunder shall be deemed to constitute obligations in favor of the relevant transferee as a Consenting Holder hereunder. Any sale, transfer or assignment of any Relevant Claim (as defined below) that does not comply with the procedure set forth in the first sentence of this Section 3.2 shall be deemed void ab initio.

3.3 Further Acquisition of Movie Gallery Claims.

This Agreement shall in no way be construed to preclude any Consenting Holder or any of its Affiliates (as defined in section 101(2) of the Bankruptcy Code) from acquiring additional Movie Gallery Claims; provided that any such additional Movie Gallery Claims acquired by a Consenting Holder or any Affiliate thereof shall automatically be deemed to be subject to the terms of this Agreement. Upon the request of the Debtors, each Consenting Holder shall, in writing and within five (5) Business Days, provide an accurate and current list of all Movie Gallery Claims that it and any Affiliate holds at that time, subject to any applicable confidentiality restrictions and applicable law. Each Consenting Holder further agrees that it may not create any subsidiary or Affiliate for the sole purpose of acquiring any Claims against or Equity Interests in any of the Debtors without causing such Affiliate to become a Party hereto prior to such acquisition.

3.4 Representation of Consenting Holders’ Holdings.

Each of the Consenting Holders represents that, as of the date hereof:

(a)	it is the legal owner, beneficial holder and/or the investment advisor or manager for the beneficial holder of such legal or beneficial holder’s Movie Gallery Claims set forth on its respective signature page (collectively, the “Relevant Claims”);

(b)	there are no Movie Gallery Claims of which it is the legal owner, beneficial holder and/or investment advisor or manager for such legal or beneficial holder that are not part of its Relevant Claims unless such Consenting Holder does not possess the full power to vote and dispose of such Claims; and

(c)	it has full power to vote, dispose of and compromise the aggregate principal amount of the Relevant Claims.

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3.5 Funding Commitment of Sopris.

No later than one (1) Business Day after the effectiveness of this Agreement, Sopris shall deposit in escrow an amount equal to $50 million (the “Escrow Amount”) to secure the Backstop Commitment under the Plan and the Rights Offering Term Sheet. The Escrow Agreement will provide, among other things: (a) upon termination of this Agreement for any reason other than a termination under Section 8.1(k) hereof due to a breach by Sopris, the Escrow Amount shall be returned forthwith to Sopris or its designee; and (b) if this Agreement is terminated as a result of any default pursuant to Section 8.1(k) hereof due to a breach by Sopris, the Escrow Amount shall be deemed forfeited to the Debtors as liquidated damages.

Section 4. The Debtors’ Responsibilities.

4.1 Implementation of the Plan.

The Debtors shall use their commercially reasonable efforts to:

(a)	effectuate and consummate the Restructuring on the terms contemplated by the Plan, the First Lien Term Sheet, the Second Lien Term Sheet and the Rights Offering Term Sheet;

(b)	file a disclosure statement relating to the Plan in form and substance reasonably acceptable to the Debtors, Sopris, the First Lien Administrative Agent and the Second Lien Administrative Agent along with a motion seeking its approval by the Bankruptcy Court within the time frame set forth in this Agreement;

(c)	implement all steps necessary and desirable to obtain the Confirmation Order within the time frame set forth in this Agreement, which Confirmation Order shall be materially consistent with the Plan, the First Lien Term Sheet, the Second Lien Term Sheet and the Rights Offering Term Sheet; and

(d)	take no actions inconsistent with this Agreement, the Plan, the First Lien Term Sheet, the Second Lien Term Sheet or the Rights Offering Term Sheet or the expeditious Confirmation and Consummation of the Plan.

4.2 Representation of the Debtors.

None of the materials and information provided by or on behalf of the Debtors to the Consenting Holders in connection with the Restructuring contemplated by this Agreement, when read or considered together, contains any untrue statement of a material fact or omits to state a known material fact necessary in order to prevent the statements made therein from being materially misleading.

4.3 The Debtors’ Fiduciary Obligations.

Notwithstanding anything to the contrary contained in this Agreement:

(a)

the Debtors may furnish or cause to be furnished information concerning the Debtors to a party (a “Potential Acquirer”) that the Debtors’ board of directors believes in good faith has expressed an unsolicited legitimate interest in, and has

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the financial wherewithal to consummate, a Business Combination (as defined herein) on terms, including confidentiality terms, approved by the Debtors’ Board of Directors;

(b)	following receipt of a proposal or offer for a Business Combination from a Potential Acquirer, after delivery of such proposal or offer to counsel for Sopris, the First Lien Administrative Agent and the Second Lien Administrative Agent, the Debtors may negotiate and discuss such proposal or offer with the Potential Acquirer;

(c)	following the good faith determination by the Debtors and the Debtors’ Board of Directors that such a proposal or offer for a Business Combination constitutes a Topping Proposal (as defined herein), the Debtors may immediately terminate their obligations under this Agreement by written notice to counsel for Sopris, the First Lien Administrative Agent and the Second Lien Administrative Agent; and

(d)	the Debtors may terminate their obligations under this Agreement by written notice to counsel for Sopris, First Lien Administrative Agent and the Second Lien Administrative Agent if the Debtors, in good faith exercise of their business judgment, determine that there is a sufficient risk of non-performance by the Debtors with respect to the financial obligations contemplated under the Plan such that the Plan is not in the best interests of the Debtors’ estates.

For the purposes of this Section 4.3:

(i)	“Business Combination” means any merger, consolidation or combination to which the Debtors are a party; any proposed sale or other disposition of capital stock or other ownership interests of the Debtors, including a rights offering; or any proposed sale or other disposition of all or substantially all of the assets or properties of the Debtors; and

(ii)	“Topping Proposal” means a proposal or offer or indication of interest for a Business Combination from a Potential Acquirer that the Debtors and the Board of Directors determines in good faith is reasonably likely to be more favorable to the Debtors’ estates and their creditors and other parties to whom the Debtors owe fiduciary duties than is proposed under the Plan, taking into account, among other factors, the identity of the Potential Acquirer, the likelihood that any such offer or proposal will be negotiated to finality within a reasonable time, and the potential loss to the Debtors’ estates and their creditors and other parties to whom the Debtors owe fiduciary duties if any such Business Combination is not consummated; provided, however, that such Topping Proposal provides a full recovery to the First Lien Lenders and Second Lien Lenders and more favorable treatment for unsecured creditors than the Plan.

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Section 5. Mutual Representations, Warranties and Covenants.

Each Party makes the following representations, warranties and covenants to each of the other Parties, each of which are continuing representations, warranties and covenants:

5.1 Good Faith.

The Parties agree to negotiate in good faith all of the documents and transactions described in the Plan and in this Agreement.

5.2 Enforceability.

Subject to the provisions of sections 1125 and 1126 of the Bankruptcy Code, this Agreement is a legal, valid and binding obligation, enforceable against Sopris and each Consenting Holder in accordance with its terms, except as enforcement may be limited by applicable laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability; provided, however, that the Debtors shall file a motion to seek authority of the Bankruptcy Court to perform under this Agreement within ten days of the date hereof.

5.3 No Consent or Approval.

Except as expressly provided in this Agreement, no consent or approval is required by any other Entity in order for it to carry out the provisions of this Agreement.

5.4 Power and Authority.

It is duly organized, validly existing and in good standing under the laws of its state of organization and it has all requisite corporate, partnership or limited liability company power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement, the Plan, the First Lien Term Sheet, the Second Lien Term Sheet and the Rights Offering Term Sheet.

5.5 Authorization.

The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate, partnership or limited liability company action on its part.

5.6 Execution.

This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with the terms hereof.

5.7 Governmental Consents.

The execution, delivery and performance by it of this Agreement does not and shall not require any registration or filing with consent or approval of, or notice to, or other action to, with

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or by, any federal, state or other governmental authority or regulatory body, except such filings as may be necessary and/or required under the federal securities laws or as necessary for the approval of a disclosure statement and Confirmation of the Plan by the Bankruptcy Court.

5.8 No Conflicts.

The execution, delivery and performance of this Agreement does not and shall not: (a) violate any provision of law, rule or regulations applicable to it or any of its subsidiaries; (b) violate its certificate of incorporation, bylaws (or other formation documents in the case of a limited liability company) or those of any of its subsidiaries; or (c) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party.

Section 6. No Waiver of Participation and Preservation of Rights.

This Agreement, the Plan, the First Lien Term Sheet, the Second Lien Term Sheet and the Rights Offering Term Sheet are part of a proposed settlement of disputes among the Parties. Except as expressly provided in this Agreement, nothing herein is intended to, does or shall be deemed in any manner to waive, limit, impair or restrict the ability of each of the Consenting Holders to protect and preserve its rights, remedies and interests, including, but not limited to, its claims against any of the Debtors, any liens or security interests it may have in any assets of any of the Debtors, or its full participation in the Chapter 11 Cases. Without limiting the foregoing sentence in any way, if the transactions contemplated by this Agreement or otherwise set forth in the Plan are not consummated as provided herein, if a Termination Event occurs or if this Agreement is otherwise terminated for any reason, the Parties each fully reserve any and all of their respective rights, remedies and interests.

Section 7. Acknowledgement.

This Agreement, the Plan, the First Lien Term Sheet, the Second Lien Term Sheet, the Rights Offering Term Sheet and the transactions contemplated herein and therein are the product of negotiations between the Parties and their respective representatives. Each Party hereby acknowledges that this Agreement is not and shall not be deemed to be a solicitation of votes for the acceptance of a chapter 11 plan for the purposes of sections 1125 and 1126 of the Bankruptcy Code or otherwise. The Debtors will not solicit acceptances of the Plan from any Consenting Holder until the Consenting Holders have been provided with copies of a disclosure statement approved by the Bankruptcy Court. Each Party further acknowledges that no securities of any Debtor are being offered or sold hereby and that this Agreement does not constitute an offer to sell or a solicitation of an offer to buy any securities of any Debtor.

Section 8. Termination.

8.1 Termination Events.

The term “Termination Event,” wherever used in this Agreement, means any of the following events (whatever the reason for such Termination Event and whether it is voluntary or involuntary):

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(a)	any modification to the Plan or a subsequent chapter 11 plan filed by the Debtors with the Bankruptcy Court (or a chapter 11 plan supported or endorsed by the Debtors) is not in a form and substance that is reasonably satisfactory to the Debtors, Sopris, the First Lien Requisite Holders (as defined herein) and the Second Lien Requisite Holders (as defined herein);

(b)	[this provision is intentionally omitted];

(c)	the Debtors shall not have filed the Plan and a disclosure statement relating to the Plan with the Bankruptcy Court on or before December 22, or such later date as may be mutually agreed upon by the Debtors, Sopris and the First Lien Administrative Agent;

(d)	a disclosure statement for the Plan is not approved on or before February 12, 2008, or such later date as may be mutually agreed upon by the Debtors, Sopris and the First Lien Administrative Agent;

(e)	a Confirmation Order, in form and substance reasonably satisfactory to the Debtors, Sopris and the First Lien Administrative Agent is not entered on or before April 28, 2008, or such later date as may be mutually agreed upon by the Debtors, Sopris and the First Lien Administrative Agent;

(f)	the Effective Date shall not have occurred on or before May 23, 2008, or such later date as may be mutually agreed upon by the Debtors, Sopris and the First Lien Administrative Agent;

(g)	any of the Chapter 11 Cases of Movie Gallery, Inc., Hollywood Entertainment Corporation or Movie Gallery US, LLC are converted to cases under chapter 7 of the Bankruptcy Code;

(h)	the Bankruptcy Court shall enter an order in any of the Chapter 11 Cases appointing (i) a trustee under chapter 7 or chapter 11 of the Bankruptcy Code, (ii) a responsible officer or (iii) an examiner, in each case with enlarged powers relating to the operation of the business (powers beyond those set forth in subclauses (3) and (4) of section 1106(a) of the Bankruptcy Code) under section 1106(b) of the Bankruptcy Code;

(i)	any of the Chapter 11 Cases of Movie Gallery, Inc., Hollywood Entertainment Corporation or Movie Gallery US, LLC are dismissed;

(j)	the Confirmation Order is reversed on appeal or vacated;

(k)	any Party has breached any material provision of this Agreement, the Plan, the First Lien Term Sheet, the Second Lien Term Sheet or the Rights Offering Term Sheet and any such breach has not been duly waived or cured in accordance with the terms hereof after a period of five (5) days;

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(l)	any court shall enter a final, non-appealable judgment or order declaring this Agreement or any material portion hereof to be unenforceable;

(m)	the Debtors shall withdraw the Plan or publicly announce their intention not to support the Plan;

(n)	the Debtors shall inform Sopris, the First Lien Administrative Agent and the Second Lien Administrative Agent in writing of their decision to accept a Topping Proposal;

(o)	the Debtors file a motion with the Bankruptcy Court seeking approval of a Topping Proposal;

(p)	[this provision is intentionally omitted]; or

(q)	the Debtors have not filed a motion seeking authority to perform under this Agreement within ten days of the date hereof.

The foregoing Termination Events are intended solely for the benefit of the Debtors, Sopris and the Consenting Holders; provided that neither Sopris nor a Consenting Holder may seek to terminate this Agreement based upon a material breach or a failure of a condition (if any) in this Agreement arising out of its own actions or omissions.

8.2 Termination Event Procedures.

(a)	Upon the occurrence of a Termination Event pursuant to Section 8.1(k) hereof due to a material breach of this Agreement by Sopris, then the Debtors shall have the right to terminate this Agreement, the Plan, the First Lien Term Sheet, the Second Lien Term Sheet and the Rights Offering Term Sheet by giving written notice thereof to the other Parties.

(b)	Upon the occurrence of a Termination Event pursuant to Section 8.1(k) hereof due to a material breach of this Agreement by the Debtors, then the Consenting First Lien Holders, the Consenting Second Lien Holders and the Consenting 11% Senior Note Holders shall have the right to terminate this Agreement.

(c)	Upon the occurrence of a Termination Event contemplated by clauses (a), (g), (h), (i), (j), (l), (m), (n), (o) or (q) of Section 8.1 hereof, this Agreement, the Plan, the First Lien Term Sheet, the Second Lien Term Sheet and the Rights Offering Term Sheet shall automatically terminate without further action.

(d)

Except as set forth in Section 8.2(a), 8.2(b) and 8.2(c) hereof, upon the occurrence of a Termination Event, this Agreement, the Plan, the First Lien Term Sheet, the Second Lien Term Sheet and the Rights Offering Term Sheet shall automatically terminate without further action unless no later than three (3) Business Days after the occurrence of any such Termination Event, the occurrence of such Termination Event is waived in writing by each of the Debtors and: (a) Holders of more than 50% of the aggregate outstanding principal amount of the First Lien

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Claims held by Consenting First Lien Holders (the “First Lien Requisite Holders”); (b) Holders of more than 50% of the aggregate outstanding principal amount of the Second Lien Claims held by Consenting Second Lien Holders (the “Second Lien Requisite Holders”); and (c) Holders of more than 50% of the aggregate outstanding principal amount of the Senior Note Claims held by Consenting 11% Senior Note Holders (the “Senior Note Requisite Holders”). The Parties hereby waive any requirement under section 362 of the Bankruptcy Code to lift the automatic stay thereunder (the “Automatic Stay”) in connection with giving any such notice (and agree not to object to any non-breaching Party seeking to lift the Automatic Stay in connection with giving any such notice, if necessary). Any such termination (or partial termination) of the Agreement shall not restrict the Parties’ rights and remedies for any breach of the Agreement by any Party, including, but not limited to, the reservation of rights set forth in Section 6 hereof.

8.3 Consent to Termination.

In addition to the Termination Events set forth in Section 8.1 hereof, this Agreement shall be terminable immediately upon written notice to all of the Parties of the written agreement of the Debtors, the First Lien Requisite Holders, the Second Lien Requisite Holders and the Senior Note Requisite Holders to terminate this Agreement.

8.4 Termination by Consenting First Lien Holders

Notwithstanding anything to the contrary elsewhere in this Agreement, any Consenting First Lien Holder may terminate its own obligations and undertakings under this Agreement upon three (3) days written notice to the Debtors following the occurrence of any of the following events:

(a)	Sopris fails to deposit the Escrow Amount in escrow as set forth in Section 3.5 hereof;

(b)	the Plan or any subsequent chapter 11 plan filed by the Debtors with the Bankruptcy Court (or a chapter 11 plan supported or endorsed by the Debtors) is not materially consistent with the First Lien Term Sheet;

(c)	any modification or amendment is made to this Agreement, the Plan, the First Lien Term Sheet, the Second Lien Term Sheet, or the Rights Offering Term Sheet that materially and negatively impacts the recoveries of the Consenting First Lien Lenders;

(d)	the Debtors shall withdraw the Plan or publicly announce their intention not to support the Plan.

Any termination by any Consenting First Lien Lender of its obligations or undertakings under this Section 8.4 shall not terminate this Agreement with respect to any other Party hereto.

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8.5 Termination by Consenting Second Lien Holders other than Sopris.

Notwithstanding anything to the contrary elsewhere in this Agreement, any Consenting Second Lien Holder other than Sopris may terminate its own obligations and undertakings under this Agreement upon three (3) days written notice to the Debtors following the occurrence of any of the following events:

(a)	Sopris fails to deposit the Escrow Amount in escrow as set forth in Section 3.5 hereof;

(b)	the Plan or any subsequent chapter 11 plan filed by the Debtors with the Bankruptcy Court (or a chapter 11 plan supported or endorsed by the Debtors) is not materially consistent with the Second Lien Term Sheet;

(c)	any modification or amendment is made to this Agreement, the Plan, the First Lien Term Sheet, the Second Lien Term Sheet, or the Rights Offering Term Sheet that materially and negatively impacts the recoveries of the Consenting Second Lien Lenders;

(d)	the Debtors shall not have filed the Plan and Disclosure Statement with the Bankruptcy Court on or before December 22, 2007;

(e)	the Effective Date shall not have occurred on or before May 23, 2008; or

(f)	the Debtors shall withdraw the Plan or publicly announce their intention not to support the Plan.

Any termination by any Consenting Second Lien Lender of its obligations or undertakings under this Section 8.5 shall not terminate this Agreement with respect to any other Party hereto.

8.6 Termination by Sopris.

Notwithstanding anything to the contrary elsewhere in this Agreement, Sopris may terminate this Agreement upon three (3) days written notice to the Debtors following the occurrence of any of the following events:

(a)	the aggregate amount of First Lien Claims held by the Consenting First Lien Holders falls to or below 50.1% of the aggregate outstanding principal amount of the First Lien Claims;

(b)	the aggregate amount of Second Lien Claims held by the Consenting Second Lien Holders falls to or below 50.1% of the aggregate outstanding principal amount of the Second Lien Claims;

(c)	the Debtors borrow any additional money, on a secured basis, in addition to the amounts currently owed or currently available under the First Lien Term Loan, First Lien Revolving Facility, First Lien LC Facility, Second Lien Term Loan and DIP Credit Facility;

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(d)	following the occurrence and during the continuation of an Event of Default under Section 8.1 of the DIP Credit Facility or following delivery of a notice of Default or Event of Default as contemplated by Section 5.1(g) of the DIP Credit Facility, the Administrative Agent under the DIP Credit Facility shall have given notice under Section 8.1 of the DIP Credit Facility (a) terminating the Revolving Commitments of the Lenders under the DIP Credit Facility and the Revolving Commitments shall have been terminated or (b) declaring the obligations under the DIP Credit Facility to be immediately due and payable; or

(e)	following the occurrence of an Event of Default under Section 8.1 of the DIP Credit Facility and provided that such notice of Event of Default has been delivered as contemplated by Section 5.1(g) of the DIP Credit Facility, if such Event of Default has not been waived or cured within fifteen (15) business days after such notice has been properly delivered.

Any termination by Sopris of its obligations or undertakings under this Section 8.6 shall terminate this Agreement.

Section 9. Miscellaneous Terms.

9.1 Binding Obligation; Assignment.

Binding Obligation. Subject to the provisions of sections 1125 and 1126 of the Bankruptcy Code, this Agreement is a legally valid and binding obligation of the Parties and their respective members, officers, directors, agents, financial advisors, attorneys, employees, partners, Affiliates, successors, assigns, heirs, executors, administrators and representatives, other than a trustee or similar representative appointed in the Chapter 11 Cases, enforceable in accordance with its terms, and shall inure to the benefit of the Parties and their respective members, officers, directors, agents, financial advisors, attorneys, employees, partners, Affiliates, successors, assigns, heirs, executors, administrators and representatives. Nothing in this Agreement, express or implied, shall give to any Entity, other than the Parties and their respective members, officers, directors, agents, financial advisors, attorneys, employees, partners, Affiliates, successors, assigns, heirs, executors, administrators and representatives, any benefit or any legal or equitable right, remedy or claim under this Agreement. The agreements, representations, warranties, covenants and obligations of the Consenting Holders contained in this Agreement are, in all respects, several and not joint.

Assignment. No rights or obligations of any Party under this Agreement may be assigned or transferred to any other Entity except as provided in Section 3.2 hereof.

9.2 Further Assurances.

The Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, from time to time, to effectuate the agreements and understandings of the Parties, whether the same occurs before or after the date of this Agreement.

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9.3 Headings.

The headings of all sections of this Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction or interpretation of any term or provision hereof.

9.4 Governing Law.

THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS PRINCIPLES THEREOF. Further, by its execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably and unconditionally agrees that, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement.

9.5 Relationship to the Lock Up Agreement.

This Agreement controls over the Lock Up Agreement, except with respect to the obligations set forth in Sections 3.1 and 8.4 of the Lock Up Agreement, which commitments remain in current effect; provided that if this Agreement is terminated pursuant to its terms (other than because of a default by Sopris in any capacity), the Lock Up Agreement will be controlling in all respects pursuant to the terms thereof.

9.6 Complete Agreement, Interpretation and Modification.

(a)	Complete Agreement. Except for the Lock Up Agreement and the agreements, exhibits and other documents referenced therein with respect to the Lock Up Parties and in accordance with Section 9.5 of this Agreement, this Agreement, the Plan, the First Lien Term Sheet, the Second Lien Term Sheet and the Rights Offering Term Sheet, and the other agreements, exhibits and other documents referenced herein and therein, constitute the complete agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements, oral or written, between or among the Parties with respect thereto.

(b)	Interpretation. This Agreement is the product of negotiation by and among the Parties. Any Party enforcing or interpreting this Agreement shall interpret it in a neutral manner. There shall be no presumption concerning whether to interpret this Agreement for or against any Party by reason of that Party having drafted this Agreement, or any portion thereof, or caused it or any portion thereof to be drafted.

(c)

Modification of Restructuring Agreements. Except as set forth in Section 8.2 hereof, this Agreement, the Plan, the First Lien Term Sheet, the Second Lien Term Sheet and the Rights Offering Term Sheet may only be modified, altered, amended or supplemented by an agreement in writing signed by the Debtors, Sopris, the First Lien Requisite Holders and the Second Lien Requisite Holders; provided, further, that if the modification or amendment at issue materially adversely impacts the economic treatment or rights of any Consenting Holder, the agreement in writing of such Consenting Holder whose economic treatment or

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rights are materially adversely impacted shall also be required for such modification or amendment; provided that if such Consenting Holder does not so agree, it may cease to be a Consenting Holder hereunder with written notice to the Debtors, Sopris, the First Lien Administrative Agent and the Second Lien Administrative Agent in accordance with Section 9.11 hereof and this Agreement shall remain in effect with respect to the remaining Parties; provided, further, however, that, if the modification or amendment at issue only materially adversely impacts the economic treatment or rights of only some of the Consenting Holders, then only the agreement in writing of such Consenting Holders and related agents, if any, and the Debtors shall be required for such modification or amendment; provided that if such Consenting Holders do not so agree, they may cease to be Consenting Holders hereunder with written notice to the Debtors, Sopris, the First Lien Administrative Agent and the Second Lien Administrative Agent in accordance with Section 9.11 hereof and this Agreement shall remain in effect with respect to the remaining Parties; provided, further, however, that Section 8.4 of this Agreement may not be modified, with respect to any Consenting First Lien Holder, without the consent of such Consenting First Lien Holder, and provided, further, however, that Section 8.5 of this Agreement may not be modified, with respect to any Consenting Second Lien Holder, without the consent of such Consenting Second Lien Holder.

9.7 Execution and Effectiveness of this Agreement.

This Agreement may be executed and delivered (by facsimile or otherwise) in any number of counterparts, each of which, when executed and delivered, shall be deemed an original and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.

This Agreement does not become effective until: (i) it has been executed by: (a) the Debtors; (b) Sopris; (c) Consenting First Lien Holders holding 50.1% or more of the aggregate outstanding principal amount of First Lien Claims; and (d) Consenting Second Lien Holders holding 50.1% or more of the aggregate outstanding principal amount of Second Lien Claims; and (ii) Sopris and the Debtors shall have executed an escrow agreement (the “Escrow Agreement”) acceptable to the Debtors, Sopris and the First Lien Administrative Agent. Notwithstanding the foregoing, unless otherwise agreed to in writing by the Debtors, Sopris and the First Lien Administrative Agent, this Agreement will not be effective unless the foregoing conditions to effectiveness are satisfied on or before January 22, 2008.

9.8 Specific Performance.

It is understood that money damages may not be a sufficient remedy for any breach of this Agreement, and the Parties shall have the right, in addition to any other rights and remedies contained herein, to seek specific performance, injunctive or other equitable relief from a court of competent jurisdiction as a remedy for any such breach.

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9.9 Settlement Discussions.

This Agreement and the Restructuring are part of a proposed settlement of a dispute among the Parties. Nothing herein shall be deemed an admission of any kind. Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce the terms of this Agreement.

9.10 Consideration.

Except as set forth in the Sopris Fee Orders, which are not modified in any way by this Agreement and which remain in full force and effect, the Debtors, Sopris and each Consenting Holder hereby acknowledge that no consideration, other than that specifically described herein and in the Plan, the First Lien Term Sheet, the Second Lien Term Sheet and the Rights Offering Term Sheet shall be due or paid to the Consenting Holders for their agreement to support confirmation of the Plan in accordance with the terms and conditions of this Agreement, other than the Debtors’ agreement to use commercially reasonable efforts to obtain approval of a disclosure statement and to seek to confirm the Plan in accordance with the terms and conditions of the Plan, the First Lien Term Sheet, the Second Lien Term Sheet and the Rights Offering Term Sheet.

9.11 Notices.

All notices hereunder shall be deemed given if in writing and delivered, if sent by facsimile, courier or by registered or certified mail (return receipt requested) to the following addresses (or at such other addresses or facsimile numbers as shall be specified by like notice):

(a)	if to the Debtors, to: Movie Gallery, Inc., 900 West Main Street, Dothan, Alabama 36301; Attn: S. Page Todd; with copies to: Kirkland & Ellis, LLP, 200 East Randolph Drive, Chicago, Illinois 60601, facsimile: 312-861-2200; Attn: Anup Sathy, Marc J. Carmel and Ross M. Kwasteniet;

(b)	if to the First Lien Administrative Agent, to: Skadden Arps Slate Meagher & Flom LLP, Four Times Square, New York, New York 10036, facsimile: 212-735-2000; Attn: Jay Goffman and Mark A. McDermott;

(c)	if to a Consenting First Lien Holder or a transferee thereof, to the addresses or facsimile numbers set forth below following the Consenting Holder’s signature (or as directed by any transferee thereof), as the case may be, with copies to: Skadden Arps Slate Meagher & Flom LLP, Four Times Square, New York, New York 10036, facsimile: 212-735-2000; Attn: Jay Goffman and Mark A. McDermott;

(d)	if to the Second Lien Administrative Agent, to: Milbank, Tweed, Hadley & McCoy LLP, One Chase Manhattan Plaza, New York, New York 10005-1413, facsimile: 212-530-5219; Attn: Matthew S. Barr and Brian Kinney;

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(e)	if to a Consenting Second Lien Holder or a transferee thereof, to the addresses or facsimile numbers set forth below following the Consenting Holder’s signature (or as directed by any transferee thereof), as the case may be, with copies to: Sonnenschein Nath & Rosenthal LLP, 1221 Avenue of the Americas, New York, New York 10022, facsimile: 212-768-6800; Attn: Peter D. Wolfson; and Milbank, Tweed, Hadley & McCoy LLP, One Chase Manhattan Plaza, New York, New York 10005-1413, facsimile: 212-530-5219; Attn: Matthew S. Barr and Brian Kinney; and

(f)	if to a Consenting 11% Senior Note Holder of a transferee thereof, to the addresses or facsimile numbers set forth below following the Consenting Holder’s signature (or as directed by any transferee thereof), as the case may be, with copies to: Sonnenschein Nath & Rosenthal LLP, 1221 Avenue of the Americas, New York, New York 10022, facsimile: 212-768-6800; Attn: Peter D. Wolfson.

Any notice given by delivery, mail or courier shall be effective when received. Any notice given by facsimile shall be effective upon oral or machine confirmation of transmission.

20

EXECUTION DRAFT

IN WITNESS WHEREOF, the Parties have entered into this Agreement on the day and year first above written.

MOVIE GALLERY, INC.

By:
Name:
Its:

HOLLYWOOD ENTERTAINMENT CORPORATION

By:
Name:
Its:

M.G. DIGITAL, LLC

By:
Name:
Its:

M.G.A. REALTY I, LLC

By:
Name:
Its:

MG AUTOMATION LLC

By:
Name:
Its:

MOVIE GALLERY US, LLC

By:
Name:
Its:

EXECUTION DRAFT

Dated:                     ,

SOPRIS CAPITAL ADVISORS LLC
in Its Capacity as a Consenting Second Lien Holder, Consenting 11% Senior Note Holder and the Backstop Party in Accordance with the Rights Offering Term Sheet

By:
Name:
Its:
Telephone:
Facsimile:

EXECUTION DRAFT

Dated:                     ,

CONSENTING FIRST LIEN HOLDER

Name of Institution:

By:
Name:
Its:
Telephone:
Facsimile:

Aggregate amount of First Lien Claims held by such Consenting First Lien Holder as of the date above:

$

Description and aggregate amount of any additional Movie Gallery Claims other than First Lien Claims:

$
Description:

EXECUTION DRAFT

Dated:                     ,

CONSENTING SECOND LIEN HOLDER

Name of Institution:

By:
Name:
Its:
Telephone:
Facsimile:

Aggregate amount of Second Lien Claims held by such Consenting Second Lien Holder as of the date above:

$

Description and aggregate amount of any additional Movie Gallery Claims other than Second Lien Claims:

$
Description:

EXECUTION DRAFT

Dated:                     ,

CONSENTING 11% SENIOR NOTE HOLDER

Name of Institution:

By:
Name:
Its:
Telephone:
Facsimile:

Aggregate amount of Senior Note Claims held by such Consenting 11% Senior Note Holder as of the date above:

$

Description and aggregate amount of any additional Movie Gallery Claims other than Senior Note Claims:

$
Description:

EXHIBIT A TO PLAN SUPPORT AGREEMENT

PLAN

(Filed Separately)

EXHIBIT B TO PLAN SUPPORT AGREEMENT

FIRST LIEN TERM SHEET

EXHIBIT C TO PLAN SUPPORT AGREEMENT

SECOND LIEN TERM SHEET

(Attached as Exhibit B to Plan)

EXHIBIT D TO PLAN SUPPORT AGREEMENT

RIGHTS OFFERING TERM SHEET

(Attached as Exhibit C to Plan)

EXHIBIT E TO PLAN SUPPORT AGREEMENT

TRANSFER AGREEMENT

EXHIBIT D

LIQUIDATION ANALYSIS

Movie Gallery Inc.

Chapter 7 Liquidation Analysis Summary

($ Thousands)

		MGUS Balance	HEC Balance	Consolidated Balance	Estimated Recovery %	Total Estimated Recovery
	ASSETS
	Current Assets
(1)	Cash and cash equivalents	$41,664	$34,089	$75,753	100%	$75,753
(2)	Merchandise inventory	28,921	124,105	153,025	39%	59,221
(3)	Prepaid expenses	11,434	39,503	50,937	74%	37,919
(4)	Accounts Receivable	1,403	4,832	6,235	57%	3,534
(5)	Store supplies and other	4,018	3,348	7,366	48%	3,504
	Assets held for sale	—	—	—	0%	—

	Total Current Assets	87,440	205,876	293,316	61%	179,931

(2)	Rental inventory, net	96,586	130,134	226,721	39%	87,741
(6)	Property, furnishings and equipment, net	53,402	69,867	123,269	9%	11,616
	Goodwill, net	—	—	—	0%	—
(7)	Other intangibles, net	30,152	20,323	50,475	0%	—
(8)	Deferred income tax asset, net	1,774	—	1,774	0%	—
(9)	Deposits and other assets	3,826	3,563	7,389	84%	6,223
	Investment in subsidiaries	—	—	—	0%	—

	Total Non-Current Assets	185,740	223,887	409,628	26%	105,580

	Total Assets/Proceeds	273,180	429,764	702,944	41%	285,511

	Chapter 7 Liquidation Expenses
(10)	Wind-down Costs					(55,200)
(11)	Professional Fees					(6,000)
(11)	Trustee Fees and Commissions					(7,726)

	Total Liquidation Expense					(68,926)

	Net Proceeds Available for Distribution					216,585

				Total Estimated Claim	Total Distribution %	Total Estimated Distribution

	DISTRIBUTIONS

	Less: Secured Claims
(12)	DIP Term Loan			101,993	100%	101,993
(12)	LT Debt Facility (1st Lien)			598,374	19%	114,592
(12)	Outstanding LCs (1st Lien)			25,030	0%	—
(12)	LT Debt Facility (2nd Lien)			189,576	0%	—

	Total Secured Claims			914,973	24%	216,585

	Remaining Distributable Value					—

(13)	Less: Chapter 11 Admin & Priority Claims			103,287	0%	—
	Remaining Distributable Value					—
	Less: General Unsecured Claims
(14)	Subordinated Debt			341,861	0%	—
(14)	Other General Unsecured Claims			207,000	0%	—

	Total Unsecured Non-Priority Claims			548,861	0%	—

	Distributable Value Available for Equity					—

	Total Estimated Claims/Distribution			$1,567,121	14%	$216,585

ASSUMPTIONS AND FOOTNOTES TO ACCOMPANY HYPOTHETICAL

LIQUIDATION ANALYSIS

The Debtors with the assistance of their restructuring and financial advisors, have prepared this hypothetical liquidation analysis (the “Liquidation Analysis”) in connection with the Disclosure Statement. The Liquidation Analysis indicates the estimated values that may be obtained by Classes of Claims upon disposition of assets, pursuant to a chapter 7 liquidation, as an alternative to continued operation of the Debtors’ business under the Plan. Accordingly, asset values discussed herein may be different than amounts referred to in the Plan. The Liquidation Analysis is based upon the assumptions discussed herein and in the Disclosure Statement. All capitalized terms not defined in this Liquidation Analysis have the meanings ascribed to them in the Disclosure Statement.

The Liquidation Analysis has been prepared assuming that the Debtors’ current Chapter 11 Cases convert to chapter 7 cases on or about December 31, 2007 (the “Liquidation Date”), the Debtors’ operations are wound down in an orderly manner and their assets are liquidated. The Liquidation Analysis is based on the unaudited book values as of December 2, 2007, unless otherwise stated. These book values are assumed to be representative of the Debtors’ assets and liabilities as of the Liquidation Date. The Liquidation Analysis represents an estimate of recovery values and percentages based upon a hypothetical liquidation of the Debtors if a chapter 7 trustee (the “Trustee”) were appointed by the Bankruptcy Court to convert assets into cash. The determination of the hypothetical proceeds from the liquidation of assets is an uncertain process involving the extensive use of estimates and assumptions that, although considered reasonable by the Debtors’ management, are inherently subject to significant business, economic and competitive uncertainties and contingencies beyond the control of the Debtors and their management. ACCORDINGLY, NEITHER THE DEBTORS NOR THEIR ADVISORS MAKE ANY REPRESENTATION OR WARRANTY THAT THE ACTUAL RESULTS OF A LIQUIDATION OF THE DEBTORS WOULD OR WOULD NOT APPROXIMATE THE ASSUMPTIONS REPRESENTED HEREIN. ACTUAL RESULTS COULD VARY MATERIALLY.

In preparing the Liquidation Analysis, the Debtors have estimated an amount of allowed claims for each class of claimants based upon a review of the Debtors’ Schedules. Additional claims were estimated to include certain post-petition obligations. The estimate of all allowed claims in the Liquidation Analysis is based on the book value of those claims. No order or finding has been entered or made by the Bankruptcy Court estimating or otherwise fixing the amount of Claims at the projected amounts of allowed claims set forth in the Liquidation Analysis. The estimate of the amount of allowed claims set forth in the Liquidation Analysis should not be relied upon for any other purpose, including, without limitation, any determination of the value of any distribution to be made on account of allowed claims under the Plan. The actual amount of allowed claims could be materially different from the amount of claims estimated in the Liquidation Analysis. The Liquidation Analysis envisions the orderly wind-down and liquidation of substantially all of the Debtors’ U.S. operations over a six month period (the “Wind-Down Period”).

The Liquidation Analysis does not include estimates for the tax consequences that may be triggered upon the liquidation and sale events of assets in the manner described above. Such tax consequences may be material. In addition, the Liquidation Analysis does not include recoveries resulting from any potential preference, fraudulent transfer or other litigation or avoidance actions.

The following notes describe the significant assumptions that were made with respect to assets and wind-down expenses.

DRAFT	1 of 4

ASSET RECOVERY

1. Cash

a.	Represents forecasted cash held at store depository accounts and corporate accounts as of 12/31/07. This balance was obtained from the Debtors’ latest financial projections. A 100% recovery is assumed.

2. Inventory

a.	Inventory recovery was based on analysis of the Debtors’ recent store closing and inventory liquidation history. Based on such history, the Debtors have determined to apply a 44.7% “Net Recovery Value”, assuming an orderly liquidation. The “Net Recovery Value” indicates the cash recovery percentage of inventory book cost after all liquidation expenses and agent fees.

b.	The Net Recovery Value was applied to the book value of rental and merchandise inventory less an estimate for ineligibles (6%), which primarily consists of shrink and damaged (return to vendor) merchandise. The inventory balances were obtained from the unaudited Period 12 Trial Balance.

c.	The Net Recovery Value assumes all normal-course operations would cease immediately and all owned inventory as of the commencement of the liquidation would be liquidated in the retail stores over a period of approximately six months.

3. Prepaid Expenses

a.	Prepaid operating expenses (i.e., prepaid advertising, insurance, postage, computer maintenance) comprise approximately 10% of the total prepaid expenses. These prepaid expenses are assumed to have either no value in a liquidation or are offset in full by the corresponding wind-down expense.

b.	Prepaid Rent comprises approximately 70% of the balance and is assumed fully recoverable as rent expense is reflected in the operating wind-down costs and inventory Net Recovery Value.

c.	Prepaid Games and Movie Products comprise approximately 20% of the total prepaid expenses. Recovery is assumed at 38.7% (including estimate for ineligibles), which is consistent with the net inventory recovery percentage.

4. Net Accounts Receivable

a.

Approximately 60% of the accounts receivable balance consists of 3rd party business customer and store receivables. Recovery was assumed at 85% which is consistent with a typical accounts receivable advance rate.

b.	Approximately 30% of the accounts receivable balance consists of “other” items such as, vendor rebates, lease claims, and litigation receivables and is assumed to be 50% recoverable in a liquidation.

c.	A small percentage of the accounts receivable balance consists of non-cash receivables and balances due from employees. No recovery was assumed for these balances.

5. Store Supplies and Other

a.	The “store supplies and other” balance is comprised primarily of prepaid shipping and various office supplies (i.e., tape supplies, signage, forms, plastic gift cards, etc.). These prepaid expenses (excluding gift card supplies) are assumed to be 50% recoverable and utilizable to offset the wind-down costs.

6. Property, Furniture and Equipment

a.	The “property, furniture and equipment” category is comprised primarily of store furniture and fixtures, computer hardware, owned store real estate, leasehold improvements, and capitalized asset retirement obligations.

b.	Leasehold improvements net book values predominantly represent Movie Gallery and Hollywood Video improvements in leased stores. No recovery is assumed (0%).

c.	Owned Store real estate and equipment (i.e., Land and Buildings) are assumed recoverable at 50% of net book value, excluding commissions.

d.	Store furniture and fixture recovery was based on analysis of the Debtors’ recent store closing and property liquidation history. Assuming an orderly liquidation, the total recovery on store furniture

DRAFT	2 of 4

and fixtures was based on the average per store recovery multiplied by the total numbers of stores liquidated. All liquidation expenses and agent fees were included in the net recovery on inventory and, therefore, were not deducted from this amount.

e.	Asset retirement obligations are assumed to have no recovery value.

7. Intangibles

a.	The Hollywood Video and Game Crazy Trademark, customer lists, and non-compete agreement were assigned an estimated value of $0.

b.	Approximately 60% of “intangible and other assets” balance is comprised of deferred financing costs. It is assumed that these will have no value in a liquidation scenario.

8. Deferred Income Tax Asset

a.	The “deferred income tax asset” balance is comprised primarily of temporary differences in the income tax provision. It is assumed that this will have no value in a liquidation scenario.

9. Deposits and Other Assets

a.	The “deposits and other assets” category primarily includes leased store security and utility deposits and vendor deposits. These deposits are assumed fully recoverable as the expense is already included in the wind-down costs and Net Recovery Value on inventory. Non-utilities’ vendor deposits (i.e. concessions) are assumed to be non-recoverable.

CHAPTER 7 COSTS

The Liquidation Analysis assumes an orderly wind-down of the Debtors’ operations during a six-month period. The proceeds from a chapter 7 liquidation would be reduced by administrative costs incurred during the wind-down of operations, the disposition of assets and the reconciliation of claims. These costs include professional and trustee fees, commissions, salaries, severance, interest payable under the DIP Credit Agreement, retention costs, and certain occupancy costs. If the wind-down of operations, disposition of assets and reconciliation of claims takes longer than the assumed liquidation period, actual administrative costs may exceed the estimate included in this Liquidation Analysis.

10. Wind-Down Expenses

a.	General and Administrative: These expenses are based on the Debtors’ detailed monthly 2008 expense budgets. As compared to normal going-concern operating expense levels, the liquidation scenario assumes administrative expenses at 100% in month 1, gradually reduced by one-sixth of this amount for the five subsequent months. A higher level of expense was assumed necessary during the initial months to support the in-store liquidation. Thereafter, administrative expenses would be required to principally support other asset sales, collection of receivables and administration of claims. No provision has been made within the operations budget for a formal severance plan, which could increase the wind-down expenses.

b.	Operating and Selling: All of the store-related expenses required to support the liquidation of inventory were included in the Net Recovery Value and therefore presumed to be recovered from the liquidating agent, including the payment of certain liquidation and closure performance bonuses to various district and store-level employees. Any other store related costs not included in the Net Recovery Value were included in the wind-down budget, for the first three months (January through March), at a contingency amount of 5% of the Debtors’ forecasted going-concern levels.

c.	Professional Fee Carve Out: Also included in the wind-down expenses are accrued but unpaid professional fees that are subject to the professional fee carve out under the DIP Credit Agreement through the Liquidation Date.

11. Commissions, and Professional and Trustee fees

i.	Commissions:

1.	The Debtors assume they would pay commissions equal to 15% of gross proceeds for Land and Building sales.

DRAFT	3 of 4

ii.	Trustee Fees

1.	The Debtors assume they would pay commissions equal to 3% of gross proceeds (less cash) for chapter 7 liquidating trustee.

2.	The Debtors assume they would pay the maximum U.S. Trustee Fee of $10,000 per quarter for 2 entities (Movie Gallery US, LLC and Hollywood Entertainment Corporation), and the minimum quarterly fee of $250 for the remaining 4 entities (Movie Gallery, Inc., M.G.A. Realty I, LLC, M.G. Digital, LLC and M.G. Automation LLC).

iii.	Professional Fees

1.	The Debtors assume they would pay approximately $1 million a month over the liquidation period for legal and consulting fees.

CLAIMS

12. Secured Claims

a.	The Debtors project borrowings of approximately $100 million under the DIP Credit Agreement at the beginning of the liquidation period. In addition, the analysis assumes that the $50 million revolving loan facility under the DIP Credit Agreement will not be drawn upon, which is consistent with the cash balance in this Liquidation Analysis. This Liquidation Analysis indicates that DIP Credit Agreement Claims would receive a full recovery in a chapter 7 liquidation scenario.

b.	This Liquidation Analysis assumes all outstanding letters of credit would be drawn as of the Liquidation Date. These letter of credit amounts are reflected in the balance shown for First Lien Claims under the First Lien Credit Facilities. This Liquidation analysis indicates that First Lien Claims would receive a partial recovery, and that Second Lien Claims would receive no recovery in a chapter 7 liquidation scenario.

c.	The balances shown for the various secured claims against the Debtors include forecasted accrued interest as of the Liquidation Date.

13. Chapter 11 Administrative and Priority Claims

The “chapter 11 administrative and priority claims” balance is comprised of the following:

a.	a projected balance as of December 31, 2007 of postpetition trade accounts payable, using the Debtors’ latest financial projections and excludes prepetition Studio/Game vendor accounts payable, which were included in 2007 projections as postpetition accounts payable due to the expected execution of Accommodation Agreements;

b.	the Debtors’ estimated obligations for customer programs, including postpetition merchandise gift cards, trade credits, pre-sales, subscriptions, and warranty claims;

c.	the Debtors’ estimate of claims arising from postpetition executory contracts or contract termination fees, if applicable;

d.	the Debtors’ estimated liability for postpetition and other priority taxes and other miscellaneous administrative expenses, including accrued professional fees; and

e.	the Debtors’ estimate of claims for merchandise shipped 20 days prior to Commencement Date.

14. General Unsecured Claims

This balance includes estimates for all unsecured non-priority claims arising prior to the commencement of the Chapter 11 Cases. The most significant claims in this category include claims related to the 9.625% Senior Subordinated Notes and the 11% Senior Notes. Also included within the “General and Unsecured Claims” balance are the Debtors’ estimates of prepetition trade accounts payable, accrued liabilities, lease rejection claims, litigation claims, employee claims, other executory rejection claims, and studio revenue sharing audit claims.

DRAFT	4 of 4

EXHIBIT E

FORM OF DEBTOR’S LETTER

On February 4, 2008, Movie Gallery, Inc. and its subsidiaries (collectively, the “Debtors”) filed (a) the Disclosure Statement for the First Amended Joint Plan of Movie Gallery, Inc. and Its Debtor Subsidiaries Under Chapter 11 of the Bankruptcy Code (the “Disclosure Statement”) and (b) the First Amended Joint Plan of Movie Gallery, Inc. and Its Debtor Subsidiaries Under Chapter 11 of the Bankruptcy Code (as it may be amended from time to time, the “Plan”). On December 21, 2007 the Debtors filed the Motion of the Debtors for an Order Approving the Debtors’ Disclosure Statement and Relief Related Thereto (the “Motion”).1 On                 , 2008, the Bankruptcy Court entered the Order Approving the Disclosure Statement and Relief Related Thereto, which, among other things, approved certain procedures with respect to the solicitation of votes to accept or reject the Plan (the “Solicitation Procedures”).

You have received this letter and the enclosed materials because you are entitled to vote on the Plan.

The enclosed materials constitute the Debtors’ “Solicitation Package” and consist of the following:

(a)	this cover letter: (i) describing the contents of the Solicitation Package and instructions on how paper copies of any materials that may be provided in CD-ROM format can be obtained at no charge; (ii) explaining that the Plan Supplement will be filed on or before five business days before the Confirmation Hearing; and (iii) urging the Holders in each of the Voting Classes to vote to accept the Plan;

(b)	if applicable, a letter from the Debtors’ significant constituents urging the Holders in each of the Voting Classes to vote to accept the Plan, and otherwise support the Plan and all transactions contemplated thereby;

(c)	the Disclosure Statement Order (with the Solicitation Procedures, attached thereto as Exhibit 1);

(d)	an appropriate form of Ballot and/or Master Ballot and Ballot Instructions with respect thereto, if applicable (with a pre-addressed, postage prepaid return envelope);

[1]	Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Motion and Disclosure Statement, as applicable.

(e)	the Confirmation Hearing Notice;

(f)	the approved form of the Disclosure Statement (together with the Plan, which is Exhibit A thereto) in either paper or CD-ROM format; and

(g)	such other materials as the Bankruptcy Court orders to be made available.

The Board of Directors of Movie Gallery, Inc., the ultimate parent company to each of Hollywood Entertainment Corporation, M.G. Digital, LLC, M.G.A. Realty I, LLC, MG Automation LLC and Movie Gallery US, LLC, each of which is a Debtor in these Chapter 11 Cases, has approved the filing and solicitation of the Plan. The Debtors believe that the acceptance of the Plan is in the best interests of the Holders of Claims against each of the Debtors. Moreover, the Debtors believe that any alternative other than Confirmation of the Plan could result in extensive delays and increased administrative expenses, thereby resulting in smaller distributions or no distributions on account of Claims.

THE DEBTORS THEREFORE RECOMMEND THAT ALL ENTITIES ENTITLED TO VOTE SUBMIT A TIMELY BALLOT VOTING TO ACCEPT THE PLAN.

The materials in the Solicitation Package are intended to be self-explanatory. If you have any questions, however, please feel free to contact the Debtors’ Voting and Claims Agent, Kurtzman Carson Consultants LLC, by (a) writing to Movie Gallery Balloting Center, c/o Kurtzman Carson Consultants LLC, 2335 Alaska Avenue, El Segundo, California 90245, (b) calling (888) 647-1730, (c) emailing moviegalleryinfo@kccllc.com or (d) visiting the Voting and Claims Agent’s website at http://www.kccllc.net/moviegallery. If you are a Holder of Claims on account of publicly-traded securities, you may also contact the Debtors’ Securities Voting Agent, Financial Balloting Group, LLC, by (a) writing Movie Gallery, Inc., c/o Financial Balloting Group, LLC, 757 Third Avenue, 3rd Floor, New York, New York 10017, Attention: Ballot Processing Center or (b) calling (866) 910-8392.

2

EXHIBIT F

PROJECTED FINANCIAL INFORMATION

Projected Financial Information

The Debtors believe that the Plan meets the feasibility requirement set forth in section 1129(a)(11) of the Bankruptcy Code, as confirmation is not likely to be followed by liquidation or the need for further financial reorganization of the Debtors or any successor under the Plan. In connection with the development of the Plan and for the purposes of determining whether the Plan satisfies this feasibility standard, the Debtors analyzed their ability to satisfy their financial obligations while maintaining sufficient liquidity and capital resources. Management developed a business plan and prepared financial projections (the “Projections”) for the retail calendar years 2007 through 2010 (the “Projection Period”).

The Debtors do not, as a matter of course, publish their business plans or strategies, projections or anticipated financial position. Accordingly, the Debtors do not anticipate that they will, and disclaim any obligation to, furnish updated business plans or projections to Holders of Claims or other parties in interest after the Confirmation Date, or to include such information in documents required to be filed with the SEC or otherwise make such information public.

In connection with the planning and development of the Plan, the Projections were prepared by the Debtors to present the anticipated impact of the Plan. The Projections assume that the Plan will be implemented in accordance with its stated terms. The Projections are based on forecasts of key economic variables and may be significantly impacted by, among other factors, changes in the competitive environment, regulatory changes and/or a variety of other factors, including those factors listed in the Plan and the Disclosure Statement. Accordingly, the estimates and assumptions underlying the Projections are inherently uncertain and are subject to significant business, economic and competitive uncertainties. Therefore, such Projections, estimates and assumptions are not necessarily indicative of current values or future performance, which may be significantly less or more favorable than set forth herein. The Projections included herein were prepared in January 2008. Management is unaware of any circumstances as of the date of this Disclosure Statement that would require the re-forecasting of the Projections due to a material change in the Debtors’ prospects.

The Projections should be read in conjunction with the significant assumptions, qualifications and notes set forth below.

THE DEBTORS’ MANAGEMENT PREPARED THE PROJECTIONS WITH THE ASSISTANCE OF THEIR PROFESSIONALS. THE DEBTORS’ MANAGEMENT DID NOT PREPARE SUCH PROJECTIONS TO COMPLY WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS AND THE RULES AND REGULATIONS OF THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. THE DEBTORS’ INDEPENDENT ACCOUNTANTS HAVE NEITHER EXAMINED NOR COMPILED THE PROJECTIONS THAT ACCOMPANY THE DISCLOSURE STATEMENT AND, ACCORDINGLY, DO NOT EXPRESS AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT TO THE PROJECTIONS, ASSUME NO RESPONSIBILITY FOR THE PROJECTIONS, AND DISCLAIM ANY ASSOCIATION WITH THE PROJECTIONS. EXCEPT FOR PURPOSES OF THE DISCLOSURE STATEMENT, THE DEBTORS DO NOT PUBLISH PROJECTIONS OF THEIR ANTICIPATED FINANCIAL POSITION OR RESULTS OF OPERATIONS.

MOREOVER, THE PROJECTIONS CONTAIN CERTAIN STATEMENTS THAT ARE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE SUBJECT TO A NUMBER OF ASSUMPTIONS, RISKS, AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE DEBTORS, INCLUDING THE IMPLEMENTATION OF THE PLAN, THE CONTINUING AVAILABILITY OF SUFFICIENT BORROWING CAPACITY OR OTHER FINANCING TO FUND OPERATIONS, ACHIEVING OPERATING EFFICIENCIES, CURRENCY EXCHANGE RATE FLUCTUATIONS, MAINTAINING GOOD EMPLOYEE RELATIONS, EXISTING AND FUTURE GOVERNMENTAL REGULATIONS AND ACTIONS OF GOVERNMENTAL BODIES, NATURAL DISASTERS AND UNUSUAL WEATHER CONDITIONS, ACTS OF TERRORISM OR WAR, INDUSTRY-SPECIFIC RISK FACTORS (AS DETAILED IN ARTICLE IX OF THE DISCLOSURE STATEMENT ENTITLED “PLAN-RELATED RISK FACTORS AND ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN”), AND OTHER MARKET AND COMPETITIVE CONDITIONS. HOLDERS OF CLAIMS AND INTERESTS ARE CAUTIONED THAT THE FORWARD-LOOKING STATEMENTS SPEAK AS OF THE DATE MADE AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS, AND THE DEBTORS UNDERTAKE NO OBLIGATION TO UPDATE ANY SUCH STATEMENTS.

THE PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY THE DEBTORS, MAY NOT BE REALIZED AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, COMPETITIVE, INDUSTRY, REGULATORY, MARKET, AND FINANCIAL UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE REORGANIZED DEBTORS’ CONTROL. THE DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE OR ARE MADE AS TO THE ACCURACY OF THE PROJECTIONS OR TO THE REORGANIZED DEBTORS’ ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL BE INCORRECT. MOREOVER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THE DEBTORS PREPARED THESE PROJECTIONS MAY BE DIFFERENT FROM THOSE ASSUMED, OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIALLY ADVERSE OR MATERIALLY BENEFICIAL MANNER. EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR DISCLOSURE STATEMENT, THE DEBTORS AND REORGANIZED DEBTORS, AS APPLICABLE, DO NOT INTEND AND UNDERTAKE NO OBLIGATION TO UPDATE OR OTHERWISE REVISE THE PROJECTIONS TO REFLECT EVENTS OR CIRCUMSTANCES EXISTING OR ARISING AFTER THE DATE THE DISCLOSURE STATEMENT IS INITIALLY FILED OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. THEREFORE, THE PROJECTIONS MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER

ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR. IN DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, HOLDERS OF CLAIMS MUST MAKE THEIR OWN DETERMINATIONS AS TO THE REASONABLENESS OF SUCH ASSUMPTIONS AND THE RELIABILITY OF THE PROJECTIONS AND SHOULD CONSULT WITH THEIR OWN ADVISORS.

The Projections should be read in conjunction with the assumptions, qualifications, and explanations set forth in the Disclosure Statement, the Plan, and the Plan Supplement, in their entirety, and the historical consolidated financial statements (including the notes and schedules thereto) and other financial information set forth in Movie Gallery’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, Movie Gallery’s Quarterly Report on Form 10-Q for the second quarter ending June 30, 2007, and any other recent Movie Gallery report to the Securities and Exchange Commission. These filings are available by visiting the Securities and Exchange Commission’s website at http://www.sec.gov or the Debtors’ website at http://www.moviegallery.com.

1.	Pro Forma Projected Balance Sheet (Unaudited)(a)

(As of May 11, 2008)

	Estimated					Pro Forma
	Pre-Effective	Reorganization Adjustments				Balance
($’s in millions)	Date Balance Sheet	Recapitalization Adjustments		“Fresh Start” Adjustments		Sheet of Reorganized Debtors
ASSETS:
Current Assets:
Cash and Cash Equivalents	$114	$(67)		—		$47
Accounts Receivable, Net	10	—		—		10
Merchandise Inventory	183	—		—		183
Other Current Assets	5	—		—		5
Prepaid Expenses	47	—		—		47

Total Current Assets	359	(67)		—		292

Noncurrent Assets:
Rental Inventory	216	—		—		216
Net Property and Equipment	111	—		—		111
Goodwill	—	—		578	(j)	578
Other Assets	54	(8	) (b)	—		46
Deferred Tax Asset	3	—		—		3

Total Noncurrent Assets	384	(8)		578		954

Total Assets	$743	($75)		$578		$1,246

LIABILITIES & SHAREHOLDERS’ EQUITY:
Current Liabilities:
Accounts Payable	115	13	(c)	—		128
Accrued Liabilities	142	—		—		142
Accrued Interest	10	(9	) (d)	—		1
Income Taxes Payable	3	—		—		3

Total Current Liabilities	269	4		—		273
Non-Current Liabilities:
DIP Facility	82	(82	) (e)	—		—
Exit Revolver	—	—		—		—
1st Lien Term Loan	599	5	(f)	—		603
2nd Lien Term Loan	189	(72	) (g)	—		116
Deferred Rent—Video Stores	20	—		—		20
Liabilities Subject to Compromise	463	(463	) (h)	—		—

Total Non-Current Liabilities	1,353	(613)		—		740

Total Liabilities	1,622	(609)		—		1,013
Shareholders’ Equity	(879)	534	(i)	578	(k)	233

Total Liabilities & Shareholders’ Equity	$743	$(75)		$578		$1,246

NOTES TO PRO FORMA PROJECTED BALANCE SHEET

(a)	The pro forma balance sheet adjustments contained herein account for (i) the reorganization and related transactions pursuant to the Plan and (ii) the implementation of “fresh start” accounting pursuant to Statement of Position 90-7 (“SOP 90-7”), Financial Reporting by Entities in Reorganization Under the Bankruptcy Code, as issued by the American Institute of Certified Public Accountants (the “AICPA”). The fresh start adjustments are based on a total equity value of approximately $233.0 million.

(b)	This amount reflects $17.6 million of anticipated fees associated with the origination of a new revolving credit facility and the restructuring of the existing First Lien Credit Facilities and Second Lien Credit Agreement minus the write-off of approximately $25.5 million of unamortized deferred financing fees associated with the DIP Facility, the existing First Lien Credit Facilities, the Second Lien Credit Agreement, the 11% Senior Notes and the 9.625% Senior Subordinated Notes.

(c)	The change in accounts payable reflects payment of the second installment to the Studios under the Accommodation Agreement and accruals for cure costs related to assumed leases and executory contracts and various professional success fees. Cure costs, success fees and remaining professional fees are assumed to be paid after emergence.

(d)	This amount reflects: (i) the payment in kind of $5.5 million of accrued interest with respect to the Second Lien Credit Agreement and (ii) the conversion to equity of $3.9 million of accrued interest with respect to the conversion of the Sopris Second Lien Claims into New Common Stock.

(e)	The change in the DIP Facility is a result of the DIP Facility being paid off on the Effective Date.

(f)	This amount reflects the increase in principal balance due to the payment of $4.7 million of fees payable in kind under the Amended and Restated First Lien Credit Agreement.

(g)	The balance was adjusted by (i) $77.9 million of principal value of Sopris Second Lien Claims converted into New Common Stock and (ii) $5.5 million of accrued interest under the Second Lien Credit Agreement paid in kind.

(h)	This amount reflects the elimination of prepetition Claims, including (i) the 11% Senior Notes, (ii) the 9.625% Senior Subordinated Notes, (iii) accounts payable, (iv) accrued liabilities and (v) other General Unsecured Claims.

(i)

This amount reflects: (i) the $100 million Pre-Money Equity Value, plus (ii) $50 million Rights Offering proceeds, (iii) the conversion of $77.9 million of principal related to Sopris Second Lien Claims being converted into New Common Stock, (iv) the conversion of approximately $3.9 million of accrued interest under the Second Lien Credit Agreement into New Common Stock, (v) the conversion of the $1.2 million Rights Offering backstop fee into New Common Stock and (vi) estimated cancellation of debt (“COD”) income of $338.6 million, less (vii) the write-off of $25.5 million of deferred financing fees, (viii) $10.8 million of estimated bankruptcy-related professional fees and expenses and (ix) the $1.2 million Rights Offering backstop fee

(j)	After accounting for all other “fresh start” accounting adjustments, the remaining offsetting adjustment for shareholders’ equity was applied to goodwill.

(k)	Adjustments to shareholders’ equity were based on the estimated equity value of the Reorganized Movie Gallery ($233.0 million) in accordance with “fresh start” accounting provisions of SOP 90-7.

2.	Projected Statements of Operations (Unaudited)

($’s in millions)	2007	2008	2009	2010
Operating Revenues	$2,453	$2,188	$2,323	$2,568
Cost of Sales(a)	1,135	1,011	1,112	1,301

Gross Profit	1,318	1,176	1,211	1,266

Operating Expense	1,393	948	963	1,003
SG&A Expense	199	140	139	140
Other Expense	275	—	1	1

Operating Income	(548)	88	109	122

Net Impact of Store Liquidation	—	(8)	—	—
Gain on Extinguishment of Debt	—	312	—	—
Reorganization Items	80	(44)	—	—
Interest Expense	(146)	(111)	(116)	(125)

Pre-tax Income	(614)	236	(7)	(3)
Income Taxes	(3)	2	2	2

Net Income (Loss)	$(611)	$234	$(9)	$(5)

EBITDA(b)	$122	$138	$150	$159

(a)	The 2007 EBITDA reflects add-backs taken for increases/decreases in Cost of Sales related to the Debtors’ third quarter 2007 change in accounting estimates for salvage value and catalog amortization. EBITDA for 2008 – 2010 does not reflect any add backs related to the third quarter 2007 change in accounting estimates.
(b)	EBITDA defined as operating income plus (i) depreciation and amortization, (ii) non-cash compensation and (iii) other non-cash, restructuring-related or one-time charges.

3.	Projected Balance Sheets (Unaudited)

($’s in millions)	2007	2008	2009	2010
ASSETS:
Current Assets:
Cash	$101	$44	$47	$69
Accounts Receivable	10	10	10	10
Merchandise Inventory	155	202	231	263
Other Current Assets	5	5	5	5
Prepaid Expenses	58	47	47	47

Total Current Assets	329	308	340	394
Noncurrent Assets:
Rental Inventory(a)	252	217	229	235
Property and Equipment	121	102	98	91
Goodwill	—	578	578	578
Other Assets	57	41	40	36
Deferred Tax Asset	3	3	3	3

Total Noncurrent Assets	433	942	949	944

Total Assets	$762	$1,250	$1,289	$1,338

LIABILITIES & SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	86	133	140	153
Accrued Liabilities	145	154	160	168
Accrued Interest	10	—	—	—
Income Taxes Payable	3	3	3	3

Total Current Liabilities	243	289	303	323

Non-Current Liabilities:
Long-Term Debt	881	740	774	808
Deferred Rent—Video Stores	20	20	20	20
Liabilities Subject to Compromise	463	—	—	—

Total Non-Current Liabilities	1,364	760	794	828

Total Liabilities	1,607	1,050	1,097	1,151

Shareholders’ Equity	(845)	201	191	187

Total Liabilities & Shareholders’ Equity	$762	$1,250	$1,289	$1,338

(a)	Rental inventory reflects the Debtors’ 3Q 2007 change in accounting estimates for salvage value and catalog amortization.

4.	Projected Statements of Cash Flow (Unaudited)

($’s in millions)	2007	2008	2009	2010
Net Income	$(611)	$234	$(9)	$(5)
Noncash Items:
Depreciation—Rental Product(a)	436	198	175	184
Reorganization Items, net	(87)	—	—	—
Non-Cash Restructuring	—	(336)	—	—
Non-Cash Interest Expense	7	32	39	41
Purchase of Rental Inventory—Existing Stores(a)	(345)	(163)	(180)	(182)
Depreciation—FFE & LHI	126	48	40	36
Goodwill Write-Off	115	—	—	—
Other Assets	75	8	5	8
Deferred Rent	(2)	—	—	—
Deferred Tax Asset	(3)	—	—	—

Total Non Cash Items	323	(214)	80	87

Working Capital:
Accounts Receivable	1	—	—	—
Inventory	(12)	(47)	(29)	(32)
Prepaid Expenses	(12)	10	—	—
Accounts Payable	32	47	7	13
Accrued Liabilities	163	9	6	7
Accrued Interest	19	(0)	—	—
Income Taxes Payable	2	—	—	—

Total Working Capital	194	19	(15)	(12)

CASH FLOW FROM OPERATIONS	$(94)	$40	$55	$70

INVESTMENT ACTIVITIES
Purchase of Rental Inventory—New Stores	—	—	(7)	(8)
Property, Plant & Equipment	(6)	(30)	(36)	(29)
Changes to Trademark and Other Intangibles	93	—	—	—

Cash flows used in investing activities	86	(30)	(43)	(37)

FINANCING ACTIVITIES
Debt Issuance / (Repayment)	103	(104)	(6)	(8)
Debt Issue Costs	(27)	(13)	(3)	(3)
Issuance of Stock	—	50	—	—

Cash flows provided by (used in) financing activities	76	(67)	(9)	(11)

Beginning Cash	33	101	44	47
Change in Cash	68	(57)	3	23

Ending Cash	$101	$44	$47	$69

(a)	2007 includes the impact of the Company’s reclassification of Previously-Viewed book cost from “Purchases of Rental Inventory” to “Rental Inventory Amortization”. The forecasted periods do not reflect this change in classification.

ASSUMPTIONS TO FINANCIAL PROJECTIONS

Projections

Management prepared the Projections for the fiscal years 2007 through 2010 (the “Projection Period”). The Debtors operate on a retail calendar which ends each fiscal year on the first Sunday following December 30th. The Projections are based on a number of assumptions made by management with respect to the future performance of the Reorganized Debtors’ operations. Although management has prepared the Projections in good faith and believes the assumptions to be reasonable, it is important to note that the Debtor can provide no assurance that such assumptions will be realized. As described in detail in the Disclosure Statement, a variety of risk factors could affect the Reorganized Debtors’ financial results and must be considered. The Projections should be reviewed in conjunction with a review of these assumptions, including the qualifications and footnotes set forth herein.

Key Assumptions

A.	General

1.	Methodology. The Projections are based upon the Debtors’ detailed operating budgets for fiscal 2007 and 2008. The projections for fiscal 2009 and 2010 incorporate management’s assumptions and initiatives, including the impact of store relocations and new store openings and includes the Debtors’ Canadian operations.

2.	Plan Consummation. The operating assumptions assume that the Plan will be confirmed and consummated by May 11, 2008.

3.	Macroeconomic and Industry Environment. The Projections reflect a stable economic environment and a relatively flat interest rate environment over the Projection Period.

B.	Projected Statements of Operations

1.	Total Revenue: Consolidated revenues consist of rental revenue and merchandise sales, including both new and previously viewed Merchandise. These sales are estimated to be $2.5 billion in 2007 and are projected to grow at a 1.5% compound annual growth rate through the projection period. Fiscal 2008 projections assume a year-end store count of 3,540 stores (includes Canadian stores). Store counts are assumed to remain flat, with the exception of Game Crazy locations, which are projected to increase by 100 stores per year in each of 2009 and 2010.

2.	Gross Margin: Gross margin is projected to be 53.8% in 2008, declining to 49.3% in 2010, driven by increased high definition penetration and associated catalog investment and an increasing percentage of total sales being generated by the game and retail categories.

3.	Operating Expense: Operating expenses include store employee salaries and benefits, advertising, rent and other occupancy costs, depreciation and amortization and other store operating expenses. These expenses have been adjusted to account for estimated federal wage increases, management cost initiatives and general inflation.

4.	Selling, General and Administrative Expenses. Selling, General and Administrative (“SG&A”) expenses reflect cost savings measures in 2008 and is projected to remain relatively flat throughout the projection period.

5.	Loss (Gain) on Extinguishment of Debt: The estimated gain of $311.9 million consists of (i) cancellation of debt income associated with (a) the 11% Senior Notes, (b) the 9.625% Senior Subordinated Notes, (c) accounts payable, (d) accrued liabilities and (e) other General Unsecured Claims, less (ii) the write-off of $25.5 million of deferred financing fees and (iii) the $1.2 million Rights Offering backstop fee.

6.	Reorganization Items: The 2007 restructuring charges consist principally of legal and professional fees and gains from rejection of lease obligations. Projected 2008 restructuring charges consist of legal and professional fees. The Reorganization expense projection does not include the impact of lease rejections subsequent to 2007.

7.	Interest Expense: Interest expense following the Confirmation Date reflects the extinguishment of the 11% Senior Notes and 9.625% Senior Subordinated Notes claims as well as the conversion of the Sopris Second Lien Claims converted into New Common Stock, which results in an estimated $719.6 million of debt outstanding upon emergence. Thereafter, the Projections reflect the retirement of debt with cash available from operations. Interest expense also includes letters of credit, commitment and issuance fees.

8.	Net Operating Losses: The Projections assume the Reorganized Debtor will not pay significant taxes based on the utilization of net operating losses, subject to the Section 382 limitation under the Internal Revenue Code and the carrying forward of projected operating losses in 2009 and 2010.

C.	Projected Balance Sheets and Statements of Cash Flow

1.	Cash: Management anticipates maintaining a minimum of approximately $30 million of book cash.

2.	Working Capital: Accounts payable and inventory days are projected to moderately improve over the projection period. Accounts payable balances reflect the impact of Accommodation Agreements made with Studios as part of the reorganization.

3.	Capital Expenditures: Capital expenditures are forecasted for relocating Company stores, installing additional games retail fixtures within Hollywood Video and Movie Gallery stores and refurbishing and refreshing the store fleet. Additionally, significant expenditures are forecast for information technology infrastructure upgrades and build out.

4.	Borrowing (Repayment) of Debt: Incorporates scheduled amortization on the Amended and Restated First Lien Credit Facilities and includes a quarterly cash sweep used to prepay balances should cash, net of revolver borrowings, exceed the sum of $50 million plus the following quarter’s projected cash interest expense. Quarterly cash sweep payments will be made in the month subsequent to the calculation, however for purposes of this projection they have been included in the month they are calculated. Balances are adjusted quarterly as appropriate for interest paid in kind on the Amended and Restated First Lien Credit Agreement and Amended and Restated Second Lien Credit Agreement.

EXHIBIT G

CORPORATE STRUCTURE CHART

Kirkland & Ellis LLP

February 4, 2008

Movie Gallery, Inc. Corporate Structure

* One percent of this entity is owned by Movie Gallery US, LLC

EXHIBIT H

BACKSTOP RIGHTS PURCHASE AGREEMENT

K&E DRAFT 02/02/2008

BACKSTOP RIGHTS PURCHASE AGREEMENT

by and among

Movie Gallery, Inc.

and

The Parties Listed on Schedule 1 Hereto

Dated: [        ], 2008

i

8.8	Headings	18
8.9	Severability	18
8.10	Expiration	18
8.11	Termination	18
8.12	Conflict with Confirmation Order and Plan	19

ii

BACKSTOP RIGHTS PURCHASE AGREEMENT

THIS BACKSTOP RIGHTS PURCHASE AGREEMENT (this “Agreement”) is made this [    ] day of [    ], 2008, by and among Movie Gallery, Inc., a Delaware corporation (the “Company”), on the one hand, and the investment entities affiliated with Sopris Capital Advisors LLC (“Sopris”) set forth on Schedule 1 hereto (each, a “Backstop Party” and collectively, the “Backstop Parties”), on the other hand.

W I T N E S S E T H:

WHEREAS, on October 16, 2007 (the “Petition Date”), the Company and certain of its subsidiaries (collectively, the “Debtors,” as set forth herein) filed voluntary Chapter 11 petitions in the Bankruptcy Court (as defined below), and the Debtors’ chapter 11 cases are being jointly administered under Case No. 07-33849 (the “Chapter 11 Cases”);

WHEREAS, in connection with the restructuring contemplated under a first amended plan of reorganization filed in the Chapter 11 Cases on February 4, 2008 (the “Plan”), the Company has determined that its successful reorganization requires, among other things, deleveraging its balance sheet by means of a significant new equity investment;

WHEREAS, the Debtors intend, pursuant to the Plan, to effectuate this deleveraging by converting certain Claims into equity of the Reorganized Movie Gallery to be outstanding on the Effective Date pursuant to the Plan and selling equity in the reorganized Company to raise the new money investment (together, the “Initially Issued Common Stock”);

WHEREAS, the Parties agree that any valuations of the Debtors’ assets or estates, whether implied or otherwise, arising from this Agreement shall not be binding for any other purpose, including but not limited to, determining recoveries under the Plan, and this Agreement does not limit such rights regarding valuation in these Chapter 11 Cases;

WHEREAS, the Debtors have determined that a rights offering backstopped by the Backstop Parties, on terms and conditions set forth in this Agreement (the “Rights Offering”), is the most appropriate method at this time in which to obtain the necessary new money investment;

WHEREAS, in the Rights Offering, all holders, as determined under the Plan, as of the Record Date (each, a “Rights Offering Participant”) of the Company’s 11% Senior Notes due May 1, 2012 issued pursuant to an indenture dated as of April 12, 2005 (the “Senior Notes” and the claims arising thereunder and under such indenture, the “Senior Notes Claims”), will be offered the opportunity to subscribe for all of the shares of New Common Stock to be issued pursuant to the Rights Offering (the “Rights Offering Shares”) in exchange for cash payments to the Company. The Rights Offering Shares will constitute, in the aggregate, [    ]% of the Initially Issued Common Stock, subject to dilution by the Management and Director Equity Incentive Program.

WHEREAS, the shares exchanged for the Claims will constitute, in the aggregate, [    ]% of the Initially Issued Common Stock, subject to dilution by the Management and Director Equity Incentive Program;

WHEREAS, the amount of the Rights Offering shall be $50 million (the “Rights Offering Amount”), the number of Rights Offering Shares shall be determined in accordance with and pursuant to the definition of “Rights Offering Equity Allocation” contained herein and the purchase price per share (the “Exercise Price”) of the Rights Offering Shares shall be determined by dividing the Rights Offering Amount by the number of Rights Offering Shares;

WHEREAS, pursuant to the Rights Offering, each Rights Offering Participant shall have the non-detachable, non-assignable and non-transferable right (such Rights Offering Participant’s “Individual Subscription Right”) to subscribe for the number of Rights Offering Shares to be determined on a pro rata basis in respect of the amount of such Rights Offering Participant’s proportionate ownership of the Senior Notes;

WHEREAS, to facilitate the Rights Offering, and in consideration of the payment of the fees and expense reimbursements described herein, each Backstop Party is willing to purchase on the Effective Date, to the extent that the Rights Offering is not fully subscribed, all of the Rights Offering Shares that have not been subscribed for by the Rights Offering Participants by the Voting Deadline; and

WHEREAS, the Debtors, Sopris and Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”), have entered into the Escrow Agreement, dated as of January 22, 2008 (the “Escrow Agreement”), pursuant to which Sopris has delivered $50.0 million to a segregated trust account, to be held and disbursed in accordance with the terms of such Escrow Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, the Parties hereto hereby agree as follows:

Section 1. Definitions.

(a) For purposes of this Agreement, the following terms will have the meanings set forth below:

“Adjusted Equity Value” means an amount equal to the Pre-Money Equity Value plus the Allowed Sopris Second Lien Claims plus the Rights Offering Amount plus the Rights Offering Commitment Fee.

“Affiliate” has the meaning set forth at section 101(2) of the Bankruptcy Code.

“Agreement” has the meaning assigned to it in the Preamble.

“Allowed” means, with respect to Sopris Second Lien Claims, any Claim allowed pursuant to the Plan.

“Amended and Restated First Lien Credit Agreement” means an Amended and Restated First Lien Credit Agreement in accordance with the Amended and Restated First Lien Credit Agreement Term Sheet (as defined in the Plan) and in substantially the form attached to the Notice of Amended and Restated Credit Agreements in form and substance acceptable to the First Lien Agents (as defined in the Plan).

“Amended and Restated Second Lien Credit Agreement” means an Amended and Restated Second Lien Credit Agreement in accordance with the Amended and Restated Second Lien Term Sheet (as defined in the Plan) and in substantially the form attached to the Notice of Amended and Restated Credit Agreements in form and substance acceptable to the Second Lien Agent (as defined in the Plan).

“Antitrust Division” has the meaning assigned to it in Section 5.4 hereof.

“Approvals” means all approvals and other authorizations that are required under applicable law, including the Bankruptcy Code for the Company to take corporate action.

“Backstop Commitment” means the agreement by the Backstop Parties pursuant to this Agreement to purchase all of the Rights Offering Shares in excess of the Sopris Senior Notes Commitment that are not purchased by the Rights Offering Participants as part of the Rights Offering.

2

“Backstop Party” and “Backstop Parties” have the meanings assigned to such terms in the Preamble.

“Backstop Party Material Adverse Effect” means a material adverse effect on (a) the ability of the Backstop Parties to perform their obligations under this Agreement or the Registration Rights Agreement or (b) the validity or enforceability of this Agreement or the Registration Rights Agreement against the Backstop Parties.

“Backstop Purchase Price” has the meaning assigned to it in Section 2.1(c)(i) hereof.

“Bankruptcy Code” means Chapter 11 of the Bankruptcy Code, 11 U.S.C. §§ 101-1532, as applicable to the Chapter 11 Cases.

“Bankruptcy Court” means the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division, having jurisdiction over the Chapter 11 Cases and, to the extent of the withdrawal of any reference under section 157 of title 28 of the United States Code and/or the Order of the United States District Court for the Eastern District of Virginia pursuant to section 157(a) of title 28 of the United States Code, the United States District Court for the Eastern District of Virginia.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as applicable to the Chapter 11 Cases, promulgated under 28 U.S.C. § 2075 and the general, local and chambers rules of the Bankruptcy Court.

“Business Day” means any day, other than a Saturday, Sunday or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

“Chapter 11 Cases” has the meaning assigned to it in the Recitals.

“Claim” means any claim against a Debtor as defined in section 101(5) of the Bankruptcy Code.

“Company” has the meaning assigned to it in the Preamble.

“Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.

“Confirmation Order” has the meaning assigned to it in Section 6(b) hereof.

“Creditors’ Committee” means the official committee of unsecured creditors of the Debtors appointed by the United States Trustee in the Chapter 11 Cases on October 18, 2007, pursuant to section 1102 of the Bankruptcy Code, comprising the Committee Members (as defined in the Plan) and as reconstituted from time to time.

“Debtors” means, collectively: Movie Gallery, Inc.; Hollywood Entertainment Corporation; M.G. Digital, LLC; M.G.A. Realty I, LLC; MG Automation LLC; and Movie Gallery US, LLC.

“DIP Credit Agreement” means that certain $150 million Secured Super-Priority Debtor in Possession Credit and Guaranty Agreement among Movie Gallery, Inc., as borrower, and the other Debtors as guarantors, Goldman Sachs Credit Partners L.P., as lead arranger and syndication agent, The Bank of New York, as administrative agent and collateral agent, Goldman Sachs Credit Partners L.P., as documentation agent and the banks, financial institutions and other lenders parties thereto, as may be amended, modified, ratified, extended, renewed, restated or replaced.

3

“Disclosure Statement” means the Disclosure Statement for the First Amended Joint Plan of Reorganization of Movie Gallery, Inc. and Its Debtor Subsidiaries Under Chapter 11 of the Bankruptcy Code dated February 4, 2008, as amended, supplemented or modified from time to time, including all exhibits and schedules thereto and references therein that relate to the Plan, that is prepared and distributed in accordance with the Bankruptcy Code, Bankruptcy Rules and any other applicable law.

“DTC” has the meaning assigned to it in Section 2.2(c) hereof.

“Effective Date” means the day that is the first Business Day after the Confirmation Date on which: (a) no stay of the Confirmation Order is in effect; and (b) all conditions specified in Article IX.B of the Plan have been: (i) satisfied; or (ii) waived pursuant to Article IX.C of the Plan.

“Entity” means an entity as defined in section 101(15) of the Bankruptcy Code.

“Equity Interest” means any share of common stock, preferred stock or other instrument evidencing an ownership interest in any of the Debtors, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest in a Debtor that existed immediately prior to the Effective Date; provided, however, that Equity Interest does not include any Intercompany Interest (as defined in the Plan).

“Escrow Agent” has the meaning assigned to it in the Recitals.

“Escrow Agreement” has the meaning assigned to it in the Recitals.

“Exercise Price” has the meaning assigned to it in the Recitals.

“Expense Reimbursement” means all reasonable and documented out-of-pocket fees and expenses of each Backstop Party, including the reasonable fees and expenses of counsel and other professionals retained by such Backstop Party, that have been and are subsequently incurred in connection with the negotiation, preparation and implementation of the Rights Offering, including, but not limited to, the fees and expenses of Sonnenschein Nath & Rosenthal LLP, Jeffries & Co., Inc. and Tavenner & Beran, P.C but not including any amounts incurred after the termination of this Agreement or the Lock Up Agreement.

“Expiration Date” has the meaning assigned to it in Section 8.10 hereof.

“File” or “Filed” means file, filed or filing with the Bankruptcy Court or its authorized designee in these Chapter 11 Cases.

“Final DIP Order” means that certain Final Order Pursuant to 11 U.S.C. §§ 105, 361, 362, 363, 364(c), 364(d) and 364(e) and Fed. R. Bankr. P. 4001 and 9014 (I) Authorizing Debtors to Obtain Secured Post-Petition Financing on Super-Priority Priming Lien Basis, Granting Adequate Protection For Priming and Modifying Automatic Stay, (II) Authorizing Debtors to Use Cash Collateral of Existing Secured Lenders and Granting Adequate Protection For Use, And (III) Confirming Authorization for Debtors to Repay Existing Revolver Indebtedness Upon Interim Approval, entered by the Bankruptcy Court on November 16, 2007 [Docket No. 937], as the order may be amended from time to time.

“Final Order” means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the subject matter, as entered on the docket in any Chapter 11 Case or the docket of any court of competent jurisdiction, that has not been reversed, stayed, modified or amended, and as to which the time to appeal, or seek certiorari or move for a new trial, reargument or rehearing has expired and no appeal or petition for certiorari or other proceedings for a new trial, reargument or

4

rehearing been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been timely Filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument or rehearing shall have been denied, resulted in no modification of such order or has otherwise been dismissed with prejudice.

“FTC” has the meaning assigned to it in Section 5.4 hereof.

“Holder” means any Entity holding a Claim or an Equity Interest.

“HSR Act” has the meaning assigned to it in Section 5.4 hereof.

“Individual Subscription Right” has the meaning assigned to it in the Recitals.

“Initially Issued Common Stock” has the meaning assigned to it in the Recitals.

“Lock Up Agreement” means that certain Lock Up, Voting and Consent Agreement dated as of October 14, 2007, among the Consenting Second Lien Holders (as defined in the Plan), the Consenting 11% Senior Note Holders (as defined in the Plan), Sopris and the Debtors, as amended from time to time in accordance with the terms thereof.

“Management and Director Equity Incentive Program” means a post-Effective Date director and officer compensation incentive program, approved by the New Board, providing for 10% of the New Common Stock, on a fully-diluted basis, to be reserved for issuance as grants of equity, restricted stock or options.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, assets, liabilities, financial condition or results of operation of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company, subject to the Approvals, to perform its obligations under this Agreement or the Registration Rights Agreement or (c) subject to the Approvals, the validity or enforceability of this Agreement or the Registration Rights Agreement against the Company; provided, however, that, under no circumstances shall the term “Material Adverse Effect” include any change, effect, event, occurrence, state of facts or development that has occurred or is in existence prior to the date hereof.

“New Board” means the initial board of directors of Reorganized Movie Gallery.

“New Common Stock” means 60,000,000 shares of common stock in Reorganized Movie Gallery, par value $.01 per share, to be authorized pursuant to Reorganized Movie Gallery’s charter, of which no more than 25,000,000 shares shall be initially issued on the Effective Date pursuant to the Plan.

“Notice of Amended and Restated Credit Agreements” means one or more notices to be Filed before the hearing on the Disclosure Statement attaching the proposed forms of the Amended and Restated First Lien Credit Agreement and the Amended and Restated Second Lien Credit Agreement.

“Party” means the Company or any Backstop Party, individually, and the “Parties” means the Company and the Backstop Parties, collectively.

“Petition Date” has the meaning assigned to it in the Recitals.

“Plan” has the meaning assigned to it in the Recitals.

5

“Plan Support Agreement” means that certain Plan Support Agreement dated as of January 22, 2008, between Consenting First Lien Holders (as defined in the Plan), Consenting Second Lien Holders (as defined in the Plan), the Consenting 11% Senior Note Holders (as defined in the Plan), Sopris and the Debtors, as amended from time to time in accordance with the terms thereof.

“Pre-Money Equity Value” means $100 million.

“Record Date” means February 5, 2008.

“Registration Rights Agreement” means a registration rights agreement substantially in the form set forth in the Plan Supplement (as defined in the Plan) obligating the Reorganized Debtors to register for resale certain shares of New Common Stock under the Securities Act in accordance with the terms set forth in such registration rights agreement.

“Remaining Rights Offering Shares” has the meaning assigned to it in Section 2.1(b)(i) hereof.

“Reorganized Debtors” means the Debtors, in each case, or any successor thereto, by merger, consolidation or otherwise, on or after the Effective Date.

“Reorganized Movie Gallery” means Movie Gallery, Inc. or any successor thereto, by merger, consolidation or otherwise, on or after the Effective Date.

“Rights Offering” has the meaning assigned to it in the Recitals.

“Rights Offering Amount” has the meaning assigned to it in the Recitals.

“Rights Offering Commitment Fee” has the meaning assigned to it in Section 2.1(d) hereof.

“Rights Offering Commitment Fee Equity Allocation” means a percentage of New Common Stock to be issued to Sopris on the Effective Date equal to the Rights Offering Commitment Fee divided by the Adjusted Equity Value, subject to dilution by the issuance of options, equity or equity-based grants in connection with the Reorganized Debtors’ Management and Director Equity Incentive Program.

“Rights Offering Equity Allocation” means a percentage of the aggregate number of shares of New Common Stock to be issued on the Effective Date equal to the Rights Offering Amount divided by the Adjusted Equity Value, subject to dilution by the issuance of options, equity or equity-based grants in connection with the Reorganized Debtors’ Management and Director Equity Incentive Program.

“Rights Offering Expiration Date” means [    ].

“Rights Offering Participant” has the meaning assigned to it in the Recitals.

“Rights Offering Shares” has the meaning assigned to it in the Recitals.

“Second Lien Administrative Agent” means Wells Fargo Bank, N.A., as successor to CapitalSource Finance LLC, in its capacity as such.

“Second Lien Claim” means any Claim derived from or based upon the Second Lien Credit Agreement, including principal amount plus all accrued cash and PIK interest (as defined in the Second Lien Credit Agreement), and reasonable and documented fees and expenses of the Second Lien Administrative Agent and the Second Lien Collateral Agent and their advisors (including, without limitation, the fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, Venable LLP and Blackstone Advisory Services LP) up to the Effective Date, to the extent not previously paid by the Debtors.

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“Second Lien Collateral Agent” means Wells Fargo Bank, N.A., as agent, as successor to CapitalSource Finance LLC, in its capacity as such.

“Second Lien Credit Agreement” means that certain Second Lien Credit and Guaranty Agreement dated March 8, 2007, between Movie Gallery, Inc., as borrower, the Second Lien Administrative Agent, Goldman Sachs Credit Partners, L.P., as Lender, Syndication Agent and Lead Arranger, those lenders party thereto, the Second Lien Collateral Agent and Hollywood Entertainment Corporation, M.G. Digital, LLC, M.G.A. Realty I, LLC, MG Automation LLC and Movie Gallery US, LLC, as guarantors.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Voting Agent” means Financial Balloting Group, LLC.

“Senior Note Claims” has the meaning assigned to it in the Recitals.

“Senior Notes” has the meaning assigned to it in the Recitals.

“Sopris” has the meaning assigned to it in the Preamble.

“Sopris Second Lien Claims” means any Second Lien Claim held by Sopris, the aggregate principal amount of which is estimated to be $75.656 million as of the Commencement Date (as defined in the Plan), plus accrued and PIK Interest (as defined in the Second Lien Credit Agreement) thereon.

“Sopris Senior Notes Commitment” means the commitment by Sopris, set forth in this Agreement, to purchase shares in the Rights Offering in an amount equal to its current proportionate ownership of the Senior Notes.

“Subscription Form” means that certain form to be distributed to Rights Offering Participants on which such Rights Offering Participants may exercise their Individual Subscription Rights.

“Subsidiary” means as to any Entity, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Entity. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

“Voting Deadline” means [xx], 2008, which is the date by which all Ballots must be received by the Voting and Claims Agent (as defined in the Plan) in accordance with the Disclosure Statement Order (as defined in the Plan).

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Section 2. Backstop Commitment, Rights Offering.

2.1 Backstop

(a) Backstop Commitment. The Backstop Parties’ Backstop Commitment is equal to the Rights Offering Amount less the amount to be paid by Sopris in respect of the Sopris Senior Notes Commitment specified in Section 2.2(d) hereof.

(b) Effectuating the Backstop Commitment.

(i) Pursuant to the terms and subject to the conditions of this Agreement, if fewer than all of the Rights Offering Shares are subscribed for by the Rights Offering Participants under the Rights Offering, then the Backstop Parties will purchase from the Company, at the Exercise Price, the number of such Rights Offering Shares that are not subscribed for pursuant to the Rights Offering (the “Remaining Rights Offering Shares”). The obligation of the Backstop Parties to purchase the Remaining Rights Offering Shares are agreed to be joint and several.

(ii) The closing of the purchase and sale of the Remaining Rights Offering Shares, if any, shall take place on the Effective Date.

(c) Backstop Purchase.

(i) Notice. No later than [    ] business days after the Voting Deadline, the Company shall deliver notice to the Backstop Parties and the Escrow Agent of: (A) the Backstop Parties’ obligation to purchase the Remaining Rights Offering Shares; and (B) the purchase price therefor equal to the number of Remaining Rights Offering Shares multiplied by the Exercise Price (the “Backstop Purchase Price”).

(ii) Delivery of Funds. On the earliest to occur of (i) the Expiration Date, (ii) the date that this Agreement is terminated in accordance with Section 8.11 hereof, and (iii) the Effective Date, the funds held in escrow under the Escrow Agreement shall be disbursed in the amounts, and to the parties, as specified in Section 1.3 of the Escrow Agreement, without any action by the Debtors, the Backstop Parties or the Bankruptcy Court.

(iii) Delivery of Shares. On the Effective Date, the Company shall deliver the Rights Offering Shares in a manner consistent with, and pursuant to, the procedures set forth in the Plan.

(d) The Rights Offering Commitment Fee. In consideration for the Backstop Parties having agreed to purchase any Remaining Rights Offering Shares that are not subscribed for in the Rights Offering, on the Effective Date, the Debtors will pay the Backstop Parties the “Rights Offering Commitment Fee,” which is equal to $1,150,000 (2.3% of the $50 million Rights Offering Amount). The Rights Offering Commitment Fee shall be paid in the form of shares of New Common Stock and the number of such shares issued in connection therewith shall be a percentage of the New Common Stock to be issued on the Effective Date determined by dividing $1,150,000 by the Adjusted Equity Value, with no further action required of or entertained by the Bankruptcy Court. For the avoidance of doubt, the Rights Offering Commitment Fee shall be payable without regard to whether the Rights Offering is fully subscribed.

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2.2 The Rights Offering.

(a) Commencing the Rights Offering. The Company will commence the Rights Offering as part of the Plan solicitation process. Each Rights Offering Participant will have the opportunity to participate in the Rights Offering by electing to exercise its Individual Subscription Right by (i) completing and returning a duly completed Subscription Form in the manner specified in the instructions accompanying the Subscription Form, and (ii) paying or arranging for payment of such Rights Offering Participant’s Subscription Purchase Price (as calculated pursuant to the Subscription Form) in the manner specified in the instructions accompanying the Subscription Form.

(b) Individual Subscription Right. Each Holder of a Senior Notes Claim shall be entitled to participate in the Rights Offering and to purchase up to that number of Rights Offering Shares equal to such Holder’s proportionate ownership of the Senior Notes.

(c) Failure to Deliver Subscription Form. If, for any reason, the Securities Voting Agent does not receive from a Rights Offering Participant (or the Depository Trust Company (“DTC”), in the case of Securities not held through a bank or brokerage firm) both (a) a duly completed Subscription Form or equivalent instructions from DTC on or prior to the Rights Offering Expiration Date and (b) payment in immediately available funds in an amount equal to such Rights Offering Participant’s Subscription Purchase Price (as calculated pursuant to the Subscription Form) on or prior to the Rights Offering Expiration Date, or payment by DTC, such Rights Offering Participant shall be deemed to have relinquished and waived its right to participate in the Rights Offering.

(d) Sopris’s Individual Subscription Right. Sopris hereby irrevocably commits to participate in the Rights Offering by purchasing that number of Rights Offering Shares equal to its current proportionate ownership of the Senior Notes.

Section 3. Representations and Warranties of the Company The Company represents and warrants to the Backstop Parties, as of the date hereof, as follows:

3.1 Organization Each of the Debtors (a) is duly organized and validly existing under the laws of the jurisdiction of its organization, (b) is duly qualified or licensed to do business as a foreign corporation and is in good standing under the laws of each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification or license necessary, except where any such failure to be so qualified or licensed, individually in the aggregate, would not result in, and would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, and (c), subject to the Approvals, has all corporate or limited liability company power and authority to own and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted, except where any such failure to own or operate, individually or in the aggregate, would not result in, and would not reasonably be expected, individually or in the aggregate, to result in, a Material Adverse Effect. Each of the Debtors is in compliance with its certificate of incorporation and by-laws (or equivalent organizational documents).

3.2 Due Authorization, Execution and Delivery; Enforceability [Except as set forth on Schedule 3.2,] the Company has the requisite corporate power and authority to enter into, execute and deliver this Agreement and, subject to the Approvals, to perform its obligations hereunder, including the issuance of the Rights Offering Shares, and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by it of this Agreement, including the issuance of the Initially Issued Common Stock. Subject to the Approvals, this Agreement constitutes the legally valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to

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applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.3 Due Issuance and Authorization of Capital Stock The Rights Offering Shares issued and delivered to the Backstop Parties pursuant to the terms of this Agreement will be, upon issuance, duly authorized, validly issued, fully paid and non-assessable, and will be free from all taxes, liens, preemptive rights and charges with respect to the issue thereof.

3.4 Capitalization of the Company; Due Issuance and Authorization of Initially Issued Common Stock As of the Effective Date, the authorized capital stock of the Company will consist solely of shares of Initially Issued Common Stock, par value $0.01 per share, the number of which shall be determined in accordance with the Plan. The Management and Director Equity Incentive Program will permit the issuance of 10% of the New Common Stock issued and outstanding on the Effective Date, in the form of grants of equity, restricted stock or options. As of the Effective Date, all of the issued and outstanding shares of Initially Issued Common Stock will have been duly authorized and validly issued, will be fully paid and non-assessable, will not be subject to any preemptive rights and, assuming the accuracy of the representations and warranties and compliance with the covenants of the Backstop Parties set forth in this Agreement, will not be issued in violation of the Securities Act or any other applicable laws (including state “blue sky” laws). Other than with respect to any Management and Director Equity Incentive Program, the Warrants (as defined in the Plan), and except as contemplated by the Plan as of the Effective Date, the Company will not have issued, granted, or entered into any commitment to issue or grant any outstanding options, warrants, rights or other securities convertible into or exchangeable or exercisable for shares of its Initially Issued Common Stock. As of the Effective Date and except as contemplated by the Plan, the Company and its Subsidiaries will not have agreed to repurchase or redeem any securities of the Company and shall not have granted any registration rights other than those set forth in the Registration Rights Agreement.

3.5 Capitalization of Subsidiaries As of the Effective Date, all of the issued and outstanding shares of the Company’s Subsidiaries will have been duly authorized and validly issued and will be fully paid and non-assessable. As of the Effective Date, the Company or one of its Subsidiaries will own of record and beneficially all of the issued and outstanding shares of capital stock or other equity securities of or other equity ownership interests in each of the Company’s Subsidiaries free and clear of any liens other than any liens described on Schedule 3.5 attached hereto or any liens outstanding on any such date which secure indebtedness of the Company or any of its Subsidiaries under the DIP Credit Agreement, the Amended and Restated First Lien Credit Agreement and the Amended and Restated Second Lien Credit Agreement. As of the Effective Date, there will be no agreements which may obligate the Company or any of the Company’s Subsidiaries, as the case may be, to issue, purchase, register for sale, redeem or otherwise acquire any of the Company’s Subsidiaries shares of capital stock or other equity securities or equity ownership interests.Consents Subject to the Approvals, such filings and approvals as may be required under federal securities laws and applicable state securities laws or except as set forth on Schedule 3.5 attached hereto, none of the execution, delivery or performance of this Agreement or the Registration Rights Agreement by the Company, including the issuance of shares of Initially Issued Common Stock by it, will require any consent of, authorization by, exemption from, filing with, or notice to any governmental entity or any other Entity.

3.7 No Conflicts Except for the Approvals or except as set forth on Schedule 3.6, the execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company, including the issuance of shares of Initially Issued Common Stock and the consummation of

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the transactions contemplated hereunder and thereunder, will not (a) conflict with or result in any breach of any provision of its certificate of incorporation or by-laws as in effect on the Effective Date, (b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any material agreement, lease, mortgage, license, indenture, instrument or other contract to which it or any of its Subsidiaries is a party or by which any of its or any of its Subsidiaries’ properties or assets are bound as in effect on the Effective Date or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, federal and state securities laws and regulations) applicable to it or any of its Subsidiaries or by which any of its or its Subsidiaries’ properties or assets are bound or affected as in effect on the Effective Date, except in the case of clauses (b) and (c), as would not, individually or in the aggregate, result in or reasonably be expected to result in a Material Adverse Effect.

3.8 No Registration

Assuming the accuracy of the representations and warranties and compliance with the covenants of the Backstop Parties set forth in this Agreement, no registration of the Rights Offering Shares under the Securities Act is required for the purchase of the Rights Offering Shares by the Backstop Parties in the manner contemplated by this Agreement.

3.9 Licenses

The Company and each of its Subsidiaries possesses adequate licenses, certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it and its Subsidiaries and has not received any written notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, would individually or in the aggregate result in or reasonably be expected to result in a Material Adverse Effect.

3.10 Compliance With Laws and Regulations

Neither the Company nor any of its Subsidiaries is in violation of any applicable law, ordinance, statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, applicable to the Company or any of its Subsidiaries, which violation would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

Section 4. Representations and Warranties of The Backstop Parties The Backstop Parties jointly and severally represent and warrant to the Company as of the date hereof as follows:

4.1 Organization Each Backstop Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

4.2 Due Authorization. Each Backstop Party has the requisite power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary action required for the due authorization, execution, delivery and performance by it of this Agreement.

4.3 Due Execution; Enforceability. This Agreement has been duly and validly executed and delivered by each Backstop Party and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and

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subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.4 Consents Subject to the Approvals, none of the execution, delivery or performance of this Agreement or the Registration Rights Agreement by the Backstop Parties will require any consent of, authorization by, exemption from, filing with, or notice to any governmental entity or any other Entity.

4.5 No Conflicts The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Backstop Parties will not (a) conflict with or result in any breach of any provision of its organizational documents as in effect on the Effective Date, (b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any material agreement, lease, mortgage, license, indenture, instrument or other contract to which it or any of its Subsidiaries is a party or by which any of its or any of its Subsidiaries’ properties or assets are bound as in effect on the Effective Date, or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, federal and state securities laws and regulations) applicable to it or any of its Subsidiaries or by which any of its or its Subsidiaries’ properties or assets are bound or affected as in effect on the Effective Date, except in the case of clauses (b) and (c), as would not, individually or in the aggregate, result in or reasonably be expected to result in a Backstop Party Material Adverse Effect.

4.6 Legal Proceedings There are no actions, suits or proceedings to which any Backstop Party is a party or to which any property of any Backstop Party is subject that, individually or in the aggregate, has prohibited, delayed or adversely impacted, or if determined adversely to such Backstop Party, would reasonably be expected to prohibit, delay or adversely impact the Backstop Parties’ performance, of their obligations under this Agreement and no such actions, suits or proceedings are threatened or, to the knowledge of the Backstop Parties, contemplated and, to the knowledge of the Backstop Parties, no investigations are threatened by any governmental or regulatory authority or threatened by others that has or would reasonably be expected, individually or in the aggregate, to prohibit, delay or adversely impact the Backstop Parties’ performance of their obligations under this Agreement.

4.7	No Registration Under the Securities Act.

4.7 No Registration Under the Securities Act. Each Backstop Party understands that the Rights Offering Shares to be purchased by it pursuant to the terms of this Agreement have not been registered, and that, except as provided in the Registration Rights Agreement, the Company shall not be required to effect any registration or qualification, under the Securities Act or any state securities law, and the Rights Offering Shares will be issued in reliance upon exemptions contained in the Securities Act or interpretations thereof and in the applicable state securities laws. The Rights Offering Shares cannot be offered for sale, sold or otherwise transferred except pursuant to a registration statement or in a transaction exempt from or not subject to registration under the Securities Act.

4.8 Acquisition for Investment The Rights Offering Shares are being acquired under this Agreement by the Backstop Parties in good faith solely for their own accounts, for investment and not with a view toward resale or other distribution within the meaning of the Securities Act; provided, however, that the disposition of the Backstop Parties’ property shall at all times be under their control.

4.9 Accredited Backstop Party Each Backstop Party is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.

4.10 Additional Information Each Backstop Party acknowledges that (a) it has been afforded

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the opportunity to ask questions and receive answers concerning the Company and to obtain additional information that it has requested to verify the accuracy of the information contained herein and as otherwise considered necessary in connection with the purchase of the Rights Offering Shares, (b) it has received copies of all documents and any other information requested from the Company, or has elected to waive such opportunity, and (c) it has been furnished with such financial and other information concerning the Company, its management and its business and proposed business as the Backstop Party considers necessary or appropriate for deciding whether to purchase the Rights Offering Shares. Notwithstanding the foregoing, nothing contained herein shall operate to modify or limit in any respect the representations and warranties of the Company or to relieve it from any obligations to the Backstop Parties for breach thereof or the making of misleading statements or the omission of material facts in connection with the transactions contemplated herein.

4.11 Arm’s Length Each Backstop Party understands that the Company is acting solely in the capacity of an arm’s length contractual counterparty to such Backstop Party with respect to the transactions contemplated hereby. Additionally, such Backstop Party is not relying on the Company for any legal, tax, investment, accounting or regulatory advice, except for representations and warranties specifically included in this Agreement.

4.12 No Broker’s Fees To the best of its knowledge, no Backstop Party is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a claim against the Debtors for a brokerage commission, finder’s fee or like payment in connection with the transactions contemplated hereby.

Section 5. Additional Covenants The Company and each Backstop Party hereby agree to do the following:

5.1 Legends The Parties agree that the certificates evidencing the shares of Initially Issued Common Stock to be purchased hereunder will bear the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE SECURITIES ARE SOLD AND TRANSFERRED IN A TRANSACTION THAT IS EXEMPT FROM OR NOT SUBJECT TO THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

5.2 Further Assurances From time to time after the date of this Agreement, the Parties shall execute, acknowledge and deliver to the other Party such other instruments, documents, and certificates and will take such other actions as the other Party may reasonably request in order to consummate the transactions contemplated by this Agreement.

5.3 Commercially Reasonable Efforts

(a) The Company shall use commercially reasonable efforts to cause the conditions set forth in Section 6 to be satisfied and to consummate the transactions contemplated herein.

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(b) The Backstop Parties shall use commercially reasonable efforts to cause the conditions set forth in Section 7 to be satisfied and to consummate the transactions contemplated herein.

5.4 HSR.

If necessary, the Company and the Backstop Parties shall (a) make or cause to be made all filings required of each of them or any of their respective Subsidiaries or Affiliates under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) with respect to the transactions contemplated hereby as promptly as practicable and, in any event, by [    ], 2008, in the case of all filings required under the HSR Act, (b) comply at the earliest practicable date with any request under the HSR Act for additional information, documents or other materials received by the Backstop Parties or their respective Subsidiaries from the Federal Trade Commission (the “FTC”), the Antitrust Division of the United States Department of Justice (the “Antitrust Division”) or any other governmental body in respect of such filings or such transactions and (c) cooperate with each other in connection with any such filing (including, without limitation, to the extent permitted by applicable law, providing copies of all such documents to the non-filing Parties prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any of the FTC, the Antitrust Division or other governmental body with respect to any such filing or any such transaction. Any and all filing fees required to be paid by the Company and the Backstop Parties under the HSR Act in connection with such filings shall be borne by the Company. Each such Party shall use commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to any applicable law in connection with the transactions contemplated by this Agreement. Each such Party shall promptly inform the other Party of any oral communication with, and provide copies of written communications with, any governmental body regarding any such filings or any such transaction. No Party hereto shall independently participate in any formal meeting with any governmental body in respect of any such filings, investigation or other inquiry without giving the other Party prior notice of the meeting and, to the extent permitted by such governmental body, the opportunity to attend and/or participate. Subject to applicable law, the Parties will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party relating to proceedings under the HSR. The Company and the Backstop Parties may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section as “outside counsel only.” Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient, unless express written permission is obtained in advance from the source of the materials (the Company and the Backstop Parties, as the case may be).

5.5 Stockholders Agreement If requested by the Backstop Parties, the Company will enter into a stockholders’ agreement that shall be in a form reasonably acceptable to the Company and the Backstop Parties.

Section 6. Conditions to Backstop Parties’ Backstop Obligations The obligation of the Backstop Parties to purchase the Remaining Rights Offering Shares as set forth in Section 2.1 shall be subject to the satisfaction (or waiver by the Backstop Parties) of each of the following conditions on the Effective Date:

(a) Disclosure Statement and Plan. Any modifications to the Disclosure Statement and the Plan shall be materially consistent with the terms of this Agreement and shall be reasonably acceptable to the Backstop Parties.

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(b) Confirmation Order. An order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code (the “Confirmation Order”) that is reasonably acceptable to the Backstop Parties shall have been entered by the Bankruptcy Court, and no order staying the Confirmation Order shall be in effect;

(c) HSR Act. The waiting period (and any extension thereof) applicable to the Plan and the purchase of the Rights Offering Shares under the HSR Act shall have been terminated or shall have expired;

(d) Expense Reimbursement. The Debtors shall have timely paid all Expense Reimbursements on a continuing basis or within thirty (30) days after the Backstop Parties notify the Debtors of their failure to pay such Expense Reimbursements; provided that in the event the Company in good faith disputes whether the amount of such Expense Reimbursements is “reasonable,” the Debtors shall separate the disputed amount and pay the remainder pursuant to the terms hereof; and

(e) Execution of Documents. All documents arising from or related to the Rights Offering and the Restructuring (as defined in the Plan Support Agreement) set forth on Schedule 6(e) and, if requested by the Backstop Party, a stockholders agreement, which documents must be reasonably satisfactory to the Backstop Parties, shall have been executed by the parties thereto (other than the Backstop Parties); provided that the Lock Up Agreement, the Plan Support Agreement, the Registration Rights Agreement and [    ] shall be “reasonably satisfactory to the Backstop Parties” pursuant to this Section 6(e) if the final forms of such documents are on substantially similar terms to the forms of documents attached hereto as Annexes B, C, D and [E], respectively.

(f) Plan Support Agreement. The Plan Support Agreement has not been terminated, whether by occurrence of a Termination Event (as defined in the Plan Support Agreement) or otherwise.

(g) Required Consents. All of the Approvals and all of the approvals necessary for the consummation of the transactions contemplated by this Agreement set forth on Schedule 3.5 attached hereto shall have been obtained.

(h) Rights Offering. The Company shall have consummated the Rights Offering pursuant to and in accordance with the Plan, provided, that this clause shall not be a condition to the obligations of the Backstop Parties to purchase Rights Offering Shares as set forth in Section 2.2(a) pursuant to the Subscription Form.

(i) Other Conditions. (i) The Debtors shall have performed, in all material respects, each of their obligations hereunder required to be performed by them at or prior to the Effective Date, and (ii) the representations and warranties of the Debtors in this Agreement that are not qualified as to materiality or Material Adverse Effect shall be true and correct, and the representations and warranties that are qualified as to materiality or Material Adverse Effect shall be true and correct in all material respects, in each case, at and as of the Effective Date as if made at and as of Effective Date (other than those representations and warranties that address matters only as of a particular earlier date, which need only be true and correct or true and correct in all material respects (as the case may be) as of such earlier date).

(j) Officer’s Certificate. The Company shall have delivered to the Backstop Parties an officer’s certificate dated as of the Effective Date certifying that the resolutions duly adopted by the Board of Directors of the Company, authorizing and approving its performance of the transactions contemplated hereby and the execution and delivery of this Agreement and the Registration Rights Agreement, remain in full force and effect.

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Section 7. Conditions to Company’s Obligations The obligations of the Company hereunder are subject to the satisfaction (or the waiver by the Company) of the following conditions as of the Effective Date:

(a) Required Consents. All of the Approvals and all of the approvals necessary for the consummation of the transactions contemplated by this Agreement set forth on Schedule 3.5 attached hereto shall have been obtained;

(b) Rights Offering. The Rights Offering shall have been consummated pursuant to the Plan;

(c) Plan Confirmation. The Bankruptcy Court shall have entered the Confirmation Order, and no order staying such Confirmation Order shall be in effect;

(d) HSR Act. The waiting period (and any extension thereof) applicable to the Plan and the purchase of the Rights Offering Shares under the HSR Act shall have been terminated or shall have expired; and

(e) Other Conditions. (i) The Backstop Party shall have performed, in all material respects, its obligations hereunder required to be performed by it at or prior to the Effective Date and (ii) the representations and warranties of the Backstop Party in this Agreement that are not qualified as to materiality or Backstop Party Material Adverse Effect shall be true and correct, and the representations and warranties that are qualified as to materiality or Backstop Party Material Adverse Effect shall be true and correct in all material respects, in each case, at and as of the Effective Date as if made at and as of Effective Date (other than those representations and warranties that address matters only as of a particular earlier date, which need only be true and correct or true and correct in all material respects (as the case may be) as of such earlier date).

Section 8. Miscellaneous

8.1 Notices Any notice or other communication required or which may be given pursuant to this Agreement will be in writing and either delivered personally to the addressee, telecopied to the addressee or mailed, certified or registered mail, postage prepaid, and will be deemed given when so delivered personally or telecopied or, if mailed, five (5) days after the date of mailing, as follows:

(a)	if to a Backstop Party, to the address specified on Schedule 1 hereto.

(b)	if to the Company, to:

Movie Gallery, Inc.

900 West Main Street

Dothan, Alabama 36301

Attn: S. Page Todd

with a copy to:

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, Illinois 60601-6636

Attn: Anup Sathy, Michael G. Timmers, P.C., Marc J. Carmel and Ross M. Kwasteniet

Facsimile: 312-861-2200

(counsel to the Company)

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8.2 Survival of Representations and Warranties, etc All representations and warranties made in this Agreement, the Schedules attached hereto or the certificate delivered pursuant to Section 6(j) hereof will survive the execution and delivery of this Agreement, except that representations made in Section 3.6 will only survive for a period of one year after the Effective Date.

8.3 Assignment This Agreement will be binding upon and inure to the benefit of each and all of the Parties, and, except as set forth below, neither this Agreement nor any of the rights, interests or obligations hereunder may or will be assigned by any of the Parties without the prior written consent of the other Parties. This Agreement, or any Backstop Party’s obligations hereunder, may be assigned, delegated or transferred, in whole or in part, by such Backstop Party to any Affiliate of such Backstop Party over which such Backstop Party or any of its Affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights; provided that any such assignee assumes the obligations of such Backstop Party hereunder and agrees in writing to be bound by the terms of this Agreement in the same manner as such Backstop Party. Notwithstanding the foregoing, no such assignment shall relieve such Backstop Party of its obligations hereunder. Without complying with the provisions of this Section 8.3, such Backstop Party may satisfy its obligations under Section 2.1(b) hereof by causing an Affiliate of such Backstop Party to satisfy its obligations under such Section so long as such Affiliate otherwise assumes the obligations of such Backstop Party hereunder with respect thereto (including, without limitation, by making the representations and warranties set forth in Section 4 hereof).

8.4 Entire Agreement This Agreement contains the entire agreement by and among the Company and the Backstop Parties with respect to the transactions contemplated by this Agreement and supersedes all prior agreements and representations, written or oral, with respect thereto (including the rights offering term sheets attached to the Lock Up Agreement and Plan Support Agreement, respectively).

8.5 Waivers and Amendments This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the Company and each Backstop Party. No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.

8.6 Governing Law; Jurisdiction; Venue; Process THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES BANKRUPTCY COURT FOR THE EASTERN DISTRICT OF VIRGINIA, RICHMOND DIVISION, FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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8.7 Counterparts This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. All such counterparts will be deemed an original, will be construed together and will constitute one and the same instrument.

8.8 Headings The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

8.9 Severability In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein will not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto will be enforceable to the fullest extent permitted by law.

8.10 Expiration This Agreement shall expire on upon the termination of the DIP Credit Agreement, as it may be extended from time to time (the “Expiration Date”).

8.11 Termination

(a) Termination by the Backstop Parties.

(i) The Backstop Parties shall have the right, but not the obligation, to terminate this Agreement by notice to the Company if:

(1) the Debtors file any pleading or document with the Bankruptcy Court with respect to a Topping Proposal (as defined in the Plan Support Agreement);

(2) the Debtors fail to pay any requested Expense Reimbursement to the Backstop Party within thirty days after the Backstop Party notifies the Debtors in writing of their failure to pay such Expense Reimbursement; provided that, in the event that the parties dispute whether amounts are “reasonable,” the Debtors shall separate the disputed amount and pay the remainder pursuant to the terms hereof; or

(3) the Plan Support Agreement has been terminated by reason of the occurrence of a Termination Event (as defined in the Plan Support Agreement), other than with respect to a Termination Event arising under section 8.1(k) of the Plan Support Agreement due to a breach by Sopris.

(ii) In the event of termination of this Agreement by the Backstop Parties as provided above, the provisions of this Agreement shall immediately become void and of no further force and effect (other than this Section 8.11, Section 2.1(c)(ii), Sections 8.1 through 8.9 and Section 8.12).

(b) Termination by the Company.

(i) The Company shall have the right, but not the obligation, to terminate this Agreement by notice to [Sopris] if any Backstop Party materially breaches this Agreement, and such breach is not cured after a notice period of five (5) business days (which may be extended by the Debtors) during which the breaching Backstop Parties may negotiate in good faith regarding any such cure.

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(ii) In the event of termination of this Agreement by the Company as provided above, the provisions of this Agreement shall immediately become void and of no further force and effect (other than this Section 8.11, Sections 8.1 through 8.8 and Section 8.12).

8.12 Conflict with Confirmation Order and Plan.

(a) Conflict with the Confirmation Order. In the event there is a conflict between the terms of this Agreement and the terms of the Confirmation Order, the terms of the Confirmation Order shall control.

(b) Conflict with the Plan. In the event there is a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

[Signature Pages Follow]

19

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

Movie Gallery, Inc.

By:
Name:
Title:

[Signatures Continued]

20

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

[ ]

By:
Name:
Title:

21

SCHEDULE 1

BACKSTOP PARTIES PARTY HERETO

[TO COME]

1

[SCHEDULE 3.2]

EXCEPTIONS TO DUE AUTHORIZATION, EXECUTION AND DELIVERY;

ENFORCEABILITY

[To Come]

2

SCHEDULE 3.5

EXCEPTIONS TO CONSENTS

[TO COME]

1

SCHEDULE 3.6

EXCEPTIONS TO NO CONFLICTS

[TO COME]

1

SCHEDULE 6(e)

DOCUMENTS REQUIRED TO BE EXECUTED ON OR PRIOR TO THE EFFECTIVE DATE

1. [To Come]

1

EXHIBIT I

ESCROW AGREEMENT

EXECUTION VERSION [2]

ESCROW AGREEMENT

This Escrow Agreement dated this 22nd day of January, 2008 (the “Escrow Agreement”), is entered into by and among MOVIE GALLERY, INC. (“Movie Gallery”), SOPRIS CAPITAL ADVISORS LLC (“Sopris”) (Movie Gallery and Sopris, collectively, the “Parties,” and individually, a “Party”), and Wells Fargo Bank, National Association, as escrow agent (“Escrow Agent”).

RECITALS

A. The Parties are among the parties to that certain Plan Support Agreement made and entered into as of December 21, 2007 (the “Plan Support Agreement”), by and among Movie Gallery, Sopris, the Consenting First Lien Holders, the Consenting Second Lien Holders and the Consenting 11% Senior Note Holders (as each term in defined in the Plan Support Agreement), a copy of which is attached hereto as Exhibit D. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan Support Agreement.

B. Pursuant to Section 3.5 of the Plan Support Agreement, Sopris, is required to deposit in escrow an amount equal to $50,000,000 (the “Escrow Amount”) to secure the Backstop Commitment under the Plan and the Rights Offering Term Sheet.

C. Sopris hereby agrees to place in escrow the Escrow Property (as defined below) and the Escrow Agent agrees to hold and distribute such funds in accordance with the terms of this Escrow Agreement.

In consideration of the promises and agreements of the Parties and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties and the Escrow Agent agree as follows:

ARTICLE 1

ESCROW DEPOSIT

Section 1.1. Receipt of Escrow Property. No later than one (1) Business Day after the date of effectiveness of the Plan Support Agreement, Sopris shall deliver to the Escrow Agent the amount of $50,000,000.00 (the “Escrow Property”) in immediately available funds, to be held by the Escrow Agent in a segregated trust account (the “Trust Account”) in accordance with the terms and conditions hereof.

Section 1.2. Investments.

(a) The Escrow Agent is authorized and directed to deposit, transfer, hold and invest the Escrow Property and any investment income thereon in such investment or investments subject to the following: (i) the Escrow Agent shall invest the Escrow Property in Permitted Investments (as defined below) in accordance with written instructions as may from time to time be provided to the Escrow Agent by Sopris (which, in the case of clause (f) of the definition of Permitted Investments, shall be in the form of Exhibit A hereto); (ii) in the absence of such

EXECUTION VERSION [2]

direction, the Escrow Agent is hereby directed to invest the Escrow Property in the Wells Fargo Advantage Funds, Treasury Plus Money Market Fund; and (iii) notwithstanding anything to the contrary in clause (i) and (ii), within one Business Day from the time the Escrow Agent receives a notice pursuant to Sections 1.3(a) or (b) of this Escrow Agreement, or from either of Movie Gallery or Sopris (with a copy to the party not submitting such notice) asserting that disbursement circumstances set forth in Section 1.3(a) or (b) of this Escrow Agreement have occurred, the Escrow Agent shall cause the Escrow Property to be liquidated and held uninvested in a Trust Account until the Escrow Property is distributed. Any investment earnings and income on the Escrow Property (the “Investment Income”) shall become part of the Escrow Property, and shall be distributed by the Escrow Agent in accordance with the provisions of Section 1.3(c) of this Escrow Agreement. The term “Permitted Investments” shall mean any one or more of the following: (a) direct obligations of; or obligations guaranteed by, the United States of America (such obligations, “United States Obligations”) having maturities of not more than one month from the date of acquisition, (b) certificates of deposit having maturities of not more than one month from the date of acquisition or interest bearing accounts of any bank or trust company, incorporated under the laws of the United States of America or any state, which has combined capital and surplus of not less than one billion dollars ($1,000,000,000), (c) commercial paper having maturities of not more than one month from the date f acquisition and having the highest rating obtainable from Standard & Poor’s corporation or Moody’s Investors Service, Inc., (d) hold-in-custody repurchase agreements having a term of not more than seven days collateralized by United States Obligations, (e) money market funds substantially all of the assets of which are comprised of any one or more of the foregoing and (f) any of the Wells Fargo Advantage Funds listed on Exhibit A hereto.

(b) The Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Escrow Agreement. The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Escrow Agreement. The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Escrow Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account. The Parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.

Section 1.3. Disbursements.

(a) Disbursements on Joint Instructions. The Escrow Agent shall disburse the Escrow Property within three (3) Business Days following its receipt of written instructions, signed by each of the Parties, which joint written instructions shall be substantially in the form of Annex I hereto. The Parties agree to deliver such joint written instructions to the Escrow Agent under the following circumstances: (i) the Plan Support Agreement has been terminated by reason of a Termination Event having occurred under Section 8.1(k) of the Plan Support Agreement due to a material breach by Sopris, in which case, (x) $50,000,000 plus accrued interest thereon (to the extent required by Section 1.3(d) of this Escrow Agreement) shall be disbursed to Movie Gallery as liquidated damages and (y) the balance of the Escrow Property, if

EXECUTION VERSION [2]

any, shall be disbursed to Sopris or its designee, in each case, in accordance with the wire instructions set forth therein; (ii) the Plan Support Agreement has been terminated for any reason other than pursuant to a Termination Event having occurred under Section 8.1(k) of the Plan Support Agreement due to a material breach by Sopris, in which case, the entirety of the Escrow Property shall be disbursed to Sopris or its designee in accordance with the wire instructions set forth therein; and (iii) contemporaneously with the closing of the Rights Offering, in which case, (x) an amount equal to the aggregate purchase price for the shares being sold to Sopris pursuant to, and calculated in accordance with, the Backstop Rights Purchase Agreement shall be disbursed to Movie Gallery and (y) the balance of the Escrow Property, if any, shall be disbursed to Sopris or its designee, in each case, in accordance with the wire instructions set forth therein. Any joint written instructions issued pursuant hereto shall be final and binding upon the Parties.

(b) Disbursement following Final Judgment. The Escrow Agent will disburse the Escrow Property, or any portion thereof, in accordance with a certified copy of a final, binding, non-appealable order of a court of competent jurisdiction. For the avoidance of doubt, the Parties acknowledge and agree that the Bankruptcy Court is a court of competent jurisdiction.

(c) Disbursement of Remaining Escrow Funds. Promptly following the disbursement of Escrow Property pursuant to clause (a) or (b) of this Section 1.3 (but in any event, during the same Business Day), to the extent that any funds remain in the Trust Account, the Escrow Agent shall disburse any such remaining funds to Sopris in accordance with written wire instructions designated by Sopris.

(d) Delayed Disbursements. In the event that within one Business Day following the Escrow Agent’s liquidation of the Escrow Property and its deposit of such property in the Trust Account, each as required pursuant to Section 1 .2(a)(iii) of this Escrow Agreement, no disbursement in accordance with Section 1.3 of this Escrow Agreement has been made, then the Escrow Agent shall reinvest such property (the “Reinvested Property”) in the Wells Fargo Advantage Funds, Treasury Plus Money Market Fund. Notwithstanding anything herein to the contrary, the aggregate amount of Investment Income accrued on the Reinvested Property shall be disbursed by the Escrow Agent to (x) Movie Gallery if Movie Gallery is entitled to receive a disbursement in accordance with Section l.3(a)(i)(x) or Section 1.3(b) of this Escrow Agreement or (y) Sopris in accordance with Section 1.3(c) of this Escrow Agreement.

Section 1.4 Income Tax Allocation and Reporting.

(a) The Parties agree that, for tax reporting purposes, all Investment Income from the Escrow Property shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by Sopris, whether or not such income was disbursed during such calendar year.

(b) Prior to closing, the Parties shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Escrow Agent may reasonably request. The Parties understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrow Property.

EXECUTION VERSION [2]

(c) To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrow Property, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Property. The Parties, jointly and severally, shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrow Property and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the gross negligence or willful misconduct of the Escrow Agent. The indemnification provided by this Section 1.4(c) is in addition to the indemnification provided in Section 3.1 and shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

Section 1.5. Termination. Upon the disbursement of all of the Escrow Property, this Escrow Agreement shall terminate and be of no further force and effect except that the provisions of Sections 1.4(c), 3.1 and 3.2 hereof shall survive termination.

ARTICLE 2

DUTIES OF THE ESCROW AGENT

Section 2.1. Scope of Responsibility. Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature. Under no circumstances will the Escrow Agent be deemed to be a fiduciary to any Party or any other person under this Escrow Agreement. The Escrow Agent will not be responsible or liable for the failure of any Party to perform in accordance with this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Escrow Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document. References in this Escrow Agreement to any other agreement, instrument, or document are for the convenience of the Parties, and the Escrow Agent has no duties or obligations with respect thereto. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement.

Section 2.2. Attorneys and Agents. The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent. The Escrow Agent shall be reimbursed as set forth in Section 3.1 for any and all compensation (reasonable fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals. The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees.

EXECUTION VERSION [2]

Section 2.3. Reliance. The Escrow Agent shall not be liable for any action taken or not taken by it in accordance with the direction or consent of the Parties or their respective agents, representatives, successors, or assigns. The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority. Concurrent with the execution of this Escrow Agreement, the Parties shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit B-I and Exhibit B-2 to this Escrow Agreement.

Section 2.4. Right Not Duty Undertaken. The permissive rights of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties.

Section 2.5. No Financial Obligation. No provision of this Escrow Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Escrow Agreement.

ARTICLE 3

PROVISIONS CONCERNING THE ESCROW AGENT

Section 3.1. Indemnification. The Parties, jointly and severally, shall indemnify, defend and hold harmless the Escrow Agent from and against any and all loss, liability, cost, damage and expense, including, without limitation, reasonable attorneys’ fees and expenses or other reasonable professional fees and expenses which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent, arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates, unless such loss, liability, cost, damage or expense shall have been finally adjudicated to have been directly caused by the willful misconduct or gross negligence of the Escrow Agent. The provisions of this Section 3.1 shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

Section 3.2. Limitation of Liability. THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

Section 3.3. Resignation or Removal. The Escrow Agent may resign by furnishing written notice of its resignation to the Parties, and the Parties may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal along with payment of all unpaid services fees and reasonable expenses to which it is entitled through the date of

EXECUTION VERSION [2]

termination. Such resignation or removal, as the case may be, shall be effective thirty (30) days after the delivery of such notice or upon the earlier appointment of a successor, and the Escrow Agent’s sole responsibility thereafter shall be to safely keep the Escrow Property and to deliver the same to a successor escrow agent as shall be appointed by the Parties, as evidenced by a joint written notice filed with the Escrow Agent or in accordance with a court order. If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following the delivery of such notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief; and any such resulting appointment shall be binding upon the Parties.

Section 3.4. Compensation. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit C, which compensation shall be paid by Movie Gallery promptly following demand therefor. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement or the subject matter hereof, then the Escrow Agent shall be compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event. If any amount due to the Escrow Agent hereunder is not paid within thirty (30) days of the date due, the Escrow Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law. The Escrow Agent shall have, and is hereby granted, a prior lien upon the Escrow Property with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Escrow Property.

Section 3.5. Disagreements. If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent is authorized to retain the Escrow Property until the Escrow Agent (i) receives a final non-appealable order of a court of competent jurisdiction, (ii) receives a written agreement executed by each of the parties involved in such disagreement or dispute directing delivery of the Escrow Property, in which event the Escrow Agent shall be authorized to disburse the Escrow Property in accordance with such final court order or agreement, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Property and shall be entitled to recover reasonable attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. The Escrow Agent shall be entitled to act on any such agreement or court order without further question, inquiry, or consent.

EXECUTION VERSION [2]

Section 3.6. Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

Section 3.7. Attachment of Escrow Property; Compliance with Legal Orders. In the event that any Escrow Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Property, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, upon written notice thereof to each of the Parties. In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

ARTICLE 4

MISCELLANEOUS

Section 4.1. Successors and Assigns. This Escrow Agreement shall be binding on and inure to the benefit of the Parties and the Escrow Agent and their respective successors and permitted assigns. No other persons shall have any rights under this Escrow Agreement, except as provided in Section 4.2. No assignment of the interest of any of the Parties shall be binding unless and until written notice of such assignment shall be delivered to the other Party and the Escrow Agent and shall require the prior written consent of the other Party and the Escrow Agent (such consent not to be unreasonably withheld).

Section 4.2. Third Party Beneficiaries. The Consenting First Lien Holders under the Plan Support Agreement shall be third party beneficiaries of this Escrow Agreement and shall have the limited right, through the First Lien Administrative Agent or the First Lien Requisite Holders, to enforce this Escrow Agreement on behalf of Movie Gallery in the event that Movie Gallery shall fail timely to enforce the terms of this Escrow Agreement.

Section 4.3. Escheat. The Parties are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state. The Escrow Agent shall have no liability to the Parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Property escheat by operation of law.

Section 4.4 Notices. All notices, requests, demands, and other communications required under this Escrow Agreement shall be in writing, in English, and shall be deemed to have been

EXECUTION VERSION [2]

duly given if delivered (i) personally, (ii) by facsimile transmission with written confirmation of receipt, (iii) by overnight delivery with a reputable national overnight delivery service, or (iv) by mail or by certified mail, return receipt requested, and postage prepaid. If any notice is mailed, it shall be deemed given five business days after the date such notice is deposited in the United States mail. Any notice given shall be deemed given upon the actual date of such delivery. If notice is given to a party, it shall be given at the address for such party set forth below. It shall be the responsibility of the Parties to notify the Escrow Agent and the other Party in writing of any name or address changes. In the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent.

If to Movie Gallery:

900 West Main Street

Dothan, Alabama 36301

Attention: S. Page Todd, General Counsel

Facsimile: (334) 836-3626

E-mail: stodd@movgal.com

with a mandatory copy to:

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, Illinois 60601-6636

Attention: Anup Sathy, Esq.

Facsimile: (302) 861-2200

E-mail: asathy@kirkland.com

If to Sopris:

c/o Sonnenschein Nath & Rosenthal LLP

1221 Avenue of the Americas

New York, New York 10022

Attention: Peter D. Wolfson, Esq.

Facsimile: (212) 768-6800

E-mail: pwolfson@sonnenschein.com

If to the First Lien Requisite Holders:

c/o Skadden Arps Slate Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attention: Jay Goffman, Esq.

Facsimile: (212) 735-2000

E-mail: jay.goffman@skadden.com

EXECUTION VERSION [2]

If to the Escrow Agent:

Wells Fargo Bank, National Association

625 Marquette Avenue

Minneapolis, MN 55479

Attention: Jeffery T. Rose

Telephone: 612-667-0337

Facsimile: 612-667-9825

Section 4.5 Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.6 Bankruptcy Court. The Bankruptcy Court supervising the chapter II cases Movie Gallery and its affiliated debtors (or, if the reference of the chapter 11 cases to the Bankruptcy Court has been withdrawn, then the appropriate U.S. District Court) shall have the exclusive authority to hear and resolve any disputes regarding, or arising in connection with, this Escrow Agreement.

Section 4.7 Entire Agreement. This Escrow Agreement sets forth the entire agreement and understanding of the parties related to the Escrow Property.

Section 4.8 Amendment. This Escrow Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by the Parties and the Escrow Agent with the prior consent of the First Lien Requisite Holders.

Section 4.9 Waivers. The failure of any party to this Escrow Agreement at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by any party to this Escrow Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement.

Section 4.10 Headings. Section headings of this Escrow Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Escrow Agreement.

Section 4.11 Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

[The remainder of this page left intentionally blank.]

EXECUTION VERSION [2]

IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

MOVIE GALLERY, INC.

By:
Name:	S. Page Todd
Title:	Executive Vice President, Secretary & General Counsel

SOPRIS CAPITAL ADVISORS LLC

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Escrow Agent

By:
Name:
Title:

EXECUTION VERSION

IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

MOVIE GALLERY, INC.

By:
Name:
Title:

SOPRIS CAPITAL ADVISORS LLC

By:
Name:	Nikos Hecht
Title:	Managing Member

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Escrow Agent

By:
Name:
Title:

EXECUTION VERSION

IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

MOVIE GALLERY, INC.

By:
Name:
Title:

SOPRIS CAPITAL ADVISORS LLC

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Escrow Agent

By:
Name:	JEFFERY ROSE
Title:	Vice President

EXECUTION VERSION [2]

EXHIBIT A

Agency and Custody Account Direction

For Cash Balances

Direction to use Wells Fargo Advantage Funds for Cash Balances for the escrow account or accounts (the “Account”) established under the Escrow Agreement to which this Exhibit A is attached.

You are hereby directed to invest, as indicated below or as I shall direct further from time to time, all cash in the Account in the following money market portfolio of Wells Fargo Advantage Funds (the “Fund”) or another permitted investment of my choice (Check One):

         Wells Fargo Advantage Funds, 100% Treasury Money Market Fund

         Wells Fargo Advantage Funds, Government Money Market Fund

         Wells Fargo Advantage Funds, Prime Investment Money Market Fund

         Wells Fargo Advantage Funds, Treasury Plus Money Market Fund

         Wells Fargo Advantage Funds, National Tax-Free Money Market Fund

I acknowledge that I have received, at my request, and reviewed the Fund’s prospectus and have determined that the Fund is an appropriate investment for the Account.

I understand-from reading the Funds-prospectus that Wells Fargo Funds Management, LLC (“Wells Fargo Funds Management”), a wholly-owned subsidiary of Wells Fargo & Company, provides investment advisory and other administrative services for the Wells Fargo Advantage Funds. Other affiliates of Wells Fargo & Company provide sub-advisory and other services for the Funds. Boston Financial Data Services serves as transfer agent for the Funds. The Funds are distributed by Wells Fargo Funds Distributor, LLC, Member NASD/SIPC, an affiliate of Wells Fargo & Company. I also understand that Wells Fargo & Company will be paid, and its bank affiliates may be paid, fees for services to the Funds and that those fees may include Processing Organization fees as described in the Fund’s prospectus.

I understand that you will not exclude amounts invested in the Fund from Account assets subject to fees under the Account agreement between us.

I understand that investments in the Fund are not obligations of, or endorsed or guaranteed by, Wells Fargo Bank or its affiliates and are not insured by the Federal Deposit Insurance Corporation.

I acknowledge that I have fill power to direct investments of the Account.

I understand that I may change this direction at any time and that it shall continue in effect until revoked or modified by me by written notice to you.

I understand that if I choose to communicate this investment direction solely via facsimile, then the investment direction will be understood to be enforceable and binding.

SOPRIS CAPITAL ADVISORS LLC

Name:
Title:

EXECUTION VERSION [2]

EXHIBIT B-1

CERTIFICATE AS TO AUTHORIZED SIGNATURES

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of MOVIE GALLERY, INC. and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit B-1 is attached, on behalf of MOVIE GALLERY, INC.

Name / Title	Specimen Signature

S. Page Todd
Name	Signature

Executive Vice President, Secretary & General Counsel
Title

Jeffry Gordon
Name	Signature

SVP, Chief Administrative Officer Assistant Secretary & Deputy General Counsel
Title

Name	Signature

Title

Name	Signature

Title

EXECUTION VERSION

EXHIBIT B-2

CERTIFICATE AS TO AUTHORIZED SIGNATURES

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of SOPRIS CAPITAL ADVISORS LLC and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit B-2 is attached, on behalf of SOPRIS CAPITAL ADVISORS LLC.

Name / Title	Specimen Signature

Nikos Hecht, Managing Member
Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

EXECUTION VERSION [2]

EXHIBIT C

FEES OF ESCROW AGENT

SCHEDULE OF FEES

MOVIE GALLERY, INC. & SOPRIS CAPITAL ADVISORS LLC ESCROW

For Services as Escrow Agent

Acceptance Fee:	$1,500.00

Initial Fees as they relate to Wells Fargo Bank acting in the capacity of Escrow Agent — includes review of the Escrow Agreement; acceptance of the Escrow appointment; setting up of Escrow Account(s) and accounting records; and coordination of receipt of funds for deposit to the Escrow Account(s). The Acceptance Fee is payable at closing.

Escrow Agent Annual Administration Fee:	$1,500.00

For ordinary administrative services of the Escrow Agent — includes daily routine account management; investment transactions; cash transaction processing (including wire and check processing); monitoring claim notices pursuant to the agreement; disbursement of funds in accordance with the agreement; and mailing of trust account statements to all applicable parties.

Tax reporting is included for up to Five (5) entities. Should additional reporting be necessary, a $25 per item reporting charge will be assessed.

This fee is payable in advance, with the first installment due at the time of closing. The Annual Fee covers a full year or any part thereof, and will not be prorated or refunded in the year of early termination.

Wells Fargo’s bid is based on the following assumptions:

•	Number of Escrow Accounts to be established: One (1)

•	Number of Deposits to Escrow Account: Not more than One (1)

•	Number of Withdrawals from Escrow Fund: Not more than Two (2)

•	Term of Escrow: Not more than One (1) year

•	Appointment is subject to receipt of requested due diligence information as per the USA Patriot Act

•	All funds will be received from or distributed to a domestic or an approved foreign entity

•	If the account does not open within three (3) months of the date shown below, this proposal will be deemed null and void

Out-of Pocket Expenses:	At Cost

We will charge for out-of-pocket expenses in response to specific tasks assigned by the client or provided for in the escrow agreement. Possible expenses would be, but are not limited to, express mail and messenger charges, travel expenses to attend closing or other meetings. There are no charges for indirect out-of-pocket expenses.

This fee schedule is based upon the assumptions listed above which pertain to the responsibilities and risks involved in Wells Fargo undertaking the role of Escrow Agent. These assumptions are based on information provided to us as of the date of this fee schedule. Our fee schedule is subject to review and acceptance of the final documents. Should any of the assumptions, duties or responsibilities change, we reserve the right to affirm, modify) or rescind our fee schedule. Extraordinary services (services other than the ordinary administration services of Escrow Agent described above) are not included in the annual administration fee and will be billed as incurred at the rates in effect from time to time.

January 4, 2008

EXECUTION VERSION [2]

EXHIBIT D

PLAN SUPPORT AGREEMENT

(Filed Separately as Exhibit C to the Disclosure Statement)

EXECUTION VERSION [2]

ANNEX I

[Escrow Agent], As Escrow Agent

[address]

Reference is hereby made to that certain Escrow Agreement, dated as of January     , 2008 (the “Escrow Agreement”), by and among Movie Gallery, Inc. (“Movie Gallery”), Sopris Capital Advisors LLC (“Sopris”), and Wells Fargo Bank, National Association, as escrow agent. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Escrow Agreement. Pursuant to [add one of the following references as applicable]

[Section 1.3(a)(i) of the Escrow Agreement, you are hereby instructed to deliver within three (3) Business Days following your receipt of this letter: $50,000,000 to Movie Gallery by wire transfer of immediately available funds to the following account: [insert Movie Gallery wire transfer instructions] and the balance of the Escrow Property, if any, to Sopris by wire transfer of immediately available funds to the following account: [insert Sopris wire transfer instructions].]

or

[Section 1.3(a)(ii) of the Escrow Agreement, you are hereby instructed to deliver within three (3) Business Days following your receipt of this letter: the entirety of the Escrow Property to Sopris by wire transfer of immediately available funds to the following account: [insert Sopris wire transfer instructions].]

or

[Section 1.3(a)(iii) of the Escrow Agreement, you are hereby instructed to deliver within three (3) Business Days following your receipt of this letter:$                         (insert an amount equal to the aggregate purchase price for the shares being sold to Sopris pursuant to, and calculated in accordance with, the Backstop Rights Purchase Agreement) to Movie Gallery by wire transfer of immediately available funds to the following account: [insert Movie Gallery wire transfer instructions] and the balance of the Escrow Property, if any, to Sopris by wire transfer of immediately available funds to the following account: [insert Sopris wire transfer instructions].]

EXECUTION VERSION [2]

Very truly yours,

MOVIE GALLERY, INC.

By:
Name:
Title:

SOPRIS CAPITAL ADVISORS LLC

By:
Name:
Title: